                                            Filed Pursuant to Rule 424B5
                                            Registration File No.: 333-119328-06

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 15, 2005)

[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C5
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1A,
CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X-CP

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $2,197,564,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated August 15,
2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of
$2,344,068,539. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in September 2005. The table on page S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-C5 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-44 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. is an underwriter with respect to the offered certificates, and UBS Securities LLC is an underwriter with respect to the offered certificates other than the class A-4 certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $2,255,444,000, plus accrued interest on all the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us.
See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

LEHMAN BROTHERS                                              UBS INVESTMENT BANK

           The date of this prospectus supplement is August 15, 2005.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
         Commercial Mortgage Pass-Through Certificates, Series 2005-C5
                                 [MAP OMITTED]

WASHINGTON                    TENNESSEE                     MASSACHUSETTS
3 properties                  6 properties                  3 properties
$9,787,805                    $13,246,895                   $38,058,025
0.4% of total                 0.6% of total                 1.6% of total

OREGON                        KENTUCKY                      NEW YORK
2 properties                  2 properties                  9 properties
$5,111,358                    $15,802,118                   $452,337,539
0.2% of total                 0.7% of total                 19.3% of total

CALIFORNIA                    ALABAMA                       PENNSYLVANIA
28 properties                 5 properties                  3 properties
$153,799,772                  $38,238,094                   $15,714,908
6.6% of total                 1.6% of total                 0.7% of total

NEVADA                        FLORIDA                       OHIO
1 property                    20 properties                 9 properties
$32,000,000                   $163,781,424                  $18,144,619
1.4% of total                 7.0% of total                 0.8% of total

ARIZONA                       GEORGIA                       INDIANA
5 properties                  9 properties                  1 property
$18,586,736                   $29,966,385                   $2,721,273
0.8% of total                 1.3% of total                 0.1% of total

COLORADO                      SOUTH CAROLINA                MICHIGAN
3 properties                  4 properties                  5 properties
$12,122,124                   $87,494,976                   $19,781,844
0.5% of total                 3.7% of total                 0.8% of total

NEW MEXICO                    NORTH CAROLINA                ILLINOIS
1 property                    2 properties                  15 properties
$5,300,000                    $3,445,640                    $361,331,056
0.2% of total                 0.1% of total                 15.4% of total

TEXAS                         VIRGINIA                      MINNESOTA
18 properties                 11 properties                 1 property
$121,749,043                  $112,282,297                  $2,094,793
5.2% of total                 4.8% of total                 0.1% of total

KANSAS                        MARYLAND                      MISSOURI
1 property                    9 properties                  7 properties
$3,171,556                    $153,310,833                  $52,138,097
0.1% of total                 6.5% of total                 2.2% of total

OKLAHOMA                      NEW JERSEY                    IDAHO
6 properties                  2 properties                  1 property
$24,046,062                   $7,323,789                    $1,500,000
1.0% of total                 0.3% of total                 0.1% of total

ARKANSAS                      RHODE ISLAND
1 property                    2 properties
$2,799,583                    $280,050,000
0.1% of total                 11.9% of total

MISSISSIPPI                   CONNECTICUT
5 properties                  13 properties
$13,404,131                   $73,425,761
0.6% of total                 3.1% of total

                       DISTRIBUTION OF PROPERTY TYPES (1)
                              [PIE CHART OMITTED]

Self Storage                  4.0%

Multifamily(2)               10.6%

Hotel                        11.6%

Industrial/Warehouse          1.2%

Other                         0.4%

Office                       37.5%

Retail                       34.7%

             [LEGEND]
--------------------------------------------------------
[  ]  >10.0% of Initial Mortgage Pool Balance

[  ]  >5.0 - 10.0% of Initial Mortgage Pool Balance

[  ]  >1.0 - 5.0% of Initial Mortgage Pool Balance

[  ] <= 1.0% of Initial Mortgage Pool Balance
--------------------------------------------------------

(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Multifamily Component includes Mobile Home Park properties representing
     0.2% of the aggregate pool.

                     [200 Park Avenue, New York, NY Photo]

                    [U-Store-It Protfolio IV, Various Photo]

                    [Providence Place, Providence, RI Photo]

                [Courtyard by Marriott Portfolio, Various Photo]

                  [500 West Madison Street, Chicago, IL Photo]

                  [270 Corporate Center, Germantown, MD Photo]

                   [424 West 33rd Street, New York, NY Photo]

                       Magnolia Mall, Florence, SC Photo]

               [La Playa Beach and Golf Resort, Naples, FL Photo]

                         [TAG Portfolio, Various Photo]

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing of the 200 Park Avenue Loan Combination and the Courtyard by
  Marriott Portfolio Loan Combination ...................................  S-203
Servicing of the 1345 Avenue of the Americas Loan Combination and

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX B--Certain Information Regarding Multifamily Properties ...........      B
ANNEX C-1--Price/Yield Tables ...........................................    C-1
ANNEX C-2--Decrement Tables .............................................    C-2
ANNEX D--Form of Distribution Date Statement ............................      D
ANNEX E--Reference Rate Schedule ........................................      E
ANNEX F--Class A-AB Planned Principal Balance Schedule...................      F
ANNEX G--Global Clearance and Tax Documentation Procedures ..............      G
ANNEX H--Additional Summary Information on the Transaction ..............      H

                                   PROSPECTUS

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                          NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange
Transaction Regulations of Korea. In addition, any recipient or purchaser of the
Subject Securities represents that it is purchasing or acquiring the Subject
Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject
Securities nor any resident of Korea may transfer the Subject Securities in
Korea or to any resident of Korea unless such transfer involves all of the
Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the
Foreign Exchange Transaction laws) in connection with the purchase of the
Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

                         NOTICE TO RESIDENTS OF GERMANY

     Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2005-C5 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales
Prospectus Act (Wertpapier -- Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series
2005-C5 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Offfentliches Angebot) in Germany with respect to any of the series 2005-C5 certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

     Any series 2005-C5 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2005-C5 certificates in such jurisdiction.

                          NOTICE TO NON-U.S. INVESTORS

     This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2005-C5 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-C5 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2005-C5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



                                              APPROX. %
           APPROX. TOTAL       APPROX. %     TOTAL CREDIT                                        WEIGHTED
         PRINCIPAL BALANCE    OF INITIAL      SUPPORT AT     PASS-THROUGH        INITIAL         AVERAGE
         OR NOTIONAL AMOUNT    MORTGAGE        INITIAL           RATE         PASS-THROUGH         LIFE       PRINCIPAL     RATINGS
 CLASS  AT INITIAL ISSUANCE  POOL BALANCE      ISSUANCE       DESCRIPTION         RATE         (YEARS) (6)    WINDOW (6)   S&P/FITCH
------- ------------------- -------------- ---------------- -------------- ------------------ ------------- ------------- ----------

Offered Certificates
A-1      $    78,000,000          3.3%         30.000%(2)       Fixed            4.74100%          2.82      09/05-03/10    AAA/AAA
A-2      $   347,000,000         14.8%         30.000%(2)       Fixed            4.88500%          4.65      03/10-08/10    AAA/AAA
A-3      $   158,000,000          6.7%         30.000%(2)       Fixed            4.96400%          6.56      08/11-08/12    AAA/AAA
A-AB     $    76,000,000          3.2%         30.000%(2)       Fixed            4.93000%          7.01      08/10-05/14    AAA/AAA
A-4      $   809,525,000         34.5%         30.000%(2)       Fixed            4.95400%          9.66      05/14-06/15    AAA/AAA
A-1A     $   172,322,000          7.4%         30.000%(2)       Fixed            4.94600%          8.41      09/05-07/15    AAA/AAA
A-M      $   234,407,000         10.0%         20.000%         Fixed(3)          5.01700%          9.89      07/15-07/15    AAA/AAA
A-J      $   187,526,000          8.0%         12.000%         Fixed(3)          5.05700%          9.94      07/15-08/15    AAA/AAA
B        $    20,510,000          0.9%         11.125%         Fixed(3)          5.12700%          9.97      08/15-08/15    AA+/AA+
C        $    32,231,000          1.4%          9.750%         Fixed(3)          5.14600%          9.97      08/15-08/15     AA/AA
D        $    29,301,000          1.3%          8.500%         Fixed(3)          5.19500%          9.97      08/15-08/15    AA-/AA-
E        $    23,441,000          1.0%          7.500%         Fixed(3)          5.22500%          9.97      08/15-08/15     A+/A+
F        $    29,301,000          1.3%          6.250%         Fixed(3)          5.24500%          9.97      08/15-08/15      A/A
X-CP     $ 2,206,083,000(1)       N/A             N/A         Variable IO        0.54787%(5)        N/A          N/A        AAA/AAA

Non-Offered Certificates
X-CL     $ 2,344,068,538(1)       N/A             N/A         Variable IO        0.09416%(5)        N/A          N/A          N/A
G        $    26,371,000          1.1%            N/A          Fixed(3)          5.35000%           N/A          N/A          N/A
H        $    23,440,000          1.0%            N/A          Fixed(3)          5.35000%           N/A          N/A          N/A
J        $    14,651,000          0.6%            N/A          Fixed(3)          5.35000%           N/A          N/A          N/A
K        $    20,510,000          0.9%            N/A           WAC(4)           5.58489%(5)        N/A          N/A          N/A
L        $     8,790,000          0.4%            N/A           Fixed            4.75000%           N/A          N/A          N/A
M        $     5,861,000          0.3%            N/A           Fixed            4.75000%           N/A          N/A          N/A
N        $     8,790,000          0.4%            N/A           Fixed            4.75000%           N/A          N/A          N/A
P        $     2,930,000          0.1%            N/A           Fixed            4.75000%           N/A          N/A          N/A
Q        $     5,860,000          0.2%            N/A           Fixed            4.75000%           N/A          N/A          N/A
S        $     5,860,000          0.2%            N/A           Fixed            4.75000%           N/A          N/A          N/A
T        $    23,441,538          1.0%            N/A           Fixed            4.75000%           N/A          N/A          N/A
R-I           N/A                 N/A             N/A            N/A                N/A             N/A          N/A          N/A
R-II          N/A                 N/A             N/A            N/A                N/A             N/A          N/A          N/A
R-III         N/A                 N/A             N/A            N/A                N/A             N/A          N/A          N/A
V             N/A                 N/A             N/A            N/A                N/A             N/A          N/A          N/A


------------
(Footnotes on next page)

                                       S-5

(Footnotes from previous page)

(1)  Notional amount.

(2)  Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and
     A-1A certificates.

(3)  In general, the pass-through rates for the class A-M, A-J, B, C, D, E, F,
     G, H and J certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-M, A-J, B, C, D, E, F, G, H or J certificates, as the case may be, then the pass-through rate for the subject class of series 2005-C5 certificates during that interest accrual period will be that weighted average net interest rate.

(4)  The pass-through rate for the class K certificates will, for any interest accrual period, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans.

(5)  Approximate.

(6)  Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

     The series 2005-C5 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2005-C5. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of approximately
$2,344,068,539.

     The governing document for purposes of issuing the series 2005-C5 certificates and forming the trust will be a pooling and servicing agreement to be dated as of August 11, 2005. Except as provided in the following sentence, the series 2005-C5 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2005-C5 certificates. The four (4) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, Courtyard by Marriott Portfolio, 1345 Avenue of
the Americas and Park Avenue Plaza, respectively, which collectively represent
22.6% of the initial mortgage pool balance, are not being serviced under the series 2005-C5 pooling and servicing agreement, but are instead being serviced pursuant to the servicing arrangements for the securitization of a related non-trust mortgage loan. Those four (4) underlying mortgage loans are sometimes referred to in this prospectus supplement as the "outside-serviced underlying mortgage loans."

     The parties to the series 2005-C5 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer.
A copy of the series 2005-C5 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See
"Available Information; Incorporation by Reference" in the accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE....................  The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q,
                                 S and T certificates will be the series 2005-C5
                                 certificates with principal balances and are
                                 sometimes referred to as the series 2005-C5
                                 principal balance certificates. The table on
                                 page S-5 of this prospectus supplement
                                 identifies for each class of series 2005-C5
                                 principal balance certificates the approximate
                                 total principal balance of that class at
                                 initial issuance. The actual total principal
                                 balance of any class of series 2005-C5
                                 principal balance certificates at initial
                                 issuance may be larger or smaller than the
                                 amount shown in the table on page S-5 of this
                                 prospectus supplement, depending on, among
                                 other things,

                                       S-6

                                 the actual size of the initial mortgage pool
                                 balance. The actual size of the initial
                                 mortgage pool balance may be as much as 5%
                                 larger or smaller than the amount presented in
                                 this prospectus supplement.

                                 The class X-CL and X-CP certificates will not
                                 have principal balances and are sometimes
                                 referred to as the series 2005-C5 interest-only
                                 certificates. For purposes of calculating the
                                 amount of accrued interest, each of those
                                 classes of series 2005-C5 interest-only
                                 certificates will have a total notional amount.

                                 The total notional amount of the class X-CL
                                 certificates will equal the total principal
                                 balance of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
                                 M, N, P, Q, S and T certificates outstanding
                                 from time to time. The total notional amount of
                                 the class X-CL certificates at initial issuance
                                 will be approximately $2,344,068,538, although
                                 it may be as much as 5% larger or smaller.

                                 The total notional amount of the class X-CP
                                 certificates will equal:

                                 o    during the period from the date of initial
                                      issuance of the series 2005-C5
                                      certificates through and including the
                                      distribution date in August 2006, the sum
                                      of (a) the lesser of $25,717,000 and the
                                      total principal balance of the class A-1
                                      certificates outstanding from time to
                                      time, (b) the lesser of $168,662,000 and
                                      the total principal balance of the class
                                      A-1A certificates outstanding from time to
                                      time, and (c) the total principal balance
                                      of the class A-2, A-3, A-AB, A-4, A-M,
                                      A-J, B, C, D, E, F, G, H and J
                                      certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date in August 2006 through
                                      and including the distribution date in
                                      August 2007, the sum of (a) the lesser of
                                      $307,127,000 and the total principal
                                      balance of the class A-2 certificates
                                      outstanding from time to time, (b) the
                                      lesser of $164,988,000 and the total
                                      principal balance of the class A-1A
                                      certificates outstanding from time to
                                      time, and (c) the total principal balance
                                      of the class A-3, A-AB, A-4, A-M, A-J, B,
                                      C, D, E, F, G, H and J certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date in August 2007 through
                                      and including the distribution date in
                                      August 2008, the sum of (a) the lesser of
                                      $188,457,000 and the total principal
                                      balance of the class A-2 certificates
                                      outstanding from time to time, (b) the
                                      lesser of $157,407,000 and the total
                                      principal balance of the class A-1A
                                      certificates outstanding from time to
                                      time, (c) the total principal balance of
                                      the class A-3, A-AB, A-4, A-M, A-J, B, C,
                                      D, E, F, G and H certificates outstanding
                                      from time to time, and (d) the lesser of
                                      $14,238,000 and the total principal
                                      balance of the class J certificates
                                      outstanding from time to time;

                                 o    during the period following the
                                      distribution date in August 2008 through
                                      and including the distribution date in
                                      August 2009, the sum of (a) the lesser of
                                      $76,004,000 and the total principal
                                      balance of the class A-2 certificates
                                      outstanding from time to time, (b) the
                                      lesser of $150,251,000 and the total
                                      principal balance of the class A-1A
                                      certificates outstanding from time to
                                      time, (c) the total principal balance of
                                      the class A-3, A-AB, A-4, A-M, A-J, B, C,
                                      D, E and F certificates outstanding from
                                      time to time, and (d) the lesser of
                                      $19,377,000 and the total principal
                                      balance of the class G certificates
                                      outstanding from time to time;

                                      S-7

                                 o    during the period following the
                                      distribution date in August 2009 through
                                      and including the distribution date in
                                      August 2010, the sum of (a) the lesser of
                                      $773,035,000 and the total principal
                                      balance of the class A-4 certificates
                                      outstanding from time to time, (b) the
                                      lesser of $114,208,000 and the total
                                      principal balance of the class A-1A
                                      certificates outstanding from time to
                                      time, (c) the total principal balance of
                                      the class A-M, A-J, B, C, D and E
                                      certificates outstanding from time to
                                      time, and (d) the lesser of $10,954,000
                                      and the total principal balance of the
                                      class F certificates outstanding from time
                                      to time;

                                 o    during the period following the
                                      distribution date in August 2010 through
                                      and including the distribution date in
                                      August 2011, the sum of (a) the lesser of
                                      $666,525,000 and the total principal
                                      balance of the class A-4 certificates
                                      outstanding from time to time, (b) the
                                      lesser of $109,210,000 and the total
                                      principal balance of the class A-1A
                                      certificates outstanding from time to
                                      time, (c) the total principal balance of
                                      the class A-M, A-J, B and C certificates
                                      outstanding from time to time and (d) the
                                      lesser of $27,928,000 and the total
                                      principal balance of the class D
                                      certificates outstanding from time to
                                      time;

                                 o    during the period following the
                                      distribution date in August 2011 through
                                      and including the distribution date in
                                      August 2012, the sum of (a) the lesser of
                                      $599,160,000 and the total principal
                                      balance of the class A-4 certificates
                                      outstanding from time to time, (b) the
                                      lesser of $105,234,000 and the total
                                      principal balance of the class A-1A
                                      certificates outstanding from time to
                                      time, (c) the total principal balance of
                                      the class A-M, A-J and B certificates
                                      outstanding from time to time, and (d) the
                                      lesser of $24,797,000 and the total
                                      principal balance of the class C
                                      certificates outstanding from time to
                                      time; and

                                 o    following the distribution date in August
                                      2012, $0.

                                 The total initial notional amount of the class
                                 X-CP certificates will be approximately
                                 $2,206,083,000, although it may be as much as
                                 10% larger or smaller.

                                 The class R-I, R-II and R-III certificates will
                                 not have principal balances or notional
                                 amounts. The holders of the class R-I, R-II and
                                 R-III certificates are not expected to receive
                                 any material payments.

                                 The class V certificates will not have
                                 principal balances or notional amounts. They
                                 will entitle holders to certain additional
                                 interest that may accrue with respect to the
                                 underlying mortgage loans that have anticipated
                                 repayment dates.

B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE............  The respective classes of the series 2005-C5 certificates, other than the class R-I, R-II,
                                 R-III and V certificates, will entitle their
                                 holders to varying degrees of seniority for
                                 purposes of-

                                 o    receiving payments of interest and, if and
                                      when applicable, payments of principal,
                                      and

                                 o    bearing the effects of losses on the
                                      underlying mortgage loans, as well as
                                      default-related and other unanticipated
                                      expenses of the trust.

                                      S-8

                                 In that regard:

                                 o    the class A-1, A-2, A-3, A-AB, A-4, A-1A,
                                      X-CL and X-CP certificates will be the
                                      most senior of the series 2005-C5
                                      certificates;

                                 o    after the classes referred to in the prior
                                      bullet, the class A-M certificates will be
                                      the next most senior class of the series
                                      2005-C5 certificates;

                                 o    after the classes referred to in the prior
                                      two bullets, the class A-J certificates
                                      will be the next most senior class of the
                                      series 2005-C5 certificates; and

                                 o    the class B, C, D, E, F, G, H, J, K, L, M,
                                      N, P, Q, S and T certificates will, in the
                                      case of each such class, be senior to each
                                      other such class, if any, with a later
                                      alphabetic class designation.

                                 The class R-I, R-II and R-III certificates will
                                 be residual interest certificates and will not
                                 provide any credit support to the other series
                                 2005-C5 certificates. The class V certificates
                                 will be neither senior nor subordinate to any
                                 other series 2005-C5 certificates, but rather
                                 will entitle holders to collections of
                                 additional interest on the underlying mortgage
                                 loans with anticipated repayment dates.

                                 The table on page S-5 of this prospectus
                                 supplement shows the approximate total credit
                                 support provided to each class of the offered
                                 certificates, other than the class X-CP
                                 certificates, through the subordination of
                                 other classes of the series 2005-C5 principal
                                 balance certificates. In the case of each class
                                 of the offered certificates, exclusive of the
                                 class X-CP certificates, the credit support
                                 shown in the table on page S-5 of this
                                 prospectus supplement represents the total
                                 initial principal balance, expressed as a
                                 percentage of the initial mortgage pool
                                 balance, of all classes of the series 2005-C5
                                 principal balance certificates that are
                                 subordinate to the indicated class.

C. PASS-THROUGH RATE...........  Each class of the series 2005-C5 certificates, other than the class R-I, R-II, R-III and V
                                 certificates, will bear interest. The table on
                                 page S-5 of this prospectus supplement provides
                                 the indicated information regarding the
                                 pass-through rate at which each of those
                                 classes of the series 2005-C5 certificates will
                                 accrue interest.

                                 The pass-through rates for the class A-1, A-2,
                                 A-3, A-AB, A-4, A-1A, L, M, N, P, Q, S and T
                                 certificates will, in the case of each of those
                                 classes, be fixed at the rate per annum
                                 identified in the table on page S-5 of this
                                 prospectus supplement as the initial
                                 pass-through rate for the subject class.

                                 The pass-through rates for the class A-M, A-J,
                                 B, C, D, E, F, G, H and J certificates will, in
                                 the case of each of those classes, generally be
                                 fixed at the rate per annum identified in the
                                 table on page S-5 of this prospectus supplement
                                 as the initial pass-through rate for the
                                 subject class. However, with respect to any
                                 interest accrual period, if the weighted
                                 average of certain net interest rates on the
                                 underlying mortgage loans is below the
                                 identified initial pass-through rate for the
                                 class A-M, A-J, B, C, D, E, F, G, H or J
                                 certificates, as the case may be, then the
                                 pass-through rate that will be in effect for
                                 the subject class of series 2005-C5
                                 certificates during that interest accrual
                                 period will be that weighted average net
                                 interest rate.

                                 The pass-through rate for the class K
                                 certificates will, for any interest accrual
                                 period, equal the weighted average of certain
                                 net interest rates on the underlying mortgage
                                 loans.

                                       S-9

                                 The pass-through rate for the class X-CP
                                 certificates, for each interest accrual period
                                 from and including the initial interest accrual
                                 period through and including the interest
                                 accrual period that ends in August 2012, will
                                 equal the weighted average of the respective
                                 strip rates, which we refer to as class X-CP
                                 strip rates, at which interest accrues during
                                 the subject interest accrual period on the
                                 respective components of the total notional
                                 amount of the class X-CP certificates
                                 outstanding immediately prior to the related
                                 distribution date, with the relevant weighting
                                 to be done based upon the relative sizes of
                                 those components. Each of those components will
                                 be comprised of all or a designated portion of
                                 the total principal balance of a specified
                                 class of series 2005-C5 principal balance
                                 certificates. If all or a designated portion of
                                 the total principal balance of any class of
                                 series 2005-C5 principal balance certificates
                                 is identified under "-Total Principal Balance
                                 or Notional Amount at Initial Issuance" above
                                 as being part of the total notional amount of
                                 the class X-CP certificates outstanding
                                 immediately prior to any distribution date,
                                 then that total principal balance, or
                                 designated portion thereof, will represent a
                                 separate component of the total notional amount
                                 of the class X-CP certificates for purposes of
                                 calculating the accrual of interest during the
                                 related interest accrual period.

                                 For purposes of accruing interest during any
                                 interest accrual period from and including the
                                 initial interest accrual period through and
                                 including the interest accrual period that ends
                                 in August 2012, on any particular component of
                                 the total notional amount of the class X-CP
                                 certificates outstanding immediately prior to
                                 the related distribution date, the applicable
                                 class X-CP strip rate will equal the excess, if
                                 any, of:

                                 (1)  the lesser of-

                                      (a)  the reference rate specified on Annex
                                           E to this prospectus supplement for
                                           that interest accrual period, and

                                      (b)  the weighted average of certain net
                                           interest rates on the underlying
                                           mortgage loans for that interest
                                           accrual period, over

                                 (2)  the pass-through rate in effect during
                                      that interest accrual period for the class
                                      of series 2005-C5 principal balance
                                      certificates whose total principal
                                      balance, or a designated portion thereof,
                                      comprises the subject component.

                                 Following the interest accrual period that ends
                                 in August 2012, the class X-CP certificates
                                 will cease to accrue interest. In connection
                                 therewith, the class X-CP certificates will
                                 have a 0% pass-through rate for the interest
                                 accrual period beginning in August 2012 and for
                                 each interest accrual period thereafter.

                                 The pass-through rate for the class X-CL
                                 certificates will, with respect to any interest
                                 accrual period, equal a weighted average of the
                                 respective strip rates, which we refer to as
                                 class X-CL strip rates, at which interest
                                 accrues during that interest accrual period on
                                 the respective components of the total notional
                                 amount of the class X-CL certificates
                                 outstanding immediately prior to the related
                                 distribution date, with the relevant weighting
                                 to be done based upon the relative sizes of
                                 those components. Each of those components will
                                 be comprised of all or a designated portion of
                                 the total principal balance of one of the
                                 classes of series 2005-C5 principal balance
                                 certificates. In general, the total principal
                                 balance of each class of series 2005-C5
                                 principal balance certificates will constitute
                                 a separate component of the total notional
                                 amount of the class X-CL certificates. However,
                                 if a portion, but not all, of the total
                                 principal balance of

                                      S-10

                                 any particular class of series 2005-C5
                                 principal balance certificates is identified
                                 under "-Total Principal Balance or Notional
                                 Amount at Initial Issuance" above as being part
                                 of the total notional amount of the class X-CP
                                 certificates outstanding immediately prior to
                                 any distribution date, then that identified
                                 portion of such total principal balance will
                                 represent one separate component of the total
                                 notional amount of the class X-CL certificates
                                 for purposes of calculating the accrual of
                                 interest during the related interest accrual
                                 period, and the remaining portion of such total
                                 principal balance will represent another
                                 separate component of the class X-CL
                                 certificates for purposes of calculating the
                                 accrual of interest during the related interest
                                 accrual period.

                                 For purposes of accruing interest during any
                                 interest accrual period from and including the
                                 initial interest accrual period through and
                                 including the interest accrual period that ends
                                 in August 2012, on any particular component of
                                 the total notional amount of the class X-CL
                                 certificates outstanding immediately prior to
                                 the related distribution date, the applicable
                                 class X-CL strip rate will be calculated as
                                 follows:

                                 (1)  if the subject component consists of
                                      either the total principal balance, or a
                                      designated portion of the total principal
                                      balance, of any class of series 2005-C5
                                      principal balance certificates, and if
                                      such total principal balance or such
                                      designated portion of such total principal
                                      balance, as applicable, also constitutes a
                                      component of the total notional amount of
                                      the class X-CP certificates outstanding
                                      immediately prior to the related
                                      distribution date, then the applicable
                                      class X-CL strip rate will equal the
                                      excess, if any, of (a) the weighted
                                      average of certain net interest rates on
                                      the underlying mortgage loans, over (b)
                                      the greater of (i) the reference rate
                                      specified on Annex E to this prospectus
                                      supplement for that interest accrual
                                      period and (ii) the pass-through rate in
                                      effect during that interest accrual period
                                      for that class of series 2005-C5 principal
                                      balance certificates; and

                                 (2)  if the subject component consists of
                                      either the total principal balance, or a
                                      designated portion of the total principal
                                      balance, of any class of series 2005-C5
                                      principal balance certificates, and if
                                      such total principal balance or such
                                      designated portion of such total principal
                                      balance, as applicable, does not also
                                      constitute a component of the total
                                      notional amount of the class X-CP
                                      certificates outstanding immediately prior
                                      to the related distribution date, then the
                                      applicable class X-CL strip rate will
                                      equal the excess, if any, of (a) the
                                      weighted average of certain net interest
                                      rates on the underlying mortgage loans,
                                      over (b) the pass-through rate in effect
                                      during that interest accrual period for
                                      that class of series 2005-C5 principal
                                      balance certificates.

                                 Notwithstanding the foregoing, for purposes of
                                 accruing interest on the class X-CL
                                 certificates during each interest accrual
                                 period subsequent to the interest accrual
                                 period that ends in August 2012, the total
                                 principal balance of each class of series
                                 2005-C5 principal balance certificates will
                                 constitute a single separate component of the
                                 total notional amount of the class X-CL
                                 certificates, and the applicable class X-CL
                                 strip rate with respect to each of those
                                 components for each of those interest accrual
                                 periods will equal the excess, if any, of (a)
                                 the weighted average of certain net interest
                                 rates on the underlying mortgage loans, over
                                 (b) the pass-through rate in effect during the
                                 subject interest accrual period for the class
                                 of series 2005-C5 principal balance
                                 certificates whose principal balance makes up
                                 that component.

                                      S-11

                                 The respective initial pass-through rates
                                 listed in the table on page S-5 for the class
                                 X-CP, X-CL and K certificates are each
                                 approximate.

                                 The references to "certain net interest rates
                                 on the underlying mortgage loans" above in this
                                 "-Pass-Through Rate" subsection, in connection
                                 with the description of the respective
                                 pass-through rates for several of the
                                 interest-bearing classes of the series 2005-C5
                                 certificates, mean, as to any particular
                                 mortgage loan in the trust, an annual rate of
                                 interest that is generally equal to (a) the
                                 related mortgage interest rate in effect as of,
                                 and without regard to any modification or
                                 change to that mortgage interest rate
                                 subsequent to, the date of initial issuance of
                                 the offered certificates, minus (b) the sum of:

                                 o    the annual rate at which the trustee fee
                                      is calculated; and

                                 o    the annual rate at which the related
                                      master servicing fee is calculated (which
                                      fee includes any related primary servicing
                                      fee payable by the master servicer to any
                                      related sub-servicer); and

                                 o    in the case of each of the
                                      outside-serviced underlying mortgage
                                      loans, the annual rate at which the
                                      applicable servicing fee payable under the
                                      governing servicing agreement for such
                                      mortgage loan is calculated;

                                 provided that, if the subject underlying
                                 mortgage loan accrues interest on the basis of
                                 the actual number of days elapsed during any
                                 one-month interest accrual period in a year
                                 assumed to consist of 360 days, then, in some
                                 months, the "related mortgage interest rate"
                                 referred to above in clause (a) of this
                                 sentence will be converted to a 30/360
                                 equivalent annual rate (that is, an annual rate
                                 that would generally produce an equivalent
                                 amount of interest if accrued on the same
                                 principal amount during the same one-month
                                 interest accrual period, but on the basis of an
                                 assumed 360-day year consisting of twelve
                                 30-day months), prior to subtracting any of the
                                 rates referred to in clause (b) of this
                                 sentence. The fees referred to in clause (b) of
                                 the preceding sentence are calculated based on
                                 an assumed 360-day year consisting of twelve
                                 30-day months.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW............  The weighted average life of any class of series 2005-C5 principal balance certificates
                                 refers to the average amount of time that will
                                 elapse from the date of their issuance until
                                 each dollar to be applied in reduction of the
                                 total principal balance of those certificates
                                 is paid to the investors. The principal window
                                 for any class of series 2005-C5 principal
                                 balance certificates is the period during which
                                 the holders of those certificates will receive
                                 payments of principal. The weighted average
                                 life and principal window shown in the table on
                                 page S-5 of this prospectus supplement for each
                                 class of offered certificates, exclusive of the
                                 class X-CP certificates, were calculated based
                                 on the following assumptions with respect to
                                 each underlying mortgage loan-

                                 o    the related borrower timely makes all
                                      payments on the mortgage loan,

                                 o    if the mortgage loan has an anticipated
                                      repayment date (see "-The Underlying
                                      Mortgage Loans and the Mortgaged Real
                                      Properties-Payment and Other Terms"
                                      below), the mortgage loan will be paid in
                                      full on that date, and

                                      S-12

                                 o    the mortgage loan will not otherwise be
                                      prepaid prior to stated maturity.

                                 The weighted average life and principal window
                                 shown in the table on page S-5 of this
                                 prospectus supplement for each class of offered
                                 certificates, exclusive of the class X-CP
                                 certificates, were further calculated based on
                                 the other modeling assumptions referred to
                                 under "Yield and Maturity Considerations" in,
                                 and set forth in the glossary to, this
                                 prospectus supplement.

E. RATINGS.....................  The ratings shown in the table on page S-5 of this prospectus supplement for the offered
                                 certificates are those of Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc., respectively.
                                 It is a condition to their issuance that the
                                 respective classes of the offered certificates
                                 receive credit ratings no lower than those
                                 shown in the table on page S-5 of this
                                 prospectus supplement.

                                 The ratings assigned to the respective classes
                                 of offered certificates will represent the
                                 likelihood of-

                                 o    timely receipt by the holders of all
                                      interest to which they are entitled on
                                      each distribution date, and

                                 o    except in the case of the class X-CP
                                      certificates, the ultimate receipt by the
                                      holders of all principal to which they are
                                      entitled by the applicable rated final
                                      distribution date described under
                                      "-Relevant Dates and Periods-Rated Final
                                      Distribution Date" below.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 Further, the ratings on the respective classes
                                 of offered certificates do not represent any
                                 assessment of: the tax attributes of the
                                 offered certificates; the likelihood, frequency
                                 or extent of receipt of principal prepayments;
                                 the extent to which interest payable on any
                                 class of offered certificates may be reduced in
                                 connection with prepayment interest shortfalls;
                                 the extent of receipt of prepayment premiums,
                                 yield maintenance charges, default interest or
                                 post-anticipated repayment date additional
                                 interest; or the investors' anticipated yield
                                 to maturity.

                                 See "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE.....................  Our name is Structured Asset Securities
                                 Corporation II. We are a special purpose
                                 Delaware corporation. Our address is 745
                                 Seventh Avenue, New York, New York 10019, and
                                 our telephone number is (212) 526-7000. See
                                 "Structured Asset Securities Corporation II" in
                                 the accompanying prospectus.

INITIAL TRUSTEE................  LaSalle Bank National Association, a national banking association, will act as the initial
                                 trustee on behalf of the series 2005-C5
                                 certificateholders. It maintains an office at
                                 135 South LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603. See "Description of the Offered
                                 Certificates-The Trustee" in this prospectus
                                 supplement. The trustee will also have, or be
                                 responsible for appointing an agent to perform,
                                 additional duties with respect to tax
                                 administration. Following the transfer of the
                                 underlying mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each underlying
                                 mortgage loan, subject to the discussion under
                                 "-200 Park Avenue and Courtyard by

                                      S-13

                                 Marriott Portfolio Mortgagee of Record, Master
                                 Servicer and Special Servicer" and "-1345
                                 Avenue of the Americas and Park Avenue Plaza
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" below.

INITIAL FISCAL AGENT...........  ABN AMRO Bank N.V., a Netherlands banking corporation, will act as the initial fiscal
                                 agent with respect to the series 2005-C5
                                 certificates. See "Description of the Offered
                                 Certificates-The Fiscal Agent" in this
                                 prospectus supplement.

INITIAL MASTER SERVICER........  Wachovia Bank, National Association, a national banking association, will act as the initial
                                 master servicer with respect to the underlying
                                 mortgage loans, except as discussed under
                                 "-200 Park Avenue and Courtyard by Marriott
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer" and "-1345 Avenue of the
                                 Americas and Park Avenue Plaza Mortgagee of
                                 Record, Master Servicer and Special Servicer"
                                 below. See "Servicing Under the Series 2005-C5
                                 Pooling and Servicing Agreement-The Initial
                                 Master Servicer and the Initial Special
                                 Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER.......  LNR Partners, Inc., a Florida corporation, will act as the initial special servicer with
                                 respect to the underlying mortgage loans,
                                 except as discussed under "-200 Park Avenue
                                 and Courtyard by Marriott Portfolio Mortgagee
                                 of Record, Master Servicer and Special
                                 Servicer" and "-1345 Avenue of the Americas
                                 and Park Avenue Plaza Mortgagee of Record,
                                 Master Servicer and Special Servicer" below.
                                 See "Servicing Under the Series 2005-C5 Pooling
                                 and Servicing Agreement-The Initial Master
                                 Servicer and the Initial Special Servicer" in
                                 this prospectus supplement.

NON-TRUST MORTGAGE LOAN
  NOTEHOLDERS..................  Fourteen (14) underlying mortgage loans are, in each case, part of a loan combination comprised
                                 of two (2) or more mortgage loans that are
                                 obligations of the same borrower, only one of
                                 which will be included in the trust fund. The
                                 remaining mortgage loan(s) in a subject loan
                                 combination will not be included in the trust
                                 fund, provided that all of the mortgage loans
                                 in a subject loan combination are together
                                 secured by the same mortgage instrument(s)
                                 encumbering the same mortgaged real property or
                                 properties. All of the mortgage loans
                                 comprising a given loan combination are
                                 cross-defaulted, but none of the loan
                                 combinations is cross-collateralized or
                                 cross-defaulted with any other loan
                                 combination.

                                      S-14

                                 The following underlying mortgage loans are
                                 each part of a loan combination:



                                                                        ORIGINAL               ORIGINAL
                                                                   PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                                       OF RELATED             OF RELATED
                                                                       PARI PASSU             SUBORDINATE
                                                  % OF INITIAL         NON-TRUST               NON-TRUST
     MORTGAGED PROPERTY NAME       CUT-OFF DATE     MORTGAGE          LOANS(1) OR             LOANS(2) OR
 (AS IDENTIFIED ON ANNEX A-1 TO      PRINCIPAL        POOL       SENIOR NON-TRUST LOAN   JUNIOR NON-TRUST LOAN
   THIS PROSPECTUS SUPPLEMENT)        BALANCE        BALANCE           COMPONENT               COMPONENT
---------------------------------------------------------------------------------------------------------------

1.  200 Park Avenue(3) ..........  $285,131,898       12.2%         $278,500,000(3)         $51,236,204(3)
                                                                    $285,131,898(3)
---------------------------------------------------------------------------------------------------------------
2.  500 West Madison Street .....  $220,000,000        9.4%              NAP                $25,000,000
---------------------------------------------------------------------------------------------------------------
3.  Courtyard by Marriott          $177,900,000        7.6%         $121,500,000(4)         $42,700,000(4)
    Portfolio(4) ................                                   $177,900,000(4)         $30,000,000(4)
---------------------------------------------------------------------------------------------------------------
4.  1345 Avenue of the
    Americas(5) .................  $ 46,800,000        2.0%         $ 46,800,000(5)         $49,006,023(5)
                                                                    $169,193,977(5)         $49,006,023(5)
                                                                    $169,193,977(5)         $18,492,839(5)
                                                                    $ 81,507,161(5)         $33,333,333(5)
                                                                                            $33,333,333(5)
                                                                                            $16,666,667(5)
                                                                                            $16,666,667(5)
---------------------------------------------------------------------------------------------------------------
5.  Polo Towne Center ...........  $ 23,600,000        1.0%              NAP                $ 1,475,000
---------------------------------------------------------------------------------------------------------------
6.  Park Avenue Plaza(6).........  $ 19,350,000        0.8%         $ 19,350,000(6)         $   655,955(6)
                                                                    $ 55,494,045(6)         $   655,955(6)
                                                                    $ 55,494,045(6)         $   868,815(6)
                                                                    $ 99,131,185(6)
---------------------------------------------------------------------------------------------------------------
7.  Fairfax Junction ............  $ 13,425,000        0.6%              NAP                $   635,000
---------------------------------------------------------------------------------------------------------------
8.  Star Plaza ..................  $ 10,060,000        0.4%              NAP                $   785,000
---------------------------------------------------------------------------------------------------------------
9.  McDermott ...................  $  9,870,000        0.4%              NAP                $   705,000
---------------------------------------------------------------------------------------------------------------
10. Kiln Creek ..................  $  8,140,000        0.3%              NAP                $   615,000
---------------------------------------------------------------------------------------------------------------
11. Centre Court ................  $  7,720,000        0.3%              NAP                $   525,000
---------------------------------------------------------------------------------------------------------------
12. 401 Frederick ...............  $  6,880,000        0.3%              NAP                $   387,500
---------------------------------------------------------------------------------------------------------------
13. Ulster Terrace ..............  $  6,565,000        0.3%              NAP                $   515,000
---------------------------------------------------------------------------------------------------------------
14. Lexington Commons ...........  $  5,475,000        0.2%              NAP                $   135,000


                                 -----------
                                 (1)  Reflects pari passu non-trust mortgage
                                      loans and senior non-trust loan components
                                      that are, in each case, entitled to
                                      payments of interest and principal on a
                                      pro rata and pari passu basis with the
                                      related underlying mortgage loan that is
                                      part of the subject loan combination.

                                 (2)  Reflects subordinate non-trust mortgage
                                      loans and junior non-trust loan components
                                      that are, in each case: (i) prior to the
                                      occurrence of certain material uncured
                                      events of default, entitled to monthly
                                      payments of principal and interest
                                      following monthly payments of principal
                                      and interest with respect to the related
                                      underlying mortgage loan in the subject
                                      loan combination; and (ii) following and
                                      during the continuance of certain material
                                      uncured events of default with respect to
                                      the subject loan combination, entitled to
                                      payments of principal and interest only
                                      following payment of all accrued interest
                                      (other than default interest) and the
                                      total outstanding principal balance of the
                                      related underlying mortgage loan in the
                                      subject loan combination.

                                 (3)  The 200 Park Avenue mortgage loan in the
                                      trust is one of three (3) mortgage loans
                                      comprising the 200 Park Avenue loan
                                      combination that includes: (a) the 200
                                      Park Avenue underlying mortgage loan; (b)
                                      the 200 Park Avenue note A1 non-trust
                                      mortgage loan, with an original principal
                                      balance of $329,736,204; and (c) the 200
                                      Park Avenue note A3 non-trust mortgage
                                      loan, with an original principal balance
                                      of $285,131,898. The 200 Park Avenue note
                                      A1 non-trust mortgage loan is comprised of
                                      two (2) loan components with differing
                                      payment priorities, referred to in this
                                      prospectus supplement as (i) the 200 Park
                                      Avenue note A1 senior non-trust mortgage
                                      loan component, with an original principal
                                      balance of $278,500,000, which is, at all
                                      times, pari passu in right of payment with
                                      the 200 Park Avenue underlying mortgage
                                      loan and the 200 Park Avenue note A3
                                      non-trust mortgage loan, and (ii) the 200
                                      Park Avenue note A1 junior non-trust
                                      mortgage loan component, with an original
                                      principal balance of $51,236,204, which
                                      is, during the continuance of certain
                                      material uncured events of default with
                                      respect to the 200 Park Avenue loan
                                      combination, subordinate in right of
                                      payment to the 200 Park Avenue underlying
                                      mortgage loan, the 200 Park Avenue note A1
                                      senior non-trust mortgage loan component
                                      and the 200 Park Avenue note A3 non-trust
                                      mortgage loan. The 200 Park Avenue note A3
                                      non-trust mortgage loan is, at all times,
                                      pari passu in right of payment with the
                                      200 Park Avenue underlying mortgage loan
                                      and the 200 Park Avenue note A1 senior
                                      non-trust mortgage loan component. The
                                      aggregate original principal balance of
                                      the entire 200 Park Avenue loan
                                      combination is $900,000,000.

                                      S-15

                                 (4)  The Courtyard by Marriott Portfolio
                                      mortgage loan in the trust is one of four
                                      (4) mortgage loans comprising the
                                      Courtyard by Marriott Portfolio loan
                                      combination that includes: (a) the
                                      Courtyard by Marriott Portfolio underlying
                                      mortgage loan; (b) the Courtyard by
                                      Marriott Portfolio note A1 non-trust
                                      mortgage loan, with an original principal
                                      balance of $164,200,000; (c) the Courtyard
                                      by Marriott Portfolio note A3 non-trust
                                      mortgage loan, with an original principal
                                      balance of $177,900,000; and (d) the
                                      Courtyard by Marriott Portfolio note B
                                      non-trust mortgage loan, with an original
                                      principal balance of $30,000,000. The
                                      Courtyard by Marriott Portfolio note A1
                                      non-trust mortgage loan is comprised of
                                      two (2) loan components with differing
                                      payment priorities, referred to in this
                                      prospectus supplement as (i) the Courtyard
                                      by Marriott Portfolio note A1 senior
                                      non-trust mortgage loan component, with an
                                      original principal balance of
                                      $121,500,000, which is, at all times, pari
                                      passu in right of payment with the
                                      Courtyard by Marriott Portfolio underlying
                                      mortgage loan and the Courtyard by
                                      Marriott Portfolio note A3 non-trust
                                      mortgage loan, and (ii) the Courtyard by
                                      Marriott Portfolio note A1 junior
                                      non-trust mortgage loan component, with an
                                      original principal balance of $42,700,000,
                                      which is, during the continuance of
                                      certain material uncured events of default
                                      with respect to the Courtyard by Marriott
                                      Portfolio loan combination, subordinate in
                                      right of payment to the Courtyard by
                                      Marriott Portfolio underlying mortgage
                                      loan, the Courtyard by Marriott Portfolio
                                      note A1 senior non-trust mortgage loan
                                      component and the Courtyard by Marriott
                                      Portfolio note A3 non-trust mortgage loan.
                                      The Courtyard by Marriott Portfolio note
                                      A3 non-trust mortgage loan is, at all
                                      times, pari passu in right of payment with
                                      the Courtyard by Marriott Portfolio
                                      underlying mortgage loan and the Courtyard
                                      by Marriott Portfolio note A1 senior
                                      non-trust mortgage loan component. The
                                      Courtyard by Marriott Portfolio note B
                                      non-trust mortgage loan is, following and
                                      during the continuance of certain material
                                      uncured events of default with respect to
                                      the Courtyard by Marriott Portfolio loan
                                      combination, subordinate in right of
                                      payment to the Courtyard by Marriott
                                      Portfolio underlying mortgage loan, the
                                      entire Courtyard by Marriott Portfolio
                                      note A1 non-trust mortgage loan and the
                                      Courtyard by Marriott Portfolio note A3
                                      non-trust mortgage loan. The aggregate
                                      original principal balance of the entire
                                      Courtyard by Marriott Portfolio loan
                                      combination is $550,000,000.

                                 (5)  The 1345 Avenue of the Americas mortgage
                                      loan in the trust is one of eleven (11)
                                      mortgage loans comprising the 1345 Avenue
                                      of the Americas loan combination that
                                      includes: (a) the 1345 Avenue of the
                                      Americas underlying mortgage loan, with an
                                      original principal balance of $46,800,000;
                                      (b) the 1345 Avenue of the Americas note
                                      1-A1 non-trust mortgage loan, with an
                                      original principal balance of $46,800,000;
                                      (c) the 1345 Avenue of the Americas note
                                      1-A3 non-trust mortgage loan, with an
                                      original principal balance of
                                      $169,193,977; (d) the 1345 Avenue of the
                                      Americas note 1-A4 non-trust mortgage
                                      loan, with an original principal balance
                                      of $169,193,977; (e) the 1345 Avenue of
                                      the Americas note 1-B1 non-trust mortgage
                                      loan, with an original principal balance
                                      of $49,006,023; (f) the 1345 Avenue of the
                                      Americas note 1-B2 non-trust mortgage
                                      loan, with an original principal balance
                                      of $49,006,023; (g) the 1345 Avenue of the
                                      Americas note 1-C1 non-trust mortgage
                                      loan, with an original principal balance
                                      of $33,333,333; (h) the 1345 Avenue of the
                                      Americas note 1-C2 non-trust mortgage
                                      loan, with an original principal balance
                                      of $33,333,333; (i) the 1345 Avenue of the
                                      Americas note 1-C3 non-trust mortgage
                                      loan, with an original principal balance
                                      of $16,666,667; (j) the 1345 Avenue of the
                                      Americas note 1-C4 non-trust mortgage
                                      loan, with an original principal balance
                                      of $16,666,667; and (k) the 1345 Avenue of
                                      the Americas note 2 non trust mortgage
                                      loan, with an original principal balance
                                      of $100,000,000. The 1345 Avenue of the
                                      Americas note 2 non-trust mortgage loan,
                                      is comprised of two (2) loan components,
                                      referred to in this prospectus supplement
                                      as (i) the 1345 Avenue of Americas note 2
                                      senior non-trust mortgage loan component,
                                      with an original principal balance of
                                      $81,507,161 and (ii) the 1345 Avenue of
                                      Americas note 2 junior non-trust mortgage
                                      loan component, with an original principal
                                      balance of $18,492,839. As more fully
                                      described herein (see "Description of the
                                      Mortgage Pool--Loan Combinations--The 1345
                                      Avenue of the Americas Mortgage
                                      Loan--Priority of Payments" in this
                                      prospectus supplement), the 1345 Avenue of
                                      the Americas note 1-A1 non-trust mortgage
                                      loan, the 1345 Avenue of the Americas note
                                      1-A3 non-trust mortgage loan, the 1345
                                      Avenue of the Americas note 1-A4 non-trust
                                      mortgage loan and the 1345 Avenue of
                                      Americas note 2 senior non-trust mortgage
                                      loan component are pari passu in right of
                                      payment with the 1345 Avenue of the
                                      Americas underlying mortgage loan (except
                                      in the case of monthly amortization
                                      payments prior to certain defaults). The
                                      1345 Avenue of the Americas underlying
                                      mortgage loan, the 1345 Avenue of the
                                      Americas note 1-A1 non-trust mortgage
                                      loan, 1345 Avenue of the Americas note
                                      1-A3 non-trust mortgage loan, the 1345
                                      Avenue of the Americas note 1-A4 non-trust
                                      mortgage loan and the 1345 Avenue of
                                      Americas note 2 senior non-trust mortgage
                                      loan component are senior in right of
                                      payment to the other 1345 Avenue of the
                                      Americas non-trust mortgage loans. The
                                      1345 Avenue of the Americas note 1-B1
                                      non-trust mortgage loan, 1345 Avenue of
                                      the Americas note 1-B2 non-trust mortgage
                                      loan and the 1345 Avenue of Americas Note
                                      2 junior non-trust mortgage loan component
                                      are senior in right of payment to the 1345
                                      Avenue of the Americas note 1-C1 non-trust
                                      mortgage loan, the 1345 Avenue of the
                                      Americas note 1-C2 non-trust mortgage
                                      loan, the 1345 Avenue of the Americas note
                                      1-C3 non-trust mortgage loan and 1345
                                      Avenue of the Americas note 1-C4 non-trust
                                      mortgage loan. The aggregate original
                                      principal balance of the entire 1345
                                      Avenue of the Americas loan combination is
                                      $730,000,000.

                                 (6)  The Park Avenue Plaza mortgage loan in the
                                      trust is one of seven (7) mortgage loans
                                      comprising the Park Avenue Plaza loan
                                      combination that includes: (a) the Park
                                      Avenue Plaza underlying mortgage loan,
                                      with an original principal balance of
                                      $19,350,000; (b) the Park Avenue Plaza
                                      note 1-A1 non-trust mortgage loan, with an
                                      original principal balance of $19,350,000;
                                      (c) the Park Avenue Plaza note 1-A3
                                      non-trust mortgage loan, with an original
                                      principal balance of $55,494,045; (d) the
                                      Park Avenue Plaza note 1-A4 non-trust
                                      mortgage loan, with an original principal
                                      balance of $55,494,045; (e) the Park
                                      Avenue Plaza note 1-B1 non-trust mortgage
                                      loan, with an original principal balance
                                      of $655,955; (f) the Park Avenue Plaza
                                      note

                                      S-16

                                      1-B2 non-trust mortgage loan, with an
                                      original principal balance of $655,955;
                                      and (g) the Park Avenue Plaza note 2
                                      non-trust mortgage loan, with an original
                                      principal balance of $100,000,000. The
                                      Park Avenue Plaza note 2 non-trust
                                      mortgage loans, is comprised of two (2)
                                      loan components, referred to in this
                                      prospectus supplement as (i) the Park
                                      Avenue Plaza note 2 senior non-trust
                                      mortgage loan component, with an original
                                      principal balance of $99,131,185 and (ii)
                                      the Park Avenue Plaza note 2 junior
                                      non-trust mortgage loan component, with an
                                      original principal balance of $868,815. As
                                      more fully described herein (see
                                      "Description of the Mortgage Pool--Loan
                                      Combinations--The Park Avenue Plaza
                                      Mortgage Loan--Priority of Payments" in
                                      this prospectus supplement), the Park
                                      Avenue Plaza note 1-A1 non-trust mortgage
                                      loan, the Park Avenue Plaza note 1-A3
                                      non-trust mortgage loan, the Park Avenue
                                      Plaza note 1-A4 non-trust mortgage loan
                                      and Park Avenue Plaza note 2 senior
                                      non-trust mortgage component are pari
                                      passu in right of payment with the Park
                                      Avenue Plaza underlying mortgage loan
                                      (except in the case of monthly
                                      amortization payments prior to certain
                                      defaults). The Park Avenue Plaza
                                      underlying mortgage loan, the Park Avenue
                                      Plaza note 1-A1 non-trust mortgage loan,
                                      the Park Avenue Plaza note 1-A3 non-trust
                                      mortgage loan, the Park Avenue Plaza note
                                      1-A4 non-trust mortgage loan and the Park
                                      Avenue Plaza note 2 senior non-trust
                                      mortgage loan component are senior in
                                      right of payment to the Park Avenue Plaza
                                      note 1-B1 non-trust mortgage loan, the
                                      Park Avenue Plaza note 1-B2 non-trust
                                      mortgage loan and the Park Avenue Plaza
                                      note 2 junior non-trust mortgage loan
                                      component. The Park Avenue Plaza note 1-B1
                                      non-trust mortgage loan, the Park Avenue
                                      Plaza note 1-B2 non-trust mortgage loan
                                      and the Park Avenue Plaza note 2 junior
                                      non-trust mortgage loan component are pari
                                      passu in right of payment with each other.
                                      The aggregate original principal balance
                                      of the entire Park Avenue Plaza loan
                                      combination is $251,000,000.

                                 Except as provided below under "--200 Park
                                 Avenue and Courtyard by Marriott Portfolio
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" and "--1345 Avenue of the
                                 Americas and Park Avenue Plaza Mortgagee of
                                 Record, Master Servicer and Special Servicer,"
                                 each of the of the loan combinations will be
                                 serviced under the series 2005-C5 pooling and
                                 servicing agreement by the master servicer and
                                 the special servicer thereunder. Pursuant to
                                 one or more co-lender or similar agreements
                                 with respect to each of the loan combinations,
                                 the holder of a particular non-trust mortgage
                                 loan in the subject loan combination, or a
                                 group of holders of non-trust mortgage loans in
                                 the subject loan combination (acting together),
                                 may be granted various rights and powers,
                                 including (a) cure rights with respect to the
                                 underlying mortgage loan in that loan
                                 combination, (b) a purchase option with respect
                                 to the underlying mortgage loan in that loan
                                 combination, (c) the right to advise, direct
                                 and/or consult with the applicable servicer
                                 regarding various servicing matters, including
                                 certain modifications, affecting that loan
                                 combination and/or (d) the right to replace the
                                 special servicer with respect to that loan
                                 combination. In some cases, those rights and
                                 powers may be assignable or may be exercised
                                 through a representative or designee.

                                 See "Description of the Mortgage Pool--Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising such loan
                                 combination. Also, see "Servicing Under the
                                 Series 2005-C5 Pooling and Servicing
                                 Agreement--The Series 2005-C5 Controlling Class
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders," "Servicing of the 200 Park Avenue
                                 Loan Combination and the Courtyard by Marriott
                                 Portfolio Loan Combination" and "Servicing of
                                 the 1345 Avenue of the Americas Loan
                                 Combination and the Park Avenue Plaza Loan
                                 Combination" in this prospectus supplement for
                                 a more detailed description of certain of the
                                 foregoing rights of the respective non-trust
                                 mortgage loan noteholders. See also "Risk
                                 Factors-Risks Related to the Underlying
                                 Mortgage Loans-The Underlying Mortgage Loans
                                 Have a Variety of Characteristics Which May
                                 Expose Investors to Greater Risk of Default and
                                 Loss-Some of the Mortgaged Real Properties Are
                                 or May Be Encumbered by Additional Debt and the
                                 Ownership Interests in Some Borrowers Have Been
                                 or May Be Pledged to Secure Debt Which, in
                                 Either Case, May Reduce the Cash Flow Available
                                 to the Subject Mortgaged Real Property" in this
                                 prospectus supplement.

                                      S-17

200 PARK AVENUE AND COURTYARD
  BY MARRIOTT PORTFOLIO
  MORTGAGEE OF RECORD, MASTER
  SERVICER AND SPECIAL
  SERVICER.....................  The (a) entire 200 Park Avenue loan combination
                                 (including the 200 Park Avenue underlying
                                 mortgage loan) and (b) the entire Courtyard by
                                 Marriott Portfolio loan combination (including
                                 the Courtyard by Marriott Portfolio underlying
                                 mortgage loan) are currently being - and, upon
                                 issuance of the series 2005-C5 certificates,
                                 will continue to be - serviced and
                                 administered pursuant to the series 2005-C3
                                 pooling and servicing agreement relating to the
                                 LB-UBS Commercial Mortgage Trust 2005-C3,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C3 commercial mortgage
                                 securitization, which provides for servicing
                                 arrangements that are similar but not identical
                                 to those under the series 2005-C5 pooling and
                                 servicing agreement. In that regard-

                                 o    LaSalle Bank National Association, which
                                      is also the trustee under the series
                                      2005-C3 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record with respect to the entire 200
                                      Park Avenue loan combination and the
                                      entire Courtyard by Marriott Portfolio
                                      loan combination;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer under the
                                      series 2005-C3 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial master servicer for both the
                                      entire 200 Park Avenue loan combination
                                      and the entire Courtyard by Marriott
                                      Portfolio loan combination, subject to
                                      replacement pursuant to the terms of the
                                      series 2005-C3 pooling and servicing
                                      agreement; and

                                 o    J.E. Robert Company, Inc., which is the
                                      special servicer under the series 2005-C3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the initial special
                                      servicer for both the entire 200 Park
                                      Avenue loan combination and the entire
                                      Courtyard by Marriott Portfolio loan
                                      combination, subject to replacement
                                      pursuant to the terms of the series
                                      2005-C3 pooling and servicing agreement,
                                      including, without cause (a) by the
                                      holders of a majority interest in a
                                      designated controlling class of series
                                      2005-C3 certificates, (b) as special
                                      servicer with respect to the related loan
                                      combination only, if and for so long as
                                      the total unpaid principal balance of the
                                      junior non-trust loan component of the 200
                                      Park Avenue note A1 non-trust mortgage
                                      loan or the junior non-trust loan
                                      component of the Courtyard by Marriott
                                      Portfolio note A1 non-trust mortgage loan,
                                      as the case may be, in each case net of
                                      any appraisal reduction amount with
                                      respect to the subject loan combination
                                      allocable under the series 2005-C3 pooling
                                      and servicing agreement to such junior
                                      non-trust loan component, is greater than,
                                      or equal to, 27.5% of the original
                                      principal balance of such junior non-trust
                                      loan component, then also by the holders
                                      of a majority interest in those classes of
                                      series 2005-C3 certificates representing
                                      an interest in that junior non-trust loan
                                      component, and (c) as special servicer
                                      with respect to the Courtyard by Marriott
                                      Portfolio loan combination only, if and
                                      for so long as the total unpaid principal
                                      balance of the Courtyard by Marriott
                                      Portfolio note B non-trust mortgage loan,
                                      net of any appraisal reduction amount with
                                      respect to the Courtyard by Marriott
                                      Portfolio loan combination allocable under
                                      the series 2005-C3 pooling and servicing
                                      agreement to the Courtyard by Marriott
                                      Portfolio note B non-trust mortgage loan,
                                      is equal to, or greater than, 27.5% of the
                                      original principal balance of the
                                      Courtyard by Marriott

                                      S-18

                                      Portfolio note B non-trust mortgage loan,
                                      then by the holder of the Courtyard by
                                      Marriott Portfolio note B non-trust
                                      mortgage loan.

                                 We further discuss appraisal reduction amounts
                                 and the allocation thereof under "-Description
                                 of the Offered Certificates-Advances of
                                 Delinquent Monthly Debt Service Payments"
                                 below.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the trustee,
                                 master servicer and special servicer will mean
                                 the trustee, master servicer and special
                                 servicer, respectively, under the series
                                 2005-C5 pooling and servicing agreement unless
                                 the context clearly indicates otherwise.

1345 AVENUE OF THE AMERICAS
  AND PARK AVENUE PLAZA
  MORTGAGEE OF RECORD, MASTER
  SERVICER AND SPECIAL
  SERVICER.....................  The (a) entire 1345 Avenue of the Americas loan combination (including the 1345 Avenue of the
                                 Americas underlying mortgage loan) and (b)
                                 entire Park Avenue Plaza loan combination
                                 (including the Park Avenue Plaza underlying
                                 mortgage loan) are currently being - and, upon
                                 issuance of the series 2005-C5 certificates,
                                 will continue to be - serviced and
                                 administered pursuant to the series FB 2005-1
                                 pooling and servicing agreement relating to the
                                 1345 Avenue of the Americas and Park Avenue
                                 Plaza Trust, Commercial Mortgage Pass-Through
                                 Certificates, Series FB 2005-1 commercial
                                 mortgage securitization, which provides for
                                 servicing arrangements that are similar but not
                                 identical to those under the series 2005-C5
                                 pooling and servicing agreement. In that
                                 regard-

                                 o    LaSalle Bank National Association, which
                                      is also the trustee under the series FB
                                      2005-1 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record with respect to the entire 1345
                                      Avenue of the Americas loan combination
                                      and the entire Park Avenue Plaza loan
                                      combination;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer under the
                                      series FB 2005-1 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial master servicer for both the
                                      entire 1345 Avenue of the Americas loan
                                      combination and the entire Park Avenue
                                      Plaza loan combination, subject to
                                      replacement pursuant to the terms of the
                                      series FB 2005-1 pooling and servicing
                                      agreement; and

                                 o    Wells Fargo Bank, National Association,
                                      which is the special servicer under the
                                      series FB 2005-1 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial special servicer for both the
                                      entire 1345 Avenue of the Americas loan
                                      combination and the entire Park Avenue
                                      Plaza loan combination, subject to
                                      replacement pursuant to the terms of the
                                      series FB 2005-1 pooling and servicing
                                      agreement, including, without cause (a) as
                                      special servicer with respect to the 1345
                                      Avenue of the Americas loan combination,
                                      (i) if and for so long as the aggregate
                                      unpaid principal balance of the 1345
                                      Avenue of the Americas note 1-C1, note
                                      1-C2, note 1-C3 and note 1-C4 non-trust
                                      mortgage loans, (x) net of any appraisal
                                      reduction amount or realized losses with
                                      respect to the 1345 Avenue of the Americas
                                      loan combination allocable under the
                                      series FB 2005-1 pooling and servicing
                                      agreement to those non-trust loans (y)
                                      plus the amount of any additional
                                      collateral posted, is equal to, or greater
                                      than, 25% of the aggregate unpaid
                                      principal balance of those non-trust
                                      loans, then, by the majority holder or
                                      holders of the 1345 Avenue of the Americas
                                      note 1-C1, note 1-C2, note 1-C3 and note
                                      1-C4 non-trust mortgage loans, and (ii) if
                                      the aggregate unpaid principal balance of
                                      the 1345 Avenue of the Americas note 1-C1,
                                      note 1-C2,

                                      S-19

                                      note 1-C3 and note 1-C4 non-trust mortgage
                                      loans, after subtracting and adding the
                                      amounts described in clauses (x) and (y)
                                      above, is less than 25% of the aggregate
                                      unpaid principal balance of those
                                      non-trust loans, then by the holders of a
                                      majority interest in a designated
                                      controlling class of series FB 2005-1
                                      certificates, and (b) as special servicer
                                      with respect to the Park Avenue Plaza loan
                                      combination, by the holders of a majority
                                      interest in a designated controlling class
                                      of series FB 2005-1 certificates.

                                 Notwithstanding the foregoing, references in
                                 this prospectus supplement to the trustee,
                                 master servicer and special servicer will mean
                                 the trustee, master servicer and special
                                 servicer, respectively, under the series
                                 2005-C5 pooling and servicing agreement unless
                                 the context clearly indicates otherwise.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS...........  The holders or beneficial owners of certificates representing a majority interest
                                 in a designated controlling class of the series
                                 2005-C5 certificates will have the right,
                                 subject to the conditions described under
                                 "Servicing Under the Series 2005-C5 Pooling and
                                 Servicing Agreement-The Series 2005-C5
                                 Controlling Class Representative and the
                                 Serviced Non-Trust Loan Noteholders" and
                                 "-Replacement of the Special Servicer" in this
                                 prospectus supplement, to-

                                 o    replace the existing special servicer
                                      under the series 2005-C5 pooling and
                                      servicing agreement, with or without
                                      cause, or any such special servicer that
                                      has resigned, been terminated or otherwise
                                      ceased to serve in that capacity, subject
                                      to the corresponding rights, if any, of a
                                      related non-trust mortgage loan noteholder
                                      or its representative with respect to any
                                      particular loan combination serviced under
                                      the series 2005-C5 pooling and servicing
                                      agreement, and

                                 o    select a representative that may direct
                                      and advise the master servicer and/or the
                                      special servicer, as applicable, regarding
                                      various servicing matters with respect to
                                      the underlying mortgage loans (exclusive
                                      of the outside-serviced underlying
                                      mortgage loans) under the series 2005-C5
                                      pooling and servicing agreement, subject
                                      to the corresponding rights of a related
                                      non-trust mortgage loan noteholder or its
                                      representative with respect to any
                                      particular loan combination serviced under
                                      the series 2005-C5 pooling and servicing
                                      agreement.

                                 Unless there are significant losses on the
                                 underlying mortgage loans, the controlling
                                 class of series 2005-C5 certificateholders will
                                 be the holders of a non-offered class of series
                                 2005-C5 certificates. The series 2005-C5
                                 controlling class certificateholders will not
                                 have any rights to replace - or, except under
                                 very limited and unlikely circumstances, select
                                 a representative that may direct - the special
                                 servicer under the applicable servicing
                                 agreement with respect to any outside-serviced
                                 underlying mortgage loan.

UNDERWRITERS...................  Lehman Brothers Inc. is an underwriter with respect to the offered certificates, and UBS
                                 Securities LLC is an underwriter with respect
                                 to the offered certificates other than the
                                 Class A-4 certificates.

                                 o    Lehman Brothers Inc. is acting as co-lead
                                      manager and sole bookrunner, and

                                 o    UBS Securities LLC is acting as co-lead
                                      manager.

                                 Lehman Brothers Inc. is our affiliate and an
                                 affiliate of one or more of the mortgage loan
                                 sellers. UBS Securities LLC is an affiliate of
                                 another mortgage loan seller. See "Method of
                                 Distribution" in this prospectus supplement.

                                      S-20

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...................  One (1) loan that we intend to include in the trust, representing 0.2% of the initial
                                 mortgage pool balance, was originated after
                                 August 11, 2005. Accordingly, references to
                                 "cut-off date" in this prospectus supplement
                                 mean, individually and collectively:

                                 o    August 11, 2005, in the case of each
                                      underlying mortgage loan originated on or
                                      before that date; and

                                 o    the related date of origination, in the
                                      case of the underlying mortgage loan
                                      originated after August 11, 2005.

                                 All payments and collections received on each
                                 underlying mortgage loan after its cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 cut-off date, will belong to the trust.

ISSUE DATE.....................  The date of initial issuance for the offered certificates will be on or about August 25,
                                 2005.

DISTRIBUTION DATE..............  Payments on the offered certificates are scheduled to occur monthly, commencing in
                                 September 2005. During any given month, the
                                 distribution date will be the fourth business
                                 day following the 11th calendar day of that
                                 month or, if that 11th calendar day is not a
                                 business day, then the fifth business day
                                 following that 11th calendar day.

RECORD DATE....................  The record date for each monthly payment on an offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the series 2005-C5 certificates at
                                 the close of business on each record date will
                                 be entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD..............  Amounts available for payment on the offered certificates on any distribution date will
                                 depend on the payments and other collections
                                 received, and any advances of payments due, on
                                 the underlying mortgage loans during the
                                 related collection period. In general, each
                                 collection period-

                                 o    will relate to a particular distribution
                                      date,

                                 o    will be approximately one month long,

                                 o    will begin immediately after the prior
                                      collection period ends or, in the case of
                                      the first collection period, will begin on
                                      the day following the cut-off date, and

                                 o    will end on a specified day of the same
                                      calendar month in which the related
                                      distribution date occurs or, if that
                                      specified day is not a business day, then
                                      on the immediately following business day.

                                 However, the collection period for any
                                 distribution date for each of the
                                 outside-serviced underlying mortgage loans may
                                 differ from the collection period with respect
                                 to the rest of the mortgage pool for that
                                 distribution date. Accordingly, there may be
                                 multiple collection periods with respect to
                                 each distribution date-

                                      S-21

                                 o    a collection period with respect to the
                                      200 Park Avenue underlying mortgage loan,

                                 o    a collection period with respect to the
                                      Courtyard by Marriott Portfolio underlying
                                      mortgage loan,

                                 o    a collection period with respect to the
                                      1345 Avenue of the Americas underlying
                                      mortgage loan,

                                 o    a collection period with respect to the
                                      Park Avenue Plaza underlying mortgage
                                      loan, and

                                 o    a collection period with respect to the
                                      rest of the mortgage pool,

                                 which multiple collection periods will not
                                 necessarily coincide with each other. Unless
                                 the context clearly indicates otherwise,
                                 references in any other portion of this
                                 prospectus supplement to "collection period"
                                 will mean, individually and collectively, as
                                 applicable, the foregoing five collection
                                 periods for the subject distribution date.

INTEREST ACCRUAL PERIOD........  The amount of interest payable with respect to the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period for any distribution
                                 date will be the period commencing on the 11th
                                 day of the month preceding the month in which
                                 that distribution date occurs and ending on the
                                 10th day of the month in which that
                                 distribution date occurs.

                                 Because of the timing of its origination in
                                 August 2005 or for other reasons, one (1)
                                 underlying mortgage loan, representing 0.2% of
                                 the initial mortgage pool balance, does not
                                 provide for the payment of a full month's
                                 interest in September 2005. In connection
                                 therewith, the related mortgage loan seller
                                 will supplement any amounts payable by the
                                 related borrower in September 2005, such that
                                 the trust will receive, in September 2005, a
                                 full month's interest with respect to that
                                 mortgage loan. For purposes of determining
                                 distributions on the series 2005-C5
                                 certificates, each of those supplemental
                                 payments should be considered a payment by the
                                 related borrower.

RATED FINAL DISTRIBUTION DATE..  The rated final distribution dates for the respective classes of the offered certificates
                                 with principal balances are as follows:

                                 o    for the class A-1, A-2, A-3, A-AB, A-4 and
                                      A-1A certificates, the distribution date
                                      in September 2030; and

                                 o    for the class A-M, A-J, B, C, D, E and F
                                      certificates, the distribution date in
                                      September 2040.

                                 See "Ratings" in this prospectus supplement.

ASSUMED FINAL DISTRIBUTION
  DATE.........................  With respect to any class of offered certificates, the assumed final distribution
                                 date is the distribution date on which the
                                 holders of those certificates would be expected
                                 to receive their last payment and the total
                                 principal balance or notional amount, as
                                 applicable, of those certificates would be
                                 expected to be reduced to zero, based upon-

                                 o    the assumption that each borrower timely
                                      makes all payments on its underlying
                                      mortgage loan;

                                      S-22

                                 o    the assumption that each underlying
                                      mortgage loan, if any, with an anticipated
                                      repayment date is paid in full on that
                                      date;

                                 o    the assumption that no borrower otherwise
                                      prepays its underlying mortgage loan prior
                                      to stated maturity; and

                                 o    the other modeling assumptions referred to
                                      under "Yield and Maturity Considerations"
                                      in, and set forth in the glossary to, this
                                      prospectus supplement.

                                 Accordingly, the assumed final distribution
                                 date for each class of offered certificates is
                                 the distribution date in the calendar month and
                                 year set forth below for that class:

                                                         MONTH AND YEAR OF
                                                           ASSUMED FINAL
                                             CLASS       DISTRIBUTION DATE
                                       ----------------  -----------------
                                       A-1 ............     March 2010
                                       A-2 ............    August 2010
                                       A-3 ............    August 2012
                                       A-AB ...........      May 2014
                                       A-4 ............     June 2015
                                       A-1A ...........     July 2015
                                       A-M ............     July 2015
                                       A-J ............    August 2015
                                       B ..............    August 2015
                                       C ..............    August 2015
                                       D ..............    August 2015
                                       E ..............    August 2015
                                       F ..............    August 2015
                                       X-CP ...........    August 2012

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
  DENOMINATIONS................  We intend to deliver the offered certificates in book-entry form in original denominations of
                                 $10,000 initial principal balance--or, solely
                                 in the case of the class X-CP certificates,
                                 $250,000 initial notional amount-and in any
                                 greater whole dollar denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates-Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates-Book-Entry
                                 Registration" in the accompanying prospectus.

PAYMENTS

A. GENERAL.....................  For purposes of allocating payments on certain classes of the offered certificates, the
                                 mortgage pool will be divided into:

                                      S-23

                                 o    a loan group no. 1 consisting of all of
                                      the underlying mortgage loans that are
                                      secured by property types other than
                                      multifamily and mobile home park, together
                                      with six (6) underlying mortgage loans
                                      that are secured by multifamily and mobile
                                      home park properties; and

                                 o    a loan group no. 2 consisting of all but
                                      six (6) of the underlying mortgage loans
                                      that are secured by multifamily and mobile
                                      home park properties.

                                 Loan group no. 1 will contain a total of 97
                                 underlying mortgage loans that represent 92.6%
                                 of the initial mortgage pool balance, and loan
                                 group no. 2 will contain a total of 18
                                 underlying mortgage loans that represent 7.4%
                                 of the initial mortgage pool balance.

                                 The trustee will make payments of interest and,
                                 except in the case of the class X-CL and X-CP
                                 certificates, principal to the following
                                 classes of series 2005-C5 certificateholders,
                                 sequentially as follows:

                                        PAYMENT ORDER           CLASS
                                      ----------------- ---------------------
                                      1st .............  A-1, A-2, A-3, A-AB,
                                                           A-4, A-1A, X-CL
                                                               and X-CP
                                      2nd .............          A-M
                                      3rd .............          A-J
                                      4th .............           B
                                      5th .............           C
                                      6th .............           D
                                      7th .............           E
                                      8th .............           F
                                      9th .............           G
                                      10th ............           H
                                      11th ............           J
                                      12th ............           K
                                      13th ............           L
                                      14th ............           M
                                      15th ............           N
                                      16th ............           P
                                      17th ............           Q
                                      18th ............           S
                                      19th ............           T

                                 Interest payments with respect to the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP
                                 certificates are to be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-AB and A-4 certificates, on a pro rata
                                      basis in accordance with the respective
                                      interest entitlements evidenced by those
                                      classes of series 2005-C5 certificates,
                                      from available funds attributable to loan
                                      group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group no. 2; and

                                 o    in the case of the class X-CP and X-CL
                                      certificates, on a pro rata basis in
                                      accordance with the respective interest
                                      entitlements evidenced by those classes of
                                      series 2005-C5 certificates, from
                                      available funds attributable to loan group
                                      no. 1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payment on any of
                                 the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL
                                 and/or X-CP certificates, then payments of
                                 interest will be made on those classes of
                                 series 2005-C5 certificates, on a pro rata
                                 basis in accordance with the respective
                                 interest

                                      S-24

                                 entitlements evidenced thereby, from available
                                 funds attributable to the entire mortgage pool.

                                 The class R-I, R-II, R-III and V certificates
                                 do not bear interest and do not entitle their
                                 respective holders to payments of interest.

                                 Allocation of principal payments among the A-1,
                                 A-2, A-3, A-AB, A-4 and A-1A classes is
                                 described under "--Payments-Payments of
                                 Principal" below. The class X-CL, X-CP, R-I,
                                 R-II, R-III and V certificates do not have
                                 principal balances and do not entitle their
                                 respective holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates-Payments-Priority of Payments"
                                 in this prospectus supplement.

B. PAYMENTS OF INTEREST........  Each class of series 2005-C5 certificates, other than the class R-I, R-II, R-III and V
                                 certificates, will bear interest. In each case,
                                 that interest will accrue during each interest
                                 accrual period based upon-

                                 o    the pass-through rate applicable for the
                                      particular class for that interest accrual
                                      period,

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class outstanding immediately
                                      prior to the related distribution date,
                                      and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 The borrowers under the underlying mortgage
                                 loans are generally prohibited from making
                                 whole or partial voluntary prepayments that are
                                 not accompanied by a full month's interest on
                                 the prepayment. If, however, a whole or partial
                                 voluntary prepayment (or, to the extent it
                                 results from the receipt of insurance proceeds
                                 or a condemnation award, a whole or partial
                                 involuntary prepayment) on an underlying
                                 mortgage loan is not accompanied by the amount
                                 of one full month's interest on the prepayment,
                                 then, as and to the extent described under
                                 "Description of the Offered
                                 Certificates-Payments-Payments of Interest"
                                 in this prospectus supplement, the resulting
                                 shortfall, less-

                                 o    the amount of the master servicing fee
                                      that would have been payable from that
                                      uncollected interest, and

                                 o    in the case of a voluntary prepayment on a
                                      non-specially serviced mortgage loan, the
                                      applicable portion of the payment made by
                                      the master servicer to cover prepayment
                                      interest shortfalls resulting from the
                                      voluntary prepayments on non-specially
                                      serviced mortgage loans during the related
                                      collection period,

                                 will be allocated to reduce the amount of
                                 accrued interest otherwise payable to the
                                 holders of all of the interest-bearing classes
                                 of the series 2005-C5 certificates, including
                                 the offered certificates, on a pro rata basis
                                 in accordance with the respective amounts of
                                 interest actually accrued on those classes
                                 during the corresponding interest accrual
                                 period.

                                 On each distribution date, subject to available
                                 funds and the payment priority described under
                                 "-Payments-General" above, you will be
                                 entitled to receive your proportionate share of
                                 all unpaid distributable interest accrued with
                                 respect to your class of offered certificates
                                 through the end of the related interest accrual
                                 period.

                                 See "Description of the Offered
                                 Certificates-Payments-Payments of Interest"
                                 and "-Payments-Priority of Payments" in this
                                 prospectus supplement.

                                      S-25

C. PAYMENTS OF PRINCIPAL.......  Subject to available funds and the payment priority described under "- Payments-General"
                                 above, the holders of each class of offered
                                 certificates, other than the class X-CP
                                 certificates, will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class.

                                 The trustee is required to make payments of
                                 principal to the holders of the various classes
                                 of the series 2005-C5 principal balance
                                 certificates in a specified sequential order,
                                 taking account of whether the payments (or
                                 advances in lieu thereof) and other collections
                                 of principal that are to be distributed were
                                 received and/or made with respect to underlying
                                 mortgage loans in loan group no. 1 or
                                 underlying mortgage loans in loan group no. 2,
                                 such that:

                                 o    no payments of principal will be made to
                                      the holders of any of the class G, H, J,
                                      K, L, M, N, P, Q, S and T certificates
                                      until the total principal balance of the
                                      offered certificates (exclusive of the
                                      class X-CP certificates) is reduced to
                                      zero;

                                 o    no payments of principal will be made to
                                      the holders of the class A-M, A-J, B, C,
                                      D, E or F certificates until, in the case
                                      of each class of those offered
                                      certificates, the total principal balance
                                      of all more senior classes of offered
                                      certificates (exclusive of the class X-CP
                                      certificates) is reduced to zero;

                                 o    except as described in the paragraph
                                      following those bullets, no payments of
                                      principal with respect to loan group no. 1
                                      will be made to the holders of the class
                                      A-1A certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3, A-AB and A-4 certificates is reduced
                                      to zero;

                                 o    except as described in the paragraph
                                      following those bullets, no payments of
                                      principal with respect to loan group no. 2
                                      will be made to the holders of the class
                                      A-1, A-2, A-3, A-AB and/or A-4
                                      certificates until the total principal
                                      balance of the class A-1A certificates is
                                      reduced to zero;

                                 o    on any given distribution date, except as
                                      described in the paragraph following these
                                      bullets, no payments of principal will be
                                      made to the holders of the class A-1, A-2,
                                      A-3, A-AB and/or A-4 certificates until
                                      the holders of the class A-1A certificates
                                      have received all payments of principal to
                                      which they are entitled on that
                                      distribution date with respect to loan
                                      group no. 2;

                                 o    on any given distribution date, beginning
                                      with the distribution date in August 2010,
                                      except as described in the paragraph
                                      following these bullets, the total
                                      principal balance of the class A-AB
                                      certificates must be paid down to the
                                      applicable scheduled principal balance for
                                      that class set forth on Annex F to this
                                      prospectus supplement before any payments
                                      of principal are made with respect to the
                                      class A-1, A-2, A-3 and/or A-4
                                      certificates; and

                                 o    except as described in the paragraph
                                      following these bullets, no payments of
                                      principal will be made to the holders of
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3 and A-AB certificates is reduced to
                                      zero, no payments of principal will be
                                      made to the holders of the class A-AB
                                      certificates (other than as described in
                                      the immediately preceding bullet) until
                                      the total principal balance of the class
                                      A-1, A-2 and A-3 certificates is reduced
                                      to zero, no payments of principal will be
                                      made to the holders of the class A-3
                                      certificates until the total principal
                                      balance of the class A-1 and A-2
                                      certificates is reduced to zero, and no
                                      payments of principal will be made to the
                                      holders of the class A-2 certificates
                                      until the total principal balance of the
                                      class A-1 certificates is reduced to zero.

                                 Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the trust, the total
                                 principal balance of the class

                                      S-26

                                 A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N,
                                 P, Q, S and T certificates could be reduced to
                                 zero at a time when the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates, or any two or
                                 more classes of those certificates, remain
                                 outstanding. Under those circumstances, any
                                 payments of principal on the outstanding class
                                 A-1, A-2, A-3, A-AB, A-4 and A-1A certificates
                                 will be made among those classes of
                                 certificates on a pro rata basis in accordance
                                 with their respective total principal balances.

                                 The total payments of principal to be made on
                                 the series 2005-C5 principal balance
                                 certificates on any distribution date will, in
                                 general, be a function of-

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of
                                      the end of that collection period or
                                      advanced by the master servicer, the
                                      trustee or the fiscal agent; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans that are
                                      received during the related collection
                                      period.

                                 However, if the master servicer, the special
                                 servicer, the trustee or the fiscal agent
                                 reimburses itself out of general collections on
                                 the mortgage pool for any advance that it has
                                 determined is not recoverable out of
                                 collections on the related underlying mortgage
                                 loan, then that advance (together with accrued
                                 interest thereon) will be deemed, to the
                                 fullest extent permitted, to be reimbursed
                                 first out of payments and other collections of
                                 principal otherwise distributable on the series
                                 2005-C5 principal balance certificates, prior
                                 to being deemed reimbursed out of payments and
                                 other collections of interest otherwise
                                 distributable on the series 2005-C5
                                 certificates. In addition, if payments and
                                 other collections of principal on the mortgage
                                 pool are applied to reimburse, or pay interest
                                 on, any advance that is determined to be
                                 nonrecoverable from collections on the related
                                 underlying mortgage loan, as described in the
                                 prior sentence, then that advance will be
                                 reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 of other collections of principal on the other
                                 loan group.

                                 The class X-CL, X-CP, R-I, R-II, R-III and V
                                 certificates do not have principal balances and
                                 do not entitle their holders to payments of
                                 principal.

                                 See "Description of the Offered
                                 Certificates-Payments-Payments of Principal"
                                 and "-Payments-Priority of Payments" in this
                                 prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES.........  If any prepayment premium or yield maintenance charge is collected on any of the underlying
                                 mortgage loans, then the trustee will pay that
                                 amount, net of any liquidation fee or workout
                                 fee payable in connection with the receipt
                                 thereof, in the proportions described under
                                 "Description of the Offered Certificates-
                                 Payments-Payments of Prepayment Premiums and
                                 Yield Maintenance Charges" in this prospectus
                                 supplement, to-

                                 o    the holders of the class X-CL
                                      certificates;

                                 o    the holders of the class X-CP
                                      certificates; and/or

                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D,
                                      E, F, G, H, J and/or K certificates that
                                      are then entitled to receive

                                      S-27

                                      any principal payments with respect to the
                                      loan group that includes the prepaid
                                      mortgage loan.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES ON
  THE UNDERLYING MORTGAGE
  LOANS AND DEFAULT-RELATED
  AND OTHER UNANTICIPATED
  EXPENSES.....................  Because of losses on the underlying mortgage loans (including, for this purpose, advances
                                 that are reimbursed out of general collections
                                 on the mortgage pool because collections on the
                                 related underlying mortgage loan are determined
                                 to be insufficient to make such reimbursement)
                                 and/or default-related and other unanticipated
                                 expenses of the trust, the total principal
                                 balance of the mortgage pool, net of
                                 outstanding advances of principal, may fall
                                 below the total principal balance of the series
                                 2005-C5 principal balance certificates. If and
                                 to the extent that those losses on the
                                 underlying mortgage loans and/or expenses of
                                 the trust cause such a deficit to exist
                                 following the payments made on the series
                                 2005-C5 certificates on any distribution date,
                                 the total principal balances of the respective
                                 classes of series 2005-C5 principal balance
                                 certificates will be sequentially reduced, in
                                 the following order, until that deficit is
                                 eliminated:

                                      REDUCTION ORDER         CLASS
                                     ----------------- -------------------
                                     1st .............          T
                                     2nd .............          S
                                     3rd .............          Q
                                     4th .............          P
                                     5th .............          N
                                     6th .............          M
                                     7th .............          L
                                     8th .............          K
                                     9th .............          J
                                     10th ............          H
                                     11th ............          G
                                     12th ............          F
                                     13th ............          E
                                     14th ............          D
                                     15th ............          C
                                     16th ............          B
                                     17th ............         A-J
                                     18th ............         A-M
                                     19th ............    A-1, A-2, A-3,
                                                      A-AB, A-4 and A-1A

                                 Any reduction to the respective total principal
                                 balances of the A-1, A-2, A-3, A-AB, A-4 and
                                 A-1A classes will be made on a pro rata basis
                                 in accordance with the relative sizes of those
                                 principal balances.

                                 See "Description of the Offered
                                 Certificates-Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS........  Except as described below in this "-Advances of Delinquent Monthly Debt Service Payments"
                                 subsection, the master servicer will be
                                 required to make advances with respect to any
                                 delinquent scheduled debt service payments,
                                 other

                                      S-28

                                 than balloon payments, due or assumed due on
                                 the underlying mortgage loans, in each case net
                                 of related master servicing fees and workout
                                 fees (and, in the case of each of the
                                 outside-serviced underlying mortgage loans,
                                 further net of any comparable fees payable for
                                 the subject mortgage loan pursuant to the
                                 governing servicing agreement). In addition,
                                 the trustee must make any of those advances
                                 that the master servicer is required, but
                                 fails, to make, and the fiscal agent must make
                                 any of those advances that the trustee is
                                 required, but fails, to make. As described
                                 under "Description of the Offered
                                 Certificates-Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement, any party that makes an advance
                                 will be entitled to be reimbursed for that
                                 advance, together with interest at the prime
                                 rate described in that section of this
                                 prospectus supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicer, the trustee or the fiscal
                                 agent will be required to make any advance that
                                 it determines or, in general, with respect to
                                 specially serviced mortgage loans and mortgage
                                 loans as to which the related mortgaged real
                                 properties have been acquired by the trust
                                 following default, that the special servicer
                                 determines will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

                                 Subject to the discussion below regarding the
                                 outside-serviced underlying mortgage loans, if
                                 there occurs or exists any of various specified
                                 adverse events or circumstances with respect to
                                 any underlying mortgage loan or the mortgaged
                                 real property for that mortgage loan, then a
                                 new appraisal (or, in cases involving
                                 underlying mortgage loans or mortgaged real
                                 properties with principal balances or allocated
                                 loan amounts, as the case may be, of less than
                                 $2,000,000, a valuation estimate of that
                                 property) must be obtained or conducted. If,
                                 based on that appraisal or other valuation,
                                 subject to the discussion below regarding
                                 underlying mortgage loans that are part of loan
                                 combinations, it is determined that-

                                 o    the principal balance of, and other
                                      delinquent amounts due under, the subject
                                      underlying mortgage loan, exceed

                                 o    an amount equal to-

                                      1.   90% of the new appraised or estimated
                                           value of that real property (which
                                           value may be subject to reduction by
                                           the special servicer based on its
                                           review of the related appraisal and
                                           other relevant information), minus

                                      2.   the amount of any obligations secured
                                           by liens on the property, which liens
                                           are prior to the lien of the mortgage
                                           loan, plus

                                      3.   certain escrows and reserves and any
                                           letters of credit constituting
                                           additional security for the mortgage
                                           loan,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced. The reduction
                                 will be in generally the same proportion that
                                 the excess, sometimes referred to as an
                                 appraisal reduction amount, bears to the
                                 principal balance of the mortgage loan, net of
                                 related advances of principal. Due to the
                                 payment priorities, any reduction in advances
                                 of interest will, in general, reduce the funds
                                 available to pay interest on the most
                                 subordinate interest-bearing class or classes
                                 of series 2005-C5 certificates then
                                 outstanding. Appraisal reduction amounts will
                                 not affect the principal portion of P&I
                                 advances.

                                 The outside-serviced underlying mortgage loans
                                 are not being serviced under the series 2005-C5
                                 pooling and servicing agreement. Accordingly,
                                 the amount of any

                                      S-29

                                 P&I advances by the master servicer, the
                                 trustee or the fiscal agent with respect to
                                 each of those underlying mortgage loans may be
                                 reduced based on an appraisal reduction amount
                                 that was calculated in accordance with the
                                 related governing pooling and servicing
                                 agreement. It is expected that any such
                                 appraisal reduction amount would be calculated
                                 in a manner similar to that under the series
                                 2005-C5 pooling and servicing agreement.
                                 Further, the trigger events for when an
                                 appraisal of the related mortgaged real
                                 property or properties is required pursuant to
                                 those governing pooling and servicing
                                 agreements will be similar but not identical to
                                 the appraisal trigger events under the series
                                 2005-C5 pooling and servicing agreement.

                                 The calculation of any appraisal reduction
                                 amount, as described above under this
                                 "-Advances of Delinquent Monthly Debt Service
                                 Payments" section, in respect of any underlying
                                 mortgage loan that is part of a loan
                                 combination will, in each case, take into
                                 account all of the mortgage loans comprising
                                 the related loan combination. The applicable
                                 servicer will determine whether an appraisal
                                 reduction amount exists with respect to the
                                 entire subject loan combination based on a
                                 calculation that generally treats the subject
                                 loan combination as if it was a single
                                 underlying mortgage loan. Any resulting
                                 appraisal reduction amount will be allocated
                                 among the mortgage loans, as follows-

                                 o    with respect to the 200 Park Avenue loan
                                      combination, any appraisal reduction
                                      amount will be allocated, first, to the
                                      junior non-trust loan component of the 200
                                      Park Avenue note A1 non-trust mortgage
                                      loan (up to the amount of the outstanding
                                      principal balance of, and all accrued and
                                      unpaid interest (other than default
                                      interest) on, that junior non-trust loan
                                      component), and then, on a pro rata basis
                                      by balance, between the 200 Park Avenue
                                      underlying mortgage loan, the senior
                                      non-trust loan component of the 200 Park
                                      Avenue note A1 non-trust mortgage loan and
                                      the 200 Park Avenue note A3 non-trust
                                      mortgage loan;

                                 o    with respect to the Courtyard by Marriott
                                      Portfolio loan combination, any resulting
                                      appraisal reduction amount will be
                                      allocated, first, to the Courtyard by
                                      Marriott Portfolio note B non-trust
                                      mortgage loan (up to the amount of the
                                      outstanding principal balance of, and all
                                      accrued and unpaid interest (other than
                                      default interest) on, that note B
                                      non-trust mortgage loan), and second, to
                                      the junior non-trust loan component of the
                                      Courtyard by Marriott Portfolio note A1
                                      non-trust mortgage loan (up to the amount
                                      of the outstanding principal balance of,
                                      and all accrued and unpaid interest (other
                                      than default interest) on, that junior
                                      non-trust loan component), and then, on a
                                      pro rata basis by balance, between the
                                      Courtyard by Marriott Portfolio underlying
                                      mortgage loan, the senior non-trust loan
                                      component of the Courtyard by Marriott
                                      Portfolio note A1 non-trust mortgage loan
                                      and the Courtyard by Marriott Portfolio
                                      note A3 non-trust mortgage loan;

                                 o    with respect to the 1345 Avenue of the
                                      Americas loan combination, any resulting
                                      appraisal reduction amount will be
                                      allocated, first, on a pro rata basis by
                                      balance, to the 1345 Avenue of the
                                      Americas note 1-C1, note 1-C2, note 1-C3
                                      and note 1-C4 non-trust mortgage loans (up
                                      to the amount of the outstanding principal
                                      balances of those non-trust mortgage
                                      loans), and second, on a pro rata basis by
                                      balance, to the 1345 Avenue of the
                                      Americas note 1-B1 and note 1-B2 non trust
                                      mortgage loans and the junior component of
                                      the note 2 non-trust mortgage loan (up to
                                      the amount of the outstanding principal
                                      balances of those non-trust mortgage loans
                                      or component of non-trust mortgage loan),
                                      and then, on a pro rata basis by balance,
                                      to the 1345 Avenue of the Americas
                                      underlying mortgage loan, the 1345 Avenue
                                      of

                                      S-30

                                      the Americas note 1-A1, note 1-A3 and note
                                      1-A4 non-trust mortgage loans and the
                                      senior component of the 1345 Avenue of the
                                      Americas note 2 non-trust mortgage loan;

                                 o    with respect to the Park Avenue Plaza loan
                                      combination, any resulting appraisal
                                      reduction amount will be allocated, first,
                                      on a pro rata basis by balance, to the
                                      Park Avenue Plaza note 1-B1 and note 1-B2
                                      non-trust mortgage loans and the junior
                                      component of the Park Avenue Plaza note 2
                                      non-trust mortgage loan (up to the amount
                                      of the outstanding principal balances of
                                      those non-trust mortgage loans or
                                      component of non-trust mortgage loan), and
                                      then, on a pro rata basis by balance, to
                                      the Park Avenue Plaza underlying mortgage
                                      loan, the Park Avenue Plaza note 1-A1,
                                      note 1-A3 and note 1-A4 non-trust mortgage
                                      loans and the senior component of the Park
                                      Avenue Plaza note 2 non-trust mortgage
                                      loan; and

                                 o    with respect to each other loan
                                      combination identified in the loan
                                      combination chart under "-Relevant
                                      Parties-Non-Trust Mortgage Loan
                                      Noteholders," any resulting appraisal
                                      reduction amount will, in each case, be
                                      allocated, first, to the related
                                      subordinate non-trust mortgage loan (up to
                                      the amount of the outstanding principal
                                      balance of, and all accrued and unpaid
                                      interest (other than default interest) on,
                                      that subordinate non-trust mortgage loan),
                                      and then, to the subject underlying
                                      mortgage loan.

                                 The amount of advances of interest on any of
                                 the underlying mortgage loans that are part of
                                 a loan combination will reflect any appraisal
                                 reduction amount allocable thereto.

                                 See "Description of the Offered
                                 Certificates-Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing Under the
                                 Series 2005-C5 Pooling and Servicing
                                 Agreement-Required Appraisals" and
                                 "-Servicing and Other Compensation and Payment
                                 of Expenses" in this prospectus supplement. See
                                 also "Description of the
                                 Certificates-Advances" in the accompanying
                                 prospectus.

REPORTS TO CERTIFICATEHOLDERS..  On each distribution date, the trustee will provide or make available to the registered
                                 holders of the series 2005-C5 certificates a
                                 monthly report substantially in the form of
                                 Annex D to this prospectus supplement. The
                                 trustee's report will detail, among other
                                 things, the payments made to the series 2005-C5
                                 certificateholders on that distribution date
                                 and the performance of the underlying mortgage
                                 loans and the mortgaged real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the trustee's offices during normal
                                 business hours a variety of information and
                                 documents that pertain to the underlying
                                 mortgage loans and the mortgaged real
                                 properties for those loans.

                                 See "Description of the Offered
                                 Certificates-Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL TERMINATION...........  Specified parties to the transaction may terminate the trust by purchasing all of the
                                 mortgage loans and any foreclosure properties
                                 held by the trust, but only when the total
                                 principal balance of the mortgage pool, net of
                                 outstanding advances of principal, is less than
                                 1.0% of the initial mortgage pool balance.

                                 See "Description of the Offered
                                 Certificates-Termination" in this prospectus
                                 supplement.

                                      S-31

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL........................  In this section, "-The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to include in the
                                 trust. For more detailed information regarding
                                 those mortgage loans, you should review the
                                 following sections in this prospectus
                                 supplement:

                                 o    "Description of the Mortgage Pool;"

                                 o    "Risk Factors-Risks Related to the
                                      Underlying Mortgage Loans;"

                                 o    Annex A-1-Certain Characteristics of
                                      Individual Underlying Mortgage Loans;

                                 o    Annex A-2-Certain Characteristics of the
                                      Mortgage Pool;

                                 o    Annex A-3-Certain Characteristics of Loan
                                      Group No. 1;

                                 o    Annex A-4-Certain Characteristics of Loan
                                      Group No. 2;

                                 o    Annex A-5--Certain Monetary Terms of the
                                      Underlying Mortgage Loans;

                                 o    Annex A-6-Certain Information Regarding
                                      Reserve;

                                 o    Annex B-Certain Information Regarding
                                      Multifamily Properties; and

                                 o    Annex H-Additional Summary Information on
                                      the Transaction.

                                 For purposes of calculating distributions on
                                 certain classes of the offered certificates,
                                 the pool of mortgage loans backing the series
                                 2005-C5 certificates will be divided into a
                                 loan group no. 1 and a loan group no. 2.

                                 Loan group no. 1 will consist of all of the
                                 underlying mortgage loans that are secured by
                                 property types other than multifamily and
                                 mobile home park, together with six (6)
                                 underlying mortgage loans that are secured by
                                 multifamily and mobile home park properties.
                                 Loan group no. 1 will consist of 97 mortgage
                                 loans, with an initial loan group no. 1 balance
                                 of $2,171,745,637, representing approximately
                                 92.6% of the initial mortgage pool balance.

                                 Loan group no. 2 will consist of all but six
                                 (6) of the underlying mortgage loans that are
                                 secured by multifamily and mobile home park
                                 properties. Loan group no. 2 will consist of 18
                                 mortgage loans, with an initial loan group no.
                                 2 balance of $172,322,902, representing
                                 approximately 7.4% of the initial mortgage pool
                                 balance. See Annex B-Certain Information
                                 Regarding Multifamily Properties.

                                 When reviewing the information that we have
                                 included in this prospectus supplement,
                                 including the Annexes hereto, with respect to
                                 the mortgage loans that are to back the offered
                                 certificates, please note that-

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans, references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1 and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2. We will transfer each of the
                                      underlying mortgage loans, at its
                                      respective cut-off date principal balance,
                                      to the trust. We show the cut-off date
                                      principal

                                      S-32

                                      balance for each of the underlying
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement.

                                 o    All weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances.

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances.

                                 o    With respect to each of the underlying
                                      mortgage loans that are part of a loan
                                      combination, unless the context clearly
                                      indicates otherwise, certain statistical
                                      information (in particular, information
                                      relating to debt service coverage ratios,
                                      loan-to-value ratios and loan amount per
                                      square foot or other unit of measurement)
                                      in this prospectus supplement is
                                      calculated in the following manner:

                                      1.   with respect to the 200 Park Avenue
                                           underlying mortgage loan, based on
                                           the entire 200 Park Avenue loan
                                           combination, exclusive of the junior
                                           non-trust loan component of the 200
                                           Park Avenue note A1 non-trust
                                           mortgage loan (see "Description of
                                           the Mortgage Pool-Significant
                                           Underlying Mortgage Loans-The 200
                                           Park Avenue Mortgage Loan");

                                      2.   with respect to the Courtyard by
                                           Marriott Portfolio underlying
                                           mortgage loan, based on the entire
                                           Courtyard by Marriott Portfolio loan
                                           combination, exclusive of (a) the
                                           junior non-trust loan component of
                                           the Courtyard by Marriott Portfolio
                                           note A1 non-trust mortgage loan and
                                           (b) the Courtyard by Marriott
                                           Portfolio note B non-trust mortgage
                                           loan (see "Description of the
                                           Mortgage Pool-Significant Underlying
                                           Mortgage Loans-The Courtyard by
                                           Marriott Portfolio Mortgage Loan");

                                      3.   with respect to the 1345 Avenue of
                                           the Americas underlying mortgage
                                           loan, taking into account the 1345
                                           Avenue of the Americas note 1-A1,
                                           note 1-A3 and note 1-A4 non-trust
                                           mortgage loans and the senior
                                           component of the 1345 Avenue of the
                                           Americas note 2 non-trust mortgage
                                           loan and without regard to the 1345
                                           Avenue of the Americas note 1-B1 and
                                           note 1-B2 non-trust mortgage loans,
                                           the junior component of the 1345
                                           Avenue of the Americas note 2
                                           non-trust mortgage loan, and the 1345
                                           Avenue of the Americas note 1-C1,
                                           note 1-C2, note 1-C3 and note 1-C4
                                           non-trust mortgage loans;

                                      4.   with respect to the Park Avenue Plaza
                                           underlying mortgage loan, taking into
                                           account the Park Avenue Plaza note
                                           1-A1, note 1-A3 and note 1-A4
                                           non-trust mortgage loans and the
                                           senior component of the Park Avenue
                                           Plaza note 2 non-trust mortgage loan
                                           and without regard to the Park Avenue
                                           Plaza note 1-B1, note 1-B2 non-trust
                                           mortgage loans and junior component
                                           of the Park Avenue Plaza note 2
                                           non-trust mortgage loan; and

                                      5.   with respect to each other loan
                                           combination identified in the loan
                                           combination chart under "-Relevant
                                           Parties-Non-Trust Mortgage Loan
                                           Noteholders," without regard to the
                                           corresponding non-trust mortgage
                                           loan(s) in the subject loan
                                           combination, each of which is
                                           generally subordinate. See
                                           "Description of the Mortgage
                                           Pool-Significant Underlying Mortgage
                                           Loans-The 500 West Madison Street

                                      S-33

                                           Mortgage Loan" and "-Loan
                                           Combinations" in this prospectus
                                           supplement.

                                 o    If any of the mortgage loans is secured by
                                      multiple real properties located in more
                                      than one state or representing more than
                                      one property type, a portion of that
                                      mortgage loan has been allocated to each
                                      of those properties.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision. See "-Additional
                                      Statistical Information" below.

                                 o    Whenever we refer to a particular
                                      mortgaged real property by name, we mean
                                      the mortgaged real property identified by
                                      that name on Annex A-1 to this prospectus
                                      supplement. Whenever we refer to a
                                      particular mortgage loan by name, we mean
                                      the mortgage loan secured by the mortgaged
                                      real property identified by that name on
                                      Annex A-1 to this prospectus supplement.

                                 o    Statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates as a result of changes in the
                                      composition of the mortgage pool prior to
                                      that date.

                                 It has been confirmed to us by S&P and Fitch
                                 that six (6) of the mortgage loans that we
                                 intend to include in the trust, representing
                                 34.6% of the initial mortgage pool balance,
                                 each has, in the context of its inclusion in
                                 the mortgage pool, credit characteristics
                                 consistent with investment grade-rated
                                 obligations. Three (3) of those mortgage loans
                                 are described under "Description of the
                                 Mortgage Pool-Significant Underlying Mortgage
                                 Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS...............  We are not the originator of any of the mortgage loans that we intend to include in the
                                 trust. We will acquire those mortgage loans
                                 from two or more parties. Except in two (2)
                                 cases, representing 1.2% of the initial
                                 mortgage pool balance, each of those mortgage
                                 loans was originated by-

                                 o    the related mortgage loan seller from whom
                                      we acquired the mortgage loan,

                                 o    an affiliate of the related mortgage loan
                                      seller, or

                                 o    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit
                                      lending program.

                                 Lehman Brothers Inc. is our affiliate and an
                                 affiliate of one or more of the mortgage loan
                                 sellers. UBS Securities LLC is an affiliate of
                                 another mortgage loan seller.

PAYMENT AND OTHER TERMS........  Each of the mortgage loans that we intend to include in the trust is the obligation of a
                                 borrower to repay a specified sum with
                                 interest. Repayment of each of the mortgage
                                 loans that we intend to include in the trust is
                                 secured by a mortgage lien on the fee and/or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial or
                                 multifamily real properties. Except for limited
                                 permitted encumbrances, which we identify in
                                 the glossary to this prospectus supplement, and
                                 except as otherwise described in the next
                                 sentence, that mortgage lien will be a first
                                 priority lien. In the case of the underlying
                                 mortgage loan secured by the mortgaged real
                                 property identified on Annex A-1 hereto as
                                 Providence Place, the related borrower has
                                 agreed to make certain payments in lieu of real
                                 estate taxes and the related borrower's
                                 obligation to make those

                                      S-34

                                 payments is secured by a lien upon the related
                                 mortgaged real property which lien is prior to
                                 the lien of the mortgage securing the related
                                 loan. See "Description of the Mortgage
                                 Pool-Significant Underlying Mortgage
                                 Loans-Providence Place-PILOT Bond Program" in
                                 this prospectus supplement.

                                 All of the mortgage loans that we intend to
                                 include in the trust are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

                                 Each of the mortgage loans that we intend to
                                 include in the trust currently accrues interest
                                 at the annual rate specified with respect to
                                 that loan on Annex A-1 to this prospectus
                                 supplement. Except with respect to mortgage
                                 loans that have anticipated repayment dates, as
                                 described below, the mortgage interest rate for
                                 each underlying mortgage loan is, in the
                                 absence of default, fixed for the entire term
                                 of the loan.

                                 Subject, in some cases, to a next business day
                                 convention-

                                 o    one (1) of the mortgage loans that we
                                      intend to include in the trust,
                                      representing 0.1% of the initial mortgage
                                      pool balance, provide for scheduled
                                      payments of principal and/or interest to
                                      be due on the first day of each month.

                                 o    two (2) of the mortgage loans that we
                                      intend to include in the trust,
                                      representing 2.8% of the initial mortgage
                                      pool balance, provide for scheduled
                                      payments of principal and/or interest to
                                      be due on the eighth day of each month,
                                      and

                                 o    112 of the mortgage loans that we intend
                                      to include in the trust, representing
                                      97.0% of the initial mortgage pool
                                      balance, provide for scheduled payments of
                                      principal and/or interest to be due on the
                                      eleventh day of each month.

                                 One hundred eleven (111) of the mortgage loans
                                 that we intend to include in the trust,
                                 representing 97.0% of the initial mortgage pool
                                 balance, of which 93 mortgage loans are in loan
                                 group no. 1, representing 96.8% of the initial
                                 loan group no. 1 balance, and 18 mortgage loans
                                 are in loan group no. 2, representing 100.0% of
                                 the initial loan group no. 2 balance,
                                 respectively, provide for:

                                 o    either (a) amortization schedules that (i)
                                      are significantly longer than their
                                      respective remaining terms to stated
                                      maturity and (ii) in some cases, begin
                                      following the end of an initial
                                      interest-only period or (b) no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on each of their respective maturity
                                      dates.

                                 Twenty-seven (27) of the balloon mortgage loans
                                 identified in the prior paragraph, representing
                                 37.1% of the initial mortgage pool balance, of
                                 which 23 mortgage loans are in loan group no.
                                 1, representing 37.4% of the initial loan group
                                 no. 1 balance, and four (4) mortgage loans are
                                 in loan group no. 2, representing 32.5% of the
                                 initial loan group no. 2 balance, respectively,
                                 require payments of interest only to be due on
                                 each due date until the stated maturity date.
                                 Another 42 of the balloon mortgage loans
                                 identified in the prior paragraph, representing
                                 31.2% of the initial mortgage pool balance, of
                                 which 35 mortgage loans are in loan group no.
                                 1, representing 29.4% of the initial loan group
                                 no. 1 balance, and seven (7) mortgage loans are
                                 in loan group no. 2, representing 54.6% of the
                                 initial loan group no. 2 balance, respectively,
                                 require payments of interest only to be due
                                 until the expiration of a designated
                                 interest-only period that ends prior to the
                                 related stated maturity date.

                                      S-35

                                 One (1) of the mortgage loans that we intend to
                                 include in the trust, representing 0.1% of the
                                 initial mortgage pool balance and 0.1% of the
                                 initial loan group no. 1 balance, provides
                                 material incentives to the related borrower to
                                 pay the mortgage loan in full by a specified
                                 date prior to the related maturity date. We
                                 consider that date to be the anticipated
                                 repayment date for the mortgage loan. There can
                                 be no assurance, however, that these incentives
                                 will result in the subject mortgage loan being
                                 paid in full on or before its respective
                                 anticipated repayment date. The incentives,
                                 which in each case will become effective as of
                                 the related anticipated repayment date,
                                 include:

                                 o    The calculation of interest at a rate per
                                      annum in excess of the initial mortgage
                                      interest rate. The additional interest in
                                      excess of interest at the initial mortgage
                                      interest rate will be deferred and will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full.

                                 o    The application of excess cash flow from
                                      the mortgaged real property, after debt
                                      service payments and any specified
                                      reserves or expenses have been funded or
                                      paid, to pay the principal amount of the
                                      mortgage loan. The payment of principal
                                      from excess cash flow will be in addition
                                      to the principal portion, if any, of the
                                      normal monthly debt service payment.

                                 The mortgage loan with an anticipated repayment
                                 date identified in the prior paragraph requires
                                 payments of interest only to be due until the
                                 expiration of a designated interest-only period
                                 that ends prior to the related anticipated
                                 repayment date.

                                 Three (3) of the mortgage loans that we intend
                                 to include in the trust, representing 2.9% of
                                 the initial mortgage pool balance, all of which
                                 mortgage loans are in loan group no. 1 and
                                 represent 3.1% of the initial loan group no. 1
                                 balance, each has a payment schedule that
                                 provides for the payment of the subject
                                 mortgage loan in full or substantially in full
                                 by its maturity date. Those mortgage loans do
                                 not provide for any of the repayment incentives
                                 associated with mortgage loans with anticipated
                                 repayment dates.

DELINQUENCY STATUS.............  None of the mortgage loans that we intend to include in the trust were 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of the cut-off date or at
                                 any time during the 12-month period preceding
                                 that date.

PREPAYMENT LOCK-OUT,
  DEFEASANCE, PREPAYMENT
  PREMIUM AND YIELD MAINTENANCE
  PERIODS......................  An initial prepayment lock-out period is currently in effect for all of the mortgage
                                 loans that we intend to include in the trust. A
                                 prepayment lock-out period is a period during
                                 which the principal balance of a mortgage loan
                                 may not be voluntarily prepaid in whole or in
                                 part.

                                 Ninety-six (96) of the mortgage loans that we
                                 intend to include in the trust, representing
                                 78.1% of the initial mortgage pool balance, of
                                 which 80 mortgage loans are in loan group no.
                                 1, representing 78.2% of the initial loan group
                                 no. 1 balance, and 16 mortgage loans are in
                                 loan group no. 2, representing 76.8% of the
                                 initial loan group no. 2 balance, respectively,
                                 provide for a defeasance period, following the
                                 initial prepayment lock-out period. A
                                 defeasance period is a period when voluntary
                                 prepayments are still prohibited but the
                                 related borrower may obtain a full or partial
                                 release of the related mortgaged real property
                                 from the related mortgage lien by defeasing the
                                 mortgage loan through the delivery of
                                 non-callable U.S. Treasury securities or other
                                 non-callable government securities, within the
                                 meaning of section 2(a)(16) of the Investment
                                 Company Act of 1940, which are acceptable to
                                 the applicable rating agencies, as substitute

                                      S-36

                                 collateral. None of these 98 mortgage loans
                                 permits defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the offered certificates.

                                 Eighteen (18) mortgage loans that we intend to
                                 include in the trust, representing 12.5% of the
                                 initial mortgage pool balance, of which 16
                                 mortgage loans are in loan group no. 1,
                                 representing 11.7% of the initial loan group
                                 no. 1 balance, and two (2) mortgage loans are
                                 in loan group no. 2, representing 23.2% of the
                                 initial loan group no. 2 balance, respectively,
                                 each provides for a period, following the
                                 initial prepayment lock-out period, when the
                                 loan is prepayable together with a yield
                                 maintenance charge, but does not provide for
                                 defeasance.

                                 One (1) of the mortgage loans that we intend to
                                 include in the trust, representing 9.4% of the
                                 initial mortgage pool balance, which mortgage
                                 loan is in loan group no. 1 and represents
                                 10.1% of the initial loan group no. 1 balance,
                                 provides for a period, following the initial
                                 prepayment lock-out period, when the loan may
                                 either be defeased or prepaid with a yield
                                 maintenance charge. Such period following the
                                 initial prepayment lock-out period is not
                                 considered a defeasance period for purposes of
                                 this prospectus supplement.

                                 Set forth below is information regarding the
                                 remaining terms of the prepayment lock-out and
                                 prepayment lock-out/defeasance periods,
                                 respectively, for the underlying mortgage
                                 loans:

                                         MORTGAGE    LOAN GROUP   LOAN GROUP
                                           POOL         NO. 1       NO. 2
                                       ------------ ------------ -----------
Maximum remaining prepayment
  lock-out or prepayment
  lock-out/defeasance period .......    178 months   178 months   120 months
Minimum remaining prepayment
  lock-out or prepayment
  lock-out/defeasance period .......     21 months    21 months    24 months
Weighted average remaining
  prepayment lock-out or
  prepayment lock-out/defeasance
  period ...........................     86 months    85 months    90 months

                                 Notwithstanding the foregoing, even a mortgage
                                 loan in a prepayment lock-out or prepayment
                                 lockout/defeasance period may allow for
                                 prepayments under limited circumstances. See
                                 "Description of the Mortgage Pool--Terms and
                                 Conditions of the Underlying Mortgage
                                 Loans-Other Prepayment Provisions" in this
                                 prospectus supplement.

                                      S-37

                       ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS.....  The mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:



                                                                 LOAN GROUP      LOAN GROUP
                                              MORTGAGE POOL         NO. 1           NO. 2
                                             ---------------   --------------   -------------

Total cut-off date principal
  balance ................................... $2,344,068,539   $2,171,745,637   $172,322,902
Number of mortgage loans ....................            115               97             18
Number of mortgaged real
  properties ................................            213              194             19
Maximum cut-off date principal
  balance ...................................   $285,131,898     $285,131,898    $32,000,000
Minimum cut-off date principal
  balance ...................................     $1,123,978       $1,123,978     $1,844,571
Average cut-off date principal
  balance ...................................    $20,383,205      $22,389,130     $9,573,495
Maximum mortgage interest rate ..............         6.280%           6.202%         6.280%
Minimum mortgage interest rate ..............         4.840%           4.990%         4.840%
Weighted average mortgage
  interest rate .............................         5.427%           5.439%         5.278%
Maximum original term to maturity or
  anticipated repayment date ................     180 months       180 months     120 months
Minimum original term to maturity or
  anticipated repayment date ................      59 months        60 months      59 months
Weighted average original term to
  maturity or anticipated repayment date ....     110 months       111 months     105 months
Maximum remaining term to maturity
  or anticipated repayment date .............     178 months       178 months     120 months
Minimum remaining term to maturity or
  anticipated repayment date ................      55 months        55 months      59 months
Weighted average remaining term to maturity
  or anticipated repayment date .............     108 months       108 months     105 months
Weighted average underwritten debt service
  coverage ratio ............................          1.45x            1.46x          1.33x
Weighted average cut-off date
  loan-to-value ratio .......................          65.4%            64.5%          76.9%


                                 In reviewing the foregoing table, please note
                                 that:

                                 o    The initial mortgage pool balance, the
                                      initial loan group no. 1 balance and the
                                      initial loan group no. 2 balance are each
                                      subject to a permitted variance of plus or
                                      minus 5%.

                                 o    Except as described below in the second
                                      succeeding bullet, the underwritten debt
                                      service coverage ratio for any mortgage
                                      loan that is to be included in

                                      S-38

                                      the trust is equal to the underwritten
                                      annual net cash flow for the related
                                      mortgaged real property, divided by the
                                      product of 12 times the monthly debt
                                      service payment due in respect of that
                                      underlying mortgage loan on the first due
                                      date following the cut-off date or, if
                                      that mortgage loan is currently in an
                                      interest-only period, on the first due
                                      date after the commencement of the
                                      scheduled amortization.

                                 o    Except as described in the following
                                      bullet, the cut-off date loan-to-value
                                      ratio for any mortgage loan to be included
                                      in the trust is equal to its cut-off date
                                      principal balance, divided by the
                                      estimated value of the related mortgaged
                                      real property as set forth in a related
                                      third-party appraisal dated as specified
                                      on Annex A-1 to this prospectus
                                      supplement.

                                 o    The exceptions to the foregoing
                                      calculations of underwritten debt service
                                      coverage ratio and cut-off date
                                      loan-to-value ratio are as follows:

                                      (1)  in the case of an underlying mortgage
                                           loan that provides for payments of
                                           interest only until the related
                                           stated maturity date, the calculation
                                           of underwritten debt service coverage
                                           ratio is based upon the actual
                                           interest-only payments (calculated in
                                           accordance with the related loan
                                           documents) that will be due in
                                           respect of the subject mortgage loan
                                           during the 12-month period following
                                           the cut-off date; and

                                      (2)  in the case of an underlying mortgage
                                           loan that is part of a loan
                                           combination (as set forth under
                                           "Description of the Mortgage
                                           Pool--Loan Combinations" in this
                                           prospectus supplement), the
                                           underwritten debt service coverage
                                           ratio and the cut-off date
                                           loan-to-value ratio are, in general,
                                           each calculated based on the entire
                                           subject loan combination, exclusive
                                           of each corresponding non-trust
                                           mortgage loan and/or loan component
                                           of a corresponding non-trust mortgage
                                           loan that would, in connection with a
                                           material event of default, be
                                           subordinate in right of payment to
                                           the subject underlying mortgage loan.

                                 o    In the case of some of the mortgage loans
                                      that we intend to include in the trust,
                                      the calculation of underwritten annual net
                                      cash flow for the related mortgaged real
                                      property or properties (which is, in turn,
                                      used in the calculation of underwritten
                                      debt service coverage ratios) was based on
                                      certain assumptions regarding projected
                                      rental income and/or occupancy, including:
                                      (a) the assumption that a particular
                                      tenant at the subject mortgaged real
                                      property that has executed a lease, but
                                      has not yet taken occupancy and/or has not
                                      yet commenced paying rent, will take
                                      occupancy and commence paying rent on a
                                      future date, (b) the assumption that an
                                      unexecuted lease that is currently being
                                      negotiated with respect to a particular
                                      tenant at the subject mortgaged real
                                      property or is out for signature will be
                                      executed and in place on a future date,
                                      (c) the assumption that a portion of the
                                      currently vacant and unleased space at the
                                      subject mortgaged real property will be
                                      leased at current market rates and
                                      consistent with occupancy rates of
                                      comparable properties in the subject
                                      market, (d) the assumption that certain
                                      rental income payable on a future date
                                      under a signed lease, but where the tenant
                                      is in an initial rent abatement or free
                                      rent period, will be paid commencing on
                                      such future date, (e) assumptions
                                      regarding the renewal of particular
                                      leases, incremental rent increases and/or
                                      the re-leasing of certain space at the
                                      subject mortgaged real property, (f)
                                      certain additional lease-up assumptions as
                                      may be described in the footnotes to Annex
                                      A-1 to this prospectus supplement, and/or
                                      (g) certain other assumptions regarding
                                      the payment of rent not currently being
                                      paid. There is no assurance that the
                                      foregoing assumptions made with respect to
                                      any

                                      S-39

                                      particular underlying mortgage loan will,
                                      in fact, be consistent with actual
                                      property performance; and, if they are not
                                      consistent, actual annual net cash flow
                                      for a mortgaged property may be less than
                                      the underwritten annual net cash flow
                                      presented with respect to that property in
                                      this prospectus supplement.

B. GEOGRAPHIC CONCENTRATION....  The table below shows the number of, and percentage of the initial mortgage pool balance
                                 secured by, mortgaged real properties located
                                 in the indicated states:

                                                                    % OF INITIAL
                                                        NUMBER OF     MORTGAGE
                                         STATE         PROPERTIES   POOL BALANCE
                                  ------------------- ------------ -------------
                                  New York ..........       9           19.3%
                                  Illinois ..........      15           15.4%
                                  Rhode Island ......       2           11.9%
                                  Florida ...........      20            7.0%
                                  California ........      28            6.6%
                                  Maryland ..........       9            6.5%
                                  Texas .............      18            5.2%
                                  Virginia ..........      11            4.8%

                                 The remaining mortgaged real properties with
                                 respect to the mortgage pool are located
                                 throughout 26 other states. No more than 3.7%
                                 of the initial mortgage pool balance is secured
                                 by mortgaged real properties located in any of
                                 these other states.

C. PROPERTY TYPES..............  The table below shows the number of, and percentage of the initial mortgage pool balance
                                 secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                                                    % OF INITIAL
                                                         NUMBER OF    MORTGAGE
                                      PROPERTY TYPE      PROPERTIES POOL BALANCE
                                 ----------------------- ---------- ------------
                                 Office ................     14         37.5%
                                 Retail ................     63         34.7%
                                   Regional Mall .......      2         14.5%
                                   Anchored Retail .....     43         14.0%
                                   Unanchored Retail ...     18          6.2%
                                 Hotel .................     70         11.6%
                                 Multifamily ...........     29         10.3%
                                 Self-Storage ..........     30          4.0%
                                 Industrial/Warehouse ..      1          1.2%
                                 Other .................      1          0.4%
                                 Mobile Home Park ......      5          0.2%

D. ENCUMBERED INTERESTS........  The table below shows the number of mortgage loans and the percentage of the initial
                                 mortgage pool balance represented thereby, that
                                 are secured by mortgaged real properties for
                                 which the whole or predominant encumbered
                                 interest is as indicated:

                                   ENCUMBERED INTEREST   NUMBER OF  % OF INITIAL
                                    IN THE MORTGAGED     MORTGAGE     MORTGAGE
                                      REAL PROPERTY        LOANS    POOL BALANCE
                                 ----------------------- ---------  ------------
                                 Fee Simple ............    110         78.5%
                                 Leasehold .............      2         11.8%
                                 Fee Simple/Leasehold ..      3          9.7%

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests or by a predominant fee interest and
                                 a relatively minor leasehold interest, is
                                 presented as being secured by a fee simple
                                 interest in this

                                      S-40

                                 prospectus supplement and is therefore included
                                 within the category referred to as "fee simple"
                                 in the chart above.

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS..............  The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans
                                 that we intend to include in the trust fund,
                                 collectively represent 57.4% of the initial
                                 mortgage pool balance. For a discussion of
                                 those ten (10) largest underlying mortgage
                                 loans and/or groups of cross-collateralized
                                 underlying mortgage loans, see "Description of
                                 the Mortgage Pool-Significant Underlying
                                 Mortgage Loans" in this prospectus supplement.

                                 LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
  CONSEQUENCES.................  The trustee or its agent will make elections to treat designated portions of the assets of the
                                 trust as multiple real estate mortgage
                                 investment conduits, or REMICs, under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended. Those multiple REMICs are
                                 as follows:

                                 o    REMIC I, which will hold, among other
                                      things, the underlying mortgage loans, but
                                      will exclude collections of additional
                                      interest accrued and deferred as to
                                      payment with respect to each mortgage loan
                                      in REMIC I with an anticipated repayment
                                      date that remains outstanding past that
                                      date;

                                 o    REMIC II, which will hold the regular
                                      interests in REMIC I; and

                                 o    REMIC III, which will hold the regular
                                      interests in REMIC II.

                                 Any assets of the trust not included in a REMIC
                                 will constitute a grantor trust for federal
                                 income tax purposes.

                                 The offered certificates will be treated as
                                 regular interests in REMIC III. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 The class X-CP certificates will be issued with
                                 more than a de minimis amount of original issue
                                 discount; and the remaining offered
                                 certificates will be issued with no original
                                 issue discount and, in some cases, may be
                                 treated as having been issued at a premium. If
                                 you own an offered certificate issued with
                                 original issue discount, you may have to report
                                 original issue discount income and be subject
                                 to a tax on this income before you receive a
                                 corresponding cash payment. When determining
                                 the rate of accrual of original issue discount,
                                 market discount and premium, if any, with
                                 respect to the series 2005-C5 certificates for
                                 federal income tax purposes, the prepayment
                                 assumption used will be that following any date
                                 of determination:

                                 o    any underlying mortgage loans with
                                      anticipated repayment dates will be paid
                                      in full on those dates,

                                 o    no mortgage loan in the trust will
                                      otherwise be prepaid prior to maturity,
                                      and

                                 o    there will be no extension of maturity for
                                      any mortgage loan in the trust.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying prospectus.

                                      S-41

ERISA..........................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to-

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Lehman Brothers
                                 Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended. See "ERISA Considerations" in
                                 this prospectus supplement and in the
                                 accompanying prospectus.

LEGAL INVESTMENT...............  The offered certificates will not be mortgage related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities should consult with their own legal
                                 advisors in determining whether and to what
                                 extent the offered certificates will be legal
                                 investments for them. See "Legal Investment" in
                                 this prospectus supplement and in the
                                 accompanying prospectus.

INVESTMENT CONSIDERATIONS......  The rate and timing of payments and other collections of principal on or with respect to
                                 the underlying mortgage loans may affect the
                                 yield to maturity on your offered certificates.
                                 In the case of any offered certificate
                                 purchased at a discount from its principal
                                 balance, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 In addition, if you are contemplating the
                                 purchase of class X-CP certificates, you should
                                 be aware that-

                                 o    the yield to maturity on the class X-CP
                                      certificates will be highly sensitive to
                                      the rate and timing of any principal
                                      prepayments and/or other early
                                      liquidations of the underlying mortgage
                                      loans;

                                 o    a faster than anticipated rate of payments
                                      and other collections of principal on the
                                      underlying mortgage loans could result in
                                      a lower anticipated yield with respect to
                                      the class X-CP certificates, and

                                 o    an extremely rapid rate of prepayments
                                      and/or other liquidations of the
                                      underlying mortgage loans could result in
                                      a complete or partial loss of your initial
                                      investment with respect to the class X-CP
                                      certificates.

                                 The yield on any offered certificate with a
                                 variable or capped pass-through rate could also
                                 be adversely affected if the underlying
                                 mortgage loans with relatively higher net
                                 mortgage interest rates pay principal faster
                                 than the mortgage loans

                                      S-42

                                 with relatively lower net mortgage interest
                                 rates. In addition, the pass-through rate for,
                                 and yield on, the class X-CP certificates will
                                 vary with changes in the relative sizes of the
                                 respective components that make up the related
                                 total notional amount of that class, with each
                                 of those components consisting of the total
                                 principal balance, or a designated portion of
                                 the total principal balance, of a class of
                                 series 2005-C5 principal balance certificates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                      S-43

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and
Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A
Certificates. If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2005-C5 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2005-C5 certificates.

     When making an investment decision, you should consider, among other things-

     o    the payment priorities of the respective classes of the series 2005-C5 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-C5 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates-Payments" and "-Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors-The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "-Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "-Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on-

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

                                      S-44

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses
(b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "Servicing Under the Series 2005-C5
Pooling and Servicing Agreement," "Servicing of the 200 Park Avenue Loan
Combination and the Courtyard by Marriott Portfolio Loan Combination,"
"Servicing of the 1345 Avenue of the Americas Loan Combination and the Park
Avenue Plaza Loan Combination," "Description of the Offered
Certificates-Payments" and "-Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield
and Maturity Considerations" in this prospectus supplement. See also "Risk
Factors-The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and
Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-1, A-2,
A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H or J certificates may result in a reduction in the total notional amount of the class X-CP certificates.
Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by-

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
          Pool-Cures and Repurchases" in this prospectus supplement,

     o    the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

     o    the termination of the trust, as described under "Description of the
          Offered Certificates-Termination" in this prospectus supplement.

     Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

                                      S-45

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C5 principal balance certificates.

     The Interests of the Series 2005-C5 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2005-C5 certificates representing a majority interest in the controlling class of series 2005-C5 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-The Series 2005-C5 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders" in this prospectus supplement; and (b)
replace the special servicer under the series 2005-C5 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing
Under the Series 2005-C5 Pooling and Servicing Agreement-Replacement of the
Special Servicer" in this prospectus supplement. Among other things, the series
2005-C5 controlling class representative may direct the special servicer under the series 2005-C5 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the outside-serviced underlying mortgage loans and any related foreclosure properties) that the series 2005-C5 controlling class representative may consider advisable, except to the extent that, in connection with any such underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2005-C5 controlling class will be a non-offered class of series 2005-C5 certificates. The series 2005-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2005-C5 controlling class representative will exercise its rights and powers on behalf of the series
2005-C5 controlling class certificateholders, and it will not be liable to any other class of series 2005-C5 certificateholders for so doing.

     Additional Compensation to the Master Servicer and the Special Servicer and
Interest on Advances Will Affect Your Right to Receive Distributions on Your
Offered Certificates. To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the underlying mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on an underlying mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the series
2005-C5 pooling and servicing agreement. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties
May Adversely Affect Payments on Your Certificates. After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a)
qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers
90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically

                                      S-46

defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms terminates (unless extended by
Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of the Terrorism Risk Insurance Act of 2002 would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending the Terrorism
Risk Insurance Act of 2002 if changes were made to the law to increase the magnitude of the events that would trigger coverage under the Terrorism Risk
Insurance Act of 2002, increase deductibles and co-payments, and eliminate some lines of insurance altogether. The London terrorist attacks have reinvigorated the debate over extension of the Terrorism Risk Insurance Act of 2002, with many insurers and reinsurers asserting a need to extend the Terrorism Risk Insurance
Act of 2002's back stop provisions. In addition, proposals for replacing the
Terrorism Risk Insurance Act of 2002, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 2005, and the nature and extent of any actions it may take with respect to the Terrorism
Risk Insurance Act of 2002, remain to be seen; there can be no assurance that the Terrorism Risk Insurance Act of 2002 will be extended, nor that alternative terrorism legislation will be enacted.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans" in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or
(d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the third, fourth and fifth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real

                                      S-47

property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-C5 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    regional mall;

     o    anchored retail;

     o    hotel;

     o    multifamily;

     o    unanchored retail;

     o    self-storage;

     o    industrial/warehouse;

     o    other; and

     o    mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on-

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors-Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets-Mortgage Loans-A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Inn @ Northrup Station,
Hillcrest Estate Apartments and CVS Scituate Harbor, respectively, representing
0.2%, 0.1%, and 0.1%, respectively, of the initial mortgage pool balance, are each secured by the related borrower's interest in a commercial condominium unit. In the case of one (1) mortgage loan, representing 0.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Inn @ Northrup Station, the borrower owns all of the condominium units and common areas, and has 100% control of the mortgaged real property. The related loan documents prohibit the release of any of the units. The subject mortgaged real property is operated as a hotel.

     In addition, in the case of one (1) mortgage loan, representing 2.3% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 424 West 33rd Street, the related loan documents contemplate that such mortgaged real property may be submitted to a condominium regime and upon satisfaction of certain conditions, the liens of the related deeds of trust will be subordinated to the condominium declaration. See "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The 424 West 33rd Street Mortgage Loan-Subordination to
Condominium Declaration; Partial Release" in this prospectus supplement.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

                                      S-48

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as Summit Ridge Apartments, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a part of the mortgaged real property consists of fifty-five (55) units of a planned unit development consisting of a total of 209 units. Forty-five (45)
units owned by the related borrower and included in the subject real mortgaged real property are improved with townhouses, and the remaining 10 units owned by the related borrower and included in the subject mortgaged real property are vacant lots also subject to the planned unit development regime. An additional eight (8) units are owned by unrelated third parties and the remainder of the units at the planned unit development is vacant land. There can be no assurance that the vacant units that are not owned by the borrower will not be developed in the future resulting in competition with the borrower-owned units for tenants. The borrower owns approximately 26.3% of the voting rights in the homeowners association. Under the declaration controlling the affairs of the planned unit development, a homeowners association is responsible for decisions relating to the common areas at the subject mortgaged real property. According to the borrower, there has not been an active association or levy of common area charges or assessments for the duration of the borrower's ownership of the units. Because the borrower owns less than a majority of the voting rights in the homeowners association, the borrower will not have control over the decisions made by the homeowners association and the borrower may be subject to risks similar to those discussed above in respect of condominium properties.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Sole Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors-Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance-Most of the Mortgage Loans Underlying Your Offered
          Certificates Will Be Nonrecourse" in the accompanying prospectus.

                                      S-49

     o    In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
          on a Single Tenant or on One or a Few Major Tenants at the Related
          Mortgaged Real Property. In the case of 49 mortgaged real properties, securing 23.9% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies
          25% or more of the particular property. In the case of 16 of those properties, securing 4.2% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors-Repayment of a Commercial or
          Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance-The Successful Operation of a Multifamily or
          Commercial Property Depends on Tenants," "-Repayment of a Commercial
          or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance- Dependence on a Single Tenant or a Small Number of
          Tenants Makes a Property Riskier Collateral" and "-Repayment of a
          Commercial or Multifamily Mortgage Loan Depends Upon the Performance
          and Value of the Underlying Real Property, Which May Decline Over Time
          and the Related Borrower's Ability to Refinance the Property, of Which
          There Is No Assurance-Tenant Bankruptcy Adversely Affects Property
          Performance" in the accompanying prospectus.

     o    Ten Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on the Respective Borrower's Interests in
          Each of the Following Property Types-Office, Retail, Hotel and
          Multifamily. Fourteen (14) of the mortgaged real properties, securing
          37.5% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property.

          A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the
               HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4.   whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          5.   the financial condition of the owner of the subject property.

          See "Description of the Trust Assets-Mortgage Loans-A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates-Office Properties" in the accompanying prospectus.

          Sixty-three (63) of the mortgaged real properties, securing 34.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5.   the physical condition and amenities of the subject building in relation to competing buildings;

          6.   competition from nontraditional sources such as catalog
               retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          7.   whether a retail property is anchored, shadow anchored or
               unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

                                      S-50

          8.   the financial condition of the owner of the subject property.

          We consider 45 of the subject retail properties (which include regional malls), securing 28.5% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 18 of the subject retail properties, securing 6.2% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties.
          As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence Place, which mortgage loan represents 11.7% of the initial mortgage pool balance, one of the three original anchor tenants, Lord & Taylor, has vacated its space;
          JC Penney has assumed the lease of such third anchor, but Lord &
          Taylor's departure from the mortgaged real property may entitle other inline tenants at the Providence Place mortgaged real property to pay rent at a reduced amount and/or terminate their leases. See
          "Description of the Mortgage Pool-Significant Underlying Mortgage
          Loans-The Providence Place Mortgaged Loan-The Mortgaged Property" in
          this prospectus supplement.

          Seventy (70) of the mortgaged real properties, collectively securing
          11.6% of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. A number of factors may adversely affect the value and successful operation of a hospitality property. Some of these factors include:

          1.   the location of the property and its proximity to major
               population centers or attractions;

          2.   the seasonal nature of business at the property;

          3.   the level of room rates relative to those charged by competitors;

          4.   quality and perception of the franchise affiliation;

          5.   economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

          6.   the existence or construction of competing hospitality
               properties;

          7.   nature and quality of the services and facilities;

          8.   financial strength and capabilities of the owner and operator;

          9.   the need for continuing expenditures for modernizing,
               refurbishing and maintaining existing facilities;

          10.  increases in operating costs, which may not be offset by increased room rates;

          11.  the property's dependence on business and commercial travelers and tourism;

          12.  changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

          13.  changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

          Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely

                                      S-51

          adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

          Hospitality properties may be operated under franchise agreements.
          See, for example, "Description of the Mortgage Pool-Significant
          Underlying Mortgage Loans-The Courtyard by Marriott Portfolio
          Mortgage Loan" in this prospectus supplement. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.
          The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In some cases, the franchise agreement may be terminable with or without cause by the franchisor or the franchisee. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

          The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          1.   the continued existence and financial strength of the franchisor;

          2.   the public perception of the franchise service mark; and

          3.   the duration of the franchise licensing agreement.

          The transferability of franchise license agreements may be restricted.
          The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

          See "Description of the Trust Assets-Mortgage Loans-A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates-Retail Properties" in the accompanying prospectus.

          Twenty-nine (29) of the mortgaged real properties, securing 10.3% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

          1.   the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

          2.   the physical condition and amenities of the subject apartment building in relation to competing buildings;

          3.   the subject property's reputation;

          4.   applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          5.   local factory or other large employer closings;

          6.   the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

          7.   compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or
               incentive programs from which the subject property receives benefits;

                                      S-52

          8.   distance from employment centers and shopping areas; and

          9.   the financial condition of the owner of the subject property.

          In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

          Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund, including the mortgaged real properties identified on Annex A-1 to this prospectus supplement as LEM-RAY Properties I DE, LLC, Pacific Prestige
          Properties I DE, LLC and Lombard Place I DE, LLC, respectively, are subject to land-use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

          See "Description of the Trust Assets-Mortgage Loans-A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates-Multifamily Rental Properties" in the accompanying prospectus.

          In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the
          Trust Assets-Mortgage Loans-A Discussion of the Various Types of
          Multifamily and Commercial Properties That May Secure Mortgage Loans
          Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o    Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
          Property. With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements.
          There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. Such conflicting rights exist, for example, with respect to the 200 Park Avenue underlying mortgage loan. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tigertown, which mortgage loan represents 1.1% of the initial mortgage pool balance, the related mortgaged real property is subject to several leases (including a lease with Best Buy), each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

     o    Five Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on Real Properties Located in Each of the
          Following States-New York, Illinois, Rhode Island, Florida,
          California, Maryland and Texas. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                      S-53

                                                                  % OF INITIAL
                                                    NUMBER OF       MORTGAGE
                           STATE                   PROPERTIES     POOL BALANCE
            -----------------------------------   ------------   -------------
            New York ..........................         9             19.3%
            Illinois ..........................        15             15.4%
            Rhode Island ......................         2             11.9%
            Florida ...........................        20              7.0%
            California ........................        28              6.6%
            Maryland ..........................         9              6.5%
            Texas .............................        18              5.2%

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk
          Factors-Geographic Concentration Within a Trust Exposes Investors to
          Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o    The Mortgage Pool Will Include Material Concentrations of Balloon
          Loans and Loans with Anticipated Repayment Dates. One hundred eleven
          (111) of the mortgage loans that we intend to include in the trust, representing 97.0% of the initial mortgage pool balance, of which 93 mortgage loans are in loan group no. 1, representing 96.8% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. Twenty-seven (27) of those balloon loans, representing 37.1% of the initial mortgage pool balance, of which 23 mortgage loans are in loan group no. 1, representing 37.4% of the initial loan group no. 1 balance, and four
          (4) mortgage loans are in loan group no. 2, representing 32.5% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, one (1) mortgage loan, representing 0.1%
          of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool-Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors-The Investment Performance of Your
          Offered Certificates Will Depend Upon Payments, Defaults and Losses on
          the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
          May Be Highly Unpredictable-There Is an Increased Risk of Default
          Associated with Balloon Payments" in the accompanying prospectus.

     o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
          Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 44.2% of the initial mortgage pool balance, and the ten (10)
          largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 57.4% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or
          Fitch, however, that three (3) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool-General,"
          "-Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans
          and Mortgage Loans with Affiliated Borrowers" and "-Significant
          Underlying Mortgage Loans" in this prospectus supplement and "Risk
          Factors-Loan Concentration Within a Trust Exposes Investors to
          Greater Risk of Default and Loss" in the accompanying prospectus.

                                      S-54

     o    The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on
          a Leasehold Interest in Real Property is Riskier Than Lending on the
          Fee Interest in That Property. Five (5) mortgage loans, representing
          21.5% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Providence Place underlying mortgage loan, representing 11.7% of the initial mortgage pool balance, is solely secured by the related borrower's interest in a ground lease on the Providence Place mortgaged real property, as described under "Description of the Mortgage Pool-Significant
          Underlying Mortgage Loans-The Providence Place Mortgage Loan-Ground
          Lease" in this prospectus supplement. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
          Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See also "Legal Aspects of Mortgage Loans-Foreclosure-Leasehold
          Considerations" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
          Legal Nonconforming Structures. Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See
          "Description of the Mortgage Pool-Additional Loan and Property
          Information-Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors-Changes in Zoning Laws May Adversely
          Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties May Not Comply with All
          Applicable Zoning Laws and/or Local Building Codes or with the
          Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the
          Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Description of the Mortgage
          Pool-Additional Loan and Property Information-Zoning and Building
          Code Compliance" in this prospectus supplement and "Risk
          Factors-Compliance with the Americans with Disabilities Act of 1990
          May Be Expensive" and "Legal Aspects of Mortgage Loans-Americans with
          Disabilities Act" in the accompanying prospectus.

          For example, with respect to the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as 500 West Madison Street, which secures a mortgage loan representing 9.4% of the initial mortgage pool balance, the related mortgaged real property has been cited by the City for four code violations, including the failure to have a secondary fire pump.

          In addition, with respect to the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as 424 West 33rd Street, which secures a mortgage loan representing 2.3% of the initial mortgage pool balance, the related borrower has not provided the mortgage lender a permanent certificate of occupancy. The mortgage lender is in possession of a temporary certificate of occupancy and the related borrower has agreed to cause a permanent certificate of occupancy be issued and delivered to mortgage lender upon completion of the certain tenant improvement work.

          In addition, with respect to the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Centre @ Greenway, which secures a mortgage loan representing 0.4% of the initial mortgage pool balance, the related mortgaged real property may be subject to a re-platting of a relatively small portion of the mortgaged real property (comprising approximately 0.2 acres parcel and containing a portion of the improvements out of a total tract of approximately 2.93 acres) under Houston's platting ordinance. The related recourse carve-out guarantor agreed to be personally liable for losses related to the failure to comply with the platting ordinance.

          In addition, with respect to the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Oxford Point Shopping
          Center, which secures a mortgage loan representing 0.4% of the initial mortgage pool

                                      S-55

          balance, the related mortgaged property is subject to a Declaration of
          Taking filed by The Pennsylvania Department of Transportation filed on
          October 30, 2002, covering approximately .1593 acres of the related mortgaged real property in order to create a right-of-way to a highway. According to information provided by the related borrower and its consultant, the condemnation will result in a change of access to the related mortgaged real property and the loss of approximately 29 parking spaces. The related borrower has provided to mortgage lender a letter from the Falls Township Manager which states that after the striping of an area behind the shopping center improvements to provide for an additional 25 spaces, the subject mortgaged real property will remain in compliance with the Township parking ordinance.

          In addition, with respect to the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Walgreens Hillside, which secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the subject mortgaged real property lies partly in Queens
          County, New York and partly in the Town of North Hempstead in Nassau
          County, New York. There is a light pole located on the subject mortgaged real property lying within the Town of North Hempstead exceeding applicable height restrictions by 16 feet. The related borrower is required by the related loan documents to provide within sixty days from the closing date of the loan, a letter from the Town of North Hempstead Department of Buildings, relinquishing jurisdiction over the light poles to the City of New York. Upon failure of the related borrower to obtain a waiver from the Town of North Hempstead, the related borrower is obligated to cause the light pole to be reduced to 20 feet within a reasonable time, at its sole cost and expense to comply with the terms and conditions of the lease. The guarantor under the related guaranty of non-recourse obligations of the related borrower agreed to be liable for "losses" related to the related borrower's failure to comply.

          Also with respect to the mortgaged real property identified on Annex
          A-1 to this prospectus supplement as Walgreens Hillside, the related borrower has agreed to cause the issuance and delivery of certain licenses and approvals for the use and occupancy of the related mortgaged real property upon the sole tenant's completion of its build out of the related premises.

          Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
          Affiliated Borrowers or Borrowers with Related Principals or Are
          Occupied, in Whole or in Part, by the Same Tenant or Affiliated
          Tenants, Which Presents a Greater Risk to the Trust Fund in the Event
          of the Bankruptcy or Insolvency of Any Such Borrower or Tenant.
          Eighteen (18) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The four (4) largest of these separate groups represent 5.9%, 4.9%, 2.8% and 1.7%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool-Cross-Collateralized Mortgage Loans,
          Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
          Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk
          Factors-Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance-Tenant Bankruptcy Adversely Affects Property Performance,"
          "-Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
          the Performance and Value of the Underlying Real Property, Which May
          Decline Over Time, and the Related Borrower's Ability to Refinance the
          Property, of Which There Is No Assurance-Borrower Concentration
          Within a Trust Exposes Investors to Greater Risk of Default and Loss"
          and "-Repayment of a Commercial or Multifamily Mortgage Loan Depends
          Upon the Performance and Value of the Underlying Real Property, Which
          May Decline Over Time, and the Related

                                      S-56

          Borrower's Ability to Refinance the Property, of Which There Is No
          Assurance-Borrower Bankruptcy Proceedings Can Delay and Impair
          Recovery on a Mortgage Loan Underlying Your Offered Certificates" in
          the accompanying prospectus.

     o    Some of the Mortgaged Real Properties Are or May Be Encumbered by
          Additional Debt and the Ownership Interests in Some Borrowers Have
          Been or May Be Pledged to Secure Debt Which, in Either Case, May
          Reduce the Cash Flow Available to the Subject Mortgaged Real Property.
          Fourteen (14) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 35.9% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under "Description of the
          Mortgage Pool-Loan Combinations" in this prospectus supplement, and we have included a table under "Description of the Mortgage Pool-Loan
          Combinations-General" that identifies each underlying mortgage loan that is part of a loan combination.

          One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender's actions may not be enforceable. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors-Certain
          Aspects of Subordination Agreements, Including Co-Lender Agreements
          Executed in Connection with Mortgage Loans Underlying Your Offered
          Certificates That Are Part of a Split Loan Structure, May be
          Unenforceable" in the accompanying prospectus.

          With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 200 Park
          Avenue, representing 12.2% of the initial mortgage pool balance, which is also one of the 14 underlying mortgage loans referred to in the second preceding paragraph, there exists a mezzanine loan that is secured by, in addition to a pledge of 100% of the equity ownership interests in the related borrower, a mortgage on the 200 Park Avenue mortgaged real property, which may be recorded at any time by the 200
          Park Avenue mezzanine loan lender, as further described under
          "Description of the Mortgage Pool-Significant Underlying Mortgage
          Loans-The 200 Park Avenue Loan-Mezzanine Financing" in this prospectus supplement.

          In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Providence Place, which mortgage loan represents
          11.7% of the initial mortgage pool balance, the related borrower, pursuant to a tax treaty agreement, is obligated to make fixed payments in lieu of real property taxes and such obligation is secured by a senior lien upon the mortgaged real property. See "Description of the Mortgage Pool-Significant Underlying Mortgage Loans-Providence
          Place-PILOT Bond Program" below.

          The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

          1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2.   reduced cash flow could result in deferred maintenance at the particular real property;

          3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          In addition, with respect to each of eight (8) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 34.9% of the initial mortgage pool balance, the direct or indirect equity interests in the

                                      S-57

          related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under "Description of the
          Mortgage Pool-Additional Loan and Property Information-Other
          Financing" in this prospectus supplement.

          Further, with respect to each of 20 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent
          43.7% of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the
          Mortgage Pool-Additional Loan and Property Information-Other
          Financing" in this prospectus supplement.

          It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

          Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. Affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

          See "Description of the Mortgage Pool-Loan Combinations" and
          "-Additional Loan and Property Information- Other Financing" in this prospectus supplement and "Risk Factors-Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
          Underlying Your Offered Certificates" in the accompanying prospectus.

     o    Certain Borrower Covenants May Affect That Borrower's Available Cash
          Flow. Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease. For instance, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence
          Place, which underlying mortgage loan represents 11.7% of the initial mortgage pool balance, the related borrower is obligated to make scheduled community reinvestment payments aggregating $8,800,000 to the City of Providence, Rhode Island, such payments to be made during the period commencing January 2000 and expiring December 2029. See
          "Description of the Mortgage Pool-Significant Underlying Mortgage
          Loans-The Providence Place Mortgage Loan-Community Reinvestment
          Payments" in this prospectus supplement.

     o    Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
          Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
          $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

          In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

          In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that

                                      S-58

          the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

          Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member. For instance, with respect to the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as, Pacific Prestige Properties I DE, LLC,
          LEM-RAY Properties I DE, LLC and Lombard Place I DE, LLC,
          respectively, which group of mortgage loans represents 1.7% of the initial mortgage pool balance, the related sponsor guaranteed the payment of a substantial portion of those mortgage loans and, therefore, a non-consolidation opinion was not obtained at the origination of those mortgage loans. Consequently, although the related borrower is a special purpose entity, there can be no assurance that upon a bankruptcy of the related sponsor, the assets of the related borrower will not be consolidated with those of such sponsor, thus impairing the ability of the lender to enforce its rights and remedies under the Pacific Prestige Properties I DE, LLC,
          LEM-RAY Properties I DE, LLC, and Lombard Place I DE, LLC underlying mortgage loans.

          Furthermore, in the instance of the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as
          Grants Ferry and University Mall, which group of mortgage loans represents 0.4% of the initial mortgage pool balance, each related borrower executed a secured guaranty of repayment of the other borrower's loan. A non-consolidation opinion was not obtained at the origination of either of those mortgage loans.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 270
Corporate Center, Argonne Mission Center, Shoppes at Lakeview, Sandpiper
Apartments, Wedgewood II, West Hartford Portfolio, 1750 Old Meadow Road, CVS -
Montgomery, CVS - Jersey Shore, CVS - Douglas, Oak Grove at Lexington and Oak
Grove at Wildewood, respectively, which secure mortgage loans that collectively represent 10.1% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives.
See "Risk Factors-Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, except as otherwise discussed in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 14 mortgaged real properties, securing 1.5% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of six (6) mortgaged real properties, securing mortgage loans representing 3.3% of the initial mortgage pool balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

                                      S-59

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon.
Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required-

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, which mortgaged real property secures a mortgage loan representing 12.2% of the initial mortgage pool balance, the
Phase

                                      S-60

I consultant observed the presence of above-ground storage tanks that require registration with the New York State Department of Environmental Conservation.
The Phase I consultant recommended registration of those storage tanks, at an estimated cost of $600, with the appropriate New York State department.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence Place, which mortgaged real property secures a mortgage loan representing 11.7% of the initial mortgage pool balance, the
Phase I consultant recommended continued compliance with environmental land use restrictions that were implemented at the subject property as part of a state-approved remediation plan to address soil contamination from historic operations. The Phase I consultant reported that only residual contamination remains on the subject property following excavation of a majority of the contaminated soil.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Norwalk, which is one of the
Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 7.6% of the initial mortgage pool balance, the Phase II consultant identified the presence of hydrocarbons in the soil at the subject property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase II consultant recommended further investigation of the subsurface conditions. In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portland - Beaverton, which is also one of the Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 7.6% of the initial mortgage pool balance, the Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants and has minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the Phase I consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Lincroft-Red Bank, which is one of a portfolio of mortgaged real properties that secures a mortgage loan representing 7.6% of the initial mortgage pool balance, a Phase I consultant recommended abandonment of three on-site groundwater monitoring wells in accordance with state and local regulations. No estimate of abandonment costs was provided.

     With respect to four of the 24 mortgaged real properties identified on
Annex A-1 to this prospectus supplement as U-Store-It Portfolio IV, which mortgaged real properties secure a mortgage loan representing 3.4% of the initial mortgage pool balance, the Phase I consultant reported the following items. With respect to the mortgaged real property U-Store-It #701, the Phase I consultant identified apparent water staining and microbial growth in limited areas of the subject property. The Phase I consultant recommended investigation and remediation of the source of the water intrusion and clean-up of suspect microbial growth. Estimated abatement costs are $2,000. The Phase I consultant further observed disposal of minor quantities of hazardous materials in municipal waste dumpsters and recommended that property management post a sign prohibiting such disposal. With respect to the mortgaged real property
U-Store-It #665, the Phase I consultant recommended update with the Connecticut
Department of Environmental Protection of the property's underground storage tank registration forms to reflect the removal status of former underground storage tanks located at the subject property. Estimated registration costs are approximately $500 - $1,000. With respect to the mortgaged real property
U-Store-It #662, the Phase I consultant identified apparent mold and water damage on the property. The consultant recommended remediation of existing mold-impacted building materials and investigation of the water sources at an estimated total cost of approximately $3,000 - $5,000. With respect to the mortgaged real property U-Store-It #539, the Phase I consultant reported that the Illinois Environmental Protection Agency issued a no further action letter in 1998 in connection with on-site trichloroethylene contamination at the subject property. Pursuant to the terms of the no further action letter, the property must adhere to certain land use restrictions and environmental controls.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Magnolia Mall, which mortgaged real property secures a mortgage loan representing 2.8% of the initial mortgage pool balance, a Phase I consultant reported that the South Carolina Department of Health and
Environmental Control has issued a Conditional No Further Action letter in connection with the removal of underground storage tanks at the subject property. According to the Phase I consultant's review of agency correspondence, the property must adhere to commercial zoning and land use and cannot use groundwater as a potable drinking source in order to maintain its no further action status.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 424 West 33rd Street, which mortgaged real property secures a mortgage loan representing 2.3% of the initial mortgage pool balance, a Phase I consultant observed an on-site above-ground storage tank that requires permit renewal with the New York City Fire Department. The Phase I consultant recommended renewal of the permit for the above-ground storage tank.

                                      S-61

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as North River Shopping Center, which mortgaged real property secures a mortgage loan representing 1.5% of the initial mortgage pool balance, a Phase I consultant reported that an earlier Phase II environmental site assessment detected groundwater contamination not in excess of applicable groundwater standards at the subject property, attributed to an on-site closed-loop dry cleaning operation. Current presence, if any, of contaminants in the groundwater is unclear. The consultant recommended installation of secondary containment and decommission of two existing groundwater monitoring wells from prior subsurface investigations and groundwater monitoring activities, as well as inspection of on-site pad-mounted transformers; borrower has escrowed the full amount estimated for completion of these activities.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2500 Inverrary
Club Apartments, securing a mortgage loan representing 1.3% of the initial mortgage pool balance, a Phase I consultant has determined the applicabilty of
USEPA/HUD's lead-based paint notification and disclosure regulations. Based on an interview with the property manager, the Phase I consultant indicated that the related mortgaged real property did not have a notification program in place in compliance with these regulations.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre @ Greenway, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant reported that soil and groundwater at the subject property has been impacted by petroleum hydrocarbon and solvent releases from a historic leaking underground storage tank and an on-site dry-cleaning operation, respectively. In a letter dated May 22, 2003, Northwestern Investment Management
Company, LLC, a prior owner of the related property, advised the then owner of the real property that, notwithstanding the absence of any environmental indemnification agreement between them, Northwestern Investment Management
Company, LLC had initiated clean up of the related property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lake Worth West, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase
I consultant reported that a 1996 Phase II report identified low levels of solvent and other soil contaminants associated with historic dry cleaning operations at the subject property. However, a May 2005 Phase II environmental site assessment conducted soil and groundwater sampling and detected no contamination at the subject property. In response to the earlier Phase II findings, the tenant dry-cleaning operation has enrolled with state drycleaner clean-up program. Based on the facility's low ranking on the cleanup priorities list, no remediation is planned.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bealeton Village Center, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, a Phase I consultant recommended tenant removal of an empty above-ground storage tank, formerly containing heating oil, located behind an on-site dry cleaning operation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kmart Greenwood, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase
I consultant recommended repair or removal of damaged asbestos-containing materials in accordance with applicable federal and state laws. The Phase I consultant estimates abatement costs at $2,000-$3,000, and the borrower has reported available reserves of $6,000 for completion of such work.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lexington Commons, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase I consultant recommended removal, in accordance with applicable regulations, of a partially full 15-gallon drum of perchloroethylene, located at the rear of a dry cleaning operation at the subject property. The Phase I consultant estimates abatement costs at $500-600. The Phase I consultant further noted that an earlier Phase II consultant detected slightly elevated levels of perchloroethylene in excess of state maximum contaminant levels in a localized area of perched water at the subject property. Based on the absence of other contamination detected at the property and the low concentrations of perchloroethylene detected, the Phase II consultant concluded that no further action was required.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Downey Petco, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, based on a review of historical records, a Phase I consultant noted soil impacted by total removable petroleum hydrocarbons from a former automotive repair shop at the subject property. Due to the low levels of contaminant detected and the low mobility of hydraulic fluid, both the earlier environmental consultant responsible for sampling at the subject property and the 2005 Phase I consultant recommended no further investigation or remedial action.

                                      S-62

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-St. Louis, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, an environmental transaction screen reported that the subject mortgaged real property previously had been used for gas stations resulting in the presence of residual petroleum concentrations that exceeded regulatory action levels.
According to the transaction screen, following completion of a Tier 1 Missouri
Risk-Based Corrective Action Assessment, a no-further-action letter was issued by the state of Missouri. The no-further-action letter subjects the mortgaged real property to a Declaration of Restrictive Covenants that prohibits excavation below a depth of ten feet and further prohibits certain types of uses for the property such as residential construction on a southern portion of the property unless approved by the state of Missouri, and the property owner agreed to prohibit residential construction or other structures at any areas that may exceed specified indoor air quality criteria.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-Rochester, which mortgage real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, according to the environmental transaction screen, a previous Phase II environmental assessment conducted at the mortgaged real property identified the presence of gasoline and dry cleaning contaminants at the subject mortgaged real property, attributed to the former presence of a gas station and a dry cleaning facility at the subject mortgaged real property. The transaction screen recommended no further action based upon the previous implementation of a Due
Care Plan by the former owners.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Lodi Building, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the environmental consultant noted residual soil and ground water contamination at the subject mortgaged real property. Based on the historic use of the subject property as an industrial site, the previous owners of the subject property conducted investigations that identified the presence of certain hazardous substances in the soil and groundwater. According to the Phase I assessment, the
New Jersey Department of Environmental Protection granted no further action status and a negative declaration approval for the subject mortgaged real property pursuant to the New Jersey Industrial Site Recovery Act. As part of the process, the state of New Jersey imposed a Declaration of Environmental
Restrictions, which requires that pavement and concrete foundations overlying previously impacted soil be inspected, maintained and not disturbed without approval of the state of New Jersey. A restriction was also imposed against installing a potable water well at the subject mortgaged real property, subject to engineering controls and land-use restrictions. According to the Phase I assessment, the subject mortgaged real property uses municipally supplied water which meets drinking water quality requirements.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atlantis Plaza, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, a Phase I consultant reported the presence of soil and groundwater impacted by chlorinated solvents from historic dry cleaning operations at the subject property. The
Phase I consultant further reported that the subject property is eligible for state-administered cleanup through the state's Dry-Cleaning Solvent Cleanup
Program but that, owing to the facility's low ranking on the priorities list, no remediation plans have been developed.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that-

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o    the results of the environmental testing were accurately evaluated in all cases;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o    the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o    any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

                                      S-63

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool-Assessments of Property
Condition-Environmental Assessments" in this prospectus supplement and "Risk
Factors-Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans-Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess-

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool-Additional Loan and Property Information-Property, Liability and
Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is also a possibility of casualty losses on a mortgaged real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance or that the related underlying mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors-Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o    the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     There May be Restrictions on the Ability of a Borrower, a Lender or Any
Transferee Thereof to Terminate or Renegotiate Property Management Agreements
That are in Existence With Respect to Some of the Mortgaged Real Properties. In
the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, "Description of the
Mortgage Pool-Significant Underlying Mortgage Loans-The Courtyard by Marriott
Portfolio Mortgage Loan-Management

                                      S-64

Agreement" in this prospectus supplement. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

     With Respect to 14 Mortgage Loans (Including Three of the Four Largest
Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real
Property or Properties that Secure the Subject Mortgage Loan in the Trust Also
Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The
Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests; The Series 2005-C5 Certificateholders May Have a Limited Ability
to Control the Servicing of the Subject Loan Combinations. Fourteen (14)
mortgage loans that we intend to include in the trust, which mortgage loans (a)
are described under "Description of the Mortgage Pool-Loan Combinations" and/or
"-Significant Underlying Mortgage Loans" in this prospectus supplement and (b)
collectively represent 35.9% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s)
encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2005-C5 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2005-C5 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2005-C5 certificateholders for so doing. See
"Description of the Mortgage Pool-Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing
Under the Series 2005-C5 Pooling and Servicing Agreement-The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
and "-Replacement of the Special Servicer" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders with respect to the loan combinations being serviced and administered under the series 2005-C5 pooling and servicing agreement.

     In addition, the following four (4) underlying mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination as the subject underlying mortgage loan: (a) the 200 Park Avenue underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust and represents 12.2% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage

                                      S-65

Pass-Through Certificates, Series 2005-C3 commercial mortgage securitization, which is the governing document the securitization of the 200 Park Avenue note
A1 non-trust mortgage loan; (b) the Courtyard by Marriott Portfolio underlying mortgage loan, which is the fourth largest mortgage loan that we intend to include in the trust and represents 7.6% of the initial mortgage pool balance, is also being serviced pursuant to the series 2005-C3 pooling and servicing agreement referred to in clause (a) above, which is also the governing document for the securitization of the Courtyard by Marriott Portfolio note A1 non-trust mortgage loan; (c) the 1345 Avenue of the Americas underlying mortgage loan, which represents 2.0% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the 1345 Avenue of the Americas and Park Avenue Plaza Trust, Commercial Mortgage Pass-Through
Certificates, Series FB 2005-1 commercial mortgage securitization, which is the governing document for the securitization of certain of the 1345 Avenue of the
Americas non-trust mortgage loans; and (d) the Park Avenue Plaza underlying mortgage loan, which represents 0.8% of the initial mortgage pool balance, is also being serviced pursuant to the series FB 2005-1 pooling and servicing agreement referred to in clause (c) above, which is also the governing document for the securitization of certain of the Park Avenue Plaza non-trust mortgage loans. Each of the foregoing pooling and servicing agreements are similar but not identical to the series 2005-C5 pooling and servicing agreement. See
"Servicing of the 200 Park Avenue Loan Combination and the Courtyard by Marriott
Portfolio Loan Combination" and "Servicing of the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination" in this prospectus supplement. In addition, the series 2005-C5 certificateholders will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-C5 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series
2005-C5 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series 2005-C5 non-offered certificates.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist in Connection with Certain Previous or
Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to
Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged
Real Properties. Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust.
For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Regency Park, representing 0.4% of the initial mortgage pool balance, Lehman
Brothers Holdings, Inc., through its subsidiary LB Regency Park LLC, has a 50%
indirect ownership interest in the related borrower as follows: a 0.1%
partnership interest as a general partner and a 49.9% partnership interest as a limited partner. As one of the general partners, the Lehman affiliate has the right to approve major decisions of the partnership. Further, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Commons Apartments representing 1.0% of the initial mortgage pool balance, an affiliate of Lehman
Brothers Holdings, Inc., holds a preferred equity investment in the amount of
$8,194,031 in the related borrower which the equity interest is subject to a mandatory redemption in 2010. A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens-St. Louis and Walgreens-Rochester,

                                      S-66

respectively, representing 0.2% and 0.2% of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof is the owner of the related borrowers. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. See, for example, "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The 200 Park Avenue Mortgage
Loan-The Borrower and Sponsor" in this prospectus supplement. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See, for example, "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The U-Store-It Portfolio IV Mortgage Loan-The
Borrower and Sponsor" in this prospectus supplement.

     In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit-

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool-Terms and Conditions of the Underlying
Mortgage Loans" and "-Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It Portfolio IV, which mortgage loan represents 3.4% of the initial mortgage pool balance, and the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Courtyard by Marriott Portfolio, which mortgage loan represents 7.6% of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The U-Store-It Portfolio IV Mortgage Loan-Substitution" and
"-Significant Underlying Mortgage Loans-The Courtyard by Marriott Portfolio
Mortgage Loan-Substitutions," respectively, in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors-Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable-Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2005-C5 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special

                                      S-67

servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences-REMICs-Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-C5 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C5 certificates.

     Investors May Want to Consider Prior Bankruptcies. We are aware of four (4)
mortgage loans that we intend to include in the trust, representing 1.5% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors-Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     In the case of underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as LEM-RAY
Properties I DE, LLC, which mortgage loan represents 0.5% of the initial mortgage pool balance, the mortgaged real properties are the subject of a recorded lis pendens and stipulated injunction. The lis pendens provides notice of a legal action that was filed by the City and County of San Francisco on
January 11, 2005, alleging that these properties had been operated in violation of the City and County of San Francisco building code. According to the related borrower, the legal action between City and County of San Francisco was settled, and pursuant to such settlement, the related borrower agreed to enter into a stipulated injunction. Pursuant to the injunction, the related borrower is required to (i) complete the sprinkler system work within ninety (90) days from entering the injunction, (ii) the court will retain the jurisdiction for a period of three years and (iii) in the event any building code violation occurs, which is not cured within the time period specified by law, the borrower will be subject to a fine of between $2,500 and $6,000 per violation. In the event the related borrower fails to complete the sprinkler system repair work as required by the injunction, (a) the City and County of San Francisco will be authorized to obtain the appointment of a receiver to manage the subject properties and complete the required work at the borrower's expense and (b) a lien will be placed on the subject properties for the expenses incurred in connection with such repairs. The related borrower provided evidence of completion of the sprinkler repair work in the form of job cards and inspection records which indicate that the subject properties were inspected and approved by the City and
County of San Francisco Fire Department.

     While the legal action filed by the City and County of San Francisco was settled, the lis pendens will not be released until the injunction expires at the end of three years. Per the borrower, the City and County of San Francisco has agreed to enter into a subordination agreement pursuant to which any liens or rights in favor of the City and County of San Francisco under the injunction will be subordinated to the underlying mortgage loans.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.
It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the
United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the

                                      S-68

performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors-Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "-The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, Such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "-Repayment of
a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6, B and H to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-69

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 115 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $2,344,068,539. However, the
actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "-Changes in Mortgage Pool Characteristics" below.

     For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a "Loan Group No. 1" and a
"Loan Group No. 2." "Loan Group No. 1" will consist of all of the mortgage loans backing the series 2005-C5 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement. Loan Group No. 1 will consist of 97 mortgage loans, with an Initial Loan Group No. 1 Balance of $2,171,745,637, representing approximately 92.6% of the Initial Mortgage Pool Balance. "Loan
Group No. 2" will consist of all of the mortgage loans backing the series
2005-C5 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement). Loan Group No. 2 will consist of 18 mortgage loans, with an Initial Loan Group No. 2 Balance of $172,322,902, representing approximately 7.4% of the Initial Mortgage Pool Balance. See Annex
B-Certain Information Regarding Multifamily Properties.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial
Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1, and the Initial Loan Group No. 2 Balance
will equal the total cut-off date principal balance of the mortgage loans in
Loan Group No. 2.

     The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,123,978 to $285,131,898, and the average of those cut-off date principal balances is $20,383,205.

     Except in the case of two (2) underlying mortgage loans, collectively representing 1.2% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman
Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities
LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to
Permitted Encumbrances. In the case of the mortgage loan secured by the underlying mortgaged real property identified on Annex A-1 hereto as Providence
Place Mortgage Loan, the related borrower has agreed to make certain payments in lieu of real estate taxes and the related borrower's obligation to make such payment is secured by a lien upon the underlying mortgaged real property which lien is prior to the lien of the mortgage securing the related loan. See
"Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The
Providence Place Mortgage Loan-The PILOT Bond Program" in this prospectus supplement.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                      S-70

     It has been confirmed to us by S&P and Fitch that six (6) of the mortgage loans that we intend to include in the trust, representing 34.6% of the Initial
Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that-

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o    If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include ten (10) mortgage loans, collectively representing 15.7% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the loan or loan group set forth on
Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

                                                                   % OF INITIAL
                                                       NUMBER OF     MORTGAGE
                     LOAN/LOAN NAMES                  PROPERTIES   POOL BALANCE
---------------------------------------------------- ------------ -------------
1. Courtyard by Marriott Portfolio .................      64            7.6%
2. U-Store-It Portfolio IV .........................      24            3.4%
3. TAG Portfolio ...................................       2            2.3%
4. Pacific Prestige Properties I DE, LLC,
   LEM-RAY Properties I DE, LLC and
   Lombard Place I DE, LLC .........................      10            1.7%

                                      S-71

     The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial
Mortgage Pool Balance.

                                                                % OF INITIAL
                                                  NUMBER OF       MORTGAGE
     PROPERTY/PORTFOLIO NAMES                    PROPERTIES     POOL BALANCE
---------------------------------------------   ------------   -------------
1. 270 Corporate Center
   1750 Old Meadow Road
   Wedgewood II .............................         3              5.9%
2. Polo Towne Center
   Fairfax Junction
   Burke Towne Center
   Cipriano Square
   Star Plaza
   McDermott
   Kiln Creek
   Centre Court
   401 Frederick
   Ulster Terrace
   Lexington Commons ........................        11              4.9%
3. 1345 Avenue of the Americas
   Park Avenue Plaza ........................         2              2.8%
4. Tigertown
   Woodlawn Plaza ...........................         2              1.3%
5. Stadium Plaza
   Crossroads West ..........................         2              1.2%
6. Oak Grove at Wildewood
   Oak Grove at Lexington ...................         2              1.2%
7. Residence Inn Southington
   Residence Inn Danbury
   Courtyard Warwick ........................         3              1.1%
8. 1545 Wilshire Boulevard
   2024 West Sixth Street
   2065 West Sixth Street ...................         3              1.0%

     Except in the case of one (1) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 2.3% of the Initial
Mortgage Pool Balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through full or, in some such cases, partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "-Terms and Conditions of the Underlying Mortgage
Loans-Defeasance Loans" below.

     In the case of the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 7.6% of the Initial Mortgage Pool Balance, the
Courtyard by Marriott Portfolio Borrower may obtain the release from the lien of the related mortgage of certain specified Courtyard by Marriott Portfolio
Mortgaged Properties, provided that various conditions are satisfied, as set forth under "-Significant Underlying Mortgage Loans-The Courtyard by Marriott
Portfolio Mortgage Loan-Releases" in this prospectus supplement. Further, each of the Courtyard by Marriott Portfolio Mortgage Loan and the U-Store-It
Portfolio IV Mortgage Loan permit property substitutions, thereby changing the real property collateral, as described under "-Significant Underlying Mortgage
Loans-The Courtyard by Marriott Portfolio Mortgage Loan-Substitutions" and
"-Significant Underlying Mortgage Loans-The U-Store-It Portfolio IV Mortgage
Loan-Substitution," respectively, in this prospectus supplement.

                                      S-72

ADDITIONAL PARTIAL RELEASES

     With respect to the 424 West 33rd Street Mortgage Loan, the 424 West 33rd
Street Borrower may obtain a release of all or a portion of the 424 West 33rd
Street Mortgaged Property from the lien of the related mortgage (including in connection with the submission of the 424 West 33rd Street Mortgaged Property to a condominium declaration), subject to the satisfaction of certain conditions, as set forth under "-Significant Underlying Mortgage Loans-The 424 West 33rd
Street Mortgage Loan-Purchase Option" and "-The 424 West 33rd Street Mortgage
Loan-Subordination to Condominium Declaration; Partial Release" in this prospectus supplement.

     Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

     In the case of the Providence Place Mortgage Loan, representing 11.7% of the Initial Mortgage Pool Balance, a 1996 City of Providence ordinance requires the related borrower to release a portion of related mortgaged real property and the related mortgage permits such a release without prepayment.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention-

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and

     o    two (2) of the mortgage loans that we intend to include in the trust, representing 2.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eighth day of each month, and

     o    one hundred twelve (112) of the mortgage loans that we intend to include in the trust, representing 97.0% of the Initial Mortgage Pool
          Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following-

     o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o    that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month.
For example, some of the underlying mortgage loans, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from lender of such default. In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bealeton Village Center, which mortgage loan represents
0.3% of the Initial Mortgage Pool Balance, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from the lender of such default and the related mortgage loan documents further provide that in all instances late charges do not become due until the seventh day after the payment date.

     In the case of the Ardmore Shopping Center mortgage loan, representing 0.1%
of the Initial Mortgage Pool Balance, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from the lender of such default and the related mortgage loan documents further provide that in all instances late charges do not become due until the tenth day after the payment date.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "-ARD Loans" below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after

                                      S-73

that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.840% per annum to 6.280% per annum, and the weighted average of those mortgage interest rates was 5.427% per annum.

     Except in the case of the ARD Loan, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an Actual/360
Basis.

     Balloon Loans. One-hundred eleven (111) of the mortgage loans that we intend to include in the trust, representing 97.0% of the Initial Mortgage Pool
Balance, of which 93 mortgage loans are in Loan Group No. 1, representing 96.8%
of the Initial Loan Group No. 1 Balance, and 18 mortgage loans are in Loan Group
No. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by-

     o    either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Twenty-seven (27) of the Balloon Loans identified in the prior paragraph, representing 37.1% of the Initial Mortgage Pool Balance, of which 23 mortgage loans are in Loan Group No. 1, representing 37.4% of the Initial Loan Group No.
1 Balance, and four (4) mortgage loans are in Loan Group No. 2, representing
32.5% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another
42 of the Balloon Loans identified in the prior paragraph, representing 31.2% of the Initial Mortgage Pool Balance, of which 35 Mortgage Loans are in Loan Group
No. 1, representing 29.4% of the Initial Loan Group No. 1 Balance, and seven (7)
Mortgage Loans are in Loan Group No. 2, representing 54.6% of the Initial Loan
Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. One (1) mortgage loan that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 1, and represents 0.1% of the Initial Loan Group No. 1
Balance, is an ARD Loan and, as such, is characterized by the following features:

     o    a maturity date that is at least 30 years following origination.

     o    the designation of an anticipated repayment date that is ten years following origination. The anticipated repayment date for the ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    the ability of the related borrower to prepay the ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than three months prior to the related anticipated repayment date.

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

     o    from and after its anticipated repayment date, the accelerated amortization of the ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD
          Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD Loan.

     The ARD Loan identified in the prior paragraph requires payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

                                      S-74

     The ratings on the respective classes of offered certificates do not represent any assessment of whether an ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

     The ARD Loan that we intend to include in the trust requires the related borrower to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD
Loan.

     Fully Amortizing Mortgage Loans. Three (3) of the mortgage loans that we intend to include in the trust, representing 2.9% of the Initial Mortgage Pool
Balance, all of which are in Loan Group No. 1, representing 3.1% of the Initial
Loan Group No. 1 Balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

     Two (2) of the Fully Amortizing Mortgage Loans identified in the prior paragraph, representing 2.8% of the Initial Mortgage Pool Balance, require payments of interest only to be due on each due date until the expiration of a designated IO period that ends prior to the stated maturity date.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loan that we intend to include in the trust is assumed to mature on its anticipated repayment date.



                                                                                                                       ALL
                                        BALLOON LOANS             ARD LOANS             FULLY AMORTIZING          MORTGAGE LOANS
                                  ------------------------ ------------------------ ------------------------ -----------------------
                                             LOAN    LOAN             LOAN    LOAN             LOAN    LOAN             LOAN   LOAN
                                  MORTGAGE  GROUP   GROUP  MORTGAGE  GROUP   GROUP  MORTGAGE  GROUP   GROUP  MORTGAGE  GROUP   GROUP
                                    POOL    NO. 1   NO. 2    POOL    NO. 1   NO. 2    POOL    NO. 1   NO. 2    POOL    NO. 1   NO. 2
                                  -------- ------- ------- -------- ------- ------- -------- ------- ------- -------- ------- ------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................   180     180     120     120      120     N/A      121     121     N/A      180     180    120
Minimum ..........................    59      60      59     120      120     N/A       84      84     N/A       59      60     59
Weighted Average .................   110     110     105     120      120     N/A      120     120     N/A      110     111    105

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................   178     178     120     119      119     N/A      121     121     N/A      178     178    120
Minimum ..........................    55      55      59     119      119     N/A       83      83     N/A       55      55     59
Weighted Average .................   108     108     105     119      119     N/A      120     120     N/A      108     108    105

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................   360     360     360     360      360     N/A       97      97     N/A      360     360    360
Minimum ..........................   240     240     300     360      360     N/A       84      84     N/A       84      84    300
Weighted Average .................   349     348     358     360      360     N/A       95      95     N/A      337     336    358

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................   360     360     360     360      360     N/A       97      97     N/A      360     360    360
Minimum ..........................   238     238     298     360      360     N/A       83      83     N/A       83      83    298
Weighted Average .................   348     347     358     360      360     N/A       95      95     N/A      336     334    358


     The calculation of original and remaining amortization terms in the foregoing table does not take into account 27 mortgage loans that we intend to include in the trust, collectively representing 37.1% of the Initial Mortgage
Pool Balance, of which 23 mortgage loans are in Loan Group No. 1, representing
37.4% of the Initial Loan Group No. 1 Balance, and four (4) mortgage loans are in Loan Group No. 2, representing 32.5% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 45 other mortgage loans that we intend to include in the trust, representing 34.2% of the Initial Mortgage
Pool Balance, of which 38 mortgage loans are in Loan Group No. 1, representing
32.6% of the Initial Loan Group No. 1 Balance, and seven (7) mortgage loans are in Loan Group No. 2, representing 54.6% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

                                      S-75

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "-Terms and Conditions of the Underlying Mortgage Loans-
Prepayment Provisions-Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust. With respect to 96 of the 115 underlying mortgage loans referred to in the preceding sentence, representing 78.1% of the Initial Mortgage Pool Balance, of which 80 mortgage loans are in Loan Group No. 1, representing 78.2% of the Initial Loan
Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing
76.8% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 96 mortgage loans begin earlier than the second anniversary of the Issue Date.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the underlying mortgage loans:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 178 months with respect to the entire mortgage pool, 178 months with respect to Loan
          Group No. 1 and 120 months with respect to Loan Group No. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 21 months with respect to the entire mortgage pool, 21 months with respect to Loan
          Group No. 1 and 24 months with respect to Loan Group No. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 86 months with respect to the entire mortgage pool, 85 months with respect to Loan
          Group No. 1 and 90 months with respect to Loan Group No. 2.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "-Terms and Conditions of the Underlying Mortgage Loans-
Prepayment Provisions-Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Eighteen (18) of the mortgage loans that we intend to include in the trust, representing 12.5% of the Initial Mortgage
Pool Balance, of which 16 mortgage loans are in Loan Group No. 1, representing
11.7% of the Initial Loan Group No. 1 Balance, and two (2) mortgage loans are in
Loan Group No. 2, representing 23.2% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but do not provide for defeasance.

     One (1) mortgage loan that we intend to include in the trust, representing
9.4% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group
No. 1 and represents 10.1% of the Initial Loan Group No. 1 Balance, provides for a period, following the initial prepayment lock-out period, when the loan may either be defeased or prepaid with a yield maintenance charge.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2005-C5

                                      S-76

certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates-Payments-Payments of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk
Factors-Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged as Being Unenforceable-Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans-Default Interest and
Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Eighty-three (83) mortgage loans that we intend to include in the trust, representing 89.3% of the Initial Mortgage Pool Balance, of which 69 mortgage loans are in Loan Group No. 1, representing 91.6% of the
Initial Loan Group No. 1 Balance, and 14 mortgage loans are in Loan Group No. 2, representing 59.8% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated
maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the 424 West 33rd Street Mortgage Loan, from and after
April 16, 2010, the 424 West 33rd Street Borrower may obtain a release of all or specified portions of the 424 West 33rd Street Mortgaged Property from the lien of the related mortgage in connection with the exercise by Planned Parenthood of a related purchase option (including upon the submission of the 424 West 33rd
Street Mortgaged Property to a condominium declaration), subject to the satisfaction of certain conditions, including the prepayment of the 424 West
33rd Street Mortgage Loan in an amount specified in the related loan document for the portion to be released, together with yield maintenance at least equal to 1% of the amount prepaid, as set forth under "-Significant Underlying
Mortgage Loans-The 424 West 33rd Street Mortgage Loan-Purchase Option" and
"-The 424 West 33rd Street Mortgage Loan-Subordination to Condominium
Declaration; Partial Release" in this prospectus supplement.

     With respect to the TAG Portfolio Mortgage Loan, from and after August
2007, the related borrower may obtain the release of either of two specified parcels of the TAG Portfolio Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions, including the payment of a release price equal to $49,093,750, in the case of the TAG
Portfolio Corridors I and II Parcels, and $16,243,750, in the case of the release of the TAG Portfolio Loudoun II Parcel, together with yield maintenance at least equal to 1% of the amount prepaid (except that, on or after May 11,
2011, no prepayment consideration is payable), as further described under
"-Significant Underlying Mortgage Loans-The TAG Portfolio Mortgage
Loan-Releases" below in this prospectus supplement.

     Defeasance Loans. Ninety-six (96) of the mortgage loans that we intend to include in the trust, representing 78.1% of the Initial Mortgage Pool Balance, of which 80 mortgage loans are in Loan Group No. 1, representing 78.2% of the
Initial Loan Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 76.8% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

                                      S-77

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

     Except in the case of one (1) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 2.3% of the Initial
Mortgage Pool Balance, all of which are in Loan Group No. 1, representing 2.5%
of the Initial Loan Group No. 1 Balance, each of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or, in some cases, partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a)
an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of
(i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government
Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "-Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors-The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable-Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, Are Highly Unpredictable" and "-Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable-Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

                                      S-78

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following-

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6, Annex B and Annex H to
this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

                                      S-79

--------------------------------------------------------------------------------
                      I. THE 200 PARK AVENUE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:       $285,131,898(1)

LOAN PER SQUARE FOOT:                 $298(2)

% OF INITIAL MORTGAGE POOL BALANCE:   12.2%

SHADOW RATING (S&P/FITCH):            A-/A-

LOAN PURPOSE:                         Acquisition

MORTGAGE INTEREST RATE:               5.4896646% per annum(3)

INTEREST CALCULATION:                 Actual/360

FIRST PAYMENT DATE:                   June 11, 2005

AMORTIZATION TERM:                    Interest Only

ANTICIPATED REPAYMENT DATE:           NAP(4)

HYPERAMORTIZATION:                    NAP(4)

MATURITY DATE:                        May 11, 2015

MATURITY BALANCE:                     $285,131,898

BORROWER:                             200 Park, L.P.

SPONSOR:                              Tishman Speyer Real Estate Venture VI,
                                      L.P.

DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning from the
                                      earlier of (i) four years from May 4, 2005
                                      and (ii) two years after the latest
                                      securitization of any mortgage loan
                                      included in the 200 Park Avenue Loan
                                      Combination. Prepayment without penalty
                                      permitted three months prior to scheduled
                                      maturity date.

UP-FRONT RESERVES:                    Tenant Allowance Reserve(5)

                                      TI/LC Reserve(6)

                                      Required Repair Reserve(7)

                                      CapEx Reserve(8)

ONGOING RESERVES:                     Tax and Insurance Reserve(9)

                                      TI/LC Reserve(10)

                                      Replacement Reserve (11)

LOCKBOX:                              Hard(12)

MEZZANINE DEBT:                       $275,000,000 and additional may be
                                      permitted(13)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Office

LOCATION:                             New York, New York

YEAR BUILT:                           1963

YEAR RENOVATED:                       1991-1994; 1999-2004

SQUARE FEET:                          2,850,323

OCCUPANCY:                            100.0%

OCCUPANCY DATE:                       January 1, 2005

OWNERSHIP INTEREST:                   Fee(14)

PROPERTY MANAGEMENT:                  Tishman Speyer Properties, L.P., an
                                      affiliate of the Borrower

U/W NCF:                              $78,056,834(15)

U/W NCF DSCR:                         1.65x(16)

APPRAISED VALUE:                      $1,850,000,000

APPRAISAL AS OF DATE:                 May 1, 2005

CUT-OFF DATE LTV RATIO:               45.9%(17)

MATURITY LTV RATIO:                   45.9%(17)
--------------------------------------------------------------------------------

(1)  The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes: (a) the 200
     Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust Loan,
     with an aggregate cut-off date principal balance of $329,736,204; and (c)
     the 200 Park Avenue Note A3 Non-Trust Loan, with a cut-off date principal balance of $285,131,898. The 200 Park Avenue Note A1 Non-Trust Loan is
     comprised of two (2) loan components with differing payment priorities, referred to in this prospectus supplement as (i) the 200 Park Avenue Note
     A1 Senior Non-Trust Loan Component, with a cut-off date principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A3
     Non-Trust Loan, and (ii) the 200 Park Avenue Note A1 Junior Non-Trust Loan
     Component, with a cut-off date principal balance of $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
     Loan. The 200 Park Avenue Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the
     200 Park Avenue Note A1 Senior Non-Trust Loan Component. The Cut-off Date
     Principal Balance in the table above is based on the 200 Park Avenue
     Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 200 Park Avenue Loan Combination is $900,000,000.

(2)  Based on a loan amount comprised of the entire 200 Park Avenue Loan
     Combination (as described in footnote (1) above), excluding the 200 Park
     Avenue Note A1 Junior Non-Trust Loan Component.

(3)  The mortgage interest rate set forth above is for the 200 Park Avenue
     Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component
     and the 200 Park Avenue Note A3 Non-Trust Loan. The mortgage interest rate for the 200 Park Avenue Note A1 Junior Non-Trust Loan Component is
     5.7651362%.

(4)  NAP means not applicable.

(5)  At closing, the 200 Park Avenue Borrower deposited $6,799,309 into an unfunded tenant obligations reserve account to pay for tenant allowances and leasing commissions due to certain tenants at the 200 Park Avenue
     Mortgaged Property.

(6)  At closing, the 200 Park Avenue Borrower deposited $9,872,331 into a leasing reserve account to pay for certain tenant improvements to be made in years one through three of the loan term, tenant allowances and other leasing costs incurred in connection with the leasing of space at the 200
     Park Avenue Mortgaged Property. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park
     Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the 200
     Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon 200

                                      S-80

     Park Avenue Borrower's request, the mortgagee is required to deposit a portion of the leasing reserve funds equal to the undisbursed amount of the initial leasing reserve deposit into the lockbox account and such funds are to be applied in accordance with the applicable loan documents. See
     "--Lockbox" below.

(7)  At closing, the 200 Park Avenue Borrower deposited $3,406,712 into a required repair reserve account to pay for certain required repairs identified in the loan documents.

(8)  At closing, the 200 Park Avenue Borrower deposited $5,739,288 into a capital expenditure reserve account to pay for certain capital expenditures incurred in years one through three of the loan term. At any time after May
     11, 2008, in the event that (i) there is no continuing event of default under the 200 Park Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the 200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon the 200 Park Avenue Borrower's request, the mortgagee is required to deposit the remaining capital expenditures reserve funds into the lockbox and such funds are to be applied in accordance with the applicable loan documents. See "--Lockbox" below.

(9)  The 200 Park Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 200 Park Avenue Borrower provides evidence of a blanket insurance policy covering the 200 Park Avenue Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required. As of the cut-off date, such evidence of insurance has been provided.

(10) The 200 Park Avenue Borrower is required to deposit any lease termination payments in excess of $750,000 for any lease into the TI/LC reserve account.

(11) The 200 Park Avenue Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $35,000.

(12) See "--Lockbox" below.

(13) See "--Mezzanine Financing" and "--Permitted Mezzanine Financing" below.

(14) The 200 Park Avenue Borrower owns the fee simple interest in the 200 Park
     Avenue Mortgaged Property and the landlord's and tenant's interest in a ground lease and the grantee's interest in the grant of term. These estates have not been merged in order to avoid any inadvertent termination of any of the leases at the 200 Park Avenue Mortgaged Property which may have been entered into prior to the unity of the three estates in the same entity.

(15) Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 200 Park
     Avenue Mortgaged Property is projected to be $129,864,120 based on assumed mark-to-market rent adjustment to below-market tenant leases, as further adjusted to reflect long-term tenor of current leases, and certain other lease-up assumptions.

(16) The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
     (15) above), is calculated taking into account the 200 Park Avenue Mortgage
     Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the
     200 Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Note
     A1 Junior Non-Trust Loan Component). The U/W DSCR based on in-place U/W Net
     Cash Flow, taking into account the entire 200 Park Avenue Loan Combination, would be 1.55x. Based on the projected U/W Net Cash Flow for the 200 Park
     Avenue Mortgaged Property of $129,864,120 (as described in footnote (15)
     above), the U/W DSCR, taking into account the 200 Park Avenue Mortgage
     Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the
     200 Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Note
     A1 Junior Non-Trust Loan Component), would be 2.75x, and the U/W DSCR for the entire 200 Park Avenue Loan Combination would be 2.59x.

(17) The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 200
     Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
     Loan Component and the 200 Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component). The Cut-off
     Date LTV Ratio and the Maturity LTV Ratio based on the entire 200 Park
     Avenue Loan Combination would be 48.6%.

                                      S-81



-----------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION

                                                                                                             LEASE
                                      APPROXIMATE     % TOTAL     % TOTAL BASE      RENT                   EXPIRATION
              TENANT(1)               SQUARE FEET   SQUARE FEET    REVENUES(2)     PSF(3)    RATINGS(4)       DATE
-----------------------------------------------------------------------------------------------------------------------

The Dreyfus Corporation ............     351,585        12.3%          10.2%       $41.55      A+/AA-      3/31/2019
Winston & Strawn LLP ...............     335,094        11.8           11.8        $50.25        NR       11/23/2011(5)
Barclays Bank PLC ..................     333,822        11.7           12.0        $51.50      AA/AA+      7/31/2017
Greenberg Traurig, LLP .............     241,610         8.5            8.4        $49.36        NR       11/30/2013(6)
Gibson Dunn & Crutcher LLP .........     177,074         6.2            9.5        $76.23        NR       5/31/2006(7)
                                       ---------        ----           ----
TOTAL ..............................   1,439,185        50.5%          51.9%
                                       =========        ====           ====
-----------------------------------------------------------------------------------------------------------------------


(1)  The five major tenants are ranked by approximate square feet.

(2)  The percentages of total base revenues are based on underwritten base rental revenues based on underwritten in-place base rent.

(3)  Reflects in-place base rent.

(4)  Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)  Winston & Strawn LLP's lease expiration consists of 112,951 square feet and
     93,599 square feet expiring November 23 and 30, respectively, in year 2011,
     125,105 square feet expiring April 30, 2007 and 3,439 square feet on month-to-month basis.

(6)  Greenberg Traurig, LLP's lease expiration consists of 148,610 square feet expiring November 30, 2013 and 93,000 square feet expiring November 30,
     2021.

(7)  Gibson Dunn & Crutcher LLP's lease expiration consists of 131,880 square feet expiring May 31, 2006 and 45,194 square feet expiring October 31,
     2011.



---------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION INFORMATION

                                                                      APPROXIMATE                      CUMULATIVE
                     APPROXIMATE       AS % OF        CUMULATIVE        EXPIRING         AS % OF         % OF
                       EXPIRING         TOTAL         % OF TOTAL          BASE          TOTAL BASE     TOTAL BASE
    YEAR             SQUARE FEET     SQUARE FEET     SQUARE FEET       REVENUES(1)      REVENUES(1)    REVENUES(1)
---------------------------------------------------------------------------------------------------------------------

    2005(2)              55,034           1.9%            1.9%       $  2,279,342           1.6%            1.6%
     2006               147,834           5.2             7.1%         12,364,260           8.7            10.3%
     2007               169,573           5.9            13.1%          9,929,967           7.0            17.2%
     2008               153,018           5.4            18.4%          7,214,688           5.1            22.3%
     2009               185,424           6.5            24.9%          7,532,977           5.3            27.5%
     2010                54,395           1.9            26.8%          2,441,280           1.7            29.2%
     2011               484,716          17.0            43.9%         24,578,877          17.2            46.5%
     2012                66,438           2.3            46.2%          4,170,706           2.9            49.4%
     2013               148,610           5.2            51.4%          6,839,727           4.8            54.2%
     2014                41,745           1.5            52.9%          2,299,625           1.6            55.8%
2015 and beyond       1,343,546          47.1           100.0%         63,165,842          44.2           100.0%
    Vacant                    0           0.0           100.0%                 --            --
                      ---------         -----                        ------------         -----
     TOTAL            2,850,323         100.0%                       $142,817,291         100.0%
---------------------------------------------------------------------------------------------------------------------


(1)  Based on underwritten base rental revenues based on underwritten in-place base rent.

(2)  Includes any month-to-month leases.

     The Borrower and Sponsor. The 200 Park Avenue Borrower is 200 Park, L.P., a
Delaware limited partnership that is ultimately owned and controlled by Tishman
Speyer Real Estate Venture VI, L.P., an investment fund formed by and affiliated with Tishman Speyer Properties, L.P. Tishman Speyer Properties, L.P. is a global developer and operator of office buildings and mixed-use, retail and multifamily properties. Formed in 1978, Tishman Speyer Properties, L.P. reports that it has developed or acquired a portfolio of over 65 million square feet valued in excess of $16 billion. Since 1997, Tishman Speyer Properties, L.P. has managed a series of privately-held funds including the Tishman Speyer Real Estate Venture
VI, and Tishman Speyer Properties, L.P. reports it has raised over $2.5 billion in direct equity capital on behalf of over 40 investors. Tishman Speyer
Properties, L.P., headquartered in New York City, has offices and owns properties in six countries, Germany, England, France, Spain, Australia, and
Brazil. An affiliate of the originating lender held an indirect majority non-controlling interest in the 200 Park Avenue Borrower at the time of origination of the 200 Park Avenue Loan Combination, but no longer holds such interest as of the date of this prospectus supplement.

     The Mortgage Loan. The 200 Park Avenue Mortgage Loan was originated on May
4, 2005 and has a cut-off date principal balance of $285,131,898. The 200 Park
Avenue Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the "200 Park Avenue Loan Combination," that are all secured by the 200
Park Avenue Mortgaged Property. The 200 Park Avenue Loan Combination consists of: (i) the 200 Park Avenue Mortgage Loan; (ii) the 200 Park Avenue Note

                                      S-82

A1 Non-Trust Loan (which is evidenced by the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component and the 200 Park Avenue Note A1 Junior Loan Component);
and (iii) the 200 Park Avenue Note A3 Non-Trust Loan. All of the mortgage loans in the 200 Park Avenue Loan Combination are obligations of the 200 Park Avenue
Borrower, are secured by the 200 Park Avenue Mortgaged Property and are cross-defaulted with each other. The 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park Avenue Note A3 Non-Trust Loan are together referred to in this prospectus supplement as the "200 Park Avenue Non-Trust Loans." The respective rights of the holders of the 200 Park Avenue Mortgage Loan and the 200 Park
Avenue Non-Trust Loans will be governed by the 200 Park Avenue Co-Lender
Agreement, which is described under "--Loan Combinations--The 200 Park Avenue
Mortgage Loan--Co-Lender Agreement" below.

     The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue Non-Trust
Loans) is a ten-year interest-only balloon loan with a stated maturity date of
May 11, 2015. The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue
Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
Non-Trust Loan) accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.4896646% per annum. The 200 Park Avenue Note A1
Junior Non-Trust Loan Component accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.7651362% per annum. On the eleventh day of each month to but excluding the stated maturity date, the 200
Park Avenue Borrower is required to make interest-only payments on the 200 Park
Avenue Loan Combination. The principal balance of the 200 Park Avenue Mortgage
Loan (as well as the 200 Park Avenue Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The 200 Park Avenue Borrower is prohibited from voluntarily prepaying the
200 Park Avenue Mortgage Loan, in whole or in part, prior to February 11, 2015.
From and after February 11, 2015, the 200 Park Avenue Borrower may prepay the
200 Park Avenue Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the 200 Park Avenue Borrower simultaneously prepays the 200 Park Avenue Non-Trust Loans and (b) the 200 Park
Avenue Mezzanine Borrower simultaneously prepays the 200 Park Avenue Mezzanine
Loan (as each such term is defined under "--Mezzanine Financing" below) by a dollar amount which, in each case, bears the same relation to the principal amount of the related mezzanine loan outstanding immediately prior to such prepayment as the amount of the prepayment on the 200 Park Avenue Mortgage Loan bears to the principal amount of the 200 Park Avenue Mortgage Loan outstanding immediately prior to the prepayment thereof.

     The 200 Park Avenue Borrower may defease the entire 200 Park Avenue
Mortgage Loan at any time after the earlier of (i) four years from May 4, 2005 or (ii) the expiration of two years following the latest securitization of any mortgage loan comprising the 200 Park Avenue Loan Combination, and by doing so obtain the release of the 200 Park Avenue Mortgaged Property. A defeasance will be effected by the 200 Park Avenue Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 200 Park Avenue
Borrower under the 200 Park Avenue Mortgage Loan and are sufficient to pay off the 200 Park Avenue Mortgage Loan in its entirety on the stated maturity date.
The 200 Park Avenue Borrower's right to defease the entire 200 Park Avenue
Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency. As a condition to the defeasance of the entire 200 Park Avenue
Mortgage Loan, (i) the 200 Park Avenue Borrower must simultaneously defease the entire 200 Park Avenue Non-Trust Loans and (ii) the 200 Park Avenue Mezzanine
Borrower must simultaneously prepay the entire 200 Park Avenue Mezzanine Loan.

     The Mortgaged Property. The 200 Park Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 200 Park Avenue
Borrower in the 200 Park Avenue Mortgaged Property, a 58-story Class A office building with approximately 2,850,323 square feet of net rentable area
(including approximately 105,424 square feet of retail space) located in midtown
Manhattan, New York. 200 Park Avenue also includes a six-level valet-service parking garage with approximately 249 parking spaces. The building has been known since 1992 as The MetLife Building, namesake for the building's prior owner and current tenant, Metropolitan Life Insurance Company ("MetLife") which purchased the building in 1981 when it was then known as The Pan Am Building. As part of the recent sale to the 200 Park Avenue Borrower, the building will continue to be known as The MetLife Building. Built in 1963, 200 Park Avenue is
located on a portion of a city block bounded by East 45 Street to the north,
Grand Central Station to the south, Vanderbilt Avenue to the west and Depew
Place to the east. The building has direct access to Grand Central Station, one of New York City's major transportation hubs with access to Metro North commuter trains and the local subway system. 200 Park Avenue has been well maintained over the years with most recent renovations occurring during the past five year period 1999-2004. As reported by prior owner MetLife, significant improvements in excess of $90 million have included facade cleaning and restoration, elevator modernization, and completely redesigned lobby and entrances. 200 Park Avenue is leased to a diverse mix of tenants (including numerous investment grade tenants)
comprised of professional services firms (including law firms) and several

                                      S-83

financial services firms. Major tenants include The Dreyfus Corporation (a subsidiary of Mellon Financial Corporation which is rated A+/AA- by S&P and
Fitch, respectively) with 351,585 square feet (12.3% of total space), the law firm of Winston & Strawn LLP with 335,094 square feet (11.8% of total space) and
Barclays Bank PLC (rated AA/AA+ by S&P and Fitch, respectively) with 333,822 square feet (11.7% of total space). In addition, MetLife continues to lease
53,031 square feet (1.9% of total space) through March 2025. All of 200 Park
Avenue's retail space is leased to approximately 16 tenants consisting of several restaurants, a New York Sports Club and a Smith Barney consumer retail investment location. Occupancy at the 200 Park Avenue Mortgaged Property, based on square footage leased, was 100.0% as of January 1, 2005.

     Lockbox. The 200 Park Avenue Borrower is required to cause all gross income from the 200 Park Avenue Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds shall be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts; (2)
monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no event of default exists, monthly debt service due under the
200 Park Avenue Mezzanine Loan, together with any late payment charges or default interest and any 200 Park Avenue Mezzanine Net Liquidation Proceeds
After Debt Service (defined below), to the mezzanine loan account; (7) if no event of default exists, during (a) a 200 Park Avenue Mezzanine Low DSCR Period
(defined below) or (b) a 200 Park Avenue Mezzanine Loan event of default, all monthly costs and expenses approved by the 200 Park Avenue Mezzanine Lender, to the 200 Park Avenue Borrower; (8) if no event of default exists, during (a) a
200 Park Avenue Mezzanine Low DSCR Period or (b) a 200 Park Avenue Mezzanine
Loan event of default, certain extraordinary expenses approved by the 200 Park
Avenue Mezzanine Lender, to the 200 Park Avenue Borrower; and (9) if no event of default exists, any remaining amounts (a) during a 200 Park Avenue Mezzanine
Loan event of default, to the mezzanine loan account or (b) at all other times, to the 200 Park Avenue Borrower.

     "200 Park Avenue Mezzanine Low DSCR Period" means the period during which and for so long as the 200 Park Avenue Mezzanine Loan lender has notified the
200 Park Avenue Mortgage Loan lender that a 200 Park Avenue Low DSCR Period is occurring.

     "200 Park Avenue Low DSCR Period" shall only mean the period where the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is less than 1.05x as calculated for two consecutive calendar quarters and such period shall end when the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

     "200 Park Avenue Mezzanine Net Liquidation Proceeds After Debt Service"
means all amounts paid to or received by or on behalf of the 200 Park Avenue
Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 200 Park Avenue Mortgaged Property less certain costs, expenses and amounts specifically set forth in the 200 Park Avenue Mezzanine
Loan documents.

     Terrorism Coverage. The 200 Park Avenue Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the aggregate outstanding principal balances of the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component, the
200 Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Note A1
Junior Non-Trust Loan Component) and the 200 Park Avenue Mezzanine Loan and (ii)
business interruption/loss of rents insurance equal to the greater of (a)
estimated gross income from the operation of the 200 Park Avenue Mortgaged
Property for actual losses sustained for the succeeding 24 month period and (b)
projected operating expenses (including debt service) for the maintenance and operation of the 200 Park Avenue Mortgaged Property for actual losses sustained for the succeeding 24-month period. Notwithstanding the foregoing, the total annual premium required to be paid by the 200 Park Avenue Borrower for the above described insurance (and any additional property insurance that may be required by Lender) shall not exceed $7,950,000 per year, as adjusted based upon the prior year's Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit $7,950,000 in any year, the 200 Park Avenue Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $7,950,000. The relative amounts of such insurance shall be determined by the 200 Park Avenue Borrower in its good faith business judgment to be the optimal insurance coverage available.

     Mezzanine Financing. The 200 Park Avenue Mezzanine Borrower is 200 Park
Senior Mezz, L.P., a Delaware limited partnership. The 200 Park Avenue Mezzanine
Borrower has incurred mezzanine financing (the "200 Park Avenue Mezzanine

                                      S-84

Loan") in the original principal amount of $275,000,000. The lender on the 200
Park Avenue Mezzanine Loan consists of a syndicate of third-party financial institutions (which includes, as of the date of this prospectus supplement, an affiliate of the related mortgage loan seller). The 200 Park Avenue Mezzanine
Loan matures May 11, 2015. On the eleventh day of each month to but excluding
May 11, 2015, the 200 Park Avenue Mezzanine Borrower is required to make interest-only payments based on a fixed rate per annum on the 200 Park Avenue
Mezzanine Loan. The remaining principal balance of the 200 Park Avenue Mezzanine
Loan, plus all accrued and unpaid interest thereon, is due on the stated
maturity date. The 200 Park Avenue Mezzanine Loan is secured by, in addition to the related loan documents which include a pledge of 100% of the equity ownership interests in the 200 Park Avenue Borrower, a mortgage on the 200 Park
Avenue Mortgaged Property. The 200 Park Avenue Mezzanine Loan lender shall have the right to record the unrecorded mortgage at any time at the 200 Park Avenue
Mezzanine Loan lender's expense, provided that the 200 Park Mezzanine Loan lender may add the costs relating to such recording to the mezzanine debt during the existence of a 200 Park Mezzanine Loan event of default. The 200 Park Avenue
Mezzanine Loan lender, however, shall have the right to enforce the mortgage or commence a foreclosure action or the like only if (a) the 200 Park Avenue
Mezzanine Loan lender has obtained the consent of the 200 Park Avenue Mortgage
Loan lender to commence such enforcement action or (b) foreclosure proceedings have been duly and properly commenced under the related mortgage securing the
200 Park Avenue Mortgage Loan.

     The 200 Park Avenue Mortgage Loan lender and the 200 Park Avenue Mezzanine
Loan lender entered into an intercreditor agreement (the "200 Park Avenue
Intercreditor Agreement"), that sets forth the relative priorities between the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Mezzanine Loan. The 200
Park Avenue Intercreditor Agreement provides that, among other things:

     (i)    The 200 Park Avenue Mezzanine Loan lender may not foreclose on the
            200 Park Avenue Mezzanine Loan collateral unless certain conditions are satisfied, including that any transferee, if not the 200 Park
            Avenue Mezzanine Loan lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the applicable rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C5 certificates.

     (ii)   The 200 Park Avenue Mezzanine Loan is generally subordinate to the
            200 Park Avenue Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 200 Park Avenue Mortgage Loan, the
            200 Park Avenue Mezzanine Loan lender may accept payments due and payable from time to time under the 200 Park Avenue Mezzanine Loan documents and prepayments of such loans made in accordance with the
            200 Park Avenue Mezzanine Loan documents.

     (iii)  Upon an "event of default" under the 200 Park Avenue Mezzanine Loan, the 200 Park Avenue Mezzanine Loan lender will have the right, subject to the terms of the 200 Park Avenue Intercreditor Agreement, to select a replacement manager for the 200 Park Avenue Mortgaged
            Property.

     (iv)   The 200 Park Avenue Mezzanine Loan lender has the right to receive notice of any event of default under the 200 Park Avenue Mortgage
            Loan and the right to cure any monetary default within a period ending seven business days after the later of receipt of such notice or expiration of the 200 Park Avenue Borrower's cure period;
            provided that the 200 Park Avenue Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the 200 Park Avenue Mezzanine Loan lender has commenced and is continuing to diligently pursue its rights against the 200 Park
            Avenue Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the 200 Park Avenue Mezzanine Loan lender will have ten business days after the later of receipt of such notice or expiration of the 200 Park Avenue Borrower's cure period to cure such non-monetary default under the 200 Park Avenue Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then (or is not susceptible of cure without foreclosure on the 200 Park Avenue Mezzanine Collateral), subject to certain conditions, the 200 Park Avenue Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

     (v)    If the 200 Park Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 200 Park Avenue Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 200 Park Avenue
            Borrower or its general partner, or if 200 Park Avenue Mortgage Loan is a "specially serviced" loan and a material event of default under the related mortgage loan documents has occurred or is reasonably foreseeable, then the mezzanine lenders have the right to purchase the 200 Park Avenue Mortgage Loan in whole for a price

                                      S-85

            equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the 200 Park Avenue
            Mezzanine Loan lender as provided in the 200 Park Avenue
            Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents, and, if mezzanine lenders shall fail to purchase the 200 Park Avenue Mortgage Loan within 60 days of receipt of the 200 Park Avenue Mortgage Loan lender's notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust. The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 200 Park
            Avenue Mortgage Loan or the 200 Park Avenue Mortgaged Property;
            provided such option will not expire by reason of any of the foregoing prior to the earlier of the date which is 30 days after the date on which the 200 Park Avenue Mortgage Loan lender delivered notice of such option or the date on which each mezzanine lender shall have notified the 200 Park Avenue Mortgage Loan lender in writing of its decision not to exercise the option to purchase. In the event of a foreclosure the mezzanine lender may bid at the foreclosure sale to the extent permitted by applicable law and in the event that the holder of the 200 Park Avenue Mortgage Loan shall accept an offer of a deed in lieu, the mezzanine lender may, within
            10 business days of such acceptance, purchase the 200 Park Avenue
            Mortgaged Property from the 200 Park Avenue Mortgage Loan lender or its nominee for the loan purchase price described above plus (x) the net costs and expenses incurred by the 200 Park Avenue Mortgage Loan lender or nominee during its ownership of the 200 Park Avenue
            Mortgaged Property and (y) the costs and expenses incurred by the
            200 Park Avenue Mortgage Loan lender or nominee in connection with the transfer of the 200 Park Avenue Mortgaged Property, including reasonable attorneys fees, recording charges and transfer taxes.

     (vi)   The 200 Park Avenue Mezzanine Loan documents generally may be modified without the mortgage lender's consent, except that certain provisions may not be modified without the mortgage lender's consent, including, without limitation, a material increase in any monetary obligations of the 200 Park Avenue Mezzanine Borrower.
            Notwithstanding the foregoing, upon the occurrence of an event of default under the 200 Park Avenue Mezzanine Loan documents, the 200
            Park Avenue Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the related
            200 Park Avenue Mezzanine Loan in a manner that increases the interest rate thereunder.

     (vii)  In addition to a pledge of the equity ownership interests in the 200
            Park Avenue Borrower, the 200 Park Avenue Mezzanine Loan is secured by an unrecorded mortgage encumbering the 200 Park Avenue Mortgaged
            Property. The 200 Park Avenue Mezzanine Lender is permitted to cause such mortgage to be recorded at any time but is precluded from commencing any enforcement thereof until (i) the 200 Park Avenue
            Mortgage Loan lender has consented to such action, which consent will not be unreasonably withheld or (ii) foreclosure proceedings have been duly and properly commenced under the 200 Park Avenue
            Mortgage Loan mortgage.

     Permitted Mezzanine Financing. The equity owners of the 200 Park Avenue
Mezzanine Borrower may have the right to obtain junior mezzanine financing in accordance with the terms of, and subject to certain conditions set forth in, the 200 Park Avenue Mortgage Loan documents and the 200 Park Avenue Mezzanine
Loan documents.

     Building Naming Rights/Signage. Metropolitan Tower Life Insurance Company,
pursuant to an easement reserved in the 200 Park Avenue Mortgaged Property deed conveyed by Metropolitan Tower Life Insurance Company to the 200 Park Avenue
Borrower, has a perpetual right to maintain, inspect, sell, transfer and mortgage the existing signs, logos, names, insignias and related conduit, electrical services and other utilities bearing the MetLife or similar logo or insignia, together with rights of access for workers and equipment necessary to maintain and repair the same ("200 Park Avenue Signage Rights"). Metropolitan
Tower Life Insurance Company also reserves the right to place similar signs on any future building on the site. Metropolitan Tower Life Insurance Company, together with any entity to which it transfers the 200 Park Avenue Signage
Rights pursuant to the terms of the easement, has the right to rename the building located on the 200 Park Avenue Mortgaged Property.

                                      S-86

--------------------------------------------------------------------------------
                     II. THE PROVIDENCE PLACE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $273,600,000

LOAN PER SQUARE FOOT:                 $213(1)

% OF INITIAL MORTGAGE POOL BALANCE:   11.7%

SHADOW RATING (S&P/FITCH)             BBB+/BBB

LOAN PURPOSE:                         Refinance

MORTGAGE INTEREST RATE:               5.02500375% per annum

INTEREST CALCULATION:                 Actual/360

FIRST PAYMENT DATE:                   April 11, 2005

AMORTIZATION TERM:                    30 years(2)

ANTICIPATED REPAYMENT DATE:           NAP(3)

HYPERAMORTIZATION:                    NAP(3)

MATURITY DATE:                        March 11, 2010

MATURITY BALANCE:                     $254,259,162

BORROWER:                             Rouse Providence LLC

SPONSOR:                              General Growth Properties, Inc.

PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two years
                                      after securitization. Prepayment without
                                      penalty permitted six months prior to
                                      Maturity Date.

UP-FRONT RESERVES:                    NAP(3)

ONGOING RESERVES:                     Tax and Insurance Reserve (4)

                                      TI/LC Reserve(5)

                                      CapEx/Replacement Reserve(6)

LOCKBOX:                              Hard(7)

MEZZANINE DEBT:                       $106,400,000 and additional permitted(8)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Regional Mall

LOCATION:                             Providence, Rhode Island

YEAR BUILT:                           1999

YEAR RENOVATED:                       NAP(3)

GROSS SQUARE FEET:                    1,286,803(9)

COLLATERAL SQUARE FEET:               960,803(10)

OVERALL OCCUPANCY:                    97.9%

IN-LINE OCCUPANCY:                    94.4%

OCCUPANCY DATE:                       July 8, 2005

OWNERSHIP INTEREST:                   Leasehold(11)

PROPERTY MANAGEMENT:                  Self Managed(12)

IN-LINE SALES PSF:                    $528(13)

IN-LINE COST OF OCCUPANCY:            12.7%(13)

U/W NCF:                              $30,389,545(14)

U/W NCF DSCR:                         1.72x(15)

APPRAISED VALUE:                      $528,000,000

APPRAISAL AS OF DATE:                 February 26, 2005

CUT-OFF DATE LTV RATIO:               51.8%

MATURITY LTV RATIO:                   48.2%
--------------------------------------------------------------------------------

(1)  Based on gross square feet of the entire mall including anchors which may not be part of the loan collateral.

(2)  Amortization Term takes into account both the Providence Place Mortgage
     Loan and the Providence Place Mezzanine Loan (as defined below).

(3)  NAP means not applicable.

(4)  Upon the occurrence and continuance of either an event of default or a DSCR of less than 1.15x, the Providence Place Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve months.
     Notwithstanding the foregoing, so long as the Providence Place Borrower provides evidence satisfactory to the mortgagee of blanket insurance policies covering the Providence Place Mortgaged Property of which premiums have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at closing, such period, if less than one year), the monthly insurance escrow deposits shall not be required.

(5)  Upon the occurrence and continuance of either an event of default or a DSCR of less than 1.15x, the Providence Place Borrower is required to make monthly escrow deposits into a rollover reserve account in the amount of
     $62,380 until an aggregate of $748,559 has accumulated and is maintained from time to time.

(6)  Upon the occurrence and continuance of either an event of default or a DSCR less than 1.15x, the Providence Place Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $19,699 until an aggregate of $236,390 has accumulated and is maintained from time to time.

(7)  See "--Lockbox" below.

(8)  Reflects approximate original principal amount. See "--Mezzanine Financing"
     and "--Permitted Mezzanine Financing" below.

(9)  Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(10) Collateral square feet comprising the Providence Place Mortgaged Property consists of 197,000 square feet of anchor space, 492,106 square feet of in-line mall space and storage space, 143,551 square feet of other retail space and 128,146 square foot movie theater space. Collateral also includes the multi-level parking garage with approximately 4,700 parking spaces.

(11) The property is subject to a ground lease that expires on March 31, 2097, subject to four, 99-year renewal options thereafter. See "--Ground Lease"
     below.

(12) The Providence Place Mortgaged Property, except for the parking garage, is managed by the Providence Place Borrower and there is no separate property management agreement. The parking garage is managed by Standard Parking
     Corporation, a third-party manager.

(13) In-line sales per square foot and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet for the trailing twelve months ending March 31, 2005.

(14) Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the
     Providence Place Mortgaged Property is projected to be $30,770,640 based on assumed execution of leases out-for-signature for square feet of in-line space and certain other lease-up assumptions.

(15) Based on the projected U/W Net Cash Flow for the Providence Place Mortgaged
     Property of $30,770,640 (as described in footnote (14) above), the
     Providence Place Mortgage Loan has an U/W NCF DSCR of 1.74x.

                                      S-87



--------------------------------------------------------------------------------
                GROSS LEASABLE AREA (GLA) OVERVIEW OF PROVIDENCE PLACE

                                                                      ANCHOR
                             APPROXIMATE    AS %                      LEASE
STORE                        SQUARE FEET   OF GLA    RATINGS(1)     EXPIRATION
--------------------------------------------------------------------------------

ANCHORS
Filene's(2) ................    200,000      15.5%     BBB/BBB       5/1/2037(3)
Nordstrom ..................    197,000      15.3        A-/A-      2/28/2020(4)
JCPenney(2)(5) .............    126,000       9.8      BB+/BB+       5/1/2037(3)
                              ---------     -----
TOTAL ANCHOR SPACE .........    523,000      40.6%
In-Line Mall Space .........    492,106      38.2
Other Retail Space .........    143,551      11.2
Theaters(6) ................    128,146      10.0
                              ---------     -----
TOTAL GLA ..................  1,286,803     100.0%
                              =========     =====
--------------------------------------------------------------------------------


(1)  Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated.

(2)  Filene's and JCPenney own their stores and lease their pads from the
     Providence Place Borrower. The pads, but not the stores, are part of the collateral.

(3)  Filene's and JCPenney's leases each provide for five, 10-year renewal options followed by one, 9-year renewal option.

(4)  Nordstrom's lease provides for seven, 10-year renewal options followed by one, 9-year renewal option.

(5)  JCPenney has assumed the pad lease of former anchor Lord & Taylor as of
     July 15, 2005 but has not taken occupancy. Pursuant to the Consent and
     Agreement executed by and among the Providence Place Borrower, the May
     Department Stores Company (Lord & Taylor parent) and JCPenney, JCPenney has agreed to open for business to the general public approximately February
     22, 2006, but is permitted to postpone that date from time to time due to certain delays, e.g. failure to obtain permits.

(6)  Comprised of a 114,589 square foot Hoyt's Cinema under a lease expiring
     March 31, 2025 and a 13,557 square foot IMAX theater under a lease expiring
     May 19, 2020.

--------------------------------------------------------------------------------
                        MAJOR IN-LINE TENANT INFORMATION

                                             APPROXIMATE           LEASE
TENANT                                       SQUARE FEET         EXPIRATION
--------------------------------------------------------------------------------
Gap ..................................         20,395(1)         1/31/2012
Pottery Barn .........................         12,498(1)         1/31/2012
Crate & Barrel .......................         12,230            1/31/2010
Foot Locker ..........................         11,600            1/31/2010
Restoration Hardware .................         11,483            1/31/2015
                                             ------------
  TOTAL ................................       68,206
--------------------------------------------------------------------------------

(1)  The square feet of Gap and Pottery Barn include 1,125 square feet and 450 square feet, respectively, of storage space.



------------------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION INFORMATION

                     APPROXIMATE                                       APPROXIMATE                   CUMULATIVE %
                      EXPIRING      AS % OF TOTAL   CUMULATIVE % OF     EXPIRING     AS % OF TOTAL     OF TOTAL
                   IN-LINE SQUARE      IN-LINE       TOTAL IN-LINE    IN-LINE BASE    IN-LINE BASE   IN-LINE BASE
     YEAR               FEET         SQUARE FEET      SQUARE FEET      REVENUES(1)    REVENUES(1)    REVENUES(1)
------------------------------------------------------------------------------------------------------------------

    2005(2)              8,276            1.7%             1.7%       $   403,021          2.2%           2.2%
     2006                1,775            0.4              2.0%           298,760          1.7            3.9%
     2007                  150            0.0              2.1%            48,000          0.3            4.2%
     2008                6,889            1.4              3.5%           306,962          1.7            5.9%
     2009               60,306           12.3             15.7%         3,036,949         16.9           22.7%
     2010              170,058           34.6             50.3%         6,262,331         34.8           57.5%
     2011               27,750            5.6             55.9%         1,012,653          5.6           63.2%
     2012               81,361           16.5             72.5%         2,985,093         16.6           79.7%
     2013               13,890            2.8             75.3%           444,490          2.5           82.2%
     2014               13,358            2.7             78.0%           436,339          2.4           84.6%
2015 and beyond         80,885           16.4             94.4%         2,764,703         15.4          100.0%
    Vacant              27,408            5.6            100.0%                --           --
                       -------          -----                         -----------        -----
     TOTAL             492,106          100.0%                        $17,999,300        100.0%
                       =======          =====                         ===========        =====
------------------------------------------------------------------------------------------------------------------


(1)  Based on in-place underwritten base rental revenues applicable to in-line tenants.

(2)  Includes any month-to-month tenants.

                                      S-88

     The Borrower and Sponsor. The Providence Place Borrower is Rouse Providence
LLC, a Delaware limited liability company that is ultimately owned and controlled by General Growth Properties, Inc. In November 2004, General Growth
Properties, Inc. completed its merger with The Rouse Company, a real estate development and management company and owner of a portfolio of retail properties, including Providence Place. General Growth Properties, Inc., headquartered in Chicago, Illinois, owns, develops, operates and/or manages shopping centers across the country and is the second largest U.S.-based publicly traded real estate investment trust (listed on the New York Stock
Exchange under the symbol "GGP"). As of June 21, 2005, General Growth
Properties, Inc. (rated BBB-/BB by S&P and Fitch, respectively) reported that it has ownership interests in or management responsibility for a portfolio of more than 200 regional shopping centers in 44 states totaling approximately 200 million square feet with over 18,000 retailers, as well as ownership interests in planned community developments and commercial office buildings.

     The Mortgage Loan. The Providence Place Mortgage Loan was originated on
March 9, 2005, and has a cut-off date balance of $273,600,000.

     The Providence Place Mortgage Loan is a five-year balloon loan with a stated maturity date of March 11, 2010. The Providence Place Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity, in the absence of a default, the Providence Place Mortgage Loan will accrue interest at a fixed rate of 5.02500375% per annum. On the eleventh day of each month to but not including the stated maturity date, the Providence Place Borrower is required to make a monthly debt service payment of principal and interest on the
Providence Place Mortgage Loan (calculated based on a 30-year amortization schedule that takes into account both the Providence Place Mortgage Loan and the
Providence Place Mezzanine Loan). The remaining principal balance of the
Providence Place Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The Providence Place Borrower is prohibited from voluntarily prepaying the
Providence Place Mortgage Loan, in whole or in part, prior to September 11,
2009. From and after September 11, 2009, the Providence Place Borrower may prepay the Providence Place Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Providence Place Borrower may defease the Providence Place Mortgage
Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Providence Place Mortgaged Property. A defeasance will be effected by the Providence Place Borrower's pledging substitute collateral that consists of direct non-callable United States
Treasury obligations which produce payments that replicate the payment obligations of the Providence Place Borrower under the Providence Place Mortgage
Loan and that are sufficient to pay off the Providence Place Mortgage Loan in its entirety on September 11, 2009. The Providence Place Borrower's right to defease the Providence Place Mortgage Loan is subject to, among other things,
S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The Providence Place Mortgage Loan is secured by a first priority mortgage lien on the leasehold interest of the Providence Place
Borrower in the Providence Place Mortgaged Property, which is comprised of a portion of Providence Place, a four-level, super-regional mall, including street level retail and a multi-level parking garage with approximately 4,700 parking spaces, located in downtown Providence, Rhode Island. The Providence Place
Borrower is the owner of a leasehold interest under a 99-year ground lease with the Rhode Island Economic Development Corporation ("RIEDC") that expires March
31, 2097, followed by four, 99-year extension options (see "--Ground Lease"
below). The Providence Place Mortgaged Property is subject to a parking garage lease pursuant to which RIEDC has leased approximately 500 parking spaces within the multi-level parking garage at the Providence Place Mortgaged Property.
RIEDC, or the State of Rhode Island in lieu of RIEDC and the City of Providence have an option, exercisable at any time during the last year of the initial term of the Providence Place ground lease, to purchase for $1 the parking garage from the Providence Place Borrower. Providence Place opened in 1999 and is anchored by three department stores with an aggregate of 523,000 square feet, Filene's,
Nordstrom and the new anchor, JCPenney (which is not yet open for business).
Filene's and JCPenney own their stores but lease their pads, therefore their pads but not the stores are part of the collateral. Nordstrom leases its store from the Providence Place Borrower and thus the Nordstrom store and pad are both part of the collateral. The Providence Place Mortgaged Property totals 960,803 square feet comprised of the 197,000 square foot Nordstrom store, the 114,589 square foot Hoyt's Cinema and the 13,557 square foot IMAX theater, 143,551 square feet of other major retail tenant space, and 492,106 square feet of in-line mall space, in addition to a multi-level parking garage and the Filene's and JCPenney pads. The JCPenney pad site, which is part of the collateral, was originally leased by the May Department Stores Company as a Lord & Taylor (which vacated its space on or before July 15, 2005) and JCPenney has assumed the Lord
& Taylor lease and certain provisions applicable to Lord & Taylor under the reciprocal easement and operating agreement (the "REA") for the Providence Place
Mortgaged Property. Pursuant to the Consent and Agreement executed by JCPenney in connection with its assumption of the Lord & Taylor lease, JCPenney has agreed to open for business approximately

                                      S-89

February 22, 2006, but is permitted to postpone that date from time to time based on certain unavoidable delays, e.g. failure to obtain permits. The failure of JCPenney to open for business or to continuously operate during the period that it is required to do so under the REA shall constitute a default by
JCPenney under the REA. Providence Place has an entertainment complex that includes a 16-screen, stadium-style seating Hoyt's Cinema and a single-screen
IMAX theater. Providence Place also offers four other major tenants with a total of 143,551 square feet comprised of Bed Bath & Beyond, Old Navy, and Borders and the restaurant Dave & Busters, as well as a diverse range of national in-line tenants including Ann Taylor, Abercrombie & Fitch, Crate & Barrel, J. Crew, J.
Jill, Pottery Barn, Restoration Hardware, Sharper Image, Williams Sonoma and
several restaurant chains including Cheesecake Factory. As of July 8, 2005, based on square footage leased, in-line occupancy at Providence Place was 94.4%
and overall mall occupancy was 97.9%.

     Certain in-line tenants at the Providence Place Mortgaged Property have co-tenancy provisions in their respective leases that are triggered by the vacancy of an anchor tenant permitting them to terminate their leases and/or pay a reduced rent in the event that either Lord & Taylor is not in continuous operation or a suitable replacement anchor at the Providence Place Mortgaged
Property is not in occupancy and open for business within a specified period of time following the date the related space was vacated by the prior anchor.
Certain of those co-tenancy provisions require that the tenant consent to or approve of the replacement anchor. Although JCPenney has assumed the Lord &
Taylor lease at the Providence Place Mortgaged Property, there is no assurance that Lord & Taylor's vacating of the premises or a failure of JCPenney to take occupancy and open for business by February 22, 2006 will not cause a breach of the foregoing co-tenancy provisions.

     Lockbox. The Providence Place Borrower must cause the tenants of the
Providence Place Mortgaged Property to deposit all rents directly into a lockbox account under the control of the lender and any rents and other income collected by the Providence Place Borrower or the property manager must be deposited into such account within two business days of their receipt thereof. Following (a)
the occurrence of an event of default or (b) in the event that the combined DSCR taking into account the Providence Place Mortgage Loan and the Providence Place
Mezzanine Loan for the Providence Place Mortgaged Property (calculated in accordance with the related loan agreement for the preceding 12-month period as of the last day of the calendar month preceding the date of measurement) is less than 1.15x, the holder of the Providence Place Mortgage Loan will have sole dominion and control over the lockbox account, and the rents will be transferred once every other business day to an account maintained by and under the sole control of lender from which all required payments and deposits to reserves under the Providence Place Mortgage Loan will be made in the order of priority set forth in a sequential payment waterfall in the related cash management and intercreditor agreements. The related cash management agreement provides that unless and until an event occurring under clause (a) or (b) described above (a
"Providence Place Trigger Event") occurs, the Providence Place Borrower has the right to receive funds from the lockbox account free and clear of the lender's interest. A Providence Place Trigger Event may terminate if the combined debt service coverage ratio is greater than 1.15x for 12 consecutive months, or if such Providence Place Trigger Event was an event of default, such event of default is thereafter cured or waived.

     Ground Lease. The Providence Place Mortgaged Property is subject to a certain ground lease dated as of September 9, 1996, between Rhode Island
Economic Development Corporation, as ground lessor, and the Providence Place
Borrower, as ground lessee. The rent payable by the Providence Place Borrower under the ground lease is equal to $1,000 per annum plus an administrative fee of $1,000 per annum. The ground lease's original term expires on March 31, 2097.
The ground lease may be extended for up to four 99-year terms.

     Terrorism Coverage. If any of the Providence Place Borrower's requisite physical hazard, comprehensive general liability, business interruption, builder's risk insurance or boiler and machinery insurance policies contain an exclusion from coverage under such insurance policy for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the Providence
Place Borrower is obligated to maintain insurance against loss or damage incurred as a result of acts of terrorism or similar acts of sabotage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost.

     Mezzanine Financing. The holder of direct or indirect equity interests in the Providence Place Borrower (the "Providence Place Mezzanine Borrower") is the
borrower under a mezzanine loan in the original principal amount of $106,400,000
(the "Providence Place Mezzanine Loan"). The Providence Place Mezzanine Loan is
secured by, among other things, a pledge in favor of the mezzanine lender by the
Providence Place Mezzanine Borrower of its ownership interests in the Providence
Place Borrower, Providence Place Group, LLC, and PPG Special Member, Inc., a
springing member of Providence Place Group, LLC. A mortgage event of default with respect to the Providence Place Mortgage Loan will result in an event of default under the Providence Place Mezzanine Loan; however, an event of default under the Providence Place Mezzanine Loan will not result in an event of default under the Providence Place Mortgage Loan. The Providence Place Mezzanine Loan
accrues interest at a fixed rate of interest per annum and has a stated maturity date of March 11, 2010. The

                                      S-90

Providence Place Mortgage Loan will accrue interest on an Actual/360 Basis. On the eleventh day of each month to but not including the stated maturity date, the Providence Place Mezzanine Borrower is required to make a monthly debt service payment of principal and interest on the Providence Place Mezzanine Loan
(calculated based on a 30-year amortization schedule that takes into account both the Providence Place Mortgage Loan and the Providence Place Mezzanine
Loan). The remaining principal balance of the Providence Place Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The Providence Place Mezzanine Borrower is prohibited from voluntarily prepaying the Providence Place Mezzanine Loan, in whole or in part, prior to
September 11, 2009. From and after September 11, 2009, the Providence Place
Borrower may prepay the Providence Place Mezzanine Loan, in whole only, without payment of any prepayment consideration.

     Pursuant to an intercreditor agreement dated in August 2005, between the holder of the Providence Place Mortgage Loan and the holder of the Providence
Place Mezzanine Loan, the Providence Place Mezzanine Loan lender has certain rights with respect to the Providence Place Mortgage Loan, such as consent rights, rights to receive certain information, cure rights and rights with respect to the removal of the property manager.

     The Providence Place Intercreditor Agreement provides that, among other things:

     o    The mezzanine lender may not foreclose on the collateral securing the mezzanine loan unless certain conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from S&P and Fitch that such transfer will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C5 certificates by such rating agency.

     o    The Providence Place Mezzanine Loan is generally subordinate to the
          Providence Place Mortgage Loan in right of payment; provided, however, that so long as the holder of the Providence Place Mortgage Loan has not given written notice that an event of default has occurred with respect to the Providence Place Mortgage Loan and thereafter for so long as any such event of default is not continuing, the Providence
          Place Mezzanine lender may accept payments due and payable from time to time under the Providence Place Mezzanine Loan documents

     o    Under certain circumstances specified in the Providence Place Avenue
          Mezzanine Loan documents, the Providence Place Loan lender will have the right, subject to the terms of the Providence Place Intercreditor
          Agreement, to select a replacement manager for the Providence Place
          Mortgaged Property.

     o    The Providence Place Mezzanine Loan lender has the right to receive notice of any event of default under the Providence Place Mortgage
          Loan and the right to cure any monetary default within a period ending seven business days after the later of receipt of such notice or expiration of the Providence Place Borrower's cure period; provided that the Providence Place Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the Providence
          Place Mezzanine Loan lender has commenced and is continuing to diligently pursue its rights against the Providence Place Mezzanine
          Loan collateral. In addition, if the default is of a non-monetary nature, the Providence Place Mezzanine Loan lender will have ten business days after the later of receipt of such notice or expiration of the Providence Place Borrower's cure period to cure such non-monetary default under the Providence Place Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the Providence Place
          Mezzanine Collateral) then, subject to certain conditions, the
          Providence Place Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

     o    If the Providence Place Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Providence Place Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the Providence Place
          Borrower, or if the Providence Place Mortgage Loan is a "specially serviced" loan and any debt service payment due in respect of such loan is more than 30 days past due, then the mezzanine lender has the right to purchase the Providence Place Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charges, late charges, or any default interest relating to any defaults cured by the Providence Place
          Mezzanine Loan lender as provided in the Providence Place
          Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents, and, if mezzanine lenders

                                      S-91

          shall fail to purchase the Providence Place Mortgage Loan within 60 days of receipt of the Providence Place Mortgage Loan lender's notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust.
          The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Providence
          Place Mortgage Loan or the Providence Place Mortgaged Property;
          provided such option will not expire by reason of any of the foregoing prior to the earlier of the date which is 30 days after the date on which the Providence Place Mortgage Loan lender delivered notice of such option or the date on which each mezzanine lender shall have notified the Providence Place Mortgage Loan lender in writing of its decision not to exercise the option to purchase. In the event of a foreclosure the mezzanine lender may bid at the foreclosure sale to the extent permitted by applicable law and in the event that the holder of the Providence Place Mortgage Loan shall accept an offer of a deed in lieu, the mezzanine lender may, within 10 business days of such acceptance, purchase the Providence Place Mortgaged Property from the Providence Place Mortgage Loan lender or its nominee for the loan purchase price described above plus (x) the net costs and expenses incurred by the Providence Place Mortgage Loan lender or nominee during its ownership of the Providence Place Mortgaged Property and
          (y) the costs and expenses incurred by the Providence Place Mortgage
          Loan lender or nominee in connection with the transfer of the
          Providence Place Mortgaged Property, including reasonable attorneys fees, recording charges and transfer taxes.

     o    The Providence Place Intercreditor Agreement gives the Providence
          Place Mezzanine Loan lender certain rights to reasonably approve or disapprove budgets, leases and physical alterations which rights, unless an event of default shall then exist with respect to the
          Providence Place Mortgage Loan, may supersede the approval and consent rights of the Providence Place Mortgage Loan lender with respect to such matters.

     o    The Providence Place Mezzanine Loan documents generally may be modified without the mortgage lender's consent, except that certain provisions may not be modified without the mortgage lender's consent, including, without limitation, a material increase in any monetary obligations of the Providence Place Mezzanine Borrower.
          Notwithstanding the foregoing, upon the occurrence of an event of default under the Providence Place Mezzanine Loan documents, the mezzanine lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the mezzanine loan in a manner that increases the interest rate thereunder.

     Permitted Mezzanine Financing. The related loan documents permit the pledge of direct or indirect interests in the Providence Place Borrower as security for a junior mezzanine loan (subordinate to the Providence Place Mezzanine Loan), subject to the satisfaction of certain conditions, including, among other things
(a) no event of default is continuing under the Providence Place Mortgage Loan,
(b) the junior mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the applicable rating agencies and reasonably acceptable to the lender under the Providence Place Mortgage Loan, (c) if the such junior mezzanine loan bears interest at a floating rate, there shall be required an interest rate cap at a strike price such that the strike price plus the applicable spread of the such junior mezzanine loan results in a combined debt service coverage ratio (based on the Providence Place Mortgage Loan, the
Providence Place Mezzanine Loan and such junior mezzanine loan) of no less than
1.20x, (d) the loan to value ratio immediately following the closing of the such junior mezzanine loan (based on the aggregate principal balance of the
Providence Place Mortgage Loan, the Providence Place Mezzanine Loan and such junior mezzanine loan, and an appraisal acceptable to the lender under the
Providence Place Mortgage Loan) is no greater than 70%, (e) the debt service coverage ratio for the Providence Place Mortgaged Property immediately following the closing of such junior mezzanine loan will not be less than 1.30x (based on the aggregate principal balance of the Providence Place Mortgage Loan, the
Providence Place Mezzanine Loan and such junior mezzanine loan), (f) such junior mezzanine loan shall be subordinate and junior to the Providence Place Mezzanine
Loan, and (g) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not in and of itself result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series
2005-C5 certificates.

     PILOT Bond Program. The Providence Place Borrower entered into a Tax Treaty
Agreement with the Rhode Island Economic Development Corporation pursuant to which the Providence Place Borrower is permitted to pay fixed amounts ("PILOT
Payments") for a term extending from October 2000 through June 2028 in lieu of payment of real estate taxes with respect to the Providence Place Mortgaged
Property. The right to receive such payment was structured as an assignable lien, which was eventually assigned to LaSalle Bank National Association (the
"PILOT Lender"), as trustee, under a trust indenture, dated October 26, 2000, for the benefit of holders of certain promissory notes made by the Providence
Place Borrower in the aggregate amount of approximately $50,014,000 (the "PILOT
Bond Program"), and which is senior in right to the lien of the Providence Place
Mortgage Loan. Upon the occurrence of a Providence Place Trigger Event, the
Providence Place Borrower is required to escrow the PILOT Payments as part of the escrow for taxes under the terms of the related loan documents. The
Providence Place Borrower, the PILOT Lender and the holder of the Providence
Place Mortgage Loan (or

                                      S-92

predecessors thereof) are parties to an intercreditor agreement (the "PILOT
Intercreditor Agreement"), which provides among things, for certain notice and cure rights in favor of the holder of the Providence Place Mortgage Loan in the event of a failure to make a PILOT Payment (substantially equivalent to the period provided a taxpayer for the non payment of real estate taxes), including the payment of interest, late charges and attorney's fees, to the extent required to be paid under the agreements evidencing the PILOT Bond Program. The
PILOT Intercreditor Agreement further provides that prior to the expiration of the period granted to the holder of the Providence Place Mortgage Loan to cure such defaults, the PILOT Lender will not initiate any foreclosure action, lawsuit, case or proceeding against the Providence Place Borrower or the
Providence Place Mortgaged Property. The PILOT Intercreditor Agreement also states that the PILOT Lender shall not have the right to assert a claim for the outstanding balance of the PILOT Bond Program, except in the event of (i) a major condemnation of the Providence Place Mortgaged Property (unless the condemnation insurance policy obtained by the Providence Place Borrower is then in effect) or (ii) the bankruptcy of the Providence Place Borrower (unless the
PILOT Lender remains legally entitled to receive PILOT Payments and the obligations to make such payments remain secured by legally valid, binding and perfected senior lien.

     Community Reinvestment Program. The Providence Place Borrower is obligated to make community reinvestment payments aggregating $8,800,000 to the City of
Providence, Rhode Island. Such payments are to be made during the period commencing January 2000 and expiring December 2029.

                                      S-93

--------------------------------------------------------------------------------
                 III. THE 500 WEST MADISON STREET MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $220,000,000(1)

LOAN PER SQUARE FOOT:                 $151

% OF INITIAL MORTGAGE POOL BALANCE    9.4%

SHADOW RATING (S&P/FITCH):            NAP(2)

LOAN PURPOSE:                         Refinance

MORTGAGE INTEREST RATE:               5.62611364% per annum(3)

INTEREST CALCULATION:                 Actual/360

FIRST PAYMENT DATE:                   July 11, 2005

AMORTIZATION TERM:                    Interest Only

ANTICIPATED REPAYMENT DATE:           NAP(2)

HYPERAMORTIZATION:                    NAP(2)

MATURITY DATE:                        June 11, 2015

MATURITY BALANCE:                     $220,000,000

BORROWER:                             UST-GEPT Joint Venture, L.P.

SPONSORS:                             GE Pension Trust and Estein & Associates
                                      USA Ltd.

DEFEASANCE/PREPAYMENT:                Defeasance or prepayment with yield
                                      maintenance penalty permitted beginning
                                      two years after securitization. Prepayment
                                      without penalty permitted six months prior
                                      to scheduled maturity date.

UP-FRONT RESERVES:                    TI/LC Reserve/Lease

                                      Termination Reserve(4)

                                      Debt Service Reserve(5)

ONGOING RESERVES:                     Tax and Insurance Reserve(6)

                                      CapEx/Replacement Reserve(7)

LOCKBOX:                              Hard(8)

B NOTE:                               $25,000,000(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Class A Office(9)

LOCATION:                             Chicago, Illinois

YEAR BUILT:                           1987

YEAR RENOVATED:                       2000 - 2005

SQUARE FEET:                          1,457,470

OCCUPANCY:                            67.9%

OCCUPANCY DATE:                       June 1, 2005

OWNERSHIP INTEREST:                   Fee

PROPERTY MANAGEMENT:                  MB Real Estate Services LLC, a third-party
                                      property manager

U/W NCF:                              $16,149,105(10)

U/W NCF DSCR:                         1.29x(11)

APPRAISED VALUE:                      $370,000,000(12)

APPRAISAL AS OF DATE:                 May 3, 2005

CUT-OFF DATE LTV RATIO:               59.5%(13)

MATURITY LTV RATIO:                   59.5%(13)
--------------------------------------------------------------------------------

(1)  The 500 West Madison Street Mortgage Loan is part of the 500 West Madison
     Street Loan Combination that also includes the 500 West Madison Street
     Non-Trust Loan in the cut-off date principal amount of $25,000,000.

(2)  NAP means not applicable.

(3)  The mortgage interest rate for the 500 West Madison Street Non-Trust Loan is 6.6638%.

(4)  At closing, the 500 West Madison Street Borrower deposited $27,269,029
     ($25,000,000 for the rollover reserve and $2,269,029 for unfunded tenant obligations) into a leasing reserve account for the payment or reimbursement of leasing commissions and tenant improvement costs. The 500
     West Madison Street Borrower is required to deposit all lease termination payments of $50,000 or more into the leasing reserve account. Each such termination payment shall be returned to the 500 West Madison Street
     Borrower upon the re-leasing of the related space subject to, in the case of leases of "Threshold Space" (as defined below), the debt service coverage ratio equaling or exceeding 1.05x. Any disbursements from the leasing account for tenant improvements or leasing commissions with respect to the related space shall be deducted from the termination payment prior to its release to the 500 West Madison Street Borrower. "Threshold Space"
     is defined as 40,000 rentable square feet until such time as at least of
     88% of the 500 West Madison Street Mortgaged Property is leased by rent paying tenants conducting normal business operations, and thereafter 75,000 rentable square feet.

(5)  At closing, the 500 West Madison Street Borrower deposited $5,000,000 into a debt service reserve account that will be used to cover any debt service shortfalls caused by either a reduction in Citicorp North America, Inc.'s rent or as a result of Citicorp North America, Inc.. terminating any portion of their space. Provided no event of default shall have occurred and be continuing, if on or after January 1, 2008 or any two consecutive quarterly test dates, the debt service coverage ratio equals or exceeds
     1.05x, the borrower may require the lender to transfer all available funds in the debt service reserve account to the leasing reserve account. After
     January 1, 2008, the 500 West Madison Street Borrower may require a transfer of funds from the debt service reserve account to the leasing reserve account in an amount equal to $5,000,000 less the aggregate reduction in Citicorp North America, Inc.'s base rent over the 60-month period commencing in January 2008.

(6)  Upon the occurrence and continuance of an event of default, the 500 West
     Madison Street Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(7)  Upon the occurrence and continuance of an event of default, the 500 West
     Madison Street Borrower is required to make monthly escrow deposits in the amount of $30,372 into a replacement reserve account for the payment or reimbursement of the costs of replacements.

(8)  See "--Lockbox" below.

(9)  The 500 West Madison Street Mortgaged Property includes a parking garage with approximately 55 parking spaces.

(10) Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 500 West
     Madison Street Mortgaged Property is projected to be $25,900,520 based on assumed lease up of currently vacant space at the appraiser's estimate of fair market rent and other lease up assumptions.

                                      S-94

(11) The U/W DSCR based on in-place U/W Net Cash Flow (described in footnote 10 above) is based solely on the 500 West Madison Street Mortgage Loan and does not take into account the 500 West Madison Street Non-Trust Loan.
     Based on the projected U/W Net Cash Flow for the 500 West Madison Street
     Mortgaged Property of $25,900,520, the 500 West Madison Street Mortgage
     Loan has an U/W NCF DSCR of 2.06x. The U/W DSCR based on in-place U/W Net
     Cash Flow for the entire 500 West Madison Street Loan Combination is 1.13x.
     Based on the projected U/W Net Cash Flow for the 500 West Madison Street
     Mortgaged Property of $25,900,520, the 500 West Madison Street Loan
     Combination has an U/W NCF DSCR of 1.82x (taking into account the 500 West
     Madison Street Non-Trust Loan and treating the 500 West Madison Street Loan
     Combination as a single underlying mortgage loan).

(12) The appraised value, upon stabilized occupancy, as of May 1, 2007 is
     $430,000,000.

(13) The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the 500 West Madison Street Mortgage Loan and do not take into account the
     500 West Madison Street Non-Trust Loan. The Cut-off Date LTV Ratio and the
     Maturity LTV Ratio of the entire 500 West Madison Street Loan Combination are each 66.2% (taking into account the 500 West Madison Street Non-Trust
     Loan and treating the 500 West Madison Street Loan Combination as a single underlying mortgage loan).



------------------------------------------------------------------------------------------------------------------------------------
                                                     MAJOR TENANT INFORMATION

                                         APPROXIMATE     % TOTAL           % TOTAL          RENT                        LEASE
               TENANT(1)                 SQUARE FEET   SQUARE FEET      BASE REVENUES(2)   PSF(3)    RATINGS(4)    EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------

Citicorp North America, Inc. ..........    233,314         16.0%             21.2%         $ 22.33     AA-/AA+       12/31/2012(5)
GSA ...................................     76,209          5.2              11.0          $ 35.44       NR           6/25/2006(6)
SSA Global Technologies, Inc. .........     75,781          5.2               4.3          $ 14.07       NR           3/31/2016(7)
Bowne & Co.(8) ........................     72,513          5.0               6.4          $ 21.85      B+/NR         1/31/2017(7)
Bollinger, Ruberry & Garvey ...........     61,521          4.2               3.9          $ 15.61       NR          12/31/2015
                                           -------         ----              ----
TOTAL .................................    519,338         35.6%             46.8%
                                           =======         ====              ====
------------------------------------------------------------------------------------------------------------------------------------


(1)  The five major tenants are ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place underwritten base rental revenues, giving full credit for any rent abatements.

(3)  Reflects the average in-place base rent.

(4)  Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(5)  Citicorp North America, Inc., has two, 5-year renewal options at 95% of the then fair market rent. Tenant has a one-time option to terminate all or part of the lease on December 31, 2007 with 12 months prior notice.
     Citicorp North America, Inc. subleases approximately 82,418 square feet to six firms.

(6)  The GSA (U.S. General Services Administration) space consists of three leases for space occupied by three government agencies, the Department of
     Justice with 12,697 square feet expiring June 30, 2006, the Small Business
     Administration with 27,746 square feet all of which expires April 30, 2006, except for 1,765 square feet expiring May 31, 2006, and the Equal
     Employment Opportunity Commission with 35,766 square feet expiring June 25,
     2006. The GSA leases include the right to terminate the Equal Employment
     Opportunity Commission and Department of Justice leases after July 26, 2008 upon 120 days and 270 days notice respectively. In addition, there may be other circumstances under which a government agency tenant may, without penalty, terminate its lease, which circumstances may include the cessation of such agency's operations.

(7)  The SSA Global Technologies, Inc., and Bowne & Co. leases each provide for one, 5-year renewal option.

(8)  Bowne & Co. subleases 35,861 square feet of its space to its subsidiary
     Williams Lea. Bowne & Co. can terminate its space on January 31, 2012.
     Bowne & Co. also has an option to reduce their leased space by up to 14,500 square feet on the fifth anniversary of their lease (January 31, 2007).



------------------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION INFORMATION

                                                                     APPROXIMATE                     CUMULATIVE
                     APPROXIMATE         AS %         CUMULATIVE       EXPIRING        AS % OF          % OF
                       EXPIRING        OF TOTAL       % OF TOTAL         BASE         TOTAL BASE     TOTAL BASE
      YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
------------------------------------------------------------------------------------------------------------------

      2005                5,650           0.4%            0.4%       $   162,366          0.7%            0.7%
      2006               89,636           6.2             6.5%         3,071,286         12.5            13.1%
      2007               54,589           3.7            10.3%         2,079,223          8.4            21.6%
      2008               88,568           6.1            16.4%         2,854,920         11.6            33.2%
      2009               18,881           1.3            17.7%           614,367          2.5            35.7%
      2010               24,882           1.7            19.4%           559,311          2.3            37.9%
      2011                  253           0.0            19.4%            73,000          0.3            38.2%
      2012              238,766          16.4            35.8%         5,321,939         21.6            59.8%
      2013               32,977           2.3            38.0%           730,020          3.0            62.8%
      2014               99,758           6.8            44.9%         2,245,516          9.1            71.9%
2015 and beyond         335,758          23.0            67.9%         6,913,454         28.1           100.0%
     Vacant             467,752          32.1           100.0%                --           --
                        -------         -----                        -----------        -----
     TOTAL            1,457,470         100.0%                       $24,625,403        100.0%
                      =========         =====                        ===========        =====
------------------------------------------------------------------------------------------------------------------


(1)  Based on in-place underwritten base rental revenues.

                                      S-95

     The Borrower and Sponsor. The 500 West Madison Street Borrower is UST-GEPT
Joint Venture, L.P., an Illinois limited partnership, is indirectly owned by a partnership comprised of affiliates of GE Pension Trust and Estein & Associates
USA Ltd. GE Pension Trust, whose affiliate is the managing general partner of the 500 West Madison Street Borrower, is advised by GE Asset Management, a wholly-owned subsidiary of General Electric. GE Asset Management and its predecessors have been investing in real estate on behalf of GE Pension Trust since 1953 and since 1989 have served as an investment advisor on behalf of other institutional investors by way of a series of limited partnerships. GE
Asset Management today manages $6 billion in real estate worldwide. Estein &
Associates USA Ltd., which recently indirectly purchased its 50% interest in the
500 West Madison Street Borrower, is based in Orlando, Florida, and is a
U.S.-based equity investment arm of German investor and syndicator, Lothar
Estein. In 1978, Lothar Estein and his partners began investing in the U.S.

     The Mortgage Loan. The 500 West Madison Street Mortgage Loan was originated on June 3, 2005, and has a cut-off date balance of $220,000,000. The 500 West
Madison Street Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the "500 West Madison Street Loan Combination," both of which are obligations of the 500 West Madison Street Borrower, are secured by the 500 West
Madison Street Mortgaged Property and are cross-defaulted with each other. The
500 West Madison Street Loan Combination is comprised of: (a) the 500 West
Madison Street Mortgage Loan; and (b) the 500 West Madison Street Non-Trust Loan
in the principal amount of $25,000,000, which will not be included in the trust.
The 500 West Madison Street Non-Trust Loan is, during the continuance of certain material uncured events of default with respect to the 500 West Madison Street
Mortgage Loan, subordinate in right of payment to the 500 West Madison Street
Mortgage Loan. The respective rights of the holders of the 500 West Madison
Street Mortgage Loan and the 500 West Madison Street Non-Trust Loan will be governed by the 500 West Madison Street Co-Lender Agreement, which is described under "-Loan Combinations-The 500 West Madison Street Mortgage Loan-Co-Lender
Agreement" below.

     The 500 West Madison Street Mortgage Loan (as well as the 500 West Madison
Street Non-Trust Loan) is a ten-year balloon loan with a stated maturity date of
June 11, 2015. The 500 West Madison Street Loan Combination will accrue interest on an Actual/360 Basis. In the absence of a default, the 500 West Madison Street
Mortgage Loan will accrue interest at a fixed rate of 5.62611364% per annum and the 500 West Madison Street Non-Trust Loan will accrue interest at a fixed rate of 6.6638% per annum. On the eleventh day of each month during the term of the
500 West Madison Street Mortgage Loan, the 500 West Madison Street Borrower is
required to make interest-only payments on the 500 West Madison Street Mortgage
Loan. The principal balance of the 500 West Madison Street Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated
maturity date.

     The 500 West Madison Street Borrower is prohibited from voluntarily prepaying the 500 West Madison Street Mortgage Loan, in whole or in part, prior to two years following the Issue Date. From and after the date that is two years following the Issue Date, provided no event of default exists at the time, the
500 West Madison Street Borrower is permitted to prepay the entire 500 West
Madison Street Loan Combination, in whole only, accompanied by a yield maintenance payment as provided in the 500 West Madison Street Loan documents.
From and after December 11, 2014, the 500 West Madison Street Borrower may
prepay the entire 500 West Madison Street Loan Combination, in whole only, without payment of any prepayment consideration.

     The 500 West Madison Street Borrower may, provided no event of default exists at the time, defease the entire 500 West Madison Street Loan Combination, in whole only, at any time after the date that is two years following the Issue
Date, and by doing so obtain the release of the 500 West Madison Street
Mortgaged Property. A defeasance will be effected by the 500 West Madison Street
Borrower's pledging substitute collateral that consists of non-callable fixed rate obligations that are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended, which produce payments that replicate the payment obligations of the 500 West Madison Street
Borrower under the 500 West Madison Street Mortgage Loan and the 500 West
Madison Street Non-Trust Loan and that are sufficient to pay off such loans in their entirety on December 11, 2014. The 500 West Madison Street Borrower's
right to defease such loans is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The 500 West Madison Street Mortgage Loan (as well as the 500 West Madison Street Non-Trust Loan) is secured by a first priority mortgage lien on the fee simple interest of the 500 West Madison Street Borrower in the 500 West Madison Street Mortgaged Property located in Chicago, Illinois.
The 500 West Madison Street Mortgaged Property is a 40-story Class A office building that is located in Chicago's West Loop area and is connected to the
Ogilvie Transportation Center. Built in 1987, 500 West Madison Street contains approximately 1,457,470 square feet of net rentable area including concourse-level retail and food court space. The building also includes an executive parking garage with approximately 55 parking spaces. 500 West Madison
Street is leased to a diverse mix of tenants with the lead tenant

                                      S-96

Citicorp North America, Inc. (a subsidiary of Citigroup which is rated AA-/AA+
by S&P and Fitch, respectively) with 233,314 square feet (16.0% of total space).
Other major tenants include, the GSA with 76,209 square feet (5.2% of total space), SSA Global Technologies, Inc. with 75,781 square feet (5.2% of total space) and Bowne & Co. with 72,513 square feet (5.0% of total space). Occupancy at the 500 West Madison Street Mortgaged Property, based on square footage leased, was 67.9% as of June 1, 2005.

     The 500 West Madison Street Mortgaged Property is known in the local market as the Citicorp Center. Pursuant to the Citicorp North America, Inc. lease,
Citicorp North America, Inc. has the right to name the building on the property so long as it or its affiliate occupy at least 150,000 rentable square feet of the building.

     Lockbox. The 500 West Madison Street Borrower is required to cause all rents to be deposited into a segregated lockbox account under the control of the lender, provided that if no event of default exists, all funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the 500 West Madison Street Borrower. If an event of default occurs, the funds on deposit in the lockbox account will instead be swept to a cash collateral account under the sole control of the mortgagee, and the mortgagee is permitted to apply such amounts to the payment of the debt in any order in its sole discretion.

     Terrorism Coverage. The 500 West Madison Street Borrower is required, in accordance with the 500 West Madison Street Loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of a designated "terrorism cost cap" for each year of the loan term. The terrorism cost cap is $400,000, adjusted annually after the fifth year of the loan term based on changes in a designated consumer price index for the month of April 2009. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while TRIA is in effect, insurance against terrorism shall mean insurance against an "Act of Terrorism" as such term is defined in
Section 102(1) of the TRIA."

                                      S-97

--------------------------------------------------------------------------------
              IV. THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:       $177,900,000(1)

LOAN PER ROOM:                        $50,545(2)

% OF INITIAL MORTGAGE POOL BALANCE:   7.6%

SHADOW RATING (S&P/FITCH):            A-/A-

LOAN PURPOSE:                         Acquisition

MORTGAGE INTEREST RATE:               5.6903889% per annum(3)

INTEREST CALCULATION:                 Actual/360

FIRST PAYMENT DATE:                   May 11, 2005

WEIGHTED AVERAGE
  AMORTIZATION TERM:                  24.5 years(4)

ANTICIPATED REPAYMENT DATE:           NAP(5)

HYPERAMORTIZATION:                    NAP(5)

MATURITY DATE:                        April 11, 2015

MATURITY BALANCE:                     $148,909,816

BORROWER:                             Courtyard II Associates, L.P.

SPONSORS:                             Marriott International, Inc.; Host
                                      Marriott, L.P.; Sarofim Realty Advisors,
                                      Limited Partnership

PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning from the
                                      earlier of (i) three years from
                                      origination and (ii) two years after the
                                      latest securitization of any mortgage loan
                                      in the Courtyard by Marriott Loan
                                      Combination. Prepayment without penalty
                                      permitted three months prior to scheduled
                                      maturity date.

UP-FRONT RESERVES:                    Required Repairs Reserve(6)
                                      FF&E Reserve(6)

ONGOING RESERVES:                     Tax and Insurance Reserve(7)
                                      FF&E Reserve (8)
                                      Ground Rent Reserve (9)

LOCKBOX:                              Hard/Hotel(10)

B NOTE:                               $30,000,000(1)

MEZZANINE DEBT:                       $128,942,755 and additional permitted(11)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Portfolio(12)

PROPERTY TYPE:                        Hotel

LOCATION:                             29 states(12)

YEAR BUILT:                           1985-1990

YEAR RENOVATED:                       2003-2005

NUMBER OF ROOMS:                      9,443(12)

WEIGHTED AVERAGE OCCUPANCY:           70.3%(13)

OCCUPANCY DATE:                       June 17, 2005(13)

OWNERSHIP INTEREST:                   Fee/Leasehold

PROPERTY MANAGEMENT:                  Courtyard Management Corporation, an
                                      affiliate of the Borrower

WEIGHTED AVERAGE ADR:                 $98.63(14)

WEIGHTED AVERAGE REVPAR:              $69.56(15)

U/W NCF:                              $61,131,383(16)

U/W NCF DSCR:                         1.67x(17)

APPRAISED VALUE:                      $856,500,000(18)

APPRAISAL AS OF DATE:                 December 2004 - January 2005

CUT-OFF DATE LTV RATIO:               55.7%(19)

MATURITY LTV RATIO:                   46.6%(19)
--------------------------------------------------------------------------------

(1)  The Courtyard by Marriott Portfolio Mortgage Loan is one of four (4)
     mortgage loans comprising the Courtyard by Marriott Portfolio Loan
     Combination that includes: (a) the Courtyard by Marriott Portfolio Mortgage
     Loan; (b) the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, with an aggregate cut-off date principal balance of $164,200,000; (c) the
     Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, with a cut-off date principal balance of $177,900,000; and (d) the Courtyard by Marriott
     Portfolio Note B Non-Trust Loan, with a cut-off date principal balance of
     $30,000,000. The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan is
     comprised of two (2) loan components with differing payment priorities, referred to in this prospectus supplement as (i) the Courtyard by Marriott
     Portfolio Note A1 Senior Non-Trust Loan Component, with a cut-off date principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, and (ii) the
     Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component,
     with a cut-off date principal balance of $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination, subordinate in right of payment to the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and
     the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan. The Courtyard
     by Marriott Portfolio Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
     Component. The Courtyard by Marriott Portfolio Note B Non-Trust Loan is,
     following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan
     Combination, subordinate in right of payment to the Courtyard by Marriott
     Portfolio Mortgage Loan, the entire Courtyard by Marriott Portfolio Note A1
     Non-Trust Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust
     Loan. The Cut-off Date Principal Balance in the table above is based on the
     Courtyard by Marriott Portfolio Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Courtyard by Marriott
     Portfolio Loan Combination is $550,000,000.

(2)  Based on a loan amount comprised of the entire Courtyard by Marriott
     Portfolio Loan Combination (as described in footnote (1) above) excluding the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
     and the Courtyard by Marriott Note B Non-Trust Loan.

(3)  The mortgage interest rate set forth above is for the Courtyard by Marriott
     Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
     Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A3
     Non-Trust Loan. The mortgage interest rate for the Courtyard by Marriott
     Portfolio Note A1 Junior Non-Trust Loan Component is 5.77399%, and the
     mortgage interest rate for the Courtyard by Marriott Portfolio Note B
     Non-Trust Loan is 6.1601%.

(4)  Payments of interest only are required through and including the payment date in April 2008, following which monthly debt service payments of principal and interest are required. The weighted average amortization term is weighted based on allocated loan amounts of the Courtyard by Marriott
     Portfolio Mortgaged Properties. Those allocated loan amounts are based on a
     25-year amortization schedule, except that the allocated loan amount for the Courtyard by Marriott Mortgaged Property located in Fresno is based on a 10.5-year amortization schedule, and the Courtyard by Marriott Mortgaged
     Property located in Poughkeepsie is based on a 13-year amortization schedule.

                                      S-98

(5)  NAP means not applicable.

(6)  At closing, the Courtyard by Marriott Portfolio Borrower deposited $764,161 into a required repairs account to be used to pay for certain immediate repairs required to be performed at certain of the Courtyard by Marriott
     Portfolio Mortgaged Properties and deposited $10,282,033 into an FF&E reserve account.

(7)  The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a tax and insurance reserve account, except that so long as an affiliate of Marriott International, Inc. is the property manager, the Courtyard by Marriott Portfolio Borrower participates in Marriott International, Inc.'s insurance programs, and such programs otherwise meet the requirements of the related loan documents, the monthly escrow payment will not be required. As of the cut-off date, these conditions have been met, and the Courtyard by Marriott Portfolio Borrower is currently not required to make monthly insurance escrow payments.

(8)  The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a furniture, fixture and equipment
     ("FF&E") replacement reserve with the property manager (an affiliate of
     Marriott International, Inc.) equal to 5.0% of the total gross revenues of the Courtyard by Marriott Portfolio Mortgaged Properties.

(9)  The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a ground rent reserve account. Ground rent reserve deposits are not required if Marriott International, Inc., or an affiliate of Marriott International, Inc. is the property manager of the
     Courtyard by Marriott Portfolio Mortgaged Properties, and the property manager is paying all ground rent expenses on behalf of the Courtyard by
     Marriott Portfolio Borrower. As of the cut-off date, Marriott
     International, Inc. or an affiliate of Marriott International, Inc. is the property manager and is paying all ground rent expenses on behalf of the
     Courtyard by Marriott Portfolio Borrower.

(10) See "--Lockbox" below.

(11) See "--Mezzanine Financing" below.

(12) Portfolio of 64 hotel properties with aggregate of 9,443 rooms located in
     29 states: California, Illinois, Florida, Alabama, New York, Maryland,
     Connecticut, Georgia, Missouri, Arizona, Michigan, Colorado, Virginia,
     Texas, New Jersey, Tennessee, Ohio, North Carolina, Pennsylvania, Kansas,
     Arkansas, Washington, Indiana, Kentucky, Oklahoma, Minnesota, Oregon,
     Massachusetts and South Carolina. An additional six hotel properties secure the Courtyard by Marriott Portfolio Mortgage Loan, which properties may be released at any time without payment of a release price or prepayment consideration. Those six properties have not been assigned allocated loan amounts or any value in the underwriting of the Courtyard by Marriott
     Portfolio Mortgage Loan.

(13) Occupancy is the weighted average occupancy of the Courtyard by Marriott
     Portfolio Mortgaged Properties for the trailing 12 months through June 17,
     2005, weighted based on allocated loan amount per property.

(14) ADR is the weighted average daily rate based on average daily rate for each of the Courtyard by Marriott Portfolio Mortgaged Properties for the 12
     months ending June 17, 2005, weighted based on allocated loan amount per property.

(15) RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott Portfolio
     Mortgaged Properties for the 12 months ending June 17, 2005, weighted based on allocated loan amount per property.

(16) Reflects in-place U/W Net Cash Flow of the Courtyard by Marriott Portfolio
     Mortgaged Properties. The U/W Net Cash Flow of the Courtyard by Marriott
     Portfolio Mortgaged Properties is projected to be $78,630,728 based on assumed increase in the weighted average occupancy, ADR and RevPAR of the
     Courtyard by Marriott Portfolio Mortgaged Properties.

(17) The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
     (16) above) is calculated taking into account the Courtyard by Marriott
     Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
     Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A3
     Non-Trust Loan (excluding the Courtyard by Marriott Portfolio Note A1
     Junior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire Courtyard by Marriott Portfolio Loan
     Combination would be 1.44x. Based on the projected U/W Net Cash Flow for the Courtyard by Marriott Portfolio Mortgaged Properties (as described in footnote (16) above), the U/W DSCR, taking into account the Courtyard by
     Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note
     A1 Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
     Note A3 Non-Trust Loan (excluding the Courtyard by Marriott Portfolio Note
     A1 Junior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan), would be 2.15x, and the U/W DSCR for the entire
     Courtyard by Marriott Portfolio Loan Combination would be 1.86x.

(18) Aggregate of appraised values for the Courtyard by Marriott Portfolio
     Mortgaged Properties.

(19) The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
     Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
     Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
     Marriott Portfolio Note A3 Non-Trust Loan (excluding the Courtyard by
     Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan). The Cut-off Date
     LTV Ratio and the Maturity LTV Ratio based on the entire Courtyard by
     Marriott Portfolio Loan Combination would be 64.2% and 53.8%.

     The Borrower and Sponsor. Courtyard II Associates, L.P., a Delaware limited partnership (the "Courtyard by Marriott Portfolio Borrower"), is a single purpose, bankruptcy-remote entity that owns no material assets other that the
Courtyard by Marriott Portfolio Mortgaged Properties and related interests. The
Courtyard by Marriott Portfolio Borrower is sponsored by Marriott International,
Inc., Host Marriott, L.P., and Sarofim Realty Advisors, Limited Partnership,
each a Delaware limited partnership, together with certain affiliates of the foregoing entities (such entities, together with such affiliates, collectively, the "Courtyard by Marriott Portfolio Sponsor").

     The Mortgage Loan. The Courtyard by Marriott Portfolio Mortgage Loan was
originated on March 29, 2005, and has a cut-off date principal balance of
$177,900,000. The Courtyard by Marriott Portfolio Mortgage Loan is one of four
(4) mortgage loans, collectively referred to as the "Courtyard by Marriott
Portfolio Loan Combination," that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Properties. The Courtyard by Marriott Portfolio Loan
Combination consists of: (i) the Courtyard by Marriott Portfolio Mortgage Loan;
(ii) the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan (which is evidenced by the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
Component and the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
Component); (iii) the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan;
and (iv) the Courtyard by Marriott Portfolio Note B Non-Trust Loan. All of the
mortgage loans in the Courtyard by Marriott Portfolio Loan Combination are
obligations of the Courtyard by Marriott Portfolio Borrower, are

                                      S-99

secured by the Courtyard by Marriott Portfolio Mortgaged Properties and are
cross-defaulted with each other. The Courtyard by Marriott Portfolio Note A1
Non-Trust Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan
are together referred to in this prospectus supplement as the "Courtyard by
Marriott Portfolio Pari Passu Non-Trust Loans." The two (2) Courtyard by
Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by Marriott
Portfolio Note B Non-Trust Loan are collectively referred to in this prospectus supplement as the "Courtyard by Marriott Portfolio Non-Trust Loans." The
respective rights of the holders of the Courtyard by Marriott Portfolio Mortgage
Loan and the Courtyard by Marriott Portfolio Non-Trust Loans will be governed by the Courtyard by Marriott Portfolio Co-Lender Agreement, which is described under "--Loan Combinations-The Courtyard by Marriott Portfolio Mortgage
Loan-Co-Lender Agreement" below.

     The Courtyard by Marriott Portfolio Mortgage Loan (as well as the Courtyard by Marriott Portfolio Non-Trust Loans) is a ten-year balloon loan with a stated
maturity date of April 11, 2015. The Courtyard by Marriott Portfolio Mortgage
Loan (as well as the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
Loan Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan)
accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.6903889% per annum. The Courtyard by Marriott Portfolio Note A1
Junior Non-Trust Loan Component accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.77399% per annum. The Courtyard by Marriott Portfolio Note B Non-Trust Loan accrues interest on an Actual/360
Basis at an interest rate, in the absence of default, of 6.1601% per annum.
Payments of interest only are required through and including the payment date in
April 2008. Following the payment date in April 2008, on the eleventh day of each month to but excluding the stated maturity date, the Courtyard by Marriott
Portfolio Borrower is required to make constant monthly debt service payments of
$3,527,901 (based on a 24.5-year amortization schedule) on the Courtyard by
Marriott Portfolio Loan Combination. The principal balance of the Courtyard by
Marriott Portfolio Mortgage Loan (as well as the Courtyard by Marriott Portfolio
Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The Courtyard by Marriott Portfolio Borrower is prohibited from voluntarily prepaying the Courtyard by Marriott Portfolio Mortgage Loan in whole or in part prior to January 11, 2015. From and after January 11, 2015, the Courtyard by
Marriott Portfolio Borrower may prepay the Courtyard by Marriott Portfolio
Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the Courtyard by Marriott Portfolio Borrower provides the lender with 20 days prior written notice, and (b) if the date on which such prepayment is received by the lender is not a regularly-scheduled payment date, the Courtyard by Marriott Portfolio Borrower shall pay to the lender, in addition to any other amounts due to the lender, interest on the portion of the outstanding principal balance of the Courtyard by Marriott
Portfolio Mortgage Loan subject to such prepayment through the end of the interest period in which such prepayment occurs.

     The Courtyard by Marriott Portfolio Borrower may defease the Courtyard by
Marriott Portfolio Mortgage Loan, in whole or in part, on any payment date after the expiration of the earlier of (i) three years from loan origination and (ii)
two years following the latest securitization of any mortgage loan comprising the Courtyard by Marriott Portfolio Loan Combination, and by doing so obtain the release of all or some of the Courtyard by Marriott Portfolio Mortgaged
Properties. A defeasance of any portion of the loan will be effected by the
Courtyard by Marriott Portfolio Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Courtyard by Marriott
Portfolio Borrower under the Courtyard by Marriott Portfolio Mortgage Loan and are sufficient to pay, on January 11, 2015, the portion of the Courtyard by
Marriott Portfolio Mortgage Loan being defeased. The Courtyard by Marriott
Portfolio Borrower's right to defease any portion of the Courtyard by Marriott
Portfolio Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency. As a condition to the defeasance of the entire Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Borrower must simultaneously defease in full the Courtyard by Marriott
Portfolio Non-Trust Loans.

     The Mortgaged Properties. The Courtyard by Marriott Portfolio Mortgage Loan
is secured by a first priority mortgage lien on (a) the respective fee simple interest of the Courtyard by Marriott Portfolio Borrower in eight Courtyard by
Marriott Portfolio Mortgaged Properties, and (b) the respective leasehold interest of the Courtyard by Marriott Portfolio Borrower in 56 Courtyard by
Marriott Portfolio Mortgaged Properties, as described under "-Ground Leases"
below. The Courtyard by Marriott Portfolio Mortgage Loan is based on allocated loan amounts attributable to the 64 hotels that constitute the Courtyard by
Marriott Portfolio Mortgaged Properties.

     The Courtyard by Marriott Portfolio Mortgaged Properties consist of 64 select-service hotels containing approximately 9,443 rooms. These hotels are located in 29 states across the United States with concentrations in California,
Illinois and

                                      S-100

Florida. All Courtyard by Marriott Portfolio Mortgaged Properties are flagged
"Courtyard by Marriott," a brand name of Marriott International, Inc. The typical amenities provided by Courtyard by Marriott Hotels comprise: restaurant and lounge, meeting space, central courtyard, swimming pool and exercise room,
24-hour access to food, and high speed internet access. Many of the Courtyard by
Marriott Portfolio Mortgaged Properties will undergo renovation under Marriott's ongoing renovation program, referred to herein as the "Courtyard by Marriott
Portfolio Reinvention Program," which is being instituted for all Courtyard by
Marriott branded hotels. The scope of a full Courtyard by Marriott Portfolio
Reinvention Program includes a redesigned and upgraded guestroom package, redesigned lobbies and new amenities, and functional features designed to appeal to the business traveler. The cost of a full Courtyard by Marriott Portfolio
Reinvention Program for each Courtyard by Marriott Portfolio Mortgaged Property is approximately $12,500 per key. Six of the Courtyard by Marriott Portfolio
Mortgaged Properties have completed the Courtyard by Marriott Portfolio
Reinvention Program as of early 2005, 26 hotels will partially undergo the
Courtyard by Marriott Portfolio Reinvention Program (case goods only) in 2005 or
2006, and the remaining 32 hotels will undergo a full Courtyard by Marriott
Portfolio Reinvention Program in 2005 or early 2006.

     Certain characteristics of the Courtyard by Marriott Portfolio Mortgaged
Properties, organized by location of the subject Courtyard by Marriott Portfolio
Mortgaged Properties, are identified in the table below:



------------------------------------------------------------------------------------------------------------------------------------
                                     THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES(1)

                                                     WEIGHTED
                                                      AVERAGE      WEIGHTED      WEIGHTED     WEIGHTED
                                  # OF       # OF       AGE         AVERAGE       AVERAGE     AVERAGE      APPRAISED      ALLOCATED
LOCATION                       PROPERTIES   ROOMS   (YEARS)(2)   OCCUPANCY(3)     ADR(4)     REVPAR(5)       VALUE       LOAN AMOUNT
------------------------------------------------------------------------------------------------------------------------------------

California ..................       8       1,182        17          71.4%     $  103.65    $  73.76    $116,300,000   $ 23,786,667
Illinois ....................       7       1,015        19          68.3          91.36       62.34      99,800,000     21,359,056
Florida .....................       5         741        17          70.8         112.79       79.86      75,500,000     15,759,890
Alabama .....................       3         442        19          66.7          94.82       63.38      42,600,000      9,142,694
New York ....................       2         294        18          73.7         120.33       88.89      42,000,000      8,594,524
Connecticut .................       2         294        16          77.1         108.83       84.24      34,900,000      7,517,761
Maryland ....................       2         295        16          74.8         108.50       81.21      35,500,000      7,400,296
Missouri ....................       2         303        17          69.4          95.34       66.10      32,900,000      7,028,324
Georgia .....................       3         435        19          66.2          92.16       61.09      33,000,000      7,008,746
Michigan ....................       2         295        17          68.3         101.89       69.43      30,700,000      6,401,844
Arizona .....................       3         444        17          70.8          87.00       61.02      31,700,000      5,786,736
Colorado ....................       2         304        17          64.5          94.88       61.14      30,100,000      5,557,124
Virginia ....................       2         299        17          76.5          89.28       68.54      26,200,000      5,501,278
Texas .......................       3         447        16          68.3          87.59       60.08      23,500,000      4,778,917
Tennessee ...................       2         290        17          71.3          84.92       60.16      20,900,000      4,561,558
New Jersey ..................       1         146        17          81.0         117.09       94.87      21,300,000      4,326,628
Ohio ........................       2         295        17          66.4          85.26       56.65      19,100,000      4,072,121
North Carolina ..............       2         298        17          68.4          82.88       56.65      16,900,000      3,445,640
Pennsylvania ................       1         149        17          72.6         114.70       83.26      16,300,000      3,386,908
Kansas ......................       1         149        17          66.5          97.62       64.90      14,600,000      3,171,556
Arkansas ....................       1         149        17          71.9          85.71       61.62      13,000,000      2,799,583
Oklahoma ....................       1         149        17          71.5          80.16       57.33      12,700,000      2,760,428
Indiana .....................       1         146        18          71.5          87.62       62.62      12,700,000      2,721,273
Kentucky ....................       1         146        17          65.2          91.43       59.59      12,700,000      2,682,118
Washington ..................       1         149        16          71.5         100.52       71.84      13,000,000      2,623,386
Minnesota ...................       1         146        17          68.7          92.91       63.79      10,300,000      2,094,793
Oregon ......................       1         149        16          60.4          76.90       46.44       7,300,000      1,311,358
Massachusetts ...............       1         146        17          54.4          91.95       50.06       5,700,000      1,163,719
South Carolina ..............       1         146        17          68.2          72.98       49.80       5,300,000      1,155,073
                                   --       -----        --          ----      ---------    --------    ------------   ------------
TOTAL/WEIGHTED AVERAGE ......      64       9,443        17          70.3%     $   98.63    $  69.56    $856,500,000   $177,900,000
                                   ==       =====        ==          ====      =========    ========    ============   ============
------------------------------------------------------------------------------------------------------------------------------------


(1)  Ranked by the aggregate allocated loan amount per state.

(2)  Weighted average age for each state based on the average age of each property in the specified state and weighted based on the allocated loan amount for that property.

(3)  Weighted average occupancy for each state based on average occupancy per property in the specified state for the 12-month period ending June 17,
     2005, and weighted based on the allocated loan amount for that property.

(4)  Weighted average daily rate ("ADR") for each state based on average ADR per property in the specified state for the 12-month period ending June 17,
     2005, and weighted based on the allocated loan amount for that property.

(5)  Weighted average revenue per available room ("RevPAR") for each state based on average RevPAR per property in the specified state for the 12-month period ending June 17, 2005, and weighted based on the allocated loan amount for that property.

     Releases. The Courtyard by Marriott Portfolio Mortgaged Properties may be
released from the lien of the related mortgage if the Courtyard by Marriott
Portfolio Borrower elects to defease the entire Courtyard by Marriott Portfolio

                                     S-101

Mortgage Loan (together with the Courtyard by Marriott Portfolio Pari Passu
Non-Trust Loans) or elects, on or after January 11, 2015, to prepay the entire
Courtyard by Marriott Portfolio Mortgage Loan, as described under "-The
Mortgage Loan" above. If the Courtyard by Marriott Portfolio Borrower has elected to defease a portion of the Courtyard by Marriott Portfolio Mortgage
Loan (together with the Courtyard by Marriott Portfolio Pari Passu Non-Trust
Loans) or, on or after January 11, 2015, prepay a portion of the Courtyard by
Marriott Portfolio Mortgage Loan (together with the Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans), then the Courtyard by Marriott Portfolio
Borrower may obtain the release of an individual Courtyard by Marriott Portfolio
Mortgaged Property, provided the principal balance of the defeased notes or the amount of such prepayment shall equal 110% of the allocated loan amount for the individual Courtyard by Marriott Portfolio Mortgaged Property proposed to be released, the DSCR for the remaining Courtyard by Marriott Portfolio Mortgaged
Properties for the trailing 12 month period immediately prior to such release shall be equal to or greater than the DSCR on the closing date of the Courtyard by Marriott Portfolio Loan Combination and the loan to value ratio for the remaining properties shall be less than the loan to value ratio on the closing date of the Courtyard by Marriott Portfolio Loan Combination.

     Lockbox. The Courtyard by Marriott Portfolio Borrower and the property manager are required to cause all revenues from the Courtyard by Marriott
Portfolio Mortgaged Properties to be deposited directly into a lockbox account in which lender has a perfected security interest. Thereafter, provided that the property manager is an affiliate of Marriott International, Inc. and Marriott
International, Inc. is rated "investment grade" by the applicable rating agencies, all funds in the lockbox account will be transferred each business day from the lockbox account to the property manager's account (which is an account in which lender does not have a perfected security interest) and will be used to pay, pursuant to the management agreement operating expenses incurred in connection with the operation of the Courtyard by Marriott Portfolio Mortgaged
Properties, debt service and other amounts due to the lender and otherwise as set forth in the management agreement and the loan documents. In the event that while the manager of the Courtyard by Marriott Portfolio Mortgaged Properties is
an affiliate of Marriott International, Inc. and Marriott International, Inc. is
not rated "investment grade", all funds in the lockbox account shall not be transferred to the property manager's account but instead shall be disbursed from the lockbox account in the following priority: first, to the property manager for operating expenses; next, to amounts due to lender including deposits to reserve accounts required under the relevant loan documents and debt service and finally as set forth in the management agreement. In the event that the property manager is not an affiliate of Marriott International, Inc. (unless a rating agency confirmation has been obtained with respect to the application of the funds in the lockbox account as set forth above), and provided that an event of default shall not have occurred and be continuing, all available funds in the lockbox account be disbursed in the following priority: (a) to the tax and insurance reserve account for the payment of taxes and insurance; (b) to the ground lease escrow account in the amount of ground lease rent due on the next payment date; (c) to the debt service reserve account in the amount of debt service due on the next payment date and for any other amounts then due and payable under the loan documents; (d) if the manager is not an affiliate of
Marriott International, Inc., as directed by manager, or, if the management agreement was cancelled, as directed by the Courtyard by Marriott Portfolio
Borrower. Upon the occurrence and during the continuance of an event of default under the loan documents, the Courtyard by Marriott Portfolio Borrower shall have no further rights to receive any amounts from the lockbox account, directly or indirectly, and the Courtyard by Marriott Portfolio Borrower has assigned to, and the property manager has acknowledged such assignment, all amounts otherwise payable to the Courtyard by Marriott Portfolio Borrower under and from the lockbox account.

     Terrorism Coverage. The Courtyard by Marriott Portfolio Borrower is
required to obtain and maintain terrorism insurance, to the extent available at commercially reasonable terms, as is customarily carried by operators of similar facilities, with regard to the comprehensive all-risk, business income, boiler and machinery and, during times of construction, general liability insurance.

     Ground Leases. The Courtyard by Marriott Portfolio Mortgage Loan is secured by the Courtyard by Marriott Portfolio Borrower's respective leasehold interest in 56 Courtyard by Marriott Portfolio Mortgaged Properties. A memorandum of each ground lease and any amendments thereto or assignments thereof have been recorded in the applicable recorder's office. Forty-nine (49) of the subject ground leases, with an aggregate annual rent for 2005 of $9,987,446, are currently leased from an affiliate of Marriott International, Inc., under leases which expire on December 31, 2068 (the "Courtyard by Marriott Portfolio
Affiliate Ground Leases"). The other seven of the subject ground leases, with an aggregate annual rent for 2005 of $1,710,773, are currently leased from separate third parties under leases which have a final expiry, including all renewal options, of December 29, 2033; December 29, 2063; June 14, 2068; December 28,
2038; December 30, 2063; June 30, 2024; and, January 3, 2050, respectively.

     The annual rental for each of the Courtyard by Marriott Portfolio Affiliate
Ground Leases is the greater of a minimum rental rate or a stated percentage of gross revenue, such percentage with a current range from 4.0% to 8.0%. Each year, the

                                     S-102

annual minimum rental for each of the Courtyard by Marriott Portfolio Affiliate
Ground Leases will be increased by the greater of (i) the product of the existing annual minimum rental and 80% of the percentage increase in the
Consumer Price Index ("CPI") over the three prior fiscal years or (ii) 75% of the average annual rental for the prior three fiscal years. Notwithstanding anything to the contrary, the annual minimum rental per fiscal year will never decrease. Annual rental for the seven Courtyard by Marriott Portfolio Mortgaged
Properties secured by ground leases with third party ground lessors are as follows. Rent under the Courtyard by Marriott Poughkeepsie ground lease shall be the greater of (i) $110,000 per fiscal year or (ii) 3.5% of gross revenues. Rent under the Courtyard by Marriott Norwalk ground lease will be increased every five years by the greater of (i) 15.0% of the then prevailing rental rate or
(ii) the product of the annual rental then in effect and 60.0% of the increase in the CPI during the preceding five years. Rent under the Courtyard by Marriott
Tampa-Westshore ground lease shall by increased by 5.0% every ten years during the lease term. Rent under the Courtyard by Marriott Philadelphia-Devon ground lease shall be the greater of $240,000 or (ii) 4.25% of gross revenues. Rent under the Courtyard by Marriott San Jose-Cupertino ground lease shall be the greater of (i) the product of the annual rental then in effect and 75.0% of the increase in the CPI during the preceding five years or (ii) 6.0% of gross revenues. Rent under the Courtyard by Marriott Fresno ground lease shall be the greater of (i) the then current annual rental increased by 3.0% or (ii) 6.0% of gross revenues. Rent under the Courtyard by Marriott Charlotte-South Park ground lease shall be the greater of (i) $352,051 per year or (ii) 6.0% of gross revenues.

     Mezzanine Financing. CBM Mezzanine Borrower Limited Partnership, a Delaware
limited partnership, an owner of indirect interests in the Courtyard by Marriott
Portfolio Borrower, is the borrower under a mezzanine loan from Marriott
International, Inc., in the principal amount of $128,942,755, secured by one or more pledges of direct or indirect interests in the Courtyard by Marriott
Portfolio Borrower, as well as by direct or indirect interests in an affiliated owner of a separate portfolio of Courtyard by Marriott hotels. The proceeds of such loan shall be applied to (a) pay the cost of the alterations to the
Courtyard by Marriott Portfolio Mortgaged Properties (implemented under the
Courtyard by Marriott Portfolio Reinvention Program), (b) pay the cost of improvements to certain other properties owned by Courtyard by Marriott Limited
Partnership (an affiliate of the Courtyard by Marriott Portfolio Borrower), (c)
fund or pay for the redemption, purchase or other acquisition of certain interests in CBM Joint Venture Limited Partnership, owned by Host Marriott,
L.P., a Delaware limited partnership, and/or its affiliates and any costs or expenses relating thereto and (d) such other purposes approved by the lender in writing. The Courtyard by Marriott Portfolio Mezzanine Loan accrues interest at a floating rate and is secured by one or more pledges of direct or indirect interests in the Courtyard by Marriott Portfolio Borrower (the "Courtyard by
Marriott Portfolio Mezzanine Collateral"). The Courtyard by Marriott Portfolio
Mezzanine Loan matures on the earlier to occur of May 10, 2012 or the termination of the management agreement with respect to the Courtyard by
Marriott Portfolio Mortgaged Property.

     The Courtyard by Marriott Portfolio Mortgage Loan lender and the Courtyard by Marriott Portfolio Mezzanine Loan lender entered into an intercreditor agreement (the "Courtyard by Marriott Portfolio Mezzanine Intercreditor
Agreement"), that sets forth the relative priorities between the Courtyard by
Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio
Mezzanine Loan, and provides, among other things:

     o    The Courtyard by Marriott Portfolio Mezzanine Loan lender may not foreclose on the Courtyard by Marriott Portfolio Mezzanine Collateral
          unless Courtyard by Marriott Portfolio Mezzanine Loan lender has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C5 certificates, or certain other conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer, the Courtyard by Marriott Portfolio Mortgaged Properties
          will be managed by a property manager meeting the criteria set forth in the related mortgage loan documents, and an acceptable
          non-consolidation opinion has been delivered.

     o    The Courtyard by Marriott Portfolio Mezzanine Loan is generally subordinate to the Courtyard by Marriott Portfolio Mortgage Loan in
          right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Courtyard by Marriott Portfolio Mortgage Loan and the scheduled maturity date of the Courtyard by Marriott Portfolio Mortgage Loan has not occurred, the Courtyard by Marriott Portfolio Mezzanine Loan lender may accept payments due and payable from time to time under the related mezzanine loan documents.

                                     S-103

     o    In certain circumstances, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will have the right, subject to the terms of the
          Courtyard by Marriott Portfolio Mezzanine Intercreditor Agreement, to
          select a replacement manager for the Courtyard by Marriott Portfolio
          Mortgaged Properties; provided, however, that if any event has occurred under the Courtyard by Marriott Portfolio Mortgage Loan documents which would permit the Courtyard by Marriott Portfolio
          Mortgage Loan lender to select the manager for the Courtyard by
          Marriott Portfolio Mortgaged Properties, the Courtyard by Marriott
          Portfolio Mortgage Loan lender will have the sole right to select such manager.

     o    The Courtyard by Marriott Portfolio Mezzanine Loan lender has the right to receive notice of any event of default under the Courtyard by
          Marriott Portfolio Mortgage Loan and the right to cure any monetary default within a period ending five business days after the receipt of such notice; provided, that the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the Courtyard by
          Marriott Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will have the same period of time as the
          Courtyard by Marriott Portfolio Borrower to cure such non-monetary default under the Courtyard by Marriott Portfolio Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then, subject to certain conditions, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o    If the Courtyard by Marriott Portfolio Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Courtyard by Marriott Portfolio
          Mortgage Loan has been commenced, then the Courtyard by Marriott
          Portfolio Mezzanine Loan lender has the right to purchase the
          Courtyard by Marriott Portfolio Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest on any advances, and all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents (provided that no liquidation fee to any servicer or special servicer for any related securitization trust will be due if the Courtyard by Marriott
          Portfolio Mortgage Loan is purchased prior to the date 60 days after the Courtyard by Marriott Portfolio Mortgage Loan becomes a specially serviced mortgage loan). The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Courtyard by Marriott Portfolio Mortgage Loan or
          the Courtyard by Marriott Portfolio Mortgaged Properties.

     o    The Courtyard by Marriott Portfolio Mezzanine Loan documents generally may be modified without the Courtyard by Marriott Portfolio Mortgage
          Loan lender's consent, except that certain provisions may not be modified without the Courtyard by Marriott Portfolio Mortgage Loan lender's consent, including, without limitation, a material increase in any monetary obligations of the Courtyard by Marriott Portfolio
          Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the Courtyard by Marriott Portfolio
          Mezzanine Loan documents, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Courtyard by Marriott
          Portfolio Mezzanine Loan in a manner that increases the interest rate under which the Courtyard by Marriott Portfolio Mezzanine Loan accrues
          (but not the interest rate that is payable by the related mezzanine borrower under the Courtyard by Marriott Portfolio Mezzanine Loan).

     o    In the event and for so long as, and at any time that, the Courtyard by Marriott Portfolio Mezzanine Loan lender is a person who either owns more than 49% of the direct or indirect interests in the
          Courtyard by Marriott Portfolio Borrower or controls, directly or indirectly, the Courtyard by Marriott Portfolio Borrower, the
          Courtyard by Marriott Portfolio Mezzanine Loan lender will not be entitled to (i) any rights or remedies against the Courtyard by
          Marriott Portfolio Mortgage Loan lender for breach of certain representations or warranties set forth in the Courtyard by Marriott
          Portfolio Mezzanine Intercreditor Agreement, (ii) notice of defaults,
          (iii) opportunity to cure or purchase the Courtyard by Marriott
          Portfolio Mortgage Loan, (iv) modify its loan documents, (v) consent to the modification of the Courtyard by Marriott Portfolio Mortgage
          Loan or (vi) exercise rights of consultation with the Courtyard by
          Marriott Portfolio Mortgage Loan lender.

     Further, the Courtyard by Marriott Portfolio Sponsor has a one-time right to obtain a loan secured by a pledge of the direct or indirect ownership interests in CBM Mezzanine Borrower Limited Partnership, owned by the Courtyard by Marriott

                                     S-104

Portfolio Sponsor, provided that certain conditions are met, including the following: (a) no event of default shall have occurred and remain uncured on such date; (b) the Courtyard by Marriott Portfolio Borrower remains a special purpose bankruptcy remote entity in compliance with the related loan documents;
(c) in the case of an additional mezzanine loan with a floating interest rate, the borrower thereunder must be obligated to purchase an interest rate cap at the initial funding of the additional mezzanine loan at a fixed strike price such that if the additional mezzanine loan is deemed to bear interest at the cap rate, the anticipated mezzanine DSCR during the applicable period after giving effect to the permitted mezzanine debt will be no less than 1.20x at all times, and in the case of an additional mezzanine loan with a fixed interest rate, that the borrower thereunder must provide evidence at the initial funding of the additional mezzanine loan that the anticipated mezzanine DSCR will be no less than 1.20x at all times; (d) the lender must be a qualified institutional lender, as described in the related loan documents; (v) if requested by the lender, the Courtyard by Marriott Portfolio Borrower must execute amendments to the Courtyard by Marriott Portfolio Mortgage Loan documents reasonably requested by the lender, (vi) the lender and the additional mezzanine lender must execute an intercreditor agreement in form and substance reasonably satisfactory to the lender, the additional mezzanine lender and the rating agencies; (vii) the
Courtyard by Marriott Portfolio Borrower must reimburse (or cause to be reimbursed) the lender for all reasonable out-of-pocket expenses incurred by the lender (including the reasonable fees and expenses of the rating agencies in connection with the additional mezzanine loan); (viii) the proceeds of the additional mezzanine loan shall be used for improvements to the Courtyard by
Marriott Portfolio Mortgaged Properties and/or to the properties owned by
Courtyard by Marriott Limited Partnership or shall be invested as capital investments in the Courtyard by Marriott Portfolio Borrower or in Courtyard by
Marriott Limited Partnership; and (ix) the rating agencies must have delivered a rating agency confirmation in connection with the additional mezzanine loan.

     Substitutions. In the event of a casualty or condemnation at a Courtyard by
Marriott Portfolio Mortgaged Property, if the Courtyard by Marriott Portfolio
Borrower cannot or elects not to satisfy the conditions set forth in the
Courtyard by Marriott Portfolio Mortgage Loan documents in connection with a restoration costing in excess of the restoration threshold amount set forth in such loan documents, the Courtyard by Marriott Portfolio Borrower, at its
option, may substitute a substitute property for the Courtyard by Marriott
Portfolio Mortgaged Property at which such casualty or condemnation has occurred. The Courtyard by Marriott Portfolio Borrower's right to substitute a
Courtyard by Marriott Portfolio Mortgaged Property is subject to the condition that the sum of (a) the allocated loan amount of such substitute Courtyard by
Marriott Portfolio Mortgaged Property and (b) the aggregate of the allocated loan amounts of all other Courtyard by Marriott Portfolio Mortgaged Properties which are or were a substitute property, does not constitute more than 10% of the original outstanding principal amount of the Courtyard by Marriott Portfolio
Mortgage Loan. No substitution may occur after the occurrence and during the continuance of an event of default. To qualify as a substitute Courtyard by
Marriott Portfolio Mortgaged Property, the property proposed to be a substitute
Courtyard by Marriott Portfolio Mortgaged Property must, at the time of substitution: (i) be a property as to which the Courtyard by Marriott Portfolio
Borrower will hold indefeasible fee or leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances; (ii) be free and clear of hazardous substances, except for nominal amounts of any such substances commonly incorporated in or used in the operation of properties similar to the
Courtyard by Marriott Portfolio Mortgaged Properties (in either case in compliance in all material respects with all environmental laws), all as set forth in an environmental report delivered to the lender; (iii) be in substantially the same repair and condition as the replaced property was on the closing date of the Courtyard by Marriott Portfolio Loan Combination or, in the
event that the replaced property was itself a substitute Courtyard by Marriott
Portfolio Mortgaged Property, on the date that such Courtyard by Marriott
Portfolio Mortgaged Property became subject to the Courtyard by Marriott
Portfolio Mortgage Loan, all as set forth in a physical conditions report delivered to the lender; (iv) be in compliance, in all material respects, with legal requirements; (v) as evidenced by an appraisal performed at the Courtyard by Marriott Portfolio Borrower's expense and delivered to the lender, have a fair market value no less than the greater of (y) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property on the closing date of the Courtyard by Marriott Portfolio Loan Combination and (z) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property immediately prior to the substitution; (vi) be used as a "Courtyard by Marriott"
and comply with the then applicable system standards of the "Courtyard by
Marriott" brand; and (vii) be subject to the management agreement (described under "-Management Agreement" below).

     Management Agreement. Pursuant to a management agreement dated March 29,
2005, between the Courtyard by Marriott Portfolio Borrower and Courtyard
Management Corporation (the "Courtyard by Marriott Portfolio Manager")
("Courtyard Management Agreement"), each of the properties is operated as a
"Courtyard by Marriott" and managed, on behalf of the Courtyard by Marriott
Portfolio Borrower, by the Courtyard by Marriott Portfolio Manager. The
Courtyard Management Agreement has an initial term of 20 years and will expire on March 29, 2025. The Courtyard Management Agreement is automatically renewed for two successive periods of 10 years each, provided that the Courtyard by
Marriott

                                     S-105

Portfolio Manager has the option to terminate the Courtyard Management Agreement by not less than 300 days notice prior to March 29, 2035, as applicable. The
Courtyard by Marriott Portfolio Manager may also elect to terminate the
Courtyard Management Agreement as to any individual property that fails to meet the operational, physical and technological standards of comparable hotels in the "Courtyard by Marriott" standard. The operation of the hotels is under the exclusive supervision and control of the Courtyard by Marriott Portfolio
Manager, which is responsible for the proper and efficient operation of the
Courtyard by Marriott Portfolio Mortgaged Properties. Subject to the terms of the Courtyard Management Agreement, the Courtyard by Marriott Portfolio Manager
has discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of the Courtyard by Marriott
Portfolio Mortgaged Properties.

     The Courtyard by Marriott Portfolio Manager is entitled to a base management fee of 6% of gross revenues and an incentive management fee which is based, in part, on the financial performance of the Courtyard by Marriott
Portfolio Mortgaged Properties.

     The Courtyard Management Agreement provides that both the Courtyard by
Marriott Portfolio Borrower and the Courtyard by Marriott Portfolio Manager have the option, upon the occurrence of certain events more specifically set forth in the Courtyard Management Agreement, to terminate the Courtyard Management
Agreement.

     Pursuant to a separate agreement between the lender and the Courtyard by
Marriott Portfolio Manager, the lender has agreed not to terminate the Courtyard
Management Agreement following an exercise of remedies under the Courtyard by
Marriott Portfolio Mortgage Loan documents, provided that (a) the Courtyard by
Marriott Portfolio Borrower did not have the right to terminate the Courtyard
Management Agreement pursuant to the Courtyard Management Agreement and (b)
following such exercise of remedies by the lender under the Courtyard by
Marriott Portfolio Mortgage Loan documents, the Courtyard Management Agreement will continue as a direct agreement between the Courtyard by Marriott Portfolio
Manager and the lender.

                                     S-106

--------------------------------------------------------------------------------
                  V. THE U-STORE-IT PORTFOLIO IV MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                 $80,000,000

LOAN PER UNIT(4):                     $54

% OF INITIAL MORTGAGE POOL BALANCE:   3.4%

SHADOW RATING (S&P/FITCH):            NAP(1)

LOAN PURPOSE:                         Refinance

MORTGAGE INTEREST RATE:               5.1300% per annum

INTEREST CALCULATION:                 Actual/360

FIRST PAYMENT DATE:                   September 11, 2005

AMORTIZATION TERM:                    30 years(2)

ANTICIPATED REPAYMENT DATE:           NAP(1)

HYPERAMORTIZATION:                    NAP(1)

MATURITY DATE:                        August 11, 2012

MATURITY BALANCE:                     $73,936,023

BORROWER:                             YSI VI LLC

SPONSOR:                              U-Store-It Trust

DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning two years
                                      after securitization. Prepayment without
                                      penalty permitted three months prior to
                                      maturity date.

UP-FRONT RESERVES:                    Required Repairs Reserve(3)

ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                      CapEx/Replacement Reserve(5)
                                      Leasing Reserve(6)

LOCKBOX:                              Springing Hard(8)

OTHER DEBT:                           NAP(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Portfolio(9)

PROPERTY TYPE:                        Self-Storage

LOCATION:                             8 states(9)

YEAR BUILT:                           1955-2003

YEAR RENOVATED:                       1997-2001, 2003(10)

SQUARE FEET:                          1,469,753(11)

OCCUPANCY:                            86.9%(12)

OCCUPANCY DATE:                       April 30, 2005(12)

OWNERSHIP INTEREST:                   Fee

PROPERTY MANAGEMENT:                  YSI Management LLC, an affiliate of the
                                      Borrower

U/W NCF:                              $8,384,665(13)

U/W NCF DSCR:                         1.60x(14)

APPRAISED VALUE:                      $118,600,000(15)

APPRAISAL AS OF DATE:                 June-August 2005

CUT-OFF DATE LTV RATIO:               67.5%

MATURITY LTV RATIO:                   62.3%
--------------------------------------------------------------------------------

(1)  NAP means not applicable.

(2)  Payments of interest only are required through and including the payment date in August 2007.

(3)  The U-Store-It Portfolio IV Borrower deposited $443,279 into a required repairs account, to be used to pay for certain immediate repairs required to be performed at certain of the U-Store-It Portfolio IV Mortgaged
     Properties.

(4)  The U-Store-It Portfolio IV Borrower is required on each monthly payment date to make deposits to a tax and insurance reserve account, except that after such time as the U-Store-It Portfolio IV Borrower provides evidence of a blanket insurance policy covering the U-Store-It Portfolio IV
     Mortgaged Properties, as approved by the mortgagee, the monthly insurance escrow payment will no longer be required. As of the cut-off date, such evidence has been provided.

(5)  The U-Store-It Portfolio IV Borrower is required on each monthly payment date to make a deposit to a replacement reserve account in the amount of
     (a) $18,370 or (b) following the release or substitution of a U-Store-It
     Portfolio IV Mortgaged Property, an amount equal to one-twelfth of (i) the aggregate square footage of all improvements at the U-Store-It Portfolio IV
     Mortgaged Properties after giving effect to such release or substitution times (ii) $0.15.

(6)  The U-Store-It Portfolio IV Borrower is required to deposit any lease termination payments it receives into a leasing reserve account, to be used to pay for any tenant improvements, allowances and leasing commissions incurred in connection with the re-leasing of vacant space at the
     U-Store-It Portfolio IV Mortgaged Properties.

(8)  See "--Lockbox" below.

(9)  Portfolio of 24 self-storage facilities located in Florida, Connecticut,
     California, Illinois, Maryland, Tennessee, Ohio and Mississippi.

(10) Years noted relate to some but not all of the properties.

(11) Aggregate of self-storage square footage represents an aggregate of approximately 13,160 units.

(12) Weighted average as of April 30, 2005, weighted by allocated loan amount per property.

(13) Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the
     U-Store-It Portfolio IV Mortgaged Properties is projected to be $8,695,543 based on assumed increase in the weighted average occupancy and lower management fee of the U-Store-It Portfolio IV Mortgaged Properties.

(14) Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
     Flow for the U-Store-It Portfolio IV Mortgaged Properties of $8,695,543 (as
     described in footnote (12) above), the U-Store-It Portfolio IV Mortgage
     Loan has an U/W NCF DSCR of 1.66x.

(15) Aggregate of appraised values for 24 properties.

     The Borrower and Sponsor. The U-Store-It Portfolio IV Borrower is YSI VI
LLC, a Delaware limited liability company. The U-Store-It Portfolio IV Borrower is a single member limited liability company owned by U-Store-It, L.P., a
Delaware limited partnership, which is 96.9% owned by the U-Store-It Trust, a publicly-traded Maryland real estate investment trust listed on the NYSE under the symbol "YSI", and the general partner of such limited partnership, and 3.1%
owned by various

                                      S-107

limited partners. U-Store-It Trust is the successor to the Amsdell Companies, a privately owned real estate company, headquartered near Cleveland, Ohio, that has focused primarily on the acquisition, repositioning and management of self-storage facilities over the last 30 years. The Amsdell Companies has become a major participant in the self-storage business since its founding in
1928. Prior to the formation of the U-Store-It Trust, the Amsdell Companies owned and managed approximately 155 properties in 18 states. At completion of the U-Store-It Trust offering on October 27, 2004, U-Store-It Trust owned and managed approximately 202 properties located in 21 states, comprising over
112,000 units, and an aggregate of approximately 13.1 million square feet of storage space. The chief executive officer and president of U-Store-It Trust are Robert J. Amsdell and Steven G. Osgood, respectively. An affiliate of the related mortgage loan seller was the lead manager for the initial public offering with respect to the U-Store-It Trust, and the related mortgage loan seller and its affiliates have provided financing to the U-Store-It Trust
Portfolio IV Borrower or its affiliates.

     The Mortgage Loan. The U-Store-It Portfolio IV Mortgage Loan was
originated on July 19, 2005 and has a cut-off date principal balance of
$80,000,000. The U-Store-It Portfolio IV Mortgage Loan is a seven-year loan with a stated maturity date of August 11, 2012. The U-Store-It Portfolio IV
Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.13% per annum. On the eleventh day of each month through and including August, 2007, the U-Store-It Portfolio IV Borrower is
required to make interest-only payments on the U-Store-It Portfolio IV Mortgage
Loan. On the eleventh day of each month from and including September 2007, up to but excluding the stated maturity date, the U-Store-It Portfolio IV Borrower is required to make a constant monthly debt service payment on the U-Store-It
Portfolio IV Mortgage Loan equal to $435,836 (based on a 30-year amortization schedule). The remaining principal balance of the U-Store-It Portfolio IV
Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The U-Store-It Portfolio IV Borrower is prohibited from voluntarily prepaying the U-Store-It Portfolio IV Mortgage Loan in whole or in part prior to May 11, 2012. From and after May 11, 2012, the U-Store-It Portfolio IV
Borrower may prepay the U-Store-It Portfolio IV Mortgage Loan, in whole or in part, without payment of any prepayment consideration. In connection with any partial prepayment of the U-Store-It Portfolio IV Mortgage Loan, the U-Store-It
Portfolio IV Borrower is not entitled to obtain the release of any of the
U-Store-It Portfolio IV Mortgaged Properties.

     The U-Store-It Portfolio IV Borrower may defease the U-Store-It Portfolio
IV Mortgage Loan, in whole or in part, on any payment date after the expiration of two years following the Issue Date, and by doing so obtain the release of the applicable U-Store-It Portfolio IV Mortgaged Properties. A defeasance will be effected by the U-Store-It Portfolio IV Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments (a) in the event of a full defeasance, which replicate the payment obligations of the U-Store-It Portfolio IV Borrower under the U-Store-It Portfolio IV Mortgage Loan and are sufficient to pay off the
U-Store-It Portfolio IV Mortgage Loan in its entirety on May 11, 2012, or (b)
in the event of a partial defeasance, which replicate the payment obligations of the U-Store-It Portfolio IV Borrower under 125% of the portion of the aggregate U-Store-It Portfolio IV Mortgage Loan indebtedness that is allocable to the individual U-Store-It Portfolio IV Mortgaged Property being released and are sufficient to pay off 125% of such portion on May 11, 2012. The U-Store-It
Portfolio IV Borrower's right to defease the U-Store-It Portfolio IV Mortgage
Loan, in whole or in part, is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series
2005-C5 certificates by such rating agency.

     The Mortgaged Properties. The U-Store-It Portfolio IV Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interests of the
U-Store-It Portfolio IV Borrower in the U-Store-It Portfolio IV Mortgaged
Properties. The U-Store-It Portfolio IV Mortgaged Properties consist of 24 self-storage facilities containing approximately 13,160 units, with an aggregate of approximately 1,469,753 square feet. These facilities are located in eight states across the country. Sixteen of the facilities offer climate-controlled facilities. The 24 facilities were acquired from 1994 through early 2005 by affiliates of the U-Store-It Portfolio IV Borrower, including the Amsdell Companies, the predecessor to the recently formed
U-Store-It Trust.

                                     S-108



                                     THE U-STORE-IT PORTFOLIO IV MORTGAGED PROPERTIES(1)

                                       APPROXIMATE                   WEIGHTED       WEIGHTED
                           NUMBER OF    NUMBER OF    APPROXIMATE   AVERAGE AGE      AVERAGE        APPRAISED      ALLOCATED
        LOCATION          PROPERTIES      UNITS      SQUARE FEET    (YEARS)(2)   OCCUPANCY (3)       VALUE       LOAN AMOUNT
------------------------ ------------ ------------- ------------- ------------- --------------- -------------- --------------

Florida                        5           3,881        355,102        14             91.8%      $ 36,500,000   $24,226,000
Connecticut                    8           3,177        402,683        21             86.5         34,350,000    23,408,000
California                     3           1,724        206,953        11             82.5         16,500,000    11,243,000
Illinois                       3           1,617        176,719        29             82.1         10,900,000     7,257,000
Maryland                       1             851         93,750        15             77.8          8,000,000     5,451,000
Tennessee                      1             718         86,075        39             89.4          4,700,000     3,203,000
Ohio                           2             661         87,020        28             79.4          4,550,000     3,100,000
Mississippi                    1             531         61,451        20             86.1          3,100,000     2,112,000
                               -           -----        -------        --             ----       ------------   -----------
TOTAL/WEIGHTED AVERAGE        24          13,160      1,469,753        19             85.0%      $118,600,000   $80,000,000
                              ==          ======      =========        ==             ====       ============   ===========


(1)   Ranked by the aggregate allocated loan amount per state.

(2)   Weighted average age for each state based on the average age of each property in the specified state and weighted by the allocated loan amount for that property.

(3)   Weighted average occupancy for each state based on average occupancy per property in the specified state as of April 30, 2005, and weighted by the allocated loan amount for that property.

     Substitution. The U-Store-It Portfolio IV Borrower is permitted to substitute a property (a "U-Store-It Portfolio IV Substitute Property") for an
individual property included among the U-Store-It Portfolio IV Mortgaged
Properties (a "U-Store-It Portfolio IV Replaced Property") provided that, among other things, the following conditions are satisfied: (a) the allocated loan amount of such U-Store-It Portfolio IV Substitute Property, individually or when aggregated with the allocated loan amounts of all other U-Store-It
Portfolio IV Mortgaged Properties which are or were U-Store-It Portfolio IV
Substitute Properties do not constitute more than one third (33-1/3%) of the original outstanding principal amount of the U-Store-It Portfolio IV Mortgage
Loan; (b) the U-Store-It Portfolio IV Substitute Property has a fair market value no less than the greater of (i) the fair market value of the U-Store-It
Portfolio IV Replaced Property on the closing date of the U-Store-It Portfolio
IV Mortgage Loan or (ii) the fair market value of the U-Store-It Portfolio IV
Replaced Property immediately prior to the substitution; (c) after giving effect to the substitution, the debt service coverage ratio for all of the
U-Store-It Portfolio IV Mortgaged Properties (including the U-Store-It
Portfolio IV Substitute Property but excluding the U-Store-It Portfolio IV
Replaced Property) is at least equal to the debt service coverage for the
U-Store-It Portfolio IV Mortgaged Properties (including the U-Store-It
Portfolio IV Replaced Property but excluding the U-Store-It Portfolio IV
Substitute Property) for the 12 full calendar months immediately preceding the substitution; and (d) S&P and Fitch each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency.

     Lockbox. The U-Store-It Portfolio IV Borrower is required to deposit, or cause to be deposited, all gross income from the U-Store-It Portfolio IV
Mortgaged Properties into one or more deposit accounts under the sole control of the mortgagee. On the last business day of each week, each deposit bank will disburse the funds on deposit in such deposit account to the lockbox account established with the lockbox bank. The lockbox bank will allocate (without disbursing) the funds on deposit in the lockbox account in the following order, and on each monthly payment date, the lockbox bank will withdraw all funds on deposit in the lockbox account and disburse such funds in the following order:
first, to the tax and insurance account for the payment of the required monthly tax and insurance escrow; second, to the payment of the monthly debt service with respect to the U-Store-It Portfolio IV Mortgage Loan; third, to the replacement reserve account for the payment of the required monthly deposit for replacement reserves; fourth, to the payment of any other amounts then due and payable with respect to the U-Store-It Portfolio IV Mortgage Loan; fifth, to the payment of the lockbox bank's fees and expenses incurred in connection with the administration and maintenance of the lockbox account; and sixth, provided no event of default then exists, to the U-Store-It Portfolio IV Borrower.
Notwithstanding the foregoing, for so long as no event of default then exists, and provided that there are sufficient sums deposited in the lockbox account to make all required payments due under the U-Store-It Portfolio IV Mortgage Loan on the next succeeding monthly payment date (including all escrows and reserve deposits required above or otherwise required under the U-Store-It Portfolio IV
Mortgage Loan), the mortgagee will instruct each deposit bank to transfer, on the last business day of each week through but excluding the week preceding the next succeeding monthly payment date, all funds on deposit in each such deposit account to an account specified by the U-Store-It Portfolio IV Borrower.

                                     S-109

     Terrorism Coverage. The U-Store-It Portfolio IV Borrower is required, in accordance with the related loan documents, to maintain insurance against certain specified acts of terrorism, provided such insurance is available at commercially reasonable rates.

                                     S-110

                   VI. THE 270 CORPORATE CENTER MORTGAGE LOAN

-------------------------------------------------------------------------------



                            MORTGAGE LOAN INFORMATION

 CUT-OFF DATE BALANCE:                 $74,000,000
 LOAN PER SQUARE FOOT:                 $165
 % OF INITIAL MORTGAGE POOL BALANCE:   3.2%
 LOAN PURPOSE:                         Refinance
 MORTGAGE INTEREST RATE:               5.09%
 INTEREST CALCULATION:                 Actual/360
 FIRST PAYMENT DATE:                   9/11/2005
 AMORTIZATION TERM:                    30(1)
 ANTICIPATED REPAYMENT DATE:           NAP(2)
 HYPERAMORTIZATION:                    NAP(2)
 MATURITY DATE:                        July 11, 2015
 MATURITY/ARD BALANCE:                 $67,021,002
 BORROWER:                             (i) BP 270, LLC, 270 B, LLC, and 270 M,
                                       LLC, as tenants in common, and (ii) BP
                                       270 II, LLC, 270 B II, LLC, and 270 M
                                       II, LLC, as tenants in common.
 SPONSOR:                              Mark C. Matan and T. Richard Butera
 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted 3 months prior
                                       to stated maturity date.
 UP-FRONT RESERVES:                    Tax and Insurance Reserve
 ONGOING RESERVES:                     Tax and Insurance Reserve
                                       Replacement Reserve(3)
                                       Rollover Reserve(4)
                                       Additional Rollover Reserve(5)
 LOCKBOX:                              Hard
 OTHER DEBT:                           NAP(2)




                 MORTGAGED PROPERTY INFORMATION

 SINGLE ASSET/PORTFOLIO:   Single Asset
 PROPERTY TYPE:            Warehouse/Office
 LOCATION:                 Germantown, MD
 YEAR BUILT:               1986, 1987, 1991, 1995
 YEAR RENOVATED:           NAP(2)
 SQUARE FEET:              449,443
 OCCUPANCY:                95.8%
 OCCUPANCY DATE:           May 20, 2005
 OWNERSHIP INTEREST:       Fee
 PROPERTY MANAGEMENT:      Matan Property Management, Inc., an
                           affiliate of the Borrower
 U/W NCF:                  $5,755,458
 U/W NCF DSCR:             1.20x
 APPRAISED VALUE:          $93,500,000
 APPRAISAL AS OF DATE:     June 18, 2005
 CUT-OFF DATE LTV RATIO:   79.1%
 MATURITY/ARD LTV RATIO:   71.7%



(1)  Payments of interest only from September 11, 2005 through and including
     July 11, 2009.

(2)  NAP means not applicable.

(3)  The 270 Corporate Center Borrower is required to pay to lender, on each monthly payment date throughout the term of the 270 Corporate Center
     Mortgage Loan, an amount equal to one-twelfth of the annual replacement amount, which is initially $89,888.60.

(4)  The 270 Corporate Center Borrower is required to pay to lender, on each monthly payment date throughout the term of the 270 Corporate Center
     Mortgage Loan, an amount equal to one-twelfth of $612,000.00.

(5)  The 270 Corporate Center Borrower is required to pay to lender on each monthly payment date, from Excess Cash Flow (as hereinafter defined) the
     Required Rollover Payment (as hereinafter defined), which will be deposited with and held by lender for tenant improvement and leasing commission obligations incurred following the date hereof (the "Additional Rollover
     Escrow Fund"). For purposes hereof, the term "Required Rollover Payment"
     means an amount equal to the sum of (x) the Monthly Rollover Payment (as hereinafter defined) plus (y) the Deferred Rollover Payment (as hereinafter defined) (to the extent that the same has not been previously applied to the Required Rollover Payment). The term "Monthly Rollover Payment" means an amount equal to one-twelfth of $511,600.00. The term "Deferred Rollover
     Payment" means an amount equal to the aggregate amount of all shortfalls of the Monthly Rollover Payments not previously deposited from Excess Cash
     Flow in accordance with the terms of the related loan documents. For the purposes hereof, the term "Excess Cash Flow" means all cash flow generated by the 270 Corporate Center Mortgaged Property after deducting 270
     Corporate Center Borrower's payment of the monthly debt service payment amount, operating expenses and the deposits into the tax and insurance escrow and any other reserves required to be made by the borrower pursuant to the terms of the related loan documents.

                                     S-111



                                 MAJOR TENANT INFORMATION

                                                              APPROXIMATE       % TOTAL
TENANT(1)                                   PROPERTY          SQUARE FEET   SQUARE FEET(2)
---------------------------------- ------------------------- ------------- ----------------

General Services Administration
 (Department of Energy) .......... 20300 Century Boulevard       85,804           19.1%
Science Applications
 International Corporation ....... 20201 Century Boulevard       51,137           11.4
Telogy Networks, Inc.
 (DRT Sublease) .................. 20250 Century Boulevard       38,930            8.7
Digital Receiver Technology, Inc.  20250 Century Boulevard       33,155            7.4
Multispectral Solutions .......... 20300 Century Boulevard       26,826            6.0
                                                                 ------           ----
TOTAL ............................                              235,852           52.5%
                                                                =======           ====

                                    % TOTAL BASE                                   LEASE
TENANT(1)                            REVENUES(2)   RENT PSF(3)   RATINGS(4)   EXPIRATION DATE
---------------------------------- -------------- ------------- ------------ ----------------

General Services Administration
 (Department of Energy) ..........       15.8%     $16.63            NR         11/30/2009
Science Applications
 International Corporation .......       13.6      $24.04           A-/NR       5/31/2007
Telogy Networks, Inc.
 (DRT Sublease) ..................        9.0      $20.83            NR         12/31/2009
Digital Receiver Technology, Inc.         8.5      $23.07            NR         12/31/2009
Multispectral Solutions ..........        6.9      $23.32            NR         4/30/2010
                                         ----
TOTAL ............................       53.7%
                                         ====


(1)  The five largest tenants in the 270 Corporate Center Mortgaged Properties are ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)  Reflects underwritten base rent. For Telogy Networks Inc. and Digital
     Receiver Technology Inc., since these tenants occupy multiple spaces, the
     Rent per square foot indicated represents the total base rent divided by the combined square feet.

(4)  Credit ratings are those by S&P and Fitch, respectively. NR means not rated.



                                             LEASE EXPIRATION INFORMATION

                                                                                                            CUMULATIVE
                        APPROXIMATE                       CUMULATIVE %      APPROXIMATE        AS % OF         % OF
                          EXPIRING      AS % OF TOTAL       OF TOTAL       EXPIRING BASE     TOTAL BASE     TOTAL BASE
        YEAR            SQUARE FEET      SQUARE FEET       SQUARE FEET      REVENUES(1)       REVENUES       REVENUES
--------------------   -------------   ---------------   --------------   ---------------   ------------   -----------

        2005               18,576             4.1%              4.1%         $  383,797           4.2%          4.2%
        2006               68,019            15.1              19.3%          1,480,015          16.4          20.6%
        2007               97,691            21.7              41.0%          2,200,162          24.3          44.9%
        2008                9,838             2.2              43.2%            222,386           2.5          47.4%
        2009              188,104            41.9              85.0%          3,664,671          40.5          87.9%
        2010               37,282             8.3              93.3%            858,481           9.5          97.4%
        2011                    0             0.0              93.3%                  0           0.0          97.4%
        2012               10,413             2.3              95.7%            233,261           2.6         100.0%
        2013                    0             0.0              95.7%                  0           0.0         100.0%
        2014                    0             0.0              95.7%                  0           0.0         100.0%
   2015 and beyond            637             0.1              95.8%                  0           0.0         100.0%
       Vacant              18,883             4.2             100.0%                 --            --         100.0%
                          -------           -----                            ----------         -----
        TOTAL             449,443           100.0%                           $9,042,774         100.0%
                          =======           =====                            ==========         =====


(1)   Based on in-place underwritten base revenues

The Borrowers and Sponsor. The borrowers under the 270 Corporate Center
Mortgage Loan are (i) BP 270, LLC ("BP"), a Maryland limited liability company,
270 B, LLC ("270B"), a Delaware limited liability company, and 270 M, LLC
("270M"), a Maryland limited liability company, as tenants in common, and (ii)
BP 270 II, LLC ("BPII"), a Maryland limited liability company, 270 B II, LLC
("270BII"), a Delaware limited liability company, and 270 M II, LLC ("270MII"), a Maryland limited liability company, as tenants in common (BP, 270B, 270M,
BPII, 270BII and 270MII being collectively referred to herein as the "270
Corporate Center Borrower"), each a single-purpose entity. 270B and 270BII are each Delaware single member limited liability companies. The 270 Corporate
Center Borrower is sponsored by Mark C. Matan and T. Richard Butera.

The Mortgage Loan. The 270 Corporate Center Mortgage Loan was originated on
July 12, 2005, and has a cut-off date principal balance of $74,000,000. The 270
Corporate Center Mortgage Loan is a nine year, eleven month loan with a stated
maturity date of July 11, 2015. The 270 Corporate Center Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.09% per annum. On the eleventh day of each month through and including
July 11, 2009, the 270 Corporate Center Borrower is required to make interest-only payments on the 270 Corporate Center Mortgage Loan. Commencing on
August 11, 2009 and continuing on each payment date thereafter up to an including the payment date occurring on June 11, 2015, the 270 Corporate Center
Borrower is required to make a constant interest and principal payment of
$401,328. The remaining principal balance of 270 Corporate Center Mortgage
Loan, plus all accrued and unpaid interest thereon, is due on July 11, 2015, the stated maturity date.

The 270 Corporate Center Borrower is prohibited from voluntarily prepaying the
270 Corporate Center Mortgage Loan in whole or in part prior to April 11, 2015.
After April 11, 2015, the 270 Corporate Center Borrower may prepay the 270
Corporate Center Mortgage Loan, in whole only on any payment date without payment of any prepayment consideration.

The 270 Corporate Center Borrower may defease the entire 270 Corporate Center
Mortgage Loan on any payment date after the expiration of two years following the Issue Date, and by doing so obtain the release of the 270 Corporate Center

                                     S-112

Mortgaged Property. A defeasance will be effected by the 270 Corporate Center
Borrower's pledging substitute collateral that consists of direct, non-callable
United States Treasury obligations that produce payments that replicate the payment obligations of the 270 Corporate Center Borrower under the 270
Corporate Center Mortgage Loan and are sufficient to pay off the 270 Corporate
Center Mortgage Loan in its entirety on the stated maturity date. The 270
Corporate Center Borrower's right to defease the entire 270 Corporate Center
Mortgage Loan is subject to, among other things, the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any securities issued in connection with the securitization which are then outstanding. Partial defeasance is not permitted.

The Mortgaged Properties. The 270 Corporate Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests in the 270 Corporate
Center Mortgaged Property. The 270 Corporate Center Mortgaged Property consists of four office buildings with an aggregate of approximately 449,443 square feet of net rentable area located in Germantown, Maryland. The 270 Corporate Center
Borrower reports that it has undertaken various capital improvement programs for several of the properties as part of its on-going program of improving and maintaining the buildings. The two largest properties are 20300 Century Blvd.
and 20250 Century Blvd. Together these buildings total approximately 240,293 square feet (53% of aggregate portfolio square feet) and report occupancy levels, based on square footage leased, of 100% and 100%, respectively. The 270
Corporate Center Mortgaged Property is occupied by more than 35 tenants that represent a diverse range of companies and industries including firms in financial services, insurance, legal, telecommunications and technology. The two largest tenants occupy approximately 136,941 square feet (30% of aggregate portfolio square feet) and represent approximately 29% of the aggregated portfolio's total base rent. The average base rent of the 270 Corporate Center
Mortgaged Property is approximately $21 per square foot. As of May 20, 2005, based on square footage leased, the weighted average occupancy of the 270
Corporate Center Mortgaged Property was 95.8%.

Lockbox. The 270 Corporate Center Borrower is required to deposit, or cause to be deposited, all gross income from the 270 Corporate Center Mortgaged Property into one or more deposit accounts under the sole control of the lender. On the last business day of each week, the deposit bank will disburse the funds on deposit in such deposit account to the lockbox account established with the lockbox bank. The lockbox bank will allocate (without disbursing) the funds on deposit in the lockbox account in the following order, and on each monthly payment date, the lockbox bank will withdraw all funds on deposit in the lockbox account and disburse such funds in the following order: first, to the tax and insurance account for the payment of the required monthly tax and insurance escrow; second, to the payment of the monthly debt service with respect to the 270 Corporate Center Mortgage Loan; third, to the payment of any other amounts due lender under the loan documents; fourth, to the replacement reserve account for the payment of the required monthly deposit for replacement reserves; fifth, to the rollover reserve account for the payment of tenant improvement and leasing commission obligations; sixth, to the operating expense account for the payment of operating expenses for immediately preceding month;
seventh, to the additional rollover reserve account; and eighth, provided no event of default then exists, to the 270 Corporate Center Borrower.

                                     S-113

                      VII. THE MAGNOLIA MALL MORTGAGE LOAN
-------------------------------------------------------------------------------



                           MORTGAGE LOAN INFORMATION

 CUT-OFF DATE BALANCE:                 $65,935,190
 LOAN PER SQUARE FOOT:                 $117(1)
 % OF INITIAL MORTGAGE POOL BALANCE:   2.8%
 SHADOW RATING (S&P/FITCH):            NAP(2)
 LOAN PURPOSE:                         Refinance
 MORTGAGE INTEREST RATE:               5.330% per annum
 INTEREST CALCULATION:                 Actual/360
 FIRST PAYMENT DATE:                   August 11, 2005
 AMORTIZATION TERM:                    30 years
 ANTICIPATED REPAYMENT DATE:           NAP(2)
 HYPERAMORTIZATION:                    NAP(2)
 MATURITY DATE:                        July 11, 2015
 MATURITY:                             $54,841,661
 BORROWER:                             PR Magnolia LLC
 SPONSORS:                             Pennsylvania Real Estate Investment
                                       Trust
 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to Maturity Date.
 UP-FRONT RESERVES:                    NAP(2)
 ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                       Replacement Reserve(4)
                                       TI/LC Reserve(5)
 LOCKBOX:                              Hard(6)
 OTHER DEBT:                           NAP(2)





                       MORTGAGED PROPERTY INFORMATION

 SINGLE ASSET/PORTFOLIO:        Single Asset
 PROPERTY TYPE:                 Regional Mall
 LOCATION:                      Florence, South Carolina
 YEAR BUILT:                    1979-2002
 YEAR RENOVATED:                2003
 GROSS SQUARE FEET:             564,824(7)
 COLLATERAL SQUARE FEET:        554,217(8)
 OVERALL OCCUPANCY:             93.9%
 IN-LINE OCCUPANCY:             83.1%
 OCCUPANCY DATE:                May 2, 2005
 OWNERSHIP INTEREST:            Fee
 PROPERTY MANAGEMENT:           PREIT Services LLC, an affiliate of the
                                Borrower
 IN-LINE SALES PSF:             $309(9)
 IN-LINE COST OF OCCUPANCY:     12.2%(9)
 U/W NCF:                       $5,488,672
 U/W NCF DSCR:                  1.24x
 APPRAISED VALUE:               $82,517,000
 APPRAISAL AS OF DATE:          April 8, 2005
 CUT-OFF DATE LTV RATIO:        79.9%
 MATURITY LTV RATIO:            66.5%



(1)  Based on gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral.

(2)  NAP means not applicable.

(3)  The Magnolia Mall Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, subject to certain minimal escrow requirements, the insurance escrows shall not be required as long as insurance coverage is provided under the Magnolia Mall Borrower's blanket insurance policy.

(4)  The Magnolia Mall Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $8,260.

(5)  The Magnolia Mall Borrower is required to make monthly escrow deposits into a leasing reserve account in the amount of $23,333, provided that the monthly escrow deposit shall not be required during such times as the balance in the leasing reserve account exceeds $840,000.

(6)  See "-Lockbox" below.

(7)  Reflects gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral.

(8)  The Magnolia Mall Mortgaged Property consists of 343,118 square feet of anchor and junior anchor space, 202,780 square feet of in-line mall space and 8,319 square feet of outparcel pad improvements and pad. Collateral also includes four additional outparcel pads, but not the 10,607 square feet of tenant-owned outparcel improvements.

(9)  In-line sales PSF (per square foot) and in-line cost of occupancy percentage are based on the figures of comparable in-line tenants for the
     12 months ending December 31, 2004.

                                     S-114



              GROSS LEASABLE AREA (GLA) OVERVIEW OF MAGNOLIA MALL

                                     APPROXIMATE        AS %       ANCHOR LEASE
              STORE                  SQUARE FEET       OF GLA       EXPIRATION
--------------------------------   ---------------   ----------   -------------

Anchors
 Belk Department Store .........       115,793           20.5%      1/31/2011
 JCPenney ......................       104,107           18.4       3/31/2007
 Sears .........................        91,164           16.1      10/16/2009
                                       -------          -----
TOTAL ANCHOR SPACE .............       311,064           55.1%
Junior Anchors
 Best Buy ......................        32,054            5.7       1/31/2013
                                       -------          -----
TOTAL JUNIOR ANCHORS ...........        32,054            5.7%
In-Line Mall Space .............       202,780           35.9
Outparcels .....................        18,926(1)         3.4
                                       ---------        -----
TOTAL GLA ......................       564,824          100.0%
                                       =========        =====


(1)  Comprised of five outparcel pads owned by the borrower and 8,319 square feet of borrower owned improvements all of which are part of the collateral. Improvements totaling 10,607 square feet on four of the pads are tenant-owned and are not part of the collateral.



                        MAJOR IN-LINE TENANT INFORMATION

                             APPROXIMATE        % OF TOTAL
          TENANT             SQUARE FEET     SQUARE FEET (1)     LEASE EXPIRATION
-------------------------   -------------   -----------------   -----------------

NY & Co .................        9,682              1.7%        9/30/2005
FootAction USA ..........        9,569              1.7         1/31/2009
Limited Express .........        7,239              1.3         1/31/2012
Charlotte Russe .........        6,348              1.1         7/31/2014
Gap .....................        6,322              1.1         6/30/2006
                                ------              ---
TOTAL ...................       39,160              6.9%
                                ======              ===


(1)   Percentages of total square feet are based on total gross leasable area of 564,824 square feet.



                                              LEASE EXPIRATION INFORMATION(1)(2)

                      APPROXIMATE EX-
                          PIRING       AS % OF TOTAL   CUMULATIVE % OF   APPROXIMATE EX-     AS % OF TOTAL       CUMULATIVE %
                      IN-LINE SQUARE      IN-LINE       TOTAL IN-LINE     PIRING IN-LINE   IN-LINE BASE REV-   OF TOTAL IN-LINE
        YEAR               FEET         SQUARE FEET      SQUARE FEET      BASE REVENUES          ENUES          BASE REVENUES
-------------------- ---------------- --------------- ----------------- ----------------- ------------------- -----------------

2005 ...............       17,071            8.4%             8.4%          $  461,963            10.6%              10.6%
2006 ...............       14,985            7.4             15.8%             348,726             8.0               18.6%
2007 ...............       23,030           11.4             27.2%             574,738            13.2               31.8%
2008 ...............       10,052            5.0             32.1%             284,361             6.5               38.4%
2009 ...............       11,832            5.8             38.0%             263,772             6.1               44.4%
2010 ...............       17,833            8.8             46.8%             535,060            12.3               56.7%
2011 ...............          216            0.1             46.9%              25,000             0.6               57.3%
2012 ...............       19,696            9.7             56.6%             426,319             9.8               67.1%
2013 ...............       32,444           16.0             72.6%             979,460            22.5               89.6%
2014 ...............       12,187            6.0             78.6%             243,580             5.6               95.2%
2015 and Beyond ....        9,129            4.5             83.1%             207,562             4.8              100.0%
Vacant .............       34,305           16.9            100.0%                  --              --                 --%
                          -------          -----            -----           ----------           -----              ------
TOTAL ..............      202,780          100.0%           100.0%          $4,350,541           100.0%             100.0%
                          =======          =====            =====           ==========           =====              =====


(1)   Based on borrower certified rent roll dated May 2, 2005.

(2)   Lease expiration schedule is applicable to in-line tenants only.

     The Borrower and Sponsor. The Magnolia Mall Borrower is PR Magnolia LLC, a
Delaware limited liability company. The Magnolia Mall Borrower is ultimately owned and controlled by Pennsylvania Real Estate Investment Trust ("PREIT"), a
fully integrated, self-managed and self-administered real estate investment trust (listed on the NYSE under the symbol "PEI") headquartered in
Philadelphia, Pennsylvania. PREIT has a primary investment focus on retail shopping malls and power and strip centers located in the eastern United
States. The company reports that it owns a retail real estate portfolio of 55 properties located in 12 states, consisting of 38 shopping malls and 13 power strip centers, totaling approximately 33.6 million square feet. PREIT's portfolio also includes four industrial properties.

     The Mortgage Loan. The Magnolia Mall Mortgage Loan was originated on July
11, 2005 and has a cut-off date principal balance of $65,935,190. The Magnolia
Mall Mortgage Loan is a 10-year balloon loan with a stated maturity date of

                                     S-115

July 11, 2015. The Magnolia Mall Mortgage Loan accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default, of 5.330% per annum. On the eleventh day of each month up to, but excluding, the stated
maturity date, the Magnolia Mall Borrower is required to make a constant monthly debt service payment on the Magnolia Mall Mortgage Loan in the amount of $367,731.61 (based on a 30-year amortization schedule). The principal balance of the Magnolia Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Magnolia Mall Borrower is prohibited from voluntarily prepaying the
Magnolia Mall Mortgage Loan, in whole or in part, prior to April 11, 2015. From and after April 11, 2015, the Magnolia Mall Borrower may prepay the Magnolia
Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Magnolia Mall Borrower may defease the entire Magnolia Mall Mortgage
Loan at any time after two years following the initial issuance of the series
2005-C5 certificates, and by doing so obtain the release of the Magnolia Mall
Mortgaged Property. A defeasance will be effected by the Magnolia Mall
Borrower's pledging substitute collateral that consists of non-callable fixed rate obligations that are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that replicate the payment obligations of the Magnolia Mall Borrower under the Magnolia Mall Mortgage Loan and are sufficient to pay off the
Magnolia Mall Mortgage Loan in its entirety on the stated maturity date. The
Magnolia Mall Borrower's right to defease the entire Magnolia Mall Mortgage
Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The Magnolia Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Magnolia Mall Borrower in the Magnolia Mall Mortgaged Property, which is comprised of a portion of
Magnolia Mall, a single-level enclosed regional mall with 564,824 square feet of gross leasable area located in Florence, South Carolina. Magnolia Mall, which was built in 1979 with outparcels being established through 2002 and renovated in 2003, is anchored by three department stores, Belk Department
Store, JCPenney and Sears with an aggregate of 311,064 square feet, and one junior anchor, a 32,054 square foot Best Buy. All of the anchors and junior anchor stores and pads are part of the collateral. Collateral comprising the
Magnolia Mall Mortgaged Property aggregates 554,217 square feet comprised of the 343,118 square feet of anchor and junior anchor space, 202,780 square feet of in-line mall space and 8,319 square feet of outparcel pad improvements occupied by Pier One Imports. The Magnolia Mall Mortgaged Property also includes four additional outparcel pads with an aggregate of 10,607 square feet of improvements, which improvements are owned and occupied by four national restaurant chains, Burger King, Chick-Fil-A, IHOP and Pizza Hut. These four pads but not the tenant-owned improvements are part of the collateral. In-line tenants include Gap, Charlotte Russe, Limited Express, Foot Locker, Bath & Body
Works and many other national and regional retailers. As of May 2, 2005, based on square footage leased, in-line occupancy at the Magnolia Mall Mortgaged
Property was 83.1% and overall mall occupancy was 93.9%.

     Pursuant to the related loan documents, the Magnolia Mall Borrower is permitted to make certain significant expansions of the Magnolia Mall Mortgaged
Property. The Magnolia Mall Borrower's right under the mortgage loan documents to perform the expansion is subject to certain conditions, including a requirement that the borrower provide the lender with additional security in the form of cash, a letter of credit, a completion bond or a guaranty of completion from PREIT (if PREIT has an investment grade rating), in each case to the extent that the cost of such expansion, together with all other alterations then being performed at the property, exceeds $2,000,000.

     Lockbox. The Magnolia Mall Borrower is required to cause all rents to be deposited into a segregated lockbox account under the control of the mortgagee, provided that if no event of default exists and the DSCR is equal to or greater than 1.00x, all funds on deposit in the lockbox account will be swept to an account controlled and maintained by the Magnolia Mall Borrower. If an event of default occurs or if the DSCR is less than 1.00x, the funds on deposit in the lockbox account will instead be swept to a cash collateral account under the sole control of the mortgagee, and the mortgagee is permitted to apply such amounts to the payment of the debt; provided that, if no event of default exists, funds remaining in the cash collateral account (after payment of all sums due to the mortgagee under the loan documents, including monthly debt service payments, escrow deposits and reserve deposits) are to be released to the Magnolia Mall Borrower to the extent required for the payment of expenses approved by the mortgagee.

     Terrorism Coverage. The Magnolia Mall Borrower is required to maintain insurance against acts of terrorism on the Magnolia Mall Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for acts of terrorism (including bio-terrorism, if commercially available) or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the Magnolia Mall Borrower pursuant

                                     S-116

to the loan documents, (b) affirmatively insures against acts of terrorism
(including bio-terrorism, if commercially available) described in clause (b)
above or (c) is/are any combination of the policies described in (a) and (b)
above; provided, however, that for so long as TRIA remains in full force and effect, Magnolia Mall Borrower is required to maintain insurance against such acts of terrorism as described in Section 102(1) of TRIA. The Magnolia Mall
Borrower is permitted to have a deductible of up to 2% of the insurable value of the Magnolia Mall Mortgaged Property with respect to insurance against terrorism. Terrorism insurance coverage is not required with respect to
Magnolia Mall Borrower's contingent or protective liability insurance or builder's risk insurance coverages.

                                     S-117

             VIII. THE LA PLAYA BEACH AND GOLF RESORT MORTGAGE LOAN
-------------------------------------------------------------------------------



                          MORTGAGE LOAN INFORMATION

 CUT-OFF DATE BALANCE:                 $62,430,875
 LOAN PER ROOM:                        $330,322
 % OF INITIAL MORTGAGE POOL BALANCE:   2.7%
 SHADOW RATING (S&P/FITCH):            NAP(1)
 LOAN PURPOSE:                         Refinance
 MORTGAGE INTEREST RATE:               5.490% per annum
 INTEREST CALCULATION:                 Actual/360
 FIRST PAYMENT DATE:                   August 11, 2005
 AMORTIZATION TERM:                    28 years
 ANTICIPATED REPAYMENT DATE:           NAP(1)
 HYPERAMORTIZATION:                    NAP(1)
 MATURITY DATE:                        July 11, 2015
 MATURITY BALANCE:                     $50,574,703
 BORROWER:                             LaPlaya, LLC
 SPONSORS:                             Collier Family Trust and
                                       Patrick Colee, as trustee of the
                                       Colee Family Trust
 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning June
                                       27, 2009. Prepayment without penalty
                                       permitted four months prior to stated
                                       maturity.
 UP-FRONT RESERVES:                    NAP(1)
 ONGOING RESERVES:                     Tax and Insurance Reserve(2)
                                       CapEx/Replacement
                                       Reserve(3)
 LOCKBOX:                              Springing Soft(4)
 MEZZANINE DEBT:                       Permitted(5)





                    MORTGAGED PROPERTY INFORMATION

 SINGLE ASSET/PORTFOLIO:     Single Asset
 PROPERTY TYPE:              Hotel(6)
 LOCATION:                   Naples, Florida
 YEAR BUILT:                 1962, 1985, 1989, 2001
 YEAR RENOVATED:             2001-2002
 NUMBER OF ROOMS:            189(6)
 OCCUPANCY:                  66.2%(7)
 OCCUPANCY DATE:             March 31, 2005(7)
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Westgroup Naples, L.P., an affiliate
                             of the Borrower
 ADR                         $263.31(7)
 REVPAR:                     $174.35(7)
 U/W NCF:                    $7,169,635
 U/W NCF DSCR:               1.64 x
 APPRAISED VALUE:            $98,000,000(8)
 APPRAISAL AS OF DATE:       May 5, 2005
 CUT-OFF DATE LTV RATIO:     63.7%
 MATURITY LTV RATIO:         51.6%



(1)  NAP means not applicable.

(2)  The La Playa Beach and Golf Resort Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums.

(3)  The La Playa Beach and Golf Resort Borrower is required to make monthly escrow deposits into a replacement reserve account in an amount equal to one-twelfth of 4% of the gross income as defined in the related loan documents, provided however, the monthly replacement escrow deposit shall not be less than $91,609.

(4)  See "--Lockbox" below.

(5)  See "--Permitted Mezzanine Financing" below

(6)  La Playa Beach and Golf Resort is comprised of a 189 room resort hotel component with 11,665 square feet of meeting space, a business center and other related hotel facilities all of which are part of the collateral.

(7)  Average occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR") are each for the trailing 12-month period ending March 31,
     2005.

(8)  Appraisal estimates that stabilized market value will be $109,000,000 on or about June 1, 2008.

                                     S-118

     The Borrower and Sponsor. The La Playa Beach and Golf Resort Borrower is
La Playa, LLC, a Florida limited liability company, whose owners and primary principals are two trusts related to the Collier family, known as the Juliet C.
Sproul Testamentary Trust and the Edith Collier Sproul Trust (together, the
"Collier Family Trust") and Noble Houses Associates, LLC, which is primarily owned by the Colee Family Trust. The managing member of the La Playa Beach and
Golf Resort Borrower is LaPlaya Partners, Inc. Current real estate holdings of the Collier family include 12 projects comprising retail, office and self storage space as well as an entire planned community under development 25 miles outside of Naples.

     The sponsors of the La Playa Beach and Golf Resort Borrower are the
Collier Family Trust and Patrick Colee, as trustee of the Colee Family Trust.
Noble House Hotels and Resorts, which is the primary owner of the property manager, has an ownership interest in 12 properties containing 2,416 rooms in seven cities across the United States, including: (a) the following properties in Florida -- La Playa Beach and Golf Resort in Naples, Ocean Key Resort in Key
West, Hilton Daytona Beach Ocean Front Resort in Daytona Beach, Grove Isle
Resort in Miami, and Little Palm Island in Little Torch Key; (b) The Adolphus
in Dallas; (c) The Edgewater in Seattle; (d) Inn at Loretto in Santa Fe, NM;
(e) the following properties in California - Portofino Hotel & Yacht Club in
Redondo Beach and Paradise Point Resort & Spa in San Diego; (f) The SunBurst
Resort in Scottsdale, AZ.; and (g) The Hotel Viking in Newport, RI.

     The Mortgage Loan. The La Playa Beach and Golf Resort Mortgage Loan was
originated on June 27, 2005 and has a cut off date principal balance of
$62,430,875. The La Playa Beach and Golf Resort Mortgage Loan is a 10-year balloon loan with a stated maturity date of July 11, 2015. The La Playa Beach and Golf Resort Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.490% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the La Playa
Beach and Golf Resort Borrower is required to make a constant monthly debt service payment on the La Playa Beach and Golf Resort Mortgage Loan in the
amount of $364,594.00 (based on a 28-year amortization schedule). The principal balance of the La Playa Beach and Golf Resort Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The La Playa Beach and Golf Resort Borrower is prohibited from voluntarily prepaying the La Playa Beach and Golf Resort Mortgage Loan, in whole or in part, prior to March 11, 2015. From and after March 11, 2015, the La Playa
Beach and Golf Resort Borrower may prepay the La Playa Beach and Golf Resort
Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The La Playa Beach and Golf Resort Borrower may defease the entire La
Playa Beach and Golf Resort Mortgage Loan at any time following the later of
(i) June 27, 2009 and (ii) the date occurring two years following the issuance of the series 2005-C5 certificates, and by so doing obtain the release of the
La Playa Beach and Golf Resort Mortgaged Property. A defeasance will be effected by the La Playa Beach and Golf Resort Borrower's pledging substitute collateral that consists of direct, non-callable fixed-rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the
Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the La Playa Beach and Golf Resort
Borrower under the La Playa Beach and Golf Resort Mortgage Loan and are
sufficient to pay off the La Playa Beach and Golf Resort Mortgage Loan in its
entirety on the stated maturity date. The La Playa Beach and Golf Resort
Borrower's right to defease the entire La Playa Beach and Golf Resort Mortgage
Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The La Playa Beach and Golf Resort Mortgage Loan
is secured by a first priority mortgage lien on the fee simple interest of the
La Playa Beach and Golf Resort Borrower in the La Playa Beach and Golf Resort
Mortgaged Property. The La Playa Beach and Golf Resort Mortgaged Property
consists of the hotel portion of the La Playa Beach and Golf Resort, a full-service hotel resort. La Playa Beach and Golf Resort was originally opened in 1962 and purchased by current owners in 1999. The La Playa Beach and Golf
Resort closed for approximately nine months during 2001, as it underwent a major renovation with capital improvements in excess of $53 million as reported by the La Playa Beach and Golf Resort Borrower, and re-opened in January 2002.

     The La Playa Beach and Golf Resort hotel is comprised of four structures located on Vanderbilt beach and the Intercoastal waterway (Vanderbilt Bay): (i)
the Beach House, which is a four-story building (renovated in 2001) located directly on the beach and contains 79 guest rooms, the SpaTerre Spa (a state of the art 4,500 square foot spa, fitness center, beauty salon, and a manicure/pedicure salon), and an outdoor recreation area featuring four swimming pools, a whirlpool, lounge chairs, private cabanas, and the Tiki Bar;
(ii) the Gulf Tower, which contains 15 stories in the main building located on the beach with 70 guest rooms, the Baleen Restaurant & Lounge, with seating for
220 and the La Playa Club (a private membership club), with its own restaurant and lounge seating 220; (iii) the Convention Center & Bay Tower building

                                     S-119

(constructed in 1989 and renovated in 2001), which is a six-story building and contains 40 guest rooms and over 11,000 square feet of meeting and banquet space; and (iv) the Parking Pavilion, which was built in 2001, is a six-story parking building with 386 parking spaces.

     Hotel guests have rights to use a nearby 18-hole, par 72, 6,907-yard championship golf-course, located approximately three miles from the hotel, designed by Robert Cupp, Jr., with practice area, a driving range and a 12,000 square foot clubhouse. Although the golf course is not part of the La Playa
Beach and Golf Resort Mortgaged Property, the La Playa Beach and Golf Resort
Borrower has a license to use the golf course pursuant to a 50-year exclusive license agreement with the owner of the golf course, which license has been collaterally assigned to the holder of the La Playa Beach and Golf Resort
Mortgage Loan. See "-Golf Facilities Agreement" below.

     The table below sets forth information and performance for the years 2003 and 2004 and the trailing 12 months ending March 31, 2005.



                   HISTORICAL PERFORMANCE INFORMATION

                                AVERAGE
YEAR                          OCCUPANCY(1)       ADR(2)        REVPAR(3)
--------------------------   --------------   ------------   ------------

  2003 ...................         66.7%         $215.60       $143.81
  2004 ...................         67.1%         $247.79       $166.14
  TTM 2005 ...............         66.2%         $263.31       $174.35


(1)  Occupancy is the occupancy for the respective period shown, the calendar years 2003 and 2004 and the trailing 12 months as of March 31, 2005.

(2)  Average daily rate for the respective period shown.

(3)  Revenue per available room for the respective period shown.

     As of the trailing 12 months ending March 31, 2005, the occupancy, ADR and
RevPAR penetration rates at the La Playa Beach and Golf Resort Mortgaged
Property were approximately 91.3%, 95.8% and 87.5%, respectively, as reported in the STAR Trend Report for April 2005.

     Lockbox. The La Playa Beach and Golf Resort Borrower is required to institute a lockbox procedure (a) upon the occurrence and during the continuance of an event of default with respect to the La Playa Beach and Golf
Resort Mortgage Loan, (b) during any period that the debt service coverage ratio for the La Playa Beach and Golf Resort Mortgage Loan is below 1.0x or (c)
upon the occurrence of default under, or termination, cancellation or rejection of, the Golf Facilities Agreement (as defined under "-Golf Facilities
Agreement" below), or any substitute thereof. In the event that lockbox procedures have been instituted as a result of clauses (a) or (b) above and, thereafter, no events of the nature described in the preceding sentence exist, such lockbox procedures shall be discontinued and mortgage lender shall disburse to La Playa Beach and Golf Resort Borrower all funds remaining on deposit in the lockbox account. In the event that lockbox procedures have been instituted as a result of clause (c) above, the lock-box procedures shall be discontinued and mortgage lender shall disburse to La Playa Beach and Golf
Resort Borrower all funds remaining on deposit in the lockbox account on the first date occurring after the date that is 15 months following the occurrence of a debt service coverage ratio for the La Playa Beach and Golf Resort
Mortgaged Property above 1.40x.

     Terrorism Coverage. The La Playa Beach and Golf Resort Borrower is
required to maintain insurance against acts of terrorism on the La Playa Beach and Golf Resort Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for acts of terrorism (including bio-terrorism, if commercially available) or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the La Playa Beach and Golf Resort Borrower pursuant to the loan documents,
(b) affirmatively insures against acts of terrorism (including bio-terrorism, if commercially available) described in clause (b) above or (c) is/are any combination of the policies described in (a) and (b) above; provided, however, that for so long as TRIA remains in full force and effect, the La Playa Beach and Golf Resort Borrower is required to maintain insurance against such acts of terrorism as described in Section 102(1) of TRIA. Terrorism insurance coverage is only required with respect to the La Playa Beach and Golf Resort Mortgaged
Property's casualty and commercial general liability insurance.

     Permitted Mezzanine Debt. The equity holders of the La Playa Beach and
Golf Resort Borrower shall have the right to obtain mezzanine financing from certain specified entities in the business of regularly making commercial real estate loans and which maintain a specified net worth (or any person controlled by one or more of such entities), certain securitization trustees, any person that is rated at least investment grade by the applicable rating agencies with respect to the La Playa

                                     S-120

Beach and Golf Resort Mortgage Loan, or such other entity as may be acceptable to the mortgage lender in its sole discretion. Any such mezzanine financing shall be secured by a pledge of the equity interests in the La Playa Beach and
Golf Resort Borrower. Any such mezzanine financing shall be conditioned upon, among other things, the following: (a) mortgage lender's review and approval of the terms of the mezzanine financing, provided that in no event may the mezzanine financing mature prior to the scheduled maturity date of the La Playa
Beach and Golf Resort Mortgage Loan, (b) execution of a subordination and intercreditor agreement acceptable to mortgage lender, pursuant to which a qualified mezzanine lender shall be permitted to acquire equity interests in the La Playa Beach and Golf Resort Borrower upon a default of the mezzanine financing without payment of an assumption fee, (c) the amount of the mezzanine financing shall not exceed an amount which will result in a combined debt service coverage ratio on the La Playa Beach and Golf Resort Mortgage Loan and
the mezzanine financing of 1.15x and a combined loan to value percentage of
85%, each as determined by the mortgage lender (provided, however, that if such mezzanine financing bears interest at a floating rate, the mortgage lender may determine the debt service coverage ratio on the basis of an assumed constant acceptable to mortgage lender), and (d) no transfer of the pledged interests in the La Playa Beach and Golf Resort Mortgage Borrower or exercise by the holder of such pledges of its remedies with respect to the pledged interests shall be permitted without the prior written consent of the mortgage lender and mortgage lender's receipt of confirmation from any rating agencies assigning a rating to the securities issued in connection with the La Playa Beach and Golf Resort
Mortgage Loan that such transfer or exercise of remedies shall not result in a qualification, downgrade or withdrawal of any rating assigned by such rating agencies to such securities.

     Beach Club Membership Liabilities. The La Playa Beach and Golf Resort
includes a private beach and golf club, for which members pay membership deposits (in addition to initiation fees and membership dues). The La Playa
Beach and Golf Resort Borrower is obligated to refund each member's deposit, without interest, 30 years after the date the member joined the beach club. If a member resigns prior to the end of the 30-year period, the membership deposit paid by such member must be refunded, without interest, within 30 days after the reissuance of the resigned membership to a new member. Membership deposits were not included in UW NCF for the La Playa Beach and Golf Resort Mortgaged
Property. During periods in which the La Playa Beach and Golf Resort Borrower is selling new membership interests in the beach club, every fourth membership interest that is sold shall be deemed to be a reissuance of a resigned member's interest. The La Playa Beach and Golf Resort Borrower may retain the proceeds of all member deposits received in connection with the sale of membership interests during the term of the La Playa Beach and Golf Resort Mortgage Loan.
The La Playa Beach and Golf Resort Borrower has incurred and is expected to continue to incur liabilities for refund of deposits paid by members of the beach club operated at the La Playa Beach and Golf Resort Mortgaged Property
("Membership Liabilities"). According to financial statements submitted by the
La Playa Beach and Golf Resort Borrower to the originator of the La Playa Beach and Golf Resort Mortgage Loan, the aggregate Membership Liabilities associated with beach privileges equaled $16,878,616 as of December 31, 2004. There is the possibility that the La Playa Beach and Golf Resort Borrower's obligations with respect to the Membership Liabilities may adversely impact the net cash flow of the La Playa Beach and Golf Resort Mortgaged Property. In addition, it is possible that in certain circumstances the exercise of remedies by the mortgage lender under the La Playa Beach and Golf Resort Mortgage Loan could be impeded by the holders of Membership Liabilities.

     Patrick R. Colee, as Trustee for Colee Family Trust, Patrick R. Colee,
individually, and The Halstatt Partnership agreed to indemnify mortgage lender against certain losses related to Membership Liabilities. In addition, in the event the holder of a Membership Liability commences certain actions in connection with a bankruptcy, the indemnitors are obligated to make the original scheduled payments that have become due and payable under the La Playa
Beach and Golf Resort Mortgage Loan (including any delinquent payments, but not including any accelerated principal amount), less any payments that are owed in the calendar month in which each such payment is due under any restructured note issued in connection with an approved bankruptcy plan of reorganization.
The indemnitors are not obligated to make any scheduled payments that first accrue following the dismissal of the bankruptcy case (so long as no plan of reorganization has been adopted that resulted in a restructured note) or the granting by the bankruptcy court of relief from any stay against foreclosure of the mortgage.

     Golf Facilities Agreement. The La Playa Beach and Golf Resort Borrower has
a license to use near-by golf facilities, including an 18-hole golf course, for hotel guests and invitees pursuant to a 50-year exclusive license agreement
(the "Golf Facilities Agreement") with the owner of the golf course. Although the golf facilities are owned, in part, by the Collier family, which is affiliated with the La Playa Beach and Golf Resort Borrower, the La Playa Beach
and Golf Resort Borrower has no interest in the golf facilities other than the license granted to it pursuant to the Golf Facilities Agreement. In the event that the Golf Facilities Agreement is rejected in a bankruptcy involving the golf course owner or the La Playa Beach and Golf Resort Borrower, or is otherwise terminated or canceled as a result of a default, the lack of access to the golf course may adversely impact the net cash flow generated by the La
Playa Beach and Golf Resort Mortgaged Property.

                                     S-121

     Patrick R. Colee, as Trustee for Colee Family Trust, Patrick R. Colee,
individually, and The Halstatt Partnership has agreed to indemnify the mortgage lender from and against certain losses incurred by or asserted against the mortgage lender that arises out of, or relates to, a default under, termination, cancellation or rejection of the Golf Facilities Agreement (or any substitute thereof) occurring while the La Playa Beach and Golf Resort Mortgage
Loan is outstanding or within 36 months of the acquisition of the La Playa
Beach and Golf Resort Mortgaged Property by the lender or its affiliate pursuant to a foreclosure or a deed in lieu of foreclosure. A third-party purchaser of the La Playa Beach and Golf Resort Mortgaged Property following a foreclosure or a deed in lieu of foreclosure is not entitled to indemnification under the foregoing indemnity.

     Net Worth Covenant. The indemnitors under the indemnity agreements delivered with respect to the Membership Liabilities and the Golf Facilities
Agreement are required to have an aggregate net worth of at least $100,000,000
(inclusive of the net worth of all general partners of an indemnitor that is a partnership) as of annual "test dates" during the term of the La Playa Beach and Golf Resort Mortgage Loan. Failure of the indemnitors to meet the net worth test will result in an event of default under the La Playa Beach and Golf
Resort Mortgage Loan. Notwithstanding the foregoing, the La Playa Beach and
Golf Resort Borrower may cure an event of default due to the failure of the indemnitors to meet the foregoing net worth test if the indemnitors post additional cash collateral or a letter of credit, in each case, in the amount of the net worth requirement deficiency.

                                     S-122

                   IX. THE 424 WEST 33RD STREET MORTGAGE LOAN
-------------------------------------------------------------------------------



                         MORTGAGE LOAN INFORMATION

 CUT-OFF DATE PRINCIPAL BALANCE:      $53,849,117
 LOAN PER SQUARE FOOT:                $271
 % OF INITIAL MORTGAGE POOL BALANCE   2.3%
 SHADOW RATING (S&P/FITCH):           NAP(1)
 LOAN PURPOSE:                        Refinance
 MORTGAGE INTEREST RATE:              5.800% per annum
 INTEREST CALCULATION:                Actual/360
 FIRST PAYMENT DATE:                  June 11, 2005
 AMORTIZATION TERM:                   30 years
 ANTICIPATED REPAYMENT DATE:          NAP(1)
 HYPERAMORTIZATION:                   NAP(1)
 MATURITY DATE:                       May 11, 2014
 MATURITY BALANCE:                    $46,616,038
 BORROWER:                            424 West 33rd Street LLC
                                      W. James Tozer, Jr.
 SPONSORS:                            Raju L. Shah
 DEFEASANCE/PREPAYMENT:               Prepayment with, yield maintenance
                                      penalty permitted after May 9, 2009.
                                      Prepayment without penalty
                                      permitted three months prior to
                                      scheduled maturity date.
 UP-FRONT RESERVES:                   TI/LC Reserve(2)
                                      Deferred Maintenance(3)
                                      Tax and Insurance Reserve(4)
                                      TI/LC Reserve(5)
 ONGOING RESERVES:                    Replacement Reserve (6)
 LOCKBOX:                             Hard(7)
 MEZZANINE DEBT:                      Permitted(8)




                  MORTGAGED PROPERTY INFORMATION

 SINGLE ASSET/PORTFOLIO:   Single Asset
 PROPERTY TYPE:            Office
 LOCATION:                 New York, New York
 YEAR BUILT:               1913
 YEAR RENOVATED:           2002
 SQUARE FEET:              198,428
 OCCUPANCY:                98.2%
 OCCUPANCY DATE:           May 25, 2005
 OWNERSHIP INTEREST:       Fee
 PROPERTY MANAGEMENT:      Newmark & Company Real Estate, Inc.,
                           a third-party property manager
 U/W NCF:                  $4,936,637
 U/W NCF DSCR:             1.30x
 APPRAISED VALUE:          $70,000,000
 APPRAISAL AS OF DATE:     March 1, 2005
 CUT-OFF DATE LTV RATIO:   76.9%
 MATURITY LTV RATIO:       66.6%



(1)  NAP means not applicable.

(2)  The 424 West 33rd Street Borrower deposited $200,000 into a leasing reserve account at closing.

(3)  The 424 West 33rd Street Borrower deposited $9,250 into a deferred maintenance account at closing.

(4)  The 424 West 33rd Street Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, monthly insurance escrows shall not be required as long as the insurance coverage is provided under blanket insurance policies and there is on deposit in the tax and insurance account, in addition to amounts required for the payment of taxes, an amount equal to 25% of the annual premiums under the blanket policy that are allocable to the property, as reasonably determined by the lender.

(5)  The 424 West 33rd Street Borrower is required to make monthly escrow deposits of $8,333 into a leasing reserve account. In addition, the 424
     West 33rd Street Borrower is required to deposit certain termination payments paid by tenants (other than termination payments of less than
     $50,000 made with respect to leases accounting for less than a specified square footage and percentage of rental income) into the leasing reserve account.

(6)  The 424 West 33rd Street Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $1,653.57.

(7)  See "--Lockbox" below.

(8)  See "--Mezzanine Financing; Preferred Equity" below.

                                     S-123



                                                MAJOR TENANT INFORMATION

                                                                                                                 LEASE
                                    APPROXIMATE       % TOTAL       % TOTAL BASE        RENT                   EXPIRATION
            TENANT(1)               SQUARE FEET     SQUARE FEET       REVENUES          PSF        RATINGS        DATE
--------------------------------   -------------   -------------   --------------   -----------   ---------   -----------

Planned Parenthood(2) ..........      103,071           51.9%            60.3%      $ 35.10       N/A          2/28/2022
Rosemont Press .................       15,000            7.6              2.9       $ 11.43       N/A          3/31/2007
Color Graphics .................        8,064            4.1              2.2       $ 16.54       N/A          1/31/2010
Hionis New York Flower .........        7,752            3.9              3.6       $ 27.86       N/A         11/30/2018
John Robert Powers .............        5,672            2.9              3.4       $ 36.41       N/A         11/12/2009
                                      -------           ----             ----
TOTAL ..........................      139,559           70.3%            72.4%
                                      =======           ====             ====


(1)  The five major tenants are ranked by approximate square feet.

(2)  Planned Parenthood base rent is for period 7/1/05 thru 2/28/2006.



                                              LEASE EXPIRATION INFORMATION

                                                                                                             CUMULATIVE
                        APPROXIMATE                       CUMULATIVE %      APPROXIMATE        AS % OF          % OF
                          EXPIRING     AS % OF TOTAL        OF TOTAL       EXPIRING BASE      TOTAL BASE     TOTAL BASE
        YEAR            SQUARE FEET      SQUARE FEET       SQUARE FEET      REVENUES(1)      REVENUES(1)     REVENUES(1)
--------------------   -------------   ---------------   --------------   ---------------   -------------   ------------

        2005                    0             0.0%              0.0%         $        0           0.0%           0.0%
        2006                6,049             3.0               3.0%            171,892           2.9            2.9%
        2007               27,767            14.0              17.0%            509,730           8.5           11.4%
        2008               20,378            10.3              26.3%            705,078          11.7           23.1%
        2009               20,009            10.1              37.4%            597,402           9.9           33.0%
        2010                8,064             4.1              41.5%            133,352           2.2           35.3%
        2011                    0             0.0              41.5%                  0           0.0           35.3%
        2012                1,772             0.9              42.4%             53,160           0.9           36.1%
        2013                    0             0.0              42.4%                  0           0.0           36.1%
        2014                    0             0.0              42.4%                  0           0.0           36.1%
   2015 and beyond        110,823            55.9              98.2%          3,833,921          63.9            100%
       Vacant               3,566             1.8             100.0%                  0             0
                          -------           -----                            ----------         -----
        TOTAL             198,428           100.0%                           $6,004,534         100.0%
                          =======           =====                            ==========         =====


(1)   Based on underwritten base rental revenues.

     The Borrower and Sponsor. The 424 West 33rd Street Borrower is 424 West
33rd Street LLC, a Delaware limited liability company controlled by W. James
Tozer Jr. and Raju L. Shah. The managing member and sole member of the borrowing entity is 424 West 33rd Street Associates, LP, a limited partnership, whose ownership consists of a general partner, West 33rd Street Associates, LP, with a 83.302% interest, and limited partners Mark L. Irom (and various family trusts) and Vectra Management Group, LLC, who in combination own the remaining
16.698% interests. Vectra Management Group, Inc., a Borrower affiliate, currently manages the 424 West 33rd Street Mortgaged Property, and is controlled by W. James Tozer, Jr. and Raju L Shah, each with a 50% ownership interest.

     W. James Tozer, Jr., has been managing real estate investments in New
York, Connecticut and Utah since 1990. He was the co-founder and largest individual shareholder of Vectra Banking Corporation, which became the second largest independent commercial bank in the Denver metropolitan market before it was sold to Zions Bancorporation in early 1998. Mr. Tozer was the controlling shareholder and chairman of the executive committee of the holding company for
Draper Bank and Trust, the leading bank in the southern half of the Salt Lake
Valley, before it was sold to Zions Bancorporation in early 2001. He was also a significant investor and director of LendingTree, Inc., an internet financial service company, before it was sold to IAC/Interactive Corporation in August
2003. Mr. Tozer is a former senior executive of Citibank, Citicorp, Shearson
Hayden Stone, Marine Midland Bank, Prudential-Bache Securities, and
Lincolnshire Management.

     Vectra Management Group, Inc ("Vectra") is a commercial real estate investment and development company actively involved in the New York City metropolitan area and along the Wasatch Front in Utah. The firm has concentrated in these two markets due to their low rates of vacancy and the unique experience and knowledge that the principals have in each of the locales. Vectra's real estate portfolio includes commercial, residential, retail, and industrial projects as well as land development. In addition to the
424 West 33rd Street Mortgaged Property, Vectra's current portfolio includes
154 apartment units within seven buildings located in New York City, over
146,000 sf of office and retail space in four properties located in Utah, and
44 condominium garage units located in Deer Valley. In addition, the sponsors own significant ownership interests in 699-acres of industrial and residential land in Deer Valley and Salt Lake, Utah.

                                     S-124

     The Mortgage Loan. The 424 West 33rd Street Mortgage Loan was originated on May 10, 2005 and has a cut-off date principal balance of $53,849,117. The
424 West 33rd Street Mortgage Loan is a nine-year balloon loan with a stated
maturity date of May 11, 2014. The 424 West 33rd Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.800% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the 424 West 33rd Street Borrower is required to make a constant monthly debt service payment on the 424 West 33rd Street Mortgage
Loan in the amount of $316,846.64 (based on a 30-year amortization schedule).
Following the partial prepayment of the 424 West 33rd Street Mortgage Loan in connection with Planned Parenthood's (as defined below) exercise of its option to purchase a portion of the 424 West 33rd Street building, the constant monthly debt service payment will be recalculated based on the then-unexpired amortization term. The principal balance of the 424 West 33rd Street Mortgage
Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The 424 West 33rd Street Borrower is prohibited from voluntarily prepaying the 424 West 33rd Street Mortgage Loan, in whole or in part, prior to May 9,
2009. From and after May 10, 2009, the 424 West 33rd Street Borrower may prepay the 424 West 33rd Street Mortgage Loan in whole or, in connection with the exercise of Planned Parenthood's purchase option only, in part, accompanied by a yield maintenance prepayment consideration. From and after February 11, 2014, no prepayment consideration shall be required in connection with any permitted prepayment.

     The Mortgaged Property. The 424 West 33rd Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 424 West
33rd Street Borrower in the 424 West 33rd Street Mortgaged Property, a 12-story plus penthouse and basement, pre-war office building containing approximately
198,428 square feet of net rentable area including 9,524 square feet of ground floor retail and 10,829 square feet of basement space. The 424 West 33rd Street building was built in 1913 and was renovated in 2002. The 424 West 33rd Street
Mortgaged Property has tenants in various industries with the largest tenant being Planned Parenthood Federation of America, Inc. ("Planned Parenthood")
with 103,071 square feet (51.9% of total space). The next largest tenants are
Rosemont Press with 15,000 square feet (7.6% of total space) and Color Graphics with 8,064 square feet (4.1% of total space). Occupancy at the 424 West 33rd
Street Mortgaged Property, based on square footage leased, was 98.2% as of May
25, 2005.

     The 424 West 33rd Street building is located on the south side of West
33rd Street between Ninth and Tenth Avenues. Many of the buildings surrounding the 424 West 33rd Street Mortgaged Property constitute older, renovated and un-renovated office and loft buildings and manufacturing space. The immediate vicinity of the 424 West 33rd Street Mortgaged Property is known as Penn Plaza.
As reported by The New York Times on July 18, 2005, the Empire State
Development Corporation has selected a joint venture team of related companies and Vornado Realty Trust to transform the general post office in midtown
Manhattan into a new $930 million transit hub, a long-awaited project that proponents say will be a catalyst for development and an opportunity for civic redemption. The 424 West 33rd Street Mortgaged Property is located within three blocks of the Penn Station/Madison Square Garden complex. Madison Square Garden is home to the New York Knicks, New York Rangers, and New York Liberty sports teams. Major office buildings in this area include One Penn Plaza, Two Penn
Plaza, Five Penn Plaza, 11 Penn Plaza, and 15 Penn Plaza. To the south of the
424 West 33rd Street Mortgaged Property along Eighth Avenue is a mixture of low-rise commercial and residential tenement buildings, along with mid-rise industrial lofts. North and east of the 424 West 33rd Street Mortgaged Property is the Times Square South district, a highly congested area with a mixture of industrial loft, showroom and commercial uses.

     Lockbox. The 424 West 33rd Street Borrower is required to deposit all income from the 424 West 33rd Street Mortgaged Property into a segregated lockbox account (for the purposes of this "The 424 West 33rd Street Mortgage
Loan" section, the "Lockbox Account") that has been pledged to the holder of the 424 West 33rd Street Mortgage Loan. Prior to delivery of a "sweep notice"
by the holder of the 424 West 33rd Street Mortgage Loan, amounts in the Lockbox
Account may be disbursed directly to the 424 West 33rd Street Borrower.
Following delivery of a "sweep notice" by the holder of the 424 West 33rd
Street Mortgage Loan, which may take place at any time following the occurrence of (a) an event of default under the 424 West 33rd Street Mortgage Loan, (b)
the debt service coverage ratio falling below 1.00 x, or (c) a tenant which leases 20% or more, or accounts for 20% or more of the rental income of the 424
West 33rd Street Mortgaged Property either (i) becoming subject to a bankruptcy proceeding, (ii) defaulting under its lease, or (iii) ceasing normal business operations, all amounts in the Lockbox Account are required to be transferred each business day to another segregated account (for the purposes of this "The
424 West 33rd Street Mortgage Loan" section, the "Property Account") that has also been pledged to the holder of the 424 West 33rd Street Mortgage Loan.
Provided no event of default shall exist with respect to the 424 West 33rd
Street Mortgage Loan, all amounts in the Property Account shall be applied on each monthly payment date in the following order of priority: (a) first, to the payment of monthly debt service due under the 424 West 33rd Street Mortgage
Loan, (b) second, to the payment of required monthly escrow and reserve amounts, (c) third, to the payment of expenses of the 424 West 33rd Street
Mortgaged Property reasonably approved by the holder of the 424 West 33rd
Street Mortgage Loan, and (d) fourth,

                                     S-125

with respect to all remaining amounts in the Property Account, to the leasing reserve account. If an event of default exists, the holder of the 424 West 33rd
Street Mortgage Loan may apply amounts in the Property Account to the payment of amounts due with respect to the 424 West 33rd Street Mortgage Loan in such order of priority as such holder may determine.

     Terrorism Coverage. The 424 West 33rd Street Borrower is required to maintain insurance against acts of terrorism on the 424 West 33rd Street
Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for an act of terrorism or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the 424 West 33rd Street Borrower pursuant to the loan documents or (b) affirmatively insure against such acts of terrorism or (c) is/are any combination of the policies described in (a) and (b) above.

     Purchase Option. Planned Parenthood has the option to purchase all or specified parts of the 424 West 33rd Street Mortgaged Property, but in no event less than 71,695 square feet of the 424 West 33rd Street Mortgaged Property, between April 16, 2010 and April 16, 2015 (the "424 West 33rd Street Option
Period"). The purchase option price will initially equal $328.06 per square foot of the portion of the improvements to be purchased, and will increase by approximately 2% annually during the 424 West 33rd Street Option Period. If
Planned Parenthood exercises its option to purchase the entire 424 West 33rd
Street Mortgaged Property, then the purchase option price shall equal the greater of the amount set forth in the preceding sentence, and the fair market value of the 424 West 33rd Street Mortgaged Property, as determined in accordance with Planned Parenthood's lease. The purchase option price will be increased to the extent necessary to pay any prepayment penalty (equal to the greater of yield maintenance and 1% of the amount prepaid) related to the partial or total prepayment of any mortgage indebtedness with respect to the
424 West 33rd Street Mortgaged Property with respect to the proceeds of the purchase option. If less than the entire building will be purchased, the building is required to be converted into a condominium comprised of two condominium units in accordance with pre-approved forms of condominium documents, with the portion of the 424 West 33rd Street Mortgaged Property to be conveyed to Planned Parenthood allocated to one of the condominium units, as described under "--Subordination to Condominium Declaration; Partial Release"
below.

     All proceeds received in connection with the exercise of the purchase option described in the preceding sentence will be applied to pay down the principal balance of the 424 West 33rd Street Mortgage Loan (which has a scheduled principal balance of $50,517,786 in March 2010). Assuming Planned
Parenthood only purchases their currently occupied space, the remaining principal balance of the 424 West 33rd Street Mortgage Loan will be
$17,731,896, and the remaining 424 West 33rd Street Mortgaged Property square footage will be 95,357 sf (which equals a loan amount of $185.95 psf). Assuming current appraisal valuation of $352.80 psf, the remaining 424 West 33rd Street
Mortgage Loan will have a loan to value ratio of 52.7%, and will be secured by the condominium ownership interest in the portion of the 424 West 33rd Street
Mortgaged Property not acquired by Planned Parenthood.

     Subordination to Condominium Declaration; Partial Release. Pursuant to
Planned Parenthood's lease, Planned Parenthood has the right, during the 424
West 33rd Street Option Period, to either (a) purchase the entire 424 West 33rd
Street Mortgaged Property (as described under "--Purchase Option" above), or
(b) purchase a portion of the 424 West 33rd Street Mortgaged Property (as described under "-Purchase Option" above) and cause the 424 West 33rd Street
Borrower to submit the 424 West 33rd Street Mortgaged Property to a condominium declaration providing for at least two units, one of which will comprise all portions of the 424 West 33rd Street Mortgaged Property occupied by Planned
Parenthood or those portions which it has elected to purchase (the "Planned
Parenthood Condominium Unit"), and to purchase such Planned Parenthood
Condominium Unit, as described above in "-Purchase Option". The holder of the
424 West 33rd Street Mortgage Loan is obligated to subordinate the lien of the
424 West 33rd Street Mortgage Loan contemporaneously with the purchase of the
Planned Parenthood Condominium Unit to pre-approved forms of condominium documents (the "424 West 33rd Street Condominium Documents"), upon the satisfaction by the 424 West 33rd Street Borrower of certain conditions precedent, including, but not limited to (i) the absence of any default under the 424 West 33rd Street Mortgage Loan; (ii) each condominium document and the ownership, sale, transfer, conveyance, financing, leasing, use and operation of each condominium by separate owners thereof shall comply with all applicable laws; (iii) the delivery of certain endorsements to the lender's title insurance policy; (iv) each separate unit of the condominium shall constitute one or more separate tax lots and shall not constitute a portion of any other tax lot; (v) the principal amount of the 424 West 33rd Street Mortgage Loan shall not exceed 125% of the aggregate fair market value of the 424 West 33rd
Street Mortgaged Property, based on appraisal(s) delivered to the lender dated as of date no earlier than 90 days prior to the recordation of the condominium documents; (vi) such subordination shall not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC Trust"
which owns the 424 West 33rd Street Mortgage Loan and will not disqualify such
REMIC Trust as a "real estate mortgage investment conduit" within the meaning of the Internal Revenue Code, and the 424 West 33rd Street Mortgage Loan shall continue to constitute a "qualified mortgage" within the meaning of Sections
860D and 860G(a)(3) of

                                     S-126

the Internal Revenue Code. The pre-approved forms of condominium documents may be modified to the extent required to accommodate changes reasonably requested by Planned Parenthood's mortgage lender, provided that the holder of the 423
West 33rd Street Mortgage Loan will not be required to accept any changes that:
(i) materially change the size, layout or configuration of any condominium unit
(except to the extent necessary to permit Planned Parenthood to purchase optional portions of the 424 West 33rd Street Mortgaged Property), (ii)
materially change the description or designation of the common areas set forth in the condominium documents, (iii) materially reduce the rights and benefits afforded to such mortgagee, (iv) materially increase the obligations and liabilities of any condominium owner subject to such mortgage, or (v)
materially and adversely effect the use, operation, net cash flow or value of any condominium unit.

     Upon submission of the 424 West 33rd Street Mortgaged Property to a
condominium form of ownership, the 424 West 33rd Street Borrower is entitled to a partial release of the Planned Parenthood Condominium Unit, such that the 424
West 33rd Street Mortgage shall only encumber the remainder of the 424 West
33rd Street Mortgaged Property; upon the satisfaction by the 424 West 33rd
Street Borrower of certain conditions precedent, including: (i) the absence of a default under the 424 West 33rd Street Mortgage Loan; (ii) simultaneously with the release, the Planned Parenthood Condominium Unit shall have been acquired by Planned Parenthood; (iii) the 424 West 33rd Street Borrower shall have prepaid the 424 West 33rd Street Loan in the amount payable by Planned
Parenthood in accordance with the Planned Parenthood lease, net only of reasonable and customary closing costs, together with yield maintenance prepayment consideration in an amount at least equal to 1% of the amount prepaid; (iv) following such prepayment, the principal amount of the 424 West
33rd Street Mortgage Loan shall not exceed 75% of the fair market value of the remaining 424 West 33rd Street Mortgaged Property, based on appraisal(s)
delivered to the holder of the 424 West 33rd Street Mortgage Loan dated no earlier than 90 days prior to the date of the release, and the DSCR for the remaining 424 West 33rd Street Mortgaged Property shall not be less than 1.25x;
(v) the delivery of certain endorsements to the holder of the 424 West 33rd
Street Mortgage Loan's title insurance policy; (vii) the release shall not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC Trust" which shall own the 424 West 33rd Street Mortgage Loan and will not disqualify such REMIC Trust as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code and the 424 West 33rd Street Mortgage Loan shall continue to constitute a
"qualified mortgage" within the meaning of Sections 860D and 860G(a)(3) of the
Internal Revenue Code, (viii) the 424 West 33rd Street Borrower shall pay all reasonable out of pocket costs and expenses of the holder of the 424 West 33rd
Street Mortgage Loan.

     Because the originator of the 424 West 33rd Street Mortgage Loan entered a
Subordination, Non-Disturbance and Attornment Agreement with Planned Parenthood that provides, among other things, that the mortgagee or any purchaser of the
424 West 33rd Street Mortgaged Property at a foreclosure sale will recognize
Planned Parenthood's lease (including the purchase option contained therein),
Planned Parenthood should ultimately be able to enforce its purchase option against the mortgagee or any such purchaser, notwithstanding the failure of the
424 West 33rd Street Borrower to satisfy the conditions precedent set forth in the preceding paragraph, including the conditions requiring additional prepayments of the 424 West 33rd Street Mortgage Loan to the extent necessary to satisfy the loan to value and debt service coverage ratio tests described in the preceding paragraph. As a result, Planned Parenthood should be able to obtain a release upon payment of the purchase price provided for under the
Planned Parenthood lease, together with the applicable prepayment consideration on such amount; the 424 West 33rd Borrower would remain liable for the additional prepayments necessary to satisfy the loan to value and debt service coverage ratio tests, together with the applicable prepayment consideration on those additional prepayments.

     In addition, the originator of the 424 West 33rd Street Mortgage Loan agreed to release, without consideration, any development rights (also known as
"zoning rights" or "air rights") resulting from a rezoning of the 424 West 33rd
Street Mortgaged Property. Such release is conditioned on, among other things, the absence of an event of default; the 424 West 33rd Street Mortgaged Property continuing to have zoning rights following such release sufficient to permit the rebuilding of the 424 West 33rd Street Mortgaged Property to the same size, and for the same use, following any casualty; appropriate title endorsements;
and such release not constituting a prohibited transaction for or a contribution after the start up day to a "REMIC Trust" which shall own the 424
West 33rd Street Mortgage Loan and not disqualifying such REMIC Trust as a
"real estate mortgage investment conduit" within the meaning of the Internal
Revenue Code, and the 424 West 33rd Street Mortgage Loan continuing to constitute a "qualified mortgage" within the meaning of Sections 860D and
860G(a)(3) of the Internal Revenue Code.

     Mezzanine Financing; Preferred Equity. The equity holders of the 424 West
33rd Street Borrower may obtain mezzanine debt secured by a pledge of membership or other equity interest in the 424 West 33rd Street Borrower, provided that each of the following conditions has been satisfied: (i) the absence of a default under the 424 West 33rd Street Mortgage Loan; (ii) the combined loan-to-value ratio of the mortgage debt and the mezzanine debt shall not exceed 85%, as computed

                                     S-127

by the holder of the 424 West 33rd Street Mortgage Loan; (iii) the combined
DSCR for the mortgage debt and the mezzanine debt shall not be less than 1.15x;
(iv) the mezzanine lender is a "qualified investor" (as defined below); (v) the mezzanine lender shall execute and deliver to the holder of the 424 West 33rd
Street Mortgage Loan a subordination and intercreditor agreement in the form provided in the then-current Standard & Poor's Securitization Handbook with such changes as are reasonably acceptable to the holder of the 424 West 33rd
Street Mortgage Loan and acceptable to the rating agencies in their discretion;
(vi) the mezzanine loan must bear interest at a fixed-rate of interest, and the terms must provide for the reduction of the principal balance thereof to
$2,250,000 prior to March 10, 2010 through constant monthly payments. In addition, subject to compliance with the foregoing, the 424 West 33rd Street
Borrower may also create a preferred class of equity interests in favor of a qualified investor on the same economic terms as the permitted mezzanine financing. A preferred equity investment and mezzanine financing may not exist at the same time. Under the related loan documents, a "qualified investor" as used in this paragraph generally refers to a person or entity that constitutes an institutional lender, institutional investor, investment fund or other similar institutions, affiliates of the foregoing or a qualified trustee in connection with the securitization or creation of collateralized debt obligations related to an owner trust of the mezzanine financing or Wein &
Malkin Strategic Capital, L.P. or an affiliate thereof or, following securitization of the 424 West 33rd Street Mortgage Loan, any other person, so long as each applicable rating agency confirms that no downgrade will result to the series 2005-C5 certificates. Following the partial release of the Planned
Parenthood Condominium Unit, the 424 West 33rd Street Borrower may replace either the mezzanine financing or the preferred equity investment.

                                     S-128

                       X. THE TAG PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------



                           MORTGAGE LOAN INFORMATION

 CUT-OFF DATE BALANCE:                 $53,400,000
 LOAN PER SQUARE FOOT:                 $132
 % OF INITIAL MORTGAGE POOL BALANCE:   2.3%
 SHADOW RATING (S&P/FITCH):            NAP(1)
 LOAN PURPOSE:                         Acquisition
 MORTGAGE INTEREST RATE:               5.335% per annum
 INTEREST CALCULATION:                 Actual/360
 FIRST PAYMENT DATE:                   September 11, 2005
 AMORTIZATION TERM:                    Interest Only
 ANTICIPATED REPAYMENT DATE:           NAP(1)
 HYPERAMORTIZATION:                    NAP(1)
 MATURITY DATE:                        August 11, 2011
 MATURITY/ARD BALANCE:                 $53,400,000
 BORROWER:                             Corridors I & II/Loudoun II SPE
                                       Feeco, L.L.C.
 SPONSORS:                             Alter Asset Management L.L.C. and
                                       Heitman Capital Management
 PREPAYMENT/DEFEASANCE:                Prepayment with yield maintenance
                                       penalty permitted two years after
                                       securitization. Prepayment without
                                       penalty permitted three months prior to
                                       scheduled maturity date.
 UP-FRONT RESERVES:                    Tenant Allowance Reserve(2)
                                       TI/LC Reserve
 ONGOING RESERVES:                     Tax Reserve(3)
                                       Replacement Reserve(4)
                                       TI/LC Leasing Reserve(5)
 LOCKBOX:                              Hard(6)
 OTHER DEBT:                           NAP(1)




                         MORTGAGED PROPERTY INFORMATION

 SINGLE ASSET/PORTFOLIO:     Portfolio
 PROPERTY TYPE:              Class A Office
 LOCATION:                   Virginia and Illinois
 YEAR BUILT:                 1998, 1999 & 2000
 YEAR RENOVATED:             N/A
 SQUARE FEET:                404,524
 OCCUPANCY:                  86.9%(7)
 OCCUPANCY DATE:             July 28, 2005
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Alter Asset Management L.L.C., an affiliate of
                             the borrower
 U/W NCF:                    $3,966,699
 U/W NCF DSCR:               1.37x
 APPRAISED VALUE:            $70,700,000
 APPRAISAL AS OF DATE:       5/13/2005 - 5/20/2005
 CUT-OFF DATE LTV RATIO:     75.5%
 MATURITY/ARD LTV RATIO:     75.5%



(1)  NAP means not applicable.

(2)  The TAG Portfolio Borrower deposited $1,787,319 into a leasing reserve account at closing (the "Loudoun Vacancy Reserve") (which will be used to pay tenant improvement and leasing commissions associated with vacant space at the Loudoun Parent, and thereafter will be released to TAG Portfolio
     Borrower at the rate of $26.47 per square foot for such space). Additional upfront deposits consist of $28,250 (Loudoun II -- Alcatel Deposit),
     (which, together with the monthly Alcatel deposits described below, will be released to TAG Portfolio Borrower when Alcatel takes occupancy and commences payment of full rent); $500,000 (Corridors I and II -- MCI
     Deposit) (which, together with the quarterly MCI deposits described below, will be released to TAG Portfolio Borrower upon the execution by MCI of a 5 year renewal of its current lease at the same or higher rent, or can be used for tenant improvements and leasing commissions with respect to a 5 year replacement lease for the MCI space at the same or higher rent) and
     $71,056 (Corridors I and II - AIU Deposit) (which, together with the monthly AIU deposits described below, will be released to TAG Portfolio
     Borrower upon the commencement of normal business operations by AIU and payment of the full January 1, 2006 rent payment due thereunder).

(3)  The TAG Portfolio Borrower is required to make monthly deposits into a reserve account in an amount equal to one twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months.

(4)  The TAG Portfolio Borrower is required to make monthly escrow deposits of
     $5,033 ($3,747 for Corridors I and II) ($1,286 for Loudoun II) into replacement reserve accounts.

(5)  The TAG Portfolio Borrower is required to make monthly escrow deposits of
     $35,420 ($25,000 for Corridors I and II) ($10,420 - Loudoun II parcel)
     into leasing reserve accounts with an aggregate cap of $2,500,000 for both parcels. Additionally $28,250 is required monthly for the Alcatel tenant space (Loudoun II), $62,500 is required quarterly through July 2007 for the
     MCI tenant space (Corridors I and II), $71,056 is required with the August
     2005 payment and $45,690 on payments from September through December 2005 for the AIU tenant space (Corridors I and II).

(6)  See "--Lockbox" below.

(7)  Occupancy is based on currently leased space. Occupancy is a weighted average based on allocated loan amounts for the TAG Portfolio Mortgaged
     Properties.

                                     S-129



                             MAJOR TENANT INFORMATION

                                                     APPROXIMATE       % TOTAL
TENANT(1)                             PROPERTY       SQUARE FEET   SQUARE FEET(2)
-------------------------------- ------------------ ------------- ----------------

American Inter Continental
 University .................... Corridors I & II      116,345           28.8%
MCI WorldCom Communication...... Corridors I & II       87,685           21.7
Lucent Technologies(5) ......... Corridors I & II       33,638            8.3
Alcatel USA Sourcing, L.P. .....     Loudon II          19,911            4.9
Finance America ................ Corridors I & II       30,851            7.6
                                                       -------           ----
TOTAL ..........................                       288,430           71.3%
                                                       =======           ====

                                                                            LEASE
                                  % TOTAL BASE      RENT                  EXPIRATION
TENANT(1)                          REVENUES(2)     PSF(3)    RATINGS(4)      DATE
-------------------------------- -------------- ----------- ------------ -----------

American Inter Continental
 University ....................       31.2%     $15.68          NR      12/31/2014
MCI WorldCom Communication......       21.3      $14.20         B+/B      2/29/2008
Lucent Technologies(5) .........       10.3      $17.88          B/B      8/31/2006
Alcatel USA Sourcing, L.P. .....        7.8      $22.94         BB/BB     9/30/2010
Finance America ................        7.7      $14.50          NR       9/14/2013
                                       ----
TOTAL ..........................       78.3%
                                       ====

(1)  The five major largest tenants in the TAG Portfolio Mortgaged Properties are ranked by underwritten base rent.

(2)  The percentages of Total Square Feet and Total Base Revenues are based on the aggregate rentable square feet and aggregate underwritten base revenues, respectively, of the entire TAG Portfolio.

     The Total Base Revenue is reflective of full rent that starts to be paid
     1/1/2006.

(3)  Based on full base rent.

(4)  Credit ratings are those by S&P and Fitch and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)  Lucent has subleased both of its spaces to Accredited Home Lenders.



                                            LEASE EXPIRATION INFORMATION

                                                                                                          CUMULATIVE
                       APPROXIMATE         AS %        CUMULATIVE %      APPROXIMATE        AS % OF          % OF
                         EXPIRING        OF TOTAL        OF TOTAL       EXPIRING BASE      TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET      SQUARE FEET      REVENUES(1)      REVENUES(1)      REVENUES
-------------------   -------------   -------------   --------------   ---------------   -------------   -----------

  2005                         0            0.0%             0.0%         $        0           0.0%           0.0%
  2006                    33,638            8.3              8.3%            601,447          10.3           10.3%
  2007                    11,730            2.9             11.2%            203,131           3.5           13.8%
  2008                    95,836           23.7             34.9%          1,370,245          23.5           37.2%
  2009                    18,726            4.6             39.5%            313,391           5.4           42.6%
  2010                    32,001            7.9             47.4%            733,412          12.6           55.2%
  2011                     6,075            1.5             48.9%            153,740           2.6           57.8%
  2012                     8,310            2.1             51.0%            193,208           3.3           61.1%
  2013                    30,851            7.6             58.6%            447,340           7.7           68.8%
  2014                   116,345           28.8             87.4%          1,823,894          31.2          100.0%
  2015 and beyond              0            0.0             87.4%                  0           0.0          100.0%
  Vacant                  51,012           12.6            100.0%                  -             -
                         -------          -----            -----          ----------         -----
  TOTAL                  404,524          100.0%           100.0%         $5,839,806         100.0%
                         =======          =====            =====          ==========         =====


     The Borrower and Sponsor. The borrower under the TAG Portfolio Mortgage
Loan is Corridors I & II/Loudoun II SPE Feeco, L.L.C., a single-purpose
Delaware limited liability company (the "TAG Portfolio Borrower"). The key principals of the TAG Portfolio Borrower and the master lessee described in the
"Master Lease" section below are affiliates of both the Alter Group and Heitman
Capital Management. The TAG Portfolio Borrower consists of (i) Corridors I &
II/Loudoun II SPE Manager, LLC, a Delaware Limited Liability Company, which is the managing member with a 1% interest, and (ii) Corridors I & II/Loudoun II
FEECO Holdings, LLC, a Delaware Limited Liability Company, which is the remaining member with a 99% interest.

     The Alter Group is a national corporate real estate development firm that has developed close to 100,000,000 SF of commercial real estate projects. The
Alter Group specializes in office, industrial, healthcare, call centers, government and educational facilities. Heitman Capital Management is a broad based, multi-national real estate investment management firm that invests in commercial real estate directly or in publicly traded REIT's in U.S. and
Europe. Heitman is a US based real estate management firm with approximately
$13.1 billion in assets under management for its clients.

     The Mortgage Loan. The TAG Portfolio Mortgage Loan was originated on July
14, 2005, and has a cut-off date principal balance of $53,400,000. The TAG
Portfolio Mortgage Loan is a six-year loan with a stated maturity date of
August 11, 2011. The TAG Portfolio Mortgage Loan accrues interest on an
Actual/360 Basis at an interest rate, in the absence of

                                     S-130

default, of 5.335% per annum. On the eleventh day of each month through and including July 11, 2011 the TAG Portfolio Borrower is required to make interest-only payments on the TAG Portfolio Mortgage Loan.

     The TAG Portfolio Borrower is prohibited from voluntarily prepaying the
TAG Portfolio Mortgage Loan in whole or in part prior to the earlier of July
14, 2008 and two years and one day from the "startup day" of any REMIC that may acquire the TAG Portfolio Mortgage Loan (the "TAG Portfolio Lockout Period
Expiration Date"). From and after the TAG Portfolio Lockout Period Expiration
Date, the TAG Portfolio Borrower may prepay the TAG Portfolio Mortgage Loan, in whole or, only to the extent described in "--Releases" below, in part, upon payment of a yield maintenance prepayment consideration (which must equal a minimum of 1%), except that, on or after May 11, 2011, no prepayment consideration is payable.

     The Mortgaged Properties. The TAG Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests in the TAG Portfolio
Mortgaged Properties. The TAG Portfolio Mortgaged Properties consist of three office buildings with an aggregate of approximately 404,524 square feet of net rentable area located in Downers Grove, IL and Dulles, VA. The properties were built from 1998 to 2000. The two properties in the portfolio are Loudoun II, a single building, consisting of approximately 102,918 net rentable square feet
(the "TAG Portfolio Loudoun Parcel") and Corridors I & II, two buildings, consisting of approximately 301,606 net rentable square feet (the "TAG
Portfolio Corridors Parcel"). Together these buildings total approximately
404,524 net rentable square feet and report occupancy levels, based on square footage leased, of 50.4% and 100%, respectively. The TAG Portfolio Mortgaged
Properties are occupied by approximately 14 tenants. The five largest tenants occupy approximately 288,430 square feet (71.3% of aggregate portfolio square feet) and represent approximately 78.3% of the aggregated portfolio's total base rent of occupied space.



                                        THE TAG PORTFOLIO MORTGAGED PROPERTIES
                                                             APPROXIMATE                    APPRAISED    ALLOCATED LOAN
        PROPERTY(1)              LOCATION       YEAR BUILT   SQUARE FEET   OCCUPANCY(2)       VALUE          AMOUNT
-------------------------- ------------------- ------------ ------------- -------------- -------------- ---------------

  1 Corridors I & II        Downers Grove, IL   1998/1999     301,606          100.0%     $52,000,000     $39,275,000
  2 Loudoun II                  Dulles, VA        2000        102,918           50.4%     $18,700,000     $14,125,000
                                                              -------          -----      -----------     -----------
  TOTAL/WEIGHTED AVERAGE           N/A             N/A        404,524           86.9%     $70,700,000     $53,400,000
                                                              =======          =====      ===========     ===========


(1)   The properties are ranked by allocated loan amount.

(2)   Occupancy is based on currently leased space. Occupancy is a weighted average based on allocated loan amounts for the TAG Portfolio Mortgaged
      Properties.

     Releases. From and after the TAG Portfolio Lockout Period Expiration Date, the TAG Portfolio Borrower may obtain the release of either the TAG Portfolio
Corridors Parcel or the TAG Portfolio Loudon Parcel from the lien of its respective mortgage, provided the following conditions are satisfied: (a) such transaction does not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC Trust" which shall own the TAG Portfolio
Mortgage Loan and will not disqualify such REMIC Trust as a "real estate mortgage investment conduit" within the meaning of the Internal Revenue Code;
(b) the TAG Portfolio Borrower prepays the TAG Portfolio Mortgage Loan in an amount equal to $49,093,750, in the case of a release of the TAG Portfolio
Corridors Parcel, and $16,243,750, in the case of the release of the TAG
Portfolio Loudoun Parcel, in each case together with a yield maintenance prepayment premium in an amount at least equal to 1% of the amount prepaid; (c)
the debt service coverage ratio for the parcel remaining as collateral for the
TAG Portfolio Mortgage Loan is equal to or greater than the greater of (i) the debt service coverage ratio immediately prior to such release for both parcels and (ii) 1.25x; (d) the loan to value ratio for the parcel remaining as collateral for the TAG Portfolio Mortgage Loan is no more than the lesser of
(i) 76% and (ii) the loan to value ratio for both parcels immediately prior to such release; (e) S&P and Fitch each confirm that the release will not result in the downgrade, qualification or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency; (f) the TAG
Portfolio Borrower is solvent, and will not be rendered insolvent by virtue of the release; and (g) the parcel to be released is being conveyed to a party other than the TAG Portfolio Borrower.

     Lockbox. The TAG Portfolio Borrower is required to deposit all income from the TAG Portfolio Mortgaged Property into a segregated lockbox account (the
"Lockbox Account") that has been pledged to the holder of the TAG Portfolio
Mortgage Loan. Amounts in the Lockbox Account shall be disbursed no less frequently than three times a month to another segregated account (the "Cash
Management Account") that has also been pledged to the holder of the TAG
Portfolio Mortgage Loan. Provided no event of default shall exist with respect to the TAG Portfolio Mortgage Loan, all amounts in the Cash Management Account shall be applied on each monthly payment date in the following order of priority: (a) first,

                                     S-131

to the payment of monthly debt service due under the TAG Portfolio Mortgage
Loan, (b) second, to the payment of required monthly escrow and reserve amounts, and (c) third, to an account controlled by the TAG Portfolio Borrower;
provided that following the occurrence of (i) an event of default under the TAG
Portfolio Mortgage Loan, or (ii) a decline in debt service coverage ratio of the TAG Portfolio Mortgage Loan below 1.25 x (each, a "Triggering Event"), funds shall be transferred to the TAG Portfolio Borrower only to the extent necessary to pay expenses with respect to the TAG Portfolio Mortgaged Property.
Following the termination of all Triggering Events, if all leasing reserve accounts with respect to specific tenants or space at the TAG Portfolio
Mortgaged Property are fully funded, unexpended amounts in the leasing reserve account in excess of $1,200,000 shall be remitted to the TAG Portfolio
Borrower. If an event of default exists, the holder of the TAG Portfolio
Mortgage Loan may apply amounts in the Cash Management Account to the payment of amounts due with respect to the TAG Portfolio Mortgage Loan in such order of priority as such holder may determine.

     Master Lease. In order to accommodate the investment criteria of certain equity investors, the TAG Portfolio Mortgage Loan has been structured to comply with certain Islamic law (Shari'a) restrictions on making interest payments.
While fee title to the TAG Portfolio Mortgaged Property is held by the TAG
Portfolio Borrower, the TAG Portfolio Borrower has master leased the TAG
Portfolio Mortgaged Property to a master lessee, with the intent of creating the structural separation necessary to make the TAG Portfolio Mortgage Loan
Shari'a compliant. The TAG Portfolio Borrower is obligated to pay interest on the TAG Portfolio Mortgage Loan, while the master lessee pays an equivalent amount of rent to the TAG Portfolio Borrower on a monthly basis. The master lessee is also obligated to pay other amounts arising under the TAG Portfolio
Mortgage Loan documents, such as late charges, prepayment premiums, escrows, reserves and defeasance costs. This master lessee is required to be a special purpose entity, and the master lease has been subordinated to the TAG Portfolio
Mortgage Loan pursuant to the subordination agreement recorded at closing. In addition, the master lessee under the master lease has an option to purchase the TAG Portfolio Mortgaged Property. The option to purchase is subject and subordinate to the TAG Portfolio Mortgage Loan; however, the loan documents for the TAG Portfolio Mortgage Loan permit the master lessee to exercise the purchase option and to become the TAG Portfolio Borrower.

     Terrorism Coverage. Although the loan documents for the TAG Portfolio
Mortgage Loan do not expressly require the maintenance of terrorism insurance, the TAG Portfolio Borrower is required to obtain all-risk coverage as well as
"such other insurance and in such amounts as lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the TAG Portfolio Mortgaged
Property located in or around the region in which the TAG Portfolio Mortgaged
Property is located." The form of all policies (including exclusions and exceptions) are subject to the approval of lender.

                                     S-132

LOAN COMBINATIONS

     General. The mortgage pool will include 14 mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.
Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.



                                                                          RELATED PARI PASSU
                                                                          NON-TRUST LOANS(1)
                   MORTGAGE LOANS THAT ARE                                OR SENIOR NON-TRUST
                  PART OF A LOAN COMBINATION                                LOAN COMPONENT
-----------------------------------------------------------------------------------------------------------
                                                       % OF
                                        CUT-OFF       INITIAL
                                          DATE       MORTGAGE         ORIGINAL            NON-TRUST
                                       PRINCIPAL       POOL          PRINCIPAL               LOAN
         MORTGAGE LOAN NAME             BALANCE       BALANCE         BALANCE             NOTEHOLDER
-----------------------------------------------------------------------------------------------------------

1. 200 Park Avenue(3)                $285,131,898      12.2%       $278,500,000(3)             LB-UBS
                                                                                             Commercial
                                                                                           Mortgage Trust
                                                                                              2005-C3
                                                                   $285,131,898           Our affiliate(8)
-----------------------------------------------------------------------------------------------------------
2. 500 West Madison Street(7)        $220,000,000       9.4%            NAP                     NAP
-----------------------------------------------------------------------------------------------------------
3. Courtyard by Marriott             $177,900,000       7.6%       $121,500,000(4)             LB-UBS
   Portfolio(4)                                                                              Commercial
                                                                                           Mortgage Trust
                                                                                              2005-C3
                                                                   $177,900,000          Our affiliate (8)
-----------------------------------------------------------------------------------------------------------
4. 1345 Avenue of the Americas(5)     $46,800,000       2.0%        $46,800,000             Third-party
                                                                                           institutional
                                                                                             noteholder
                                                                   $169,193,977           Series FB 2005-1
                                                                                               Trust
                                                                   $169,193,977           Series FB 2005-1
                                                                                               Trust
                                                                   $81,507,161(5)           Third-party
                                                                                           institutional
                                                                                             noteholder

                                              RELATED SUBORDINATE               U/W NCF DSCR
                                              NON-TRUST LOANS(2)                AND ORIGINAL
                                              OR JUNIOR NON-TRUST              LTV OF ENTIRE
                                                LOAN COMPONENT                LOAN COMBINATION
------------------------------------------------------------------------------------------------
                                          ORIGINAL            NON-TRUST         U/W     ORIGINAL
                                          PRINCIPAL             LOAN            NCF       LTV
         MORTGAGE LOAN NAME                BALANCE           NOTEHOLDER        DSCR      RATIO
------------------------------------------------------------------------------------------------

1. 200 Park Avenue(3)               $51,236,204(3)            LB-UBS        1.55x      48.6%
                                                            Commercial
                                                          Mortgage Trust
                                                              2005-C3

------------------------------------------------------------------------------------------------
2. 500 West Madison Street(7)       $25,000,000             Third-party     1.13x      66.2%
                                                           institutional
                                                            noteholder
------------------------------------------------------------------------------------------------
3. Courtyard by Marriott            $42,700,000(4)            LB-UBS        1.44x      64.2%
   Portfolio(4)                                             Commercial
                                                          Mortgage Trust
                                                              2005-C3
                                    $30,000,000             Third-party
                                                           institutional
                                                            noteholder
------------------------------------------------------------------------------------------------
4. 1345 Avenue of the Americas(5)   $49,006,023          Series FB 2005-1   1.47x      58.4%
                                                               Trust
                                    $49,006,023          Series FB 2005-1
                                                               Trust
                                    $18,492,839(5)          Third-party
                                                           institutional
                                                            noteholder
                                    $33,333,333             Third-party
                                                           institutional
                                                            noteholder
                                    $33,333,333             Third-party
                                                           institutional
                                                            noteholder


                                     S-133



                                                                RELATED PARI PASSU
                                                                NON-TRUST LOANS(1)
               MORTGAGE LOANS THAT ARE                          OR SENIOR NON-TRUST
             PART OF A LOAN COMBINATION                           LOAN COMPONENT
---------------------------------------------------------------------------------------------
                                              % OF
                                CUT-OFF      INITIAL
                                 DATE       MORTGAGE        ORIGINAL            NON-TRUST
                               PRINCIPAL      POOL          PRINCIPAL             LOAN
     MORTGAGE LOAN NAME         BALANCE      BALANCE         BALANCE           NOTEHOLDER
---------------------------------------------------------------------------------------------

  1345 Avenue of the Americas (continued)

---------------------------------------------------------------------------------------------
5. Polo Towne Center (7)    $23,600,000    1.0%       NAP                         NAP
---------------------------------------------------------------------------------------------
6. Park Avenue Plaza (6)    $19,350,000    0.8%       $19,350,000             Third-party
                                                                             institutional
                                                                              noteholder
                                                      $55,494,045          Series FB 2005-1
                                                                                 Trust
                                                      $55,494,045          Series FB 2005-1
                                                                                 Trust
                                                      $99,131,185(6)          Third-party
                                                                             institutional
                                                                              noteholder
---------------------------------------------------------------------------------------------
7. Fairfax Junction (7)     $13,425,000    0.6%       NAP                         NAP
8. Star Plaza (7)           $10,060,000    0.4%       NAP                         NAP
9. McDermott (7)            $ 9,870,000    0.4%       NAP                         NAP
10. Kiln Creek (7)          $ 8,140,000    0.3%       NAP                         NAP
11. Centre Court (7)        $ 7,720,000    0.3%       NAP                         NAP
12. 401 Frederick (7)       $ 6,880,000    0.3%       NAP                         NAP
13. Ulster Terrace (7)      $ 6,565,000    0.3%       NAP                         NAP
14. Lexington Commons (7)   $ 5,475,000    0.2%       NAP                         NAP
---------------------------------------------------------------------------------------------

                                    RELATED SUBORDINATE              U/W NCF DSCR
                                     NON-TRUST LOANS(2)              AND ORIGINAL
                                    OR JUNIOR NON-TRUST             LTV OF ENTIRE
                                       LOAN COMPONENT              LOAN COMBINATION
---------------------------------------------------------------------------------------------
                                 ORIGINAL          NON-TRUST         U/W     ORIGINAL
                                PRINCIPAL            LOAN            NCF       LTV
     MORTGAGE LOAN NAME          BALANCE          NOTEHOLDER        DSCR      RATIO
---------------------------------------------------------------------------------------------

  1345 Avenue of the         $16,666,667         Third-party
Americas (continued)                            institutional
                                                 noteholder
                             $16,666,667         Third-party
                                                institutional
                                                 noteholder
---------------------------------------------------------------------------------------------
5. Polo Towne Center (7)     $1,475,000         Our Affiliate    1.09x      76.0%
---------------------------------------------------------------------------------------------
6. Park Avenue Plaza (6)     $ 655,955        Series FB 2005-1   1.85x      43.3%
                                                    Trust
                             $ 655,955        Series FB 2005-1
                                                    Trust
                             $ 868,815(6)        Third-party
                                                institutional
                                                 noteholder

---------------------------------------------------------------------------------------------
7. Fairfax Junction (7)      $ 635,000          Our Affiliate    1.11x      79.4%
8. Star Plaza (7)            $ 785,000          Our Affiliate    1.05x      85.0%
9. McDermott (7)             $ 705,000          Our Affiliate    1.06x      84.3%
10. Kiln Creek (7)           $ 615,000          Our Affiliate    1.05x      85.0%
11. Centre Court (7)         $ 525,000          Our Affiliate    1.07x      85.0%
12. 401 Frederick (7)        $ 387,500          Our Affiliate    1.12x      84.5%
13. Ulster Terrace (7)       $ 515,000          Our Affiliate    1.05x      80.2%
14. Lexington Commons (7)    $ 135,000          Our Affiliate    1.15x      81.3%
---------------------------------------------------------------------------------------------


--------

(1)  Reflects those Pari Passu Non-Trust Loans and Senior Non-Trust Loan
     Components that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled "-Priority of Payments" for specific information regarding the application of payments for each of the Loan
     Combinations listed in the foregoing table.

(2)  Reflects those Subordinate Non-Trust Loans and Junior Non-Trust Loan
     Components that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan in the subject Loan
     Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to subject Loan
     Combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the underlying mortgage loan in the subject Loan Combination. See each italicized section below entitled
     "Priority of Payments" for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)  The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes (a) the 200
     Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust Loan,
     with an original principal balance of $329,736,204; and (c) the 200 Park
     Avenue Note A3 Non-Trust Loan, with an original principal balance of
     $285,131,898. The 200 Park Avenue Note A1 Non-Trust Loan is comprised of
     (i) the 200 Park Avenue Note A1 Senior Non-Trust Loan Component, with an original principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the
     200 Park Avenue Note A3 Non-Trust Loan, and (ii) the 200 Park Avenue Note
     A1 Junior Non-Trust Loan Component, with an original principal balance of
     $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the
     200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
     Avenue Note A3 Non-Trust Loan. The 200 Park Avenue Note A3 Non-Trust Loan
     is, at all times, pari passu in right of payment with the 200 Park Avenue
     Mortgage Loan and the 200 Park Avenue Note A1 Senior Non-Trust Loan
     Component. The aggregate original principal balance of the 200 Park Avenue
     Loan Combination is $900,000,000.

(4)  The Courtyard by Marriott Portfolio Mortgage Loan is one of four mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination that includes: (a) the Courtyard by Marriott Portfolio Mortgage Loan; (b) the
     Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, with an original principal balance of $164,200,000; (c) the Courtyard by Marriott Portfolio
     Note A3 Non-Trust Loan, with an original principal balance of $177,900,000;
     and (d) the Courtyard by Marriott Portfolio Note B Non-Trust Loan, with an original principal balance of $30,000,000. The Courtyard

                                     S-134

     by Marriott Portfolio Note A1 Non-Trust Loan is comprised of (i) the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component,
     with an original principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio
     Mortgage Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust
     Loan, and (ii) the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component, with an original principal balance of $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination,
     subordinate in right of payment to the Courtyard by Marriott Portfolio
     Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
     Loan Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
     Loan. The Courtyard by Marriott Portfolio Note A3 Non-Trust Loan is, at all
     times, pari passu in right of payment with the Courtyard by Marriott
     Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A1
     Senior Non-Trust Loan Component. The Courtyard by Marriott Portfolio Note B
     Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott
     Portfolio Loan Combination, subordinate in right of payment to the
     Courtyard by Marriott Portfolio Mortgage Loan, the entire Courtyard by
     Marriott Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott
     Portfolio Note A3 Non-Trust Loan. The aggregate original principal balance of the Courtyard by Marriott Portfolio Loan Combination is $550,000,000.

(5)  The 1345 Avenue of the Americas Mortgage Loan in the trust is one of eleven
     (11) mortgage loans comprising the 1345 Avenue of the Americas Loan
     Combination that includes: (a) the 1345 Avenue of the Americas Mortgage
     Loan, with an original principal balance of $46,800,000; (b) the 1345
     Avenue of the Americas Note 1-A1 Non-Trust Loan, with an original principal balance of $46,800,000; (c) the 1345 Avenue of the Americas Note 1-A3
     Non-Trust Loan, with an original principal balance of $169,193,977; (d) the
     1345 Avenue of the Americas Note 1-A4 Non-Trust Loan, with an original principal balance of $169,193,977; (e) the 1345 Avenue of the Americas Note
     1-B1 Non-Trust Loan, with an original principal balance of $49,006,023; (f)
     the 1345 Avenue of the Americas Note 1-B2 Non-Trust Loan, with an original principal balance of $49,006,023; (g) the 1345 Avenue of the Americas Note
     1-C1 Non-Trust Loan, with an original principal balance of $33,333,333; (h)
     the 1345 Avenue of the Americas Note 1-C2 Non-Trust Loan, with an original principal balance of $33,333,333; (i) the 1345 Avenue of the Americas Note
     1-C3 Non-Trust Loan, with an original principal balance of $16,666,667, (j)
     the 1345 Avenue of the Americas Note 1-C4 Non-Trust Loan, with an original principal balance of $16,666,667 and (k) the 1345 Avenue of the Americas
     Note 2 Non Trust Loan, with an original principal balance of $100,000,000.
     The 1345 Avenue of the Americas Note 2 Non-Trust Loan, is comprised of two
     (2) loan components, referred to in this prospectus supplement as (i) the
     1345 Avenue of Americas Note 2 Senior Non-Trust Loan Component, with an original principal balance of $81,507,161 and (ii) the 1345 Avenue of
     Americas Note 2 Junior Non-Trust Loan Component, with an original principal balance of $18,492,839. As more fully described herein (see "Description of the Mortgage Pool-Loan Combinations-The 1345 Avenue of the Americas
     Mortgage Loan-Priority of Payments" in this prospectus supplement), the
     1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, 1345 Avenue of the
     Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note
     1-A4 Non-Trust Loan and the 1345 Avenue of Americas Note 2 Senior Non-Trust
     Loan Component are pari passu in right of payment with the 1345 Avenue of the Americas Mortgage Loan (except in the case of monthly amortization payments prior to certain defaults). The 1345 Avenue of the Americas
     Mortgage Loan, the 1345 Avenue of the Americas Note 1-A1 Non-Trust Loan,
     1345 Avenue of the Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of
     the Americas Note 1-A4 Non-Trust Loan and the 1345 Avenue of Americas Note
     2 Senior Non-Trust Loan Component are senior in right of payment to the other 1345 Avenue of the Americas Non-Trust Loans. The 1345 Avenue of the
     Americas Note 1-B1 Non-Trust Loan, 1345 Avenue of the Americas Note 1-B2
     Non-Trust Loan and the 1345 Avenue of Americas Note 2 Junior Non-Trust Loan
     Component are pari passu in right of payment with each other and senior in right of payment to the 1345 Avenue of the Americas Note 1-C1 Non-Trust
     Loan, the 1345 Avenue of the Americas Note 1-C2 Non-Trust Loan, the 1345
     Avenue of the Americas Note 1-C3 Non-Trust Loan and 1345 Avenue of the
     Americas Note 1-C4 Non-Trust Loan. The 1345 Avenue of the Americas C Loans
     are pari passu in right of payment with each other. The aggregate cut-off date principal balance of the entire 1345 Avenue of the Americas Loan
     Combination is $730,000,000.

(6)  The Park Avenue Plaza mortgage loan in the trust is one of seven (7)
     mortgage loans comprising the Park Avenue Plaza Loan Combination that includes: (a) the Park Avenue Plaza Mortgage Loan, with an original principal balance of $19,350,000; (b) the Park Avenue Plaza Note 1-A1
     Non-Trust Loan, with an original principal balance of $19,350,000; (c) the
     Park Avenue Plaza Note 1-A3 Non-Trust Loan, with an original principal balance of $55,494,045; (d) the Park Avenue Plaza Note 1-A4 Non-Trust Loan,
     with an original principal balance of $55,494,045; (e) the Park Avenue
     Plaza Note 1-B1 Non-Trust Loan, with an original principal balance of
     $655,955 and (f) the Park Avenue Plaza Note 1-B2 Non-Trust Loan, with an original principal balance of $655,955 and (g) the Park Avenue Plaza Note 2
     Non-Trust Loan, with an original principal balance of $100,000,000. The
     Park Avenue Plaza Note 2 Non-Trust Loan, is comprised of two (2) loan components, referred to in this prospectus supplement as (i) the Park
     Avenue Plaza Note 2 Senior Non-Trust Loan Component with an original principal balance of $99,131,185 and (ii) the Park Avenue Plaza Note 2
     Junior Non-Trust Loan Component, with an original principal balance of
     $868,815. As more fully described herein (see "Description of the Mortgage
     Pool-Loan Combinations-The Park Avenue Plaza Mortgage Loan-Priority of
     Payments" in this prospectus supplement), the Park Avenue Plaza Note 1-A1
     Non-Trust Loan, the Park Avenue Plaza Note 1-A3 Non-Trust Loan, the Park
     Avenue Plaza Note 1-A4 Non-Trust Loan and the Park Avenue Plaza Note 2
     Senior Non-Trust Loan Component are pari passu in right of payment with the
     Park Avenue Plaza Mortgage Loan (except in the case of monthly amortization payments prior to certain defaults). The Park Avenue Plaza Mortgage Loan, the Park Avenue Plaza Note 1-A1 Non-Trust Loan, the Park Avenue Plaza Note
     1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan and the
     Park Avenue Plaza Note 2 Senior Non-Trust Loan Component are senior in right of payment to the Park Avenue Plaza Note 1-B1 Non-Trust Loan, the
     Park Avenue Plaza Note 1 B-2 Non-Trust Loan and the Park Avenue Plaza Note
     2 Junior Non-Trust Loan Component. The Park Avenue Plaza Note 1-B1
     Non-Trust Loan, the Park Avenue Plaza Note 1-B2 Non-Trust Loan and the Park
     Avenue Plaza Note 2 Junior Non-Trust Loan Component are pari passu in right of payment with each other. The aggregate cut-off date principal balance of the entire Park Avenue Plaza Loan Combination is $251,000,000.

(7)  The subject Loan Combination constitutes an A/B Loan Combination.

(8)  Expected to be included in a separate commercial mortgage securitization.

                                     S-135

     Set forth below is a brief description of the co-lender arrangement regarding the 14 underlying mortgage loans that are each part of a loan combination.

     The 200 Park Avenue Mortgage Loan. The 200 Park Avenue Mortgage Loan is
part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the 200 Park Avenue Mortgaged Property, identified in this prospectus supplement as (a) the 200 Park Avenue Mortgage Loan, (b) the 200
Park Avenue Note A1 Non-Trust Loan, and (c) the 200 Park Avenue Note A3
Non-Trust Loan. The 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park
Avenue Note A3 Non-Trust Loan are together referred to as the 200 Park Avenue
Non-Trust Loans. In addition, the 200 Park Avenue Note A1 Non-Trust Loan consists of the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the
200 Park Avenue Note A1 Junior Non-Trust Loan Component. See "-Significant
Underlying Mortgage Loans-The 200 Park Avenue Mortgage Loan" above in this prospectus supplement for a more detailed description of the 200 Park Avenue
Mortgage Loan. The 200 Park Avenue Non-Trust Loans will be serviced, along with the 200 Park Avenue Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series
2005-C3 special servicer.

     Co-Lender Agreement. The 200 Park Avenue Co-Lender Agreement, executed in
June 2005, between the three holders of the mortgage loans comprising the 200
Park Avenue Loan Combination, generally provides that:

     o    Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to certain specified servicing actions regarding the 200 Park Avenue Loan Combination, including those involving foreclosure or material modification of the
          200 Park Avenue Mortgage Loan and the 200 Park Avenue Non-Trust Loans.
          As of any date of determination, the Loan Combination Controlling
          Party for the 200 Park Avenue Loan Combination will be:

          (a)  the holder of the 200 Park Avenue Note A1 Non-Trust Loan, acting directly or through a representative (which representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder), if for so long as the total unpaid principal balance of the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component, net of any existing Appraisal
               Reduction Amount with respect to the 200 Park Avenue Loan
               Combination that is allocable to the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component pursuant to the series 2005-C3 pooling and servicing agreement, is greater than, or equal to,
               27.5% of the original principal balance of the 200 Park Avenue
               Note A1 Junior Non-Trust Loan Component; and

          (b)  the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the 200 Park Avenue
               Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
               Component and the 200 Park Avenue Note A3 Non-Trust Loan, acting directly or through representatives (which representative, in the case of the 200 Park Avenue Mortgage Loan, under the series
               2005-C5 pooling and servicing agreement, will be the series
               2005-C5 controlling class representative), if for so long as the total unpaid principal balance of the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component, net of any existing Appraisal
               Reduction Amount with respect to the 200 Park Avenue Loan
               Combination that is allocable to the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component, is less than 27.5% of the original principal balance of the 200 Park Avenue Note A1 Junior
               Non-Trust Loan Component; provided that, in the event that a majority (by unpaid principal balance of their respective
               components or mortgage loans, as the case may be) of the holders of the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
               Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
               Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C3 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the series 2005-C3 pooling and servicing agreement, and the decision of such series 2005-C3 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the 200
               Park Avenue Co-Lender Agreement.

     o    Consultation Rights. Each of the holder of the 200 Park Avenue
          Mortgage Loan and the holder of the 200 Park Avenue Note A3 Non-Trust
          Loan will have the ongoing right, directly or through a
          representative, to consult with the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to various servicing matters affecting all of the mortgage loans in the 200 Park
          Avenue Loan Combination, including the 200 Park Avenue Mortgage Loan
          (provided that such consultation rights will be non-binding).

                                     S-136

     o    Purchase Option. If and for so long as the 200 Park Avenue Loan
          Combination is specially serviced and a scheduled payment on the 200
          Park Avenue Loan Combination is at least 60 days delinquent, the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee
          (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder) has the option to purchase the 200 Park Avenue Mortgage Loan and the 200
          Park Avenue Note A3 Non-Trust Loan (together only)-and, in connection therewith, the series 2005-C3 pooling and servicing agreement will grant such designated series 2005-C3 certificateholder the right to purchase the 200 Park Avenue Note A1 Non-Trust Loan-all at an
          aggregate price generally equal to the aggregate unpaid principal balance of the 200 Park Avenue Loan Combination, together with all accrued unpaid interest on those loans (other than Default Interest)
          to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     o    Cure Rights. The holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
          certificateholder) has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the holder of the 200
          Park Avenue Note A1 Non-Trust Loan of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the 200 Park Avenue Loan
          Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period; provided, further, that in connection with the foregoing, the holder of the 200
          Park Avenue Note A1 Non-Trust Loan (or its designee) will be required to effect any cure with respect to the 200 Park Avenue Note A1 Senior
          Non-Trust Loan Component, the 200 Park Avenue Mortgage Loan and the
          200 Park Avenue Note A3 Non-Trust Loan, but will not be required to effect a cure with respect to the 200 Park Avenue Note A1 Junior
          Non-Trust Loan Component.

     Priority of Payments. Pursuant to the 200 Park Avenue Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the 200 Park
Avenue Loan Combination and to each of the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component and 200 Park Avenue Note A1 Junior Non-Trust Loan
Component in accordance with the related loan documents, unless there exists either (a) certain monetary events of default as to the 200 Park Avenue Loan
Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan
Component) for which the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee has not exercised its cure rights as described in the fourth bullet under "-Loan Combinations-The 200 Park Avenue Mortgage Loan-Co-Lender
Agreement" above, or (b) certain non-monetary events of default with respect to the 200 Park Avenue Loan Combination at a time when the 200 Park Avenue Loan
Combination is being specially serviced, collections on the 200 Park Avenue
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (a) all voluntary principal prepayments attributable to the 200
          Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior
          Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
          Loan, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
          200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior
          Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
          Loan, and (c) the amount of the maturity date principal payment attributable to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue
          Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note
          A3 Non-Trust Loan;

     o    third, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component,
          in an amount equal to all accrued and unpaid interest (other than
          Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

                                     S-137

     o    fourth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component
          in an amount equal to (a) all voluntary principal prepayments attributable to the 200 Park Avenue Note A1 Junior Non-Trust Loan
          Component, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
          200 Park Avenue Note A1 Junior Non-Trust Loan Component and (c) the
          amount of the maturity date principal payment attributable to the 200
          Park Avenue Note A1 Junior Non-Trust Loan Component;

     o    fifth, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
          Non-Trust Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the 200 Park Avenue Mortgage Loan, the 200
          Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
          Avenue Note A3 Non-Trust Loan in accordance with the related loan documents;

     o    sixth, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
          Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 200 Park Avenue
          Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
          Component and the 200 Park Avenue Note A3 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    seventh, to the 200 Park Avenue Note A1 Junior Non-Trust Loan
          Component, any prepayment premium attributable to the 200 Park Avenue
          Note A1 Junior Non-Trust Loan Component in accordance with the related loan documents;

     o    eighth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan
          Component, any late payment charges and Default Interest due in respect of the 200 Park Avenue Note A1 Junior Non-Trust Loan Component
          in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component,
          up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 200 Park Avenue Mortgage Loan or its designee with respect to the 200 Park Avenue Loan Combination pursuant to the 200 Park Avenue Co-Lender Agreement or the applicable servicing agreement; and

     o    tenth, for such remaining purposes as are provided in the 200 Park
          Avenue Co-Lender Agreement.

     For purposes of clauses second and fourth above, principal amounts with respect to the 200 Park Avenue Loan Combination will be "attributable" to the
200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
Loan Component, the 200 Park Avenue Note A3 Non-Trust Loan and the 200 Park
Avenue Note A1 Junior Non-Trust Loan Component, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the holder of the 200 Park Avenue Note
A1 Non-Trust Loan or its designee has previously made a cure payment in respect of an event of default with respect to the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component, the 200 Park Avenue Mortgage Loan and the 200 Park
Avenue Note A3 Non-Trust Loan, then the holder of the 200 Park Avenue Mortgage
Loan or its designee will be entitled to reimbursement for that cure payment from collections on the 200 Park Avenue Loan Combination, after all amounts which are payable at such time in accordance with clauses first through eighth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause tenth of the second preceding paragraph)
have been paid; provided that payments are not required to be applied as described in the next paragraph; and provided further that, in connection with the foregoing, the holder of the 200 Park Avenue Mortgage Loan will not be required to effect a cure with respect to the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component.

     Pursuant to the 200 Park Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default as to the 200 Park Avenue Loan
Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan
Component) for which the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee has not exercised its cure rights as described under "-Loan
Combinations-The 200 Park Avenue Mortgage Loan-Co-Lender Agreement-Cure Rights"
above, or (b) certain non-monetary events of default with respect to the 200
Park Avenue Loan Combination at a time when the 200 Park Avenue Loan Combination is being specially serviced, collections on the 200 Park Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with

                                     S-138

respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component
in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

     The Courtyard by Marriott Portfolio Mortgage Loan. The Courtyard by
Marriott Portfolio Mortgage Loan is part of a loan combination comprised of four
(4) mortgage loans that are all secured by the Courtyard by Marriott Portfolio
Mortgaged Properties, identified in this prospectus supplement as (a) the
Courtyard by Marriott Portfolio Mortgage Loan, (b) the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan, (c) the Courtyard by Marriott Portfolio Note
A3 Non-Trust Loan, and (d) the Courtyard by Marriott Portfolio Note B Non-Trust
Loan. The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, the Courtyard
by Marriott Portfolio Note A3 Non-Trust Loan, and the Courtyard by Marriott
Portfolio Note B Non-Trust Loan are together referred to as the Courtyard by
Marriott Portfolio Non-Trust Loans. In addition, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan consists of the Courtyard by Marriott Portfolio
Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
Note A1 Junior Non-Trust Loan Component. See "-Significant Underlying Mortgage
Loans-The Courtyard by Marriott Portfolio Mortgage Loan" above in this prospectus supplement for a more detailed description of the Courtyard by
Marriott Portfolio Mortgage Loan. The Courtyard by Marriott Portfolio Non-Trust
Loans will be serviced, along with the Courtyard by Marriott Portfolio Mortgage
Loan, under the series 2005-C3 pooling and servicing agreement by the 2005-C3 master servicer and the series 2005-C3 special servicer.

     Co-Lender Agreement. The Courtyard by Marriott Portfolio Co-Lender
Agreement, executed in June 2005, between the four holders of the mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination, generally provides that:

   o Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series 2005-C3 master servicer and/or the
     2005-C3 special servicer with respect to certain specified servicing actions regarding the Courtyard by Marriott Portfolio Combination, including those involving foreclosure or material modification of the
     Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by
     Marriott Portfolio Non-Trust Loans. As of any date of determination, the
     Loan Combination Controlling Party for the Courtyard by Marriott Portfolio
     Loan Combination will be:

     (a)  the Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder
          or its designee, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
          net of that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by Marriott Portfolio Loan Combination that is allocable to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, is equal to or greater than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
          and

     (b)  the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust
          Loan, acting directly or through a representative (which
          representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder), if for so long as the total unpaid principal balance of the Courtyard by
          Marriott Portfolio Note A1 Junior Non-Trust Loan Component, net of any
          existing Appraisal Reduction Amount with respect to the Courtyard by
          Marriott Portfolio Loan Combination that is allocable to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component, is
          greater than, or equal to, 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
          Component, and

     (c)  at all other times, the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the Courtyard by
          Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
          Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
          Note A3 Non-Trust Loan, acting directly or through representatives
          (which representative, in the case of the Courtyard by Marriott
          Mortgage Loan, under the series 2005-C5 pooling and servicing agreement, will be the series 2005-C5 controlling class
          representative), if for so long as the total unpaid principal balance of the Courtyard by Marriott Note A1 Junior Non-Trust Loan Component,
          net of any existing Appraisal Reduction Amount with respect to the
          Courtyard by Marriott Loan Combination that is allocable to the
          Courtyard by Marriott Note A1 Junior Non-Trust Loan Component, is less than 27.5% of the original principal balance of the Courtyard by
          Marriott Note A1 Junior Non-Trust Loan Component; provided that, in the event that a majority (by unpaid principal balance of their respective components or mortgage loans, as the case may be) of the holders of the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan

                                     S-139

         Component and the Courtyard by Marriott Note A3 Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C3 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the series 2005-C3 pooling and servicing agreement, and the decision of such series 2005-C3 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the Courtyard by Marriott Co-Lender Agreement.

     o    Consultation Rights. Each of the holder of the Courtyard by Marriott
          Portfolio Mortgage Loan and the holder of the Courtyard by Marriott
          Portfolio Note A3 Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to various servicing matters affecting all of the mortgage loans in the
          Courtyard by Marriott Portfolio Loan Combination, including the
          Courtyard by Marriott Portfolio Mortgage Loan (provided that such consultation rights will be non-binding).

     o    Purchase Option. If and for so long as the Courtyard by Marriott
          Portfolio Loan Combination is specially serviced and a scheduled payment on the Courtyard by Marriott Portfolio Loan Combination is at
          least 60 days delinquent (a) at all times, the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan Noteholder (or its assignee) and (b)
          additionally, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio Note B Non-Trust Loan, net of
          that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by Marriott Portfolio Loan Combination that is allocable to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, is less than 27.5% of the original principal balance of the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan, the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan or its
          designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
          certificateholder), will have the option to purchase the Courtyard by
          Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
          Portfolio Note A3 Non-Trust Loan (together only)-and, in connection therewith, the series 2005-C3 pooling and servicing agreement will grant such designated series 2005-C3 certificateholder the right to purchase the 200 Park Avenue Note A1 Non-Trust Loan-all at an
          aggregate price generally equal to the aggregate unpaid principal balance of the Courtyard by Marriott Portfolio Loan Combination
          (excluding the Courtyard by Marriott Portfolio Note B Non-Trust Loan),
          together with all accrued unpaid interest on those loans (other than
          Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); provided that the purchase right of the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan Noteholder (or its assignee)
          will be prior to the purchase right of the holder of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan (or its assignee).

     o    Cure Rights. The Courtyard by Marriott Portfolio Note B Non-Trust Loan
          Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the Courtyard by
          Marriott Portfolio Loan Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any
          12-month period; provided, further, that any cure effected by the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder must be effected with respect to all of the Courtyard by Marriott Portfolio
          Note A Loans (including the Courtyard by Marriott Portfolio Note A1
          Junior Non-Trust Loan Component). In addition, if and for so long as the total unpaid principal balance of the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan, net of that portion of any existing
          Appraisal Reduction Amount with respect to the Courtyard by Marriott
          Portfolio Loan Combination that is allocable to the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan, is less than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note
          B Non-Trust Loan, the holder of the Courtyard by Marriott Portfolio
          Note A1 Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder) will also be entitled to effect the cures set forth in the preceding sentence; provided that (a) the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan
          or its representative must obtain the consent of the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan Noteholder to effect such cure, (b) the cure right of the Courtyard by Marriott Portfolio Note B
          Non-Trust Loan Noteholder will be prior to the cure right of holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, and (c)
          any cure by the holder of the

                                     S-140

          Courtyard by Marriott Portfolio Note A1 Non-Trust Loan is required to be effected with respect to the Courtyard by Marriott Portfolio Note
          A1 Senior Non-Trust Loan Component, the Courtyard by Marriott
          Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note
          A3 Non-Trust Loan, but is not required to be effected with respect to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
          Component or the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan.

     Priority of Payments. Pursuant to the Courtyard by Marriott Portfolio
Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Courtyard by Marriott Portfolio Loan Combination and to each of the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component in
accordance with the related loan documents, unless there exist either (a)
certain monetary events of default as to the Courtyard by Marriott Portfolio
Note A Loans (excluding the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan) for which the parties entitled to effect a cure with respect thereto have not exercised their cure rights as described under "-Loan Combinations-The Courtyard by Marriott Portfolio
Mortgage Loan-Co-Lender Agreement-Cure Rights" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott
Portfolio Note A Loans at a time when the Courtyard by Marriott Portfolio Note
A Loans are being specially serviced, collections on the Courtyard by Marriott
Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
          Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
          Loan, on a pro rata and pari passu basis, in an amount equal to (a)
          all scheduled principal payments attributable to the Courtyard by
          Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
          Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
          Portfolio Note A3 Non-Trust Loan, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio
          Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
          Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note
          A3 Non-Trust Loan, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
          Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
          Courtyard by Marriott Portfolio Note A3 Non-Trust Loan and (d) the
          amount of the maturity date principal payment attributable to the
          Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
          Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
          Courtyard by Marriott Portfolio Note A3 Non-Trust Loan;

     o    third, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
          Loan Component, in an amount equal to all accrued and unpaid interest
          (other than Default Interest) on the unpaid principal balance thereof
          (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the Courtyard by Marriott Portfolio Note A1 Junior Note A1
          Non-Trust Loan Component in an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio
          Note A1 Junior Non-Trust Loan Component in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
          Component, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
          Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
          Component and (d) the amount of the maturity date principal payment attributable to the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component;

     o    fifth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
          in an amount equal to all accrued and unpaid interest (other than
          Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    sixth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan in
          an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio Note B Non-Trust Loan, (b) all
          voluntary

                                     S-141

          principal prepayments attributable to the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott Portfolio Note B
          Non-Trust Loan and (d) the amount of the maturity date principal payment attributable to the Courtyard by Marriott Portfolio Note B
          Non-Trust Loan;

     o    seventh, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
          Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
          Loan in accordance with the related loan documents;

     o    eighth, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
          Loan, on a pro rata and pari passu basis, any late payment charges and
          Default Interest due in respect of the Courtyard by Marriott Portfolio
          Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
          Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note
          A3 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
          Loan Component, any prepayment premium attributable to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component in
          accordance with the related loan documents;

     o    tenth, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
          Loan Component, any late payment charges and Default Interest due in respect of the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component in accordance with the related loan documents
          (after application as provided in the applicable servicing agreement);

     o    eleventh, to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, any prepayment premium attributable to the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan in accordance with the related loan documents;

     o    twelfth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
          any late payment charges and Default Interest due in respect of the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    thirteenth, to the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan or its designee with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement or the
          applicable servicing agreement;

     o    fourteenth, to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Courtyard by Marriott Portfolio Note B Non-Trust Loan
          Noteholder or its designee with respect to the Courtyard by Marriott
          Portfolio Loan Combination pursuant to the Courtyard by Marriott
          Portfolio Co-Lender Agreement or the applicable servicing agreement;
          and

     o    fifteenth, for such remaining purposes as are provided in the
          Courtyard by Marriott Portfolio Co-Lender Agreement.

     For purposes of clauses second, fourth and sixth above, principal amounts with respect to the Courtyard by Marriott Portfolio Loan Combination will be
"attributable" to the Courtyard by Marriott Portfolio Mortgage Loan, the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component, the
Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, the Courtyard by
Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the Courtyard by
Marriott Note B Non-Trust Loan, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the Courtyard by Marriott Portfolio Note
B Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by Marriott
Portfolio Note A Loans, then the Courtyard by Marriott Portfolio Note B
Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the Courtyard by Marriott Portfolio Loan
Combination, after all amounts which are payable at such time in accordance with clauses first through twelfth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fourteenth of the second preceding paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.
Further notwithstanding the foregoing, if the holder of the Courtyard by
Marriott Portfolio Note A1 Non-Trust

                                     S-142

Loan or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by Marriott Portfolio Mortgage Loan,
the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and
the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, then the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan or its designee will be entitled to reimbursement for that cure payment from collections on the
Courtyard by Marriott Portfolio Loan Combination, after all amounts which are payable at such time in accordance with clauses first through thirteenth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fifteenth of the second preceding paragraph)
have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement,
during the continuance of: (a) certain monetary events of default as to the
Courtyard by Marriott Portfolio Pari Passu Loans (excluding the Courtyard by
Marriott Portfolio Note A1 Junior Non-Trust Loan Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Mortgage Loan)
for which none of the parties entitled to effect a cure with respect thereto have exercised their cure rights as described in the fourth bullet under
"-Loan Combinations-The Courtyard by Marriott Portfolio Mortgage
Loan-Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott Portfolio Pari Passu Loans at a time when the Courtyard by Marriott Portfolio Pari Passu Loans are being specially serviced, collections on the Courtyard by Marriott Portfolio Loan Combination
will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero and, with respect to the sixth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note B Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

     The 1345 Avenue of the Americas Mortgage Loan.  The 1345 Avenue of the
Americas Mortgage Loan is part of the 1345 Avenue of the Americas Loan
Combination, which is comprised of eleven (11) mortgage loans that are all secured by the 1345 Avenue of the Americas Mortgaged Property. The 1345 Avenue
of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-A4 Non-Trust Loan,
the 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan, the 1345 Avenue of
the Americas Note 1-B2 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C2 Non-Trust Loan,
the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan, the 1345 Avenue of
the Americas Note 1-C4 Non-Trust Loan and the 1345 Avenue of the Americas Note
2 Non-Trust Loan are together referred to as the 1345 Avenue of the Americas
Non-Trust Loans. In addition, the 1345 Avenue of the Americas Note 2 Non-Trust
Loan consists of the 1345 Avenue of the Americas Note 2 Senior Non-Trust Loan
Component and 1345 Avenue of the Americas Note 2 Junior Non-Trust Loan
Component. See "Servicing of 1345 Avenue of the Americas Loan Combination and
the Park Avenue Plaza Loan Combination-Certain Powers of the Loan Combination
Controlling Party" in this prospectus supplement and "-Co-Lender Agreement"
below for a more detailed description of certain rights of 1345 Avenue of the
Americas Non-Trust Loan Noteholders. The 1345 Avenue of the Americas Loan
Combination is being serviced and administered, and will continue to be serviced and administered, pursuant to the series FB 2005-1 pooling and servicing agreement (the governing document for the securitization of the 1345
Avenue of the Americas Note 1-A3 Non-Trust Loan, 1345 Avenue of the Americas
Note 1-A4 Non-Trust Loan, 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan
and 1345 Avenue of the Americas Note 1-B2 Non-Trust Loan and the issuance of the series FB 2005-1 certificates), which provides for servicing arrangements that are similar but not identical to those under the series 2005-C5 pooling and servicing agreement. Certain provisions of the series FB 2005-1 pooling and servicing agreement are more fully described under "Servicing of the 1345
Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination" in this prospectus supplement.

     Co-Lender Agreement. The eleven (11) holders of the mortgage loans comprising the 1345 Avenue of the Americas Loan Combination are bound by the terms and provisions of the 1345 Avenue of the Americas Co-Lender Agreement,
dated as of July 6, 2005, which generally includes the following provisions, among others:

     o    Consent Rights. The Loan Combination Controlling Party for the 1345
          Avenue of the Americas Loan Combination will have the ability to advise and direct the series FB 2005-1 master servicer and/or the series FB 2005-1 special servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement

                                     S-143

          regarding the 1345 Avenue of the Americas Loan Combination, including those involving foreclosure or material modification of the 1345
          Avenue of the Americas Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the 1345
          Avenue of the Americas Loan Combination will be (A) if a 1345 Avenue of the Americas Control Appraisal Event is not in effect, the holders of at least a majority in principal amount of the 1345 Avenue of the
          Americas C Loans and (B) during the existence of a 1345 Avenue of the
          Americas Control Appraisal Event, the Series FB 2005-1 Directing
          Certificateholders. As of any date of determination, the "Series FB
          2005-1 Directing Certificateholders" are holders of at least a majority of the voting rights of the most subordinate principal balance class of the 1345 Avenue of the Americas and Park Avenue Plaza
          Trust, Commercial Mortgage Pass-Through Certificates, Series FB
          2005-1. A "1345 Avenue of the Americas Control Appraisal Event" will exist, pursuant to 1345 Avenue of the Americas Co-Lender Agreement, if
          and for so long as (a) the original aggregate principal balance of
          1345 Avenue of the Americas C Loans, (x) minus the sum of (i) any payments of principal allocated to, and received on, the 1345 Avenue of the Americas C Loans, (ii) any Appraisal Reduction Amounts
          allocated to the 1345 Avenue of the Americas C Loans (see "Servicing
          of the 1345 Avenue of the Americas Loan Combination and the Park
          Avenue Plaza Loan Combination-Appraisal Reduction Events and
          Appraisal Reduction Amounts Under the Series FB 2005-1 Pooling and
          Servicing Agreement" in this prospectus supplement), and (iii) any realized losses on 1345 Avenue of the Americas C Loans (y) plus the amount of additional collateral posted pursuant to the terms of the
          1345 Avenue of the Americas Co-lender Agreement, is less than (b) 25%
          of the original aggregate principal balance of 1345 Avenue of the
          Americas C Loans less any payments of principal allocated to and received on the 1345 Avenue of the Americas C Loans. Notwithstanding
          the foregoing, if the 1345 Avenue of the Americas Loan Combination has
          not, within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series FB 2005-1 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series FB 2005-1 servicing standards, and the decision of such series FB 2005-1 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of 1345
          Avenue of the Americas Loan Combination-Certain Powers of The Loan
          Combination Controlling Party in this prospectus supplement.

     o    Consultation Rights. The holder of the 1345 Avenue of the Americas
          Mortgage Loan and any other holder of a 1345 Avenue of the Americas
          Non-Trust Loan that is not, or is not represented by, the Loan
          Combination Controlling Party will have the ability to consult (which consultation will be nonbinding) with the Loan Combination Controlling
          Party for the 1345 Avenue of the Americas Loan Combination, the series
          FB 2005-1 master servicer and/or the series FB 2005-1 special servicer with respect to certain specified servicing actions under the series
          FB 2005-1 pooling and servicing agreement regarding 1345 Avenue of the
          Americas Loan Combination, including those involving foreclosure or material modification of 1345 Avenue of the Americas Loan Combination.

     o    Purchase Option. In the event that (a) 1345 Avenue of the Americas
          Loan Combination is specially serviced and (b) a scheduled payment on
          1345 Avenue of the Americas Loan Combination is at least 60 days delinquent or the related balloon payment is not paid at maturity, the holder of a majority of the 1345 Avenue of the Americas C Loans, has the option to purchase the 1345 Avenue of the Americas A Loans and the
          1345 Avenue of the Americas B Loans (together only) at a price generally equal to the aggregate unpaid principal balance of 1345
          Avenue of the Americas A Loans and the 1345 Avenue of the Americas B
          Loans, together with all accrued unpaid interest on those loans (other than default interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series FB 2005-1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration). The purchase option terminates upon the earliest of (i) the foreclosure or comparable conversion of the ownership of the 1345 Avenue of the Americas Mortgaged Property, (ii)
          expiration of a period of 90 days from the delivery of the purchase option notice to the holders of the option and (iii) the date on which the 1345 Avenue of the Americas Loan Combination is no longer specially serviced and is current on its scheduled payments or its balloon payment has been made.

     o    Cure Rights. The holder of a majority of the 1345 Avenue of the
          Americas C Loans has the right, but not the obligation, to cure a monetary default or a material non-monetary default that is not cured within the applicable grace period, within 5 business days, in the case of a monetary default, or 30 days, in the case of a non-monetary default, after the later of (a) receipt by the holder of a majority of the 1345 Avenue of the Americas C Loans of notice

                                     S-144

          of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than five such cure events are permitted during each 10-year rolling period during the term of the 1345 Avenue of the Americas Loan Combination
          (four of which may not exceed three consecutive months and one of which may not exceed one month) and (ii) no more than two cure events, whether or not consecutive, are permitted within any 12-month period.

     o    Replacement of Special Servicer. The Loan Combination Controlling
          Party for the 1345 Avenue of the Americas Loan Combination is entitled to terminate the series FB 2005-1 special servicer, with or without cause, under the series FB 2005-1 pooling and servicing agreement, as described under "Servicing of the 1345 Avenue of the Americas Loan
          Combination and the Park Avenue Plaza Loan Combination-Events of
          Default and Termination of Servicers Under the Series FB 2005-1
          Pooling and Servicing Agreement" in this prospectus supplement.

     Priority of Payments. Pursuant to 1345 Avenue of the Americas Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
1345 Avenue of the Americas Loan Combination in accordance with the related loan documents, prior to the occurrence of a monetary default or a non-monetary default at a time when the 1345 Avenue of the Americas Loan Combination is specially serviced ("1345 Avenue of the Americas Payment Application Trigger
Event"), (a) all scheduled monthly payments on the 1345 Avenue of the Americas
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     (i) first, pro rata, to the payment of accrued and unpaid interest on the
    1345 Avenue of the Americas A Loans, the 1345 Avenue of the Americas B
    Loans and the 1345 Avenue of the Americas C Loans;

     (ii) second, pro rata, to the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, in reduction of their outstanding principal balances until reduced to zero;

     (iii) third, pro rata, to the 1345 Avenue of the Americas Note 1-A3
      Non-Trust Loan and the 1345 Avenue of the Americas Note 1-A4 Non-Trust
      Loan and the 1345 Avenue of the Americas Note 2 Senior Non-Trust Loan
      Component, in reduction of their outstanding principal balances until reduced to zero;

     (iv) fourth, pro rata, to the 1345 Avenue of the Americas B Loans, in reduction of their outstanding principal balances until reduced to zero;

     (v) fifth, pro rata, to the 1345 Avenue of the Americas C Loans, in reduction of their outstanding principal balances until reduced to zero;

and (b) any principal payments relating to any casualty or condemnation proceeds received will be applied in the following priority:

     (i) first, pro rata, to the 1345 Avenue of the Americas A Loans, in reduction of their outstanding principal balances until reduced to zero;

     (ii) second, pro rata, to the 1345 Avenue of the Americas B Loans, in reduction of their outstanding principal balances until reduced to zero;

     (iii) third, pro rata, to the 1345 Avenue of the Americas C Loans, in reduction of their outstanding principal balances until reduced to zero.

     Pursuant to the terms of the 1345 Avenue of the Americas Co-Lender
Agreement, following the occurrence of a 1345 Avenue of the Americas Payment
Application Trigger Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the 1345 Avenue of the Americas Loan Combination
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest, pro rata, on the
  1345 Avenue of the Americas A Loans;

     (ii) second, to the extent of any principal collections received in respect of the 1345 Avenue of the Americas Loan Combination (after allocating all loan collections to interest on the 1345 Avenue of the
     Americas A Loans and the 1345 Avenue of the Americas B Loans, but not the
     1345 Avenue of the Americas C Loans) in reduction of the outstanding principal balances of the 1345 Avenue of the Americas A Loans, pro rata, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the 1345
    Avenue of the Americas B Loans;

                                     S-145

     (iv) fourth, to the extent of any principal collections received in respect of the 1345 Avenue of the Americas Loan Combination remaining after application pursuant to clause (ii), to the reduction of the outstanding principal balances of 1345 Avenue of the Americas B Loans, pro rata, until each is reduced to zero;

     (v) fifth, to repay to the holder of the 1345 Avenue of the Americas C
    Loans any cure payments made by such holders;

     (vi) sixth, to the payment of accrued and unpaid interest, pro rata, on the 1345 Avenue of the Americas C Loans;

     (vii) seventh, to the reduction of the outstanding principal balances of
      1345 Avenue of the Americas C Loans, pro rata, until each is reduced to zero;

     (viii) eighth, to the payment to the 1345 Avenue of the Americas A Loans, the 1345 Avenue of the Americas B Loans and the 1345 Avenue of the
       Americas C Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (ix) ninth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas A Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (x) tenth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xi) eleventh, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas C Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xii) twelfth, to the extent of any remaining amounts, to the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas
      Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

     Pursuant to the terms of the 1345 Avenue of the Americas Co-Lender
Agreement, upon a final recovery determination, all amounts received with respect to 1345 Avenue of the Americas Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest on the 1345
  Avenue of the Americas A Loans;

     (ii) second, to the reduction of the outstanding principal balances of the
     1345 Avenue of the Americas A Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the 1345
    Avenue of the Americas B Loans;

     (iv) fourth, to the reduction of the outstanding principal balances of the
     1345 Avenue of the Americas B Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (v) fifth, to repay to the holders of the 1345 Avenue of the Americas C
  Loans any cure payments made by it;

     (vi) sixth, to the payment of accrued and unpaid interest on the 1345
   Avenue of the Americas C Loans;

     (vii) seventh, to the reduction of the outstanding principal balances of the 1345 Avenue of the Americas C Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (viii) eighth, to the payment to the 1345 Avenue of the Americas A Loans,
       1345 Avenue of the Americas B Loans and the 1345 Avenue of the Americas
       C Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (ix) ninth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas A Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (x) tenth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xi) eleventh, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas C Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xii) twelfth, to the extent of any remaining amounts, to the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas
      Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

                                     S-146

     In the event that the 1345 Avenue of the Americas Loan Combination is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as clauses (i) through
(xii) in the preceding paragraph.

     The Park Avenue Plaza Mortgage Loan. The Park Avenue Plaza Mortgage Loan
is part of the Park Avenue Plaza Loan Combination, which is comprised of seven
(7) mortgage loans that are all secured by the Park Avenue Plaza Mortgaged
Property. The Park Avenue Plaza Note 1-Al Non-Trust Loan, the Park Avenue Plaza
Note 1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan, the
Park Avenue Plaza Note 1-B1 Non-Trust Loan, the Park Avenue Plaza Note 1-B2
Non-Trust Loan and the Park Avenue Plaza Note 2 Non-Trust Loan are together referred to as the Park Avenue Plaza Non-Trust Loans. In addition, the Park
Avenue Plaza Note 2 Non-Trust Loan consists of the Park Avenue Plaza Note 2
Senior Non-Trust Loan Component and the Park Avenue Plaza Note 2 Junior
Non-Trust Loan Component. See "Servicing of 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination-Certain Powers of the
Loan Combination Controlling Party" in this prospectus supplement and
"-Co-Lender Agreement" below for a more detailed description of certain rights of Park Avenue Plaza Non-Trust Loan Noteholders. The Park Avenue Plaza Loan
Combination is being serviced and administered, and will continue to be serviced and administered, pursuant to the series FB 2005-1 pooling and servicing agreement (the governing document for the securitization of the Park
Avenue Plaza Note l-A3 Non-Trust Loan, Park Avenue Plaza Note 1-A4 Non-Trust
Loan, Park Avenue Plaza Note 1-Bl Non-Trust Loan and Park Avenue Plaza Note
1-B2 Non-Trust Loan and the issuance of the series FB 2005-1 certificates), which provides for servicing arrangements that are similar but not identical to those under the series 2005-C5 pooling and servicing agreement. Certain provisions of the series FB 2005-1 pooling and servicing agreement are more fully described under "Servicing of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination" in this prospectus supplement.

     Co-Lender Agreement. The seven (7) holders of the mortgage loans comprising the Park Avenue Plaza Loan Combination are bound by the terms and provisions of the Park Avenue Plaza Co-Lender Agreement, dated as of July 25,
2005, which generally includes the following provisions, among others:

     o    Consent Rights. The Loan Combination Controlling Party for the Park
          Avenue Plaza Loan Combination will have the ability to advise and direct the series FB 2005-1 master servicer and/or the series FB
          2005-1 special servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement regarding the Park Avenue Plaza Loan Combination, including those involving foreclosure or material modification of the Park Avenue
          Plaza Loan Combination. As of any date of determination, the Loan
          Combination Controlling Party for the Park Avenue Plaza Loan
          Combination will be the Series FB 2005-1 Directing Certificateholders.
          As of any date of determination, the "Series FB 2005-1 Directing
          Certificateholders" are holders of at least a majority of the voting rights of the most subordinate principal balance class of the 1345
          Avenue of the Americas and Park Avenue Plaza Trust, Commercial
          Mortgage Pass-Through Certificates, Series FB 2005-1. Notwithstanding
          the foregoing, if the Park Avenue Plaza Loan Combination Controlling
          Party has not, within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series FB 2005-1 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series FB 2005-1 servicing standards, and the decision of such series FB 2005-1 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of the
          1345 Avenue of the Americas and the Park Avenue Plaza Loan
          Combination-Certain Powers of The Loan Combination Controlling Party"
          in this prospectus supplement.

     o    Consultation Rights. The holder of the Park Avenue Plaza Mortgage Loan and any other holder of a Park Avenue Plaza Non-Trust Loan that is not, or is not represented by, the Loan Combination Controlling Party will have the ability to consult (which consultation will be nonbinding) with the Loan Combination Controlling Party for the Park
          Avenue Plaza Loan Combination, the series FB 2005-1 master servicer and/or the series FB 2005-1 special servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement regarding Park Avenue Plaza Loan Combination, including those involving foreclosure or material modification of Park
          Avenue Plaza Loan Combination.

     o    Replacement of Special Servicer. The Loan Combination Controlling
          Party for the Park Avenue Plaza Loan Combination is entitled to terminate the series FB 2005-1 special servicer, with or without cause, under the series FB 2005-1 pooling and servicing agreement, as described under "Servicing of the 1345 Avenue of the Americas Loan
          Combination and the Park Avenue Plaza Loan Combination-Replacement of
          Master Servicer and Special Servicer Under the Series FB 2005-1
          Pooling and Servicing Agreement" in this prospectus supplement.

                                     S-147

     Priority of Payments. Pursuant to the Park Avenue Plaza Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
Park Avenue Plaza Loan Combination in accordance with the related loan documents, prior to the occurrence of a monetary default or a non-monetary default at a time when the Park Avenue Plaza Loan Combination is specially serviced ("Park Avenue Plaza Payment Application Trigger Event"), (a) all
scheduled monthly payments on the Park Avenue Plaza Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     (i) first, pro rata, to the payment of accrued and unpaid interest on the
    Park Avenue Plaza A Loans and Park Avenue Plaza B Loans;

     (ii) second, pro rata, to the Park Avenue Plaza Mortgage Loan and Park
     Avenue Plaza Note 1-A1 Non-Trust Loan, in reduction of their outstanding principal balances until reduced to zero;

     (iii) third, pro rata, to the Park Avenue Plaza Note 1-A3 Non-Trust Loan and Park Avenue Plaza Note 1-A4 Non-Trust Loan, in reduction of their outstanding principal balances until reduced to zero;

     (iv) fourth, pro rata, to the Park Avenue Plaza B Loans, in reduction of their outstanding principal balances until reduced to zero;

and (b) any principal payments relating to any casualty or condemnation proceeds received will be applied in the following priority:

     (i) first, pro rata, to the Park Avenue Plaza A Loans, in reduction of their outstanding principal balances until reduced to zero;

     (ii) second, pro rata, to the Park Avenue Plaza B Loans, in reduction of their outstanding principal balances until reduced to zero;

     Pursuant to the terms of the Park Avenue Plaza Co-Lender Agreement, following the occurrence of a Park Avenue Plaza Payment Application Trigger
Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the Park Avenue Plaza Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest, pro rata, on the
  1345 Avenue of the Americas A Loans;

     (ii) second, to the extent of any principal collections received in respect of the Park Avenue Plaza Loan Combination (after allocating all loan collections to interest on the Park Avenue Plaza A Loans and the Park
     Avenue Plaza B Loans) in reduction of the outstanding principal balances of the Park Avenue Plaza A Loans, pro rata, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the Park
    Avenue Plaza B Loans;

     (iv) fourth, to the extent of any principal collections received in respect of the Park Avenue Plaza Loan Combination remaining after application pursuant to clause (ii), to the reduction of the outstanding principal balances of Park Avenue Plaza B Loans, pro rata, until each is reduced to zero;

     (v) fifth, to the payment to the Park Avenue Plaza A Loans and the Park
    Avenue Plaza B Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (vi) sixth, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza A Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (vii) seventh, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (viii) eighth, to the extent of any remaining amounts, to the Park Avenue
       Plaza Mortgage Loan and Park Avenue Plaza Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

                                     S-148

     Pursuant to the terms of the Park Avenue Plaza Co-Lender Agreement, upon a final recovery determination, all amounts received with respect to the Park
Avenue Plaza Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest on the Park
  Avenue Plaza A Loans;

     (ii) second, to the reduction of the outstanding principal balances of the
     Park Avenue Plaza A Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the Park
    Avenue Plaza B Loans;

     (iv) fourth, to the reduction of the outstanding principal balances of the
     Park Avenue Plaza B Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (v) fifth, to the payment to the Park Avenue Plaza A Loans and Park Avenue
    Plaza B Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (vi) sixth, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza A Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (vii) seventh, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (viii) eighth, to the extent of any remaining amounts, to the Park Avenue
       Plaza Mortgage Loan and the Park Avenue Plaza Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

     In the event that the Park Avenue Plaza Loan Combination is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as clauses (i) through (viii) in the preceding paragraph, except that the Park Avenue Plaza Mortgage Loan will not be entitled to any prepayment consideration.

     The A/B Loan Combinations. Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the related mortgaged real property. See "Servicing Under the Series
2005-C5 Pooling and Servicing Agreement-The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan Combination. The
Non-Trust Loan in each A/B Loan Combinations will be serviced, along with the related underlying mortgage loan, under the series 2005-C5 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The holders of the mortgage loans comprising each A/B
Loan Combination are bound by the terms and provisions of the related A/B Loan
Combination Co-Lender Agreement, executed in August 2005. Each A/B Loan
Combination Co-Lender Agreement generally includes the following provisions, among others:

     o    Consent Rights. The Loan Combination Controlling Party for each of the
          A/B Loan Combinations will have the ability to advise and direct the series 2005-C5 master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan
          Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related
          Non-Trust Loan (see "Servicing Under the Series 2005-C5 Pooling and
          Servicing Agreement-The Series 2005-C5 Controlling Class
          Representative and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement). As of any date of determination, the Loan
          Combination Controlling Party for each A/B Loan Combination will, in each case, be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal
          Reduction Amount with respect to the subject Loan Combination that is allocable to such Non-Trust Loan, is equal to or greater than 25.0%
          (or, in the case of the 500 West Madison Street Non-Trust Loan, 27.5%)
          of the original principal balance of such Non-Trust Loan, and (B)
          otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2005-C5 pooling and servicing agreement, will be the series 2005-C5 controlling class representative).

     o    Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a price

                                     S-149

          generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan
          (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C5 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

     o    Cure Rights. With respect to the 500 West Madison Street Loan
          Combination only, the 500 West Madison Street Non-Trust Loan
          Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the 500 West Madison
          Street Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than seven such cure events are permitted during the term of the 500 West Madison
          Street Loan Combination, (ii) no more than three consecutive cure events are permitted, and (iii) no more than four cure events, whether or not consecutive, are permitted within any 12-month period.

     Priority of Payments. Pursuant to each of the A/B Loan Combination
Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o    first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the related underlying mortgage loan, in an amount equal to
          (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

     o    third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust
          Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related Non-Trust
          Loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

     o    fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o    sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o    seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

                                     S-150

     o    eighth, to the related Non-Trust Loan, any late payment charges and
          Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
          Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o    tenth, for such remaining purposes as are provided in the related
          Co-Lender Agreement.

     Pursuant to each of the A/B Loan Combination Co-Lender Agreements, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o    first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fourth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o    sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o    seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the related Non-Trust Loan, any late payment charges and
          Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

     o    tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

     o    eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
          Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o    twelfth, for such remaining purposes as are provided in the related
          Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust-

                                     S-151

     o    Forty-nine(49) of the mortgaged real properties, securing 23.9% of the
          Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o    Sixteen(16) of the mortgaged real properties, securing 4.2% of the
          Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

     o    A number of companies are major tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Three (3) of the mortgaged real properties, securing 0.6% of the
          Initial Mortgage Pool Balance, are each a multifamily rental property that has a material concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

     o    Three (3) of the mortgaged real properties, securing 0.4% of the
          Initial Mortgage Pool Balance, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o    Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

     o    Two(2) of the mortgaged real properties, collectively securing 0.3% of the Initial Mortgage Pool Balance, are multifamily rental properties that, in each case, receive rent subsidies from the United States
          Department of Housing and Urban Development under its Section 8
          Housing Assistance Program.

     Ground Leases. Five(5) of the mortgage loans that we intend to include in the trust, representing 21.5% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Providence Place Mortgage Loan is solely secured by the related borrower's interest in a ground lease on the Providence Place
Mortgaged Property, as described under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The Providence Place Mortgage
Loan-Ground Lease" in this prospectus supplement. Except as provided in the following two sentences, in each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. In the case of the
Courtyard by Marriott Portfolio Mortgage Loan, representing 7.6% of the Initial
Mortgage Pool Balance, the ground leases on the Courtyard by Marriott Portfolio
Mortgaged Properties located in Fresno and Poughkeepsie, respectively, have expiration dates of nine years and three years, respectively, after the stated
maturity of the Courtyard by Marriott Portfolio Mortgage Loan. In addition, the underlying mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as West Point Station and representing
0.1% of the initial mortgage pool balance, is secured by the related borrower's leasehold interest (but not the underlying fee interest) in a material portion of the related mortgaged real property. The term of such lease expires less than
10 years after the maturity date of the related mortgage loan, but the related borrower is entitled at the end of the term to purchase the fee interest for
$1.00 and the ground lease provides that in the event of the related borrower's failure to exercise such right, the lender or its designee may exercise such option.

     Purchase Options. In the case of the Providence Place Mortgage Loan, the
424 West 33rd Street Mortgage Loan and the West Point Station Mortgage Loan,
representing 11.7%, 2.3% and 0.1%, respectively, of the Initial Mortgage Pool
Balance, the leases to one or more tenants contain an option to purchase the related mortgaged real property or a portion thereof (which, in the case of the
Providence Place Mortgage Loan, is the parking garage located on the related mortgaged real property), which options are in favor of such tenant and may be evidenced by a recorded memoranda, as well as rights to operate such mortgaged real property or portions thereof which rights may be evidenced by a recorded operating agreement. These rights may be binding upon a successor owner or transferee of the related mortgaged real property and, further, could

                                     S-152

affect the marketability of such property in a foreclosure sale or other sale to a third-party. See "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The Providence Place Mortgage Loan-The Mortgaged Property" and
"Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The 424
West 33rd Street Mortgage Loan-Purchase Option" in this prospectus supplement.
See also, the purchase option under the TAG Portfolio ground lease, pursuant to which the operating master lessee has an option to purchase the TAG Portfolio
Mortgaged Property as described under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The TAG Portfolio Mortgage
Loan-Ground Lease" in this prospectus supplement.

     Other Financing. In the case of the underlying mortgage loans described under "Description of the Mortgage Pool-Loan Combinations" above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors-Risks Related to the
Underlying Mortgage Loans-The Underlying Mortgage Loans Have a Variety of
Characteristics Which May Expose Investors to Greater Risk of Default and
Loss-Some of the Mortgaged Real Properties Are or May Be Encumbered by
Additional Debt and the Ownership Interests in Some Borrowers Have Been or May
Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow
Available to the Subject Mortgaged Real Property" in this prospectus supplement and "Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The
200 Park Avenue Mortgage Loan," "-Significant Underlying Mortgage Loans-The 500
West Madison Street Mortgage Loan," "-Significant Underlying Mortgage Loans-The
Courtyard by Marriott Portfolio Mortgage Loan" and "-Loan Combinations" above.

     Except as disclosed under this "-Other Financing" subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property.
However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this "-Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

     With respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 12.2% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of
$275,000,000, as described under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The 200 Park Avenue Mortgage Loan-Mezzanine Financing"
above in this prospectus supplement.

     With respect to the Providence Place Mortgage Loan, which mortgage loan represents 11.7% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of
$106,400,000, as described under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The Providence Place Mortgage Loan--Mezzanine
Financing" above in this prospectus supplement. Such mezzanine loan is further secured by, in addition to a pledge of 100% of the equity ownership interests in the related borrower, a mortgage on the 200 Park Avenue Mortgaged Property, which may be recorded at any time by the 200 Park Avenue mezzanine loan lender, as further described under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The 200 Park Avenue Mortgage Loan-Mezzanine
Financing" above in this prospectus supplement.

     With respect to the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 7.6% of the Initial Mortgage Pool Balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure a mezzanine loan in the principal amount of
$128,942,755, as described under "-Significant Underlying Mortgage Loans-The
Courtyard by Marriott Portfolio Mortgage Loan-Mezzanine Debt" above.

     With respect to the Park Avenue Plaza Mortgage Loan, which represents 0.8%
of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $85,000,000 made by New York
Life Insurance. The mezzanine loan is subject to the intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the Park Avenue Plaza Loan Combination, (b) the mortgagee may not amend or modify the documents with respect to the Park Avenue
Plaza Loan Combination without the consent of the mezzanine lender if such amendment or modification increases the interest rate or the principal amount of the Park Avenue Plaza Loan Combination, modifies the maturity date or otherwise amends certain specified terms; (c) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine

                                     S-153

loan unless such transfer is to a transferee meeting certain requirements or unless an approval from each rating agency has been obtained; (d) upon the occurrence of an event of default under the mezzanine loan, the mezzanine lender may foreclose upon membership interest in the related borrower and (e)
if the Park Avenue Plaza Loan Combination is accelerated or becomes a specially serviced mortgage loan by reason of a monetary default that the special servicer asserts may result in an impairment of the Park Avenue Plaza Loan
Combination or any enforcement action has been commenced or is continuing under the Park Avenue Plaza Loan Combination, the mezzanine lender has the right to purchase the Park Avenue Plaza Loan Combination in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including without limitation, any late charges, default interest, exit fees, advances and post-petition interest) and any advances made by the mortgagee or the servicer under the Park Avenue Plaza Loan Combination.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as South Bay
Office Tower, which represents 1.0% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $5,650,000. The mezzanine loan is subject to an intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the mortgage loan, (b) upon the occurrence of an event of default under the mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the mortgagee, (d)
the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C5 certificates has been received, and (e) if the mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the mortgagee under the mortgage loan exercises any right or remedy under the loan documents with respect to the mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, and any advances made by the mortgagee or its servicer under the mortgage loan and any interest thereon.

     With respect to the cross-collateralized group of underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Pacific Prestige Properties I DE, LLC, LEM-RAY
Properties I DE, LLC and Lombard Place I DE, LLC, respectively, which mortgage loans represent 1.2%, 0.5% and 0.1%, respectively of the Initial Mortgage Pool
Balance, the equity owners of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure mezzanine loans in the amount of $5,705,000, $1,084,000 and $511,000, respectively, and in the aggregate principal amount of $7,300,000. The mezzanine loans are cross-collateralized and are subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C5 certificates has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

     Further with respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 12.2% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "-Other Financing" section), as described under "Description of the
Mortgage Pool-Significant Underlying Mortgage Loans-The 200 Park Avenue Mortgage
Loan-Permitted Mezzanine Financing" in this prospectus supplement

                                     S-154

     Further with respect to the Providence Place Mortgage Loan, which mortgage loan represents 11.7% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "-Other Financing" section), as described under "Description of the
Mortgage Pool-Significant Underlying Mortgage Loans-The Providence Place
Mortgage Loan-Permitted Mezzanine Financing" in this prospectus supplement. In addition, with respect to this mortgage loan, the Providence Place Borrower is obligated under a tax treaty agreement to make fixed payments in lieu of real property taxes, which obligation is secured by a lien in favor of LaSalle Bank, as trustee and is further obligated to make community reinvestment payments to the City of Providence in installments aggregating $8,800,000. See "Description of the Mortgage Pool-Signficant Underlying Mortgage Loans-The Providence Place
Mortgage Loan-PILOT Bond Program" and "-The Providence Place Mortgage
Loan-Community Reinvestment Payments" above in this prospectus supplement.

     Further with respect to the Courtyard by Marriott Portfolio Mortgage Loan,
which mortgage loan represents 7.6% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "-Other Financing" section), as described under
"-Significant Underlying Mortgage Loans-The Courtyard by Marriott Portfolio
Mortgage Loan-Mezzanine Debt" above.

     With respect to the La Playa Beach and Golf Resort Mortgage Loan, which mortgage loan represents 2.7% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under "-Significant Underlying
Mortgage Loans-The La Playa Beach and Golf Resort Mortgage Loan-Mezzanine
Financing" above.

     With respect to the 424 West 33rd Street Mortgage Loan, which mortgage loan represents 2.3% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under "-Significant Underlying Mortgage
Loans-The 424 West 33rd Street Mortgage Loan-Mezzanine Financing" above.

     With respect to the 1345 Avenue of the Americas Mortgage Loan, which mortgage loan represents 2.0% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 75% and (b)
delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the Park Avenue Plaza Mortgage Loan, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance, the owner of the indirect ownership interest in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the owner of the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of
1.10x and a combined maximum loan-to-value ratio of 75% and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as North River Shopping Center, Centre @ Greenway, Grand View, Chesapeake
Square, K-Mart Bloomfield Hills, University Mall, 1332 North Moorpark Road,
Southlake Marketplace Phase II, and West Point Station, collectively representing 3.4% of the Initial Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of
1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hermes Plaza, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 90%; and
(b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

                                     S-155

     With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Copper
Mountain and Pine Tree Plaza, which mortgage loans represent 0.3% and 0.2%, respectively, of the Initial Mortgage Pool Balance, the related borrowers'
equity holders may obtain mezzanine financing from a qualified mezzanine lender
(as specified in the related loan documents) acceptable to the lender, secured by a pledged of equity interests in the related borrower, subject to lender's review and approval of the terms of the mezzanine financing and the terms of a subordination and intercreditor agreement between lender and qualified mezzanine lender, including, among other conditions, that: (a) pursuant to the subordination and intercreditor agreement, the qualified mezzanine lender shall be permitted to acquire the equity interests in the borrower upon a default of mezzanine financing without payment of an assumption fee; and (b) such mezzanine loan shall not exceed an amount which would result in a combined debt service coverage ratio of less than 1.10x and a combined loan-to-value ratio of more than 90%, each as determined by lender.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sierra Vista
Apartments, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 90%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan. In addition, with respect to such underlying mortgage loan, the original borrower may also carry back mezzanine debt in connection with first sale of the related mortgaged real property, secured by a pledge of the ownership interests in the new borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 90%; and
(b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as The Commons
Apartments and Regency Park, which mortgage loans represent 1.0% and 0.4%, respectively, of the Initial Mortgage Pool Balance, see "Risk Factors-Risks
Related to the Underlying Mortgage Loans-Conflicts of Interest May Exist in
Connection with Certain Previous or Existing Relationships of a Mortgage Loan
Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans,
Related Borrowers or Related Mortgaged Real Properties" above regarding the existence of a preferred equity arrangement with the related borrower in the case of The Commons Apartments, and an equity arrangement with the related borrower in the case of Regency Park.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Except as disclosed under this "-Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors-Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans-Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator-

                                     S-156

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     See "Risk Factors-Risks Related to the Mortgage Loans-The Underlying
Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to
Greater Risk of Default and Loss-Many of the Mortgaged Real Properties Are Legal
Nonconforming Uses or Legal Nonconforming Structures" in this prospectus supplement. See also "Risk Factors-Risks Related to the Mortgage Loans-The
Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose
Investors to Greater Risk of Default and Loss-Some of the Mortgaged Real
Properties May Not Comply With All Applicable Zoning Laws and/or Local Building
Codes or with the Americans With Disabilities Act of 1990" in this prospectus supplement, and "Risk Factors-Changes in Zoning Laws May Adversely Affect the
Use or Value of a Real Property" in the accompanying prospectus.

     Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     Lockboxes. One hundred thirteen(113) mortgage loans that we intend to include in the trust fund, representing approximately 99.7% of the Initial
Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:



                                      NUMBER OF     % OF INITIAL
                                       MORTGAGE       MORTGAGE
          TYPE OF LOCKBOX               LOANS       POOL BALANCE
----------------------------------   -----------   -------------

  Hard ...........................       25             56.5%
  Springing Soft .................       65             24.6%
  Springing Hard .................       18              9.0%
  Hard/Hotel .....................        2              7.8%
  Soft ...........................        3              1.7%


     o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence:
          (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second

                                     S-157

          preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

     o    HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower. In the case of the Courtyard by Marriott
          Portfolio Mortgage Loan, representing 7.6% of the Initial Mortgage
          Pool Balance, depending on the identity and rating of the property manager or a specified affiliate thereof, periodic disbursements may be made from the lockbox account to that property manager, who will have certain obligations regarding the application of the
          disbursements, even while an event of default exists under the subject underlying mortgage loan. See "-Significant Underlying Mortgage
          Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Lockbox"
          above.

     o    SPRINGING HARD LOCKBOX. Either-

     1.   income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

     2.   a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

     o    SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

     o    SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

     For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

     1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

     2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

     3. a failure to meet a specified debt service coverage ratio; and/or

     4. an event of default under the mortgage loan.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of-

                                     S-158

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination), and

          2.   the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of-

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full insurable replacement cost of the improvements located on the mortgaged real property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties
(except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.
Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20%
of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Thirty-eight(38) of the mortgaged real properties, securing 12.2% of the
Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket

                                     S-159

insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See
"Risk Factors-Lack of Insurance Coverage Exposes a Trust to Risk for Particular
Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2005-C5 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. Except as described in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of fourteen(14) mortgaged real properties, securing 1.5% of the Initial
Mortgage Pool Balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of six(6) mortgaged real properties, securing mortgage loans representing 3.3% of the Initial Mortgage
Pool Balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

                                     S-160

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the 200 Park Avenue Mortgaged Property, which mortgaged real property secures a mortgage loan representing 12.2% of the Initial
Mortgage Pool Balance, the Phase I consultant observed the presence of above-ground storage tanks that require registration with the New York State
Department of Environmental Conservation. The Phase I consultant recommended registration of those storage tanks, at an estimated cost of $600, with the appropriate New York State department.

     With respect to the Providence Place Mortgaged Property, which mortgaged real property secures a mortgage loan representing 11.7% of the Initial
Mortgage Pool Balance, the Phase I consultant recommended continued compliance with environmental land use restrictions that were implemented at the subject property as part of a state-approved remediation plan to address soil contamination from historic operations. The Phase I consultant reported that only residual contamination remains on the subject property following excavation of a majority of the contaminated soil.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Norwalk, which is one of the Courtyard by Marriott Portfolio Mortgaged Properties that secure a mortgage loan representing 7.6% of the Initial Mortgage Pool Balance, the Phase II
consultant identified the presence of hydrocarbons in

                                     S-161

the soil at the subject property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase II consultant recommended further investigation of the subsurface conditions. In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott
Portland-Beaverton, which is also one of the Courtyard by Marriott Portfolio
Mortgaged Properties that secure a mortgage loan representing 7.6% of the
Initial Mortgage Pool Balance, the Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants and has minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the
Phase I consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott - Lincroft-Red Bank, which is one of the Courtyard by Marriott Portfolio Mortgaged Properties that secure a mortgage loan representing 7.6% of the Initial Mortgage Pool Balance, a Phase I
consultant recommended abandonment of three on-site groundwater monitoring wells in accordance with state and local regulations. No estimate of abandonment costs was provided.

     With respect to four of the 24 mortgaged real properties identified on
Annex A-1 to this prospectus supplement as U-Store-It Portfolio IV, which mortgaged real properties secure a mortgage loan representing 3.4% of Initial
Mortgage Pool Balance, the Phase I consultant reported the following items. With respect to the mortgaged real property U-Store-It #701, the Phase I consultant identified apparent water staining and microbial growth in limited areas of the subject property. The Phase I consultant recommended investigation and remediation of the source of the water intrusion and clean-up of suspect microbial growth. Estimated abatement costs are $2,000. The Phase I consultant further observed disposal of minor quantities of hazardous materials in municipal waste dumpsters and recommended that property management post a sign prohibiting such disposal. With respect to the mortgaged real property
U-Store-It #665, the Phase I consultant recommended update with the Connecticut
Department of Environmental Protection of the property's underground storage tank registration forms to reflect the removal status of former underground storage tanks located at the subject property. Estimated registration costs are approximately $500 -- $1,000. With respect to the mortgaged real property
U-Store-It #662, the Phase I consultant identified apparent mold and water damage on the property. The consultant recommended remediation of existing mold-impacted building materials and investigation of the water sources at an estimated total cost of approximately $3,000 -- $5,000. With respect to the mortgaged real property U-Store-It #539, the Phase I consultant reported that the Illinois Environmental Protection Agency issued a no further action letter in 1998 in connection with on-site trichloroethylene contamination at the subject property. Pursuant to the terms of the no further action letter, the property must adhere to certain land use restrictions and environmental controls.

     With respect to the Magnolia Mall Mortgaged Property, which secures a mortgage loan representing 2.8% of the Initial Mortgage Pool Balance, a Phase I
consultant reported that the South Carolina Department of Health and
Environmental Control has issued a Conditional No Further Action letter in connection with the removal of underground storage tanks at the subject property. According to the Phase I consultant's review of agency correspondence, the property must adhere to commercial zoning and land use and cannot use groundwater as a potable drinking source in order to maintain its no further action status.

     With respect to the 424 West 33rd Street Mortgaged Property, which secures a mortgage loan representing 2.3% of the Initial Mortgage Pool Balance, a Phase
I consultant observed an on-site above-ground storage tank that requires permit renewal with the New York City Fire Department. The Phase I consultant recommended renewal of the above-ground storage tank, at an estimated cost of
$105.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as North River Shopping Center, which mortgaged real property secures a mortgage loan representing 1.5% of the Initial Mortgage Pool
Balance, a Phase I consultant reported that an earlier Phase II environmental site assessment detected groundwater contamination not in excess of applicable groundwater standards at the subject property, attributed to an on-site closed-loop dry cleaning operation. Current presence, if any, of contaminants in the groundwater is unclear. The consultant recommended installation of secondary containment and decommission of two existing groundwater monitoring wells from prior subsurface investigations and groundwater monitoring activities, as well as inspection of on-site pad-mounted transformers; borrower has escrowed the full amount estimated for completion of these activities.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2500 Inverrary
Club Apartments, securing a mortgage loan representing 1.3% of the Initial
Mortgage Pool Balance, a Phase I consultant has determined the applicabilty of
USEPA/HUD's lead-based paint notification

                                     S-162

and disclosure regulations. Based on an interview with the property manager, the Phase I consultant indicated that the related mortgaged real property did not have a notification program in place in compliance with these regulations.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre @ Greenway, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant reported that soil and groundwater at the subject property has been impacted by petroleum hydrocarbon and solvent releases from a historic leaking underground storage tank and an on-site dry-cleaning operation, respectively. In a letter dated May 22, 2003, Northwestern Investment Management
Company, LLC, a prior owner of the related property, advised the then owner of the real property that, notwithstanding the absence of any environmental indemnification agreement between them, Northwestern Investment Management
Company, LLC had initiated clean up of the related property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lake Worth West, which mortgaged real property secures a mortgage loan representing 0.4% of the Initial Mortgage Pool Balance, a Phase
I consultant reported that a 1996 Phase II report identified low levels of solvent and other soil contaminants associated with historic dry cleaning operations at the subject property. However, a May 2005 Phase II environmental site assessment conducted soil and groundwater sampling and detected no contamination at the subject property. In response to the earlier Phase II findings, the tenant dry-cleaning operation has enrolled with state drycleaner clean-up program. Based on the facility's low ranking on the cleanup priorities list, no remediation is planned.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bealeton Village Center, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage Pool Balance, a Phase I consultant recommended tenant removal of an empty above-ground storage tank, formerly containing heating oil, located behind an on-site dry cleaning operation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kmart Greenwood, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, a Phase
I consultant recommended repair or removal of damaged asbestos-containing materials in accordance with applicable federal and state laws. The Phase I consultant estimates abatement costs at $2,000-$3,000, and the borrower has reported available reserves of $6,000 for completion of such work.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lexington Commons, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, a Phase I consultant recommended removal, in accordance with applicable regulations, of a partially full 15-gallon drum of perchloroethylene, located at the rear of a dry cleaning operation at the subject property. The Phase I consultant estimates abatement costs at $500-600. The Phase I consultant further noted that an earlier Phase II consultant detected slightly elevated levels of perchloroethylene in excess of state maximum contaminant levels in a localized area of perched water at the subject property. Based on the absence of other contamination detected at the property and the low concentrations of perchloroethylene detected, the Phase II consultant concluded that no further action was required.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Downey Petco, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, based on a review of historical records, a Phase I consultant noted soil impacted by total removable petroleum hydrocarbons from a former automotive repair shop at the subject property. Due to the low levels of contaminant detected and the low mobility of hydraulic fluid, both the earlier environmental consultant responsible for sampling at the subject property and the 2005 Phase I consultant recommended no further investigation or remedial action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-St. Louis, which mortgaged mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool
Balance, an environmental transaction screen reported that the subject mortgaged real property previously had been used for gas stations resulting in the presence of residual petroleum concentrations that exceeded regulatory action levels. According to the transaction screen, following completion of a Tier 1
Missouri Risk-Based Corrective Action Assessment, a no-further-action letter was issued by the state of Missouri. The no-further-action letter subjects the mortgaged real property to a Declaration of Restrictive Covenants that prohibits excavation below a depth of ten feet and further prohibits certain types of uses for the property such as residential construction on a southern portion of the property unless approved by the state of Missouri, and the property owner agreed to prohibit residential construction or other structures at any areas that may exceed specified indoor air quality criteria.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-Rochester, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance,

                                     S-163

according to the environmental transaction screen, a previous Phase II environmental assessment conducted at the mortgaged real property identified the presence of gasoline and dry cleaning contaminants at the subject mortgaged real property, attributed to the former presence of a gas station and a dry cleaning facility at the subject mortgaged real property. The transaction screen recommended no further action based upon the previous implementation of a Due Care Plan by the former owners.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Lodi Building, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the environmental consultant noted residual soil and ground water contamination at the subject mortgaged real property. Based on the historic use of the subject property as an industrial site, the previous owners of the subject property conducted investigations that identified the presence of certain hazardous substances in the soil and groundwater. According to the Phase I assessment, the
New Jersey Department of Environmental Protection granted no further action status and a negative declaration approval for the subject mortgaged real property pursuant to the New Jersey Industrial Site Recovery Act ("ISRA"). As
part of the ISRA process, the state of New Jersey imposed a Declaration of
Environmental Restrictions, which requires that pavement and concrete foundations overlying previously impacted soil be inspected, maintained and not disturbed without approval of the state of New Jersey. A restriction was also imposed against installing a potable water well at the subject mortgaged real property, subject to engineering controls and land-use restrictions. According to the Phase I assessment, the subject mortgaged real property uses municipally supplied water which meets drinking water quality requirements.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atlantis Plaza, which mortgaged real property secures a mortgage loan representing 0.1% of the Initial Mortgage Pool Balance, a Phase I
consultant reported the presence of soil and groundwater impacted by chlorinated solvents from historic dry cleaning operations at the subject property. The
Phase I consultant further reported that the subject property is eligible for state-administered cleanup through the state's Dry-Cleaning Solvent Cleanup
Program but that, owing to the facility's low ranking on the priorities list, no remediation plans have been developed.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "-Assessments of Property Condition-Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

  1. With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

  2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

                                     S-164

  3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "-Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire-

     o    74 mortgage loans, with an aggregate cut-off date principal balance of
          $1,790,877,702, from the Lehman Mortgage Loan Seller, and

     o    41 mortgage loans, with an aggregate cut-off date principal balance of
          $553,190,837, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

     o    either-

     1. the original promissory note(s) evidencing that mortgage loan, or

     2. if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either-

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to a mortgage instrument that has not been returned from the applicable recording office, or

          2.   a certified copy of that assignment as sent for recording;

     o    either-

                                     S-165

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable
               recording office, or

          2.   a certified copy of that assignment as sent for recording; and

     o    an original or copy of the related policy or certificate of lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

provided that, in the case of each of the Outside Serviced Trust Mortgage
Loans, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related
Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2005-C5 certificateholders and, in the case of a Loan Combination, also for the benefit of the related
Non-Trust Loan Noteholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Mortgage Portfolio Loan
(with the exception of the original mortgage notes evidencing the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan)
have been delivered to the trustee under the series 2005-C3 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the 200 Park Avenue Note A1
Non-Trust Loan and the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan.
The above loan documents, among others, with respect to the 1345 Avenue of the
Americas Mortgage Loan and the Park Avenue Plaza Mortgage Loan (with the exception of the original mortgage notes evidencing the 1345 Avenue of the
Americas Mortgage Loan and the Park Avenue Plaza Mortgage Loan) have been delivered to the trustee under the series FB 2005-1 pooling and servicing agreement, which governs the securitization of the 1345 Avenue of the Americas
Non-Trust Loans and the Park Avenue Plaza Non-Trust Loans.

     If, as provided in the series 2005-C5 pooling and servicing agreement-

     o    any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the UBS Mortgage
          Loan Seller, as applicable,

then the omission will constitute a "Material Document Omission" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "-Cures and Repurchases" below.

     Within a specified period following the later of-

     o    the Issue Date, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in
the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage

                                     S-166

Loan (other than the Outside Serviced Trust Mortgage Loans), only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan,
(b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing, of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2005-C5 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable; provided that neither we nor the
UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS
Mortgage Loan Seller, in the case of a UBS Mortgage Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the
Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o    The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2005-C5 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o    The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o    To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o    The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency,
          receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b)
          by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2)
          certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet,

                                     S-167

          enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related
          Non-Trust Loans that will not be included in the trust and, in the case of the Providence Place Mortgage Loan, except as discussed under
          "-Significant Underlying Mortgage Loans-The Providence Place Mortgage
          Loan-PILOT Bond Program" above. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o    To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o    The assignment of each related mortgage instrument in favor of the trustee (or, in the case of each of the Outside Serviced Trust
          Mortgage Loans, the trustee under the governing pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o    To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o    As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2005-C5 pooling and servicing agreement-

     o    there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the UBS Mortgage Loan Seller, as applicable,

then that breach will be a "Material Breach" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "-Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the
UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed

                                     S-168

under "-Representations and Warranties" above, or if there exists a Material
Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage
Loan, as discussed under "-Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan
Seller, in the case of a UBS Mortgage Loan, will be required either:

     o    to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

     o    at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or
          Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
          Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material
          Document Omission, as applicable, and the subject Material Breach or
          Material Document Omission is not capable of being cured, or

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of-

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Post-ARD Additional Interest and
               Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the
               collection period of purchase, plus

          3.   all unreimbursed servicing advances made under the series 2005-C5 pooling and servicing agreement with respect to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made under the series
               2005-C5 pooling and servicing agreement with respect to that mortgage loan, plus

          5.   subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2005-C5 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to
90 days following the date on which either (a) we, in the case of a Lehman
Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage
Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document
Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a
Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2005-C5 controlling class representative so consents, then we or the UBS
Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of-

     o    determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group,
          and

     o    the application of remedies.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2005-C5 certificateholders in connection with a Material Breach or a
Material Document Omission with respect to any mortgage loan in the trust.

     No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material
Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller,
as the

                                     S-169

case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2005-C5 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue
Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K.

                                     S-170

      SERVICING UNDER THE SERIES 2005-C5 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C5 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the
Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties
acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2005-C5 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties.
You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2005-C5 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     Because ten (10) of the Loan Combinations are to be serviced and administered under the series 2005-C5 pooling and servicing agreement, while four (4) of the Loan Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:

     o    "Serviced Loan Combinations," which refers to the Loan Combinations that are being serviced and administered under the series 2005-C5 pooling and servicing agreement, which Loan Combinations consist of all of the A/B Loan Combinations;

     o    "Serviced Non-Trust Loans," which refers to the Non-Trust Loans that are part of Serviced Loan Combinations, which Non-Trust Loans consist of all of the A/B Loan Combination Non-Trust Loans;

     o    "Serviced Non-Trust Loan Noteholders," which refers to the holders of the Serviced Non-Trust Loans, which holders consist of all of the A/B
          Loan Combination Non-Trust Loan Noteholders;

     o    "Outside Serviced Loan Combinations," which refers to the Loan
          Combinations that are being serviced and administered under pooling and servicing agreements other than the series 2005-C5 pooling and servicing agreement, which Loan Combinations consist of the 200 Park
          Avenue Loan Combination, the Courtyard by Marriott Portfolio Loan
          Combination, the 1345 Avenue of the Americas Loan Combination and the
          Park Avenue Plaza Loan Combination; and

     o    "Outside Serviced Trust Mortgage Loans," which refers to the underlying mortgage loans that are part of the Outside Serviced Loan
          Combinations, which underlying mortgage loans consist of the 200 Park
          Avenue Mortgage Loan, the Courtyard by Marriott Portfolio Mortgage
          Loan, the 1345 Avenue of the Americas Mortgage Loan and the Park
          Avenue Plaza Mortgage Loan.

     The series 2005-C5 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any
REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with-

     o    any and all applicable laws,

     o    the express terms of the series 2005-C5 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside
Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan-

     o    as to which no Servicing Transfer Event has occurred, or

     o    that is a worked-out mortgage loan as to which no new Servicing
          Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer
Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

                                     S-171

     Despite the foregoing, the series 2005-C5 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan
Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-C5 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2005-C5 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing
Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination (provided that a separate
Servicing Transfer Event may occur with respect thereto).

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2005-C5 pooling and servicing agreement as if each such
Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2005-C5 pooling and servicing agreement.
Under the terms of the related Co-Lender Agreement-

     o    for so long as the 200 Park Avenue Note A1 Non-Trust Loan is part of the Series 2005-C3 Securitization, the 200 Park Avenue Loan
          Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C3 Securitization (subject to replacement of each such party), in accordance with the series
          2005-C3 pooling and servicing agreement (or any permitted successor servicing agreement);

     o    for so long as the Courtyard by Marriott Portfolio Note A1 Non-Trust
          Loan is part of the Series 2005-C3 Securitization, the Courtyard by
          Marriott Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C3
          Securitization (subject to replacement of each such party), in accordance with the series 2005-C3 pooling and servicing agreement (or any permitted successor servicing agreement);

     o    for so long as the 1345 Avenue of the Americas Note 1-A3, Note 1-A4,
          Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the Series FB
          2005-1 Securitization, the 1345 Avenue of the Americas Loan
          Combination will be serviced and administered by the master servicer and a special servicer for the Series FB 2005-1 Securitization
          (subject to replacement of each such party), in accordance with the series FB 2005-1 pooling and servicing agreement (or any permitted successor servicing agreement); and

     o    for so long as the Park Avenue Plaza Note 1-A3, Note 1-A4, Note 1-B1
          and Note 1-B2 Non-Trust Loans are part of the Series FB 2005-1
          Securitization, the Park Avenue Plaza Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series FB 2005-1 Securitization (subject to replacement of each such party), in accordance with the series FB
          2005-1 pooling and servicing agreement (or any permitted successor servicing agreement).

     The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Outside Serviced
Trust Mortgage Loans) under the series 2005-C5 pooling and servicing agreement.
For a

                                     S-172

description of certain of the servicing arrangements for the Outside Serviced
Loan Combinations, see "Servicing of the 200 Park Avenue Loan Combination and
the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination" in this prospectus supplement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2005-C5 pooling and servicing agreement.
Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North
Carolina 28262-1075.

     As of June 30, 2005, Wachovia and its affiliates were responsible for master or primary servicing approximately 16,346 commercial and multifamily loans, totaling approximately $158 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2005-C5 pooling and servicing agreement, the series
2005-C5 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning
Wachovia has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

     Wells Fargo Bank, National Association ("WFB"), whose principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105, is the master servicer under both (a) the series 2005-C3 pooling and servicing agreement, which governs the servicing of the 200 Park Avenue Loan
Combination and the Courtyard by Marriott Portfolio Loan Combination, and (b)
the series FB 2005-1 pooling and servicing agreement, which governs the servicing of the 1345 Avenue of the Americas Loan Combination and the Park
Avenue Plaza Loan Combination.

     The Special Servicer. LNR Partners, Inc., a Florida corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), will initially be appointed as special servicer of the mortgage pool. The principal executive offices of
LNR are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its
telephone number is (305) 695-5600.

     LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR Partners, Inc. and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina
and California, and in Europe in London, England, Paris, France and Munich,
Germany. As of May 31, 2005, LNR Partners, Inc. and its affiliates were managing a portfolio which included an original count of approximately 16,000 assets in 50 states and in Europe with an original face value of $130 billion, all of which are commercial real estate assets, representing 140 securitization transactions, for which LNR Partners, Inc. acts as servicer or special servicer. LNR Partners, Inc. and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of LNR Partners, Inc. and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning LNR
Partners, Inc. and LNR has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     J.E. Robert Company, Inc., a Virginia corporation, whose principal executive offices are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia 22102, is the initial special servicer under the series 2005-C3 pooling and servicing agreement, which governs the servicing of the 200 Park
Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
Combination.

     Wells Fargo Bank, National Association, whose principal executive offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105,
is the initial special servicer under the series FB 2005-1 pooling and servicing agreement, which governs the servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination.

                                     S-173

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage
Loans) and each Serviced Non-Trust Loan, including each such mortgage loan-

     o    that is being specially serviced;

     o    as to which the corresponding mortgaged real property has become an
          REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will-

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans, under the series 2005-C5 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.010% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.020% per annum as of the cut-off date. Except in the case of the Outside Serviced Trust
Mortgage Loans, that master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to each of the 200 Park Avenue Mortgage Loan and the
Courtyard by Marriott Portfolio Mortgage Loan under the series 2005-C3 pooling and servicing agreement, which fees will be calculated on a 30/360 Basis at
0.01% per annum, and a fee comparable to the above-described master servicing fee will also be payable with respect to the 1345 Avenue of the Americas
Mortgage Loan and the Park Avenue Plaza Mortgage Loan under the series FB
2005-1 pooling and servicing agreement, which fee will be calculated on a
30/360 Basis at 0.0025% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, subject to the discussion under "-Servicing and Other
Compensation and Payment of Expenses-Prepayment Interest Shortfalls" below, the master servicer will be entitled to receive any and all Prepayment Interest
Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in
Permitted Investments. See "-Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2005-C5 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage
Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable-

                                     S-174

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph
(exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside
Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default
Interest and late payment charges on the other underlying mortgage loans.

     Prepayment Interest Shortfalls. The series 2005-C5 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period-

          1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-C5 certificates on that distribution date as described under "Description of the Offered
Certificates-Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2005-C5 certificates, in reduction of the interest payable on those certificates, as and to the extent described under
"Description of the Offered Certificates-Payments-Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loans) and the Serviced Non-Trust Loans will be-

     o    the special servicing fee,

                                     S-175

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loans) and each Serviced Non-Trust Loan-

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will-

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of $4,000 per month,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Serviced Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of-

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Serviced Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2005-C5 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-C5 certificateholders.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to:
(a) any specially serviced mortgage loan (other than, if applicable, an Outside
Serviced Trust Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than, if applicable, an Outside Serviced
Trust Mortgage Loan or any related REO Property) as to which it receives any
Liquidation Proceeds. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest;
provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such
Serviced Loan Combination.

                                     S-176

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o    the repurchase of any mortgage loan in the trust by us or the UBS
          Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2005-C5 pooling and servicing agreement, as described under "Description of the Mortgage
          Pool-Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under
          "-Fair Value Option" below;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2005-C5 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates-Termination"
          in this prospectus supplement;

     o    the purchase of the 200 Park Avenue Mortgage Loan and/or the Courtyard
          by Marriott Portfolio Mortgage Loan by a series 2005-C3
          certificateholder in accordance with the series 2005-C3 pooling and servicing agreement, as the case may be, as described under
          "Description of the Mortgage Pool-Loan Combinations" in this prospectus supplement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and
          (b) the liquidation fee is actually paid; or

     o    the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool-Cures and Repurchases" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C5 certificateholders.

     Outside Serviced Loan Combinations. Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan
Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2005-C5 pooling and servicing agreement and may reduce amounts payable to the series 2005-C5 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"-REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2005-C5 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2005-C5 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable-

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

                                     S-177

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement.
Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of an
Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided in the governing servicing agreement for the related Outside Serviced Loan Combination.
However, Default Interest and late payment charges allocable to an Outside
Serviced Trust Mortgage Loan may be applied, first, to offset interest on servicing advances made under the related governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as
Default Interest and late payment charges on the other underlying mortgage loans.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-C5 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-C5 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2005-C5 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2005-C5 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2005-C5 pooling and servicing agreement.
The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request.
If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series
2005-C5 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     The series 2005-C5 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. In making such recoverability determination, that

                                     S-178

person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to the related mortgaged real properties, to estimate and consider (among other things) future expenses and to estimate and consider
(among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes.
If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time. See "Description of the Certificates-Advances" in the accompanying prospectus and "-Custodial Account" below.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2005-C5 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C5 certificateholders to the detriment of other classes of series 2005-C5 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2005-C5 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2005-C5 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates), thereby reducing the payments of principal on the series 2005-C5 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2005-C5 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent (and will be reimbursable together with interest thereon) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2005-C5 pooling and servicing agreement. See "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination-Property Protection Advances Under the Series FB 2005-1 Pooling
and Servicing Agreement" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2005-C5 pooling and servicing agreement. In addition, the series 2005-C5 pooling and servicing agreement will require the master servicer, at the direction of the special

                                     S-179

servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-C5 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2005-C5 certificateholders and the related Serviced Non-Trust
Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable-

     o    first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2005-C5 CONTROLLING CLASS REPRESENTATIVE AND THE SERVICED NON-TRUST
LOAN NOTEHOLDERS

     Series 2005-C5 Controlling Class. As of any date of determination, the controlling class of series 2005-C5 certificateholders will be the holders of the most subordinate class of series 2005-C5 principal balance certificates then outstanding (based on the payment priority described under "Description of the
Offered Certificates-Priority of Payments" in this prospectus supplement) that has a total principal balance that is at least equal to 25% of that class's original total principal balance. However, if no class of series 2005-C5 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C5 certificateholders will be the holders of the most subordinate class of series 2005-C5 principal balance certificates then outstanding (based on the payment priority described under "Description of the Offered Certificates-Priority of Payments" in this prospectus supplement) that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2005-C5 certificates. For clarification, the controlling class of series 2005-C5 certificateholders will in no event be the holders of the class X-CL, X-CP, R-I, R-II, R-III or V certificates, which do not have principal balances

     Selection of the Series 2005-C5 Controlling Class Representative. The
series 2005-C5 pooling and servicing agreement permits the holder or holders of series 2005-C5 certificates representing a majority of the voting rights allocated to the series 2005-C5 controlling class to select a representative with the rights and powers described below in this "-The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
section and elsewhere in this prospectus supplement. In addition, if the series
2005-C5 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series
2005-C5 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2005-C5 certificates representing a majority of the voting rights allocated to the series 2005-C5 controlling class that a series 2005-C5 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2005-C5 controlling class certificates will be the series 2005-C5 controlling class representative.

     If the series 2005-C5 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2005-C5 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced
Loan Combination,

                                     S-180

to provide advice and direction to the master servicer and special servicer under the governing servicing agreement for such Loan Combination) with respect to various servicing actions regarding that Loan Combination, including (in the case of the Serviced Loan Combinations) as described below in this "-The
Series 2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" section. The manner of the determination of the Loan Combination
Controlling Party for each Loan Combination is described under the subheading
"-Co-Lender Agreement" relating to such Loan Combination that appears under
"Description of the Mortgage Pool-Loan Combinations" in this prospectus supplement.

     Rights and Powers of the Series 2005-C5 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2005-C5 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2005-C5 controlling class representative has objected in writing within
10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action-

     o    any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of Default
          Interest and late charges) or any material non-monetary term
          (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o    any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
          "Description of the Offered Certificates-Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional
          Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2005-C5 pooling and servicing agreement;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o    any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o    any other actions as may be specified in the series 2005-C5 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take
(or, if and to the extent applicable, consent to the master servicer's taking)
any such action without waiting for the series 2005-C5 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2005-C5 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related
Co-Lender Agreement, some subset of the following actions) under the series
2005-C5 pooling and servicing agreement with respect to a Serviced Loan
Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o    any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan
          Combination if it comes into and continues in default;

                                     S-181

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term
          (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any proposed sale of a related REO Property;

     o    any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any determination to bring the related mortgaged real property
          (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o    any adoption or approval of a plan in bankruptcy of the related borrower;

     o    any release of collateral for the subject Serviced Loan Combination
          (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

     o    any acceptance of substitute or additional collateral for the subject
          Serviced Loan Combination, other than in accordance with the terms thereof;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

     o    any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

     o    any replacement of the property manager, if lender's approval is required by the related loan documents;

     o    any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

     o    any modification to a ground lease or certain designated space leases;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2005-C5 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2005-C5 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2005-C5 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2005-C5 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2005-C5 pooling and servicing agreement. In general, the related Loan
Combination Controlling Party may in similar fashion direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan
Combination Controlling Party may consider consistent with the related
Co-Lender Agreement or as to which provision is otherwise made in the related
Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2005-C5 controlling class representative or by the Loan
Combination Controlling Party for any Serviced Loan Combination, as
contemplated by any of the foregoing paragraphs in this "-The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders-Rights and Powers of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan

                                     S-182

Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series
2005-C5 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue
Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2005-C5 controlling class representative or, in the case of a
Serviced Loan Combination, from the related Loan Combination Controlling Party for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund or any Serviced Loan Combination that is being specially serviced if-

     o    the special servicer has, as described above, notified the series
          2005-C5 controlling class representative or, in the case of a Serviced
          Loan Combination, the related Loan Combination Controlling Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Serviced Loan Combination, and

     o    for 60 days following the first of those notices, the series 2005-C5 controlling class representative or, in the case of a Serviced Loan
          Combination, the related Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     The Loan Combination Controlling Party from time to time for each Loan
Combination is identified under the subheading "-Co-Lender Agreement-Consent
Rights" for the subject Loan Combination, under "Description of the Mortgage
Pool-Loan Combinations" in this prospectus supplement. In general, the Loan
Combination Controlling Party for a Serviced Loan Combination will be the related Serviced Non-Trust Loan Noteholder or, if an applicable change of control trigger event described under "Description of the Mortgage Pool-Loan
Combinations" in this prospectus supplement has occurred and is continuing, then it will be the series 2005-C5 controlling class representative as the designee of the trust as holder of the underlying mortgage loan included in the subject Serviced Loan Combination.

     Furthermore, during the time that the series 2005-C5 controlling class representative is not the related Loan Combination Controlling Party with respect to a particular Outside Serviced Loan Combination, the series 2005-C5 controlling class representative may have certain consultation rights with respect to the servicing thereof.

     With respect to the 200 Park Avenue Loan Combination and the Courtyard by
Marriott Portfolio Loan Combination, the provisions of the series 2005-C3 pooling and servicing agreement and the related Co-Lender Agreements relating to the rights and powers of the applicable Loan Combination Controlling Parties are similar but not identical to those described above in this "-The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders-Rights and Powers of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" section. For a description of certain provisions of the series FB 2005-1 pooling and servicing agreement that are analogous to those described above in this "-The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders-Rights and Powers of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" section, see
"Servicing of the 1345 Avenue of the Americas Loan Combination and the Park
Avenue Plaza Loan Combination" in this prospectus supplement.

     Limitation on Liability of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders. The series 2005-C5 controlling class representative will not be liable to the trust or the series
2005-C5 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2005-C5 controlling class representative will not be protected against any liability to a series 2005-C5 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2005-C5 certificateholder acknowledges and agrees, by its acceptance of its series 2005-C5 certificates, that:

     o    the series 2005-C5 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-C5 certificates;

     o    the series 2005-C5 controlling class representative may act solely in the interests of the holders of the series 2005-C5 controlling class;

     o    the series 2005-C5 controlling class representative does not have any duties or liability to the holders of any class of series 2005-C5 certificates other than the series 2005-C5 controlling class;

                                     S-183

     o    the series 2005-C5 controlling class representative may take actions that favor the interests of the holders of the series 2005-C5 controlling class over the interests of the holders of one or more other classes of series 2005-C5 certificates;

     o    the series 2005-C5 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2005-C5 controlling class;
          and

     o    the series 2005-C5 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-C5 controlling class, and no series 2005-C5 certificateholder may take any action whatsoever against the series
          2005-C5 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling
Party described under "-The Series 2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders-Rights and Powers of the Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above with respect to a Serviced Loan Combination, will be entitled to substantially the same limitations on liability to which the series
2005-C5 controlling class representative is entitled.

     Additional Rights of the Serviced Non-Trust Loan Noteholders; Right to
Purchase and Right to Cure Defaults.

     Right to Purchase. With respect to each Serviced Loan Combination, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the related Non-Trust Loan
Noteholder will have an assignable right to purchase the related underlying mortgage loan, as further described under "Description of the Mortgage
Pool-Loan Combinations-The A/B Loan Combinations-Co-Lender
Agreement-Purchase Option," respectively, in this prospectus supplement.

     Right to Cure Defaults. With respect to 500 West Madison Street Mortgage
Loan, the related Non-Trust Loan Noteholder will have an assignable right to cure certain events of default with respect to the underlying mortgage loan in that Loan Combination, as further described under "Description of the Mortgage
Pool-Loan Combinations-The A/B Loan Combinations-Co-Lender Agreement-Cure
Rights" in this prospectus supplement.

     Outside Serviced Loan Combinations. As and to the extent described under
"Description of the Mortgage Pool-Loan Combinations," one or more related
Non-Trust Loan Noteholders with respect to each Outside Serviced Loan
Combination will have a purchase option and/or cure rights with respect to the corresponding Outside Serviced Trust Mortgage Loan.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion below in this "-Replacement of the Special
Servicer" section, series 2005-C5 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class may-

     o    terminate an existing special servicer with or without cause, and

     o    appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of-

     1.   written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2005-C5 certificates, and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C5 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-C5 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2005-C5 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class to replace the special servicer, those series
2005-C5 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan
Combination prior to appointing a replacement special servicer; provided that those series 2005-C5 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

     If the controlling class of series 2005-C5 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting

                                     S-184

rights allocated to the series 2005-C5 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class.

     The series 2005-C5 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of any Outside Serviced Trust Mortgage Loan.

     With respect to the 500 West Madison Street Loan Combination, if and for
so long as the related Serviced Non-Trust Loan Noteholder is the related Loan
Combination Controlling Party, then:

     o    the related Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the 500 West Madison Street Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the 500 West Madison Street Loan
          Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this "-Replacement of the Special Servicer"
          section; and

     o    the majority holders of the series 2005-C5 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the 500
          West Madison Street Loan Combination, without cause.

     If the special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series
2005-C5 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "-The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2005-C5 pooling and servicing agreement, will be required to determine, in a manner consistent with the
Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans)
may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either
(a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2005-C5 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2005-C5 pooling and servicing agreement.

     Notwithstanding the foregoing, with respect to an Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the related Outside
Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan in the trust. The special servicer, subject to the limitations described below in this "-Modifications, Waivers,
Amendments and Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents
(other than with respect to the Outside Serviced Trust Mortgage Loans).

     With respect to any mortgage loan in the trust (other than an Outside
Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series
2005-C5 controlling class representative-

                                     S-185

     o    consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o    grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o    grant releases of non-material parcels of a property (provided that, if the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions, then the release is to be made as required by the related loan documents);

     o    approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (b) leases (other than ground leases)
          of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) the subject lease is not more than 20% of the related mortgaged real property;

     o    approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o    grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2005-C5 pooling and servicing agreement and (4)
the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2005-C5 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of
$20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2005-C5 certificates.

     The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2005-C5 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2005-C5 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2005-C5 controlling class representative with respect to material decisions and settlement proposals.

     The series 2005-C5 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below or as otherwise described under "-Enforcement of Due-on-Sale and Due-on-Encumbrance
          Provisions" above and/or "-Maintenance of Insurance" below, will not-

                                     S-186

     1.   affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

     2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

     3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

     4.   in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "-The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, the special servicer may-

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional
          Interest, and/or any prepayment premium or yield maintenance charge,

     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that-

     1.   the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.   in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-C5 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2005-C5 certificateholders and the related Serviced
          Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

     3.   that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2005-C5 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4.   the subject mortgage loan is not an Outside Serviced Trust Mortgage
          Loan.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

     o    extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD
Loan (other than, if applicable, an ARD Loan that is an Outside Serviced Trust
Mortgage Loan), if-

                                     S-187

     o    that ARD Loan is not being specially serviced,

     o    prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional
          Interest, and

     o    the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2005-C5 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series
2005-C5 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2005-C5 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan:

     o    no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in a Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that related Serviced Non-Trust Loan; and

     o    no reduction of the mortgage interest rate of the underlying mortgage loan in a Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that related Serviced
          Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution.

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2005-C3 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan under terms and conditions substantially similar to those described above in this "-Modifications, Waivers, Amendments and
Consents" section. For a description of certain of the analogous provisions described under this "-Modifications, Waivers, Amendments and Consents"
section under the series FB 2005-1 pooling and servicing agreement with respect to the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza
Loan Combination, see "Servicing of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination-Modifications Under the
Series FB 2005-1 Pooling and Servicing Agreement" in this prospectus supplement. Any modification, waiver or amendment of the payment terms of any
Outside Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that no holder of a mortgage loan comprising the subject Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the related Co-Lender Agreement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2005-C5 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is

                                     S-188

less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal Reduction
Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination Controlling Party.
See "Description of the Offered Certificates-Advances of Delinquent Monthly Debt
Service Payments" in this prospectus supplement and "-The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above. The Appraisal Reduction Amount for any mortgage loan or Serviced Loan
Combination will be determined following either-

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when-

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "-General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 2005-C5 controlling class representative or, in cases involving a Serviced Loan
Combination, the related Loan Combination Controlling Party will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2005-C5 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 200 Park Avenue Loan Combination and/or the Courtyard by Marriott
Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2005-C3 pooling and servicing agreement, on terms similar to those described above, and will affect the amount of any advances of delinquent interest required to be made on the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott Portfolio Mortgage Loan, as applicable, and may affect the identity of the related Loan Combination Controlling Party. For a description of certain of the analogous provisions described under this
"-Required Appraisals" section under the series FB 2005-1 pooling and servicing agreement with respect to the 1345 Avenue of the Americas Loan Combination and
the Park Avenue Plaza Loan Combination, see "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination-Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

                                     S-189

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the
Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2005-C5 pooling and servicing agreement.

     Deposits. Under the series 2005-C5 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-C5 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's
          REO account;

     o    any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o    all remittances to the Trust under the series 2005-C3 pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan;

     o    all remittances to the Trust under the series FB 2005-1 pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the 1345 Avenue of the Americas Mortgage Loan and the Park Avenue Plaza Mortgage Loan;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under "-Maintenance of Insurance" below;

     o    any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's REO account;

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o    insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first seven bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the
Outside Serviced Trust Mortgage Loans), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "-Custodial Account-Deposits" section with respect to any Outside Serviced
Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust Mortgage
Loan.

                                     S-190

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Also notwithstanding the foregoing, the custodial account and each Loan
Combination-specific account may, in fact, be separate sub-accounts of the same account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered
          Certificates-Collection Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following-

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b)  payments and other collections received by the relevant servicer after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-C5
               certificateholders in accordance with any of clauses 3. through
               21. below;

     2.   apply amounts held for future distribution on the series 2005-C5 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates-Advances of
          Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2005-C5 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     4.   to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5.   to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside
          Serviced Trust Mortgage Loans), that is either-

          (a)  specially serviced mortgage loan, or

          (b)  mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.   to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage
          Loans), which payment is to be made from the sources described under
          "-Servicing and Other Compensation and Payment of Expenses" above;

     7.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2005-C5 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
          above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8.   to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2005-C5 pooling and servicing agreement, which payment is to be made out of any Default
          Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

     9.   to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any

                                     S-191

          underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8.
          above;

     10.  in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11.  to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "-Servicing and
          Other Compensation and Payment of Expenses-Additional Master Servicing
          Compensation" above;

     12.  to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
          "-Servicing and Other Compensation and Payment of Expenses-Additional
          Special Servicing Compensation" above;

     13.  to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "-Servicing and
          Other Compensation and Payment of Expenses-Payment of Expenses;
          Servicing Advances" above;

     14.  to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15.  to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents-Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" and "-Matters Regarding the
          Trustee" in the accompanying prospectus and under "Description of the
          Offered Certificates-The Fiscal Agent" in this prospectus supplement;

     16.  to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2005-C5 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

     17.  in the event the master servicer determines, in accordance with the
          Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     18.  to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2005-C5 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2005-C5 certificateholders without cause, all as set forth in the series 2005-C5 pooling and servicing agreement;

     19.  with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     20.  to make any required payments (other than normal monthly remittances)
          due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan
          Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

     21.  to pay any other items described in this prospectus supplement as being payable from the custodial account;

     22.  to withdraw amounts deposited in the custodial account in error; and

                                     S-192

     23.  to clear and terminate the custodial account upon the termination of the series 2005-C5 pooling and servicing agreement.

     The series 2005-C5 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan (or, in the case of a Subordinate Non-Trust Loan, to the applicable Loan Combination).

MAINTENANCE OF INSURANCE

     The series 2005-C5 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2005-C5 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2005-C5 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an
Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2005-C5 pooling and servicing agreement, then, to the extent such policy-

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2005-C5 pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "-Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

                                     S-193

     In the case of each of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2005-C3 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. For a description of certain analogous provisions described under this "-Maintenance of Insurance" section under the series FB 2005-1 pooling and servicing agreement, see "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan
Combination-Maintenance of Insurance Under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2005-C5 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside
Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of-

     o    the outstanding principal balance of that mortgage loan,

     o    all accrued and unpaid interest on that mortgage loan, other than
          Default Interest and Post-ARD Additional Interest,

     o    all unreimbursed servicing advances with respect to that mortgage loan,

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o    any other amounts payable under the series 2005-C5 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "-Fair Value Option Section," then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "-Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the
Servicing Standard and the discussion in the next to last paragraph of this
"-Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value

                                     S-194

of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2005-C5 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e)
the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2005-C5 pooling and servicing agreement and the Servicing Standard.
Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2005-C5 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, including, without limitation, with respect to the 200
Park Avenue Mortgage Loan, the restrictions on transfer of the 200 Park Avenue
Mortgage Loan to specified entities set forth in the related loan agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "-The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2005-C5 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

                                     S-195

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o    in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2005-C5 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced
          Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "-The Series 2005-C5 Controlling Class Representative and the
Serviced Non-Trust Loan Noteholders- Rights and Powers of the Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this
"-Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "-Realization Upon Defaulted
Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2005-C5 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "-The Series 2005-C5 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders-Rights and Powers of the Series 2005-C5 Controlling
Class Representative and the Serviced Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2005-C5 certificateholders, for-

     o    any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

     o    any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

     In addition, amounts otherwise payable on the series 2005-C5 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     The special servicer under the applicable governing pooling and servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Loan Combination" and "Servicing of the 1345 Avenue of
the Americas Loan Combination and the Park Avenue Plaza Loan
Combination-Remedial Rights" in this prospectus supplement.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless-

                                     S-196

     o    the IRS grants an extension of time to sell the property, or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-C5 pooling and servicing agreement to fail to qualify as such under the
          Internal Revenue Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard and the terms and conditions of the Pooling and Servicing
Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "-The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer determines, in accordance with the
Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2005-C5 certificateholders (and, if the subject REO
Property relates to a Serviced Loan Combination, the related Serviced Non-Trust
Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o    would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of-

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to-

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C5 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

                                     S-197

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C5 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of-

     o    any withdrawals made out of those amounts as described in the preceding sentence,

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph, and

     o    if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced
          Non-Trust Loan Noteholder.

     The special servicer may, subject to the limitations described in the series 2005-C5 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to an Outside Serviced Loan Combination. In the event a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for such Loan Combination, the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will likely be substantially similar to those described above with respect to the special servicer under the series 2005-C5 pooling and servicing agreement and any REO Properties administered thereunder. See "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination" in this prospectus supplement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan-

     o    at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged real properties;

                                     S-198

     provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect any mortgaged real property related to an Outside Serviced Loan Combination.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real properties are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2005-C5 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates-Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     With respect to the Outside Serviced Trust Mortgage Loans, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real properties and will be required to deliver such information to the master servicer under the series 2005-C5 pooling and servicing agreement.
Such information will be made available to the series 2005-C5 certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2006, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee and the Serviced Non-Trust Loan
          Noteholders, among others, to the effect that-

          1.   the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
               Bankers established by the Mortgage Bankers Association of
               America, with respect to the servicing of commercial and
               multifamily mortgage loans during the most recently completed calendar year, and

          2.   on the basis of an examination conducted by the firm in
               accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

     o    except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year;
          and

                                     S-199

     o    deliver to the trustee and the Serviced Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2005-C5 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-C5 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-C5 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2005-C5 pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced
          Non-Trust Loan Noteholder, which failure is not remedied by 11:00
          a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

     o    the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2005-C5 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2005-C5 pooling and servicing agreement;

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2005-C5 pooling and servicing agreement, and that failure continues unremedied for 30 days (or such shorter period as may be provided for in the series 2005-C5 pooling and servicing agreement for certain specified acts) or, if the responsible party is diligently attempting to remedy the failure, 60 days (or such shorter period as may be provided for in the series 2005-C5 pooling and servicing agreement for certain specified acts) after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C5 pooling and servicing agreement, by series 2005-C5 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C5 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2005-C5 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C5 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C5 pooling and servicing agreement, by series 2005-C5 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C5 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2005-C5 certificates are qualified, downgraded or withdrawn in connection therewith;

                                     S-200

     o    one or more ratings assigned by Fitch to one or more classes of the series 2005-C5 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

     o    the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "-Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2005-C5 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C5 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2005-C5 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2005-C5 certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2005-C5 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C5 pooling and servicing agreement.

     The holders of series 2005-C5 certificates entitled to a majority of the voting rights for the series 2005-C5 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2005-C5 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "-Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "-Events of Default" above, the master servicer will have the right for a period of approximately 45 days
(during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and
Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-C5 certificates.

     In general, series 2005-C5 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2005-C5 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2005-C5 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C5 pooling and servicing agreement.

     Notwithstanding the foregoing in this "-Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and
(b) furthermore, if an event of default affects solely a Serviced Non-Trust
Loan Noteholder, then the master servicer may not be terminated by the trustee.
However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Serviced Loan Combination.

     Also notwithstanding the foregoing in this "-Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2005-C5 pooling and servicing agreement. If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-C5 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

                                     S-201

     In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2005-C5 certificateholders entitled to waive a comparable event of default under the series 2005-C5 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside
Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2005-C5 controlling class representative or the holders of series
2005-C5 certificates entitled to 25% of the series 2005-C5 voting rights, will be required to) pursue such rights, if any, as the holder of the subject
Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the 200 Park Avenue Mortgage
Loan and the Courtyard by Marriott Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C3 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan
Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C5 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under tbe series 2005-C5 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2005-C5 controlling class representative or the holders of series 2005-C5 certificates entitled to at least 25% of the series 2005-C5 voting rights. For a description of certain of the rights of the trustee, as holder of the 1345 Avenue of the Americas
Mortgage Loan and the Park Avenue Plaza Mortgage Loan, in respect of events of default on the part of the master servicer and/or the special servicer under the series FB 2005-1 pooling and servicing agreement, see "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination-Replacement of Master Servicer and Special Servicer Under the
Series FB 2005-1 Pooling and Servicing Agreement" in this prospectus supplement.

     No series 2005-C5 certificateholder will have the right under the series
2005-C5 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless-

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2005-C5 certificateholders entitled to not less than 25% of the series 2005-C5 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2005-C5 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-C5 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-C5 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

     The Outside Serviced Trust Mortgage Loans and any related REO Properties will, in each case, be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside
Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under "-Rights Upon Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2005-C5 controlling class representative.

                                     S-202

               SERVICING OF THE 200 PARK AVENUE LOAN COMBINATION
           AND THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION

     The series 2005-C3 pooling and servicing agreement initially governs the servicing and administration of the: (a) 200 Park Avenue Mortgage Loan and the
200 Park Avenue Non-Trust Loans and any related REO Property; and (b) the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Non-Trust Loans. The series 2005-C3 pooling and servicing agreement is the governing document for the Series 2005-C3 Securitization, which closed prior to the Issue Date. Under the series 2005-C3 pooling and servicing agreement, the master servicer is Wells Fargo Bank, National Association, the trustee is LaSalle Bank National Association, the fiscal agent is ABN AMRO Bank
N.V., the initial special servicer is J.E. Robert Company, Inc. and the initial controlling class representative (which is comparable to the series 2005-C5 controlling class representative) is an affiliate of that special servicer. The master servicer, special servicer and trustee under the series 2005-C5 pooling and servicing agreement will not have any obligation or authority to supervise the series 2005-C3 master servicer, the series 2005-C3 special servicer, the series 2005-C3 trustee or the series 2005-C3 fiscal agent or to make servicing advances with respect to either the 200 Park Avenue Loan Combination or the
Courtyard by Marriot Portfolio Loan Combination. The series 2005-C3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2005-C5 securitization and the servicing arrangements under the series 2005-C3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2005-C5 pooling and servicing agreement. In that regard-

     o    one or more parties to the series 2005-C3 pooling and servicing agreement will be responsible for making servicing advances with respect to the 200 Park Avenue Loan Combination and the Courtyard by
          Marriott Portfolio Loan Combination, which servicing advances will be reimbursable (with interest) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
          Portfolio Mortgage Loan;

     o    the mortgage loans that form the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan Combination, respectively, are to be serviced and administered under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-C5 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective Loan Combination Controlling Parties or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 200 Park Avenue Loan Combination and the Courtyard by
          Marriott Portfolio Loan Combination);

     o    the mortgage loans that form the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer Events, in which case the party serving as the special servicer under the series
          2005-C3 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 200 Park Avenue Mortgage Loan and/or the
          Courtyard by Marriott Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-C5 pooling and servicing agreement with respect to other underlying mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the 200 Park Avenue Loan Combination and/or the Courtyard by
          Marriott Portfolio Loan Combination, as the case may be, is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
          Portfolio Mortgage Loan, as applicable, nor the holder of the related
          Non-Trust Loans gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related
          Co-Lender Agreement;

     o    in the case of each of the 200 Park Avenue Loan Combination and the
          Courtyard by Marriott Portfolio Loan Combination, the master servicer and special servicer under the series 2005-C3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling
          Party under that agreement under provisions that are substantially similar to those described in this

                                     S-203

          prospectus supplement with respect to Serviced Loan Combinations (see
          "Servicing Under the Series 2005-C5 Pooling and Servicing
          Agreement-The Series 2005-C5 Controlling Class Representative and the
          Serviced Non-Trust Loan Noteholders-Rights and Powers of the Series
          2005-C5 Controlling Class Representative and the Serviced Non-Trust
          Loan Noteholders");

     o    in the case of the 200 Park Avenue Loan Combination, the majority holder(s) of the controlling class under the series 2005-C3 pooling and servicing agreement and/or the majority holder(s) of certain classes of series 2005-C3 certificates directly backed by the 200 Park
          Avenue Note A1 Junior Non-Trust Loan Component, depending on the circumstances, will have the right to replace the special servicer with respect to the 200 Park Avenue Loan Combination under the series
          2005-C3 pooling and servicing agreement without consulting the series
          2005-C5 controlling class representative (on behalf of the trust as holder of the 200 Park Avenue Mortgage Loan);

     o    in the case of the Courtyard by Marriott Portfolio Loan Combination,
          the majority holder(s) of the controlling class under the series
          2005-C3 pooling and servicing agreement, the majority holder(s) of certain classes of series 2005-C3 certificates directly backed by the
          Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
          Component and/or the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan Noteholder, depending on the circumstances, will have the right to replace the special servicer with respect to the Courtyard by
          Marriott Portfolio Loan Combination under the series 2005-C3 pooling and servicing agreement without consulting the series 2005-C5 controlling class representative (on behalf of the trust as holder of the Courtyard by Marriott Portfolio Mortgage Loan);

     o    in general, the respective parties to the series 2005-C3 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2005-C5 pooling and servicing agreement; and

     o    if the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
          Portfolio Mortgage Loan becomes no longer subject to the series
          2005-C3 pooling and servicing agreement, then the related Loan
          Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2005-C3 pooling and servicing agreement and, if applicable, the special servicer under the series 2005-C3 pooling and servicing agreement, on terms substantially similar to those in the series 2005-C3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 200 Park Avenue Mortgage Loan or the Courtyard by
          Marriott Portfolio Mortgage Loan, as the case may be, unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement;
          and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series
          2005-C5 certificates.

                                     S-204

         SERVICING OF THE 1345 AVENUE OF THE AMERICAS LOAN COMBINATION
                  AND THE PARK AVENUE PLAZA LOAN COMBINATION

GENERAL

     The series FB 2005-1 pooling and servicing agreement initially governs the servicing and administration of the: (a) 1345 Avenue of the Americas Mortgage
Loan and the 1345 Avenue of the Americas Non-Trust Loans and any related REO
Property; and (b) the Park Avenue Plaza Mortgage Loan and the Park Avenue Plaza
Non-Trust Loans and any related REO Property. The series FB 2005-1 pooling and servicing agreement is the governing document for the Series FB 2005-1
Securitization, which closed prior to the Issue Date. Under the series FB
2005-1 pooling and servicing agreement, the master servicer is Wells Fargo
Bank, National Association, the trustee is LaSalle Bank National Association, the fiscal agent is ABN AMRO Bank N.V., and the initial special servicer is
Wells Fargo Bank, National Association. The master servicer, special servicer and trustee under the series 2005-C5 pooling and servicing agreement will not have any obligation or authority to supervise the series FB 2005-1 master servicer, the series FB 2005-1 special servicer, the series FB 2005-1 trustee or the series FB 2005-1 fiscal agent or to make servicing advances with respect to either the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination. The series FB 2005-1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series FB 2005-1 Securitization and the servicing arrangements under that pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2005-C5 pooling and servicing agreement. There are, however, some differences, including, but not limited to, those described below in this "Servicing of the 1345 Avenue of the
Americas Loan Combination and Park Avenue Plaza Loan Combination" section.

PROPERTY PROTECTION ADVANCES UNDER THE SERIES FB 2005-1 POOLING AND SERVICING
AGREEMENT

     If the borrower under the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination fails to make any payment for (1)
property protection expenses, including taxes, assessments, insurance premiums and other similar items, or (2) property improvement expenses on a timely basis, or collections from the borrower under the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination are insufficient to pay any such expenses when due, the series FB 2001-1 master servicer is required to advance the amount of any shortfall as a property protection advance. In the event that the series FB 2005-1 master servicer fails to make a property protection advance for reasons other than a determination of non-recoverability, the series FB 2005-1 trustee will be required to make that property protection advance, subject to a determination of recoverability. In the event that the series FB 2005-1 trustee fails to make a property protection advance for reasons other than a determination of non-recoverability, the series FB 2005-1 fiscal agent will be required to make that property protection advance, subject to a determination of recoverability. The series FB 2005-1 trustee and the series FB 2005-1 fiscal agent will be entitled to conclusively rely upon such determination of nonrecoverability of the series FB 2005-1 master servicer. A property protection advance will be deemed nonrecoverable when that property protection advance, considered in light of any other previously unreimbursed advances, in the good faith judgment of the series FB
2005-1 master servicer, trustee or fiscal agent, evidenced by an officer's certificate setting forth the procedures and considerations of such party
(including, without limitation, an appraisal of the 1345 Avenue of the Americas
Mortgaged Property or the Park Avenue Plaza Mortgaged Property, as applicable, conducted within the past 12 months) delivered to the series FB 2005-1 trustee and the series 2005-C5 trustee and series 2005-C5 master servicer, would not be ultimately recoverable from certain payments and collections on the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination, as
the case may be (including, without limitation, default interest, insurance proceeds and liquidation proceeds) or otherwise. However, under certain conditions, the series FB 2005-1 master servicer may, but is not obligated to, make a property protection advance even if it determines that such property protection advance would not be recoverable.

     The right of reimbursement with respect to property protection advances for the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza
Loan Combination is prior to the right of holders of the series FB 2005-1 and series 2005-C5 certificates, to distributions. Interest will accrue on any property protection advance made pursuant to the series FB 2005-1 pooling and servicing agreement at the "advance rate" compounded annually, which is defined under the series FB 2005-1 pooling and servicing agreement as the prime rate in effect on such date of determination as set forth in the most recently published "Money Rates" section of The Wall Street Journal, or the average of such rates if more than one rate is published on any one date.

                                     S-205

     The obligation of the series FB 2005-1 master servicer to make property protection advances pursuant to the series FB 2005-1 pooling and servicing agreement continues through the foreclosure of the 1345 Avenue of the Americas
Mortgaged Property or the Park Avenue Plaza Mortgaged Property, as applicable, and until the liquidation thereof or of the related REO Property.

MAINTENANCE OF INSURANCE POLICIES UNDER THE SERIES FB 2005-1 POOLING AND
SERVICING AGREEMENT

     The series FB 2005-1 master servicer is required to use reasonable efforts consistent with the series FB 2005-1 servicing standard to maintain or cause each of the 1345 Avenue of the Americas Borrower and the Park Avenue Plaza
Borrower to maintain, and if the 1345 Avenue of the Americas Borrower or the
Park Avenue Plaza Borrower does not so maintain, will itself maintain (subject to the provisions of the series FB 2005-1 pooling and servicing agreement concerning recoverability of advances, to the extent the series 2005-1 trustee has an insurable interest) and keep in full force and effect for fire and hazard insurance with extended coverage on each of the 1345 Avenue of the
Americas Mortgaged Property and Park Avenue Plaza Mortgaged Property and such other types of insurance and in such amounts as is required to be maintained under the related loan agreement; provided, however, that the series FB 2005-1 master servicer shall not be required to maintain, or cause the 1345 Avenue of the Americas Borrower or the Park Avenue Plaza Borrower to maintain, terrorism insurance if the series FB 2005-1 special servicer determines that such insurance is not required to be maintained under the related loan agreement. In the event that the 1345 Avenue of the Americas Loan Combination or the Park
Avenue Plaza Loan Combination is converted into REO Property, the series FB
2005-1 master servicer must also cause to be maintained with respect to such
REO Property public liability insurance providing coverage against such risks as that servicer determines, in accordance with the series FB 2005-1 servicing standard, to be in the best interests of the series FB 2005-1 trust fund and the holders of the 1345 Avenue of the Americas Non-Trust Loans or the holders of the Park Avenue Plaza Non-Trust Loans, as applicable, and must cause to be maintained with respect to such REO Property insurance providing coverage against up to 24 months of rent interruptions. No earthquake or other additional insurance is to be required of the 1345 Avenue of the Americas
Borrower or the Park Avenue Plaza Borrower or to be maintained by the series FB
2005-1 master servicer other than pursuant to the terms of the related loan agreement and pursuant to such applicable laws and regulations as may at any time be in force and require such additional insurance. At any time the series
FB 2005-1 master servicer has knowledge that the location of the 1345 Avenue of the Americas Mortgaged Property or the Park Avenue Plaza Mortgaged Property is
designated as a federal special flood hazard area, the series FB 2005-1 master servicer is required to use reasonable efforts to cause the 1345 Avenue of the
Americas Borrower or the Park Avenue Plaza Borrower, as applicable, to maintain or will itself obtain flood insurance in respect thereof, to the extent available, in an amount at least equal to the lesser of (a) the unpaid principal amount of the 1345 Avenue of the Americas Loan Combination or the
Park Avenue Plaza Loan Combination or (b) the maximum coverage required by the related loan agreement and as is available under the National Flood Insurance
Act.

THE SERIES FB 2005-1 SERVICING STANDARD

     The series FB 2005-1 master servicer and the series FB 2005-1 special servicer are required to service and administer the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination on behalf of and in the best interests of and for the benefit of the series FB 2005-1 certificateholders and other holders of the related Loan Combination (as a collective whole), in accordance with applicable law and the terms of the series FB 2005-1 pooling and servicing agreement, the related loan documents and the related Co-Lender Agreement and, to the extent consistent with the foregoing, the following standard: (a)(i) in the same manner in which, and with the same care, skill, prudence and diligence with which, the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the
1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan
Combination, as applicable, to the series FB 2005-1 certificateholders and the other holder of the related Loan Combination (as a collective whole), or (ii)
with the same care, skill, prudence and diligence which the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, uses to service and administer similar loans which the series FB 2005-1 master servicer or the series FB 2005-1 special servicer owns, whichever servicing procedure is of a higher standard; and (b) without regard to (i) any relationship that the series FB 2005-1 master servicer, the series FB 2005-1 special servicer or any affiliate thereof may have with the 1345 Avenue of the
Americas Borrower or the Park Avenue Plaza Borrower or any other parties to the series FB 2005-1 transaction; (ii) the ownership of any series FB 2005-1 certificate by the series FB 2005-1 master servicer, the series FB 2005-1 special servicer or any affiliate thereof; (iii) the series FB 2005-1

                                     S-206

master servicer's obligation to make advances or otherwise incur servicing expenses with respect to the 1345 Avenue of the Americas Loan Combination or
the Park Avenue Plaza Loan Combination, as applicable; (iv) the right of the series FB 2005-1 master servicer, the series FB 2005-1 special servicer or any affiliate thereof to receive compensation or other fees for its services under the series FB 2005-1 pooling and servicing agreement; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES FB 2005-1 POOLING AND
SERVICING AGREEMENT

     The series FB 2005-1 special servicer will be responsible for the servicing and administration of the 1345 Avenue of the Americas Loan
Combination or the Park Avenue Plaza Loan Combination if they become specially serviced loans. The 1345 Avenue of the Americas Loan Combination or the Park
Avenue Plaza Loan Combination will become "specially serviced loans" if-

  (1)   the related borrower has not made two consecutive monthly payments
        (and has not cured at least one delinquency by the next related loan payment date) or the payment due on the maturity date;

  (2)   the related borrower has expressed to the series FB 2005-1 master servicer an inability to make payments or a hardship in making payments under the 1345 Avenue of the Americas Loan Combination or the Park
        Avenue Plaza Loan Combination, as applicable, in accordance with their terms or, in the judgment of the series FB 2005-1 master servicer
        (consistent with the series FB 2005-1 servicing standard), a default under either such Loan Combination is imminent, and in either case the series FB 2005-1 special servicer will be required to engage in modification negotiations relating to material terms or payment terms or other typical special servicing activities in connection therewith;

  (3)   the series FB 2005-1 master servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

  (4)   the series FB 2005-1 master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the 1345 Avenue of the Americas Mortgaged Property or the Park Avenue Plaza Mortgaged
        Property, as applicable; or

  (5)   a default of which the series FB 2005-1 master servicer has notice
        (other than a failure by the related borrower to pay principal or interest as required pursuant to the related loan documents) and which materially and adversely affects the interests of the series FB 2005-1 certificateholders and the other holders of the related Loan
        Combination has occurred and remained unremedied for the applicable grace period specified in the related loan agreement (or, if no grace period is specified, 60 days); provided that such 60-day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period; and provided further, that a default requiring a property protection advance will be deemed to materially and adversely affect the interests of the series
        FB 2005-1 certificateholders and the other holders of the related Loan
        Combination.

     The 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza
Loan Combination will cease to be specially serviced loans and will become
"corrected mortgage loans": (a) with respect to the circumstances described in clause (1) above, when the related borrower has brought the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination, as
applicable, current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the subject Loan
Combination); (b) with respect to the circumstances described in clauses (2),
(3) and (4) above, when such circumstances cease to exist in the good faith judgment of the series FB 2005-1 master servicer (or with respect to the circumstances described in the second part of clause (2), pursuant to any work-out implemented by the series FB 2005-1 special servicer); or (c) with respect to the circumstances described in clause (5) above, when such default is cured; and provided, that at that time no circumstance identified in clauses
(1) through (5) above exists that would cause the 1345 Avenue of the Americas
Loan Combination or the Park Avenue Plaza Loan Combination, as applicable, to continue to be characterized as "specially serviced loans."

APPRAISAL TRIGGER EVENT/APPRAISAL REDUCTION AMOUNT UNDER THE SERIES FB 2005-1
POOLING AND SERVICING AGREEMENT

     Under the series FB 2005-1 pooling and servicing agreement, Appraisal
Trigger Events or the equivalent with respect to the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination include the following:

     o    the Loan Combination is 60 days delinquent in respect of any monthly payment;

                                     S-207

     o    the mortgaged real property securing the Loan Combination is acquired on behalf of the series FB 2005-1 trust fund and the other holders of the Loan Combination;

     o    any of the mortgage loans constituting the Loan Combination is modified to reduce the amount of any monthly payment;

     o    a receiver is appointed and continues in such capacity in respect of the related mortgaged real property for at least 30 days;

     o    the related borrower is subject to any bankruptcy, insolvency or similar proceeding; or

     o    the Loan Combination is due and has not been paid on the maturity date.

     Upon the occurrence of any of the foregoing Appraisal Trigger Events, the series FB 2005-1 special servicer will thereupon be required to obtain (within
60 days of the applicable required appraisal date) an appraisal of the related mortgaged real property conducted in accordance with the standards of the appraisal institute by a "qualified appraiser" (as defined under the series FB
2005-1 pooling and servicing agreement), unless such an appraisal had been previously obtained within the prior 12 months and the series FB 2005-1 special servicer has no actual notice that a material change has occurred with respect to the mortgaged real property that would draw into question the applicability of such appraisal.

     An Appraisal Reduction Amount with respect to the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination will equal the excess, if any, of: (a) the sum, without duplication, of (i) the principal balance of the Loan Combination, (ii) to the extent not previously advanced, all unpaid interest on the Loan Combination through the most recent loan payment date at a per annum rate equal to the applicable mortgage interest rate
(exclusive of any default interest), (iii) all accrued but unpaid primary servicing fees, master servicing fees, special servicing fees, trustee fees, unreimbursed advances (together with interest thereon) and other expenses of the series FB 2005-1 trust fund and the series 2005-C5 trust fund related to the Loan Combination, and (iv) all currently due and unpaid real estate taxes, assessments and insurance premiums in respect of the related mortgaged real property (net of any amount escrowed or advanced therefor); over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the mortgaged real property as determined by such appraisals or estimates.

     In the event that after the occurrence of an Appraisal Trigger Event with respect to the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination, the Loan Combination has remained current for six consecutive loan payment dates, and no other Appraisal Trigger Event has occurred and is continuing, the series FB 2005-1 special servicer may, within
30 days after the date of that sixth loan payment date, order an appraisal
(which may be an update of the prior appraisal), the cost of which is required to be paid by the series FB 2005-1 master servicer as a property protection advance. Based upon that appraisal, the series FB 2005-1 master servicer is required to redetermine and report to the series FB 2005-1 trustee and the series 2005-C5 master servicer, the Appraisal Reduction Amount with respect to the Loan Combination and such redetermined Appraisal Reduction Amount will replace the prior Appraisal Reduction Amount with respect to that Loan
Combination.

MODIFICATIONS UNDER THE SERIES FB 2005-1 POOLING AND SERVICING AGREEMENT

     Consistent with the series FB 2005-1 servicing standard and the provisions of the series FB 2005-1 pooling and servicing agreement, the series FB 2005-1 master servicer and the series FB 2005-1 special servicer may, in their respective discretion, waive any late payment charge or penalty interest in connection with any delinquent monthly payment with respect to the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination. In
addition, absent a default, modifications, waivers or amendments to the 1345
Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan
Combination that do not affect payment terms or materially affect the security afforded by the Loan Combination may be made by the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, in accordance with the series FB 2005-1 servicing standard without the consent of the series
FB 2005-1 certificateholders, the other holders of the Loan Combination or the series FB 2005-1 trustee, provided, that any such modification, waiver or amendment: (a) does not adversely affect in any material respect the interest of the series FB 2005-1 certificateholders or any other holder of the Loan
Combination not consenting thereto; (b) does not cause any REMIC holding any of the mortgage loans constituting the Loan Combination to fail to qualify as a
REMIC; (c) would not constitute a "significant modification" as such term is defined in the Internal Revenue Code and treasury regulations thereunder, as evidenced by an opinion of counsel; and (d) does not otherwise adversely affect the status of any REMIC holding any of the mortgage loans constituting the Loan
Combination. If a default has occurred or is reasonably foreseeable with respect to the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination, the series FB 2005-1 special servicer, only if it determines in

                                     S-208

accordance with the series FB 2005-1 servicing standard (evidenced by an officer's certificate delivered to the series FB 2005-1 trustee) that a modification, waiver or amendment of the terms of the Loan Combination is reasonably likely to produce a greater recovery on a present value basis (as a collective whole) than liquidation of the Loan Combination, may agree to a modification, waiver or amendment to the terms of the Loan Combination, subject to the rights of the Loan Combination Controlling Party, as described below.

REMEDIAL RIGHTS

     All decisions, consents, waivers, approvals and other actions authorized to be taken under or in connection with any of the mortgage loan documents relating to the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination will be taken by the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, in their discretion reasonably exercised, in accordance with the series FB 2005-1 pooling and servicing agreement and the applicable servicing standard, and the holder of the 1345
Avenue of the Americas Mortgage Loan or the Park Avenue Plaza Mortgage Loan may
not exercise any such rights with respect to the 1345 Avenue of the Americas
Mortgage Loan or the Park Avenue Plaza Mortgage Loan, as the case may be, or otherwise. Pursuant to the series FB 2005-1 pooling and servicing agreement, all servicing and administrative functions with respect to the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan Combination have been delegated to the series FB 2005-1 master servicer and series FB 2005-1 special servicer, and the series FB 2005-1 master servicer and series FB 2005-1 special servicer may exercise all rights and remedies of the holders of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination. Subject to the terms of the series FB 2005-1 pooling and servicing agreement, the series FB 2005-1 master servicer or the series FB 2005-1 special servicer may, without the consent of the holder of the 1345 Avenue of the
Americas Mortgage Loan or the holder of the Park Avenue Plaza Mortgage Loan, as the case may be, but subject to certain conditions, (i) consent or withhold consent to any action or request by the related borrower, (ii) exercise or refrain from exercising any power, rights or remedies under the related loan documents or otherwise in respect of the 1345 Avenue of the Americas Loan
Combination or the Park Avenue Plaza Loan Combination, (iii) waive any conditions in any related loan documents, (iv) amend or modify the related loan documents or (v) take any other action authorized to be taken under or in connection with the related loan documents.

     In addition to the foregoing, with respect to each of the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan Combination, until the satisfaction in full of the obligations of the related borrower, except as provided in the series FB 2005-1 pooling and servicing agreement, the series
2005-C5 trustee as holder of the 1345 Avenue of the Americas Mortgage Loan or the Park Avenue Plaza Mortgage Loan, as applicable, may not institute or commence a proceeding or case under or file a petition (in each case, either by itself or in conjunction with any other persons) under the United States
Bankruptcy Code (or join any person in any such petition) or otherwise invoke or cause any other person to institute or commence an insolvency proceeding with respect to or against the related borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the related borrower or all or any part of its property or assets ordering the winding-up or liquidation of the affairs of that borrower. The holder of the 1345 Avenue of the Americas Mortgage Loan and the holder of the Park Avenue Plaza Mortgage Loan, pursuant to the related
Co-Lender Agreement, have each appointed the series FB 2005-1 trustee as holder of related Non-Trust Loans in the Series FB 2005-1 Securitization as their agent for the purpose of exercising any and all rights and taking any and all actions available to the holder of the 1345 Avenue of the Americas Mortgage
Loan and the holder of the Park Avenue Plaza Mortgage Loan in connection with any case by or against the related borrower under the United States Bankruptcy
Code or in any other insolvency proceeding.

REPLACEMENT OF MASTER SERVICER AND SPECIAL SERVICER UNDER THE SERIES FB 2005-1
POOLING AND SERVICING AGREEMENT

     If any event of default with respect to the series FB 2005-1 master servicer or the series FB 2005-1 special servicer exists under the series FB
2005-1 pooling and servicing agreement, then (unless such series FB 2005-1 master servicer default is waived by holders of series FB 2005-1 certificates evidencing not less than 66-2/3% of the aggregate voting rights of all series
FB 2005-1 certificates and the other holders of the Loan Combinations in accordance with the terms of the series FB 2005-1 pooling and servicing agreement or, with respect to series FB 2005-1 master servicer defaults consisting of the failure to distribute any principal of or interest on, or other amounts due under, the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination or the failure of the series FB 2005-1 master servicer to make any advance, 100% of the aggregate voting rights of all series FB 2005-1 certificates and the other holders of the Loan Combinations), the holder of the 1345 Avenue of the Americas Mortgage Loan, the holders of at least 51% of the aggregate voting rights of the series FB 2005-1 certificates or the other holders of the 1345 Avenue of the Americas Loan Combination or the
Park Avenue

                                     S-209

Plaza Loan Combination may each direct the series FB 2005-1 trustee to terminate the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, in accordance with the provisions of the series FB
2005-1 pooling and servicing agreement, and the series FB 2005-1 trustee will be required to serve as or appoint a successor series FB 2005-1 master servicer or series FB 2005-1 special servicer, as applicable, as provided in the series
FB 2005-1 pooling and servicing agreement. The series 2005-C5 trustee may, on behalf of the series 2005-C5 certificateholders, waive an event of default on the part of the series FB 2005-1 master servicer or the series FB 2005-1 special servicer only if so directed by such series 2005-C5 certificateholders as would be able to waive a comparable event of default under the series
2005-C5 pooling and servicing agreement. If an event of default on the part of the series FB 2005-1 master servicer or the series FB 2005-1 special servicer is not waived or cured, then the series 2005-C5 trustee may (or, at the direction of the series 2005-C5 controlling class representative or the holders of series 2005-C5 certificates entitled to at least 25% of the series 2005-C5 voting rights, will be required to) seek termination of the defaulting party under the series FB 2005-1 pooling and servicing agreement.

     In addition, the Loan Combination Controlling Party with respect to the
1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan
Combination the will have the right to terminate the series FB 2005-1 special servicer and designate a successor therefore with respect to that Loan
Combination; provided that, among other things, (i) the applicable rating agency confirms to the series FB 2005-1 trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any class of series FB
2005-1 certificates, the series 2005-C5 certificates or any other certificates issued in connection with a securitization of any of the mortgage loans in the
Loan Combination, and (ii) any expenses incurred by the series FB 2005-1 trustee or the terminated series FB 2005-1 special servicer in connection with the replacement of the series FB 2005-1 special servicer are paid by the Loan
Combination Controlling Party.

CERTAIN POWERS OF THE LOAN COMBINATION CONTROLLING PARTY/ASSET STATUS REPORT

     The Loan Combination Controlling Party with respect to each of the 1345
Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination will be the party described under "The Description of the Mortgage
Pool-Loan Combinations-The 1345 Avenue of the Americas Mortgage
Loan-Co-Lender Agreement-Consent Rights" in this prospectus supplement.

     Asset Status Report. Pursuant to the series FB 2005-1 pooling and servicing agreement, no later than 30 days after the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination become specially serviced loans, the series FB 2005-1 special servicer is required to prepare and deliver an "asset status report" with respect to that Loan
Combination and the related mortgaged real property to the rating agencies, the series FB 2005-1 master servicer, the series 2005-C5 master servicer, each series FB 2005-1 certificateholder of the series FB 2005-1 directing class and other holders of the related Non-Trust Loans. Any asset status report prepared by the series FB 2005-1 special servicer will set forth the following information, to the extent reasonably determined, which includes, among other things: (i) a summary of the status of the specially serviced loans, (ii) a discussion of the legal and environmental considerations reasonably known to the series FB 2005-1 special servicer, consistent with the series FB 2005-1 servicing standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained, (iii) a current rent roll and income or operating statement available for the related mortgaged real property, (iv)
a recommendation by the series FB 2005-1 special servicer as to how the specially serviced loans might be returned to performing status, (v) a summary of any proposed action, (vi) a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property.

     If, within ten business days following delivery of the asset status report, the related Loan Combination Controlling Party does not disapprove in writing of any action proposed to be taken in such asset status report, the series FB 2005-1 special servicer is required (subject to consultation with the series 2005-C5 controlling class representative and each other holder of the related Non-Trust Loans that is not or is not represented by the Loan
Combination Controlling Party and obtaining any required consent of any series
FB 2005-1 certificateholders) to implement the recommended action as outlined in such asset status report. If the applicable Loan Combination Controlling
Party disapproves in writing of such asset status report, the series FB 2005-1 special servicer is required to revise and deliver a new asset status report within 30 days after the Loan Combination Controlling Party's disapproval. The series FB 2005-1 special servicer must continue to revise such asset status report until either the Loan Combination Controlling Party fails to disapprove such revised asset status report within the earlier of ten business days of receipt or the passage of 60 days from the date of preparation of the first asset status report.

     The series 2005-C5 controlling class representative and each holder of the related Non-Trust Loans that is not or is not represented by the Loan
Combination Controlling Party will have the right to consult with the series FB
2005-1 special servicer concerning any of the matters contained in the asset status report and to suggest alternate strategies or actions with

                                     S-210

respect to the 1345 Avenue of Americas Loan Combination or the Park Avenue
Plaza Loan Combination, as applicable, for a period of ten business days following the delivery of such asset status report; provided, that if any such party has not responded within such period, it will be deemed to have approved the actions proposed in the asset status report. The series FB 2005-1 special servicer is under no obligation to comply with any advice or consultation provided by such parties. Subject to the limitations below, in the event that the applicable Loan Combination Controlling Party and any holder of a mortgage loan in the related Loan Combination that is not, or is not represented by, the
Loan Combination Controlling Party disagree with any element of the asset status report, but such parties are in agreement with each other about an alternate course of action, the series FB 2005-1 special servicer must revise the asset status report to reflect such alternate course, and shall follow such alternate course of action. In the event that in the event that the applicable
Loan Combination Controlling Party and any holder of a mortgage loan in the related Loan Combination that is not, or is not represented by, the Loan
Combination Controlling Party are not in agreement with respect to the matters covered by the asset status report, then the series FB 2005-1 special servicer must follow the direction of the related Loan Combination Controlling Party in accordance with the procedures described above.

     Major Actions. In addition, neither the series FB 2005-1 master servicer nor series FB 2005-1 special servicer may take certain actions, including, among others, the actions listed below, with respect to the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination, unless such action has been previously approved pursuant to an asset status report procedure, until it has notified each holder of mortgage loans in that Loan
Combination in writing and the applicable Loan Combination Controlling Party has not objected in writing within ten business days of the Loan Combination
Controlling Party having been notified thereof and having been provided with all reasonably requested information with respect thereto:

     (i) any acceleration of the Loan Combination (unless such acceleration is by its terms automatic under the related loan documents) and any proposed or actual foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

     (ii) any modification, or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments or the maturity date and acceptance of discounted payoffs) of the Loan Combination;

     (iii) any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the Loan Combination, accrued and unpaid interest thereon at the interest rate thereon (other than default interest) and all amount required to be paid or reimbursed to the series FB 2005-1 master servicer, series FB 2005-1 special servicer, series FB 2005-1 trustee, series
FB 2005-1 fiscal agent and any other party pursuant to the series FB 2005-1 pooling and servicing agreement;

     (iv) any determination to bring the related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at such REO Property;

     (v) any release of collateral or any acceptance of substitute or additional collateral for the Loan Combination, or any release of the related borrower or any guarantor, other than pursuant to the specific terms of the
Loan Combination;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause, or consent to a transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional debt or mezzanine debt approval of the material waiver or modification of any insurance requirements set forth in the related loan documents;

     (vii) any approval of annual budgets, business plans, major leases or material capital expenditures for the related mortgaged real property, to the extent the lender has approval rights with respect to such items in the related loan documents;

     (viii) any release or waiver of the amounts of escrows or reserves not expressly required by the terms of the Loan Combination or under applicable law;

     (ix) any determination to apply casualty proceeds toward repayment of the
Loan Combination rather than toward restoration of the related mortgaged real property;

     (x) the adoption or approval of a plan of bankruptcy or reorganization with respect to the related borrowers.

     If within ten business days of the Loan Combination Controlling Party having been notified thereof and having been provided with all reasonably requested information with respect thereto, the Loan Combination Controlling
Party does not object to the recommended action in writing, the series FB
2005-1 master servicer or series FB 2005-1 special servicer, as applicable, will implement the recommended action. If any holder of a mortgage loan in the
Loan Combination that is not, or is not represented by, the Loan Combination
Controlling Party disagrees with any aspect of the recommended action, such party will have the right to consult with the Loan Combination Controlling
Party, each other holder of a mortgage loan in

                                     S-211

the Loan Combination that is not, or is not represented by, the Loan
Combination Controlling Party and the series FB 2005-1 master servicer or series FB 2005-1 special servicer, as applicable, during such ten business day period; provided, however, no such person will be obligated to take (or not take) any actions recommended by any holder of a mortgage loan in the Loan
Combination that is not, or is not represented by, the Loan Combination
Controlling Party.

     Notwithstanding the foregoing, the series FB 2005-1 special servicer may take any action set forth in an asset status report or listed above at any time without obtaining the approval of the related Loan Combination Controlling
Party or any other holder of a mortgage loan in the Loan Combination if (i) the series FB 2005-1 special servicer determines that failure to take that action would materially and adversely affect the interests of the series FB 2005-1 certificateholders or any holder of a mortgage loan in the Loan Combination, and (ii) the series FB 2005-1 special servicer has made a reasonable effort to contact the related Loan Combination Controlling Party. The series FB 2005-1 special servicer is not permitted to take any action inconsistent with an approved asset status report, unless that action would be required in the series FB 2005-1 special servicer's reasonable judgment in accordance with the series FB 2005-1 servicing standard.

     Neither the series FB 2005-1 master servicer nor the series FB 2005-1 special servicer shall be obligated to seek approval from the applicable Loan
Combination Controlling Party for any actions to be taken by series FB 2005-1 special servicer with respect to the workout or liquidation of the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination if
(i) the series FB 2005-1 special servicer has notified the Loan Combination
Controlling Party in writing (including pursuant to an asset status report) of various actions that the series FB 2005-1 special servicer proposes to take with respect to the workout or liquidation of the Loan Combination, and (ii)
for 60 days following the first such notice, the Loan Combination Controlling
Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the series FB 2005-1 special servicer considers to be consistent with the series FB 2005-1 servicing standard.

     Further notwithstanding the foregoing, no advice, direction or objection by a Loan Combination Controlling Party contemplated by any of the foregoing may (a) require or cause the series FB 2005-1 special servicer to violate any applicable law, (b) be inconsistent with the series FB 2005-1 servicing standard, (c) require or cause the series FB 2005-1 special servicer to violate the provisions of the series 2005-C5 pooling and servicing agreement relating to REMIC status, (d) require or cause the series FB 2005-1 special servicer to violate any other provisions of the series FB 2005-1 pooling and servicing agreement, (e) require or cause the series FB 2005-1 special servicer to violate the terms of the 1345 Avenue of the Americas Loan Combination or the
Park Avenue Plaza Loan Combination, (f) expose the series FB 2005-1 master servicer, the series FB 2005-1 special servicer, or any other party to the series FB 2005-1 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (g)
materially expand the scope of the series FB 2005-1 master servicer's or series
FB 2005-1 special servicer's responsibilities under the series FB 2005-1 pooling and servicing agreement.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series FB 2005-1 pooling and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or liquidation fees and other additional servicing compensation specified in the series FB 2005-1 pooling and servicing agreement) and limitations on liability in connection with the servicing and administration of the 1345
Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination that are substantially similar to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series
2005-C5 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans thereunder, including, to the extent applicable, the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan.

                                     S-212

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C5 certificates will be issued, on or about August 25,
2005, under the series 2005-C5 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreement with the UBS
          Mortgage Loan Seller;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the
          Series 2005-C5 Pooling and Servicing Agreement-Custodial Account,"
          the special servicer's REO account described under "Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-REO Properties,"
          the trustee's collection account described under "-Collection
          Account" below or the trustee's interest reserve account described under "-Interest Reserve Account" below.

     The series 2005-C5 certificates will include the following classes:

     o    the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F
          classes, which are the classes of series 2005-C5 certificates that are offered by this prospectus supplement, and

     o    the X-CL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V
          classes, which are the classes of series 2005-C5 certificates that-

     1. will be retained or privately placed by us, and

     2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S and T certificates are the series 2005-C5 certificates that will have principal balances and are sometimes referred to as the series
2005-C5 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "-Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2005-C5 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C5 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "-Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2005-C5 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2005-C5 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total notional amount of the class X-CL certificates at initial issuance will be approximately $2,344,068,538, although it may be as much as 5% larger or smaller.

                                     S-213

     The total notional amount of the class X-CP certificates will equal:

     o    during the period from the date of initial issuance of the series
          2005-C5 certificates through and including the distribution date in
          August 2006, the sum of (a) the lesser of $25,717,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $168,662,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4,
          A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding from time to time;

     o    during the period following the distribution date in August 2006 through and including the distribution date in August 2007, the sum of
          (a) the lesser of $307,127,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $164,988,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E,
          F, G, H and J certificates outstanding from time to time;

     o    during the period following the distribution date in August 2007 through and including the distribution date in August 2008, the sum of
          (a) the lesser of $188,457,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $157,407,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time, and (d) the lesser of
          $14,238,000 and the total principal balance of the class J certificates outstanding from time to time;

     o    during the period following the distribution date in August 2008 through and including the distribution date in August 2009, the sum of
          (a) the lesser of $76,004,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $150,251,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F certificates outstanding from time to time, and (d) the lesser of
          $19,377,000 and the total principal balance of the class G certificates outstanding from time to time;

     o    during the period following the distribution date in August 2009 through and including the distribution date in August 2010, the sum of
          (a) the lesser of $773,035,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $114,208,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $10,954,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the distribution date in August 2010 through and including the distribution date in August 2011, the sum of
          (a) the lesser of $666,525,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $109,210,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time and (d) the lesser of $27,928,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in August 2011 through and including the distribution date in August 2012, the sum of
          (a) the lesser of $599,160,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $105,234,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time, and (d) the lesser of $24,797,000 and the total principal balance of the class C certificates outstanding from time to time; and

     o    following the distribution date in August 2012, $0.

     The total initial notional amount of the class X-CP certificates will be approximately $2,206,083,000, although it may be as much as 10% larger or smaller.

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of

                                     S-214

offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance-or, solely in the case of the class X-CP certificates, $250,000 initial notional amount-and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates-Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form-

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates-Book-Entry Registration-DTC, Euroclear and
Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates-Book-Entry Registration-Holding
and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-C5 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"-The Trustee" below.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o    All payments and other collections on the mortgage loans and any REO
          Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                                     S-215

     1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2.   payments and other collections received by the relevant servicer after the end of the related collection period;

     3.   amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2005-C5 certificateholders, including-

          (a)  amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Series
               2005-C5 Pooling and Servicing Agreement-Servicing and Other
               Compensation and Payment of Expenses" in this prospectus
               supplement,

          (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2005-C5 pooling and servicing agreement, and

          (c)  amounts payable with respect to other expenses of the trust; and

     4. amounts deposited in the master servicer's custodial account in error.

     o    Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date.

     o    Any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

     See "-Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-Custodial
Account" and "-Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "-Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o    to pay itself a monthly fee, which is described under "-The Trustee"
          below, and investment earnings on Permitted Investments of funds in the collection account;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents-Matters Regarding the Trustee"
          in the accompanying prospectus, and to make comparable
          indemnifications with respect to the fiscal agent and various related persons;

     o    to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2005-C5 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences-REMICs-Prohibited Transactions
          Tax and Other Taxes" in the accompanying prospectus and "Servicing
          Under the Series 2005-C5 Pooling and Servicing Agreement-REO
          Properties" in this prospectus supplement;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

                                     S-216

     o    with respect to each distribution date during January of 2006 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o    to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-C5 certificates. For any distribution date, those funds will consist of the following separate components-

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
          A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K
          certificates, as and to the extent described under "-Payments-Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loan in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "-Payments-Payments of Post-ARD Additional
          Interest" below, and

     o    the remaining portion of those funds, which-

          1. we refer to as the Available P&I Funds, and

          2. will be paid to the holders of all the series 2005-C5 certificates, other than the class V certificates, as described under
             "-Payments-Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "-The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning in January 2006, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or (i)
in the case of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan, the related mortgage interest rate, minus 0.01%, and
(ii) in the case of the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan, the related mortgage interest rate, minus 0.0025%)
on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning with March 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I
Funds for the distribution date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-C5 certificates will be divided into:

     1.   Loan Group No. 1, which will consist of 97 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $2,171,745,637, representing approximately 92.6% of the Initial Mortgage Pool Balance.

                                     S-217

     2.   Loan Group No. 2, which will consist of 18 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $172,322,902, representing approximately 7.4% of the Initial Mortgage Pool Balance.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-C5 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "-Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2005-C5 certificates will bear interest, except for the R-I, R-II, R-III and V classes.

     With respect to each interest-bearing class of the series 2005-C5 certificates, that interest will accrue during each interest accrual period based upon-

     o    the pass-through rate applicable for that class for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the holders of each interest-bearing class of the series
2005-C5 certificates will be entitled to receive-

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall for
          that distribution date that is allocable to that class of
          certificates.

     If the holders of any interest-bearing class of the series 2005-C5 certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under
"-Payments-Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2005-C5 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2005-C5 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2, A-3, A-AB, A-4, A-1A, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-M, A-J, B, C, D, E, F, G, H and J certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average
Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-M, A-J, B, C, D, E, F, G, H or J certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2005-C5 certificates during that interest accrual period will be that
Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class K certificates will, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

                                     S-218

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in August 2012, will equal the weighted average of the respective strip rates, which we refer to as class
X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class
X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C5 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in August 2012, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

  (1)   the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
        Weighted Average Pool Pass-Through Rate for that interest accrual period, over

  (2)   the pass-through rate in effect during that interest accrual period for the class of series 2005-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in August 2012, the class
X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in August 2012 and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C5 principal balance certificates. In general, the total principal balance of each class of series 2005-C5 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in August 2012, on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

  (1)   if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C5 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the
        Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on
        Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2005-C5 principal balance certificates;
        and

                                     S-219

  (2)   if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C5 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the
        Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2005-C5 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in August 2012, the total principal balance of each class of series 2005-C5 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C5 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds for each distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2005-C5 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2005-C5 principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date.

     On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates on that date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or
          A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

     o    on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

     o    on any given distribution date, beginning with the distribution date in August 2010, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class
          A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates
          (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                     S-220

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any
event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2005-C5 certificates then outstanding.

     The "Class A-AB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class
A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than) the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

     In general, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, the portion of the
Total Principal Payment Amount to which the holders of the class A-M, A-J, B,
C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal the lesser of:

     o    the total principal balance of the subject class of series 2005-C5 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Total Principal Payment Amount for the
          subject distribution date, over (b) the total principal balance of all other classes of series 2005-C5 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2005-C5 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS
OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT
WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-C5 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1A CERTIFICATES) BE
ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE
OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2005-C5 PRINCIPAL BALANCE
CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under
"-Payments-Priority of Payments" below, the holders of each class of series
2005-C5 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2005-C5 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates), thereby reducing the payments of principal on the series 2005-C5 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as

                                     S-221

described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-C5 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-C5 principal balance certificates.
For purposes of determining the respective portions of the Total Principal
Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2005-C5 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "-Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-C5 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-C5 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "-Payments-Priority of Payments" below and elsewhere in this prospectus supplement mean, in the case of any class of series 2005-C5 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under
"-Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2005-C5 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C5 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-C5 principal balance certificates. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

  (1)   concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available
        P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

  (2)   to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal
        Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

                                     S-222

  (3)   to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificate on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

  (4)   to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2005-C5 certificates has been reduced to zero, in an aggregate amount up to the
        Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class
        A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

  (5)   to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and
A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

  (1)   payments to the holders of the class A-M certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

  (2)   payments to the holders of the class A-J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

  (3)   payments to the holders of the class B certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

  (4)   payments to the holders of the class C certificates--

                                     S-223

     first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

  (5)   payments to the holders of the class D certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

  (6)   payments to the holders of the class E certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

  (7)   payments to the holders of the class F certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

  (8)   payments to the holders of the class G certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

  (9)   payments to the holders of the class H certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total

                                     S-224

principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
D, E, F and G certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

  (10)  payments to the holders of the class J certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

  (11)  payments to the holders of the class K certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

  (12)  payments to the holders of the class L certificates-

     first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

  (13)  payments to the holders of the class M certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

  (14)  payments to the holders of the class N certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

  (15)  payments to the holders of the class P certificates--

                                     S-225

     first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

  (16)  payments to the holders of the class Q certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

  (17)  payments to the holders of the class S certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

  (18)  payments to the holders of the class T certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

  (19)  payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I
Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2005-C5 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Payment Amount for the final distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e. Loan Group No. 1 or Loan
Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of-

     o    the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

                                     S-226

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-C5 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-C5 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Payment
          Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

     o    on any distribution date up to and including the distribution date in
          August 2008,

          1. 93% thereof to the holders of the class X-CL certificates, and

          2. 7% thereof to the holders of the class X-CP certificates; and

     o    on any distribution date subsequent to the distribution date in August
          2008 and up to and including the distribution date in August 2010,

          1. 98% thereof to the holders of the class X-CL certificates, and

          2. 2% thereof to the holders of the class X-CP certificates; and

     o    on any distribution date subsequent to the distribution date in August
          2010, 100% thereof to the holders of the class X-CL certificates.

     Neither we nor the underwriters make any representation as to-

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool-Terms and Conditions of the
Underlying Mortgage Loans-Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loan in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining-

     o    payments on the series 2005-C5 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-C5 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C5 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2005-C5 pooling and servicing agreement will be applied-

     o    first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

                                     S-227

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C5 principal balance certificates. If this occurs following the payments made to the series 2005-C5 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C5 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal
Balance of the mortgage pool that will be outstanding immediately following that distribution date.



 ORDER OF ALLOCATION                 CLASS
----------------------   -------------------------------

          1st                          T
          2nd                          S
          3rd                          Q
          4th                          P
          5th                          N
          6th                          M
          7th                          L
          8th                          K
          9th                          J
          10th                         H
          11th                         G
          12th                         F
          13th                         E
          14th                         D
          15th                         C
          16th                         B
          17th                        A-J
          18th                        A-M
          19th                   A-1, A-2, A-3,
                              A-AB, A-4 and A-1A,
                            pro rata based on total
                         outstanding principal balances


     The reductions in the total principal balances of the respective classes of series 2005-C5 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2005-C5 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD
          Additional Interest), over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or
          Post-ARD Additional Interest) on, that mortgage loan.

                                     S-228

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and/or Post-ARD Additional
Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    any unanticipated, non-mortgage loan specific expense of the trust, including-

          1.   any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under
               "Description of the Governing Documents--Matters Regarding the
               Trustee" in the accompanying prospectus (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee),

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Servicing
               Under the Series 2005-C5 Pooling and Servicing Agreement-REO
               Properties" in this prospectus supplement and/or "Federal Income
               Tax Consequences-REMICs-Prohibited Transactions Tax and Other
               Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default
          Interest actually collected on the related underlying mortgage loan;
          and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series
          2005-C5 Pooling and Servicing Agreement--Realization Upon Defaulted
          Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
          Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the governing servicing agreement for an Outside
Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2005-C5 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the related Outside Serviced Trust Mortgage Loan, should be considered
Additional Trust Fund Expenses.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2005-C5 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2005-C5 principal balance certificates, the total principal balances of one or more classes of series 2005-C5 principal balance certificates that had previously been reduced as described above in this "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2005-C5 principal balance certificates in the reverse order that such reductions had been made (i.e.,

                                     S-229

such increases would be made first with respect to the most senior class of series 2005-C5 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2005-C5 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2005-C5 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside
Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion
(but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of:

     o    the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the mortgage loan, net of the Appraisal Reduction Amount
          (or, if applicable, the relevant portion thereof allocable to the mortgage loan), and the denominator of which is equal to the Stated
          Principal Balance of the mortgage loan.

     In the case of any underlying mortgage loan that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

     Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of "Appraisal Reduction Amount," in the case of a Serviced Loan Combination, pursuant to the series 2005-C5 pooling and servicing agreement and, in the case of an Outside Serviced Loan Combination, pursuant to the governing servicing agreement.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C5 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-C5 certificates on that distribution date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loans. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below. None of the master servicer, the trustee or the fiscal agent will be required to make any
P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master

                                     S-230

servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination, and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider
(among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged real properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things)
the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See
"Description of the Certificates-Advances" in the accompanying prospectus and
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-Custodial
Account" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates), thereby reducing the payments of principal on the series 2005-C5 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2005-C5 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2005-C5 certificateholders to the detriment of other classes of series 2005-C5 certificateholders will not constitute a violation of the
Servicing Standard or a breach of the terms of the series 2005-C5 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-C5 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the distribution date for the series 2005-C5 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made

                                     S-231

with respect to any such mortgage loan will be limited to the amount of Default
Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable-

     o    first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2005-C5 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for
ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o    A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o    A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

     The master servicer or the special servicer, as specified in the series
2005-C5 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other

                                     S-232

reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "-Information
Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA servicer watch list;

     o    a loan payoff notification report;

     o    a CMSA comparative financial status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA loan periodic update file;

     o    a CMSA property file; and

     o    a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "-Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the series 2005-C3 master servicer or the series FB 2005-1 master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2005-C5 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust
Mortgage Loan or the related mortgaged real property is received from the series
2005-C3 master servicer or the series FB 2005-1 master servicer, as applicable, the series 2005-C5 master servicer is required to aggregate that information with the CMSA reports the series 2005-C5 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available
Electronically." The obligation of the series 2005-C5 master servicer and/or the trustee to remit any reports or information identified in this
"--Certificateholder Reports; Available Information" section with respect to an
Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2005-C5 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any

                                     S-233

other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-C5 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-C5 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-C5 certificateholders and beneficial owners of series 2005-C5 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2005-C5 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. The trustee will not be liable for the dissemination of information made in accordance with the series 2005-C5 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2005-C5 pooling and servicing agreement, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2005-C5 certificateholders.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     Other Information. The series 2005-C5 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
          2005-C5 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the series 2005-C5 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C5 certificateholders since the Issue Date;

     o    all officer's certificates delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2005-C5 Pooling and
          Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o    all accountant's reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the
          Issue Date, as described under "Servicing Under the Series 2005-C5
          Pooling and Servicing Agreement-Evidence as to Compliance" in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside
          Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

                                     S-234

     o    the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o    upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
          (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2005-C5
          Pooling and Servicing Agreement-Inspections; Collection of Operating
          Information" in this prospectus supplement;

     o    upon request, except in the case of an Outside Serviced Trust Mortgage
          Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2005-C5 Pooling and
          Servicing Agreement-Inspections; Collection of Operating Information"
          in this prospectus supplement; and

     o    with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of such Outside Serviced Trust Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C5 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity;
          and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series
          2005-C5 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2005-C5 certificates will be allocated among the respective classes of those certificates as follows:

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2005-C5 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o    0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

     Voting rights allocated to a class of series 2005-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2005-C5 pooling and servicing agreement will terminate following the earliest of--

  1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

  2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2005-C5 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

                                     S-235

     Written notice of termination of the series 2005-C5 pooling and servicing agreement will be given to each series 2005-C5 certificateholder. The final payment with respect to each series 2005-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-C5 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o    the sum of-

     1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2. the appraised value of all REO Properties then included in the trust,

     minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C5 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-C5 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2005-C5 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the Initial Mortgage Pool Balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C5 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C5 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-C5 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services-LB-UBS Commercial Mortgage Trust Series 2005-C5.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o    be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C5 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                                     S-236

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at the annual rate stated in the series 2005-C5 pooling and servicing agreement,

     o    accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

     LaSalle Bank National Association is also the trustee under the series
2005-C3 pooling and servicing agreement, which governs the administration of the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio
Loan Combination, and the series FB 2005-1 pooling and servicing agreement, which governs the administration of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2005-C5 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--Servicing
and Other Compensation and Payment of Expenses" in this prospectus supplement.
The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-237

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-C5 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-C5 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the

                                     S-238

underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-1A, A-4, A-M, A-J, B, C,
D, E, F, G, H and J certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C5 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If-

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-1A, A-4, A-M, A-J, B, C, D, E, F,
G, H or J certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C5 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

                                     S-239

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including-

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors-Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool," "Servicing Under the Series 2005-C5 Pooling
and Servicing Agreement," "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

                                     S-240

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates-Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o    determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

     o    converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the
PSA Standard Formula modified duration is calculated by dividing the Macaulay
Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant

                                     S-241

annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that-

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the ARD Loan in the trust will be paid in full on its anticipated repayment date,

     o    the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o    the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o sum the results; and

      o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments-Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3, A-AB and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2005-C5 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)-

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

                                     S-242

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2005-C5 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C5 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage
Loan, and subject to any other assumptions set forth in the opinion, each of
REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal
Revenue Code.

     The assets of REMIC I will generally include-

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2005-C5 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loan held in that REMIC.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C,
          D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o    the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

                                     S-243

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, the Class X-CP certificates will be issued with more than a de minimis amount of original issue discount and the other classes of offered certificates will be issued with no original issue discount and, in some cases, may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See
"Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2005-C5 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

                                     S-244

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-AB and A-4 certificates may wish to consult their tax advisors concerning the application of section
7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in Loan Group
No. 1, which generally, with the exception of six (6) underlying mortgage loans, does not consist of assets described in that section of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that-

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

CONSTRUCTIVE SALES OF CLASS X-CP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that-

                                     S-245

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C5 certificateholders.

     See "-REO Properties" in this prospectus supplement and "Federal Income Tax
Consequences-REMICs-Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences-REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are-

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-C5 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan
Asset Regulations. For example, one of the exceptions in the Plan Asset
Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2005-C5 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2005-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

                                     S-246

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true-

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2005-C5 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A
Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

                                     S-247

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with-

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, any party responsible for servicing an Outside Serviced
          Trust Mortgage Loan, provider of credit support, Exemption-Favored
          Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of-

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that-

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                     S-248

                               LEGAL INVESTMENT

     None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates-

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,255,444,000, plus accrued interest on all the offered certificates from August 11, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about August 25, 2005, against payment for them in immediately available funds.



UNDERWRITER                         CLASS A-1        CLASS A-2         CLASS A-3        CLASS A-AB        CLASS A-4

Lehman Brothers Inc ..........    $78,000,000      $347,000,000      $158,000,000      $76,000,000      $809,525,000
UBS Securities LLC ...........              0                 0                 0                0          N/A
                                  -----------      ------------      ------------      -----------     -------------
TOTAL ........................    $78,000,000      $347,000,000      $158,000,000      $76,000,000      $809,525,000
                                  ===========      ============      ============      ===========     =============




UNDERWRITER                         CLASS A-1A        CLASS A-M         CLASS A-J          CLASS B          CLASS C

Lehman Brothers Inc. .........    $172,322,000      $234,407,000      $187,526,000      $20,510,000      $32,231,000
UBS Securities LLC ...........               0                 0                 0                0                0
                                  ------------      ------------      ------------      -----------      -----------
TOTAL ........................    $172,322,000      $234,407,000      $187,526,000      $20,510,000      $32,231,000
                                  ============      ============      ============      ===========      ===========




UNDERWRITER                          CLASS D          CLASS E          CLASS F          CLASS X-CP

Lehman Brothers Inc. .........    $29,301,000      $23,441,000      $29,301,000      $2,206,083,000
UBS Securities LLC ...........              0                0                0                   0
                                  -----------      -----------      -----------      --------------
TOTAL ........................    $29,301,000      $23,441,000      $29,301,000      $2,206,083,000
                                  ===========      ===========      ===========      ==============


     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that-

          1.   no stop order suspending the effectiveness of our registration statement is in effect, and

          2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received

                                     S-249

compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Each underwriter has further represented to and agreed with us that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2005-C5 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2005-C5 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2005-C5 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total
          balance sheet of more than |Hm43,000,000 and (3) an annual net
          turnover of more than |Hm50,000,000, as shown in its last annual or
          consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of series
2005-C5 certificates to the public" in relation to any series 2005-C5 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2005-C5 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2005-C5 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus
Directive in that Member State and the expression "Prospectus Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each
Relevant Member State.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors-Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect
on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o    Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o    UBS Securities LLC is acting as co-lead manager.

                                     S-250

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York, for
both underwriters by Sidley Austin Brown & Wood LLP, New York, New York and for
UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:



  CLASS                                S&P                          FITCH
---------                             -----                         ------

   X-CP                                AAA                           AAA
    A-1                                AAA                           AAA
    A-2                                AAA                           AAA
    A-3                                AAA                           AAA
   A-AB                                AAA                           AAA
    A-4                                AAA                           AAA
   A-1A                                AAA                           AAA
    A-M                                AAA                           AAA
    A-J                                AAA                           AAA
     B                                 AA+                           AA+
     C                                  AA                           AA
     D                                 AA-                           AA-
     E                                  A+                           A+
     F                                  A                             A


     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will

                                     S-251

nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-252

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "200 PARK AVENUE BORROWER" means the borrower under the 200 Park Avenue
Loan Combination, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The 200 Park Avenue Mortgage
Loan-The Borrower and Sponsor" in this prospectus supplement.

     "200 PARK AVENUE CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of a date in June 13, 2005, between the initial holder of the promissory note for the 200 Park Avenue Mortgage Loan and the initial 200 Park
Avenue Non-Trust Loan Noteholder.

     "200 PARK AVENUE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 200 Park Avenue Mortgage Loan-Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE LOAN COMBINATION" means, together, the 200 Park Avenue
Mortgage Loan and the 200 Park Avenue Non-Trust Loans.

     "200 PARK AVENUE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 200 Park Avenue Mortgage Loan-Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE BORROWER" means the borrower under the 200 Park
Avenue Mezzanine Loan, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The 200 Park Avenue Mortgage
Loan-Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 200 Park Avenue Mortgage Loan-Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 200 Park Avenue Mortgage Loan-Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The 200 Park Avenue Mortgage Loan-Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE" has
the meaning assigned to that term under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The 200 Park Avenue Mortgage
Loan-Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the 200 Park Avenue Mortgaged Property.

     "200 PARK AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue.

     "200 PARK AVENUE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a 200 Park Avenue Non-Trust Loan.

     "200 PARK AVENUE NON-TRUST LOANS" means, together, the 200 Park Avenue
Note A1 Non-Trust Loan and the 200 Park Avenue Note A3 Non-Trust Loan.

     "200 PARK AVENUE NOTE A LOANS" means, collectively, the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park
Avenue Note A3 Non-Trust Loan.

     "200 PARK AVENUE NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the 200 Park Avenue Note A1 Non-Trust Loan that is identified in the related loan agreement as "Note A1 Tranche B", and that is, in general,

                                     S-253

subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the 200
Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue
Note A3 Non-Trust Loan.

     "200 PARK AVENUE NOTE A1 NON-TRUST LOAN" means the Non-Trust Loan secured by the 200 Park Avenue Mortgaged Property and evidenced by promissory note A-1, which Non-Trust Loan is comprised of (i) the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component and (ii) the 200 Park Avenue Note A1 Junior Non-Trust
Loan Component.

     "200 PARK AVENUE NOTE A1 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the 200 Park Avenue Note A1 Non-Trust Loan, that is identified in the related loan agreement as "Note A-1 Tranche A", and that is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the
200 Park Avenue Note A3 Non-Trust Loan, and, in general, senior in right of payment to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE NOTE A3 NON-TRUST LOAN" means the Non-Trust Loan secured by the 200 Park Avenue Mortgaged Property and evidenced by promissory note A-3, which Non-Trust Loan is, at all times, pari passu in right of payment with the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A1 Senior Non-Trust
Loan Component, and, in general, senior in right of payment to the 200 Park
Avenue Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE SIGNAGE RIGHTS" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 200 Park Avenue Mortgage Loan-Building Naming Rights/Signage" in
this prospectus supplement.

     "270 CORPORATE CENTER BORROWER" means the borrower under the 270 Corporate
Center Loan Combination, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The 270 Corporate Center Mortgage
Loan-The Borrower and Sponsor" in this prospectus supplement.

     "270 CORPORATE CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the 270 Corporate Center Mortgaged Property.

     "270 CORPORATE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 270 Corporate Center.

     "424 WEST 33RD STREET BORROWER" means the borrower under the 424 West 33rd
Street Loan Combination, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The 424 West 33rd Street Mortgage
Loan-The Borrower and Sponsor" in this prospectus supplement.

     "424 WEST 33RD STREET CONDOMINIUM DOCUMENTS" has the meaning assigned thereto under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 424 West 33rd Street Mortgage Loan-Subordination to Condominium
Declaration; Partial Release" in this prospectus supplement.

     "424 WEST 33RD STREET MORTGAGE LOAN" means the underlying mortgage loan secured by the 424 West 33rd Street Mortgaged Property.

     "424 WEST 33RD STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 424 West 33rd
Street.

     "424 WEST 33RD STREET OPTION PERIOD" has the meaning assigned thereto under
"Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The 424
West 33rd Street Mortgage Loan-Purchase Option" in this prospectus supplement.

     "500 WEST MADISON STREET BORROWER" means the borrower under the 500 West
Madison Street Loan Combination, as identified under "Description of the
Mortgage Pool-Significant Underlying Mortgage Loans-The 500 West Madison
Street Mortgage Loan-The Borrower and Sponsor" in this prospectus supplement.

     "500 WEST MADISON STREET CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of August 11, 2005, between the initial holder of the promissory note for the 500 West Madison Street Mortgage Loan and the initial
500 West Madison Street Non-Trust Loan Noteholder.

     "500 WEST MADISON STREET LOAN COMBINATION" means, together, the 500 West
Madison Street Mortgage Loan and the 500 West Madison Street Non-Trust Loan.

     "500 WEST MADISON STREET MORTGAGE LOAN" means the underlying mortgage loan secured by the 500 West Madison Street Mortgaged Property.

     "500 WEST MADISON STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 500 West
Madison Street.

                                     S-254

     "500 WEST MADISON STREET NON-TRUST LOAN" means the Non-Trust Loan secured by the 500 West Madison Street Mortgaged Property that is, in general, subordinate in right of payment to the 500 West Madison Street Mortgage Loan.

     "500 WEST MADISON STREET NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the 500 West Madison Street Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS BORROWER" means 1345 Fee LLC and 1345
Leasehold LLC.

     "1345 AVENUE OF THE AMERICAS CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of July 6, 2005, between the initial holder of the promissory note for the 1345 Avenue of the Americas Mortgage Loan and the
initial 1345 Avenue of the Americas Non-Trust Loan Noteholder.

     "1345 AVENUE OF THE AMERICAS LOAN COMBINATION" means, together, the 1345
Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas
Non-Trust Loans.

     "1345 AVENUE OF THE AMERICAS MORTGAGE LOAN" means the underlying mortgage loan secured by the 1345 Avenue of the Americas Mortgaged Property.

     "1345 AVENUE OF THE AMERICAS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1345 Avenue of the Americas.

     "1345 AVENUE OF THE AMERICAS NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for 1345 Avenue of the Americas Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS NON-TRUST LOANS" means, together, the 1345
Avenue of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of the
Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-A4
Non-Trust Loan, the 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan, the
1345 Avenue of the Americas Note 1-B2 Non-Trust Loan, the 1345 Avenue of the
Americas Note 1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C2
Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan, the
1345 Avenue of the Americas Note 1-C4 Non-Trust Loan and 1345 Avenue of the
Americas Note 2 Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS NOTE 1-A1 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-A1.

     "1345 AVENUE OF THE AMERICAS NOTE 1-A3 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan and evidenced by promissory note 1-A3.

     "1345 AVENUE OF THE AMERICAS NOTE 1-A4 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-A4.

     "1345 AVENUE OF THE AMERICAS NOTE 1-B1 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-B1.

     "1345 AVENUE OF THE AMERICAS NOTE 1-B2 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-B2.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C1 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C1.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C2 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C2.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C3 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C3.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C4 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C4.

     "1345 AVENUE OF THE AMERICAS NOTE 2 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the 1345 Avenue of the Americas Note 2 Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS A LOANS" means, together, the 1345 Avenue of the Americas Mortgage Loan, the 1345 Avenue of the Americas Note 1-A1 Non-Trust
Loan, the 1345 Avenue of the Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue
of the Americas Note 1-A4 Non-Trust Loan and the 1345 Avenue of the Americas
Note 2 Senior Non-Trust Loan Component.

                                     S-255

     "1345 AVENUE OF THE AMERICAS B LOANS" means, together, the 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-B2 Non-Trust Loan and the 1345 Avenue of the Americas Note 2 Junior Non-Trust
Loan Component .

     "1345 AVENUE OF THE AMERICAS C LOANS" means, together, the 1345 Avenue of the Americas Note 1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-C2 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan
and the 1345 Avenue of the Americas Note 1-C4 Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS NOTE A NON-TRUST LOANS" means, together, the
1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of the
Americas Note 1-A3 Non-Trust Loan the 1345 Avenue of the Americas Note 1-A4
Non-Trust Loan and the 1345 Avenue of the Americas Note 2 Senior Non-Trust Loan
Component.

     "1345 AVENUE OF THE AMERICAS NOTE 2 LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 2.

     "1345 AVENUE OF THE AMERICAS NOTE 2 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the 1345 Avenue of the Americas Note 2 Non-Trust Loan.

     "A/B LOAN COMBINATION" means each Loan Combination identified as an A/B
Loan Combination in the chart under "Description of the Mortgage Pool-Loan
Combinations-General" in this prospectus supplement.

     "A/B LOAN COMBINATION CO-LENDER AGREEMENT" means the Co-Lender Agreement related to each A/B Loan Combination.

     "A/B LOAN COMBINATION NON-TRUST LOAN" means the Non-Trust Loan that is part of an A/B Loan Combination.

     "A/B LOAN COMBINATION NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for an A/B Loan Combination Non-Trust Loan.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that-

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the series 2005-C5 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust
          Loan, and

     o    causes a shortfall in the payments of interest (other than Post-ARD
          Additional Interest) or principal on any class of series 2005-C5 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates- Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of-

     o    the per annum rate at which the related master servicing fee
          (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2005-C5 pooling and servicing agreement,

     o    the per annum rate at which the monthly trustee fee is calculated under the series 2005-C5 pooling and servicing agreement, and

     o    solely with respect to each Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject
          Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis)
          under the applicable pooling and servicing agreement.

     "ADR" means average daily rate.

                                     S-256

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that will equal the excess, if any, of
"x" over "y" where-

     o    "x" is equal to the sum of:

     1.   the Stated Principal Balance of the mortgage loan;

     2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

     3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

     4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2005-C5 pooling and servicing agreement;

     5.   any other unpaid items that could become Additional Trust Fund
          Expenses in respect of the mortgage loan; and

     6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

     o    "y" is equal to the sum of:

     1.   the excess, if any, of-

          (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in
               accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

          (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

     2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that-

          (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

          (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period
               following the date of determination, and

          (c)  may be used to reduce the principal balance of the mortgage loan;
               and

     3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust (other than an
        Outside Serviced Trust Mortgage Loan)-

     o    an Appraisal Trigger Event occurs,

     o    no appraisal or other valuation estimate, as described under
          "Servicing Under the Series 2005-C5 Pooling and Servicing
          Agreement-Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either-

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that would, in the special
               servicer's judgment, materially affect the value of the property,

                                     S-257

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other
Appraisal Trigger Event has occurred during the preceding three-month period;
and no Appraisal Reduction Amount shall exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. In the case of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination, upon the occurrence of an
Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the subject Loan Combination will be as calculated in accordance with the series 2005-C3 pooling and servicing agreement and generally in the same manner as Appraisal Reduction Amounts are calculated under the series 2005-C5 pooling and servicing agreement, except that interest payable on delinquency advances made with respect to all the securitized mortgage loans in the subject Loan Combination may be taken into account. In the case of the 1345 Avenue of the Americas Mortgage Loan and the Park Avenue
Plaza Mortgage Loan, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination will be calculated under the series FB 2005-1 pooling and servicing agreement and generally as described under "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination-Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination (in the case of the
Outside Serviced Loan Combinations, pursuant to the governing servicing agreement) as follows-

     o    with respect to the 200 Park Avenue Loan Combination, any Appraisal
          Reduction Amount will be allocated, first, to the 200 Park Avenue Note
          A1 Junior Non-Trust Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
          (other than Default Interest) on, the 200 Park Avenue Note A1 Junior
          Non-Trust Loan Component), and then, on a pro rata basis by balance, between the 200 Park Avenue Note A1 Senior Non-Trust Loan Component,
          the 200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A3
          Non-Trust Loan;

     o    with respect to the Courtyard by Marriott Portfolio Loan Combination,
          any resulting Appraisal Reduction Amount will be allocated, first, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan (up to the
          amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan, and second, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component (up to
          the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Courtyard by
          Marriott Portfolio Note A1 Junior Non-Trust Loan Component), and
          third, on a pro rata basis by balance, between the Courtyard by
          Marriott Portfolio Note A1 Senior Non-Trust Loan Component, the
          Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by
          Marriott Portfolio Note A3 Non-Trust Loan;

     o    with respect to the 1345 Avenue of the Americas Loan Combination, any
          resulting Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the 1345 Avenue of the Americas C
          Loans (up to the amount of the outstanding principal balance of the
          1345 Avenue of the Americas C Loans), and second, on a pro rata basis by balance, between the 1345 Avenue of the Americas B Loans (up to the amount of the outstanding principal balance of the 1345 Avenue of the
          Americas B Loans), and third, on a pro rata basis by balance, between the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of
          the Americas Note A Non-Trust Mortgage Loans;

     o    with respect to the Park Avenue Plaza Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the Park Avenue Plaza B Loans (up to the amount of the outstanding principal balance of the Park Avenue Plaza B
          Loans), and second, on a pro rata basis by balance, between the Park
          Avenue Plaza Mortgage Loan and the Park Avenue Plaza Note A Non-Trust
          Loans; and

                                     S-258

     o    with respect to each A/B Loan Combination, any resulting Appraisal
          Reduction Amount will, in each case, be allocated, first, to the related A/B Loan Combination Non-Trust Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the related A/B Loan
          Combination Non-Trust Mortgage Loan), and then, to the underlying mortgage loan in that Loan Combination.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced
Non-Trust Loan, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that-

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is delinquent-

          1.   except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

          2.   solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
               (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o    a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events or the equivalent with respect to the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan will be as set forth in, and appraisals of the 200 Park Avenue Mortgaged Property and the Courtyard by Marriott Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2005-C3
Securitization (or other successor servicing agreement). Those Appraisal
Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     Appraisal Trigger Events or the equivalent with respect to the 1345 Avenue of the Americas Mortgage Loan will be as set forth in, and appraisals of the
1345 Avenue of the Americas Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series FB 2005-1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent are described under "Servicing of the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination-Appraisal Trigger
Event/Appraisal Reduction Amount under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool-Terms and Conditions of the Underlying
Mortgage Loans-ARD Loans."

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-C5 certificates on each distribution date. The Available P&I Funds are more particularly described under "Description of the Offered Certificates-Collection Account-Withdrawals" in this prospectus supplement.

     "BALLOON BALANCE" has the same meaning as "Maturity/ARD Balance."

                                     S-259

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-C5 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLASS A-AB PLANNED PRINCIPAL BALANCE" has the meaning assigned to that term under "Description of the Certificates-Payments-Payments of Principal" in
this prospectus supplement.

     "CLASS A SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first distribution date as of the commencement of business on which-

     o    the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates-Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool-Loan Combinations" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "COURTYARD BY MARRIOTT PORTFOLIO AFFILIATE GROUND LEASES" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The Courtyard by Marriott Portfolio Mortgage Loan-
Ground Leases" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The Courtyard by Marriott Portfolio Mortgage Loan-The Borrower and
Sponsor" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of June 13, 2005, between the initial holder of the promissory note for the Courtyard by Marriott Portfolio Mortgage Loan and the
Courtyard by Marriott Portfolio Non-Trust Loan Noteholders.

     "COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan, the Courtyard by Marriott Portfolio Note A3
Non-Trust Loan and the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO MANAGER" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The Courtyard by Marriott Portfolio Mortgage Loan-Management Agreement"
in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE BORROWER" means the borrower under the Courtyard by Marriott Portfolio Mezzanine Loan, as identified under
"Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The
Courtyard by Marriott Portfolio Mortgage Loan-Mezzanine Debt" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The Courtyard by Marriott Portfolio Mortgage Loan-
Mezzanine Debt" in this prospectus supplement.

                                     S-260

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE INTERCREDITOR AGREEMENT" has the
meaning assigned to that term under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The Courtyard by Marriott Portfolio
Mortgage Loan-Mezzanine Debt" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The Courtyard by Marriott Portfolio Mortgage Loan-Mezzanine Debt"
in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio.

     "COURTYARD BY MARRIOTT PORTFOLIO NON-TRUST LOANS" means, collectively, the
Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, the Courtyard by
Marriott Portfolio Note A3 Non-Trust Loan and the Courtyard by Marriott
Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A LOANS" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott Portfolio Note
A3 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT"
means the junior component of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan that is identified in the related loan agreement as "Component
A-1B", and that is, in general, subordinate in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
Portfolio Note A3 Non-Trust Loan and, in general, senior in right of payment with the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties and evidenced by promissory note A-1, which Non-Trust Loan is comprised of (i) the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
Loan Component and (ii) the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
A1 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 SENIOR NON-TRUST LOAN COMPONENT"
means the senior component of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan, that is identified in the related loan agreement as "Component
A-1A", and that is, at all times, pari passu in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Note A3 Non-Trust Loan, and, in general, senior in right of payment to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
and the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A3 NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties that is, at all times, pari passu in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Note A1 Senior Non-Trust Loan Component, and, in general, senior in right of payment to the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note B
Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE B NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties and evidenced by promissory note B, which Non-Trust Loan is, in general, subordinate in right of payment to the Courtyard by Marriott Portfolio
Note A Loans.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE B NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO PARI PASSU NON-TRUST LOANS" means, together, the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan and the
Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO REINVENTION PROGRAM" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The Courtyard by Marriott Portfolio Mortgage
Loan-The Mortgaged Properties" in this prospectus supplement.

                                     S-261

     "COURTYARD BY MARRIOTT PORTFOLIO SPONSOR" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The Courtyard by Marriott Portfolio Mortgage Loan-The Borrower and
Sponsor" in this prospectus supplement.

     "CPI" means consumer price index.

     "CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o    with respect to any mortgage loan in the trust (other than an Outside
          Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of-

          1.   the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus
               supplement, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement
               (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o    with respect to the 200 Park Avenue Mortgage Loan, the ratio, expressed as a percentage, of-

          1.   the aggregate cut-off date principal balance of (a) the 200 Park
               Avenue Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the 200 Park Avenue Note A1 Senior Non-Trust Loan
               Component, and (c) the 200 Park Avenue Note A3 Non-Trust Loan, to

          2.   the appraised value of the 200 Park Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o    with respect to the Courtyard by Marriott Portfolio Mortgage Loan, the
          ratio, expressed as a percentage, of-

          1.   the aggregate cut-off date principal balance of (a) the Courtyard by Marriott Portfolio Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the Courtyard by Marriott
               Portfolio Note A1 Senior Non-Trust Loan Component and (c) the
               Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, to

          2.   the appraised value of the Courtyard by Marriott Portfolio
               Mortgaged Properties, as shown on Annex A-1 to this prospectus supplement;

     o    with respect to the 1345 Avenue of the Americas Mortgage Loan, the
          ratio, expressed as a percentage, of-

          1.   the aggregate cut-off date principal balance of (a) the 1345
               Avenue of the Americas Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the 1345 Avenue of the
               Americas Note A Non-Trust Loans, to

          2.   the appraised value of the 1345 Avenue of the Americas Mortgaged
               Property, as shown on Annex A-1 to this prospectus supplement;
               and

     o    with respect to the Park Avenue Plaza Mortgage Loan, the ratio, expressed as a percentage, of-

          1.   the aggregate cut-off date principal balance of (a) the Park
               Avenue Plaza Mortgage Loan, as shown on Annex A-1 to this
               prospectus supplement, and (b) the Park Avenue Plaza Note A
               Non-Trust Loans, to

          2.   the appraised value of the Park Avenue Plaza Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that-

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

                                     S-262

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal
Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

     "DSCR NET CASH FLOW" has the same meaning as Underwritten Debt Service
Coverage Ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of-

     o    Lehman Brothers Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman
          Brothers Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 1, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL LOAN GROUP NO. 2 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, after application of all scheduled payments of principal due on or before the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2005-C5 certificates, which will be on or about August 25, 2005.

     "JUNIOR NON-TRUST LOAN COMPONENT" means the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component, the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component, the 1345 Avenue of the Americas Note 2 Junior
Non-Trust Loan Component or the Park Avenue Plaza Note 2 Junior Non-Trust Loan
Component.

                                     S-263

     "LA PLAYA BEACH AND GOLF RESORT BORROWER" means the borrower under the La
Playa Beach and Golf Resort Loan Combination, as identified under "Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The La Playa Beach
and Golf Resort Mortgage Loan-The Borrower and Sponsor" in this prospectus supplement.

     "LA PLAYA BEACH AND GOLF RESORT MORTGAGE LOAN" means the underlying mortgage loan secured by the La Playa Beach and Golf Resort Mortgaged Property.

     "LA PLAYA BEACH AND GOLF RESORT MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as La Playa
Beach and Golf Resort.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with-

     o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o    the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
          Pool-Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing Under the Series 2005-C5 Pooling and
          Servicing Agreement-Fair Value Option" in this prospectus supplement;

     o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2005-C5 controlling class or the master servicer, as described under "Description of the Offered
          Certificates-Termination" in this prospectus supplement;

     o    the purchase of the 200 Park Avenue Mortgage Loan or the Courtyard by
          Marriott Portfolio Mortgage Loan by a series 2005-C3 certificateholder in accordance with the series 2005-C3 pooling and servicing agreement, as the case may be, as described under "Description of the Mortgage
          Pool-Loan Combinations" in this prospectus supplement;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LNR" means LNR Property Holdings Ltd.

     "LOAN COMBINATION" means each of the Loan Combinations identified in the chart under "Description of the Mortgage Pool-Loan Combinations-General" in
this prospectus supplement.

     "LOAN COMBINATION CONTROLLING PARTY" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement. The Loan Combination Controlling
Party for each Loan Combination is identified under each italicized subheading entitled "Co-Lender Agreement-Consent Rights" in the applicable section relating to the subject Loan Combination under "Description of the Mortgage
Pool-Loan Combinations" in this prospectus supplement.

     "LOAN GROUP NO. 1" has the meaning assigned to that term under "Description of the Mortgage Pool-General" in this prospectus supplement.

     "LOAN GROUP NO. 1 MULTIFAMILY PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Lombard
Place I DE, LLC, the Tim Smith Portfolio, the Pacific Prestige Properties I DE,
LLC, the Oak Grove at Wildewood, Indian Creek and the Oak Grove at Lexington.

                                     S-264

     "LOAN GROUP NO. 2" has the meaning assigned to that term under
"Description of the Mortgage Pool-General" in this prospectus supplement.

     "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of each of the Outside Serviced Trust Mortgage Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu
Non-Trust Loan(s) (excluding, if applicable, any related Junior Non-Trust Loan
Component)), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on
Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan (or, in the case of the
Courtyard by Marriott Portfolio Trust Mortgage Loan, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust
Loans (excluding the related Junior Non-Trust Loan Component)), as shown on
Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MAGNOLIA MALL BORROWER" means the borrower under the Magnolia Mall
Mortgage Loan, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The Magnolia Mall Mortgage
Loan-The Borrower and Sponsor" in this prospectus supplement.

     "MAGNOLIA MALL MORTGAGE LOAN" means the underlying mortgage loan secured by the Magnolia Mall Mortgaged Property.

     "MAGNOLIA MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Magnolia Mall.

     "MATERIAL BREACH" has the meaning assigned to that term under "Description of the Mortgage Pool-Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned to that term under
"Description of the Mortgage Pool-Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

     "MATURITY/ARD BALANCE" and "BALLOON BALANCE" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY/ARD
LTV RATIO" and "SCHEDULED MATURITY/
ARD LTV" each means:

     o    with respect to any mortgage loan in the trust fund (other than an
          Outside Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of-

          1.   the Maturity/ARD Balance of the subject underlying mortgage loan, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement
               (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o    with respect to the 200 Park Avenue Mortgage Loan, the ratio, expressed as a percentage, of-

          1.   the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the 200 Park Avenue Mortgage Loan; (b) the 200 Park
               Avenue Note A1 Senior Non-Trust Loan Component; and (c) the 200
               Park Avenue Note A3 Non-Trust Loan, to

          2.   the appraised value of the 200 Park Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

                                     S-265

     o    with respect to the Courtyard by Marriott Portfolio Mortgage Loan, the
          ratio, expressed as a percentage, of-

          1.   the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the Courtyard by Marriott Portfolio Mortgage Loan; (b)
               the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
               Component; and (c) the Courtyard by Marriott Portfolio Note A3
               Non-Trust Loan, to

          2.   the appraised value of the Courtyard by Marriott Portfolio
               Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o    with respect to the 1345 Avenue of the Americas Mortgage Loan, the
          ratio, expressed as a percentage, of-

          1.   the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the 1345 Avenue of the Americas Mortgage Loan; and (b)
               the 1345 Avenue of the Americas Note A Non-Trust Loans, to

          2.   the appraised value of the 1345 Avenue of the Americas Mortgaged
               Property, as shown on Annex A-1 to this prospectus supplement;
               and

     o    with respect to the Park Avenue Plaza Mortgage Loan, the ratio, expressed as a percentage, of-

          1.   the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the Park Avenue Plaza Mortgage Loan; and (b) the Park
               Avenue Plaza Note A Non-Trust Loans, to

          2.   the appraised value of the Park Avenue Plaza Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o    with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the
          Palmolive Building Retail, the ratio, expressed as a percentage, of-

          1.   the expected outstanding principal balance of the mortgage loan on its stated maturity date, assuming additional monthly
               amortization payments (based on a 25-year amortization schedule)
               are made on the mortgage loan (from excess cash flow) beginning in September 2010 until the stated maturity date in addition to the scheduled interest only monthly payments, to

          2.   the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     "METLIFE" means Metropolitan Life Insurance Company.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C5 certificates and the mortgage loans in the trust:

     o    the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $2,344,068,539; the
          Initial Loan Group No. 1 Balance is approximately $2,171,745,637 and the Initial Loan Group No. 2 Balance is approximately $172,322,902;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2005-C5 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of series 2005-C5 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an
          Actual/360 Basis or a 30/360 Basis, as applicable;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

                                     S-266

     o    there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates-Termination;"

     o    there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palmolive
          Building Retail is assumed to require payments of interest only for 60 months, and thereafter to require monthly debt service payments sufficient to amortize that underlying mortgage loan over an approximately 25-year term.

     o    payments on the offered certificates are made on the 15th day of each month, commencing in September 2005; and

     o    the offered certificates are settled on August 25, 2005.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "N/A" and "NAP" mean that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of-

     o    the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items-

          (a)  allowances for vacancies and credit losses,

          (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

                                     S-267

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available;

     o    except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

     o    in the case of single tenant properties, the payments due under the related lease.

     In the case of the 10 largest underlying mortgage loans (exclusive of the
270 Corporate Center Mortgage Loan) described under "Description of the
Mortgage Pool-Significant Underlying Mortgage Loans" above in this prospectus supplement, in addition to the 1345 Avenue of the Americas Mortgage Loan and
the Park Avenue Plaza Mortgage Loan, respectively, some of the above described items were reviewed by an accountant under a set of agreed upon procedures.
Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

                                     S-268

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

     o    certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o    property management fees were generally assumed to be 1.0% to 3.0%
          (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at
          $1,000,000;

     o    in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o    expenses were generally, but not always, assumed to include annual replacement reserves equal to-

          (a)  in the case of retail, office, self-storage and
               industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

          (b)  in the case of multifamily rental apartments, generally not less than $200 or more than approximately $300 per residential unit per year, depending on the condition of the property;

          (c)  in the case of mobile home park properties, generally $50 per pad per year; and

          (d)  in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual
Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan (other than an Outside
          Serviced Trust Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to-

          1.   the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

     minus

          2.   the related Administrative Cost Rate;

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage
          Loan), for any distribution date, an annual rate generally equal to-

          1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

     minus

                                     S-269

          2.   the related Administrative Cost Rate; and

     o    in the case of each Outside Serviced Trust Mortgage Loan, for any distribution date, an annual rate generally equal to-

          1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date minus
               (x) in the case of the 200 Park Avenue Mortgage Loan and the
               Courtyard by Marriott Portfolio Mortgage Loan, 0.0100% (which is the related servicing fee rate under the series 2005-C3 pooling and servicing agreement), and (y) in the case of the 1345 Avenue of the Americas Mortgage Loan and the Park Avenue Plaza Mortgage
               Loan, 0.0025% (which is the related servicing fee rate under the series FB 2005-1 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

     minus

          2.   the sum of the related master servicing fee rate and the trustee fee rate under the series 2005-C5 pooling and servicing
               agreement; and

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of each of the second and third bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME," "U/W NET OPERATING INCOME" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o    the U/W Net Cash Flow for that mortgaged real property;

     plus

     o    underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRUST LOAN" means any mortgage loan that is part of a Loan
Combination but is not included in the trust.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NOTE A LOAN(S)" means, individually or collectively, the 200 Park Avenue
Note A Loans, the Courtyard by Marriott Portfolio Note A Loans, the 1345 Avenue
of the Americas A Loans, the Park Avenue Plaza A Loans and each underlying mortgage loan that is part of an A/B Loan Combination.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o    in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o    in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o    in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o    in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

                                     S-270

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1-Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "OUTSIDE SERVICED LOAN COMBINATION" has the meaning assigned to that term under "Servicing Under the Series 2005-C5 Pooling and Servicing
Agreement-General" in this prospectus supplement.

     "OUTSIDE SERVICED TRUST MORTGAGE LOAN" has the meaning assigned to that term under "Servicing Under the Series 2005-C5 Pooling and Servicing
Agreement-General" in this prospectus supplement.

     "P&I" means principal and/or interest.

     "PARI PASSU LOAN" means the 200 Park Avenue Note A Loans, the Courtyard by
Marriott Portfolio Note A Loans, the 1345 Avenue of the Americas Mortgage Loan,
the 1345 Avenue of the Americas Note A Non-Trust Loans, the Park Avenue Plaza
Mortgage Loan and the Park Avenue Plaza Note A Non-Trust Loans.

     "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Pari Passu Non-Trust Loan.

     "PARI PASSU NON-TRUST LOAN" means, individually or collectively, as the context may require, the 200 Park Avenue Non-Trust Loans, the Courtyard by
Marriott Portfolio Pari Passu Non-Trust Loans, the 1345 Note A Non-Trust Loans
and the Park Avenue Plaza Note A Non-Trust Loans.

     "PARK AVENUE PLAZA BORROWER" means the borrower under the Park Avenue
Plaza Loan Combination.

     "PARK AVENUE PLAZA CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of July 25, 2005, between the initial holder of the promissory note for the Park Avenue Plaza Mortgage Loan and the initial Park
Avenue Plaza Non-Trust Loan Noteholder.

     "PARK AVENUE PLAZA LOAN COMBINATION" means, together, the Park Avenue
Plaza Mortgage Loan and the Park Avenue Plaza Non-Trust Loans.

     "PARK AVENUE PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Park Avenue Plaza Mortgaged Property.

                                     S-271

     "PARK AVENUE PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Avenue Plaza.

     "PARK AVENUE PLAZA A LOANS" means, together, the Park Avenue Plaza
Mortgage Loan, the Park Avenue Plaza Note 1-A1 Non-Trust Loan, the Park Avenue
Plaza Note 1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan
and the Park Avenue Plaza Note 2 Senior Non-Trust Loan Component.

     "PARK AVENUE PLAZA B LOANS" means, together, the Park Avenue Plaza Note
1-B1 Non-Trust Loan, the Park Avenue Plaza Note 1-B2 Non-Trust Loan and the
Park Avenue Plaza Note 2 Junior Non-Trust Loan Component.

     "PARK AVENUE PLAZA NON-TRUST LOANS" means, together, the Park Avenue Plaza
Note 1-A1 Non-Trust Loan, the Park Avenue Plaza Note 1-A3 Non-Trust Loan, the
Park Avenue Plaza Note 1-A4 Non-Trust Loan, the Park Avenue Plaza Note1-B1
Non-Trust Loan, the Park Avenue Plaza Note 1-B2 Non-Trust Loan and the Park
Avenue Plaza Note 2 Non-Trust Loan.

     "PARK AVENUE PLAZA NOTE A NON-TRUST LOANS" means, together, the Park
Avenue Plaza Note 1-A1 Non-Trust Loan, the Park Avenue Plaza Note 1-A3
Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan and the Park
Avenue Plaza Note 2 Senior Non-Trust Loan Component.

     "PARK AVENUE PLAZA NOTE 1-A1 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidencd by the promissory note 1-A1.

     "PARK AVENUE PLAZA NOTE 1-A3 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 1-A3.

     "PARK AVENUE PLAZA NOTE 1-A4 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 1-A4.

     "PARK AVENUE PLAZA NOTE 1-B1 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by promissory note 1-B1.

     "PARK AVENUE PLAZA NOTE 1-B2 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 1-B2.

     "PARK AVENUE PLAZA NOTE 2 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the Park Avenue Plaza Note 2 Non-Trust Loan.

     "PARK AVENUE PLAZA NOTE 2 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 2.

     "PARK AVENUE PLAZA NOTE 2 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the Park Avenue Plaza Note 2 Non-Trust Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o    liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o    the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o    condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o    if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o    other matters to which like properties are commonly subject.

                                     S-272

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2005-C5 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "PLANNED PARENTHOOD CONDOMINIUM DOCUMENTS" has the meaning assigned thereto under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The 424 West 33rd Street Mortgage Loan-Subordination to
Condominium Declaration; Partial Release" in this prospectus supplement.

     "PLANNED PARENTHOOD CONDOMINIUM UNIT" has the meaning assigned thereto under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The 424 West 33rd Street Mortgage Loan-Subordination to Condominium
Declaration; Partial Release" in this prospectus supplement.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage
Loan, servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or
Post-ARD Additional Interest.

     "PROVIDENCE PLACE BORROWER" means the borrower under the Providence Place
Loan Combination, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The Providence Place Mortgage
Loan-The Borrower and Sponsor" in this prospectus supplement.

     "PROVIDENCE PLACE MEZZANINE BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The Providence Place Mortgage Loan-Mezzanine Financing" in this prospectus supplement.

     "PROVIDENCE PLACE MEZZANINE LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The
Providence Place Mortgage Loan-Mezzanine Financing" in this prospectus supplement.

     "PROVIDENCE PLACE MORTGAGE LOAN" means the underlying mortgage loan secured by the Providence Place Mortgaged Property.

     "PROVIDENCE PLACE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence Place.

     "PROVIDENCE PLACE TRIGGER EVENT" has the meaning assigned thereto under
"Description of the Mortgage Pool- Significant Underlying Mortgage Loans-The
Providence Place Mortgage Loan-Lockbox" in this prospectus supplement.

     "PTCE" means prohibited transaction class exemption.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of

                                     S-273

Realized Losses under "Description of the Offered Certificates-Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively-

     1. the trustee,

     2. the Exemption-Favored Parties,

     3. us,

     4. the master servicer,

     5. the special servicer,

     6. any sub-servicers,

     7. any party having servicing responsibilities with respect to an Outside
        Serviced Trust Mortgage Loan or any related REO Property;

     8. the mortgage loan sellers,

     9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

     10. any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR NON-TRUST LOAN COMPONENT" means the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component, the Courtyard by Marriott Portfolio Note A1 Senior
Non-Trust Loan Component, the 1345 Avenue of the Americas Note 2 Senior
Non-Trust Loan Component or the Park Avenue Plaza Note 2 Senior Non-Trust Loan
Component.

                                     S-274

     "SERIES 2005-C3 SECURITIZATION" means the securitization that includes the
200 Park Avenue Note A1 Non-Trust Loan and the Courtyard by Marriott Portfolio
Note A1 Non-Trust Loan, and in connection with which the LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, were issued.

     "SERIES FB 2005-1 SECURITIZATION" means the securitization that includes the 1345 Avenue of the Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of
the Americas Note 1-A4 Non-Trust Loan, the 1345 Avenue of the Americas B Loans,
the Park Avenue Plaza Note 1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4
Non-Trust Loan and the Park Avenue Plaza B Loans, and in connection with which the 1345 Avenue of the Americas and Park Avenue Plaza Trust, Commercial
Mortgage Pass-Through Certificates, Series FB 2005-1, were issued.

     "SERVICED LOAN COMBINATION" has the meaning assigned to that term under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-General"
in this prospectus supplement.

     "SERVICED NON-TRUST LOAN" has the meaning assigned to that term under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement-General"
in this prospectus supplement.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" has the meaning assigned to that term under "Servicing Under the Series 2005-C5 Pooling and Servicing
Agreement-General" in this prospectus supplement.

     "SERVICING FILE" means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2005-C5 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2005-C5 certificateholders and the related
Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO
Properties that such party is obligated to service and administer under the series 2005-C5 pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care-

          1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

          2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special
               servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

     in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2005-C5 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o    with a view to--

          1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2.   in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2005-C5 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is
               involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2005-C5 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

                                     S-275

          1.   any relationship, including as lender on any other debt
               (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series
               2005-C5 pooling and servicing agreement,

          2.   the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2005-C5 certificate or any interest in a Non-Trust Loan,

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2005-C5 pooling and servicing agreement generally or with respect to any particular transaction, and

          5.   the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2005-C5 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     With respect to the 200 Park Avenue Mortgage Loan and the Courtyard by
Marriott Portfolio Mortgage Loan, which are being serviced under the series
2005-C3 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is similar, but may not be identical, to the foregoing. For a discussion of the servicing standard with respect to the 1345 Avenue of the Americas Mortgage Loan and the Park Avneue Plaza
Mortgage Loan, see "Servicing of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination-The Series FB 2005-1
Servicing Standard" in this prospectus supplement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2005-C5 pooling and servicing agreement, any of the following events:

          1.   the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special
               servicer (with the consent of the series 2005-C5 controlling class representative) determines that it will continue,
               unremedied (without regard to any grace period)-

          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b)  solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

          2.   a default (other than as described in clause 1. of this
               definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other
               insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has
               determined that such insurance (a) is not available at
               commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise
               materially adversely affects the interests of series 2005-C5 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and
               (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2005-C5 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related
               Serviced Non-Trust Loan Noteholder;

     3.   the master servicer determines, or the special servicer (with the consent of the series 2005-C5 controlling class representative)
          determines, in each case in accordance with the Servicing Standard, that (a) a default in the

                                     S-276

          making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied
          (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default
          (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2005-C5 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

          o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

          o    with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

          o    with respect to the circumstances described in clauses 3. and 4.
               of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

          o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination provided that, if a Serviced Non-Trust
Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

     The 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio
Mortgage Loan are not being serviced under the series 2005-C5 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C3 pooling and servicing agreement (which governs the servicing of the 200 Park Avenue Loan Combination and the Courtyard
by Marriott Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising a Loan Combination.
If a Non-Trust Loan Noteholder prevents the occurrence of a servicing transfer event with respect to the 200 Park Avenue Mortgage Loan or the Courtyard by
Marriott Portfolio Mortgage Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement or the series 2005-C3 pooling and servicing agreement, then the existence of such servicing transfer event with respect to such Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to the subject underlying mortgage loan or the transfer to special servicing of the subject Outside
Serviced Loan Combination, unless a separate servicing transfer event has occurred with respect thereto.

     Furthermore, the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan are not being serviced under the series 2005-C5 pooling and servicing agreement, and the servicing transfer events or the equivalent

                                     S-277

with respect thereto under the series FB 2005-1 pooling and servicing agreement are described under "Servicing of the 200 Park Avenue Loan Combination and the
1345 Avenue of the Americas Loan Combination-Specially Serviced Mortgage Loan
Under the Series FB 2005-1 Pooling and Servicing Agreement" in this prospectus supplement.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHADOW RATING" means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

          o    will initially equal its cut-off date principal balance; and

          o    will be permanently reduced on each distribution date, to not less than zero, by-

     1.   that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal
          Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount" below in this glossary), and

     2.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means, individually or collectively, as the context may require, the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
the 1345 Avenue of the Americas B Loans, the 1345 Avenue of the Americas C
Loans, the Park Avenue Plaza B Loans, and the Non-Trust Loan comprising each
A/B Loan Combination, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

     "TAG PORTFOLIO BORROWER" means the borrower under the TAG Portfolio Loan
Combination, as identified under "Description of the Mortgage Pool-Significant
Underlying Mortgage Loans-The TAG Portfolio Mortgage Loan-The Borrower and
Sponsor" in this prospectus supplement.

     "TAG PORTFOLIO CORRIDORS PARCEL" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying Mortgage
Loans-The TAG Portfolio Mortgage Loan-The Mortgaged Properties" in this prospectus supplement.

     "TAG PORTFOLIO LOCKOUT PERIOD EXPIRATION DATE" has the meaning assigned to that term under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The TAG Portfolio Mortgage Loan-The Mortgage Loan" in this prospectus supplement.

     "TAG PORTFOLIO LOUDOUN PARCEL" has the meaning assigned to that term under
"Description of the Mortgage Pool-Significant Underlying Mortgage Loans-The
TAG Portfolio Mortgage Loan-The Mortgaged Properties" in this prospectus supplement.

     "TAG PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the TAG Portfolio Mortgaged Properties.

     "TAG PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as TAG
Portfolio.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the

                                     S-278

extent it is drawn upon. With respect to each Outside Serviced Trust Mortgage
Loan, any of the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount equal to the total, without duplication, of the following:

          o    all payments of principal, including voluntary principal
               prepayments, received by or on behalf of the trust on the
               underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

          o    all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

          o    all other collections, including Liquidation Proceeds,
               Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO
               Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

          o    all advances of principal made with respect to the underlying mortgage loans for that distribution date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates
(with a corresponding reduction in the applicable Total Principal Payment
Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered

                                     S-279

Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Serviced Non-Trust Loan.

     "TRIA" means the Terrorism Risk Insurance Act of 2002 as the same may be amended from time to time.

     "U-STORE-IT PORTFOLIO IV BORROWER" means the borrower under the U-Store-It
Portfolio IV Mortgage Loan, as identified under "Description of the Mortgage
Pool-Significant Underlying Mortgage Loans-The U-Store-It Portfolio IV
Mortgage Loan-The Borrower and Sponsor" in this prospectus supplement.

     "U-STORE-IT PORTFOLIO IV MORTGAGE LOAN" means the underlying mortgage loan that is secured by the U-Store-It Portfolio IV Mortgaged Properties.

     "U-STORE-IT PORTFOLIO IV MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It
Portfolio IV.

     "U-STORE-IT PORTFOLIO IV REPLACED PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The U-Store-It Portfolio IV Mortgage Loan-Substitution" in
this prospectus supplement.

     "U-STORE-IT PORTFOLIO IV SUBSTITUTE PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool-Significant Underlying
Mortgage Loans-The U-Store-It Portfolio IV Mortgage Loan-Substitution" in
this prospectus supplement.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of-

          o    the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying
               mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

          o    twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

          o    with respect to each of the Outside Serviced Trust Mortgage
               Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for all of the Pari Passu Loans in the subject Outside Serviced
               Loan Combination, excluding, if applicable, any related Junior
               Non-Trust Loan Component (see "Description of the Mortgage
               Pool-Loan Combinations" in this prospectus supplement); and

          o    in the case of any mortgage loan (including the mortgage loan secured by the mortgaged real property identified on annex A-1 to this prospectus supplement as the Palmolive Building Retail) that provides for payments of interest only until the related stated
               maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan
               documents) due with respect to the subject mortgage loan (or, in the case of an Outside Serviced Trust Mortgage Loan, with respect to all of the Pari Passu Loans in the subject Outside Serviced
               Loan Combination, excluding, if applicable, any related Junior
               Non-Trust Loan Component) during the 12-month period following the cut-off date.

                                     S-280

     Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

          o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

          o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

          o    the assumption that a portion of the currently vacant and
               unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

          o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

          o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real
               property;

          o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

          o    certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1-Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

      o a citizen or resident of the United States,

   o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
     Columbia;

   o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust as to which--

     1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "U/W NCF" has the same meaning as Net Cash Flow.

     "U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage
Ratio.

     "U/W NET CASH FLOW" has the same meaning as Net Cash Flow.

     "U/W NET OPERATING INCOME" has the same meaning as Net Operating Income.

     "U/W NOI" has the same meaning as Net Operating Income.

                                     S-281

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans' respective Stated Principal
Balances immediately prior to the related distribution date.

     "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

     "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-282

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5

ITALICS Indicate Loans Secured by Multiple Properties



 CONTROL  FOOTNOTE  GROUP
   NO.       NO.     NO.                       PROPERTY NAME                                              ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1       (1)       1   200 Park Avenue                                         200 Park Avenue
    2       (2)       1   Providence Place                                        One Francis Street
    3       (3)       1   500 West Madison Street                                 500 West Madison Street
    4       (4)       1   Courtyard by Marriott Portfolio                         Various
   4A1                1   Courtyard by Marriott Poughkeepsie                      2641 South Road
------------------------------------------------------------------------------------------------------------------------------------
   4A2                1   Courtyard by Marriott Lincroft - Red Bank               245 Half Mile Road
   4A3                1   Courtyard by Marriott Norwalk                           474 Main Avenue
   4A4                1   Courtyard by Marriott Rye                               631 Midland Avenue
   4A5                1   Courtyard by Marriott Annapolis                         2559 Riva Road
   4A6                1   Courtyard by Marriott St. Louis - Creve Coeur           828 N. New Ballas Road
------------------------------------------------------------------------------------------------------------------------------------
   4A7                1   Courtyard by Marriott Birmingham - Homewood             500 Shades Creek Parkway
   4A8                1   Courtyard by Marriott Silver Spring                     12521 Prosperity Drive
   4A9                1   Courtyard by Marriott Boulder                           4710 Pearl East Circle
  4A10                1   Courtyard by Marriott Tampa - Westshore                 3805 West Cypress Street
  4A11                1   Courtyard by Marriott Chicago - Lincolnshire            505 Milwaukee Avenue
------------------------------------------------------------------------------------------------------------------------------------
  4A12                1   Courtyard by Marriott Philadelphia - Devon              762 W. Lancaster Avenue
  4A13                1   Courtyard by Marriott Marin - Larkspur                  2500 Larkspur Landing Circle
  4A14                1   Courtyard by Marriott San Francisco - Foster City       550 Shell Boulevard
  4A15                1   Courtyard by Marriott St. Petersburg                    3131 Executive Drive
------------------------------------------------------------------------------------------------------------------------------------
  4A16                1   Courtyard by Marriott Oakbrook Terrace                  6 Trans Am Plaza Drive
  4A17                1   Courtyard by Marriott Detroit - Livonia                 17200 N. Laurel Park Drive
  4A18                1   Courtyard by Marriott Manassas                          10701 Battleview Parkway
  4A19                1   Courtyard by Marriott St. Louis - Westport              11888 Westline Industrial Drive
  4A20                1   Courtyard by Marriott New Haven - Wallingford           600 Northrop Road
------------------------------------------------------------------------------------------------------------------------------------
  4A21                1   Courtyard by Marriott Chicago - Deerfield               800 Lake Cook Road
  4A22                1   Courtyard by Marriott Torrance                          2633 West Sepulveda Boulevard
  4A23                1   Courtyard by Marriott West Palm Beach                   600 Northpoint Parkway
  4A24                1   Courtyard by Marriott Kansas City - Overland Park       11301 Metcalf Avenue
  4A25                1   Courtyard by Marriott Chicago - Highland Park           1505 Lake Cook Road
------------------------------------------------------------------------------------------------------------------------------------
  4A26                1   Courtyard by Marriott Detroit - Airport                 30653 Flynn Drive
  4A27                1   Courtyard by Marriott Chicago - Arlington Heights       100 West Algonquin Road
  4A28                1   Courtyard by Marriott San Jose - Cupertino              10605 North Wolfe Road
  4A29                1   Courtyard by Marriott Los Angeles - Hacienda Heights    1905 S Azusa Avenue
  4A30                1   Courtyard by Marriott Palm Springs                      1300 Tahquitz Canyon Way
------------------------------------------------------------------------------------------------------------------------------------
  4A31                1   Courtyard by Marriott Ft. Myers                         4455 Metro Parkway
  4A32                1   Courtyard by Marriott Ft. Lauderdale - Plantation       7780 Southwest 6th Street
  4A33                1   Courtyard by Marriott Fresno                            140 East Shaw Avenue
  4A34                1   Courtyard by Marriott Little Rock                       10900 Financial Centre Drive
  4A35                1   Courtyard by Marriott Rockford                          7676 East State Street
------------------------------------------------------------------------------------------------------------------------------------
  4A36                1   Courtyard by Marriott Oklahoma City - Airport           4301 Highline Boulevard
  4A37                1   Courtyard by Marriott Birmingham - Hoover               1824 Montgomery Highway South
  4A38                1   Courtyard by Marriott Huntsville                        4804 University Drive
  4A39                1   Courtyard by Marriott Indianapolis                      8670 Allisonville Road
  4A40                1   Courtyard by Marriott Lexington - North                 775 Newtown Court
------------------------------------------------------------------------------------------------------------------------------------
  4A41                1   Courtyard by Marriott Seattle - South Center            400 Andover Park West
  4A42                1   Courtyard by Marriott Nashville - Airport               2508 Elm Hill Pike
  4A43                1   Courtyard by Marriott Atlanta - Airport South           2050 Sullivan Road
  4A44                1   Courtyard by Marriott Waukegan                          3800 Northpoint Boulevard
  4A45                1   Courtyard by Marriott Tucson - Airport                  2505 East Executive Drive
------------------------------------------------------------------------------------------------------------------------------------
  4A46                1   Courtyard by Marriott Atlanta - Gwinnett Mall           3550 Venture Parkway
  4A47                1   Courtyard by Marriott Toledo - Airport                  1435 East Mall Drive
  4A48                1   Courtyard by Marriott Bakersfield                       3601 Marriott Drive
  4A49                1   Courtyard by Marriott Charlottesville                   638 Hillside Drive
  4A50                1   Courtyard by Marriott Minneapolis - Airport             1352 Northland Drive
------------------------------------------------------------------------------------------------------------------------------------
  4A51                1   Courtyard by Marriott Atlanta - Perimeter Center        6250 Peachtree-Dunwoody Road
  4A52                1   Courtyard by Marriott Denver - Southeast Tech Center    6565 South Boston Street
  4A53                1   Courtyard by Marriott Phoenix - Mesa                    1221 South Westwood Avenue
  4A54                1   Courtyard by Marriott Memphis - Airport                 1780 Nonconnah Blvd
  4A55                1   Courtyard by Marriott Plano Parkway                     4901 West Plano Parkway
------------------------------------------------------------------------------------------------------------------------------------
  4A56                1   Courtyard by Marriott Raleigh - Cary                    102 Edinburgh Drive South
  4A57                1   Courtyard by Marriott Dayton - Miamisburg               100 Prestige Place
  4A58                1   Courtyard by Marriott Charlotte - South Park            6023 Park South Drive
  4A59                1   Courtyard by Marriott San Antonio - Downtown            600 Santa Rosa South
  4A60                1   Courtyard by Marriott Phoenix - Metrocenter             9631 North Black Canyon Highway
------------------------------------------------------------------------------------------------------------------------------------
  4A61                1   Courtyard by Marriott Portland - Beaverton              8500 S.W. Nimbus Drive
  4A62                1   Courtyard by Marriott Richardson - NE Richardson Square 1000 South Sherman
  4A63                1   Courtyard by Marriott Boston - Andover                  10 Campanelli Drive
  4A64                1   Courtyard by Marriott Greenville                        70 Orchard Park Drive
    5       (5)       1   U-Store-It Portfolio IV                                 Various
------------------------------------------------------------------------------------------------------------------------------------
   5A                 1   U-Store-It # 666, 666 Satellite                         167-3 Elm Street & 124 Millrock Road East
   5B                 1   U-Store-It # 540                                        8432 Pulaski Highway
   5C                 1   U-Store-It # 479                                        5650 Naples Boulevard
   5D                 1   U-Store-It # 302                                        15120 NE 6th Ave
   5E                 1   U-Store-It # 484                                        550 Harper St
------------------------------------------------------------------------------------------------------------------------------------
   5F                 1   U-Store-It # 701                                        1985 Ostrems Way
   5G                 1   U-Store-It # 521                                        7358 Boynton Beach Boulevard
   5H                 1   U-Store-It # 703                                        3730 S Orange Ave
   5I                 1   U-Store-It # 665                                        99 Hamilton Ave
   5J                 1   U-Store-It # 461                                        18690 Highway 18
------------------------------------------------------------------------------------------------------------------------------------
   5K                 1   U-Store-It # 667                                        201 Lake Ave
   5L                 1   U-Store-It # 662                                        873 Main St
   5M                 1   U-Store-It # 588                                        2700 Poplar Ave
   5N                 1   U-Store-It # 539                                        2801 Harrison St
   5O                 1   U-Store-It # 532                                        43357 Division St
------------------------------------------------------------------------------------------------------------------------------------
   5P                 1   U-Store-It # 619                                        27 W 125 North Ave
   5Q                 1   U-Store-It # 663                                        175 Costello Rd
   5R                 1   U-Store-It # 495                                        365 Tegarden Rd & 13365 Washington Ave
   5S                 1   U-Store-It # 602                                        26W 630 Army Trail Rd
   5T                 1   U-Store-It # 664                                        26 Maselli Rd
------------------------------------------------------------------------------------------------------------------------------------
   5U                 1   U-Store-It # 669                                        45 School House Rd
   5V                 1   U-Store-It # 636                                        426 North Smithville Rd
   5W                 1   U-Store-It # 661                                        510 North Main St
   5X                 1   U-Store-It # 637                                        60 Westpark Dr
    6       (6)       1   270 Corporate Center                                    20201, 20250, 20251, 20300 Century Boulevard
------------------------------------------------------------------------------------------------------------------------------------
    7       (7)       1   Magnolia Mall                                           2701 David McLeod Blvd.
    8                 1   La Playa Beach and Golf Resort                          9891 Gulfshore Drive
    9       (8)       1   424 West 33rd Street                                    424 West 33rd Street
   10       (9)       1   TAG Portfolio                                           Various
   10A                1   Corridors I  & Corridors II                             2651-55 Warrenville Road
------------------------------------------------------------------------------------------------------------------------------------
   10B                1   Loudoun  II                                             45195 Business Court
   11      (10)       1   Palmolive Building Retail                               919 North Michigan Avenue
   12      (11)       1   1345 Avenue of the Americas                             1345 Avenue of the Americas
   13      (12)       1   1750 Old Meadow Road                                    1750 Old Meadow Road
   14                 1   North River Shopping Center                             125 Church Street
------------------------------------------------------------------------------------------------------------------------------------
   15                 2   Sandpiper Apartments                                    4650 West Oakley Blvd
   16      (13)       1   One Hoyt Street                                         One Hoyt Street
   17                 2   2500 Inverrary Club Apartments                          2580 NW 56th Avenue
   18                 1   Pacific Prestige Properties I DE, LLC                   Various
   18A                1   2140 Pacific Avenue                                     2140 Pacific Avenue
------------------------------------------------------------------------------------------------------------------------------------
   18B                1   650 Alvarado                                            650 Alvarado Street
   18C                1   660 Clipper                                             660 Clipper Street
   18D                1   610 Clipper                                             610 Clipper Street
   18E                1   2120 California                                         2120 California Street
   18F                1   3099 Washington                                         3099 Washington Street
------------------------------------------------------------------------------------------------------------------------------------
   18G                1   244 Grattan                                             244 Grattan Street
   19                 1   Wedgewood II                                            4600 Wedgewood Boulevard
   20                 1   Tigertown                                               2263 Tiger Town Parkway
   21                 1   Polo Towne Center                                       2000-2018 North Dallas Parkway
   22      (14)       1   West Hartford Portfolio                                 1001 Farmington Avenue, 18 North Main Street,
                                                                                  61 South Main Street, 65 LaSalle Road and
                                                                                  41 North Main Street
------------------------------------------------------------------------------------------------------------------------------------
   23                 2   The Commons Apartments                                  275 Union Avenue
   24      (15)       1   South Bay Office Tower                                  3031 Tisch Way
   25      (16)       1   Park Avenue Plaza                                       55 East 52nd Street
   26                 2   Loch Raven Apartments                                   1710 Waverly Way
   27                 1   Stadium Plaza                                           2001 West Worley
------------------------------------------------------------------------------------------------------------------------------------
   28                 1   Centre at Lake in the Hills                             101 North Randall Road
   29                 1   Oak Grove at Wildewood                                  81 Mallet Hill Road
   30                 1   Indian Creek                                            1152 Indian Run Drive
   31                 1   Crossroads West                                         2101 W. Broadway
   32                 1   Fairfax Junction                                        11001 Lee Highway
------------------------------------------------------------------------------------------------------------------------------------
   33                 1   Oak Grove at Lexington                                  3901 Rapid Run Drive
   34                 1   Burke Towne Center                                      6030 - 6050 Burke Commons Road
   35      (17)       1   1545 Wilshire Boulevard                                 1545 Wilshire Boulevard
   36                 1   Residence Inn Southington                               778 West Street
   37                 1   Cipriano Square                                         8831-8855 Greenbelt Road
------------------------------------------------------------------------------------------------------------------------------------
   38                 2   LEM-RAY Properties I DE, LLC                            Various
   38A                2   935 Geary                                               935 Geary Street
   38B                2   81 Ninth St                                             81 9th Street
   39                 1   Centre @ Greenway                                       3831 Richmond Ave
   40                 1   Star Plaza                                              2402 Bay Area Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   41                 1   McDermott                                               2023-2035 McDermott Road
   42                 1   Oxford Point Shopping Center                            110 Lincoln Hwy
   43                 1   Grand View                                              8135 Callaghan Road
   44                 1   Lake Worth West                                         6400-6490 Lake Worth Rd & 4180 Jog Rd
   45                 2   Regency Park                                            701 Gilmer Road
------------------------------------------------------------------------------------------------------------------------------------
   46                 1   9200 Mentor Avenue                                      9200 Mentor Avenue
   47                 1   Kiln Creek                                              209 and 211 Village Avenue
   48                 1   Residence Inn Danbury                                   22 Segar Street
   49                 2   Sierra Vista Apartments                                 710 South Hardy Drive
   50                 1   Centre Court                                            6010 Sandy Springs Circle
------------------------------------------------------------------------------------------------------------------------------------
   51                 1   Bealeton Village Center                                 6346-6394 Village Center Drive
   52                 2   Copper Mountain                                         2501 Bacon Ranch Road
   53                 1   401 Frederick                                           401 Frederick Ave
   54                 1   Chesapeake Square                                       25102 Lankford Hwy
   55                 1   Crossroads West SC                                      300 S 291 Highway
------------------------------------------------------------------------------------------------------------------------------------
   56      (18)       1   2024 West Sixth Street                                  2024 West 6th Street
   57                 1   Ulster Terrace                                          4955 South Ulster Street
   58                 1   Courtyard Warwick                                       55 Jefferson Park Road
   59                 2   The Lodge Apartments                                    5577 Northwest 50th Street
   60                 1   Hermes Plaza                                            7311-7327 San Pedro Avenue
------------------------------------------------------------------------------------------------------------------------------------
   61                 2   Remington Apartments                                    521 NW 5th Ave, 925 N Krome Ave, 906 NW 1st Ave,
                                                                                  480 NW 6th St, 460 NW 6th St, 186/194 NW 2nd St,
                                                                                  110 NE 10th St, 960 NE 1st Ave, 55 NE 9th Ct,
                                                                                  938 NW 1st Ave, 930 NW 1st Ave, 67 NE 9th Ct,
                                                                                  931 NW 2nd Ave, 1223 NE 1st Ave, 155 NW 10th St,
                                                                                  30100 Old Dixie Hwy

   62                 1   K-Mart Bloomfield Hills                                 2101 Telegraph Road
   63      (19)       1   2065 West Sixth Street                                  2065 West 6th Street
   64                 1   Lexington Commons                                       10156-10192 West Broad Street
   65                 1   Kmart Greenwood                                         Highway 72 Bypass NW & Highway 25
------------------------------------------------------------------------------------------------------------------------------------
   66                 1   Pine Tree Plaza                                         4311 Lincolnway Boulevard
   67                 1   Walgreens - St. Louis                                   3720 North Kingshighway
   68                 2   The Cottages                                            1 Cottage Drive
   69                 1   Downey Petco                                            8550 & 8580 Firestone Blvd
   70      (20)       1   Walgreens - Albuquerque                                 6605 4th Street Northwest
------------------------------------------------------------------------------------------------------------------------------------
   71                 1   Mr. Van Gard Self Storage                               17811 Bothell Everett Highway
   72                 1   Val Vista Gateway                                       1935-1939 South Val Vista Drive
   73      (20)       1   Walgreens - Oklahoma City                               2345 Classen Boulevard
   74                 1   Savoy Shopping Center                                   8511-8521 Liberty Road
   75                 1   New York Plaza                                          1909-1917 E. Park Row
------------------------------------------------------------------------------------------------------------------------------------
   76                 1   RBC Centura                                             Various
   76A                1   RBC Centura - Duluth                                    3764 Steve Reynolds Boulevard
   76B                1   RBC Centura - Acworth                                   4408 Cobb Parkway
   77                 1   Walgreens - Rochester                                   2985 Crooks Road
   78                 1   University Mall                                         3838 Hardy Street
------------------------------------------------------------------------------------------------------------------------------------
   79                 1   Grants Ferry                                            5610 Hwy 25 (Lakeland Drive)
   80                 1   1332 North Moorpark Road                                1332 North Moorpark Road
   81                 1   Woodlawn Plaza                                          8610-8648 Mexico Road
   82                 2   Summit Ridge Apartments                                 408 Summit Ridge
   83                 1   Inn @ Northrup Station                                  2025 Northwest Northrup Street
------------------------------------------------------------------------------------------------------------------------------------
   84     21)(22)     1   CVS - Montgomery                                        3190 Zelda Court
   85      (21)       1   CVS - Cornwall                                          65 Quaker Avenue
   86                 1   Storage America                                         1425 S.W. 10th Street
   87                 1   Southlake Marketplace Phase II                          2001 W Southlake Blvd.
   88                 2   Hillcrest Estate Apartments                             101 North Crestland Drive
------------------------------------------------------------------------------------------------------------------------------------
   89                 1   Crossroads Centre Shopping Center                       105 East End Boulevard
   90                 1   Hampton Inn - Niceville                                 4400 Ansley Drive
   91                 2   Friendly Village of Adrian                              1100 South Main Street
   92                 1   Atlantis Plaza                                          6074 Congress Avenue
   93      (21)       1   CVS - Jersey Shore                                      1321 Allegheny Street
------------------------------------------------------------------------------------------------------------------------------------
   94      (21)       1   CVS - Douglas                                           912 West Ward Street
   95                 1   Walgreens Hillside                                      109 Hillside Avenue
   96      (23)       1   Lodi Building                                           147 Main Street
   97                 1   CVS Scituate Harbor                                     100-106 Front Street
   98                 1   Auburndale                                              2122 West Highway 92
------------------------------------------------------------------------------------------------------------------------------------
   99                 1   Ardmore Shopping Center                                 601 N. Commerce Street
   100                1   Tim Smith Portfolio                                     Various
  100A                1   Rolling Hills Community                                 S.R 15 and U.S. 24
  100B                1   Edgeview Community                                      103 Stadium Drive
  100C                1   Brentwood Community                                     12863 US-24
------------------------------------------------------------------------------------------------------------------------------------
  100D                1   Northland Senior Community                              13763 County Road East
   101                1   Lombard Place I DE, LLC                                 1304 Lombard Street
   102                2   Stonewall I & II                                        3423 Sevier Avenue and 5022 Chapman Highway
   103                1   Shoppes at Lakeview                                     12488 W. Atlantic Boulevard
   104                2   Cornerstone Apartments                                  1002 Grosvenor Blvd.
------------------------------------------------------------------------------------------------------------------------------------
   105                2   Park Place                                              3611 Maplewood Avenue
   106     (24)       1   Affordable Self Storage & Tech Business Center          3114 Augusta Tech Dr
   107                1   Sanford II                                              1681 Rinehart Road
   108                1   West Point Station                                      1416 Lee Street
   109                1   Argonne Mission Center                                  1521 North Argonne Road
------------------------------------------------------------------------------------------------------------------------------------
   110                2   Marvin Gardens Apartments                               500 West 6th Street
   111     (25)       1   Mallory Station III                                     390 Mallory Station Road
   112                1   Idaho Self Storage                                      10908 West Fairview Ave.
   113                1   Aaron Self Storage                                      2595 E. Highway 25/70
   114                1   Hardy Street Station                                    3901 Hardy Street
------------------------------------------------------------------------------------------------------------------------------------
   115                1   Storage USA                                             7230 Airways Blvd




                                                            CROSS        ORIGINAL     CUT-OFF DATE   % OF AGGREGATE   CUMULATIVE %
CONTROL FOOTNOTE                                        COLLATERALIZED    BALANCE        BALANCE      CUT-OFF DATE   OF INITIAL POOL
  NO.      NO.           CITY          STATE     ZIP      GROUPS (26)       ($)            ($)          BALANCE         BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   1       (1)    New York           NY         10166   No              285,131,898    285,131,898           12.2%          12.2%
   2       (2)    Providence         RI         02903   No              273,600,000    273,600,000           11.7%          23.8%
   3       (3)    Chicago            IL         60661   No              220,000,000    220,000,000            9.4%          33.2%
   4       (4)    Various            Various   Various  No              177,900,000    177,900,000            7.6%          40.8%
  4A1             Poughkeepsie       NY         12601   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
  4A2             Red Bank           NJ         07701   Yes (LB-B)
  4A3             Norwalk            CT         06851   Yes (LB-B)
  4A4             Rye                NY         10580   Yes (LB-B)
  4A5             Annapolis          MD         21401   Yes (LB-B)
  4A6             Creve Coeur        MO         63146   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
  4A7             Homewood           AL         35209   Yes (LB-B)
  4A8             Silver Spring      MD         20904   Yes (LB-B)
  4A9             Boulder            CO         80301   Yes (LB-B)
 4A10             Tampa              FL         33607   Yes (LB-B)
 4A11             Lincolnshire       IL         60069   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A12             Wayne              PA         19087   Yes (LB-B)
 4A13             Larkspur           CA         94939   Yes (LB-B)
 4A14             Foster City        CA         94404   Yes (LB-B)
 4A15             St. Petersburg     FL         33762   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A16             Oakbrook Terrace   IL         60181   Yes (LB-B)
 4A17             Livonia            MI         48152   Yes (LB-B)
 4A18             Manassas           VA         20109   Yes (LB-B)
 4A19             St. Louis          MO         63146   Yes (LB-B)
 4A20             Wallingford        CT         06492   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A21             Deerfield          IL         60015   Yes (LB-B)
 4A22             Torrance           CA         90505   Yes (LB-B)
 4A23             West Palm Beach    FL         33407   Yes (LB-B)
 4A24             Overland Park      KS         66210   Yes (LB-B)
 4A25             Highland Park      IL         60035   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A26             Romulus            MI         48174   Yes (LB-B)
 4A27             Arlington Heights  IL         60005   Yes (LB-B)
 4A28             Cupertino          CA         95014   Yes (LB-B)
 4A29             Hacienda Heights   CA         91745   Yes (LB-B)
 4A30             Palm Springs       CA         92262   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A31             Ft. Myers          FL         33916   Yes (LB-B)
 4A32             Plantation         FL         33324   Yes (LB-B)
 4A33             Fresno             CA         93710   Yes (LB-B)
 4A34             Little Rock        AR         72211   Yes (LB-B)
 4A35             Rockford           IL         61108   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A36             Oklahoma City      OK         73108   Yes (LB-B)
 4A37             Hoover             AL         35244   Yes (LB-B)
 4A38             Huntsville         AL         35816   Yes (LB-B)
 4A39             Indianapolis       IN         46250   Yes (LB-B)
 4A40             Lexington          KY         40511   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A41             Tukwila            WA         98188   Yes (LB-B)
 4A42             Nashville          TN         37214   Yes (LB-B)
 4A43             College Park       GA         30337   Yes (LB-B)
 4A44             Waukegan           IL         60085   Yes (LB-B)
 4A45             Tucson             AZ         85706   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A46             Duluth             GA         30096   Yes (LB-B)
 4A47             Holland            OH         43528   Yes (LB-B)
 4A48             Bakersfield        CA         93308   Yes (LB-B)
 4A49             Charlottesville    VA         22901   Yes (LB-B)
 4A50             Mendota Heights    MN         55120   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A51             Atlanta            GA         30328   Yes (LB-B)
 4A52             Greenwood Village  CO         80111   Yes (LB-B)
 4A53             Mesa               AZ         85210   Yes (LB-B)
 4A54             Memphis            TN         38132   Yes (LB-B)
 4A55             Plano              TX         75093   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A56             Cary               NC         27511   Yes (LB-B)
 4A57             Miamisburg         OH         45432   Yes (LB-B)
 4A58             Charlotte          NC         28210   Yes (LB-B)
 4A59             San Antonio        TX         78204   Yes (LB-B)
 4A60             Phoenix            AZ         85051   Yes (LB-B)
----------------------------------------------------------------------------------------------------------------------------------
 4A61             Beaverton          OR         97008   Yes (LB-B)
 4A62             Richardson         TX         75081   Yes (LB-B)
 4A63             Andover            MA         01810   Yes (LB-B)
 4A64             Greenville         SC         29615   Yes (LB-B)
   5       (5)    Various            Various   Various  No               80,000,000     80,000,000            3.4%          44.2%
----------------------------------------------------------------------------------------------------------------------------------
  5A              Old Saybrook       CT         06475   Yes (LB-F)
  5B              Baltimore          MD         21237   Yes (LB-F)
  5C              Naples             FL         34109   Yes (LB-F)
  5D              Miami              FL         33162   Yes (LB-F)
  5E              Stuart             FL         34994   Yes (LB-F)
----------------------------------------------------------------------------------------------------------------------------------
  5F              Ostrems Way        CA         92407   Yes (LB-F)
  5G              Boyton Beach       FL         33437   Yes (LB-F)
  5H              Orlando            FL         32806   Yes (LB-F)
  5I              Stamford           CT         06902   Yes (LB-F)
  5J              Apple Valley       CA         92307   Yes (LB-F)
----------------------------------------------------------------------------------------------------------------------------------
  5K              Bristol            CT         06010   Yes (LB-F)
  5L              Monroe             CT         06468   Yes (LB-F)
  5M              Memphis            TN         38112   Yes (LB-F)
  5N              Bellwood           IL         60104   Yes (LB-F)
  5O              Lancaster          CA         93535   Yes (LB-F)
----------------------------------------------------------------------------------------------------------------------------------
  5P              West Chicago       IL         60185   Yes (LB-F)
  5Q              Newington          CT         06111   Yes (LB-F)
  5R              Gulfport           MS         39507   Yes (LB-F)
  5S              Bartlett           IL         60103   Yes (LB-F)
  5T              Newington          CT         06111   Yes (LB-F)
----------------------------------------------------------------------------------------------------------------------------------
  5U              Old Saybrook       CT         06475   Yes (LB-F)
  5V              Dayton             OH         45431   Yes (LB-F)
  5W              Manchester         CT         06040   Yes (LB-F)
  5X              Centerville        OH         45459   Yes (LB-F)
   6       (6)    Germantown         MD         20874   No               74,000,000     74,000,000            3.2%          47.4%
----------------------------------------------------------------------------------------------------------------------------------
   7       (7)    Florence           SC         29501   No               66,000,000     65,935,190            2.8%          50.2%
   8              Naples             FL         34108   No               62,500,000     62,430,875            2.7%          52.9%
   9       (8)    New York           NY         10001   No               54,000,000     53,849,117            2.3%          55.2%
  10       (9)    Various            Various   Various  No               53,400,000     53,400,000            2.3%          57.4%
  10A             Downers Grove      IL         60515   Yes (LB-D)
----------------------------------------------------------------------------------------------------------------------------------
  10B             Dulles             VA         20166   Yes (LB-D)
  11      (10)    Chicago            IL         60611   No               52,800,000     52,800,000            2.3%          59.7%
  12      (11)    New York           NY         10105   No               46,800,000     46,800,000            2.0%          61.7%
  13      (12)    McLean             VA         22102   No               36,800,000     36,800,000            1.6%          63.3%
  14              Pembroke           MA         02359   No               34,000,000     34,000,000            1.5%          64.7%
----------------------------------------------------------------------------------------------------------------------------------
  15              Las Vegas          NV         89102   No               32,000,000     32,000,000            1.4%          66.1%
  16      (13)    Brooklyn           NY         11201   No               32,000,000     32,000,000            1.4%          67.4%
  17              Lauderhill         FL         33313   No               30,000,000     30,000,000            1.3%          68.7%
  18              San Francisco      CA        Various  Yes (UBS-A)      27,621,000     27,621,000            1.2%          69.9%
  18A             San Francisco      CA         94115   Yes (UBS-A)
----------------------------------------------------------------------------------------------------------------------------------
  18B             San Francisco      CA         94114   Yes (UBS-A)
  18C             San Francisco      CA         94114   Yes (UBS-A)
  18D             San Francisco      CA         94114   Yes (UBS-A)
  18E             San Francisco      CA         94115   Yes (UBS-A)
  18F             San Francisco      CA         94115   Yes (UBS-A)
----------------------------------------------------------------------------------------------------------------------------------
  18G             San Francisco      CA         94117   Yes (UBS-A)
  19              Frederick          MD         21703   No               27,200,000     27,200,000            1.2%          71.1%
  20              Opelika            AL         36801   No               25,504,400     25,504,400            1.1%          72.1%
  21              Plano              TX         75093   No               23,600,000     23,600,000            1.0%          73.1%
  22      (14)    West Hartford      CT         06107   No               23,500,000     23,500,000            1.0%          74.1%
----------------------------------------------------------------------------------------------------------------------------------
  23              Campbell           CA         95008   No               23,000,000     23,000,000            1.0%          75.1%
  24      (15)    San Jose           CA         95128   No               22,500,000     22,478,810            1.0%          76.1%
  25      (16)    New York           NY         10022   No               19,350,000     19,350,000            0.8%          76.9%
  26              Baltimore          MD         21239   No               17,000,000     17,000,000            0.7%          77.6%
  27              Columbia           MO         65203   No               15,500,000     15,500,000            0.7%          78.3%
----------------------------------------------------------------------------------------------------------------------------------
  28              Lake in the Hills  IL         60156   No               15,200,000     15,200,000            0.6%          78.9%
  29              Columbia           SC         29223   No               14,960,000     14,960,000            0.6%          79.6%
  30              Carrollton         TX         75010   No               14,600,000     14,600,000            0.6%          80.2%
  31              Columbia           MO         65203   No               13,500,000     13,500,000            0.6%          80.8%
  32              Fairfax            VA         22030   No               13,425,000     13,425,000            0.6%          81.4%
----------------------------------------------------------------------------------------------------------------------------------
  33              Lexington          KY         40515   No               13,120,000     13,120,000            0.6%          81.9%
  34              Burke              VA         22015   No               12,425,000     12,425,000            0.5%          82.4%
  35      (17)    Los Angeles        CA         90017   No               11,000,000     11,000,000            0.5%          82.9%
  36              Southington        CT         06489   No               10,950,000     10,950,000            0.5%          83.4%
  37              Greenbelt          MD         20770   No               10,650,000     10,650,000            0.5%          83.8%
----------------------------------------------------------------------------------------------------------------------------------
  38              San Francisco      CA        Various  Yes (UBS-A)      10,606,000     10,606,000            0.5%          84.3%
  38A             San Francisco      CA         94109   Yes (UBS-A)
  38B             San Francisco      CA         94103   Yes (UBS-A)
  39              Houston            TX         77027   No               10,550,000     10,518,858            0.4%          84.7%
  40              Houston            TX         77062   No               10,060,000     10,060,000            0.4%          85.2%
----------------------------------------------------------------------------------------------------------------------------------
  41              Allen              TX         75013   No                9,870,000      9,870,000            0.4%          85.6%
  42              Fairless Hills     PA         19030   No                9,150,000      9,150,000            0.4%          86.0%
  43              San Antonio        TX         78230   No                9,000,000      9,000,000            0.4%          86.4%
  44              Lake Worth         FL         33463   No                8,750,000      8,723,309            0.4%          86.7%
  45              Longview           TX         75604   No                8,400,000      8,400,000            0.4%          87.1%
----------------------------------------------------------------------------------------------------------------------------------
  46              Mentor             OH         44060   No                8,400,000      8,400,000            0.4%          87.5%
  47              Yorktown           VA         23693   No                8,140,000      8,140,000            0.3%          87.8%
  48              Danbury            CT         06810   No                8,050,000      8,050,000            0.3%          88.1%
  49              Tempe              AZ         85281   No                7,800,000      7,800,000            0.3%          88.5%
  50              Atlanta            GA         30328   No                7,720,000      7,720,000            0.3%          88.8%
----------------------------------------------------------------------------------------------------------------------------------
  51              Bealeton           VA         22712   No                7,700,000      7,692,945            0.3%          89.1%
  52              Killeen            TX         76542   No                7,120,000      7,120,000            0.3%          89.4%
  53              Gaithersburg       MD         20877   No                6,880,000      6,880,000            0.3%          89.7%
  54              Onley              VA         23418   No                6,700,000      6,700,000            0.3%          90.0%
  55              Liberty            MO         64068   No                6,600,000      6,600,000            0.3%          90.3%
----------------------------------------------------------------------------------------------------------------------------------
  56      (18)    Los Angeles        CA         90057   No                6,600,000      6,600,000            0.3%          90.6%
  57              Denver             CO         80237   No                6,565,000      6,565,000            0.3%          90.9%
  58              Warwick            RI         02888   No                6,450,000      6,450,000            0.3%          91.1%
  59              Oklahoma City      OK         73122   No                6,282,000      6,275,634            0.3%          91.4%
  60              San Antonio        TX         78216   No                6,000,000      6,000,000            0.3%          91.7%
----------------------------------------------------------------------------------------------------------------------------------
  61              Homestead          FL         33030   No                5,500,000      5,500,000            0.2%          91.9%
  62              Bloomfield         MI         48302   No                5,500,000      5,500,000            0.2%          92.1%
  63      (19)    Los Angeles        CA         90057   No                5,500,000      5,500,000            0.2%          92.4%
  64              Glen Allen         VA         23060   No                5,475,000      5,475,000            0.2%          92.6%
  65              Greenwood          SC         29649   No                5,450,000      5,444,713            0.2%          92.8%
----------------------------------------------------------------------------------------------------------------------------------
  66              Sterling           IL         61081   No                5,440,000      5,440,000            0.2%          93.1%
  67              St. Louis          MO         63115   No                5,418,000      5,418,000            0.2%          93.3%
  68              Newnan             GA         30265   No                5,355,000      5,355,000            0.2%          93.5%
  69              Downey             CA         90241   No                5,300,000      5,300,000            0.2%          93.7%
  70      (20)    Albuquerque        NM         87107   No                5,300,000      5,300,000            0.2%          94.0%
----------------------------------------------------------------------------------------------------------------------------------
  71              Mill Creek         WA         98012   No                5,250,000      5,239,420            0.2%          94.2%
  72              Mesa               AZ         85204   No                5,000,000      5,000,000            0.2%          94.4%
  73      (20)    Oklahoma City      OK         73106   No                5,000,000      5,000,000            0.2%          94.6%
  74              Randallstown       MD         21133   No                4,740,000      4,729,537            0.2%          94.8%
  75              Arlington          TX         76010   No                4,700,000      4,700,000            0.2%          95.0%
----------------------------------------------------------------------------------------------------------------------------------
  76              Various            GA        Various  No                4,687,000      4,687,000            0.2%          95.2%
  76A             Duluth             GA         30096   Yes (UBS-J)
  76B             Acworth            GA         30101   Yes (UBS-J)
  77              Rochester Hills    MI         48309   No                4,680,000      4,680,000            0.2%          95.4%
  78              Hattiesburg        MS         39401   Yes (LB-E)        4,480,000      4,466,918            0.2%          95.6%
----------------------------------------------------------------------------------------------------------------------------------
  79              Brandon            MS         39047   Yes (LB-E)        4,320,000      4,307,386            0.2%          95.8%
  80              Thousand Oaks      CA         91362   No                4,200,000      4,191,296            0.2%          96.0%
  81              O'Fallon           MO         63366   No                4,100,000      4,091,773            0.2%          96.2%
  82              Oklahoma City      OK         73114   No                3,810,000      3,810,000            0.2%          96.3%
  83              Portland           OR         97209   No                3,800,000      3,800,000            0.2%          96.5%
----------------------------------------------------------------------------------------------------------------------------------
  84    (21)(22)  Montgomery         AL         36106   No                3,591,000      3,591,000            0.2%          96.6%
  85      (21)    Cornwall           NY         12518   No                3,587,000      3,587,000            0.2%          96.8%
  86              Delray Beach       FL         33444   No                3,500,000      3,496,453            0.1%          96.9%
  87              Southlake          TX         76092   No                3,470,000      3,470,000            0.1%          97.1%
  88              Norman             OK         73071   No                3,425,000      3,425,000            0.1%          97.2%
----------------------------------------------------------------------------------------------------------------------------------
  89              Marshall           TX         75670   No                3,250,000      3,250,000            0.1%          97.4%
  90              Niceville          FL         32578   No                3,200,000      3,200,000            0.1%          97.5%
  91              Adrian             MI         49221   No                3,200,000      3,200,000            0.1%          97.6%
  92              Lantana            FL         33462   No                3,200,000      3,193,297            0.1%          97.8%
  93      (21)    Jersey Shore       PA         17740   No                3,178,000      3,178,000            0.1%          97.9%
----------------------------------------------------------------------------------------------------------------------------------
  94      (21)    Douglas            GA         31533   No                3,100,000      3,100,000            0.1%          98.0%
  95              New Hyde Park      NY         11040   No                3,025,000      3,025,000            0.1%          98.2%
  96      (23)    Lodi               NJ         07644   No                3,000,000      2,997,161            0.1%          98.3%
  97              Scituate           MA         02066   No                2,900,000      2,894,306            0.1%          98.4%
  98              Auburndale         FL         33823   No                2,820,000      2,820,000            0.1%          98.5%
----------------------------------------------------------------------------------------------------------------------------------
  99              Ardmore            OK         73401   No                2,775,000      2,775,000            0.1%          98.7%
  100             Various            OH        Various  No                2,580,000      2,572,498            0.1%          98.8%
 100A             Defiance           OH         43512   Yes (UBS-H)
 100B             Edgerton           OH         43517   Yes (UBS-H)
 100C             Cecil              OH         45821   Yes (UBS-H)
----------------------------------------------------------------------------------------------------------------------------------
 100D             Bryan              OH         43506   Yes (UBS-H)
  101             San Francisco      CA         94109   Yes (UBS-A)       2,473,000      2,473,000            0.1%          98.9%
  102             Knoxville          TN         37920   No                2,450,000      2,450,000            0.1%          99.0%
  103             Coral Springs      FL         33071   No                2,350,000      2,350,000            0.1%          99.1%
  104             San Antonio        TX         78221   No                2,300,000      2,297,697            0.1%          99.2%
----------------------------------------------------------------------------------------------------------------------------------
  105             Wichita Falls      TX         76308   No                2,239,000      2,239,000            0.1%          99.3%
  106     (24)    Augusta            GA         30902   No                2,100,000      2,095,639            0.1%          99.4%
  107             Sanford            FL         32771   No                2,081,600      2,081,600            0.1%          99.5%
  108             West Point         VA         23181   No                2,000,000      1,998,074            0.1%          99.5%
  109             Spokane            WA         99212   No                1,925,000      1,925,000            0.1%          99.6%
----------------------------------------------------------------------------------------------------------------------------------
  110             Irving             TX         75060   No                1,850,000      1,844,571            0.1%          99.7%
  111     (25)    Franklin           TN         37067   No                1,600,000      1,596,734            0.1%          99.8%
  112             Boise              ID         83713   No                1,500,000      1,500,000            0.1%          99.8%
  113             Dandridge          TN         37725   No                1,440,000      1,435,604            0.1%          99.9%
  114             Hattiesburg        MS         39401   No                1,400,000      1,393,850            0.1%         100.0%
----------------------------------------------------------------------------------------------------------------------------------
  115             Southaven          MS         38671   No                1,135,000      1,123,978            0.0%         100.0%




                             ADMINISTRATIVE  INTEREST                                     ORIGINAL       REMAINING
CONTROL FOOTNOTE   MORTGAGE       COST        ACCRUAL            AMORTIZATION          INTEREST-ONLY   INTEREST-ONLY
  NO.      NO.     RATE (%)      RATE (%)      BASIS                 TYPE              PERIOD (MOS.)   PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------

   1       (1)    5.48966460      0.02075   Actual/360  Interest-Only                             120             117
   2       (2)    5.02500375      0.02075   Actual/360  Balloon                                     0               0
   3       (3)    5.62611364      0.02075   Actual/360  Interest-Only                             120             118
   4       (4)    5.69038890      0.02075   Actual/360  Interest-Only, Balloon                     36              32
  4A1
------------------------------------------------------------------------------------------------------------------------
  4A2
  4A3
  4A4
  4A5
  4A6
------------------------------------------------------------------------------------------------------------------------
  4A7
  4A8
  4A9
 4A10
 4A11
------------------------------------------------------------------------------------------------------------------------
 4A12
 4A13
 4A14
 4A15
------------------------------------------------------------------------------------------------------------------------
 4A16
 4A17
 4A18
 4A19
 4A20
------------------------------------------------------------------------------------------------------------------------
 4A21
 4A22
 4A23
 4A24
 4A25
------------------------------------------------------------------------------------------------------------------------
 4A26
 4A27
 4A28
 4A29
 4A30
------------------------------------------------------------------------------------------------------------------------
 4A31
 4A32
 4A33
 4A34
 4A35
------------------------------------------------------------------------------------------------------------------------
 4A36
 4A37
 4A38
 4A39
 4A40
------------------------------------------------------------------------------------------------------------------------
 4A41
 4A42
 4A43
 4A44
 4A45
------------------------------------------------------------------------------------------------------------------------
 4A46
 4A47
 4A48
 4A49
 4A50
------------------------------------------------------------------------------------------------------------------------
 4A51
 4A52
 4A53
 4A54
 4A55
------------------------------------------------------------------------------------------------------------------------
 4A56
 4A57
 4A58
 4A59
 4A60
------------------------------------------------------------------------------------------------------------------------
 4A61
 4A62
 4A63
 4A64
   5       (5)    5.13000000      0.02075   Actual/360  Interest-Only, Balloon                     24              24
------------------------------------------------------------------------------------------------------------------------
  5A
  5B
  5C
  5D
  5E
------------------------------------------------------------------------------------------------------------------------
  5F
  5G
  5H
  5I
  5J
------------------------------------------------------------------------------------------------------------------------
  5K
  5L
  5M
  5N
  5O
------------------------------------------------------------------------------------------------------------------------
  5P
  5Q
  5R
  5S
  5T
------------------------------------------------------------------------------------------------------------------------
  5U
  5V
  5W
  5X
   6       (6)    5.09000000      0.02075   Actual/360  Interest-Only, Balloon                     47              47
------------------------------------------------------------------------------------------------------------------------
   7       (7)    5.33000000      0.02075   Actual/360  Balloon                                     0               0
   8              5.49000000      0.02075   Actual/360  Balloon                                     0               0
   9       (8)    5.80000000      0.02075   Actual/360  Balloon                                     0               0
  10       (9)    5.33500000      0.02075   Actual/360  Interest-Only                              72              72
  10A
------------------------------------------------------------------------------------------------------------------------
  10B
  11      (10)    5.53000000      0.02075   Actual/360  Interest-Only                             120             120
  12      (11)    5.36450000      0.01325   Actual/360  Interest-Only, Fully Amortizing            24              23
  13      (12)    5.29000000      0.02075   Actual/360  Balloon                                     0               0
  14              5.26000000      0.06075   Actual/360  Interest-Only, Balloon                     24              22
------------------------------------------------------------------------------------------------------------------------
  15              5.14000000      0.02075   Actual/360  Interest-Only, Balloon                     84              83
  16      (13)    5.33000000      0.02075   Actual/360  Interest-Only                             120             120
  17              5.24500000      0.02075   Actual/360  Interest-Only, Balloon                     24              24
  18              6.18000000      0.02075   Actual/360  Interest-Only                              60              60
  18A
------------------------------------------------------------------------------------------------------------------------
  18B
  18C
  18D
  18E
  18F
------------------------------------------------------------------------------------------------------------------------
  18G
  19              5.12000000      0.02075   Actual/360  Interest-Only, Balloon                     47              47
  20              5.44000000      0.02075   Actual/360  Interest-Only                             120             118
  21              6.13980000      0.02075   Actual/360  Interest-Only, Balloon                     60              57
  22      (14)    5.33300000      0.02075   Actual/360  Interest-Only, Balloon                     36              36
------------------------------------------------------------------------------------------------------------------------
  23              4.84000000      0.02075   Actual/360  Interest-Only                              60              60
  24      (15)    5.50000000      0.02075   Actual/360  Balloon                                     0               0
  25      (16)    5.39110000      0.01325   Actual/360  Interest-Only, Fully Amortizing            30              30
  26              5.21400000      0.02075   Actual/360  Interest-Only                             120             120
  27              5.27000000      0.02075   Actual/360  Interest-Only                             120             119
------------------------------------------------------------------------------------------------------------------------
  28              5.35000000      0.02075   Actual/360  Interest-Only, Balloon                     60              60
  29              4.99000000      0.02075   Actual/360  Interest-Only                              60              59
  30              5.31000000      0.02075   Actual/360  Interest-Only                             120             120
  31              5.17000000      0.02075   Actual/360  Interest-Only                             120             119
  32              6.09230000      0.02075   Actual/360  Interest-Only, Balloon                     60              56
------------------------------------------------------------------------------------------------------------------------
  33              4.99000000      0.02075   Actual/360  Interest-Only                              60              59
  34              6.14310000      0.02075   Actual/360  Interest-Only, Balloon                     56              53
  35      (17)    5.46000000      0.02075   Actual/360  Balloon                                     0               0
  36              5.63250000      0.02075   Actual/360  Interest-Only, Balloon                     36              36
  37              5.54000000      0.02075   Actual/360  Interest-Only, Balloon                     60              58
------------------------------------------------------------------------------------------------------------------------
  38              6.18000000      0.02075   Actual/360  Interest-Only                              60              60
  38A
  38B
  39              5.56000000      0.02075   Actual/360  Balloon                                     0               0
  40              5.95000000      0.02075   Actual/360  Interest-Only, Balloon                     60              57
------------------------------------------------------------------------------------------------------------------------
  41              5.93680000      0.02075   Actual/360  Interest-Only, Balloon                     60              58
  42              5.36000000      0.02075   Actual/360  Balloon                                     0               0
  43              5.38000000      0.02075   Actual/360  Interest-Only, Balloon                     24              22
  44              5.34000000      0.02075   Actual/360  Balloon                                     0               0
  45              5.10000000      0.02075   Actual/360  Interest-Only, Balloon                     60              59
------------------------------------------------------------------------------------------------------------------------
  46              5.31710000      0.02075   Actual/360  Balloon                                     0               0
  47              5.88000000      0.02075   Actual/360  Interest-Only, Balloon                     60              56
  48              5.63250000      0.02075   Actual/360  Interest-Only, Balloon                     36              36
  49              5.32000000      0.11075   Actual/360  Interest-Only, Balloon                     24              23
  50              5.95000000      0.02075   Actual/360  Interest-Only, Balloon                     60              57
------------------------------------------------------------------------------------------------------------------------
  51              5.61000000      0.02075   Actual/360  Balloon                                     0               0
  52              5.51000000      0.11075   Actual/360  Interest-Only, Balloon                     36              33
  53              5.92500000      0.02075   Actual/360  Interest-Only, Balloon                     60              56
  54              5.10000000      0.02075   Actual/360  Interest-Only, Balloon                     36              35
  55              5.40000000      0.06075   Actual/360  Interest-Only, Balloon                     24              23
------------------------------------------------------------------------------------------------------------------------
  56      (18)    5.71000000      0.02075   Actual/360  Balloon                                     0               0
  57              5.95000000      0.02075   Actual/360  Interest-Only, Balloon                     60              57
  58              5.63250000      0.02075   Actual/360  Interest-Only, Balloon                     36              36
  59              5.20000000      0.02075   Actual/360  Balloon                                     0               0
  60              5.50000000      0.02075   Actual/360  Interest-Only, Balloon                     36              35
------------------------------------------------------------------------------------------------------------------------
  61              5.25000000      0.02075   Actual/360  Interest-Only, Balloon                     23              23
  62              5.40000000      0.02075   Actual/360  Interest-Only, Balloon                     36              35
  63      (19)    5.71000000      0.02075   Actual/360  Balloon                                     0               0
  64              6.20150000      0.02075   Actual/360  Interest-Only, Balloon                     60              57
  65              5.38000000      0.11075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  66              5.41000000      0.02075   Actual/360  Interest-Only, Balloon                     36              36
  67              5.32000000      0.02075   Actual/360  Interest-Only                             120             120
  68              6.28000000      0.02075   Actual/360  Interest-Only                             120             118
  69              5.38000000      0.06075   Actual/360  Interest-Only, Balloon                     24              23
  70      (20)    5.40000000      0.02075   Actual/360  Interest-Only                             120             119
------------------------------------------------------------------------------------------------------------------------
  71              5.56000000      0.02075   Actual/360  Balloon                                     0               0
  72              5.87000000      0.08075   Actual/360  Interest-Only, Balloon                     12              10
  73      (20)    5.40000000      0.02075   Actual/360  Interest-Only                             120             119
  74              5.85000000      0.02075   Actual/360  Balloon                                     0               0
  75              5.21000000      0.02075   Actual/360  Interest-Only, Balloon                     36              35
------------------------------------------------------------------------------------------------------------------------
  76              5.87500000      0.02075   Actual/360  Interest-Only                              84              84
  76A
  76B
  77              5.27000000      0.02075   Actual/360  Interest-Only                             120             120
  78              5.60000000      0.02075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  79              5.60000000      0.02075   Actual/360  Balloon                                     0               0
  80              5.43000000      0.02075   Actual/360  Balloon                                     0               0
  81              5.58000000      0.02075   Actual/360  Balloon                                     0               0
  82              5.25000000      0.02075   Actual/360  Balloon                                     0               0
  83              5.99000000      0.02075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  84    (21)(22)  5.52000000      0.02075   Actual/360  Interest-Only                             121             121
  85      (21)    5.68000000      0.02075   Actual/360  Interest-Only                             120             119
  86              5.20000000      0.11075   Actual/360  Balloon                                     0               0
  87              5.21000000      0.02075   Actual/360  Interest-Only                              60              59
  88              5.25000000      0.02075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  89              5.26000000      0.02075   Actual/360  Interest-Only, Balloon                     12              11
  90              5.65000000      0.02075   Actual/360  Balloon                                     0               0
  91              5.53000000      0.02075   Actual/360  Interest-Only, Balloon                     36              36
  92              5.38000000      0.02075   Actual/360  Balloon                                     0               0
  93      (21)    5.37000000      0.02075   Actual/360  Interest-Only                             120             120
------------------------------------------------------------------------------------------------------------------------
  94      (21)    5.48000000      0.02075   Actual/360  Interest-Only                             120             120
  95              5.51000000      0.02075   Actual/360  Interest-Only, ARD                         24              23
  96      (23)    5.48000000      0.02075   Actual/360  Balloon                                     0               0
  97              5.68000000      0.02075   Actual/360  Balloon                                     0               0
  98              5.55000000      0.02075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  99              5.45000000      0.11075   Actual/360  Interest-Only, Balloon                     24              22
  100             5.62500000      0.02075   Actual/360  Balloon                                     0               0
 100A
 100B
 100C
------------------------------------------------------------------------------------------------------------------------
 100D
  101             6.18000000      0.02075   Actual/360  Interest-Only                              60              60
  102             5.60000000      0.11075   Actual/360  Balloon                                     0               0
  103             5.28000000      0.02075   Actual/360  Interest-Only, Balloon                     36              34
  104             5.25000000      0.11075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  105             5.25000000      0.02075   Actual/360  Balloon                                     0               0
  106     (24)    5.42000000      0.11075   Actual/360  Balloon                                     0               0
  107             5.45000000      0.02075   Actual/360  Balloon                                     0               0
  108             5.41000000      0.02075   Actual/360  Balloon                                     0               0
  109             5.31000000      0.02075   Actual/360  Interest-Only, Balloon                     24              21
------------------------------------------------------------------------------------------------------------------------
  110             5.57000000      0.02075   Actual/360  Balloon                                     0               0
  111     (25)    5.50000000      0.02075   Actual/360  Balloon                                     0               0
  112             5.51000000      0.02075   Actual/360  Interest-Only, Balloon                     24              24
  113             5.41000000      0.11075   Actual/360  Balloon                                     0               0
  114             5.60000000      0.02075   Actual/360  Balloon                                     0               0
------------------------------------------------------------------------------------------------------------------------
  115             5.30000000      0.02075   Actual/360  Fully Amortizing                            0               0




                    ORIGINAL          REMAINING         ORIGINAL        REMAINING                      MATURITY OR
CONTROL FOOTNOTE     TERM TO           TERM TO        AMORTIZATION    AMORTIZATION     ORIGINATION     ANTICIPATED        BALLOON
  NO.      NO.   MATURITY (MOS.)   MATURITY (MOS.)    TERM (MOS.)      TERM (MOS.)        DATE       REPAYMENT DATE     BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1       (1)                120               117               0               0        5/4/2005         5/11/2015    285,131,898
   2       (2)                 60                55             360             355        3/9/2005         3/11/2010    254,259,162
   3       (3)                120               118               0               0        6/3/2005         6/11/2015    220,000,000
   4       (4)                120               116             294             294       3/29/2005         4/11/2015    148,909,816
  4A1
------------------------------------------------------------------------------------------------------------------------------------
  4A2
  4A3
  4A4
  4A5
  4A6
------------------------------------------------------------------------------------------------------------------------------------
  4A7
  4A8
  4A9
 4A10
 4A11
------------------------------------------------------------------------------------------------------------------------------------
 4A12
 4A13
 4A14
 4A15
------------------------------------------------------------------------------------------------------------------------------------
 4A16
 4A17
 4A18
 4A19
 4A20
------------------------------------------------------------------------------------------------------------------------------------
 4A21
 4A22
 4A23
 4A24
 4A25
------------------------------------------------------------------------------------------------------------------------------------
 4A26
 4A27
 4A28
 4A29
 4A30
------------------------------------------------------------------------------------------------------------------------------------
 4A31
 4A32
 4A33
 4A34
 4A35
------------------------------------------------------------------------------------------------------------------------------------
 4A36
 4A37
 4A38
 4A39
 4A40
------------------------------------------------------------------------------------------------------------------------------------
 4A41
 4A42
 4A43
 4A44
 4A45
------------------------------------------------------------------------------------------------------------------------------------
 4A46
 4A47
 4A48
 4A49
 4A50
------------------------------------------------------------------------------------------------------------------------------------
 4A51
 4A52
 4A53
 4A54
 4A55
------------------------------------------------------------------------------------------------------------------------------------
 4A56
 4A57
 4A58
 4A59
 4A60
------------------------------------------------------------------------------------------------------------------------------------
 4A61
 4A62
 4A63
 4A64
   5       (5)                 84                84             360             360       7/19/2005         8/11/2012     73,936,023
------------------------------------------------------------------------------------------------------------------------------------
  5A
  5B
  5C
  5D
  5E
------------------------------------------------------------------------------------------------------------------------------------
  5F
  5G
  5H
  5I
  5J
------------------------------------------------------------------------------------------------------------------------------------
  5K
  5L
  5M
  5N
  5O
------------------------------------------------------------------------------------------------------------------------------------
  5P
  5Q
  5R
  5S
  5T
------------------------------------------------------------------------------------------------------------------------------------
  5U
  5V
  5W
  5X
   6       (6)                119               119             360             360       7/12/2005         7/11/2015     67,021,002
------------------------------------------------------------------------------------------------------------------------------------
   7       (7)                120               119             360             359       7/11/2005         7/11/2015     54,841,661
   8                          120               119             336             335       6/27/2005         7/11/2015     50,574,703
   9       (8)                108               105             360             357       5/10/2005         5/11/2014     46,616,038
  10       (9)                 72                72               0               0       7/14/2005         8/11/2011     53,400,000
  10A
------------------------------------------------------------------------------------------------------------------------------------
  10B
  11      (10)                120               120               0               0        8/1/2005         8/11/2015     47,389,019
  12      (11)                121               120              97              97        7/6/2005          8/8/2015              0
  13      (12)                119               119             360             360       7/12/2005         7/11/2015     30,601,727
  14                          120               118             360             360        6/3/2005         6/11/2015     29,612,815
------------------------------------------------------------------------------------------------------------------------------------
  15                          120               119             360             360       6/30/2005         7/11/2015     30,618,227
  16      (13)                120               120               0               0       7/19/2005         8/11/2015     32,000,000
  17                          120               120             360             360       7/28/2005         8/11/2015     26,118,955
  18                           60                60               0               0       7/14/2005         8/11/2010     27,621,000
  18A
------------------------------------------------------------------------------------------------------------------------------------
  18B
  18C
  18D
  18E
  18F
------------------------------------------------------------------------------------------------------------------------------------
  18G
  19                          119               119             360             360       7/12/2005         7/11/2015     24,648,199
  20                          120               118               0               0       5/18/2005         6/11/2015     25,504,400
  21                          180               177             360             360       4/13/2005         5/11/2020     20,102,205
  22      (14)                120               120             360             360        8/1/2005         8/11/2015     20,949,237
------------------------------------------------------------------------------------------------------------------------------------
  23                           60                60               0               0       7/14/2005         8/11/2010     23,000,000
  24      (15)                 60                59             360             359       6/30/2005         7/11/2010     20,903,889
  25      (16)                121               121              91              91       7/25/2005          9/8/2015              0
  26                          120               120               0               0       7/27/2005         8/11/2015     17,000,000
  27                          120               119               0               0       6/15/2005         7/11/2015     15,500,000
------------------------------------------------------------------------------------------------------------------------------------
  28                          120               120             360             360        8/2/2005         8/11/2015     14,091,053
  29                           60                59               0               0       6/22/2005         7/11/2010     14,960,000
  30                          120               120               0               0       7/13/2005         8/11/2015     14,600,000
  31                          120               119               0               0       6/20/2005         7/11/2015     13,500,000
  32                          180               176             360             360       4/11/2005         4/11/2020     11,418,408
------------------------------------------------------------------------------------------------------------------------------------
  33                           60                59               0               0       6/22/2005         7/11/2010     13,120,000
  34                          176               173             360             360       4/21/2005         1/11/2020     10,578,842
  35      (17)                120               120             360             360        8/3/2005         8/11/2015      9,176,798
  36                          120               120             360             360        8/9/2005         8/11/2015      9,821,899
  37                          180               178             360             360        6/9/2005         6/11/2020      8,908,788
------------------------------------------------------------------------------------------------------------------------------------
  38                           60                60               0               0       7/14/2005         8/11/2010     10,606,000
  38A
  38B
  39                          120               117             360             357       5/11/2005         5/11/2015      8,829,730
  40                          180               177             360             360       4/13/2005         5/11/2020      8,521,292
------------------------------------------------------------------------------------------------------------------------------------
  41                          180               178             360             360       5/23/2005         6/11/2020      8,356,246
  42                          120               120             360             360       7/20/2005         8/11/2015      7,609,565
  43                          144               142             360             360       5/26/2005         6/11/2017      7,491,430
  44                          120               118             300             298       5/31/2005         6/11/2015      6,622,534
  45                          120               119             360             360       6/17/2005         7/11/2015      7,758,824
------------------------------------------------------------------------------------------------------------------------------------
  46                          120               120             360             360       7/21/2005         8/11/2015      6,976,385
  47                          180               176             360             360        4/7/2005         4/11/2020      6,880,034
  48                          120               120             360             360        8/9/2005         8/11/2015      7,220,666
  49                          108               107             360             360        7/1/2005         7/11/2014      6,953,357
  50                          180               177             360             360       4/12/2005         5/11/2020      6,539,202
------------------------------------------------------------------------------------------------------------------------------------
  51                          120               119             360             359       6/15/2005         7/11/2015      6,454,232
  52                          108               105             360             360        5/2/2005         5/11/2014      6,496,821
  53                          180               176             360             360       4/11/2005         4/11/2020      5,822,895
  54                          120               119             360             360       6/22/2005         7/11/2015      5,943,541
  55                          120               119             360             360        7/1/2005         7/11/2015      5,768,366
------------------------------------------------------------------------------------------------------------------------------------
  56      (18)                120               120             360             360        8/3/2005         8/11/2015      5,548,563
  57                          180               177             360             360       4/14/2005         5/11/2020      5,560,864
  58                          120               120             360             360        8/9/2005         8/11/2015      5,785,502
  59                          120               119             360             359       6/30/2005         7/11/2015      5,198,387
  60                          144               143             360             360       6/13/2005         7/11/2017      5,137,509
------------------------------------------------------------------------------------------------------------------------------------
  61                           59                59             360             360        8/3/2005         7/11/2010      5,268,373
  62                          120               119             360             360       6/16/2005         7/11/2015      4,910,150
  63      (19)                120               120             360             360        8/3/2005         8/11/2015      4,623,801
  64                          180               177             360             360       4/13/2005         5/11/2020      4,671,855
  65                          120               119             360             359        7/8/2005         7/11/2015      4,535,734
------------------------------------------------------------------------------------------------------------------------------------
  66                          120               120             360             360       7/29/2005         8/11/2015      4,857,329
  67                          120               120               0               0       8/11/2005         8/11/2015      5,418,000
  68                          120               118               0               0       5/19/2005         6/11/2015      5,355,000
  69                          120               119             360             360       6/16/2005         7/11/2015      4,629,923
  70      (20)                120               119               0               0       7/11/2005         7/11/2015      5,300,000
------------------------------------------------------------------------------------------------------------------------------------
  71                          120               118             360             358        6/9/2005         6/11/2015      4,393,522
  72                          120               118             360             360       5/27/2005         6/11/2015      4,324,076
  73      (20)                120               119               0               0        7/8/2005         7/11/2015      5,000,000
  74                          120               118             336             334       5/13/2005         6/11/2015      3,879,854
  75                          120               119             360             360       6/28/2005         7/11/2015      4,179,190
------------------------------------------------------------------------------------------------------------------------------------
  76                           84                84               0               0       7/20/2005         8/11/2012      4,687,000
  76A
  76B
  77                          120               120               0               0       8/10/2005         8/11/2015      4,680,000
  78                          120               118             300             298       5/27/2005         6/11/2015      3,421,874
------------------------------------------------------------------------------------------------------------------------------------
  79                          120               118             300             298       5/27/2005         6/11/2015      3,299,663
  80                          120               118             360             358        6/2/2005         6/11/2015      3,500,663
  81                          120               118             360             358        6/6/2005         6/11/2015      3,433,246
  82                          120               120             360             360        8/1/2005         8/11/2015      3,157,561
  83                          120               120             300             300        8/9/2005         8/11/2015      2,941,458
------------------------------------------------------------------------------------------------------------------------------------
  84    (21)(22)              121               121               0               0       8/12/2005         9/11/2015      3,591,000
  85      (21)                120               119               0               0        7/5/2005         7/11/2015      3,587,000
  86                          120               119             360             359       6/30/2005         7/11/2015      2,896,268
  87                           60                59               0               0       6/20/2005          7/1/2010      3,470,000
  88                          120               120             360             360        8/1/2005         8/11/2015      2,838,489
------------------------------------------------------------------------------------------------------------------------------------
  89                          120               119             300             300       6/17/2005         7/11/2015      2,553,259
  90                          120               120             300             300       7/19/2005         8/11/2015      2,448,380
  91                          120               120             360             360        8/3/2005         8/11/2015      2,864,339
  92                          120               118             360             358       5/31/2005         6/11/2015      2,662,997
  93      (21)                120               120               0               0       7/20/2005         8/11/2015      3,178,000
------------------------------------------------------------------------------------------------------------------------------------
  94      (21)                120               120               0               0        8/3/2005         8/11/2015      3,100,000
  95                          120               119             360             360       6/21/2005         7/11/2015      2,650,857
  96      (23)                120               119             360             359       6/15/2005         7/11/2015      2,504,555
  97                          180               178             360             358       5/19/2005         6/11/2020      2,082,723
  98                          120               120             360             360       7/22/2005         8/11/2015      2,359,170
------------------------------------------------------------------------------------------------------------------------------------
  99                          120               118             336             336        6/2/2005         6/11/2015      2,373,906
  100                         120               118             300             298       5/27/2005         6/11/2015      1,972,346
 100A
 100B
 100C
------------------------------------------------------------------------------------------------------------------------------------
 100D
  101                          60                60               0               0       7/14/2005         8/11/2010      2,473,000
  102                         114               114             300             300        8/9/2005         2/11/2015      1,909,143
  103                         120               118             360             360       5/25/2005         6/11/2015      2,092,616
  104                         120               119             360             359        7/1/2005         7/11/2015      1,906,303
------------------------------------------------------------------------------------------------------------------------------------
  105                         120               120             360             360        8/1/2005         8/11/2015      1,855,585
  106     (24)                120               118             360             358       5/18/2005         6/11/2015      1,749,784
  107                         120               120             360             360       7/15/2005         8/11/2015      1,736,042
  108                         120               119             360             359       6/13/2005         7/11/2015      1,666,058
  109                         120               117             360             360        5/6/2005         5/11/2015      1,678,774
------------------------------------------------------------------------------------------------------------------------------------
  110                         120               118             300             298       5/27/2005         6/11/2015      1,411,575
  111     (25)                120               118             360             358       6/10/2005         6/11/2015      1,336,497
  112                         120               120             360             360       7/22/2005         8/11/2015      1,314,387
  113                         120               117             360             357        5/9/2005         5/11/2015      1,199,587
  114                         120               118             240             238       5/27/2005         6/11/2015        903,659
------------------------------------------------------------------------------------------------------------------------------------
  115                          84                83              84              83       6/22/2005         7/11/2012          4,347




                                                                              ANNUAL        U/W NET       U/W NET       U/W
  CONTROL   FOOTNOTE        PROPERTY                  PREPAYMENT               DEBT        OPERATING        CASH        NCF
    NO.        NO.            TYPE                 PROVISIONS (26)         SERVICE ($)     INCOME ($)     FLOW ($)    DSCR (X)
--------------------------------------------------------------------------------------------------------------------------------

     1         (1)    Office                 L(28),D(89),O(3)                15,870,185     83,962,322    78,056,834       1.65
     2         (2)    Retail                 L(30),D(24),O(6)                17,696,385     31,259,997    30,389,545       1.72
     3         (3)    Office                 L(27),D(87) or YM(87),O(6)      12,549,359     17,650,974    16,149,105       1.29
     4         (4)    Hotel                  L(29),D(88),O(3)                13,635,976     73,505,163    61,131,383       1.67
    4A1               Hotel
--------------------------------------------------------------------------------------------------------------------------------
    4A2               Hotel
    4A3               Hotel
    4A4               Hotel
    4A5               Hotel
    4A6               Hotel
--------------------------------------------------------------------------------------------------------------------------------
    4A7               Hotel
    4A8               Hotel
    4A9               Hotel
   4A10               Hotel
   4A11               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A12               Hotel
   4A13               Hotel
   4A14               Hotel
   4A15               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A16               Hotel
   4A17               Hotel
   4A18               Hotel
   4A19               Hotel
   4A20               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A21               Hotel
   4A22               Hotel
   4A23               Hotel
   4A24               Hotel
   4A25               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A26               Hotel
   4A27               Hotel
   4A28               Hotel
   4A29               Hotel
   4A30               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A31               Hotel
   4A32               Hotel
   4A33               Hotel
   4A34               Hotel
   4A35               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A36               Hotel
   4A37               Hotel
   4A38               Hotel
   4A39               Hotel
   4A40               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A41               Hotel
   4A42               Hotel
   4A43               Hotel
   4A44               Hotel
   4A45               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A46               Hotel
   4A47               Hotel
   4A48               Hotel
   4A49               Hotel
   4A50               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A51               Hotel
   4A52               Hotel
   4A53               Hotel
   4A54               Hotel
   4A55               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A56               Hotel
   4A57               Hotel
   4A58               Hotel
   4A59               Hotel
   4A60               Hotel
--------------------------------------------------------------------------------------------------------------------------------
   4A61               Hotel
   4A62               Hotel
   4A63               Hotel
   4A64               Hotel
     5         (5)    Self-Storage           L(25),D(56),O(3)                 5,230,032      8,531,640     8,384,665       1.60
--------------------------------------------------------------------------------------------------------------------------------
    5A                Self-Storage
    5B                Self-Storage
    5C                Self-Storage
    5D                Self-Storage
    5E                Self-Storage
--------------------------------------------------------------------------------------------------------------------------------
    5F                Self-Storage
    5G                Self-Storage
    5H                Self-Storage
    5I                Self-Storage
    5J                Self-Storage
--------------------------------------------------------------------------------------------------------------------------------
    5K                Self-Storage
    5L                Self-Storage
    5M                Self-Storage
    5N                Self-Storage
    5O                Self-Storage
--------------------------------------------------------------------------------------------------------------------------------
    5P                Self-Storage
    5Q                Self-Storage
    5R                Self-Storage
    5S                Self-Storage
    5T                Self-Storage
--------------------------------------------------------------------------------------------------------------------------------
    5U                Self-Storage
    5V                Self-Storage
    5W                Self-Storage
    5X                Self-Storage
     6         (6)    Office                 L(25),D(91),O(3)                 4,815,939      6,450,535     5,755,458       1.20
--------------------------------------------------------------------------------------------------------------------------------
     7         (7)    Retail                 L(26),D(91),O(3)                 4,412,779      5,897,360     5,488,672       1.24
     8                Hotel                  L(48),D(68),O(4)                 4,375,128      8,268,948     7,169,635       1.64
     9         (8)    Office                 L(48),YM(57),O(3)                3,802,160      5,083,774     4,936,637       1.30
    10         (9)    Office                 L(25),YM1%(44),O(3)              2,888,458      4,554,919     3,966,699       1.37
    10A               Office
--------------------------------------------------------------------------------------------------------------------------------
    10B               Office
    11        (10)    Retail                 L(25),D(94),O(1)                 3,902,218      3,616,542     3,540,998       1.20
    12        (11)    Office                 L(26),D(95)                      7,143,741     75,140,150    71,975,820       1.94
    13        (12)    Office                 L(25),D(91),O(3)                 2,449,484      3,430,275     3,128,958       1.28
    14                Retail                 L(27),D(90),O(3)                 2,255,519      2,869,984     2,787,278       1.24
--------------------------------------------------------------------------------------------------------------------------------
    15                Multifamily            L(36),D(84)                      2,094,375      2,648,512     2,531,881       1.21
    16        (13)    Office                 L(25),D(92),O(3)                 1,729,289      2,452,203     2,294,889       1.33
    17                Multifamily            L(48),D(72)                      1,986,819      2,611,232     2,514,784       1.27
    18                Multifamily            L(25),D(32),O(3)                 1,730,686      2,045,812     2,016,212       1.16
    18A               Multifamily
--------------------------------------------------------------------------------------------------------------------------------
    18B               Multifamily
    18C               Multifamily
    18D               Multifamily
    18E               Multifamily
    18F               Multifamily
--------------------------------------------------------------------------------------------------------------------------------
    18G               Multifamily
    19                Industrial/Warehouse   L(25),D(91),O(3)                 1,776,201      2,279,465     2,125,757       1.20
    20                Retail                 L(27),D(91),O(2)                 1,406,709      2,107,204     2,014,219       1.43
    21                Retail                 L(25),YM1%(143),O(12)            1,723,457      2,176,546     2,094,880       1.22
    22        (14)    Office                 L(25),D(92),O(3)                 1,571,743      2,006,630     1,880,968       1.20
--------------------------------------------------------------------------------------------------------------------------------
    23                Multifamily            L(24),YM1%(33),O(3)              1,128,661      1,781,843     1,731,419       1.53
    24        (15)    Office                 L(26),YM(31),O(3)                1,533,030      2,112,907     1,878,323       1.23
    25        (16)    Office                 L(25),D(95), O(1)                3,129,326     35,225,025    33,128,770       1.86
    26                Multifamily            L(25),YM1%(92),O(3)                898,691      1,422,870     1,294,120       1.44
    27                Retail                 L(48),D(72)                        828,195      1,308,649     1,278,737       1.54
--------------------------------------------------------------------------------------------------------------------------------
    28                Retail                 L(25),D(92),O(3)                 1,018,547      1,262,818     1,226,767       1.20
    29                Multifamily            L(48),D(11),O(1)                   756,872      1,254,932     1,186,292       1.57
    30                Multifamily            L(25),D(93),O(2)                   786,027        999,472       946,472       1.20
    31                Retail                 L(48),D(72)                        707,644      1,279,063     1,237,918       1.75
    32                Retail                 L(25),YM1%(143),O(12)              975,453      1,219,039     1,170,612       1.20
--------------------------------------------------------------------------------------------------------------------------------
    33                Multifamily            L(48),D(11),O(1)                   663,781      1,030,689       971,119       1.46
    34                Retail                 L(25),YM1%(139),O(12)              907,696      1,160,313     1,117,929       1.23
    35        (17)    Office                 L(25),D(92),O(3)                   746,172      1,031,883       943,760       1.26
    36                Hotel                  L(25),D(92),O(3)                   757,035      1,137,189     1,007,899       1.33
    37                Retail                 L(25),YM1%(143),O(12)              728,845      1,062,723     1,012,512       1.39
--------------------------------------------------------------------------------------------------------------------------------
    38                Multifamily            L(25),D(32),O(3)                   664,554        891,052       855,852       1.29
    38A               Multifamily
    38B               Multifamily
    39                Retail                 L(48),D(72)                        723,594        999,576       933,475       1.29
    40                Retail                 L(25),YM1%(143),O(12)              719,901        902,574       864,345       1.20
--------------------------------------------------------------------------------------------------------------------------------
    41                Retail                 L(25),YM1%(143),O(12)              705,299        896,265       848,807       1.20
    42                Retail                 L(48),D(72)                        613,822        851,083       807,367       1.32
    43                Retail                 L(48),D(93),O(3)                   605,106        872,171       792,561       1.31
    44                Retail                 L(48),D(72)                        634,798      1,057,021       963,531       1.52
    45                Multifamily            L(26),D(91),O(3)                   547,293        842,720       789,920       1.44
--------------------------------------------------------------------------------------------------------------------------------
    46                Other                  L(25),D(92),O(3)                   560,818        717,791       717,791       1.28
    47                Retail                 L(25),YM1%(143),O(12)              578,126        721,093       690,899       1.20
    48                Hotel                  L(25),D(92),O(3)                   556,542        922,396       812,755       1.46
    49                Multifamily            L(26),D(80),O(2)                   520,928        673,509       625,909       1.20
    50                Retail                 L(25),YM1%(143),O(12)              552,449        714,765       663,209       1.20
--------------------------------------------------------------------------------------------------------------------------------
    51                Retail                 L(48),D(72)                        531,032        703,547       663,706       1.25
    52                Multifamily            L(28),D(78),O(2)                   485,655        669,484       621,334       1.28
    53                Retail                 L(25),YM1%(143),O(12)              491,013        632,380       604,443       1.23
    54                Retail                 L(26),D(94)                        436,532        630,767       573,291       1.31
    55                Retail                 L(48),D(69),O(3)                   444,732        686,781       614,700       1.38
--------------------------------------------------------------------------------------------------------------------------------
    56        (18)    Retail                 L(25),D(92),O(3)                   460,179        624,008       586,857       1.28
    57                Retail                 L(25),YM1%(143),O(12)              469,796        572,949       563,932       1.20
    58                Hotel                  L(25),D(92),O(3)                   445,925        722,980       610,974       1.37
    59                Multifamily            L(26),D(91),O(3)                   413,942        605,791       531,451       1.28
    60                Retail                 L(48),D(94),O(2)                   408,808        559,038       513,165       1.26
--------------------------------------------------------------------------------------------------------------------------------
    61                Multifamily            L(25),D(34)                        364,454        520,934       469,017       1.29
    62                Retail                 L(26),D(94)                        370,610        495,010       456,604       1.23
    63        (19)    Retail                 L(25),D(92),O(3)                   383,483        528,262       498,996       1.30
    64                Retail                 L(25),YM1%(143),O(12)              402,457        500,449       482,957       1.20
    65                Retail                 L(48),YM1%(72)                     366,425        527,630       458,397       1.25
--------------------------------------------------------------------------------------------------------------------------------
    66                Retail                 L(48),D(72)                        366,975        524,019       479,390       1.31
    67                Retail                 L(25),D(92),O(3)                   292,241        380,240       378,017       1.29
    68                Multifamily            L(27),D(92),O(1)                   340,965        461,033       444,783       1.30
    69                Retail                 L(48),D(71),O(1)                   356,340        462,555       450,803       1.27
    70        (20)    Retail                 L(26),D(91),O(3)                   290,175        382,316       380,132       1.31
--------------------------------------------------------------------------------------------------------------------------------
    71                Self-Storage           L(48),D(69),O(3)                   360,082        469,020       456,411       1.27
    72                Retail                 L(36),D(84)                        354,731        436,957       427,147       1.20
    73        (20)    Retail                 L(26),D(91),O(3)                   273,750        364,743       362,546       1.32
    74                Retail                 L(48),D(72)                        344,521        487,041       451,670       1.31
    75                Retail                 L(48),D(71),O(1)                   310,047        438,401       381,431       1.23
--------------------------------------------------------------------------------------------------------------------------------
    76                Retail                 L(25),D(56),O(3)                   279,186        373,134       372,031       1.33
    76A               Retail
    76B               Retail
    77                Retail                 L(25),D(92),O(3)                   250,062        322,253       320,033       1.28
    78                Retail                 L(48),D(72)                        333,352        509,275       417,029       1.25
--------------------------------------------------------------------------------------------------------------------------------
    79                Retail                 L(48),D(72)                        321,446        491,191       436,746       1.36
    80                Retail                 L(27),D(92),O(1)                   283,956        395,682       381,272       1.34
    81                Retail                 L(27),D(91),O(2)                   281,827        389,740       373,975       1.33
    82                Multifamily            L(25),D(92),O(3)                   252,468        355,779       319,470       1.27
    83                Hotel                  L(25),YM1%(93),O(2)                293,523        515,745       447,276       1.52
--------------------------------------------------------------------------------------------------------------------------------
    84      (21)(22)  Retail                 L(25),D(93),O(3)                   200,976        273,088       271,293       1.35
    85        (21)    Retail                 L(26),D(92),O(2)                   206,571        274,077       272,445       1.32
    86                Self-Storage           L(48),D(71),O(1)                   230,627        331,914       324,541       1.41
    87                Retail                 L(26),D(31),O(3)                   183,298        311,238       290,329       1.58
    88                Multifamily            L(25),D(92),O(3)                   226,956        350,472       315,585       1.39
--------------------------------------------------------------------------------------------------------------------------------
    89                Retail                 L(48),D(71),O(1)                   233,937        337,502       313,504       1.34
    90                Hotel                  L(48),D(72)                        239,262        479,055       427,538       1.79
    91                Mobile Home Park       L(25),D(92),O(3)                   218,754        348,710       339,760       1.55
    92                Retail                 L(48),D(72)                        215,149        363,551       311,010       1.45
    93        (21)    Retail                 L(25),D(92),O(3)                   173,029        245,433       243,914       1.41
--------------------------------------------------------------------------------------------------------------------------------
    94        (21)    Retail                 L(25),D(92),O(3)                   172,239        232,707       231,075       1.34
    95                Retail                 L(48),D(72)                        206,335        250,321       248,065       1.20
    96        (23)    Retail                 L(26),D(92),O(2)                   203,952        302,278       289,307       1.42
    97                Retail                 L(48),D(132)                       201,539        302,734       299,604       1.49
    98                Retail                 L(48),D(72)                        193,203        256,840       247,898       1.28
--------------------------------------------------------------------------------------------------------------------------------
    99                Retail                 L(36),D(81),O(3)                   193,437        300,865       275,974       1.43
    100               Mobile Home Park       L(27),D(90),O(3)                   192,440        263,802       254,552       1.32
   100A               Mobile Home Park
   100B               Mobile Home Park
   100C               Mobile Home Park
--------------------------------------------------------------------------------------------------------------------------------
   100D               Mobile Home Park
    101               Multifamily            L(25),D(32),O(3)                   154,954        183,112       180,712       1.17
    102               Multifamily            L(25),D(86),O(3)                   182,302        286,943       249,943       1.37
    103               Retail                 L(48),D(72)                        156,246        221,843       215,291       1.38
    104               Multifamily            L(48),D(71),O(1)                   152,408        214,440       194,099       1.27
--------------------------------------------------------------------------------------------------------------------------------
    105               Multifamily            L(25),D(92),O(3)                   148,366        231,270       198,063       1.33
    106       (24)    Self-Storage           L(48),D(72)                        141,821        206,298       186,395       1.31
    107               Retail                 L(48),D(72)                        141,047        181,073       174,391       1.24
    108               Retail                 L(48),D(69),O(3)                   134,917        233,797       217,922       1.62
    109               Retail                 L(48),D(72)                        128,419        163,461       159,362       1.24
--------------------------------------------------------------------------------------------------------------------------------
    110               Multifamily            L(48),D(72)                        137,257        203,002       183,752       1.34
    111       (25)    Office                 L(27),D(92),O(1)                   109,015        143,316       132,368       1.21
    112               Self-Storage           L(48),D(72)                        102,315        132,472       126,478       1.24
    113               Self-Storage           L(48),D(72)                         97,140        145,844       137,860       1.42
    114               Retail                 L(48),D(72)                        116,516        163,369       155,424       1.33
--------------------------------------------------------------------------------------------------------------------------------
    115               Self-Storage           L(48),D(36)                        194,430        253,092       241,259       1.24




                                                  CUT-OFF   SCHEDULED   HOSPITALITY
  CONTROL   FOOTNOTE     APPRAISED    APPRAISAL    DATE     MATURITY/     AVERAGE              YEAR
    NO.        NO.       VALUE ($)       DATE     LTV (%)    LTV (%)   DAILY RATE ($)          BUILT
--------------------------------------------------------------------------------------------------------------

     1         (1)      1,850,000,000   5/1/2005      45.9        45.9           0.00          1963
     2         (2)        528,000,000  2/26/2005      51.8        48.2           0.00          1999
     3         (3)        370,000,000   5/3/2005      59.5        59.5           0.00          1987
     4         (4)        856,500,000    Various      55.7        46.6          98.63       1985 - 1990
    4A1                    21,700,000   1/4/2005                               114.33          1987
--------------------------------------------------------------------------------------------------------------
    4A2                    21,300,000   1/3/2005                               117.09          1988
    4A3                    20,400,000   1/4/2005                               113.59          1988
    4A4                    20,300,000   1/6/2005                               126.88          1988
    4A5                    17,800,000   1/7/2005                               105.96          1989
    4A6                    17,700,000   1/6/2005                                96.18          1988
--------------------------------------------------------------------------------------------------------------
    4A7                    17,500,000   1/5/2005                               107.82          1985
    4A8                    17,700,000  1/11/2005                               111.15          1988
    4A9                    17,200,000   1/4/2005                               105.49          1988
   4A10                    17,100,000   1/6/2005                               126.58          1986
   4A11                    16,100,000   1/4/2005                                92.55          1987
--------------------------------------------------------------------------------------------------------------
   4A12                    16,300,000   1/1/2005                               114.70          1988
   4A13                    16,300,000   1/3/2005                               116.83          1987
   4A14                    16,100,000   1/4/2005                               103.08          1987
   4A15                    15,700,000   1/6/2005                               105.40          1989
--------------------------------------------------------------------------------------------------------------
   4A16                    16,400,000   1/3/2005                               101.10          1986
   4A17                    16,200,000   1/6/2005                               106.20          1988
   4A18                    15,800,000  1/12/2005                                96.27          1989
   4A19                    15,200,000   1/6/2005                                94.38          1988
   4A20                    14,500,000   1/7/2005                               102.52          1990
--------------------------------------------------------------------------------------------------------------
   4A21                    14,800,000   1/5/2005                                91.94          1986
   4A22                    16,000,000 12/21/2004                               102.81          1988
   4A23                    15,200,000  1/10/2005                               122.21          1989
   4A24                    14,600,000   1/7/2005                                97.62          1988
   4A25                    14,500,000   1/5/2005                                88.35          1987
--------------------------------------------------------------------------------------------------------------
   4A26                    14,500,000   1/7/2005                                97.27          1987
   4A27                    13,600,000   1/4/2005                                93.12          1985
   4A28                    15,000,000   1/4/2005                               115.69          1988
   4A29                    14,200,000 12/22/2004                                93.72          1989
   4A30                    13,600,000 12/20/2004                                98.74          1988
--------------------------------------------------------------------------------------------------------------
   4A31                    14,300,000   1/7/2005                               112.73          1988
   4A32                    13,200,000   1/9/2005                                94.22          1988
   4A33                    14,000,000 12/30/2004                               101.84          1986
   4A34                    13,000,000  1/10/2005                                85.71          1988
   4A35                    12,900,000   1/7/2005                                81.60          1986
--------------------------------------------------------------------------------------------------------------
   4A36                    12,700,000   1/6/2005                                80.16          1988
   4A37                    12,600,000   1/6/2005                                90.12          1987
   4A38                    12,500,000   1/7/2005                                81.96          1987
   4A39                    12,700,000   1/6/2005                                87.62          1987
   4A40                    12,700,000  1/11/2005                                91.43          1988
--------------------------------------------------------------------------------------------------------------
   4A41                    13,000,000   1/7/2005                               100.52          1989
   4A42                    11,900,000  1/12/2005                                90.78          1988
   4A43                    11,900,000   1/4/2005                                98.08          1986
   4A44                    11,500,000   1/7/2005                                88.50          1988
   4A45                    11,800,000   1/7/2005                                82.32          1988
--------------------------------------------------------------------------------------------------------------
   4A46                    11,200,000   1/5/2005                                80.73          1986
   4A47                    11,100,000   1/4/2005                                89.95          1988
   4A48                    11,100,000 12/27/2004                                91.57          1988
   4A49                    10,400,000  1/13/2005                                78.74          1987
   4A50                    10,300,000 12/29/2004                                92.91          1988
--------------------------------------------------------------------------------------------------------------
   4A51                     9,900,000   1/6/2005                                98.22          1987
   4A52                    12,900,000   1/3/2005                                76.33          1987
   4A53                     9,200,000   1/7/2005                                84.25          1988
   4A54                     9,000,000  1/11/2005                                77.25          1987
   4A55                     9,700,000 12/29/2004                                88.40          1988
--------------------------------------------------------------------------------------------------------------
   4A56                     9,200,000   1/4/2005                                84.68          1988
   4A57                     8,000,000  1/10/2005                                78.87          1987
   4A58                     7,700,000   1/5/2005                                80.76          1989
   4A59                     7,200,000   1/5/2005                                92.54          1990
   4A60                    10,700,000  1/10/2005                                99.12          1987
--------------------------------------------------------------------------------------------------------------
   4A61                     7,300,000   1/5/2005                                76.90          1989
   4A62                     6,600,000 12/29/2004                                80.58          1988
   4A63                     5,700,000   1/7/2005                                91.95          1988
   4A64                     5,300,000   1/6/2005                                72.98          1988
     5         (5)        118,600,000    Various      67.5        62.3           0.00       1955 - 2003
--------------------------------------------------------------------------------------------------------------
    5A                      8,300,000   7/5/2005                                 0.00       1982, 1988
    5B                      8,000,000   7/4/2005                                 0.00          1990
    5C                      8,000,000   7/1/2005                                 0.00          1985
    5D                      7,500,000  6/29/2005                                 0.00          1989
    5E                      7,500,000  6/29/2005                                 0.00          1985
--------------------------------------------------------------------------------------------------------------
    5F                      7,300,000  6/28/2005                                 0.00          2002
    5G                      7,000,000  6/30/2005                                 0.00          1999
    5H                      6,500,000  6/29/2005                                 0.00          2002
    5I                      5,900,000  6/21/2005                                 0.00          1955
    5J                      4,900,000  6/28/2005                                 0.00          1988
--------------------------------------------------------------------------------------------------------------
    5K                      4,900,000  6/27/2005                                 0.00       1989, 1999
    5L                      4,800,000  6/20/2005                                 0.00       1996, 2003
    5M                      4,700,000  6/28/2005                                 0.00          1966
    5N                      4,350,000  6/24/2005                                 0.00          1965
    5O                      4,300,000  6/29/2005                                 0.00          1987
--------------------------------------------------------------------------------------------------------------
    5P                      3,350,000  6/17/2005                                 0.00          1979
    5Q                      3,250,000  6/27/2005                                 0.00       1978, 1997
    5R                      3,100,000  6/24/2005                                 0.00       1977, 1993
    5S                      3,200,000  6/17/2005                                 0.00          1987
    5T                      2,500,000  6/27/2005                                 0.00       1979, 1981
--------------------------------------------------------------------------------------------------------------
    5U                      2,450,000   7/5/2005                                 0.00       1988, 2002
    5V                      2,400,000  6/27/2005                                 0.00          1978
    5W                      2,250,000  6/27/2005                                 0.00          1984
    5X                      2,150,000  6/30/2005                                 0.00          1976
     6         (6)         93,500,000  6/18/2005      79.1        71.7           0.00 1986, 1987, 1991, 1995
--------------------------------------------------------------------------------------------------------------
     7         (7)         82,517,000   4/8/2005      79.9        66.5           0.00        1979-2002
     8                     98,000,000   5/5/2005      63.7        51.6         263.31 1962, 1985, 1989, 2001
     9         (8)         70,000,000   3/1/2005      76.9        66.6           0.00          1913
    10         (9)         70,700,000    Various      75.5        75.5           0.00         Various
    10A                    52,000,000  5/13/2005                                 0.00       1998, 1999
--------------------------------------------------------------------------------------------------------------
    10B                    18,700,000  5/20/2005                                 0.00          2000
    11        (10)         63,700,000  6/24/2005      82.9        74.4           0.00          1929
    12        (11)      1,250,000,000  6/20/2005      41.1        33.6           0.00          1969
    13        (12)         49,100,000  6/13/2005      74.9        62.3           0.00          1985
    14                     42,500,000  3/14/2005      80.0        69.7           0.00          1982
--------------------------------------------------------------------------------------------------------------
    15                     41,500,000   5/4/2005      77.1        73.8           0.00          1987
    16        (13)         40,000,000   6/1/2005      80.0        80.0           0.00          1920
    17                     37,500,000   4/5/2005      80.0        69.7           0.00    1978, 1979, 1980
    18                     40,150,000  5/17/2005      68.8        68.8           0.00         Various
    18A                    12,400,000  5/17/2005                                 0.00          1929
--------------------------------------------------------------------------------------------------------------
    18B                     6,400,000  5/17/2005                                 0.00          1964
    18C                     5,600,000  5/17/2005                                 0.00          1964
    18D                     5,000,000  5/17/2005                                 0.00          1964
    18E                     4,400,000  5/17/2005                                 0.00          1921
    18F                     4,750,000  5/17/2005                                 0.00          1900
--------------------------------------------------------------------------------------------------------------
    18G                     1,600,000  5/17/2005                                 0.00          1964
    19                     34,000,000  6/15/2005      80.0        72.5           0.00          2000
    20                     32,000,000  3/29/2005      79.7        79.7           0.00          2004
    21                     33,000,000   2/7/2005      71.5        60.9           0.00          1999
    22        (14)         29,650,000  6/13/2005      79.3        70.7           0.00 1985, 1972, 1969, 1977, 1971
--------------------------------------------------------------------------------------------------------------
    23                     31,100,000  6/23/2005      74.0        74.0           0.00          1974
    24        (15)         29,900,000   4/6/2005      75.2        69.9           0.00        1970-1974
    25        (16)        580,000,000   7/1/2005      42.9        36.2           0.00          1981
    26                     23,900,000   6/7/2005      71.1        71.1           0.00          1950
    27                     20,810,000   3/2/2005      74.5        74.5           0.00       1969, 1985
--------------------------------------------------------------------------------------------------------------
    28                     19,000,000  5/26/2005      80.0        74.2           0.00        1997-1998
    29                     18,700,000   5/3/2005      80.0        80.0           0.00          1998
    30                     19,600,000   6/9/2005      74.5        74.5           0.00          2003
    31                     16,980,000  3/23/2005      79.5        79.5           0.00    1976, 1980, 1989
    32                     17,700,000  2/15/2005      75.8        64.5           0.00          1981
--------------------------------------------------------------------------------------------------------------
    33                     16,400,000  4/15/2005      80.0        80.0           0.00          1998
    34                     15,600,000  4/10/2005      79.6        67.8           0.00          1984
    35        (17)         14,800,000  5/25/2005      74.3        62.0           0.00          1964
    36                     14,700,000   7/1/2005      74.5        66.8         102.80          2002
    37                     14,000,000   5/5/2005      76.1        63.6           0.00          1983
--------------------------------------------------------------------------------------------------------------
    38                     13,350,000  5/17/2005      79.4        79.4           0.00         Various
    38A                     7,650,000  5/17/2005                                 0.00          1923
    38B                     5,700,000  5/17/2005                                 0.00          1912
    39                     13,400,000   4/7/2005      78.5        65.9           0.00          1968
    40                     12,760,000  2/12/2005      78.8        66.8           0.00          1984
--------------------------------------------------------------------------------------------------------------
    41                     12,550,000  3/30/2005      78.6        66.6           0.00          1999
    42                     11,800,000  3/25/2005      77.5        64.5           0.00          1990
    43                     11,300,000  3/23/2005      79.6        66.3           0.00          1978
    44                     14,500,000  4/15/2005      60.2        45.7           0.00          1979
    45                     10,500,000  5/15/2005      80.0        73.9           0.00          1973
--------------------------------------------------------------------------------------------------------------
    46                     11,125,000   6/9/2005      75.5        62.7           0.00          1994
    47                     10,300,000  2/20/2005      79.0        66.8           0.00          1998
    48                     11,000,000   7/1/2005      73.2        65.6         108.77          1999
    49                     10,300,000   5/2/2005      75.7        67.5           0.00          1980
    50                      9,700,000  2/11/2005      79.6        67.4           0.00          1979
--------------------------------------------------------------------------------------------------------------
    51                      9,700,000   4/4/2005      79.3        66.5           0.00          1990
    52                      8,900,000   3/2/2005      80.0        73.0           0.00          1985
    53                      8,600,000  2/21/2005      80.0        67.7           0.00          1962
    54                      8,694,000   6/1/2005      77.1        68.4           0.00          1987
    55                      8,300,000  5/25/2005      79.5        69.5           0.00    1971, 1972, 1988
--------------------------------------------------------------------------------------------------------------
    56        (18)          8,900,000  5/25/2005      74.2        62.3           0.00          1990
    57                      8,825,000  2/10/2005      74.4        63.0           0.00          2001
    58                     10,000,000   7/1/2005      64.5        57.9         101.88          2003
    59                      8,350,000   4/1/2005      75.2        62.3           0.00          1981
    60                      7,450,000  4/14/2005      80.5        69.0           0.00          1965
--------------------------------------------------------------------------------------------------------------
    61                      6,900,000  5/10/2005      79.7        76.4           0.00        1947-1982
    62                      6,900,000   5/3/2005      79.7        71.2           0.00          1992
    63        (19)          7,200,000  5/25/2005      76.4        64.2           0.00          1993
    64                      6,900,000  2/20/2005      79.3        67.7           0.00          1991
    65                      7,600,000  4/20/2005      71.6        59.7           0.00          1975
--------------------------------------------------------------------------------------------------------------
    66                      7,100,000  5/21/2005      76.6        68.4           0.00          1998
    67                      6,110,000  5/19/2005      88.7        88.7           0.00          2004
    68                      6,300,000   5/9/2005      85.0        85.0           0.00       2001, 2002
    69                      7,750,000  5/18/2005      68.4        59.7           0.00          2000
    70        (20)          6,300,000  5/17/2005      84.1        84.1           0.00          2005
--------------------------------------------------------------------------------------------------------------
    71                      6,900,000  4/19/2005      75.9        63.7           0.00          1989
    72                      6,700,000  4/19/2005      74.6        64.5           0.00          2001
    73        (20)          6,000,000  5/30/2005      83.3        83.3           0.00          2005
    74                      6,100,000 12/23/2004      77.5        63.6           0.00          1967
    75                      5,850,000  4/20/2005      80.3        71.4           0.00        1965-1973
--------------------------------------------------------------------------------------------------------------
    76                      6,000,000   6/5/2005      78.1        78.1           0.00          2005
    76A                     3,100,000   6/5/2005                                 0.00          2005
    76B                     2,900,000   6/5/2005                                 0.00          2005
    77                      5,200,000  5/18/2005      90.0        90.0           0.00          2005
    78                      6,000,000  3/30/2005      74.4        57.0           0.00          1970
--------------------------------------------------------------------------------------------------------------
    79                      5,800,000  3/11/2005      74.3        56.9           0.00          1987
    80                      5,600,000  1/20/2005      74.8        62.5           0.00          1976
    81                      6,180,000  4/19/2005      66.2        55.6           0.00          2004
    82                      5,010,000   5/6/2005      76.0        63.0           0.00          1983
    83                      7,600,000  5/10/2005      50.0        38.7          93.20          1979
--------------------------------------------------------------------------------------------------------------
    84      (21)(22)        4,500,000   6/9/2005      79.8        79.8           0.00          2005
    85        (21)          4,220,000  6/15/2005      85.0        85.0           0.00          2004
    86                      5,125,000   5/7/2005      68.2        56.5           0.00          2002
    87                      4,350,000   5/1/2005      79.8        79.8           0.00          1996
    88                      4,280,000   5/6/2005      80.0        66.3           0.00          1984
--------------------------------------------------------------------------------------------------------------
    89                      4,500,000  3/20/2005      72.2        56.7           0.00          1985
    90                      4,600,000  4/12/2005      69.6        53.2          83.92          2001
    91                      4,290,000  4/28/2005      74.6        66.8           0.00          1971
    92                      6,600,000   3/4/2005      48.4        40.3           0.00          1978
    93        (21)          4,000,000  6/18/2005      79.5        79.5           0.00          2005
--------------------------------------------------------------------------------------------------------------
    94        (21)          3,900,000   7/5/2005      79.5        79.5           0.00          2004
    95                      3,900,000   6/1/2005      77.6        68.0           0.00          2005
    96        (23)          4,100,000  4/22/2005      73.1        61.1           0.00          2000
    97                      4,700,000   4/4/2005      61.6        44.3           0.00          1947
    98                      3,600,000  2/17/2005      78.3        65.5           0.00        2004-2005
--------------------------------------------------------------------------------------------------------------
    99                      3,700,000  4/10/2005      75.0        64.2           0.00          1965
    100                     3,440,000    Various      74.8        57.3           0.00         Various
   100A                     1,080,000  4/20/2005                                 0.00          1975
   100B                     1,070,000  4/20/2005                                 0.00          1975
   100C                       800,000  4/21/2005                                 0.00          1977
--------------------------------------------------------------------------------------------------------------
   100D                       490,000  4/22/2005                                 0.00          1975
    101                     3,700,000  5/17/2005      66.8        66.8           0.00          1924
    102                     3,350,000  4/29/2005      73.1        57.0           0.00       1970, 1974
    103                     3,125,000  5/10/2005      75.2        67.0           0.00          2004
    104                     3,000,000   5/5/2005      76.6        63.5           0.00       1985, 1996
--------------------------------------------------------------------------------------------------------------
    105                     3,500,000  4/12/2005      64.0        53.0           0.00          1973
    106       (24)          2,630,000  4/11/2005      79.7        66.5           0.00          1986
    107                     2,640,000  3/15/2005      78.8        65.8           0.00          2005
    108                     2,800,000   5/4/2005      71.4        59.5           0.00          2004
    109                     2,500,000   3/1/2005      77.0        67.2           0.00          2003
--------------------------------------------------------------------------------------------------------------
    110                     2,400,000  4/12/2005      76.9        58.8           0.00          1952
    111       (25)          2,100,000  4/21/2005      76.0        63.6           0.00          1999
    112                     2,570,000  3/22/2005      58.4        51.1           0.00          2003
    113                     1,800,000  3/31/2005      79.8        66.6           0.00    1999, 2001, 2004
    114                     2,085,000  3/30/2005      66.9        43.3           0.00          2001
--------------------------------------------------------------------------------------------------------------
    115                     2,500,000   4/6/2005      45.0         0.2           0.00          1995




                                               SQ FEET,       UNIT      LOAN                           RENT
CONTROL   FOOTNOTE           YEAR            PADS, ROOMS       OF        PER         OCCUPANCY         ROLL           OWNERSHIP
  NO.        NO.           RENOVATED        UNITS OR ACRE    MEASURE    UNIT    PERCENTAGE (%) (26)    DATE           INTEREST
------------------------------------------------------------------------------------------------------------------------------------

   1         (1)     1991-1994, 1999-2004        2,850,323  Sq Feet         298               100.0   1/1/2005  Fee Simple
   2         (2)                                 1,286,803  Sq Feet         213                97.9   7/8/2005  Leasehold
   3         (3)          2000 - 2005            1,457,470  Sq Feet         151                67.9   6/1/2005  Fee Simple
   4         (4)          2003 - 2005                9,443  Rooms        50,545                70.3  6/17/2005  Fee Simple/Leasehold
  4A1                     2004, 2005                   149  Rooms                              71.5  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
  4A2                        2004                      146  Rooms                              81.0  6/17/2005  Leasehold
  4A3                     2003, 2005                   145  Rooms                              82.7  6/17/2005  Leasehold
  4A4                     2004, 2005                   145  Rooms                              76.2  6/17/2005  Leasehold
  4A5                        2005                      149  Rooms                              72.9  6/17/2005  Leasehold
  4A6                     2004, 2005                   154  Rooms                              68.1  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
  4A7                        2004                      140  Rooms                              67.0  6/17/2005  Fee Simple
  4A8                        2005                      146  Rooms                              76.8  6/17/2005  Leasehold
  4A9                        2005                      149  Rooms                              64.2  6/17/2005  Leasehold
 4A10                     2004, 2005                   145  Rooms                              72.3  6/17/2005  Leasehold
 4A11                     2004, 2005                   146  Rooms                              65.0  6/17/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 4A12                        2004                      149  Rooms                              72.6  6/17/2005  Leasehold
 4A13                        2004                      146  Rooms                              72.2  6/17/2005  Leasehold
 4A14                        2003                      147  Rooms                              68.9  6/17/2005  Leasehold
 4A15                     1999, 2005                   149  Rooms                              63.0  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A16                        2003                      147  Rooms                              69.2  6/17/2005  Fee Simple
 4A17                     2004, 2005                   149  Rooms                              65.4  6/17/2005  Leasehold
 4A18                                                  149  Rooms                              79.1  6/17/2005  Leasehold
 4A19                        2005                      149  Rooms                              70.8  6/17/2005  Leasehold
 4A20                     2004, 2005                   149  Rooms                              69.6  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A21                        2005                      131  Rooms                              70.1  6/17/2005  Fee Simple
 4A22                        2005                      149  Rooms                              74.6  6/17/2005  Leasehold
 4A23                     2004, 2005                   149  Rooms                              67.7  6/17/2005  Leasehold
 4A24                        2005                      149  Rooms                              66.5  6/17/2005  Leasehold
 4A25                        2005                      149  Rooms                              68.1  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A26                        2005                      146  Rooms                              71.4  6/17/2005  Leasehold
 4A27                        2004                      146  Rooms                              69.9  6/17/2005  Fee Simple
 4A28                        2004                      149  Rooms                              59.3  6/17/2005  Leasehold
 4A29                                                  150  Rooms                              77.8  6/17/2005  Leasehold
 4A30                                                  149  Rooms                              70.0  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A31                     2004, 2005                   149  Rooms                              78.2  6/17/2005  Leasehold
 4A32                     1997, 2005                   149  Rooms                              74.0  6/17/2005  Leasehold
 4A33                                                  146  Rooms                              77.8  6/17/2005  Leasehold
 4A34                     1999, 2005                   149  Rooms                              71.9  6/17/2005  Leasehold
 4A35                        2005                      147  Rooms                              71.1  6/17/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 4A36                        2005                      149  Rooms                              71.5  6/17/2005  Leasehold
 4A37                        2005                      153  Rooms                              70.2  6/17/2005  Leasehold
 4A38                        2005                      149  Rooms                              62.9  6/17/2005  Leasehold
 4A39                        2005                      146  Rooms                              71.5  6/17/2005  Leasehold
 4A40               1999, 2003, 2004, 2005             146  Rooms                              65.2  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A41                     1999, 2005                   149  Rooms                              71.5  6/17/2005  Leasehold
 4A42                        2005                      145  Rooms                              66.1  6/17/2005  Leasehold
 4A43                        2005                      144  Rooms                              67.8  6/17/2005  Fee Simple
 4A44                     2004, 2005                   149  Rooms                              64.0  6/17/2005  Leasehold
 4A45                        2005                      149  Rooms                              78.5  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A46                        2005                      146  Rooms                              64.8  6/17/2005  Leasehold
 4A47                        2005                      149  Rooms                              66.6  6/17/2005  Leasehold
 4A48                        2004                      146  Rooms                              70.9  6/17/2005  Leasehold
 4A49                                                  150  Rooms                              72.5  6/17/2005  Leasehold
 4A50                     2004, 2005                   146  Rooms                              68.7  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A51                     2004, 2005                   145  Rooms                              65.9  6/17/2005  Leasehold
 4A52                        2005                      155  Rooms                              65.1  6/17/2005  Leasehold
 4A53                        2005                      149  Rooms                              71.3  6/17/2005  Leasehold
 4A54                        2005                      145  Rooms                              78.2  6/17/2005  Leasehold
 4A55                     2004, 2005                   149  Rooms                              65.3  6/17/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 4A56                     2004, 2005                   149  Rooms                              68.5  6/17/2005  Leasehold
 4A57                  1997, 2000, 2005                146  Rooms                              66.2  6/17/2005  Leasehold
 4A58                     1999, 2005                   149  Rooms                              68.2  6/17/2005  Leasehold
 4A59                     2004, 2005                   149  Rooms                              77.8  6/17/2005  Leasehold
 4A60                        2005                      146  Rooms                              56.6  6/17/2005  Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 4A61                        2005                      149  Rooms                              60.4  6/17/2005  Leasehold
 4A62                     2004, 2005                   149  Rooms                              61.7  6/17/2005  Leasehold
 4A63                        2005                      146  Rooms                              54.4  6/17/2005  Leasehold
 4A64                        2005                      146  Rooms                              68.2  6/17/2005  Leasehold
   5         (5)        1997-2001, 2003          1,469,753  Sq Feet          54                86.9  4/30/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5A                                                94,985  Sq Feet                            86.6  4/30/2005  Fee Simple
  5B                    1998, 2000-2001             93,750  Sq Feet                            77.8  4/30/2005  Fee Simple
  5C                                                71,395  Sq Feet                            84.6  4/30/2005  Fee Simple
  5D                                                67,460  Sq Feet                            95.4  4/30/2005  Fee Simple
  5E                                                89,541  Sq Feet                            97.4  4/30/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5F                         2003                   83,753  Sq Feet                            76.4  4/30/2005  Fee Simple
  5G                                                62,378  Sq Feet                            92.4  4/30/2005  Fee Simple
  5H                                                64,328  Sq Feet                            88.6  4/30/2005  Fee Simple
  5I                         1997                   29,326  Sq Feet                            94.4  4/30/2005  Fee Simple
  5J                                                62,325  Sq Feet                            84.1  4/30/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5K                                                48,225  Sq Feet                            88.7  4/30/2005  Fee Simple
  5L                                                58,700  Sq Feet                            88.6  4/30/2005  Fee Simple
  5M                                                86,075  Sq Feet                            89.4  4/30/2005  Fee Simple
  5N                         1999                   86,700  Sq Feet                            84.3  4/30/2005  Fee Simple
  5O                                                60,875  Sq Feet                            91.0  4/30/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5P                                                48,625  Sq Feet                            75.1  4/30/2005  Fee Simple
  5Q                                                54,920  Sq Feet                            86.3  4/30/2005  Fee Simple
  5R                                                61,451  Sq Feet                            86.1  4/30/2005  Fee Simple
  5S                                                41,394  Sq Feet                            86.6  4/30/2005  Fee Simple
  5T                                                36,490  Sq Feet                            91.0  4/30/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5U                                                26,800  Sq Feet                                  4/30/2005  Fee Simple
  5V                                                43,420  Sq Feet                            78.5  4/30/2005  Fee Simple
  5W                                                53,237  Sq Feet                            76.5  4/30/2005  Fee Simple
  5X                                                43,600  Sq Feet                            80.3  4/30/2005  Fee Simple
   6         (6)                                   449,443  Sq Feet         165                95.8  5/20/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
   7         (7)             2003                  564,824  Sq Feet         117                93.9   5/2/2005  Fee Simple
   8                       2001-2002                   189  Rooms       330,322                66.2  3/31/2005  Fee Simple
   9         (8)             2002                  198,428  Sq Feet         271                98.2  5/25/2005  Fee Simple
  10         (9)                                   404,524  Sq Feet         132                86.9  7/28/2005  Fee Simple
  10A                                              301,606  Sq Feet                           100.0  7/28/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  10B                                              102,918  Sq Feet                            50.4  7/28/2005  Fee Simple
  11        (10)             2005                   50,147  Sq Feet       1,053                80.2   7/1/2005  Fee Simple
  12        (11)             1988                1,896,140  Sq Feet         271                96.2   6/1/2005  Fee Simple/Leasehold
  13        (12)                                   137,000  Sq Feet         269               100.0  7/12/2005  Fee Simple
  14                      1997, 2002               239,123  Sq Feet         142                89.1  5/16/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  15                                                   488  Units        65,574                99.0  7/25/2005  Fee Simple
  16        (13)             2000                   77,194  Sq Feet         415                88.9   7/1/2005  Fee Simple
  17                                                   428  Units        70,093                97.7   4/1/2005  Fee Simple
  18                        Various                    148  Units       186,628                97.2  5/20/2005  Fee Simple
  18A                        2005                       27  Units                              96.3  5/20/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  18B                        2003                       27  Units                             100.0  5/20/2005  Fee Simple
  18C                        1998                       24  Units                              95.8  5/20/2005  Fee Simple
  18D                        1998                       21  Units                             100.0  5/20/2005  Fee Simple
  18E                        2002                       18  Units                              94.4  5/20/2005  Fee Simple
  18F                        2002                       25  Units                              96.0  5/20/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  18G                        1997                        6  Units                             100.0  5/20/2005  Fee Simple
  19                                               377,700  Sq Feet          72               100.0  5/23/2005  Fee Simple
  20                                               181,866  Sq Feet         140               100.0  6/13/2005  Fee Simple
  21                                                83,215  Sq Feet         284                91.6  5/12/2005  Fee Simple
  22        (14)     1993, 1998, 1995, 1993        132,854  Sq Feet         177                99.7   5/5/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  23                                                   264  Units        87,121                94.3  7/14/2005  Fee Simple
  24        (15)             2004                  170,102  Sq Feet         132                89.9  6/30/2005  Fee Simple
  25        (16)             2005                1,137,452  Sq Feet         219                99.9   6/1/2005  Fee Simple
  26                         1988                      515  Units        33,010                92.2  5/18/2005  Fee Simple
  27                         2004                  127,458  Sq Feet         122                98.5  5/19/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  28                                                99,451  Sq Feet         153                97.2  5/24/2005  Fee Simple
  29                                                   264  Units        56,667                89.8   5/3/2005  Fee Simple
  30                                                   212  Units        68,868                92.9  6/21/2005  Fee Simple
  31                                               102,149  Sq Feet         132                96.9   6/9/2005  Fee Simple
  32                    1999, 2002-2004             75,632  Sq Feet         178               100.0   4/6/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  33                                                   230  Units        57,043                93.9  4/12/2005  Fee Simple
  34                                                38,237  Sq Feet         325               100.0  4/18/2005  Fee Simple
  35        (17)                                    99,977  Sq Feet         110                89.9  6/23/2005  Fee Simple
  36                                                    94  Rooms       116,489                87.7  5/31/2005  Fee Simple
  37                                                35,793  Sq Feet         298                93.8   6/8/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  38                        Various                    176  Units        60,261                90.5  5/20/2005  Fee Simple
  38A                        1992                      117  Units                              87.2  5/20/2005  Fee Simple
  38B                        2005                       59  Units                              96.6  5/20/2005  Fee Simple
  39                         1999                   40,712  Sq Feet         258               100.0  5/10/2005  Fee Simple
  40                         2001                   75,675  Sq Feet         133                98.4  6/20/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  41                                                55,560  Sq Feet         178               100.0  5/20/2005  Fee Simple
  42                                                52,031  Sq Feet         176               100.0  6/10/2005  Fee Simple
  43                         1997                  105,349  Sq Feet          85                88.9  5/19/2005  Fee Simple
  44                         1990                  185,140  Sq Feet          47                89.4  6/28/2005  Fee Simple
  45                                                   264  Units        31,818                99.2  5/25/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  46                                               191,008  Sq Feet          44               100.0  7/18/2005  Fee Simple
  47                                                45,300  Sq Feet         180                97.1   4/6/2005  Fee Simple
  48                                                    78  Rooms       103,205                87.9  5/31/2005  Fee Simple
  49                       1995-1997                   239  Units        32,636                86.6  4/23/2005  Fee Simple
  50                         2001                   68,778  Sq Feet         112               100.0   4/6/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  51                                                87,584  Sq Feet          88                96.3  5/26/2005  Fee Simple
  52                                                   214  Units        33,271                98.1  3/31/2005  Fee Simple
  53                                                30,398  Sq Feet         226               100.0   4/5/2005  Fee Simple
  54                         1997                  110,416  Sq Feet          61                83.9  7/11/2005  Fee Simple
  55                                               103,165  Sq Feet          64                99.6   6/6/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  56        (18)             2004                   40,794  Sq Feet         162                93.3  6/29/2005  Fee Simple
  57                                                19,720  Sq Feet         333                89.6  4/11/2005  Fee Simple
  58                                                    92  Rooms        70,109                79.9  5/31/2005  Fee Simple
  59                                                   252  Units        24,903                95.2  5/31/2005  Fee Simple
  60                                                47,370  Sq Feet         127                92.4   3/6/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  61                                                   193  Units        28,497                96.9  4/13/2005  Fee Simple
  62                                               112,960  Sq Feet          49               100.0  6/15/2005  Fee Simple
  63        (19)             2004                   36,279  Sq Feet         152                95.9  6/29/2005  Fee Simple
  64                                                22,001  Sq Feet         249                92.5  4/12/2005  Fee Simple
  65                         1999                  135,990  Sq Feet          40                96.5   7/7/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  66                                                58,209  Sq Feet          93                97.3  7/29/2005  Fee Simple
  67                                                14,820  Sq Feet         366               100.0  8/10/2005  Fee Simple
  68                                                    65  Units        82,385               100.0  5/10/2005  Fee Simple
  69                                                21,320  Sq Feet         249               100.0  5/29/2005  Fee Simple
  70        (20)                                    14,560  Sq Feet         364               100.0  6/20/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  71                                                84,260  Sq Feet          62                88.4  5/18/2005  Fee Simple
  72                                                20,657  Sq Feet         242               100.0  5/24/2005  Fee Simple
  73        (20)                                    14,650  Sq Feet         341               100.0   7/5/2005  Fee Simple
  74                         2002                   43,162  Sq Feet         110               100.0  5/11/2005  Fee Simple
  75                                                93,799  Sq Feet          50               100.0   5/1/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  76                                                 7,352  Sq Feet         638               100.0   6/1/2005  Fee Simple
  76A                                                4,128  Sq Feet                           100.0   6/1/2005  Fee Simple
  76B                                                3,224  Sq Feet                           100.0   6/1/2005  Fee Simple
  77                                                14,820  Sq Feet         316               100.0   8/8/2005  Fee Simple
  78                         2004                  138,795  Sq Feet          32                98.3   7/1/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  79                         2004                   73,063  Sq Feet          59               100.0  3/16/2005  Fee Simple
  80                                                27,307  Sq Feet         153               100.0   6/2/2005  Fee Simple
  81                                                32,900  Sq Feet         124                76.3  6/15/2005  Fee Simple
  82                                                   132  Units        28,864                93.2  5/17/2005  Fee Simple
  83                         2002                       70  Rooms        54,286                71.0  5/31/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  84      (21)(22)                                  11,970  Sq Feet         300               100.0  7/13/2005  Fee Simple
  85        (21)                                    10,880  Sq Feet         330               100.0  6/23/2005  Fee Simple
  86                                                49,150  Sq Feet          71                87.7   5/7/2005  Fee Simple
  87                                                19,954  Sq Feet         174                94.5   4/4/2005  Fee Simple
  88                                                   112  Units        30,580                95.5  5/16/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  89                         2003                   90,133  Sq Feet          36                98.1   7/1/2005  Fee Simple
  90                                                    56  Rooms        57,143                78.7  3/31/2005  Fee Simple
  91                         2005                      179  Pads         17,877                98.9  6/30/2005  Fee Simple
  92                         2002                   60,891  Sq Feet          52               100.0  5/26/2005  Fee Simple
  93        (21)                                    10,125  Sq Feet         314               100.0  7/13/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  94        (21)                                    10,880  Sq Feet         285               100.0   8/3/2005  Fee Simple
  95                                                11,282  Sq Feet         268               100.0  4/20/2004  Leasehold
  96        (23)                                    16,000  Sq Feet         187                80.9   4/1/2005  Fee Simple
  97                         2005                   12,520  Sq Feet         231               100.0   5/3/2005  Fee Simple
  98                                                13,568  Sq Feet         208                89.7  7/14/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  99                         2001                   67,522  Sq Feet          41               100.0  6/23/2005  Fee Simple
  100                       Various                    185  Pads         13,905               100.0  4/30/2005  Fee Simple
 100A                                                   55  Pads                              100.0  4/30/2005  Fee Simple
 100B                                                   62  Pads                              100.0  4/30/2005  Fee Simple
 100C                        2003                       44  Pads                              100.0  4/30/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 100D                                                   24  Pads                              100.0  4/30/2005  Fee Simple
  101                     2004, 2005                    12  Units       206,083               100.0  5/20/2005  Fee Simple
  102                                                  148  Units        16,554                98.6   4/8/2005  Fee Simple
  103                        2005                   10,237  Sq Feet         230               100.0  5/13/2005  Fee Simple
  104                                                   91  Units        25,249                94.5  4/12/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  105                                                  100  Units        22,390                90.0  5/16/2005  Fee Simple
  106       (24)             2000                   75,550  Sq Feet          28                82.2  4/11/2005  Fee Simple
  107                                                8,436  Sq Feet         247               100.0   7/7/2005  Fee Simple
  108                                               26,034  Sq Feet          77                97.7   6/5/2005  Fee Simple/Leasehold
  109                                                9,520  Sq Feet         202                84.2   5/6/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  110                        2005                       77  Units        23,955                94.8  4/30/2005  Fee Simple
  111       (25)                                    13,309  Sq Feet         120               100.0  5/24/2005  Fee Simple
  112                                               61,605  Sq Feet          24                81.9  3/31/2005  Fee Simple
  113                                               57,030  Sq Feet          25                96.7  3/14/2005  Fee Simple
  114                        2004                   13,000  Sq Feet         107                92.3   7/1/2005  Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  115                                               61,060  Sq Feet          18                95.0   6/1/2005  Fee Simple




                                                        LARGEST                                            LARGEST        LARGEST
CONTROL FOOTNOTE                                         TENANT                                          TENANT AREA    TENANT LEASE
  NO.      NO.                                            NAME                                         LEASED (SQ. FT.)  EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1       (1)    The Dreyfus Corp.                                                                             351,585   3/31/2019
   2       (2)    Filene's                                                                                      200,000    5/1/2037
   3       (3)    Citicorp North America                                                                        233,314  12/31/2012
   4       (4)    N/A                                                                                               N/A         N/A
  4A1             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  4A2             N/A                                                                                               N/A         N/A
  4A3             N/A                                                                                               N/A         N/A
  4A4             N/A                                                                                               N/A         N/A
  4A5             N/A                                                                                               N/A         N/A
  4A6             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  4A7             N/A                                                                                               N/A         N/A
  4A8             N/A                                                                                               N/A         N/A
  4A9             N/A                                                                                               N/A         N/A
 4A10             N/A                                                                                               N/A         N/A
 4A11             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A12             N/A                                                                                               N/A         N/A
 4A13             N/A                                                                                               N/A         N/A
 4A14             N/A                                                                                               N/A         N/A
 4A15             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A16             N/A                                                                                               N/A         N/A
 4A17             N/A                                                                                               N/A         N/A
 4A18             N/A                                                                                               N/A         N/A
 4A19             N/A                                                                                               N/A         N/A
 4A20             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A21             N/A                                                                                               N/A         N/A
 4A22             N/A                                                                                               N/A         N/A
 4A23             N/A                                                                                               N/A         N/A
 4A24             N/A                                                                                               N/A         N/A
 4A25             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A26             N/A                                                                                               N/A         N/A
 4A27             N/A                                                                                               N/A         N/A
 4A28             N/A                                                                                               N/A         N/A
 4A29             N/A                                                                                               N/A         N/A
 4A30             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A31             N/A                                                                                               N/A         N/A
 4A32             N/A                                                                                               N/A         N/A
 4A33             N/A                                                                                               N/A         N/A
 4A34             N/A                                                                                               N/A         N/A
 4A35             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A36             N/A                                                                                               N/A         N/A
 4A37             N/A                                                                                               N/A         N/A
 4A38             N/A                                                                                               N/A         N/A
 4A39             N/A                                                                                               N/A         N/A
 4A40             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A41             N/A                                                                                               N/A         N/A
 4A42             N/A                                                                                               N/A         N/A
 4A43             N/A                                                                                               N/A         N/A
 4A44             N/A                                                                                               N/A         N/A
 4A45             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A46             N/A                                                                                               N/A         N/A
 4A47             N/A                                                                                               N/A         N/A
 4A48             N/A                                                                                               N/A         N/A
 4A49             N/A                                                                                               N/A         N/A
 4A50             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A51             N/A                                                                                               N/A         N/A
 4A52             N/A                                                                                               N/A         N/A
 4A53             N/A                                                                                               N/A         N/A
 4A54             N/A                                                                                               N/A         N/A
 4A55             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A56             N/A                                                                                               N/A         N/A
 4A57             N/A                                                                                               N/A         N/A
 4A58             N/A                                                                                               N/A         N/A
 4A59             N/A                                                                                               N/A         N/A
 4A60             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 4A61             N/A                                                                                               N/A         N/A
 4A62             N/A                                                                                               N/A         N/A
 4A63             N/A                                                                                               N/A         N/A
 4A64             N/A                                                                                               N/A         N/A
   5       (5)    N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  5A              N/A                                                                                               N/A         N/A
  5B              N/A                                                                                               N/A         N/A
  5C              N/A                                                                                               N/A         N/A
  5D              N/A                                                                                               N/A         N/A
  5E              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  5F              N/A                                                                                               N/A         N/A
  5G              N/A                                                                                               N/A         N/A
  5H              N/A                                                                                               N/A         N/A
  5I              N/A                                                                                               N/A         N/A
  5J              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  5K              N/A                                                                                               N/A         N/A
  5L              N/A                                                                                               N/A         N/A
  5M              N/A                                                                                               N/A         N/A
  5N              N/A                                                                                               N/A         N/A
  5O              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  5P              N/A                                                                                               N/A         N/A
  5Q              N/A                                                                                               N/A         N/A
  5R              N/A                                                                                               N/A         N/A
  5S              N/A                                                                                               N/A         N/A
  5T              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  5U              N/A                                                                                               N/A         N/A
  5V              N/A                                                                                               N/A         N/A
  5W              N/A                                                                                               N/A         N/A
  5X              N/A                                                                                               N/A         N/A
   6       (6)    General Services Administration                                                                85,804  11/30/2009
------------------------------------------------------------------------------------------------------------------------------------
   7       (7)    Belk Deptartment Store                                                                        115,793   1/31/2011
   8              N/A                                                                                               N/A         N/A
   9       (8)    Planned Parenthood Federation Of America                                                      103,071   2/28/2022
  10       (9)    N/A                                                                                               N/A         N/A
  10A             American Intercontinental University                                                          116,345  12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
  10B             Alcatel USA Sourcing, L.P.                                                                     19,911   9/30/2010
  11      (10)    Red Door Salons Illinois, Inc.                                                                 14,209    1/4/2008
  12      (11)    Alliance Capital Management L.P.                                                              879,211  12/31/2024
  13      (12)    Spacenet Real Estate Holdings, LLC                                                            137,000   3/31/2016
  14              Kohl's                                                                                         87,010   1/31/2023
------------------------------------------------------------------------------------------------------------------------------------
  15              N/A                                                                                               N/A         N/A
  16      (13)    The City of New York                                                                           23,292         MTM
  17              N/A                                                                                               N/A         N/A
  18              N/A                                                                                               N/A         N/A
  18A             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  18B             N/A                                                                                               N/A         N/A
  18C             N/A                                                                                               N/A         N/A
  18D             N/A                                                                                               N/A         N/A
  18E             N/A                                                                                               N/A         N/A
  18F             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  18G             N/A                                                                                               N/A         N/A
  19              Wright Manufacturing, Inc.                                                                    121,800   8/31/2013
  20              Ross Store #718                                                                                30,187   1/31/2015
  21              Men's Wearhouse                                                                                 6,500   9/30/2010
  22      (14)    S.H. Smith & Company                                                                           14,603  10/31/2008
------------------------------------------------------------------------------------------------------------------------------------
  23              N/A                                                                                               N/A         N/A
  24      (15)    National University                                                                            23,178    1/4/2011
  25      (16)    McKinsey & Company, Inc. United States                                                        356,514   7/31/2017
  26              N/A                                                                                               N/A         N/A
  27              Hobby Lobby                                                                                    63,024   8/31/2019
------------------------------------------------------------------------------------------------------------------------------------
  28              Dominick's Finer Foods, LLC                                                                    72,385   5/31/2017
  29              N/A                                                                                               N/A         N/A
  30              N/A                                                                                               N/A         N/A
  31              Deals, Nothing Over $1 #316                                                                    11,565   10/3/2006
  32              Office Depot                                                                                   29,805  10/31/2013
------------------------------------------------------------------------------------------------------------------------------------
  33              N/A                                                                                               N/A         N/A
  34              Blockbuster                                                                                     6,429   4/30/2010
  35      (17)    LA Unified School District                                                                     37,936   3/31/2013
  36              N/A                                                                                               N/A         N/A
  37              Jennifer Convertibles                                                                           5,680   1/31/2010
------------------------------------------------------------------------------------------------------------------------------------
  38              N/A                                                                                               N/A         N/A
  38A             N/A                                                                                               N/A         N/A
  38B             N/A                                                                                               N/A         N/A
  39              Chipotle of Texas, LLC                                                                          3,000   2/28/2008
  40              Petco                                                                                          18,224   1/31/2009
------------------------------------------------------------------------------------------------------------------------------------
  41              Texas Endoscopy                                                                                 5,500   9/30/2014
  42              International House of Pancakes- IHOP                                                           6,800  12/31/2017
  43              Wild Oats Sun Harvest                                                                          30,000   5/31/2007
  44              Winn Dixie                                                                                     42,477   1/17/2006
  45              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  46              Troy CMBS Property, L.L.C.                                                                    191,008   3/31/2019
  47              Blockbuster Video                                                                               5,500   6/30/2008
  48              N/A                                                                                               N/A         N/A
  49              N/A                                                                                               N/A         N/A
  50              Ace Hardware                                                                                   14,574   5/31/2013
------------------------------------------------------------------------------------------------------------------------------------
  51              Food Lion                                                                                      34,680  10/31/2010
  52              N/A                                                                                               N/A         N/A
  53              Gateway                                                                                        10,175  11/30/2007
  54              Food Lion                                                                                      35,296  12/29/2017
  55              Feldman's/Loehr's                                                                              30,800  10/31/2010
------------------------------------------------------------------------------------------------------------------------------------
  56      (18)    Bayramyan Pediatric Dental Group                                                                1,904  10/31/2012
  57              Darcy's Irish Pub                                                                               4,712  12/31/2006
  58              N/A                                                                                               N/A         N/A
  59              N/A                                                                                               N/A         N/A
  60              Hermes Music of San Antonio                                                                    33,800   9/30/2006
------------------------------------------------------------------------------------------------------------------------------------
  61              N/A                                                                                               N/A         N/A
  62              Kmart of Michigan, Inc                                                                        112,960  12/31/2017
  63      (19)    MTAA                                                                                            6,953   9/30/2009
  64              Blue Ridge Mt Sports                                                                            5,600   3/31/2012
  65              K-Mart                                                                                         71,657   6/30/2010
------------------------------------------------------------------------------------------------------------------------------------
  66              Staples                                                                                        24,049    9/1/2013
  67              Walgreen Co.                                                                                   14,820   4/30/2080
  68              N/A                                                                                               N/A         N/A
  69              Petco Animal Supplies, Inc.#1501                                                               11,920   1/31/2012
  70      (20)    Walgreen Co.                                                                                   14,560   4/30/2080
------------------------------------------------------------------------------------------------------------------------------------
  71              N/A                                                                                               N/A         N/A
  72              The Good Egg                                                                                    3,750  12/31/2016
  73      (20)    Walgreen Co.                                                                                   14,650   6/30/2080
  74              Murry's of Maryland,Inc.                                                                       11,977   4/30/2010
  75              Sack N' Save                                                                                   43,853   6/30/2009
------------------------------------------------------------------------------------------------------------------------------------
  76              N/A                                                                                               N/A         N/A
  76A             RBC Centura Bank                                                                                4,128  10/31/2020
  76B             RBC Centura Bank                                                                                3,224  10/31/2020
  77              Walgreen Co.                                                                                   14,820   7/31/2080
  78              Rose's, Store # 189                                                                            50,000   3/10/2010
------------------------------------------------------------------------------------------------------------------------------------
  79              Cowboy Maloney Electric City                                                                   20,000   8/31/2009
  80              Home Goods                                                                                     27,307   5/31/2013
  81              Vogue Imports, LLc                                                                              4,200   9/30/2007
  82              N/A                                                                                               N/A         N/A
  83              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  84    (21)(22)  Big B, Inc. (The lease is guaranteed by CVS Corporation)                                       11,970   1/31/2031
  85      (21)    CVS BDI Inc. (The lease is guaranteed by CVS Corporation)                                      10,880   1/31/2027
  86              N/A                                                                                               N/A         N/A
  87              Holly's Hallmark                                                                                5,000  12/31/2007
  88              N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  89              Big Lots                                                                                       34,671   1/31/2015
  90              N/A                                                                                               N/A         N/A
  91              N/A                                                                                               N/A         N/A
  92              El Bodegon Grocery                                                                             25,600   9/30/2012
  93      (21)    Jersey Shore PA CVS, Inc. (The lease is guaranteed by CVS Corporation)                         10,125   1/31/2028
------------------------------------------------------------------------------------------------------------------------------------
  94      (21)    Big B Drugs, Inc. (The lease is guaranteed by CVS Corporation)                                 10,880   1/31/2030
  95              Walgreen Co.                                                                                   11,282  12/31/2030
  96      (23)    Valley National Bank                                                                            3,871  11/30/2020
  97              CVS Corporation                                                                                12,520   1/31/2026
  98              Amscot                                                                                          3,000   1/31/2015
------------------------------------------------------------------------------------------------------------------------------------
  99              Locke Supply                                                                                   23,072   8/31/2011
  100             N/A                                                                                               N/A         N/A
 100A             N/A                                                                                               N/A         N/A
 100B             N/A                                                                                               N/A         N/A
 100C             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
 100D             N/A                                                                                               N/A         N/A
  101             N/A                                                                                               N/A         N/A
  102             N/A                                                                                               N/A         N/A
  103             Dunkin Donuts                                                                                   2,409  10/31/2014
  104             N/A                                                                                               N/A         N/A
------------------------------------------------------------------------------------------------------------------------------------
  105             N/A                                                                                               N/A         N/A
  106     (24)    Super Heat                                                                                      4,750   3/31/2007
  107             Amscot                                                                                          3,200   3/31/2015
  108             Henley Hardware Store                                                                           9,600   2/28/2010
  109             Banner Bank                                                                                     3,810   1/31/2020
------------------------------------------------------------------------------------------------------------------------------------
  110             N/A                                                                                               N/A         N/A
  111     (25)    Weekley Homes, L.P. d/b/a David Weekley Homes (subleased to Wells Fargo Mortgage)               2,897   1/31/2008
  112             N/A                                                                                               N/A         N/A
  113             N/A                                                                                               N/A         N/A
  114             Gibson's Eye Works                                                                              2,650   6/30/2008
------------------------------------------------------------------------------------------------------------------------------------
  115             N/A                                                                                               N/A         N/A




                                               2ND LARGEST                            2ND LARGEST     2ND LARGEST
  CONTROL   FOOTNOTE                              TENANT                              TENANT AREA     TENANT LEASE
    NO.        NO.                                 NAME                             LEASED (SQ. FT.)   EXP. DATE
--------------------------------------------------------------------------------------------------------------------

     1         (1)     Winston & Strawn LLP                                                  335,094     11/23/2011
     2         (2)     Nordstrom                                                             197,000      2/28/2020
     3         (3)     GSA                                                                    76,209      6/25/2006
     4         (4)     N/A                                                                       N/A            N/A
    4A1                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    4A2                N/A                                                                       N/A            N/A
    4A3                N/A                                                                       N/A            N/A
    4A4                N/A                                                                       N/A            N/A
    4A5                N/A                                                                       N/A            N/A
    4A6                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    4A7                N/A                                                                       N/A            N/A
    4A8                N/A                                                                       N/A            N/A
    4A9                N/A                                                                       N/A            N/A
   4A10                N/A                                                                       N/A            N/A
   4A11                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A12                N/A                                                                       N/A            N/A
   4A13                N/A                                                                       N/A            N/A
   4A14                N/A                                                                       N/A            N/A
   4A15                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A16                N/A                                                                       N/A            N/A
   4A17                N/A                                                                       N/A            N/A
   4A18                N/A                                                                       N/A            N/A
   4A19                N/A                                                                       N/A            N/A
   4A20                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A21                N/A                                                                       N/A            N/A
   4A22                N/A                                                                       N/A            N/A
   4A23                N/A                                                                       N/A            N/A
   4A24                N/A                                                                       N/A            N/A
   4A25                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A26                N/A                                                                       N/A            N/A
   4A27                N/A                                                                       N/A            N/A
   4A28                N/A                                                                       N/A            N/A
   4A29                N/A                                                                       N/A            N/A
   4A30                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A31                N/A                                                                       N/A            N/A
   4A32                N/A                                                                       N/A            N/A
   4A33                N/A                                                                       N/A            N/A
   4A34                N/A                                                                       N/A            N/A
   4A35                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A36                N/A                                                                       N/A            N/A
   4A37                N/A                                                                       N/A            N/A
   4A38                N/A                                                                       N/A            N/A
   4A39                N/A                                                                       N/A            N/A
   4A40                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A41                N/A                                                                       N/A            N/A
   4A42                N/A                                                                       N/A            N/A
   4A43                N/A                                                                       N/A            N/A
   4A44                N/A                                                                       N/A            N/A
   4A45                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A46                N/A                                                                       N/A            N/A
   4A47                N/A                                                                       N/A            N/A
   4A48                N/A                                                                       N/A            N/A
   4A49                N/A                                                                       N/A            N/A
   4A50                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A51                N/A                                                                       N/A            N/A
   4A52                N/A                                                                       N/A            N/A
   4A53                N/A                                                                       N/A            N/A
   4A54                N/A                                                                       N/A            N/A
   4A55                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A56                N/A                                                                       N/A            N/A
   4A57                N/A                                                                       N/A            N/A
   4A58                N/A                                                                       N/A            N/A
   4A59                N/A                                                                       N/A            N/A
   4A60                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   4A61                N/A                                                                       N/A            N/A
   4A62                N/A                                                                       N/A            N/A
   4A63                N/A                                                                       N/A            N/A
   4A64                N/A                                                                       N/A            N/A
     5         (5)     N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    5A                 N/A                                                                       N/A            N/A
    5B                 N/A                                                                       N/A            N/A
    5C                 N/A                                                                       N/A            N/A
    5D                 N/A                                                                       N/A            N/A
    5E                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    5F                 N/A                                                                       N/A            N/A
    5G                 N/A                                                                       N/A            N/A
    5H                 N/A                                                                       N/A            N/A
    5I                 N/A                                                                       N/A            N/A
    5J                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    5K                 N/A                                                                       N/A            N/A
    5L                 N/A                                                                       N/A            N/A
    5M                 N/A                                                                       N/A            N/A
    5N                 N/A                                                                       N/A            N/A
    5O                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    5P                 N/A                                                                       N/A            N/A
    5Q                 N/A                                                                       N/A            N/A
    5R                 N/A                                                                       N/A            N/A
    5S                 N/A                                                                       N/A            N/A
    5T                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    5U                 N/A                                                                       N/A            N/A
    5V                 N/A                                                                       N/A            N/A
    5W                 N/A                                                                       N/A            N/A
    5X                 N/A                                                                       N/A            N/A
     6         (6)     Science Applications International Corporation                         51,137      5/31/2007
--------------------------------------------------------------------------------------------------------------------
     7         (7)     JC Penney Company, Inc                                                104,107      3/31/2007
     8                 N/A                                                                       N/A            N/A
     9         (8)     Rosemont Press                                                         15,000      3/31/2007
    10         (9)     N/A                                                                       N/A            N/A
    10A                MCI / Worldcom                                                         87,685      2/29/2008
--------------------------------------------------------------------------------------------------------------------
    10B                ATCS, PLC                                                              10,140      5/31/2010
    11        (10)     St. John Apparel, LLC                                                   9,380      5/31/2018
    12        (11)     Pimco Advisors L.P.                                                   179,441     12/31/2016
    13        (12)     N/A                                                                       N/A            N/A
    14                 Super Stop & Shop                                                      72,296      5/31/2017
--------------------------------------------------------------------------------------------------------------------
    15                 N/A                                                                       N/A            N/A
    16        (13)     Modell's NY II, Inc.                                                   10,200     10/31/2022
    17                 N/A                                                                       N/A            N/A
    18                 N/A                                                                       N/A            N/A
    18A                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    18B                N/A                                                                       N/A            N/A
    18C                N/A                                                                       N/A            N/A
    18D                N/A                                                                       N/A            N/A
    18E                N/A                                                                       N/A            N/A
    18F                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    18G                N/A                                                                       N/A            N/A
    19                 Image Direct, LLC                                                      56,000      2/28/2011
    20                 T.J. Maxx                                                              28,000      8/31/2014
    21                 Mongolian BBQ                                                           5,656      7/31/2011
    22        (14)     Hooker & Holcombe, Inc.                                                12,136      2/28/2009
--------------------------------------------------------------------------------------------------------------------
    23                 N/A                                                                       N/A            N/A
    24        (15)     Hitachi Storage Software Incorporated                                  13,425     12/31/2006
    25        (16)     AON Corporation                                                       272,080      4/30/2023
    26                 N/A                                                                       N/A            N/A
    27                 Best Buy                                                               45,000      1/31/2020
--------------------------------------------------------------------------------------------------------------------
    28                 Hollywood Entertainment Corporation                                     7,000       8/3/2007
    29                 N/A                                                                       N/A            N/A
    30                 N/A                                                                       N/A            N/A
    31                 Brook Mays Music Company                                                7,925      6/30/2007
    32                 Washington Sports                                                      23,500      4/30/2015
--------------------------------------------------------------------------------------------------------------------
    33                 N/A                                                                       N/A            N/A
    34                 Burger King                                                             4,457     10/31/2009
    35        (17)     Commerce Escrow                                                        10,078      6/30/2010
    36                 N/A                                                                       N/A            N/A
    37                 Hunan Village                                                           3,160      6/30/2008
--------------------------------------------------------------------------------------------------------------------
    38                 N/A                                                                       N/A            N/A
    38A                N/A                                                                       N/A            N/A
    38B                N/A                                                                       N/A            N/A
    39                 Abdallah's Bakery                                                       2,640      1/14/2010
    40                 Mogul Indian Restaurant                                                 9,525      1/31/2010
--------------------------------------------------------------------------------------------------------------------
    41                 Palm Beach Tan                                                          4,450     12/31/2009
    42                 A-1 Japanese Restaurant                                                 6,800       8/1/2011
    43                 Gabriels Liquors                                                        8,280      1/31/2010
    44                 Marshall's                                                             27,312      1/31/2010
    45                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    46                 N/A                                                                       N/A            N/A
    47                 Virginia ABC                                                            4,125      1/31/2012
    48                 N/A                                                                       N/A            N/A
    49                 N/A                                                                       N/A            N/A
    50                 Atlanta Selection Center                                                8,795      1/31/2006
--------------------------------------------------------------------------------------------------------------------
    51                 Rite Aid of Virginia                                                   11,180      9/30/2017
    52                 N/A                                                                       N/A            N/A
    53                 Hudson Trail Outfitters                                                 7,866      9/30/2007
    54                 Sears                                                                  10,800      8/31/2010
    55                 Advance Auto (Formerly Western)                                        12,450      9/30/2008
--------------------------------------------------------------------------------------------------------------------
    56        (18)     Angelica Rivera                                                         1,050      6/30/2010
    57                 Panera Bread                                                            4,598      9/30/2011
    58                 N/A                                                                       N/A            N/A
    59                 N/A                                                                       N/A            N/A
    60                 Bridal Galleria                                                         3,600      9/30/2006
--------------------------------------------------------------------------------------------------------------------
    61                 N/A                                                                       N/A            N/A
    62                 N/A                                                                       N/A            N/A
    63        (19)     Payless Shoesource                                                      3,628      6/30/2010
    64                 Household Finance                                                       2,008      2/28/2013
    65                 Farmers Furniture- Warehouse Home Furnishings Distributors             21,840      2/28/2011
--------------------------------------------------------------------------------------------------------------------
    66                 Dollar Tree                                                             9,300       1/1/2009
    67                 N/A                                                                       N/A            N/A
    68                 N/A                                                                       N/A            N/A
    69                 Sprint Store                                                            3,500     12/31/2010
    70        (20)     N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    71                 N/A                                                                       N/A            N/A
    72                 China Lite                                                              3,125      2/27/2012
    73        (20)     N/A                                                                       N/A            N/A
    74                 JP Dollar and Outlet                                                    5,393     10/31/2006
    75                 Sams $1.00                                                             25,542      5/30/2012
--------------------------------------------------------------------------------------------------------------------
    76                 N/A                                                                       N/A            N/A
    76A                N/A                                                                       N/A            N/A
    76B                N/A                                                                       N/A            N/A
    77                 N/A                                                                       N/A            N/A
    78                 Furniture Liquidation                                                  27,000      9/30/2007
--------------------------------------------------------------------------------------------------------------------
    79                 U.S. Post Office                                                       14,933      7/31/2008
    80                 N/A                                                                       N/A            N/A
    81                 Jensen Mattress & Furniture                                             3,150      8/31/2009
    82                 N/A                                                                       N/A            N/A
    83                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    84      (21)(22)   N/A                                                                       N/A            N/A
    85        (21)     N/A                                                                       N/A            N/A
    86                 N/A                                                                       N/A            N/A
    87                 CiCi's Pizza                                                            3,900      9/30/2006
    88                 N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    89                 Tractor Supply                                                         30,422      3/31/2012
    90                 N/A                                                                       N/A            N/A
    91                 N/A                                                                       N/A            N/A
    92                 Furniture Discovery                                                    10,200      2/28/2009
    93        (21)     N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    94        (21)     N/A                                                                       N/A            N/A
    95                 N/A                                                                       N/A            N/A
    96        (23)     H&R Block Eastern Tax Services, Inc.                                    2,095      4/30/2010
    97                 N/A                                                                       N/A            N/A
    98                 Just a Buck                                                             2,000      4/30/2010
--------------------------------------------------------------------------------------------------------------------
    99                 Hastings Entertainment                                                 19,450      8/31/2010
    100                N/A                                                                       N/A            N/A
   100A                N/A                                                                       N/A            N/A
   100B                N/A                                                                       N/A            N/A
   100C                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
   100D                N/A                                                                       N/A            N/A
    101                N/A                                                                       N/A            N/A
    102                N/A                                                                       N/A            N/A
    103                Vocelli Pizza                                                           1,536     10/31/2014
    104                N/A                                                                       N/A            N/A
--------------------------------------------------------------------------------------------------------------------
    105                N/A                                                                       N/A            N/A
    106       (24)     KQ Service                                                              3,000      3/31/2007
    107                Subway                                                                  1,500      4/30/2015
    108                Town of West Point                                                      4,000      3/31/2034
    109                LA Weight Loss                                                          1,500      8/31/2013
--------------------------------------------------------------------------------------------------------------------
    110                N/A                                                                       N/A            N/A
    111       (25)     Mike Ford Custom Builders, Inc.                                         1,440      9/30/2006
    112                N/A                                                                       N/A            N/A
    113                N/A                                                                       N/A            N/A
    114                Oak Barrel Liquor Store                                                 2,000      8/31/2007
--------------------------------------------------------------------------------------------------------------------
    115                N/A                                                                       N/A            N/A




                                                    3RD LARGEST                                3RD LARGEST     3RD LARGEST
  CONTROL   FOOTNOTE                                   TENANT                                  TENANT AREA     TENANT LEASE
    NO.        NO.                                      NAME                                 LEASED (SQ. FT.)   EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------

     1         (1)      Barclays Bank PLC                                                             333,822      7/31/2017
     2         (2)      JC Penney Company, Inc                                                        126,000       5/1/2037
     3         (3)      SSA Global Technologies, Inc                                                   75,781      3/31/2016
     4         (4)      N/A                                                                               N/A            N/A
    4A1                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    4A2                 N/A                                                                               N/A            N/A
    4A3                 N/A                                                                               N/A            N/A
    4A4                 N/A                                                                               N/A            N/A
    4A5                 N/A                                                                               N/A            N/A
    4A6                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    4A7                 N/A                                                                               N/A            N/A
    4A8                 N/A                                                                               N/A            N/A
    4A9                 N/A                                                                               N/A            N/A
   4A10                 N/A                                                                               N/A            N/A
   4A11                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A12                 N/A                                                                               N/A            N/A
   4A13                 N/A                                                                               N/A            N/A
   4A14                 N/A                                                                               N/A            N/A
   4A15                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A16                 N/A                                                                               N/A            N/A
   4A17                 N/A                                                                               N/A            N/A
   4A18                 N/A                                                                               N/A            N/A
   4A19                 N/A                                                                               N/A            N/A
   4A20                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A21                 N/A                                                                               N/A            N/A
   4A22                 N/A                                                                               N/A            N/A
   4A23                 N/A                                                                               N/A            N/A
   4A24                 N/A                                                                               N/A            N/A
   4A25                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A26                 N/A                                                                               N/A            N/A
   4A27                 N/A                                                                               N/A            N/A
   4A28                 N/A                                                                               N/A            N/A
   4A29                 N/A                                                                               N/A            N/A
   4A30                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A31                 N/A                                                                               N/A            N/A
   4A32                 N/A                                                                               N/A            N/A
   4A33                 N/A                                                                               N/A            N/A
   4A34                 N/A                                                                               N/A            N/A
   4A35                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A36                 N/A                                                                               N/A            N/A
   4A37                 N/A                                                                               N/A            N/A
   4A38                 N/A                                                                               N/A            N/A
   4A39                 N/A                                                                               N/A            N/A
   4A40                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A41                 N/A                                                                               N/A            N/A
   4A42                 N/A                                                                               N/A            N/A
   4A43                 N/A                                                                               N/A            N/A
   4A44                 N/A                                                                               N/A            N/A
   4A45                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A46                 N/A                                                                               N/A            N/A
   4A47                 N/A                                                                               N/A            N/A
   4A48                 N/A                                                                               N/A            N/A
   4A49                 N/A                                                                               N/A            N/A
   4A50                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A51                 N/A                                                                               N/A            N/A
   4A52                 N/A                                                                               N/A            N/A
   4A53                 N/A                                                                               N/A            N/A
   4A54                 N/A                                                                               N/A            N/A
   4A55                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A56                 N/A                                                                               N/A            N/A
   4A57                 N/A                                                                               N/A            N/A
   4A58                 N/A                                                                               N/A            N/A
   4A59                 N/A                                                                               N/A            N/A
   4A60                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   4A61                 N/A                                                                               N/A            N/A
   4A62                 N/A                                                                               N/A            N/A
   4A63                 N/A                                                                               N/A            N/A
   4A64                 N/A                                                                               N/A            N/A
     5         (5)      N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    5A                  N/A                                                                               N/A            N/A
    5B                  N/A                                                                               N/A            N/A
    5C                  N/A                                                                               N/A            N/A
    5D                  N/A                                                                               N/A            N/A
    5E                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    5F                  N/A                                                                               N/A            N/A
    5G                  N/A                                                                               N/A            N/A
    5H                  N/A                                                                               N/A            N/A
    5I                  N/A                                                                               N/A            N/A
    5J                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    5K                  N/A                                                                               N/A            N/A
    5L                  N/A                                                                               N/A            N/A
    5M                  N/A                                                                               N/A            N/A
    5N                  N/A                                                                               N/A            N/A
    5O                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    5P                  N/A                                                                               N/A            N/A
    5Q                  N/A                                                                               N/A            N/A
    5R                  N/A                                                                               N/A            N/A
    5S                  N/A                                                                               N/A            N/A
    5T                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    5U                  N/A                                                                               N/A            N/A
    5V                  N/A                                                                               N/A            N/A
    5W                  N/A                                                                               N/A            N/A
    5X                  N/A                                                                               N/A            N/A
     6         (6)      Telogy Networks, Inc. (subleased to Digital Receiver Technology, Inc.)         38,930     12/31/2009
-----------------------------------------------------------------------------------------------------------------------------
     7         (7)      Sears                                                                          91,164     10/16/2009
     8                  N/A                                                                               N/A            N/A
     9         (8)      Color Graphics Press                                                            8,064      1/31/2010
    10         (9)      N/A                                                                               N/A            N/A
    10A                 Lucent Technologies                                                            30,938      8/31/2006
-----------------------------------------------------------------------------------------------------------------------------
    10B                 Fraser Wallace                                                                  8,310      5/31/2012
    11        (10)      LVMH Fashion Group Americas Inc.                                                7,400     11/30/2017
    12        (11)      Linklaters                                                                    159,199      8/31/2020
    13        (12)      N/A                                                                               N/A            N/A
    14                  Kay-Bee Toy Works                                                               8,200      1/31/2009
-----------------------------------------------------------------------------------------------------------------------------
    15                  N/A                                                                               N/A            N/A
    16        (13)      Bakers Footwear Group, Inc.                                                    10,000      1/31/2020
    17                  N/A                                                                               N/A            N/A
    18                  N/A                                                                               N/A            N/A
    18A                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    18B                 N/A                                                                               N/A            N/A
    18C                 N/A                                                                               N/A            N/A
    18D                 N/A                                                                               N/A            N/A
    18E                 N/A                                                                               N/A            N/A
    18F                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    18G                 N/A                                                                               N/A            N/A
    19                  Iron Mountain Information Management, Inc.                                     44,800      7/31/2009
    20                  Best Buy #662                                                                  20,045      1/31/2015
    21                  Stardust Celebration                                                            5,637      8/31/2013
    22        (14)      Webster Bank                                                                    7,000      3/31/2012
-----------------------------------------------------------------------------------------------------------------------------
    23                  N/A                                                                               N/A            N/A
    24        (15)      Valley Imaging Partners, Inc.                                                  10,970     12/31/2007
    25        (16)      Swiss Re Financial Services Corporation                                       181,638     10/31/2012
    26                  N/A                                                                               N/A            N/A
    27                  Great Wall Super Buffet                                                        11,550      4/30/2010
-----------------------------------------------------------------------------------------------------------------------------
    28                  Chazzz, Inc. d/b/a Chazio's Hair Salon                                          2,400     10/31/2008
    29                  N/A                                                                               N/A            N/A
    30                  N/A                                                                               N/A            N/A
    31                  Mizzou Credit Union                                                             7,200      8/31/2015
    32                  CVS Corporation                                                                10,125      1/31/2021
-----------------------------------------------------------------------------------------------------------------------------
    33                  N/A                                                                               N/A            N/A
    34                  Dollar Mart                                                                     2,600      5/31/2015
    35        (17)      Morgan Adams                                                                    4,503       4/6/2007
    36                  N/A                                                                               N/A            N/A
    37                  UBS International Food Market                                                   2,484      7/31/2009
-----------------------------------------------------------------------------------------------------------------------------
    38                  N/A                                                                               N/A            N/A
    38A                 N/A                                                                               N/A            N/A
    38B                 N/A                                                                               N/A            N/A
    39                  Segler Enterprises                                                              2,640       6/9/2010
    40                  Sherlocks Pub                                                                   9,400      9/30/2009
-----------------------------------------------------------------------------------------------------------------------------
    41                  Washington Mutual                                                               3,800     12/31/2020
    42                  AAA Mid-Atlantic                                                                5,000      7/31/2008
    43                  Dollar General                                                                  7,758      1/31/2009
    44                  Staples Office Super Store                                                     20,388     11/30/2009
    45                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    46                  N/A                                                                               N/A            N/A
    47                  Healthquest                                                                     3,750     11/30/2009
    48                  N/A                                                                               N/A            N/A
    49                  N/A                                                                               N/A            N/A
    50                  Fragile                                                                         8,791      1/31/2009
-----------------------------------------------------------------------------------------------------------------------------
    51                  Family Dollar                                                                   8,000     12/31/2006
    52                  N/A                                                                               N/A            N/A
    53                  Kinkos                                                                          6,307      9/30/2007
    54                  Rite Aid                                                                       10,010     11/30/2007
    55                  Eagle Fitness                                                                   7,800     12/31/2009
-----------------------------------------------------------------------------------------------------------------------------
    56        (18)      Yoon Sung Won                                                                     996      6/30/2010
    57                  AT&T Wireless                                                                   4,204      9/30/2006
    58                  N/A                                                                               N/A            N/A
    59                  N/A                                                                               N/A            N/A
    60                  Starbucks                                                                       1,400      9/30/2013
-----------------------------------------------------------------------------------------------------------------------------
    61                  N/A                                                                               N/A            N/A
    62                  N/A                                                                               N/A            N/A
    63        (19)      Dr. Hamid Shahrokh                                                              1,131      6/30/2009
    64                  The Bistro Express                                                              1,908      3/31/2010
    65                  Dollar General                                                                  7,327      1/31/2007
-----------------------------------------------------------------------------------------------------------------------------
    66                  Fashion Bug                                                                     8,000       9/1/2008
    67                  N/A                                                                               N/A            N/A
    68                  N/A                                                                               N/A            N/A
    69                  Togo's Eatery                                                                   1,600      1/31/2011
    70        (20)      N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    71                  N/A                                                                               N/A            N/A
    72                  Streets of New York                                                             2,923      2/27/2007
    73        (20)      N/A                                                                               N/A            N/A
    74                  Jasmyn's Hair Salon                                                             4,818      3/31/2007
    75                  US Post Office                                                                 13,200     12/31/2011
-----------------------------------------------------------------------------------------------------------------------------
    76                  N/A                                                                               N/A            N/A
    76A                 N/A                                                                               N/A            N/A
    76B                 N/A                                                                               N/A            N/A
    77                  N/A                                                                               N/A            N/A
    78                  Corner Market                                                                  18,000      8/31/2008
-----------------------------------------------------------------------------------------------------------------------------
    79                  Dolgencorp, Inc.                                                                8,000      7/31/2006
    80                  N/A                                                                               N/A            N/A
    81                  Game X Change of St. Louis                                                      2,450     10/31/2007
    82                  N/A                                                                               N/A            N/A
    83                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    84      (21)(22)    N/A                                                                               N/A            N/A
    85        (21)      N/A                                                                               N/A            N/A
    86                  N/A                                                                               N/A            N/A
    87                  Art USA                                                                         2,000      9/30/2006
    88                  N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    89                  Burke's Outlet Store                                                           12,868      4/30/2011
    90                  N/A                                                                               N/A            N/A
    91                  N/A                                                                               N/A            N/A
    92                  El Baron Rojo Restaurant                                                        4,800      5/30/2009
    93        (21)      N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    94        (21)      N/A                                                                               N/A            N/A
    95                  N/A                                                                               N/A            N/A
    96        (23)      Subway Real Estate Corp.                                                        2,034      1/31/2013
    97                  N/A                                                                               N/A            N/A
    98                  Rhino Video Games                                                               1,600     11/30/2009
-----------------------------------------------------------------------------------------------------------------------------
    99                  Aaron's Rent                                                                   14,000      1/31/2007
    100                 N/A                                                                               N/A            N/A
   100A                 N/A                                                                               N/A            N/A
   100B                 N/A                                                                               N/A            N/A
   100C                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
   100D                 N/A                                                                               N/A            N/A
    101                 N/A                                                                               N/A            N/A
    102                 N/A                                                                               N/A            N/A
    103                 Subway                                                                          1,280     10/31/2014
    104                 N/A                                                                               N/A            N/A
-----------------------------------------------------------------------------------------------------------------------------
    105                 N/A                                                                               N/A            N/A
    106       (24)      National Linen                                                                  1,200     12/31/2005
    107                 EB Games                                                                        1,500      4/30/2010
    108                 Virginia Alcohol Beverage Control                                               3,100      3/31/2009
    109                 UPS/MBE                                                                         1,380     10/30/2008
-----------------------------------------------------------------------------------------------------------------------------
    110                 N/A                                                                               N/A            N/A
    111       (25)      Capital Holdings, LLC                                                           1,432      8/31/2006
    112                 N/A                                                                               N/A            N/A
    113                 N/A                                                                               N/A            N/A
    114                 Eve Marie's                                                                     1,600     10/31/2005
-----------------------------------------------------------------------------------------------------------------------------
    115                 N/A                                                                               N/A            N/A


FOOTNOTES TO ANNEX A-1

(1) 200 PARK AVENUE               U/W Net Operating Income and U/W Net Operating
                                  Cash Flow reflect in-place U/W Net Operating
                                  Income and U/W Net Cash Flow. The U/W Net
                                  Operating Income and U/W Net Cash Flow of the
                                  200 Park Avenue Mortgaged Property are
                                  projected to be $135,778,637 and $129,864,120
                                  respectively, based on assumed mark-to-market
                                  rent adjustment and certain other lease-up
                                  assumptions.

                                  U/W NCF DSCR is based on the in-place U/W Net
                                  Cash Flow. The U/W NCF DSCR is based on a loan
                                  amount of $848,763,796, including the
                                  $285,131,898 200 Park Avenue Mortgage Loan,
                                  the $278,500,000 200 Park Avenue Note A1
                                  Senior Non-Trust Loan Component and the
                                  $285,131,898 200 Park Avenue Note A3 Non-Trust
                                  Loan. Based on the projected U/W Net Cash
                                  Flow, the U/W NCF DSCR is 2.75x. In-place U/W
                                  NCF DSCR for the entire 200 Park Avenue Loan
                                  Combination would be 1.55x.

                                  Cut-Off Date LTV is based on a loan amount of
                                  $848,763,796 including the $285,131,898 200
                                  Park Avenue Mortgage Loan, the $278,500,000
                                  200 Park Avenue Note A1 Senior Non-Trust Loan
                                  Component and the $285,131,898 200 Park Avenue
                                  Note A3 Non-Trust Loan. The Cut-off Date LTV,
                                  of the entire 200 Park Avenue Loan Combination
                                  would be 48.6%.

                                  Tenant 2 - Winston & Strawn LLP's lease
                                  expiration consists of 112,951 square feet and
                                  93,599 square feet expiring November 23 and
                                  30, respectively, in year 2011, 125,105 square
                                  feet expiring April 30, 2007, and 3,439 square
                                  feet on a month-to-month basis.

                                  The 200 Park Avenue Mortgage Loan is secured
                                  by a first priority mortgage lien on both the
                                  underlying fee simple interest and the
                                  leasehold interest in the 200 Park Avenue
                                  Mortgaged Property.

(2) PROVIDENCE PLACE              The amortization term takes into account both
                                  the Providence Place Mortgage Loan and the
                                  Providence Place Mezzanine Loan.

                                  Because monthly principal payments for the
                                  Providence Place Mortgage Loan and the
                                  Providence Place Mezzanine Loan together are
                                  applied pro rata between the Providence Place
                                  Mortgage Loan and the Providence Place
                                  Mezzanine Loan, the actual debt service
                                  payment on the Providence Place Mortgage Loan
                                  will vary on a month-to-month basis.

                                  The annual debt service is based on the
                                  weighted average of the monthly debt service
                                  payments on the Providence Place Mortgage Loan
                                  over the term of the loan.

                                  Property Size reflects the total gross
                                  leasable area of the property including
                                  anchors, not all of which are part in the
                                  collateral. The collateral totals 960,803
                                  square feet.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                                  U/W Net Operating Income and U/W Net Operating
                                  Cash Flow reflect in-place U/W Net Operating
                                  Income and U/W Net Cash Flow. The U/W Net
                                  Operating Income and U/W Net Cash Flow of the
                                  Providence Place Mortgaged Property are
                                  projected to be $31,641,092 and $30,770,640,
                                  respectively.

                                  The U/W NCF DSCR based on the in-place U/W Net
                                  Cash Flow for the Providence Place Mortgage
                                  Loan is 1.72x. Based on the projected U/W Net
                                  Cash Flow, the U/W NCF DSCR would be 1.74x.

                                  The entire property consists of a regional
                                  mall totaling 1,286,803 square feet of retail
                                  space of which 960,803 square feet collateral
                                  for the mortgage loan. Filene's and JC Penney
                                  own their improvements and lease their pads,
                                  therefore the pads but not the improvements
                                  are part of the collateral.

                                  NAP means not applicable as the tenant owns
                                  its own improvements, which are not part of
                                  the collateral.

                                  Loan per unit calculated based upon total
                                  gross leasable area of the entire mall
                                  including anchors (not all of which is part of
                                  the collateral) of the mortgaged real
                                  property.

(3) 500 WEST MADISON STREET       U/W Net Operating Income and U/W Net Operating
                                  Cash Flow reflect in-place U/W Net Operating
                                  Income and U/W Net Cash Flow. The U/W Net
                                  Operating Income and U/W Net Cash Flow of the
                                  500 West Madison Street Mortgaged Property are
                                  projected to be $27,725,407 and $25,900,520
                                  respectively.

                                  U/W NCF DSCR of 2.06x is calculated based on
                                  the projected U/W Net Cash Flow and does not
                                  take into account the 500 West Madison
                                  Non-Trust Loan. The in-place U/W NCF DSCR
                                  based on the entire 500 West Madison Mortgage
                                  Loan Combination is 1.13x.

                                  The Cut-Off Date LTV is based only on the 500
                                  West Madison Mortgage Loan and does not
                                  account for the 500 West Madison Non-Trust
                                  Loan. The Cut-Off Date LTV of the entire 500
                                  West Madison Mortgage Loan Combination is
                                  66.2%.

                                  The Stabilized Appraised value as of May 1,
                                  2007 is $430,000,000.

(4) COURTYARD BY MARRIOTT         U/W NOI and U/W NCF reflects in-place U/W Net
    PORTFOLIO                     Operating Income and in-place U/W Net Cash
                                  Flow. The U/W Net Operating Income and U/W Net
                                  Cash Flow of the Courtyard by Marriott
                                  Portfolio Mortgaged Properties is projected to
                                  be $92,304,454 and $78,630,728, respectively,
                                  based on assumed increases in the weighted
                                  average occupancy, ADR and RevPar of the
                                  Courtyard by Marriott Portfolio Mortgaged
                                  Properties.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                                  U/W NCF DSCR is calculated based on the
                                  in-place U/W Net Cash Flow and takes into
                                  account the Courtyard by Marriott Portfolio
                                  Mortgage Loan, the Courtyard by Marriott
                                  Portfolio Note A1 Senior Non-Trust Loan
                                  Component and the Courtyard by Marriott
                                  Portfolio Note A3 Non-Trust Loan. The U/W NCF
                                  DSCR based on the in-place U/W Net Cash Flow
                                  for the entire Courtyard by Marriott Portfolio
                                  Loan Combination would be 1.44x. Based on
                                  projected U/W Net Cash Flow, the U/W NCF DSCR
                                  would be 1.86x.

                                  The Cut-off Date LTV Ratio and the Maturity
                                  LTV Ratio are based on the Courtyard by
                                  Marriott Portfolio Mortgage Loan, the
                                  Courtyard by Marriott Portfolio Note A1 Senior
                                  Non-Trust Loan Component and the Courtyard by
                                  Marriott Portfolio Note A3 Non-Trust Loan
                                  (excluding the Courtyard by Marriott Portfolio
                                  Note A1 Junior Non-Trust Loan Component and
                                  the Courtyard by Marriott Portfolio Note B
                                  Non-Trust Loan). The Cut-off Date LTV Ratio
                                  and the Maturity LTV Ratio based on the entire
                                  Courtyard by Marriott Portfolio Loan
                                  Combination would be 64.2% and 53.8%.

                                  The allocated loan amounts for the Courtyard
                                  by Marriott Portfolio Mortgaged Properties,
                                  identified as Courtyard by Marriott
                                  Poughkeepsie and Courtyard by Marriott Fresno,
                                  have amortization terms of 156 and 126 months,
                                  respectively. The allocated loan amount for
                                  the other Courtyard by Marriott Portfolio
                                  Mortgaged Properties has an amortization term
                                  of 300 months. The weighted average
                                  amortization term of the portfolio by
                                  allocated balance is approximately 294 months.

                                  The appraisal value reflects the market values
                                  assuming fully funded reserves for the
                                  reinvention project, as of December
                                  2004-January 2005. This market value assumes
                                  that any costs for a planned 2005 reinvention
                                  project have already been funded and thus
                                  would not be funded by a new owner.

                                  The Courtyard by Marriott Portfolio Mortgage
                                  Loan is secured by an additional six hotel
                                  properties with a total of 893 rooms, which
                                  are freely releasable at any time without
                                  payment and have not been assigned an
                                  allocated loan amount nor any value in the
                                  underwriting of the Courtyard Marriott
                                  Portfolio Mortgage Loan.

                                  Weighted average for the trailing twelve
                                  months as of June 17, 2005, based on the
                                  allocated loan amount for each Courtyard by
                                  Marriott Portfolio Mortgaged Property.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

(5) U-STORE-IT PORTFOLIO IV       Net Operating Income and Net Cash Flow reflect
                                  in-place U/W Net Operating Income and in-place
                                  U/W Net Cash Flow. The U/W Net Operating
                                  Income and U/W Net Cash Flow of the Mortgaged
                                  Properties are projected to be $8,842,518 and
                                  $8,695,543, respectively, based on the assumed
                                  increase in the weighted average occupancy and
                                  rental rate.

                                  U/W NCF DSCR is calculated based on the
                                  in-place U/W Net Cash Flow. Based on the
                                  projected U/W Net Cash Flow, the U/W NCF DSCR
                                  is 1.66x

                                  Weighted average, as of April 30, 2005, based
                                  on the allocated loan amount for each
                                  U-Store-It Portfolio IV Mortgaged Property.

                                  Occupancy percentage of U-Store-It Property
                                  #669 is included as part of the occupany
                                  percentage for U-Store-It Property #666 & 666
                                  Satellite. As stated the occupany percentage
                                  for the combined properties is 86.6%.

(6) 270 CORPORATE CENTER          Telogy Networks, Inc. subleases its space
                                  (38,930 square feet) to Digital Receiver
                                  Technology, Inc. through December 31, 2009. In
                                  addition to the space subleased from Telogy
                                  Networks, Inc., Digital Receiver Technology,
                                  Inc. also leases 33,155 square feet directly,
                                  under a lease which expires December 31, 2009.
                                  The total space leased by Digital Receiver
                                  Technology, Inc. is equal to 72,085 square
                                  feet.

(7) MAGNOLIA MALL                 Reflects gross leasable area of the Magnolia
                                  Mall Mortgaged Property. The collateral square
                                  footage consists of 343,118 square feet of
                                  anchor and junior anchor space, 202,780 square
                                  feet of in-line mall space and 8,319 square
                                  feet of outparcel pad improvements and pad.
                                  Collateral also includes four additional
                                  outparcel pads, but not the 10,607 square feet
                                  of tenant-owned outparcel improvements.

                                  Stated occupancy reflects the overall
                                  occupancy percentage.

                                  Loan per unit calculated based upon total
                                  gross leasable area of the entire mall
                                  including anchors and outparcel pads and
                                  related outparcel improvement not all of which
                                  are part of the collateral.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

(8) 424 WEST 33RD STREET          Planned Parenthood has the right to purchase
                                  all or specified parts of the premises, but in
                                  no event less than 71,695 sf by notice between
                                  April 16, 2010 and April 16, 2015. The
                                  purchase price will initially be $328 psf and
                                  increases by approximately 2% per annum until
                                  the purchase option expires. If less than the
                                  entire building is purchased, the property
                                  will immediately be converted to two
                                  condominiums in accordance with pre-approved
                                  condominium documents. Planned Parenthood also
                                  has an option to be exercised and closed
                                  simultaneously with the above option, to
                                  purchase the entire building at a purchase
                                  price equal to the greater of (i) the option
                                  price per rentable square foot designated
                                  above, or (ii) fair market value.

(9) TAG PORTFOLIO, LOUDOUN II     Occupancy Percentage of 50.4% represents the
                                  leased occupancy at the Loudoun II Property.
                                  Physical occupancy is 34.2%.

(10) PALMOLIVE BUILDING           The related borrower is required to make
     RETAIL                       additional monthly amortization payments to
                                  the extent available from excess cash flow
                                  beginning with the September 2010 due date and
                                  continuing until maturity, which payments, if
                                  made, would effectively cause the loan to
                                  amortize on a 25-year schedule. The failure to
                                  make such additional monthly amortization
                                  payments will not be an event of default if
                                  excess cash flow is not sufficient to make
                                  such additional monthly amortization payments.
                                  It is assumed in the calculations of Maturity
                                  Date Balance, annual debt service, and
                                  Maturity Date LTV that such additional monthly
                                  amortization payments will be made.

                                  U/W Net Cash Flow and U/W NCF DSCR were
                                  calculated including potential rent increases
                                  at the mortgaged real property, which have not
                                  yet been implemented. A letter of credit in
                                  the amount of $3,969,000, representing
                                  proceeds allocable to the net cash flow
                                  differential between the current net cash flow
                                  and the net cash flow resulting from the
                                  potential rent increases, was held back at the
                                  closing of the mortgage loan. Provided no
                                  event of default is then existing the
                                  mortgagee will be required to release the
                                  letter of credit to the related borrower, if
                                  on the date that is not later than the fourth
                                  (4th) anniversary of the closing date, the
                                  mortgagee determines, in its sole but good
                                  faith discretion, that the amount of the
                                  annual base rents for the mortgaged real
                                  property has increased by not less than
                                  $263,367 from the amount of the annual base
                                  rents for the mortgaged real property as of
                                  the date of closing based on (x) leases
                                  entered into after the date of closing in
                                  accordance with the terms of the mortgage and
                                  (y) rent increases occurring after January 1,
                                  2006 with respect to existing leases. The
                                  related borrower will also be entitled to
                                  pro-rata releases. Based on the current net
                                  cash flow, the DSCR is 1.11x.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

(11) 1345 AVENUE OF THE           Original balance and Cut-off Date balance
     AMERICAS                     reflect the 1345 Avenue of the Americas
                                  Mortgage Loan. The 1345 Avenue of the Americas
                                  Non-Trust Loans total $683,200,000. The 1345
                                  Avenue of the Americas Loan Combination totals
                                  $730,000,000, of which $513,495,115 comprises
                                  the pari passu 1345 Avenue of the Americas A
                                  Loans.

                                  Maturity Date Balance reflects the balance
                                  after month 121 of the fully-amortizing 1345
                                  Avenue of the Americas Mortgage Loan. At the
                                  maturity of the 1345 Avenue of the Americas
                                  Mortgage Loan, the 1345 Avenue of the Americas
                                  A Loans are expected to have an outstanding
                                  principal balance of approximately
                                  $419,822,628. The 1345 Avenue of the Americas
                                  A Loans and the 1345 Avenue of the Americas
                                  Loan Combination are expected to have balloon
                                  balances at maturity of approximately
                                  $297,833,987 and $514,338,872, respectively.

                                  Original LTV, Cut-off Date LTV and Maturity
                                  Date LTV are based on the 1345 Avenue of the
                                  Americas A Loans, with a total cut-off balance
                                  of $513,495,115 and total balance after the
                                  121st month of the loan term of $419,822,628.
                                  The Original LTV and Cut-off Date LTV of the
                                  1345 Avenue of the Americas Loan Combination
                                  is approximately 58.4%, with a Maturity Date
                                  LTV of approximately 41.1%.

                                  The loan per square foot reflects the 1345
                                  Avenue of the Americas A Loans.

                                  Original Term to Maturity, Original
                                  Amortization Term, Remaining Term to Maturity
                                  and Remaining Amortization Term reflect the
                                  1345 Avenue of the Americas Mortgage Loan
                                  only. The 1345 Avenue of the Americas Loan
                                  Combination is equal to $730,000,000, has an
                                  original term of 241 months and amortizes on a
                                  30-year schedule beginning in year 3 of the
                                  loan, with interest-only payments required for
                                  years 1 and 2, as well as for the last three
                                  years of the loan.

                                  U/W NCF DSCR is based on U/W Net Cash Flow
                                  divided by the product of (i) the aggregate
                                  initial principal balance of the 1345 Avenue
                                  of the Americas Mortgage Loan and the 1345
                                  Avenue of the Americas A Non-Trust Loans and
                                  (ii) the actual debt service constant of the
                                  1345 Avenue of the Americas A Loans during the
                                  amortization period of approximately 7.2422%.
                                  The DSCR of the 1345 Avenue of the Americas
                                  Loan Combination, utilizing the Loan
                                  Combination debt service constant during the
                                  amortization period of approximately 6.7118%
                                  is 1.47x. The principals of the related
                                  borrower have the right to incur mezzanine
                                  debt, subject to satisfaction of certain
                                  conditions as indicated in the mortgage loan
                                  documents, including but not limited to an LTV
                                  no greater than 75.0% and a DSCR no less than
                                  1.10x using an 8.00% constant.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                                  Alliance Capital's lease permits the landlord
                                  to unilaterally extend the expiration date
                                  from December 31, 2019 to December 31, 2024
                                  with 3 years notice to the tenant. Lease
                                  expiration date indicated assumes this option
                                  is exercised. Alliance Capital subleases
                                  43,059 square feet on the 45th floor to Banco
                                  Bilbao Vizcaya, 39,812 square feet on the 10th
                                  floor to Hearst Publishing through 2006 and
                                  39,812 square feet on the 7th floor to Mcguire
                                  Woods.

                                  Occupancy Percentage, U/W Net Cash Flow and
                                  U/W NCF DSCR were calculated including 95,029
                                  square feet of unoccupied space. The subject
                                  property is 96.2% leased and 91.2% occupied.

                                  The scheduled debt service was calculated by
                                  adding the first 12 monthly payments due with
                                  respect to the 1345 Avenue of the Americas
                                  Mortgage Loan (Note 1-A2) and the pari passu
                                  1345 Avenue of the Americas Note A Non-Trust
                                  Loans, during the first 12 months of the
                                  amortization period of the 1345 Avenue of the
                                  Americas Loan Combination. Such monthly
                                  payments are comprised of (i) principal
                                  payments computed by allocating all principal
                                  payments during the first 121 months of the
                                  loan term (beginning August 8, 2007) to the
                                  1345 Avenue of the Americas Note 1-A1
                                  Non-Trust Loan and the 1345 Avenue of the
                                  Americas Mortgage Loan (Note 1-A2) and (ii)
                                  interest payments computed by applying the
                                  5.3645% coupon to the outstanding principal
                                  balance of the four pari passu 1345 Avenue of
                                  the Americas A Loans (aggregate original
                                  principal balance of $513,495,115). The
                                  resulting loan constant for the 1345 Avenue of
                                  the Americas A Loans is 7.2422%.

(12) 1750 OLD MEADOW ROAD         Spacenet's lease expires March 31, 2016. On
                                  June 11, 2014, a 100% excess cash flow sweep
                                  will commence. The cash flow sweep will cease
                                  upon (i) Spacenet renewing their lease for a
                                  term not less than five years, or (ii) a
                                  replacement tenant acceptable to the lender
                                  executing a lease for a term of not less than
                                  five years and having, among other things,
                                  taken occupancy and begun paying full,
                                  unabated rent.

(13) ONE HOYT STREET              The amount of $2,000,000 was escrowed at the
                                  closing of the mortgage loan, and is required
                                  to be released upon, among other things, (i)
                                  New York City Human Resources Administration
                                  ("NYC HRA") having renewed its lease for a
                                  term of not less than five years or (ii) NYC
                                  HRA having vacated its space and the space
                                  having been relet to a new tenant(s)
                                  satisfactory to lender for a term of not less
                                  than five years.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                                  Twelve months prior to the July 2010
                                  expiration of the New York City Human
                                  Resources Administration ("NYC HRA") lease, a
                                  cash flow sweep will commence, not to exceed
                                  an aggregate amount of $600,000. The funds
                                  escrowed via the cash flow sweep will be
                                  required to be released to the related
                                  borrower if (i) at any time prior to the lease
                                  expiration date NYC HRA extends its lease for
                                  a minimum term of five years, or (ii) a
                                  replacement tenant has executed an estoppel
                                  certificate satisfactory to lender for a term
                                  of not less than five years.

(14) WEST HARTFORD PORTFOLIO      An up-front rental reserve of $97,500 was
                                  established at the closing of the mortgage
                                  loan. The reserve will be released when the
                                  related borrower rents the space currently
                                  occupied by Sard Realty Company (Seller) to a
                                  new tenant under terms and conditions as
                                  indicated in the mortgage loan documentation.

(15) SOUTH BAY OFFICE TOWER       Occupancy Percentage, U/W Net Cash Flow and
                                  U/W NCF DSCR were calculated including income
                                  from National Holistic Institute ("NHI", 9,544
                                  square feet) and Five Branches (3,725 square
                                  feet), which have executed leases, but are not
                                  yet in occupancy. The amount of $417,922 was
                                  escrowed at the closing of the mortgage loan
                                  for tenant improvements to be constructed
                                  under and pursuant to the NHI lease. In
                                  addition, the amount of $55,832 was escrowed
                                  at closing to provide monthly disbursements to
                                  the related borrower until NHI commences
                                  paying rent. The subject property is 89.9%
                                  leased and has an actual physical occupancy of
                                  82.1% as of the rent roll dated June 30, 2005.

(16) PARK AVENUE PLAZA            Original Balance and Cut-off Date Balance
                                  reflect the Park Avenue Plaza Mortgage Loan.
                                  The Park Avenue Plaza Non-Trust Loans total
                                  $231,650,000. The Park Avenue Plaza Loan
                                  Combination totals $251,000,000, of which
                                  $248,819,275 comprises the pari passu Park
                                  Avenue Plaza Note A Loans.

                                  Balloon Balance reflects the balance after
                                  month 120 of the fully-amortizing Park Avenue
                                  Plaza Mortgage Loan. After month 121 of the
                                  loan term, the Park Avenue Plaza A Loans are
                                  expected to have an outstanding principal
                                  balance of approximately $209,730,226. The
                                  Park Avenue Plaza A Loans and the Park Avenue
                                  Plaza Loan Combination are expected to have
                                  balloon balances at maturity of approximately
                                  $156,871,351 and $159,052,077, respectively.

                                  Loan per square foot reflects the Park Avenue
                                  Plaza A Loans.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                                  Original LTV, Cut-off Date LTV and Maturity
                                  Date LTV are based on the Park Avenue Plaza A
                                  Loans, with a total cut-off balance of
                                  $248,819,275 and total balance after month 121
                                  of the loan term of $209,730,226. The Original
                                  LTV and Cut-off Date LTV of the Park Avenue
                                  Plaza Loan Combination is approximately 43.3%,
                                  with a Maturity Date LTV of approximately
                                  27.4%.

                                  Original Term to Maturity, Original
                                  Amortization Term, Remaining Term to Maturity
                                  and Remaining Amortization Term reflect the
                                  Park Avenue Plaza Mortgage Loan only. The
                                  $251,000,000 Park Avenue Plaza Loan
                                  Combination has an original term of 240 months
                                  and amortizes on a 315-month schedule
                                  commencing on the payment date of the 31st
                                  month of the loan, with interest-only payments
                                  required for the first 30 months, as well as
                                  the last 3 years of the loan.

                                  U/W NCF DSCR is based on U/W Net Cash Flow
                                  divided by the product of (i) the aggregate
                                  initial principal balance of the Park Avenue
                                  Plaza Mortgage Loan and the related senior
                                  pari passu Park Avenue Plaza Note A Non-Trust
                                  Loans and (ii) the actual debt service
                                  constant of the Park Avenue Plaza Note A Loans
                                  during the amortization period of
                                  approximately 7.1438%. The DSCR of the Park
                                  Avenue Plaza Loan Combination and utilizing
                                  the whole loan debt service constant during
                                  the amortization period of approximately
                                  7.1294% is 1.85x.The principals of the related
                                  borrower have the right to add mezzanine debt,
                                  subject to satisfaction of certain conditions
                                  as indicated in the mortgage loan
                                  documentation, including but not limited to an
                                  LTV no greater than 75.0% and a DSCR no less
                                  than 1.10x using an 8.00% constant.

                                  McKinsey & Company occupies multiple spaces at
                                  the mortgaged real property, with lease
                                  expirations as follows: 296,706 square feet
                                  expires July 31, 2017 and 59,808 square feet
                                  expires April 30, 2007. Of the 59,808 square
                                  feet expiring April 30, 2007, 29,914 square
                                  feet are located on the 23rd floor and 29,894
                                  square feet are located on the 29th floor. In
                                  the event McKinsey & Company does not renew
                                  its lease on the 59,808 square feet expiring
                                  April 30, 2007, it will have the option, until
                                  October 31, 2010, to lease the 29,914 square
                                  feet of space located on the 23rd floor by
                                  2012. Additionally, Aon, which occupies
                                  272,080 square feet, has the option to lease
                                  the entire 29th floor, including the 29,894
                                  square feet occupied by McKinsey & Company,
                                  but only in the event that Swiss Reinsurance
                                  exercises its option to lease the 38th floor
                                  in August 2007.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                                  Swiss Re may terminate its lease October 31,
                                  2007. If Swiss Re exercises its termination
                                  option, (i) a termination fee will be
                                  deposited by the related borrower with the
                                  lender pursuant to the lease, and (ii)
                                  commencing upon Swiss Re giving notice of its
                                  intention to exercise its termination option,
                                  the related borrower will deposit (on a
                                  monthly basis out of excess cash flow) with
                                  the lender an amount to be determined as
                                  indicated in the mortgage loan documentation.

                                  The scheduled debt service was calculated by
                                  adding the first 12 monthly payments due with
                                  respect to the Park Avenue Plaza Mortgage Loan
                                  (Note 1-A2) and the pari passu Park Avenue
                                  Plaza Note A Non-Trust Loans, during the first
                                  12 months of the amortization period of the
                                  Park Avenue Plaza Loan Combination. Such
                                  monthly payments are comprised of (i)
                                  principal payments computed by allocating all
                                  principal payments during the first 121 months
                                  of the loan term (beginning March 8, 2008) to
                                  the Park Avenue Plaza Note 1-A1 Non-Trust Loan
                                  and the Park Avenue Plaza Mortgage Loan (Note
                                  1-A2) and (ii) interest payments computed by
                                  applying the 5.3911% coupon to the outstanding
                                  principal balance of the Park Avenue Plaza A
                                  Loans (aggregate original balance of
                                  $248,819,274). The resulting loan constant for
                                  the Park Avenue Plaza A Loans is 7.1438%.

(17) 1545 WILSHIRE BOULEVARD      LA Unified School District ("LAUSD") occupies
                                  multiple spaces at the property, with
                                  expiration dates as follows: 32,968 square
                                  feet expires March 31, 2013, 2,594 square feet
                                  expires June 30, 2006, and 2,374 square feet
                                  expires on September 30, 2006. LAUSD has a
                                  one-time termination option for the 32,968
                                  square-foot space in April 2008, subject to
                                  payment of a termination fee pursuant to the
                                  lease and six months of rent. In the event
                                  LAUSD exercises its termination option a 100%
                                  excess cash flow sweep shall commence and
                                  continue until the tenant is replaced
                                  (provided that such tenant replacement meets
                                  all terms and conditions of the related
                                  mortgage loan documents).

FOOTNOTES TO ANNEX A-1 -- CONTINUED

(18) 2024 WEST SIXTH STREET       Occupancy Percentage is calculated based on a
                                  total of 40,794 square feet. The retail
                                  portion of the subject property is comprised
                                  of 28,158 square feet, of which 12,431 square
                                  feet of space is currently occupied by tenants
                                  on a month-to-month basis and master leased by
                                  the related borrower throughout the term of
                                  the mortgage loan, commencing July 1, 2005. In
                                  addition, Bayramyan Pediatric Dental Group has
                                  executed a lease for 1,904 square feet, but
                                  has not yet taken occupancy. The retail
                                  portion of the mortgaged real property is
                                  83.1% leased and 76.3% occupied. The
                                  multifamily portion of the mortgaged real
                                  property consists of 34 studio units totaling
                                  12,636 square feet and is 97.1% occupied.
                                  Overall, the mortgaged real property is 87.5%
                                  leased and 82.8% occupied. U/W Net Cash Flow
                                  and U/W NCF DSCR were calculated including
                                  income from the 12,431 square feet of space
                                  master leased by the principal of the related
                                  borrower and the 1,904 square feet leased to
                                  Bayramyan Pediatric Dental Group, which is not
                                  yet in occupancy.

(19) 2065 WEST SIXTH STREET       Occupancy Percentage is calculated based on a
                                  total of 36,279 square feet. The retail
                                  portion of the mortgaged real property is
                                  comprised of 20,439 square feet, 6,953 square
                                  feet of which is leased to MTAA, which is not
                                  yet in occupancy. The retail portion of the
                                  subject property is 100% leased and 66.0%
                                  occupied. The multifamily portion of the
                                  subject property consists of 32 studio units
                                  totaling 15,840 square feet and is 90.6%
                                  occupied. Overall, the mortgaged real property
                                  is 95.9% leased and 76.7% occupied.

                                  U/W Net Cash Flow and U/W NCF DSCR were
                                  calculated including income from MTAA.

(20) WALGREENS -- ALBUQUERQUE     Annual debt service is calculated based on
     WALGREENS -- OKLAHOMA CITY   interest-only payments throughout the term of
                                  the mortgage loan; however, in the event
                                  certain trigger events occur, related to the
                                  credit rating of Walgreen Co., as indicated in
                                  the mortgage loan documentation, the related
                                  borrower will be required to commence payments
                                  of principal and interest in the monthly
                                  amount sufficient to amortize the outstanding
                                  principal balance of the mortgage loan based
                                  upon a 30-year amortization schedule, such
                                  amortization to commence upon the first of
                                  such principal payments and to be applied
                                  toward reduction of the principal sum.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

(21) CVS -- CORNWALL              Annual debt service is calculated based on
     CVS -- JERSEY SHORE          interest-only payments throughout the term of
     CVS -- DOUGLAS               the mortgage loan; however, in the event CVS
     CVS -- MONTGOMERY            Corporation fails to maintain, or no longer
                                  has, at least a senior unsecured debt rating
                                  of "BBB-" by Standard & Poor's, or an
                                  equivalent rating from any other nationally
                                  recognized rating agency that rates CVS
                                  Corporation, the related borrower will be
                                  required to commence payments of principal and
                                  interest in the monthly amount of $249,282.00
                                  for CVS - Cornwall, $17,785.98 for CVS -
                                  Jersey Shore, $17,562.58 for CVS - Douglas,
                                  and $20,434.39 for CVS - Montgomery,
                                  calculated on a 30-year amortization schedule,
                                  for the remainder of the loan term, or until
                                  CVS Corporation achieves and continues to
                                  maintain for at least 90 consecutive days, at
                                  least a senior unsecured debt rating of "BBB-"
                                  by Standard & Poor's, and an equivalent rating
                                  from each other nationally recognized rating
                                  agency that rates CVS Corporation.

(22) CVS - MONTGOMERY             The Original Interest-Only Period (mos.),
                                  Remaining Interest-Only Period (mos.),
                                  Original Term to Maturity (mos.), Remaining
                                  Term to Maturity (mos.), and prepayment
                                  provisions were adjusted to include one
                                  interest-only period to reflect the interest
                                  payment the trust will receive on September
                                  11, 2005

(23) LODI BUILDING                Occupancy Percentage, U/W Net Cash Flow and
                                  U/W NCF DSCR were calculated including income
                                  from the potential lease-up of 3,000 square
                                  feet of vacant space at a minimum net rental
                                  rate of $16.00 per square foot at the
                                  mortgaged real property (no potential tenants
                                  have been specifically identified). The
                                  potential lease-up of 3,000 square feet of
                                  vacant space results in an occupancy of 80.9%,
                                  increasing the DSCR to 1.42x. Currently, the
                                  subject property is 62.2% occupied, with a
                                  DSCR of 1.19x. At closing, the related
                                  borrower escrowed the amount of $250,000,
                                  representing proceeds allocable to the cash
                                  flow differential between the current net cash
                                  flow and the net cash flow based upon the
                                  projected underwritten occupancy of 80.9%. The
                                  related borrower will have the opportunity to
                                  release the $250,000 holdback upon the
                                  satisfaction of certain conditions contained
                                  in the mortgage loan documentation, including
                                  but not limited to the leasing of 3,000 square
                                  feet at a minimum net rental rate of $16.00
                                  per square foot.

(24) AFFORDABLE SELF STORAGE &    Property size and Occupancy Percentage were
     TECH BUSINESS CENTER         calculated based on 46,350 sf of self storage
                                  space within 436 units and 29,200 sf of
                                  office/warehouse space.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

(25) MALLORY STATION III          Occupancy Percentage, U/W Net Cash Flow and
                                  U/W NCF DSCR were calculated including rent
                                  from Mike Ford Custom Builders, Inc., which
                                  currently occupies 1,440 square feet and has
                                  also executed a lease for 1,333 square feet of
                                  space currently leased to Cinergy Corp, which
                                  tenant is not in occupancy. The Cinergy Corp
                                  lease has an expiration date of August 31,
                                  2005. As of the rent roll dated May 24, 2005,
                                  the property is 100.0% leased and 90.0%
                                  occupied.

                                  David Weekley Homes subleases its space to
                                  Wells Fargo Home Mortgage. Wells Fargo Home
                                  Mortgage has an option to terminate its
                                  sublease on March 31, 2006 with six months
                                  prior notice. Additionally, David Weekley
                                  Homes has an option to terminate its lease on
                                  December 1, 2005 with 120 days prior notice.
                                  The amount of $37,500 was escrowed at the
                                  closing of the mortgage loan, which amount is
                                  required to be released to the related
                                  borrower if David Weekley Homes does not
                                  exercise its termination option.

(26)                              With regard to multi-property mortgage loans
                                  or cross-collateralized mortgaged loans, each
                                  such mortgage loan or related mortgage real
                                  property with a particular letter designation
                                  in the "Cross-Collateralized Groups" column is
                                  either a part of a multi-property loan or
                                  cross-collateralized with each of the other
                                  mortgage loans or mortgaged properties with
                                  the same letter designation.

                                  The number in any parenthetical reflects the
                                  number of months in the applicable period
                                  during which the subject prepayment provision
                                  is in effect.

                                  The weighted average occupancy for
                                  multi-property loans is based on allocated
                                  loan amounts.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-2

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                    ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)



                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon(2) ......      84     $1,405,187,263         59.9%     $16,728,420
Interest Only ..............      27        868,582,298         37.1       32,169,715
Fully Amortizing(3) ........       3         67,273,978          2.9       22,424,659
ARD(4) .....................       1          3,025,000          0.1        3,025,000
                                  --     --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     115     $2,344,068,539        100.0%     $20,383,205

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) ......  $273,600,000        68.1%        1.44x       95.7%      5.387%
Interest Only ..............   285,131,898        62.8         1.44        88.5       5.494
Fully Amortizing(3) ........    46,800,000        41.7         1.91        97.2       5.371
ARD(4) .....................     3,025,000        77.6         1.20       100.0       5.510
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        65.4%       1.45X        92.7%      5.427%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 31.2% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 62.9% of these loans, by balance, have three years or less of interest-only payments.

(3)   Includes two mortgage loans, representing 2.8% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(4)   Includes one mortgage loan, representing 0.1% of the initial mortgage pool balance, that provides for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

40.1 - 45.0 .................       3     $   67,273,978          2.9%     $ 22,424,659
45.1 - 50.0 .................       3        292,125,195         12.5        97,375,065
50.1 - 55.0 .................       1        273,600,000         11.7       273,600,000
55.1 - 60.0 .................       3        399,400,000         17.0       133,133,333
60.1 - 65.0 .................       5         82,737,490          3.5        16,547,498
65.1 - 70.0 .................       8        127,576,076          5.4        15,947,010
70.1 - 75.0 .................      23        216,318,046          9.2         9,405,132
75.1 - 80.0 .................      60        792,197,754         33.8        13,203,296
80.1   >=   .................       9         92,840,000          4.0        10,315,556
                                   --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     115     $2,344,068,539        100.0%     $ 20,383,205

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $ 46,800,000        41.7%        1.91x       97.2%      5.371%
45.1 - 50.0 .................   285,131,898        46.0         1.65       100.0       5.495
50.1 - 55.0 .................   273,600,000        51.8         1.72        97.9       5.025
55.1 - 60.0 .................   220,000,000        57.8         1.46        68.0       5.654
60.1 - 65.0 .................    62,430,875        63.3         1.59        91.7       5.485
65.1 - 70.0 .................    80,000,000        67.8         1.47        89.7       5.423
70.1 - 75.0 .................    36,800,000        73.7         1.34        95.4       5.448
75.1 - 80.0 .................    74,000,000        78.5         1.29        95.2       5.408
80.1   >=   .................    52,800,000        83.6         1.24        88.2       5.521
                               ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        65.4%       1.45X        92.7%      5.427%


Weighted Average Cut-off Date LTV Ratio: 65.4%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3

                           ORIGINAL TERM TO MATURITY
                                (MORTGAGE POOL)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
---------------------------- ---------- ---------------- -------------- --------------

 49 -  60 ..................      10     $  396,828,810        16.9%     $39,682,881
 61 -  72 ..................       1         53,400,000         2.3       53,400,000
 73 -  84 ..................       3         85,810,978         3.7       28,603,659
 85 - 108 ..................       3         68,769,117         2.9       22,923,039
109 - 120 ..................      81      1,536,814,328        65.6       18,973,016
121 - 144 ..................       5         84,741,000         3.6       16,948,200
169 - 180 ..................      12        117,704,306         5.0        9,808,692
                                  --     --------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     115     $2,344,068,539       100.0%     $20,383,205

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $273,600,000        59.1%        1.61x       96.5%       5.162%       60
 61 -  72 ..................    53,400,000        75.5         1.37        86.9        5.335        72
 73 -  84 ..................    80,000,000        67.8         1.58        87.7        5.173        84
 85 - 108 ..................    53,849,117        77.1         1.29        96.9        5.716       108
109 - 120 ..................   285,131,898        66.0         1.42        91.3        5.459       120
121 - 144 ..................    46,800,000        50.0         1.78        96.2        5.388       125
169 - 180 ..................    23,600,000        76.3         1.23        96.5        5.985       180
                              ------------        ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $285,131,898        65.4%       1.45X        92.7%       5.427%      110


Weighted Average Original Term to Maturity: 110 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4

                          REMAINING TERM TO MATURITY
                                (MORTGAGE POOL)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
---------------------------- ---------- ---------------- -------------- --------------

 49 -  60 ..................      10     $  396,828,810        16.9%     $39,682,881
 61 -  72 ..................       1         53,400,000         2.3       53,400,000
 73 -  84 ..................       3         85,810,978         3.7       28,603,659
 85 - 108 ..................       3         68,769,117         2.9       22,923,039
109 - 120 ..................      82      1,583,614,328        67.6       19,312,370
121 - 144 ..................       4         37,941,000         1.6        9,485,250
169 - 180 ..................      12        117,704,306         5.0        9,808,692
                                  --     --------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     115     $2,344,068,539       100.0%     $20,383,205

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $273,600,000        59.1%        1.61x       96.5%       5.162%       56
 61 -  72 ..................    53,400,000        75.5         1.37        86.9        5.335        72
 73 -  84 ..................    80,000,000        67.8         1.58        87.7        5.173        84
 85 - 108 ..................    53,849,117        77.1         1.29        96.9        5.716       105
109 - 120 ..................   285,131,898        65.3         1.43        91.5        5.456       118
121 - 144 ..................    19,350,000        61.0         1.59        96.1        5.418       129
169 - 180 ..................    23,600,000        76.3         1.23        96.5        5.985       177
                              ------------        ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $285,131,898        65.4%       1.45X        92.7%       5.427%      108


Weighted Average Remaining Term to Maturity: 108 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)



                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Office .....................        14        $  879,906,558         37.5%     $62,850,468
Retail .....................        63           813,220,613         34.7       12,908,264
Hotel ......................        70           272,780,874         11.6        3,896,870
Multifamily ................        29           241,896,902         10.3        8,341,272
Self Storage ...............        30            94,891,093          4.0        3,163,036
Industrial/Warehouse .......         1            27,200,000          1.2       27,200,000
Other ......................         1             8,400,000          0.4        8,400,000
Mobile Home Park ...........         5             5,772,498          0.2        1,154,500
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       213        $2,344,068,539        100.0%     $11,005,017

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(2)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Office .....................  $285,131,898        60.0%        1.45x       89.7%      5.473%
Retail .....................   273,600,000        69.2         1.44        95.5       5.366
Hotel ......................    62,430,875        59.1         1.64          --       5.643
Multifamily ................    32,000,000        76.2         1.32        95.3       5.355
Self Storage ...............     5,656,000        68.0         1.56        87.0       5.175
Industrial/Warehouse .......    27,200,000        80.0         1.20       100.0       5.120
Other ......................     8,400,000        75.5         1.28       100.0       5.317
Mobile Home Park ...........     3,200,000        74.7         1.45        99.4       5.572
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        65.4%       1.45X        92.7%      5.427%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)



                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------

          1 -   2,000,000 .........       8     $   12,817,809          0.5%     $  1,602,226
  2,000,001 -   4,000,000 .........      26         77,371,651          3.3         2,975,833
  4,000,001 -   6,000,000 .........      22        111,326,043          4.7         5,060,275
  6,000,001 -   8,000,000 .........      11         76,403,579          3.3         6,945,780
  8,000,001 -  10,000,000 .........       8         69,733,309          3.0         8,716,664
 10,000,001 -  15,000,000 .........      12        145,814,858          6.2        12,151,238
 15,000,001 -  20,000,000 .........       4         67,050,000          2.9        16,762,500
 20,000,001 -  25,000,000 .........       4         92,578,810          3.9        23,144,702
 25,000,001 -  50,000,000 .........       9        291,925,400         12.5        32,436,156
 50,000,001 -  75,000,000 .........       6        362,415,181         15.5        60,402,530
 75,000,001 - 100,000,000 .........       1         80,000,000          3.4        80,000,000
150,000,001   >=          .........       4        956,631,898         40.8       239,157,975
                                         --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     115     $2,344,068,539        100.0%     $ 20,383,205

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $  1,998,074        70.2%        1.34x       92.8%      5.452%
  2,000,001 -   4,000,000 .........     3,810,000        72.8         1.39        96.1       5.480
  4,000,001 -   6,000,000 .........     6,000,000        78.3         1.28        97.1       5.567
  6,000,001 -   8,000,000 .........     7,800,000        76.5         1.27        94.3       5.577
  8,000,001 -  10,000,000 .........     9,870,000        75.5         1.34        96.4       5.497
 10,000,001 -  15,000,000 .........    14,960,000        77.6         1.36        95.0       5.556
 15,000,001 -  20,000,000 .........    19,350,000        65.8         1.53        97.0       5.309
 20,000,001 -  25,000,000 .........    23,600,000        75.0         1.29        93.9       5.457
 25,000,001 -  50,000,000 .........    46,800,000        71.7         1.37        96.3       5.363
 50,000,001 -  75,000,000 .........    74,000,000        76.3         1.32        91.5       5.408
 75,000,001 - 100,000,000 .........    80,000,000        67.5         1.60        86.9       5.130
150,000,001   >=          .........   285,131,898        52.5         1.59        90.2       5.425
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $285,131,898        65.4%       1.45X        92.7%      5.427%


Average Cut-off Date Principal Balance: $20,383,205
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)



                                            TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF             NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                    OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------- ---------- ----------------- -------------- --------------

(less than)  1.20.  ......       2     $   30,094,000          1.3%     $ 15,047,000
1.20 - 1.29 ..............      52        906,116,497         38.7        17,425,317
1.30 - 1.39 ..............      32        279,249,665         11.9         8,726,552
1.40 - 1.49 ..............      12         92,044,220          3.9         7,670,352
1.50 - 1.59 ..............       7         72,653,309          3.1        10,379,044
1.60 - 1.69 ..............       5        607,460,847         25.9       121,492,169
1.70 - 1.79 ..............       3        290,300,000         12.4        96,766,667
1.80 - 1.89 ..............       1         19,350,000          0.8        19,350,000
1.90 - 1.99 ..............       1         46,800,000          2.0        46,800,000
                                --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .......     115     $2,344,068,539        100.0%     $ 20,383,205

                               MAXIMUM
                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                       BALANCE          LTV          DSCR      RATE(1)      RATE
-------------------------- -------------- -------------- ----------- ----------- ----------

(less than)  1.20.  ......  $ 27,621,000        68.6%        1.16x       97.4%      6.180%
1.20 - 1.29 ..............   220,000,000        73.7         1.24        88.2       5.487
1.30 - 1.39 ..............    53,849,117        76.9         1.33        93.6       5.519
1.40 - 1.49 ..............    25,504,400        75.2         1.44        96.1       5.315
1.50 - 1.59 ..............    23,000,000        72.7         1.54        93.9       5.131
1.60 - 1.69 ..............   285,131,898        53.5         1.65        97.1       5.501
1.70 - 1.79 ..............   273,600,000        53.3         1.72        97.9       5.039
1.80 - 1.89 ..............    19,350,000        42.9         1.86        99.9       5.391
1.90 - 1.99 ..............    46,800,000        41.1         1.94        96.2       5.365
                            ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .......  $285,131,898        65.4%       1.45X        92.7%      5.427%


Weighted Average U/W NCF DSCR: 1.45x.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-8

                             OCCUPANCY RATES(1)(2)
                               (MORTGAGED POOL)



                                                     TOTAL        % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                  NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                       OF PROPERTIES       BALANCE         BALANCE        BALANCE
------------------------------ --------------- ---------------- -------------- --------------

(less than) = 65.0 ... .......         1        $   14,125,000        0.6%      $ 14,125,000
65.1 - 70.0 ..................         1           220,000,000        9.4        220,000,000
75.1 - 80.0 ..................         6            19,933,773        0.9          3,322,296
80.1 - 85.0 ..................        10            80,964,799        3.5          8,096,480
85.1 - 90.0 ..................        23           194,259,992        8.3          8,446,087
90.1 - 95.0 ..................        21           216,210,285        9.2         10,295,728
95.1   >=   ..................        81         1,325,793,814       56.6         16,367,825
                                      --        --------------       ----       ------------
TOTAL/AVG/WTD AVG: ...........       143        $2,071,287,664       88.4%      $ 14,484,529

                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                          BALANCE          LTV          DSCR        RATE       RATE
------------------------------ -------------- -------------- ----------- ----------- ----------

(less than) = 65.0 ... .......  $ 14,125,000        75.5%        1.37x       50.4%      5.335%
65.1 - 70.0 ..................   220,000,000        59.5         1.29        67.9       5.626
75.1 - 80.0 ..................     5,451,000        67.2         1.54        76.8       5.222
80.1 - 85.0 ..................    52,800,000        78.9         1.29        81.3       5.420
85.1 - 90.0 ..................    34,000,000        75.5         1.35        88.9       5.348
90.1 - 95.0 ..................    65,935,190        75.6         1.33        93.3       5.382
95.1   >=   ..................   285,131,898        63.5         1.49        98.7       5.373
                                ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $285,131,898        66.2%       1.43X        92.7%      5.398%


Weighted average occupancy rate: 92.7%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)



                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                  NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)     OF LOANS       BALANCE         BALANCE        BALANCE
--------------------------------- ---------- ---------------- -------------- --------------

IO(2)  ..........................      27     $  868,582,298        37.1%     $32,169,715
73 - 84..........................       1          1,123,978         0.0        1,123,978
85 - 96..........................       1         19,350,000         0.8       19,350,000
97 - 108.........................       1         46,800,000         2.0       46,800,000
229 - 240........................       1          1,393,850         0.1        1,393,850
289 - 300........................      10        212,514,682         9.1       21,251,468
325 - 336........................       3         69,935,412         3.0       23,311,804
349 - 360........................      71      1,124,368,320        48.0       15,836,174
                                       --     --------------       -----      -----------
TOTAL/AVG/WTD AVG: ..............     115     $2,344,068,539       100.0%     $20,383,205

                                      MAXIMUM                                                         WTD. AVG.
                                   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)        BALANCE          LTV          DSCR      RATE(3)       RATE       TERM (4)
--------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(2)  ..........................  $285,131,898        62.8%        1.44x       88.5%       5.494%        --
73 - 84..........................     1,123,978        45.0         1.24        95.0        5.300         83
85 - 96..........................    19,350,000        42.9         1.86        99.9        5.391         91
97 - 108.........................    46,800,000        41.1         1.94        96.2        5.365         97
229 - 240........................     1,393,850        66.9         1.33        92.3        5.600        238
289 - 300........................   177,900,000        57.6         1.63        95.7        5.668        295
325 - 336........................    62,430,875        65.1         1.61       100.0        5.513        335
349 - 360........................   273,600,000        70.3         1.40        95.7        5.327        358
                                   ------------        ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: ..............  $285,131,898        65.4%       1.45X        92.7%       5.427%       336


Weighted Average Remaining Amortization Term: 336 months.(4)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)



                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------

4.751 - 5.000 ...........       3     $   51,080,000          2.2%     $17,026,667
5.001 - 5.250 ...........      19        597,613,785         25.5       31,453,357
5.251 - 5.500 ...........      46        898,678,576         38.3       19,536,491
5.501 - 5.750 ...........      28        574,415,525         24.5       20,514,840
5.751 - 6.000 ...........      11        121,300,654          5.2       11,027,332
6.001 - 6.250 ...........       7         95,625,000          4.1       13,660,714
6.251 - 6.500 ...........       1          5,355,000          0.2        5,355,000
                               --     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     115     $2,344,068,539        100.0%     $20,383,205

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------- -------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ...........  $ 23,000,000        77.3%        1.52x       92.9%      4.922%
5.001 - 5.250 ...........   273,600,000        64.6         1.53        95.8       5.091
5.251 - 5.500 ...........   285,131,898        63.7         1.48        96.4       5.406
5.501 - 5.750 ...........   220,000,000        63.8         1.41        76.8       5.631
5.751 - 6.000 ...........    53,849,117        76.7         1.27        98.3       5.867
6.001 - 6.250 ...........    27,621,000        73.6         1.21        95.6       6.154
6.251 - 6.500 ...........     5,355,000        85.0         1.30       100.0       6.280
                           ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......  $285,131,898        65.4%       1.45X        92.7%      5.427%


Weighted Average Mortgage Rate: 5.427%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

 0.1 -  5.0 .................       1     $    1,123,978          0.0%     $  1,123,978
30.1 - 35.0 .................       1         46,800,000          2.0        46,800,000
35.1 - 40.0 .................       2         23,150,000          1.0        11,575,000
40.1 - 45.0 .................       3          7,481,453          0.3         2,493,818
45.1 - 50.0 .................       4        745,355,207         31.8       186,338,802
50.1 - 55.0 .................       4         69,369,875          3.0        17,342,469
55.1 - 60.0 .................      13        265,672,387         11.3        20,436,337
60.1 - 65.0 .................      21        250,602,478         10.7        11,933,451
65.1 - 70.0 .................      33        398,036,762         17.0        12,061,720
70.1 - 75.0 .................      14        320,520,000         13.7        22,894,286
75.1 - 80.0 .................      13        186,616,400          8.0        14,355,108
80.1 - 85.0 .................       4         19,242,000          0.8         4,810,500
85.1   >=   .................       2         10,098,000          0.4         5,049,000
                                   --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     115     $2,344,068,539        100.0%     $ 20,383,205

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(1)      RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

 0.1 -  5.0 .................  $  1,123,978         0.2%         1.24x       95.0%      5.300%
30.1 - 35.0 .................    46,800,000        33.6          1.94        96.2       5.365
35.1 - 40.0 .................    19,350,000        36.6          1.80        99.9       5.489
40.1 - 45.0 .................     3,193,297        42.4          1.44        98.6       5.537
45.1 - 50.0 .................   285,131,898        46.9          1.68        98.8       5.365
50.1 - 55.0 .................    62,430,875        51.7          1.63        86.8       5.490
55.1 - 60.0 .................   220,000,000        59.2          1.30        72.0       5.602
60.1 - 65.0 .................    80,000,000        62.6          1.38        93.0       5.453
65.1 - 70.0 .................    65,935,190        67.6          1.26        95.1       5.589
70.1 - 75.0 .................    74,000,000        72.9          1.26        94.2       5.224
75.1 - 80.0 .................    53,400,000        78.4          1.42        92.1       5.348
80.1 - 85.0 .................     5,355,000        84.3          1.31       100.0       5.697
85.1   >=   .................     5,418,000        89.3          1.29       100.0       5.297
                               ------------        ----          ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        59.8%        1.45X        92.7%      5.427%


Weighted Average Maturity Date LTV Ratio: 59.8%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)



                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------

NY .............           9          $  452,337,539          19.3%
IL .............          15          $  361,331,056          15.4
RI .............           2          $  280,050,000          11.9
FL .............          20          $  163,781,424           7.0
CA .............          28          $  153,799,772           6.6
MD .............           9          $  153,310,833           6.5
TX .............          18          $  121,749,043           5.2
VA .............          11          $  112,282,297           4.8
SC .............           4          $   87,494,976           3.7
CT .............          13          $   73,425,761           3.1
MO .............           7          $   52,138,097           2.2
AL .............           5          $   38,238,094           1.6
MA .............           3          $   38,058,025           1.6
NV .............           1          $   32,000,000           1.4
GA .............           9          $   29,966,385           1.3
OK .............           6          $   24,046,062           1.0
MI .............           5          $   19,781,844           0.8
AZ .............           5          $   18,586,736           0.8
OH .............           9          $   18,144,619           0.8
KY .............           2          $   15,802,118           0.7
PA .............           3          $   15,714,908           0.7
MS .............           5          $   13,404,131           0.6
TN .............           6          $   13,246,895           0.6
CO .............           3          $   12,122,124           0.5
WA .............           3          $    9,787,805           0.4
NJ .............           2          $    7,323,789           0.3
NM .............           1          $    5,300,000           0.2
OR .............           2          $    5,111,358           0.2
NC .............           2          $    3,445,640           0.1
KS .............           1          $    3,171,556           0.1
AR .............           1          $    2,799,583           0.1
IN .............           1          $    2,721,273           0.1
MN .............           1          $    2,094,793           0.1
ID .............           1          $    1,500,000           0.1
                          --          --------------         -----
TOTAL: .........         213          $2,344,068,539         100.0%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-3

                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-3-1

                             AMORTIZATION TYPES
                              (LOAN GROUP NO. 1)



                                              TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                              NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS        BALANCE          BALANCE        BALANCE
--------------------------- ---------- ------------------ -------------- --------------

Amortizing Balloon(2) .....     70      $ 1,288,825,361         59.3%     $ 18,411,791
Interest Only .............     23          812,621,298         37.4        35,331,361
Fully Amortizing(3) .......      3           67,273,978          3.1        22,424,659
ARD(4) ....................      1            3,025,000          0.1         3,025,000
                                --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ........     97      $ 2,171,745,637        100.0%     $ 22,389,130

                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE           LTV          DSCR      RATE(1)      RATE
--------------------------- ---------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) .....  $ 273,600,000         67.2%        1.46x       95.6%      5.400%
Interest Only .............    285,131,898         61.9         1.44        88.1       5.505
Fully Amortizing(3) .......     46,800,000         41.7         1.91        97.2       5.371
ARD(4) ....................      3,025,000         77.6         1.20       100.0       5.510
                             -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ........  $ 285,131,898         64.5%       1.46X        92.4%      5.439%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 29.4% of the initial Loan Group No.
      1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 63.8% of these loans, by balance, have three years or less of interest-only payments.

(3)   Includes two mortgage loans, representing 3.0% of the initial Loan Group
      No. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(4)   Includes one mortgage loan, representing 0.1% of the initial Loan Group
      No. 1 balance, that provides for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

                                                                     ANNEX A-3-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 1)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
----------------------------- ---------- ------------------ -------------- --------------

40.1 - 45.0 .................      3      $    67,273,978          3.1%     $ 22,424,659
45.1 - 50.0 .................      3          292,125,195         13.5        97,375,065
50.1 - 55.0 .................      1          273,600,000         12.6       273,600,000
55.1 - 60.0 .................      3          399,400,000         18.4       133,133,333
60.1 - 65.0 .................      4           80,498,490          3.7        20,124,622
65.1 - 70.0 .................      8          127,576,076          5.9        15,947,010
70.1 - 75.0 .................     19          170,668,046          7.9         8,982,529
75.1 - 80.0 .................     48          673,118,852         31.0        14,023,309
80.1   >=   .................      8           87,485,000          4.0        10,935,625
                                  --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     97      $ 2,171,745,637        100.0%     $ 22,389,130

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
----------------------------- ---------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $  46,800,000         41.7%        1.91x       97.2%      5.371%
45.1 - 50.0 .................    285,131,898         46.0         1.65       100.0       5.495
50.1 - 55.0 .................    273,600,000         51.8         1.72        97.9       5.025
55.1 - 60.0 .................    220,000,000         57.8         1.46        68.0       5.654
60.1 - 65.0 .................     62,430,875         63.3         1.60        92.0       5.492
65.1 - 70.0 .................     80,000,000         67.8         1.47        89.7       5.423
70.1 - 75.0 .................     36,800,000         73.9         1.31        95.8       5.549
75.1 - 80.0 .................     74,000,000         78.5         1.29        95.0       5.425
80.1   >=   .................     52,800,000         83.5         1.23        87.5       5.475
                               -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 285,131,898         64.5%       1.46X        92.4%      5.439%


Weighted Average Cut-off Date LTV Ratio: 64.5%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-3

                           ORIGINAL TERM TO MATURITY
                              (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

 49 -  60 ..................      7      $   357,722,810         16.5%     $ 51,103,259
 61 -  72 ..................      1           53,400,000          2.5        53,400,000
 73 -  84 ..................      3           85,810,978          4.0        28,603,659
 85 - 108 ..................      1           53,849,117          2.5        53,849,117
109 - 120 ..................     68        1,418,517,426         65.3        20,860,550
121 - 144 ..................      5           84,741,000          3.9        16,948,200
169 - 180 ..................     12          117,704,306          5.4         9,808,692
                                 --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     97      $ 2,171,745,637        100.0%     $ 22,389,130

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 273,600,000         57.2%        1.63x       96.8%       5.151%       60
 61 -  72 ..................     53,400,000         75.5         1.37        86.9        5.335        72
 73 -  84 ..................     80,000,000         67.8         1.58        87.7        5.173        84
 85 - 108 ..................     53,849,117         76.9         1.30        98.2        5.800       108
109 - 120 ..................    285,131,898         65.1         1.43        90.7        5.475       120
121 - 144 ..................     46,800,000         50.0         1.78        96.2        5.388       125
169 - 180 ..................     23,600,000         76.3         1.23        96.5        5.985       180
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%       1.46X        92.4%       5.439%      111


Weighted Average Original Term to Maturity: 111 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-4

                          REMAINING TERM TO MATURITY
                              (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

 49 -  60 ..................      7      $   357,722,810         16.5%     $ 51,103,259
 61 -  72 ..................      1           53,400,000          2.5        53,400,000
 73 -  84 ..................      3           85,810,978          4.0        28,603,659
 85 - 108 ..................      1           53,849,117          2.5        53,849,117
109 - 120 ..................     69        1,465,317,426         67.5        21,236,484
121 - 144 ..................      4           37,941,000          1.7         9,485,250
169 - 180 ..................     12          117,704,306          5.4         9,808,692
                                 --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     97      $ 2,171,745,637        100.0%     $ 22,389,130

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 273,600,000         57.2%        1.63x       96.8%       5.151%       56
 61 -  72 ..................     53,400,000         75.5         1.37        86.9        5.335        72
 73 -  84 ..................     80,000,000         67.8         1.58        87.7        5.173        84
 85 - 108 ..................     53,849,117         76.9         1.30        98.2        5.800       105
109 - 120 ..................    285,131,898         64.3         1.44        90.9        5.471       118
121 - 144 ..................     19,350,000         61.0         1.59        96.1        5.418       129
169 - 180 ..................     23,600,000         76.3         1.23        96.5        5.985       177
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%       1.46X        92.4%       5.439%      108


Weighted Average Remaining Term to Maturity: 108 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                               (LOAN GROUP NO. 1)



                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES        BALANCE          BALANCE        BALANCE
---------------------------- --------------- ------------------ -------------- --------------

Office .....................        14        $   879,906,558         40.5%     $ 62,850,468
Retail .....................        63            813,220,613         37.4        12,908,264
Hotel ......................        70            272,780,874         12.6         3,896,870
Self Storage ...............        30             94,891,093          4.4         3,163,036
Multifamily ................        11             72,774,000          3.4         6,615,818
Industrial/Warehouse .......         1             27,200,000          1.3        27,200,000
Other ......................         1              8,400,000          0.4         8,400,000
Mobile Home Park ...........         4              2,572,498          0.1           643,125
                                    --        ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........       194        $ 2,171,745,637        100.0%     $ 11,194,565

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                     BALANCE           LTV          DSCR      RATE(2)      RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------

Office .....................  $ 285,131,898         60.0%        1.45x       89.7%      5.473%
Retail .....................    273,600,000         69.2         1.44        95.5       5.366
Hotel ......................     62,430,875         59.1         1.64          --       5.643
Self Storage ...............      5,656,000         68.0         1.56        87.0       5.175
Multifamily ................     14,960,000         74.2         1.31        94.3       5.546
Industrial/Warehouse .......     27,200,000         80.0         1.20       100.0       5.120
Other ......................      8,400,000         75.5         1.28       100.0       5.317
Mobile Home Park ...........        807,645         74.8         1.32       100.0       5.625
                              -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%       1.46X        92.4%      5.439%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 1)



                                                      TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS        BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ------------------ -------------- --------------

          1 -   2,000,000 .........      7      $    10,973,239          0.5%     $  1,567,606
  2,000,001 -   4,000,000 .........     20           59,949,954          2.8         2,997,498
  4,000,001 -   6,000,000 .........     20          100,471,043          4.6         5,023,552
  6,000,001 -   8,000,000 .........      8           55,207,945          2.5         6,900,993
  8,000,001 -  10,000,000 .........      7           61,333,309          2.8         8,761,901
 10,000,001 -  15,000,000 .........     11          135,208,858          6.2        12,291,714
 15,000,001 -  20,000,000 .........      3           50,050,000          2.3        16,683,333
 20,000,001 -  25,000,000 .........      3           69,578,810          3.2        23,192,937
 25,000,001 -  50,000,000 .........      7          229,925,400         10.6        32,846,486
 50,000,001 -  75,000,000 .........      6          362,415,181         16.7        60,402,530
 75,000,001 - 100,000,000 .........      1           80,000,000          3.7        80,000,000
150,000,001 >= ....................      4          956,631,898         44.0       239,157,975
                                        --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     97      $ 2,171,745,637        100.0%     $ 22,389,130

                                         MAXIMUM
                                      CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                        PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)              BALANCE           LTV          DSCR      RATE(1)      RATE
----------------------------------- ---------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $   1,998,074        69.1%         1.34x      92.4%      5.432%
  2,000,001 -   4,000,000 .........      3,800,000        72.3          1.40       96.4       5.518
  4,000,001 -   6,000,000 .........      6,000,000        77.9          1.28       96.9       5.547
  6,000,001 -   8,000,000 .........      7,720,000        76.3          1.27       94.8       5.665
  8,000,001 -  10,000,000 .........      9,870,000        74.9          1.32       95.9       5.552
 10,000,001 -  15,000,000 .........     14,960,000        77.5          1.36       95.4       5.507
 15,000,001 -  20,000,000 .........     19,350,000        64.0          1.56       98.6       5.341
 20,000,001 -  25,000,000 .........     23,600,000        75.3          1.22       93.8       5.661
 25,000,001 -  50,000,000 .........     46,800,000        69.9          1.41       95.7       5.410
 50,000,001 -  75,000,000 .........     74,000,000        76.3          1.32       91.5       5.408
 75,000,001 - 100,000,000 .........     80,000,000        67.5          1.60       86.9       5.130
150,000,001 >= ....................    285,131,898        52.5          1.59       90.2       5.425
                                     -------------        ----          ----       ----       -----
TOTAL/AVG/WTD AVG: ................  $ 285,131,898        64.5%        1.46X       92.4%      5.439%

Average Cut-off Date Principal Balance: $22,389,130


-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-7

                                 U/W NCF DSCR
                               (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

(less than) 1.20 ...........      2     $    30,094,000           1.4%    $ 15,047,000
1.20 - 1.29 ................     43         800,707,166          36.9       18,621,097
1.30 - 1.39 ................     27         263,936,095          12.2        9,775,411
1.40 - 1.49 ................     10          66,644,220           3.1        6,664,422
1.50 - 1.59 ................      5          46,453,309           2.1        9,290,662
1.60 - 1.69 ................      5         607,460,847          28.0      121,492,169
1.70 - 1.79 ................      3         290,300,000          13.4       96,766,667
1.80 - 1.89 ................      1          19,350,000           0.9       19,350,000
1.90 - 1.99 ................      1          46,800,000           2.2       46,800,000
                                 --     ---------------         -----     ------------
TOTAL/AVG/WTD AVG: .........     97     $ 2,171,745,637         100.0%    $ 22,389,130

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.      WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                 PRINCIPAL     CUT-OFF DATE      U/W NCF     OCCUPANCY   MORTGAGE
DSCR (X)                          BALANCE           LTV           DSCR        RATE(1)      RATE
---------------------------- ---------------- -------------- -------------- ----------- ----------

(less than) 1.20 ........... $  27,621,000         68.6%           1.16x       97.4%      6.180%
1.20 - 1.29 ................   220,000,000         73.1            1.24        87.1       5.508
1.30 - 1.39 ................    53,849,117         76.8            1.33        93.4       5.508
1.40 - 1.49 ................    25,504,400         75.6            1.44        96.8       5.368
1.50 - 1.59 ................    15,500,000         72.0            1.55        93.3       5.247
1.60 - 1.69 ................   285,131,898         53.5            1.65        97.1       5.501
1.70 - 1.79 ................   273,600,000         53.3            1.72        97.9       5.039
1.80 - 1.89 ................    19,350,000         42.9            1.86        99.9       5.391
1.90 - 1.99 ................    46,800,000         41.1            1.94        96.2       5.365
                             -------------         ----            ----        ----       -----
TOTAL/AVG/WTD AVG: ......... $ 285,131,898         64.5%           1.46X       92.4%      5.439%

Weighted Average U/W NCF DSCR: 1.46x


(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-8

                             OCCUPANCY RATES(1)(2)
                               (LOAN GROUP NO. 1)



                                                      TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                       OF PROPERTIES        BALANCE          BALANCE        BALANCE
------------------------------ --------------- ------------------ -------------- --------------

(less than) = 65.0 ...........         1        $    14,125,000         0.7%      $ 14,125,000
65.1 - 70.0 ..................         1            220,000,000        10.1        220,000,000
75.1 - 80.0 ..................         6             19,933,773         0.9          3,322,296
80.1 - 85.0 ..................        10             80,964,799         3.7          8,096,480
85.1 - 90.0 ..................        20            177,847,992         8.2          8,892,400
90.1 - 95.0 ..................        16            168,258,017         7.7         10,516,126
95.1 >= ......................        70          1,217,835,180        56.1         17,397,645
                                      --        ---------------        ----       ------------
TOTAL/AVG/WTD AVG: ...........       124        $ 1,898,964,762        87.4%      $ 15,314,232

                                    MAXIMUM
                                 CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                           BALANCE           LTV          DSCR        RATE       RATE
------------------------------ ---------------- -------------- ----------- ----------- ----------

(less than) = 65.0 ...........  $  14,125,000        75.5%         1.37x       50.4%     5.335%
65.1 - 70.0 ..................    220,000,000        59.5          1.29        67.9      5.626
75.1 - 80.0 ..................      5,451,000        67.2          1.54        76.8      5.222
80.1 - 85.0 ..................     52,800,000        78.9          1.29        81.3      5.420
85.1 - 90.0 ..................     34,000,000        75.5          1.36        89.0      5.320
90.1 - 95.0 ..................     65,935,190        76.3          1.30        93.3      5.476
95.1 >= ......................    285,131,898        62.2          1.51        98.7      5.377
                                -------------        ----          ----        ----      -----
TOTAL/AVG/WTD AVG: ...........  $ 285,131,898        65.2%         1.44X       92.4%     5.409%

Weighted average occupancy rate: 92.4%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-9

                         REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 1)



                                                                   % BY
                                                                  TOTAL
                                                   TOTAL         CUT-OFF       AVERAGE
                                               CUT-OFF DATE        DATE     CUT-OFF DATE
RANGE OF REMAINING                 NUMBER        PRINCIPAL      PRINCIPAL     PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS        BALANCE        BALANCE       BALANCE
-------------------------------- ---------- ------------------ ----------- --------------

IO(2) ..........................     23      $   812,621,298       37.4%    $ 35,331,361
 73 -  84 ......................      1            1,123,978        0.1        1,123,978
 85 -  96 ......................      1           19,350,000        0.9       19,350,000
 97 - 108 ......................      1           46,800,000        2.2       46,800,000
229 - 240 ......................      1            1,393,850        0.1        1,393,850
289 - 300 ......................      8          208,220,112        9.6       26,027,514
325 - 336 ......................      3           69,935,412        3.2       23,311,804
349 - 360 ......................     59        1,012,300,988       46.6       17,157,644
                                     --      ---------------      -----     ------------
TOTAL/AVG/WTD AVG: .............     97      $ 2,171,745,637      100.0%    $ 22,389,130

                                      MAXIMUM      WTD. AVG.   WTD. AVG.                            WTD. AVG.
                                   CUT-OFF DATE     CUT-OFF       U/W      WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL        DATE        NCF      OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)        BALANCE         LTV         DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- ---------------- ----------- ----------- ----------- ----------- -------------

IO(2) ..........................  $ 285,131,898       61.9%       1.44x       88.1%       5.505%        --
 73 -  84 ......................      1,123,978       45.0        1.24        95.0        5.300         83
 85 -  96 ......................     19,350,000       42.9        1.86        99.9        5.391         91
 97 - 108 ......................     46,800,000       41.1        1.94        96.2        5.365         97
229 - 240 ......................      1,393,850       66.9        1.33        92.3        5.600        238
289 - 300 ......................    177,900,000       57.3        1.64        95.4        5.669        295
325 - 336 ......................     62,430,875       65.1        1.61       100.0        5.513        335
349 - 360 ......................    273,600,000       69.5        1.41        95.6        5.337        358
                                  -------------       ----        ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .............  $ 285,131,898       64.5%       1.46X       92.4%       5.439%       334

Weighted Average Remaining Amortization Term: 334 months.(4)


-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-3-10

                                MORTGAGE RATES
                               (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE              NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

4.751 - 5.000 ..............      2     $    28,080,000           1.3%    $ 14,040,000
5.001 - 5.250 ..............      9         486,666,453          22.4       54,074,050
5.251 - 5.500 ..............     45         890,878,576          41.0       19,797,302
5.501 - 5.750 ..............     24         559,800,954          25.8       23,325,040
5.751 - 6.000 ..............     11         121,300,654           5.6       11,027,332
6.001 - 6.250 ..............      6          85,019,000           3.9       14,169,833
                                 --     ---------------         -----     ------------
TOTAL/AVG/WTD AVG: .........     97     $ 2,171,745,637         100.0%    $ 22,389,130

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.     WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE                PRINCIPAL     CUT-OFF DATE     U/W NCF     OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE           LTV           DSCR       RATE(1)      RATE
---------------------------- ---------------- -------------- ------------- ----------- ----------

4.751 - 5.000 .............. $  14,960,000          80.0%         1.52x       91.7%      4.990%
5.001 - 5.250 ..............   273,600,000          61.8          1.58        95.6       5.067
5.251 - 5.500 ..............   285,131,898          63.6          1.48        96.4       5.407
5.501 - 5.750 ..............   220,000,000          63.4          1.41        75.9       5.634
5.751 - 6.000 ..............    53,849,117          76.7          1.27        98.3       5.867
6.001 - 6.250 ..............    27,621,000          72.9          1.20        96.3       6.151
                             -------------          ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ......... $ 285,131,898          64.5%         1.46X       92.4%      5.439%

Weighted Average Mortgage Rate: 5.439%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 1)



                                                   TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE             NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)          OF LOANS        BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ------------------ -------------- --------------

 0.1 -  5.0 ....................      1      $     1,123,978          0.1%    $  1,123,978
30.1 - 35.0 ....................      1           46,800,000          2.2       46,800,000
35.1 - 40.0 ....................      2           23,150,000          1.1       11,575,000
40.1 - 45.0 ....................      3            7,481,453          0.3        2,493,818
45.1 - 50.0 ....................      4          745,355,207         34.3      186,338,802
50.1 - 55.0 ....................      3           67,130,875          3.1       22,376,958
55.1 - 60.0 ....................     11          261,377,816         12.0       23,761,620
60.1 - 65.0 ....................     18          238,219,147         11.0       13,234,397
65.1 - 70.0 ....................     29          353,611,762         16.3       12,193,509
70.1 - 75.0 ....................      9          233,000,000         10.7       25,888,889
75.1 - 80.0 ....................     11          170,510,400          7.9       15,500,945
80.1 - 85.0 ....................      3           13,887,000          0.6        4,629,000
85.1 >= ........................      2           10,098,000          0.5        5,049,000
                                     --      ---------------        -----     ------------
TOTAL/AVG/WTD AVG: .............     97      $ 2,171,745,637        100.0%    $ 22,389,130

                                      MAXIMUM
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)              BALANCE           LTV          DSCR      RATE(1)      RATE
-------------------------------- ---------------- -------------- ----------- ----------- ----------

 0.1 -  5.0 ....................  $   1,123,978         0.2%         1.24x       95.0%      5.300%
30.1 - 35.0 ....................     46,800,000        33.6          1.94        96.2       5.365
35.1 - 40.0 ....................     19,350,000        36.6          1.80        99.9       5.489
40.1 - 45.0 ....................      3,193,297        42.4          1.44        98.6       5.537
45.1 - 50.0 ....................    285,131,898        46.9          1.68        98.8       5.365
50.1 - 55.0 ....................     62,430,875        51.7          1.64        81.9       5.498
55.1 - 60.0 ....................    220,000,000        59.2          1.30        71.6       5.603
60.1 - 65.0 ....................     80,000,000        62.6          1.38        93.0       5.465
65.1 - 70.0 ....................     65,935,190        67.5          1.26        95.1       5.628
70.1 - 75.0 ....................     74,000,000        72.8          1.22        93.4       5.270
75.1 - 80.0 ....................     53,400,000        78.4          1.43        92.1       5.299
80.1 - 85.0 ....................      5,300,000        84.0          1.32       100.0       5.472
85.1 >= ........................      5,418,000        89.3          1.29       100.0       5.297
                                  -------------        ----          ----       -----       -----
TOTAL/AVG/WTD AVG: .............  $ 285,131,898        58.9%         1.46X       92.4%      5.439%

Weighted Average Maturity Date LTV Ratio: 58.9%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-12

                            PROPERTIES BY STATE(1)
                              (LOAN GROUP NO. 1)



                                            TOTAL           % BY TOTAL
                                        CUT-OFF DATE       CUT-OFF DATE
                        NUMBER            PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES          BALANCE           BALANCE
----------------   ---------------   ------------------   -------------

NY .............           9          $   452,337,539          20.8%
IL .............          15          $   361,331,056          16.6
RI .............           2          $   280,050,000          12.9
MD .............           8          $   136,310,833           6.3
FL .............          18          $   128,281,424           5.9
CA .............          25          $   120,193,772           5.5
VA .............          11          $   112,282,297           5.2
TX .............          13          $    99,847,775           4.6
SC .............           4          $    87,494,976           4.0
CT .............          13          $    73,425,761           3.4
MO .............           7          $    52,138,097           2.4
AL .............           5          $    38,238,094           1.8
MA .............           3          $    38,058,025           1.8
GA .............           8          $    24,611,385           1.1
OH .............           9          $    18,144,619           0.8
MI .............           4          $    16,581,844           0.8
KY .............           2          $    15,802,118           0.7
PA .............           3          $    15,714,908           0.7
MS .............           5          $    13,404,131           0.6
CO .............           3          $    12,122,124           0.6
TN .............           5          $    10,796,895           0.5
AZ .............           4          $    10,786,736           0.5
OK .............           3          $    10,535,428           0.5
WA .............           3          $     9,787,805           0.5
NJ .............           2          $     7,323,789           0.3
NM .............           1          $     5,300,000           0.2
OR .............           2          $     5,111,358           0.2
NC .............           2          $     3,445,640           0.2
KS .............           1          $     3,171,556           0.1
AR .............           1          $     2,799,583           0.1
IN .............           1          $     2,721,273           0.1
MN .............           1          $     2,094,793           0.1
ID .............           1          $     1,500,000           0.1
                          --          ---------------         -----
TOTAL: .........         194          $ 2,171,745,637         100.0%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-4

                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                       [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-4-1

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 2)



                                             TOTAL        % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE         BALANCE        BALANCE
--------------------------- ---------- ---------------- -------------- --------------

Amortizing Balloon(1) .....     14      $ 116,361,902         67.5%     $ 8,311,564
Interest Only .............      4         55,961,000         32.5       13,990,250
                                --      -------------        -----      -----------
TOTAL/AVG/WTD AVG: ........     18      $ 172,322,902        100.0%     $ 9,573,495

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(1) .....  $ 32,000,000        77.8%        1.28x       96.9%      5.246%
Interest Only .............    23,000,000        75.2         1.44        93.5       5.345
                             ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


-------
(1)   Includes mortgage loans, representing 54.6% of the initial Loan Group No.
      2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 57.0% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-4-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)



                                             TOTAL        % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE         NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)     OF LOANS       BALANCE         BALANCE        BALANCE
--------------------------- ---------- ---------------- -------------- --------------

60.1 - 65.0 ...............      1      $   2,239,000          1.3%     $ 2,239,000
70.1 - 75.0 ...............      4         45,650,000         26.5       11,412,500
75.1 - 80.0 ...............     12        119,078,902         69.1        9,923,242
80.1 (greater than) =......      1          5,355,000          3.1        5,355,000
                                --      -------------        -----      -----------
TOTAL/AVG/WTD AVG: ........     18      $ 172,322,902        100.0%     $ 9,573,495

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)        BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

60.1 - 65.0 ...............  $  2,239,000        64.0%        1.33x       90.0%      5.250%
70.1 - 75.0 ...............    23,000,000        72.9         1.49        94.1       5.068
75.1 - 80.0 ...............    32,000,000        78.4         1.27        96.3       5.314
80.1 (greater than) =......     5,355,000        85.0         1.30       100.0       6.280
                             ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ........  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


Weighted Average Cut-off Date LTV Ratio: 76.9%

                                                                     ANNEX A-4-3

                           ORIGINAL TERM TO MATURITY
                              (LOAN GROUP NO. 2)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
---------------------------- ---------- ---------------- -------------- --------------

49 - 60 ....................      3      $  39,106,000         22.7%     $ 13,035,333
85 - 108 ...................      2         14,920,000          8.7         7,460,000
109 - 120 ..................     13        118,296,902         68.6         9,099,762
                                 --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     18      $ 172,322,902        100.0%     $  9,573,495

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

49 - 60 ....................  $ 23,000,000        76.3%        1.43x       93.6%       5.261%       60
85 - 108 ...................     7,800,000        77.8         1.24        92.1        5.411       108
109 - 120 ..................    32,000,000        77.1         1.31        96.9        5.267       120
                              ------------        ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.8%       5.278%      105


Weighted Average Original Term to Maturity: 105 months.

                                                                     ANNEX A-4-4

                          REMAINING TERM TO MATURITY
                              (LOAN GROUP NO. 2)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
---------------------------- ---------- ---------------- -------------- --------------

49 - 60 ....................      3      $  39,106,000         22.7%     $ 13,035,333
85 - 108 ...................      2         14,920,000          8.7         7,460,000
109 - 120 ..................     13        118,296,902         68.6         9,099,762
                                 --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     18      $ 172,322,902        100.0%     $  9,573,495

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

49 - 60 ....................  $ 23,000,000        76.3%        1.43x       93.6%       5.261%       60
85 - 108 ...................     7,800,000        77.8         1.24        92.1        5.411       106
109 - 120 ..................    32,000,000        77.1         1.31        96.9        5.267       119
                              ------------        ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.8%       5.278%      105


Weighted Average Remaining Term to Maturity: 105 months.

                                                                     ANNEX A-4-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                              (LOAN GROUP NO. 2)



                                                TOTAL        % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                               NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF PROPERTIES       BALANCE         BALANCE        BALANCE
------------------------- --------------- ---------------- -------------- --------------

Multifamily .............        18        $ 169,122,902         98.1%     $ 9,395,717
Mobile Home Park ........         1            3,200,000          1.9        3,200,000
                                 --        -------------        -----      -----------
TOTAL/AVG/WTD AVG: ......        19        $ 172,322,902        100.0%     $ 9,069,626

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR        RATE       RATE
------------------------- -------------- -------------- ----------- ----------- ----------

Multifamily .............  $ 32,000,000        77.0%        1.33x       95.7%      5.273%
Mobile Home Park ........     3,200,000        74.6         1.55        98.9       5.530
                           ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 2)



                                                  TOTAL        % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                   NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)       OF LOANS       BALANCE         BALANCE        BALANCE
-------------------------------- ---------- ---------------- -------------- --------------

1. - 2,000,000 .................      1      $   1,844,571          1.1%     $ 1,844,571
2,000,001. - 4,000,000 .........      6         17,421,697         10.1        2,903,616
4,000,001. - 6,000,000 .........      2         10,855,000          6.3        5,427,500
6,000,001. - 8,000,000 .........      3         21,195,634         12.3        7,065,211
8,000,001. - 10,000,000 ........      1          8,400,000          4.9        8,400,000
10,000,001. - 15,000,000 .......      1         10,606,000          6.2       10,606,000
15,000,001. - 20,000,000 .......      1         17,000,000          9.9       17,000,000
20,000,001. - 25,000,000 .......      1         23,000,000         13.3       23,000,000
25,000,001. - 50,000,000 .......      2         62,000,000         36.0       31,000,000
                                      -      -------------        -----      -----------
TOTAL/AVG/WTD AVG: .............     18      $ 172,322,902        100.0%     $ 9,573,495

                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                    PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)          BALANCE          LTV          DSCR        RATE       RATE
-------------------------------- -------------- -------------- ----------- ----------- ----------

1. - 2,000,000 .................  $  1,844,571        76.9%        1.34x       94.8%      5.570%
2,000,001. - 4,000,000 .........     3,810,000        74.7         1.37        95.2       5.351
4,000,001. - 6,000,000 .........     5,500,000        82.3         1.29        98.4       5.758
6,000,001. - 8,000,000 .........     7,800,000        77.0         1.25        93.0       5.348
8,000,001. - 10,000,000 ........     8,400,000        80.0         1.44        99.2       5.100
10,000,001. - 15,000,000 .......    10,606,000        79.4         1.29        90.5       6.180
15,000,001. - 20,000,000 .......    17,000,000        71.1         1.44        92.2       5.214
20,000,001. - 25,000,000 .......    23,000,000        74.0         1.53        94.3       4.840
25,000,001. - 50,000,000 .......    32,000,000        78.5         1.24        98.4       5.191
                                  ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .............  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


Average Cut-off Date Principal Balance: $9,573,495

                                                                     ANNEX A-4-7

                                 U/W NCF DSCR
                              (LOAN GROUP NO. 2)



                                        TOTAL        % BY TOTAL       AVERAGE
                                    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF         NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
DSCR (X)                OF LOANS       BALANCE         BALANCE        BALANCE
---------------------- ---------- ---------------- -------------- --------------

1.20 - 1.29 ..........      9      $ 105,409,331         61.2%     $ 11,712,148
1.30 - 1.39 ..........      5         15,313,571          8.9         3,062,714
1.40 - 1.49 ..........      2         25,400,000         14.7        12,700,000
1.50 - 1.59 ..........      2         26,200,000         15.2        13,100,000
                            -      -------------        -----      ------------
TOTAL/AVG/WTD AVG: ...     18      $ 172,322,902        100.0%     $  9,573,495

                           MAXIMUM
                        CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                   BALANCE          LTV          DSCR        RATE       RATE
---------------------- -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ..........  $ 32,000,000        78.2%        1.25x       96.2%      5.329%
1.30 - 1.39 ..........     5,355,000        77.9         1.34        96.7       5.705
1.40 - 1.49 ..........    17,000,000        74.0         1.44        94.5       5.176
1.50 - 1.59 ..........    23,000,000        74.1         1.53        94.9       4.924
                        ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


Weighted Average U/W NCF DSCR: 1.33x.

                                                                     ANNEX A-4-8

                              OCCUPANCY RATES(1)
                              (LOAN GROUP NO. 2)



                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE         BALANCE        BALANCE
---------------------------- --------------- ---------------- -------------- --------------

85.1 - 90.0 ................         3        $  16,412,000          9.5%     $ 5,470,667
90.1 - 95.0 ................         5           47,952,268         27.8        9,590,454
95.1 >= ....................        11          107,958,634         62.6        9,814,421
                                    --        -------------        -----      -----------
TOTAL/AVG/WTD AVG: .........        19        $ 172,322,902        100.0%     $ 9,069,626

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

85.1 - 90.0 ................  $  7,800,000        75.5%        1.25x       87.3%      5.644%
90.1 - 95.0 ................    23,000,000        73.4         1.46        93.5       5.053
95.1 >= ....................    32,000,000        78.8         1.28        98.1       5.322
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


Weighted average occupancy rate: 95.8%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-9

                         REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 2)



                                                  TOTAL        % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS       BALANCE         BALANCE        BALANCE
-------------------------------- ---------- ---------------- -------------- --------------

IO(2) ..........................      4      $  55,961,000         32.5%     $ 13,990,250
289 - 300 ......................      2          4,294,571          2.5         2,147,285
349 - 360 ......................     12        112,067,331         65.0         9,338,944
                                     --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     18      $ 172,322,902        100.0%     $  9,573,495

                                     MAXIMUM                                                         WTD. AVG.
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)       BALANCE          LTV          DSCR        RATE        RATE       TERM(3)
-------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(2) ..........................  $ 23,000,000        75.2%        1.44x       93.5%       5.345%        --
289 - 300 ......................     2,450,000        74.7         1.36        97.0        5.587        299
349 - 360 ......................    32,000,000        77.9         1.28        96.9        5.233        360
                                  ------------        ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: .............  $ 32,000,000        76.9%        1.33X       95.8%       5.278%       358


Weighted Average Remaining Amortization Term: 358 months. (3)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-4-10

                                MORTGAGE RATES
                              (LOAN GROUP NO. 2)



                                          TOTAL        % BY TOTAL       AVERAGE
                                      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS       BALANCE         BALANCE        BALANCE
------------------------ ---------- ---------------- -------------- --------------

4.751 - 5.000 ..........      1      $  23,000,000         13.3%     $ 23,000,000
5.001 - 5.250 ..........     10        110,947,331         64.4        11,094,733
5.251 - 5.500 ..........      1          7,800,000          4.5         7,800,000
5.501 - 5.750 ..........      4         14,614,571          8.5         3,653,643
6.001 - 6.250 ..........      1         10,606,000          6.2        10,606,000
6.251 - 6.500 ..........      1          5,355,000          3.1         5,355,000
                             --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .....     18      $ 172,322,902        100.0%     $  9,573,495

                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ..........  $ 23,000,000        74.0%        1.53x       94.3%      4.840%
5.001 - 5.250 ..........    32,000,000        77.0         1.30        96.7       5.197
5.251 - 5.500 ..........     7,800,000        75.7         1.20        86.6       5.320
5.501 - 5.750 ..........     7,120,000        77.3         1.36        97.9       5.537
6.001 - 6.250 ..........    10,606,000        79.4         1.29        90.5       6.180
6.251 - 6.500 ..........     5,355,000        85.0         1.30       100.0       6.280
                          ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .....  $ 32,000,000        76.9%        1.33X       95.8%      5.278%


Weighted Average Mortgage Rate: 5.278%

                                                                    ANNEX A-4-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)



                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE         BALANCE        BALANCE
----------------------------- ---------- ---------------- -------------- --------------

50.1 - 55.0 .................      1      $   2,239,000          1.3%     $ 2,239,000
55.1 - 60.0 .................      2          4,294,571          2.5        2,147,285
60.1 - 65.0 .................      3         12,383,331          7.2        4,127,777
65.1 - 70.0 .................      4         44,425,000         25.8       11,106,250
70.1 - 75.0 .................      5         87,520,000         50.8       17,504,000
75.1 - 80.0 .................      2         16,106,000          9.3        8,053,000
80.1 - 85.0 .................      1          5,355,000          3.1        5,355,000
                                   -      -------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     18      $ 172,322,902        100.0%     $ 9,573,495

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

50.1 - 55.0 .................  $  2,239,000        53.0%         1.33x       90.0%      5.250%
55.1 - 60.0 .................     2,450,000        57.8          1.36        97.0       5.587
60.1 - 65.0 .................     6,275,634        62.7          1.28        94.5       5.225
65.1 - 70.0 .................    30,000,000        68.8          1.29        95.7       5.279
70.1 - 75.0 .................    32,000,000        73.3          1.37        96.4       5.102
75.1 - 80.0 .................    10,606,000        78.4          1.29        92.7       5.862
80.1 - 85.0 .................     5,355,000        85.0          1.30       100.0       6.280
                               ------------        ----          ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 32,000,000        71.6%         1.33X       95.8%      5.278%


Weighted Average Maturity Date LTV Ratio: 71.6%

                                                                    ANNEX A-4-12

                            PROPERTIES BY STATE(1)
                              (LOAN GROUP NO. 2)



                                           TOTAL          % BY TOTAL
                                       CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL        PRINCIPAL
STATE               OF PROPERTIES         BALANCE          BALANCE
----------------   ---------------   ----------------   -------------

FL .............           2          $  35,500,000          20.6%
CA .............           3          $  33,606,000          19.5
NV .............           1          $  32,000,000          18.6
TX .............           5          $  21,901,268          12.7
MD .............           1          $  17,000,000           9.9
OK .............           3          $  13,510,634           7.8
AZ .............           1          $   7,800,000           4.5
GA .............           1          $   5,355,000           3.1
MI .............           1          $   3,200,000           1.9
TN .............           1          $   2,450,000           1.4
                           -          -------------         -----
TOTAL: .........          19          $ 172,322,902         100.0%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-5
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5


                                                                                                                         ANNEX A-5-1

                                                                       ORIGINAL        REMAINING
 CONTROL   FOOTNOTE                                                 INTEREST-ONLY    INTEREST-ONLY            AMORTIZATION
   NO.        NO.                    PROPERTY NAME                  PERIOD (MOS.)    PERIOD (MOS.)                TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1        (1)    200 Park Avenue                                     120              117        Interest-Only
     2        (2)    Providence Place                                      0                0        Balloon
     3        (3)    500 West Madison Street                             120              118        Interest-Only
     4        (4)    Courtyard by Marriott Portfolio                      36               32        Interest-Only, Balloon
     5        (5)    U-Store-It Portfolio IV                              24               24        Interest-Only, Balloon
     6               270 Corporate Center                                 47               47        Interest-Only, Balloon
     7               Magnolia Mall                                         0                0        Balloon
     8               La Playa Beach and Golf Resort                        0                0        Balloon
     9               424 West 33rd Street                                  0                0        Balloon
    10               TAG Portfolio                                        72               72        Interest-Only
    11        (6)    Palmolive Building Retail                           120              120        Interest-Only
    12        (7)    1345 Avenue of the Americas                          24               23        Interest-Only, Fully Amortizing
    13               1750 Old Meadow Road                                  0                0        Balloon
    14               North River Shopping Center                          24               22        Interest-Only, Balloon
    15               Sandpiper Apartments                                 84               83        Interest-Only, Balloon
    16               One Hoyt Street                                     120              120        Interest-Only
    17               2500 Inverrary Club Apartments                       24               24        Interest-Only, Balloon
    18               Pacific Prestige Properties I DE, LLC                60               60        Interest-Only
    19               Wedgewood II                                         47               47        Interest-Only, Balloon
    20               Tigertown                                           120              118        Interest-Only
    21               Polo Towne Center                                    60               57        Interest-Only, Balloon
    22               West Hartford Portfolio                              36               36        Interest-Only, Balloon
    23               The Commons Apartments                               60               60        Interest-Only
    24        (8)    South Bay Office Tower                                0                0        Balloon
    25        (9)    Park Avenue Plaza                                    30               30        Interest-Only, Fully Amortizing
    26               Loch Raven Apartments                               120              120        Interest-Only
    27               Stadium Plaza                                       120              119        Interest-Only
    28               Centre at Lake in the Hills                          60               60        Interest-Only, Balloon
    29               Oak Grove at Wildewood                               60               59        Interest-Only
    30               Indian Creek                                        120              120        Interest-Only
    31               Crossroads West                                     120              119        Interest-Only
    32               Fairfax Junction                                     60               56        Interest-Only, Balloon
    33               Oak Grove at Lexington                               60               59        Interest-Only
    34               Burke Towne Center                                   56               53        Interest-Only, Balloon
    35               1545 Wilshire Boulevard                               0                0        Balloon
    36               Residence Inn Southington                            36               36        Interest-Only, Balloon
    37               Cipriano Square                                      60               58        Interest-Only, Balloon
    38               LEM-RAY Properties I DE, LLC                         60               60        Interest-Only
    39               Centre @ Greenway                                     0                0        Balloon
    40               Star Plaza                                           60               57        Interest-Only, Balloon
    41               McDermott                                            60               58        Interest-Only, Balloon
    42               Oxford Point Shopping Center                          0                0        Balloon
    43               Grand View                                           24               22        Interest-Only, Balloon
    44               Lake Worth West                                       0                0        Balloon
    45               Regency Park                                         60               59        Interest-Only, Balloon
    46               9200 Mentor Avenue                                    0                0        Balloon
    47               Kiln Creek                                           60               56        Interest-Only, Balloon
    48               Residence Inn Danbury                                36               36        Interest-Only, Balloon
    49               Sierra Vista Apartments                              24               23        Interest-Only, Balloon
    50               Centre Court                                         60               57        Interest-Only, Balloon
    51               Bealeton Village Center                               0                0        Balloon
    52               Copper Mountain                                      36               33        Interest-Only, Balloon
    53               401 Frederick                                        60               56        Interest-Only, Balloon
    54               Chesapeake Square                                    36               35        Interest-Only, Balloon
    55               Crossroads West SC                                   24               23        Interest-Only, Balloon
    56       (10)    2024 West Sixth Street                                0                0        Balloon
    57               Ulster Terrace                                       60               57        Interest-Only, Balloon
    58               Courtyard Warwick                                    36               36        Interest-Only, Balloon
    59               The Lodge Apartments                                  0                0        Balloon
    60               Hermes Plaza                                         36               35        Interest-Only, Balloon
    61               Remington Apartments                                 23               23        Interest-Only, Balloon
    62               K-Mart Bloomfield Hills                              36               35        Interest-Only, Balloon
    63       (11)    2065 West Sixth Street                                0                0        Balloon
    64               Lexington Commons                                    60               57        Interest-Only, Balloon
    65               Kmart Greenwood                                       0                0        Balloon
    66               Pine Tree Plaza                                      36               36        Interest-Only, Balloon
    67               Walgreens - St. Louis                               120              120        Interest-Only
    68               The Cottages                                        120              118        Interest-Only
    69               Downey Petco                                         24               23        Interest-Only, Balloon
    70       (12)    Walgreens - Albuquerque                             120              119        Interest-Only
    71               Mr. Van Gard Self Storage                             0                0        Balloon
    72               Val Vista Gateway                                    12               10        Interest-Only, Balloon
    73       (12)    Walgreens - Oklahoma City                           120              119        Interest-Only
    74               Savoy Shopping Center                                 0                0        Balloon
    75               New York Plaza                                       36               35        Interest-Only, Balloon
    76               RBC Centura                                          84               84        Interest-Only
    77               Walgreens - Rochester                               120              120        Interest-Only
    78               University Mall                                       0                0        Balloon
    79               Grants Ferry                                          0                0        Balloon
    80               1332 North Moorpark Road                              0                0        Balloon
    81               Woodlawn Plaza                                        0                0        Balloon
    82               Summit Ridge Apartments                               0                0        Balloon
    83               Inn @ Northrup Station                                0                0        Balloon
    84     (13)(15)  CVS - Montgomery                                    121              121        Interest-Only
    85       (13)    CVS - Cornwall                                      120              119        Interest-Only
    86               Storage America                                       0                0        Balloon
    87               Southlake Marketplace Phase II                       60               59        Interest-Only
    88               Hillcrest Estate Apartments                           0                0        Balloon
    89               Crossroads Centre Shopping Center                    12               11        Interest-Only, Balloon
    90               Hampton Inn - Niceville                               0                0        Balloon
    91               Friendly Village of Adrian                           36               36        Interest-Only, Balloon
    92               Atlantis Plaza                                        0                0        Balloon
    93       (13)    CVS - Jersey Shore                                  120              120        Interest-Only
    94       (13)    CVS - Douglas                                       120              120        Interest-Only
    95               Walgreens Hillside                                   24               23        Interest-Only, ARD
    96       (14)    Lodi Building                                         0                0        Balloon
    97               CVS Scituate Harbor                                   0                0        Balloon
    98               Auburndale                                            0                0        Balloon
    99               Ardmore Shopping Center                              24               22        Interest-Only, Balloon
   100               Tim Smith Portfolio                                   0                0        Balloon
   101               Lombard Place I DE, LLC                              60               60        Interest-Only
   102               Stonewall I & II                                      0                0        Balloon
   103               Shoppes at Lakeview                                  36               34        Interest-Only, Balloon
   104               Cornerstone Apartments                                0                0        Balloon
   105               Park Place                                            0                0        Balloon
   106               Affordable Self Storage & Tech Business Center        0                0        Balloon
   107               Sanford II                                            0                0        Balloon
   108               West Point Station                                    0                0        Balloon
   109               Argonne Mission Center                               24               21        Interest-Only, Balloon
   110               Marvin Gardens Apartments                             0                0        Balloon
   111       (16)    Mallory Station III                                   0                0        Balloon
   112               Idaho Self Storage                                   24               24        Interest-Only, Balloon
   113               Aaron Self Storage                                    0                0        Balloon
   114               Hardy Street Station                                  0                0        Balloon
   115               Storage USA                                           0                0        Fully Amortizing





                                                          ORIGINAL                    REMAINING         REMAINING         U/W
CONTROL     ANTICIPATED       MATURITY   MORTGAGE       AMORTIZATION    SEASONING      TERM TO      LOCKOUT/DEFEASANCE    NCF
  NO.     REPAYMENT DATE        DATE      RATE(%)       TERM (MOS.)      (MOS.)    MATURITY (MOS.)    PERIOD (MOS.)     DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------

    1           N/A           5/11/2015    5.48966460          0            3            117               114          1.65
    2           N/A           3/11/2010    5.02500375        360            5             55                49          1.72
    3           N/A           6/11/2015    5.62611364          0            2            118                25          1.29
    4           N/A           4/11/2015    5.69038890        294            4            116               113          1.67
    5           N/A           8/11/2012    5.13000000        360            0             84                81          1.60
    6           N/A           7/11/2015    5.09000000        360            0            119               116          1.20
    7           N/A           7/11/2015    5.33000000        360            1            119               116          1.24
    8           N/A           7/11/2015    5.49000000        336            1            119               115          1.64
    9           N/A           5/11/2014    5.80000000        360            3            105                45          1.30
   10           N/A           8/11/2011    5.33500000          0            0             72                25          1.37
   11           N/A           8/11/2015    5.53000000          0            0            120               119          1.20
   12           N/A            8/8/2015    5.36450000         97            1            120               120          1.94
   13           N/A           7/11/2015    5.29000000        360            0            119               116          1.28
   14           N/A           6/11/2015    5.26000000        360            2            118               115          1.24
   15           N/A           7/11/2015    5.14000000        360            1            119               119          1.21
   16           N/A           8/11/2015    5.33000000          0            0            120               117          1.33
   17           N/A           8/11/2015    5.24500000        360            0            120               120          1.27
   18           N/A           8/11/2010    6.18000000          0            0             60                57          1.16
   19           N/A           7/11/2015    5.12000000        360            0            119               116          1.20
   20           N/A           6/11/2015    5.44000000          0            2            118               116          1.43
   21           N/A           5/11/2020    6.13980000        360            3            177                22          1.22
   22           N/A           8/11/2015    5.33300000        360            0            120               117          1.20
   23           N/A           8/11/2010    4.84000000          0            0             60                24          1.53
   24           N/A           7/11/2010    5.50000000        360            1             59                25          1.23
   25           N/A            9/8/2015    5.39110000         91            0            121               120          1.86
   26           N/A           8/11/2015    5.21400000          0            0            120                25          1.44
   27           N/A           7/11/2015    5.27000000          0            1            119               119          1.54
   28           N/A           8/11/2015    5.35000000        360            0            120               117          1.20
   29           N/A           7/11/2010    4.99000000          0            1             59                58          1.57
   30           N/A           8/11/2015    5.31000000          0            0            120               118          1.20
   31           N/A           7/11/2015    5.17000000          0            1            119               119          1.75
   32           N/A           4/11/2020    6.09230000        360            4            176                21          1.20
   33           N/A           7/11/2010    4.99000000          0            1             59                58          1.46
   34           N/A           1/11/2020    6.14310000        360            3            173                22          1.23
   35           N/A           8/11/2015    5.46000000        360            0            120               117          1.26
   36           N/A           8/11/2015    5.63250000        360            0            120               117          1.33
   37           N/A           6/11/2020    5.54000000        360            2            178                23          1.39
   38           N/A           8/11/2010    6.18000000          0            0             60                57          1.29
   39           N/A           5/11/2015    5.56000000        360            3            117               117          1.29
   40           N/A           5/11/2020    5.95000000        360            3            177                22          1.20
   41           N/A           6/11/2020    5.93680000        360            2            178                23          1.20
   42           N/A           8/11/2015    5.36000000        360            0            120               120          1.32
   43           N/A           6/11/2017    5.38000000        360            2            142               139          1.31
   44           N/A           6/11/2015    5.34000000        300            2            118               118          1.52
   45           N/A           7/11/2015    5.10000000        360            1            119               116          1.44
   46           N/A           8/11/2015    5.31710000        360            0            120               117          1.28
   47           N/A           4/11/2020    5.88000000        360            4            176                21          1.20
   48           N/A           8/11/2015    5.63250000        360            0            120               117          1.46
   49           N/A           7/11/2014    5.32000000        360            1            107               105          1.20
   50           N/A           5/11/2020    5.95000000        360            3            177                22          1.20
   51           N/A           7/11/2015    5.61000000        360            1            119               119          1.25
   52           N/A           5/11/2014    5.51000000        360            3            105               103          1.28
   53           N/A           4/11/2020    5.92500000        360            4            176                21          1.23
   54           N/A           7/11/2015    5.10000000        360            1            119               119          1.31
   55           N/A           7/11/2015    5.40000000        360            1            119               116          1.38
   56           N/A           8/11/2015    5.71000000        360            0            120               117          1.28
   57           N/A           5/11/2020    5.95000000        360            3            177                22          1.20
   58           N/A           8/11/2015    5.63250000        360            0            120               117          1.37
   59           N/A           7/11/2015    5.20000000        360            1            119               116          1.28
   60           N/A           7/11/2017    5.50000000        360            1            143               141          1.26
   61           N/A           7/11/2010    5.25000000        360            0             59                59          1.29
   62           N/A           7/11/2015    5.40000000        360            1            119               119          1.23
   63           N/A           8/11/2015    5.71000000        360            0            120               117          1.30
   64           N/A           5/11/2020    6.20150000        360            3            177                22          1.20
   65           N/A           7/11/2015    5.38000000        360            1            119                47          1.25
   66           N/A           8/11/2015    5.41000000        360            0            120               120          1.31
   67           N/A           8/11/2015    5.32000000          0            0            120               117          1.29
   68           N/A           6/11/2015    6.28000000          0            2            118               117          1.30
   69           N/A           7/11/2015    5.38000000        360            1            119               118          1.27
   70           N/A           7/11/2015    5.40000000          0            1            119               116          1.31
   71           N/A           6/11/2015    5.56000000        360            2            118               115          1.27
   72           N/A           6/11/2015    5.87000000        360            2            118               118          1.20
   73           N/A           7/11/2015    5.40000000          0            1            119               116          1.32
   74           N/A           6/11/2015    5.85000000        336            2            118               118          1.31
   75           N/A           7/11/2015    5.21000000        360            1            119               118          1.23
   76           N/A           8/11/2012    5.87500000          0            0             84                81          1.33
   77           N/A           8/11/2015    5.27000000          0            0            120               117          1.28
   78           N/A           6/11/2015    5.60000000        300            2            118               118          1.25
   79           N/A           6/11/2015    5.60000000        300            2            118               118          1.36
   80           N/A           6/11/2015    5.43000000        360            2            118               117          1.34
   81           N/A           6/11/2015    5.58000000        360            2            118               116          1.33
   82           N/A           8/11/2015    5.25000000        360            0            120               117          1.27
   83           N/A           8/11/2015    5.99000000        300            0            120                25          1.52
   84           N/A           9/11/2015    5.52000000          0            0            121               118          1.35
   85           N/A           7/11/2015    5.68000000          0            1            119               117          1.32
   86           N/A           7/11/2015    5.20000000        360            1            119               118          1.41
   87           N/A            7/1/2010    5.21000000          0            1             59                56          1.58
   88           N/A           8/11/2015    5.25000000        360            0            120               117          1.39
   89           N/A           7/11/2015    5.26000000        300            1            119               118          1.34
   90           N/A           8/11/2015    5.65000000        300            0            120               120          1.79
   91           N/A           8/11/2015    5.53000000        360            0            120               117          1.55
   92           N/A           6/11/2015    5.38000000        360            2            118               118          1.45
   93           N/A           8/11/2015    5.37000000          0            0            120               117          1.41
   94           N/A           8/11/2015    5.48000000          0            0            120               117          1.34
   95        7/11/2015        7/11/2035    5.51000000        360            1            119               119          1.20
   96           N/A           7/11/2015    5.48000000        360            1            119               117          1.42
   97           N/A           6/11/2020    5.68000000        360            2            178               178          1.49
   98           N/A           8/11/2015    5.55000000        360            0            120               120          1.28
   99           N/A           6/11/2015    5.45000000        336            2            118               115          1.43
  100           N/A           6/11/2015    5.62500000        300            2            118               115          1.32
  101           N/A           8/11/2010    6.18000000          0            0             60                57          1.17
  102           N/A           2/11/2015    5.60000000        300            0            114               111          1.37
  103           N/A           6/11/2015    5.28000000        360            2            118               118          1.38
  104           N/A           7/11/2015    5.25000000        360            1            119               118          1.27
  105           N/A           8/11/2015    5.25000000        360            0            120               117          1.33
  106           N/A           6/11/2015    5.42000000        360            2            118               118          1.31
  107           N/A           8/11/2015    5.45000000        360            0            120               120          1.24
  108           N/A           7/11/2015    5.41000000        360            1            119               116          1.62
  109           N/A           5/11/2015    5.31000000        360            3            117               117          1.24
  110           N/A           6/11/2015    5.57000000        300            2            118               118          1.34
  111           N/A           6/11/2015    5.50000000        360            2            118               117          1.21
  112           N/A           8/11/2015    5.51000000        360            0            120               120          1.24
  113           N/A           5/11/2015    5.41000000        360            3            117               117          1.42
  114           N/A           6/11/2015    5.60000000        240            2            118               118          1.33
  115           N/A           7/11/2012    5.30000000         84            1             83                83          1.24





          CUT-OFF     SCHEDULED
CONTROL    DATE       MATURITY/
  NO.     LTV (%)    ARD LTV (%)
------------------------------

    1     45.9         45.9
    2     51.8         48.2
    3     59.5         59.5
    4     55.7         46.6
    5     67.5         62.3
    6     79.1         71.7
    7     79.9         66.5
    8     63.7         51.6
    9     76.9         66.6
   10     75.5         75.5
   11     82.9         74.4
   12     41.1         33.6
   13     74.9         62.3
   14     80.0         69.7
   15     77.1         73.8
   16     80.0         80.0
   17     80.0         69.7
   18     68.8         68.8
   19     80.0         72.5
   20     79.7         79.7
   21     71.5         60.9
   22     79.3         70.7
   23     74.0         74.0
   24     75.2         69.9
   25     42.9         36.2
   26     71.1         71.1
   27     74.5         74.5
   28     80.0         74.2
   29     80.0         80.0
   30     74.5         74.5
   31     79.5         79.5
   32     75.8         64.5
   33     80.0         80.0
   34     79.6         67.8
   35     74.3         62.0
   36     74.5         66.8
   37     76.1         63.6
   38     79.4         79.4
   39     78.5         65.9
   40     78.8         66.8
   41     78.6         66.6
   42     77.5         64.5
   43     79.6         66.3
   44     60.2         45.7
   45     80.0         73.9
   46     75.5         62.7
   47     79.0         66.8
   48     73.2         65.6
   49     75.7         67.5
   50     79.6         67.4
   51     79.3         66.5
   52     80.0         73.0
   53     80.0         67.7
   54     77.1         68.4
   55     79.5         69.5
   56     74.2         62.3
   57     74.4         63.0
   58     64.5         57.9
   59     75.2         62.3
   60     80.5         69.0
   61     79.7         76.4
   62     79.7         71.2
   63     76.4         64.2
   64     79.3         67.7
   65     71.6         59.7
   66     76.6         68.4
   67     88.7         88.7
   68     85.0         85.0
   69     68.4         59.7
   70     84.1         84.1
   71     75.9         63.7
   72     74.6         64.5
   73     83.3         83.3
   74     77.5         63.6
   75     80.3         71.4
   76     78.1         78.1
   77     90.0         90.0
   78     74.4         57.0
   79     74.3         56.9
   80     74.8         62.5
   81     66.2         55.6
   82     76.0         63.0
   83     50.0         38.7
   84     79.8         79.8
   85     85.0         85.0
   86     68.2         56.5
   87     79.8         79.8
   88     80.0         66.3
   89     72.2         56.7
   90     69.6         53.2
   91     74.6         66.8
   92     48.4         40.3
   93     79.5         79.5
   94     79.5         79.5
   95     77.6         68.0
   96     73.1         61.1
   97     61.6         44.3
   98     78.3         65.5
   99     75.0         64.2
  100     74.8         57.3
  101     66.8         66.8
  102     73.1         57.0
  103     75.2         67.0
  104     76.6         63.5
  105     64.0         53.0
  106     79.7         66.5
  107     78.8         65.8
  108     71.4         59.5
  109     77.0         67.2
  110     76.9         58.8
  111     76.0         63.6
  112     58.4         51.1
  113     79.8         66.6
  114     66.9         43.3
  115     45.0          0.2


FOOTNOTES TO ANNEX A-5



   (1)      200 PARK AVENUE           U/W NCF DSCR is based on the in-place U/W Net Cash Flow, on monthly debt service payments for the 200 Park Avenue Mortgage
                                      Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
                                      Component and the 200 Park Avenue Note A3 Non-Trust Loan.

                                      Schedule Maturity Date LTV(%) is based on an $848,763,796 loan amount consisting of the 200 Park Avenue Mortgage Loan, the 200
                                      Park Avenue Note A1 Senior Non-Trust Loan Component and the
                                      200 Park Avenue Note A3 Non-Trust Loan.

   (2)      PROVIDENCE PLACE          U/W NCF DSCR is calculated based on the in-place U/W Net
                                      Cash Flow. U/W NCF DSCR is 1.72x.

   (3)      500 WEST MADISON STREET   The U/W DSCR based on in-place U/W Net Cash Flow is based
                                      solely on the 500 West Madison Street Mortgage Loan and does not take into account the 500 West Madison Non-Trust Loan.
                                      Based on the projected U/W Net Cash Flow for the 500 West
                                      Madison Street Mortgaged Property of $25,900,520, and 500 West
                                      Madison Street Mortgage Loan has an U/W NCF DSCR of 2.06x.
                                      The U/W NCF DSCR based on in-place U/W Net Cash Flow for
                                      the entire 500 West Madison Mortgage Loan Combination is 1.13x.
                                      Based on the projected U/W Net Cash Flow for the 500 West
                                      Madison Street Mortgaged Property of $25,900,520, the 500 West
                                      Madison Street Mortgage Loan Combination has an U/W NCF
                                      DSCR of 1.82x (taking into account the 500 West Madison Street
                                      Non-Trust Loan and treating the 500 West Madison Street
                                      Mortgage Loan Combination as a single underlying mortgage
                                      loan).

   (4)      COURTYARD BY MARRIOTT     U/W NCF DSCR is calculated based on the in-place U/W Net Cash
            PORTFOLIO                 Flow and monthly debt service payments for the Courtyard by
                                      Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                                      Portfolio Note A1 Senior Non-Trust Loan Component and the
                                      Courtyard by Marriott Portfolio Note A3 Non-Trust Loan. Based
                                      on the projected U/W Net Cash Flow, the U/W NCF DSCR is 2.15x.

                                      Based on monthly debt service payments for the Courtyard by
                                      Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                                      Portfolio Note A1 Senior Non-Trust Loan Component and the
                                      Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.

                                      Based on a $477,300,000 loan amount consisting of the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                                      Portfolio Note A1 Senior Non-Trust Loan Component and the
                                      Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.



FOOTNOTES TO ANNEX A-5 -- CONTINUED



                                        Allocated loan amounts for two Courtyard by Marriott Portfolio
                                        Mortgaged Properties, Courtyard by Marriott Poughkeepsie and
                                        Courtyard by Marriott Fresno, have amortization terms of 156 and 126 months, respectively. Allocated loan amount for
                                        remaining Courtyard by Marriott Mortgaged Properties has an amortization term of 300 months. The weighted average
                                        amortization term of the whole portfolio by allocated loan amount is approximately 294 months.

   (5)      U-STORE-IT PORTFOLIO IV     U/W NCF DSCR is calculated based on the in-place U/W Net Cash
                                        Flow. Based on the projected U/W Net Cash Flow, the U/W NCF
                                        DSCR is 1.66x.

   (6)      PALMOLIVE BUILDING RETAIL   The related borrower is required to make additional monthly amortization payments to the extent available from excess cash flow beginning with the September 2010 due date and continuing until maturity, which payments, if made, would effectively cause the loan to amortize on a 25-year schedule. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Annual Debt Service, Maturity Date Balance and
                                        Balloon LTV that such additional monthly amortization payments will be made.

                                        U/W Net Cash Flow and U/W NCF DSCR were calculated including potential rent increases at the mortgaged real property, which have not yet been implemented. A letter of credit in the amount of $3,969,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the net cash flow resulting from the potential rent increases, was held back at the closing of the mortgage loan. Provided no Event of
                                        Default shall have occurred and then be continuing, lender shall release the letter of credit to the related borrower, if on the date that is not later than the fourth (4th) anniversary of the closing date, lender determines, in its sole but good faith discretion, that the amount of the annual base rents for the mortgaged real property has increased by not less than
                                        $263,367.00 from the amount of the annual base rents for the mortgaged real property as of the date of closing based on (x)
                                        Leases entered into after the date of closing in accordance with the terms of the mortgage and (y) rent increases occurring after January 1, 2006 with respect to existing Leases. The related borrower shall also be entitled to pro-rata releases.
                                        Based on the current net cash flow, the DSCR is 1.11x.

   (7)      1345 AVENUE OF THE          Original Balance and Cut-off Date Balance reflect the 1345
            AMERICAS                    Avenue of the Americas Mortgage Loan. The 1345 Avenue of the
                                        Americas Non-Trust Loans total $683,200,000. The 1345 Avenue of the Americas Loan Combination totals $730,000,000, of which
                                        $513,495,115 comprises the pari passu 1345 Avenue of the
                                        Americas A Loans.



FOOTNOTES TO ANNEX A-5 -- CONTINUED



                                        Balloon Balance reflects the balance after month 121 of the fully-amortizing 1345 Avenue of the Americas Mortgage Loan. At the maturity of the 1345 Avenue of the Americas Mortgage Loan, the 1345 Avenue of the Americas A Loans are expected to have an outstanding principal balance of approximately $419,822,628.
                                        The 1345 Avenue of the Americas Note A Loans and the 1345
                                        Avenue of the Americas Loan Combination are expected to have balloon balances at maturity of the whole loan of approximately
                                        $297,833,987 and $514,338,872, respectively.

                                        Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the 1345 Avenue of the Americas A Loans, with a total
                                        cut-off balance of $513,495,115 and total balance after the
                                        121st month of the loan term of $419,822,628. The Original LTV and Cut-off Date LTV of the 1345 Avenue of the Americas Loan
                                        Combination is approximately 58.4%, with a maturity LTV of approximately 41.1%.

                                        Original Term to Maturity, Original Amortization Term,
                                        Remaining Term to Maturity and Remaining Amortization Term
                                        reflect the 1345 Avenue of the Americas Mortgage Loan only. The
                                        $730,000,000 1345 Avenue of the Americas Loan Combination has
                                        an original term of 241 months and amortizes on a 30-year
                                        schedule beginning year 3 of the loan, with interest-only
                                        payments required for years 1 and 2, as well as for the last three years of the loan.

                                        U/W NCF DSCR is based on U/W Net Cash Flow divided by the
                                        product of (i) the aggregate initial principal balance of the
                                        1345 Avenue of the Americas Mortgage Loan and the pari passu
                                        1345 Avenue of the Americas Note A Non-Trust Loans and (ii) the
                                        actual debt service constant of the 1345 Avenue of the Americas
                                        A Loans during the amortization period of approximately
                                        7.2422%. The DSCR of the 1345 Avenue of the Americas Loan
                                        Combination and utilizing the whole loan debt service constant during the amortization period of approximately 6.7118% is
                                        1.47x.The principals of the related borrower have the right to add mezzanine debt, subject to satisfaction of certain
                                        conditions as indicated in the mortgage loan documentation, including but not limited to an LTV no greater than 75.0% and a
                                        DSCR no less than 1.10x using an 8.00% constant.

                                        Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including 95,029 square feet of unoccupied space,
                                        The subject property is 96.2% leased and 91.2% occupied.



FOOTNOTES TO ANNEX A-5 -- CONTINUED



                                     The scheduled debt service was calculated by adding the first
                                     12 monthly payments due with respect to the 1345 Avenue of the
                                     Americas Mortgage Loan (Note 1-A2) and the pari passu 1345
                                     Avenue of the Americas Note A Non-Trust Loans, during the first
                                     12 months of the amortization period of the 1345 Avenue of the
                                     Americas Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term
                                     (beginning August 8, 2007) to the 1345 Avenue of the Americas
                                     Note 1-A1 Non-Trust Loan and the 1345 Avenue of the Americas
                                     Mortgage Loan (Note 1-A2) and (ii) interest payments computed by applying the 5.3645% coupon to the outstanding principal balance of the four pari passu 1345 Avenue of the Americas A
                                     Loans (aggregate original principal balance of $513,495,115).
                                     The resulting loan constant for the 1345 Avenue of the Americas
                                     A Loans is 7.2422%.

  (8)       SOUTH BAY OFFICE TOWER   Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including income from National Holistic Institute
                                     ("NHI", 9,544 square feet) and Five Branches (3,725 square feet), which have executed leases, but are not yet in occupancy. The amount of $417,922 was escrowed at the closing of the mortgage loan for tenant improvements to be constructed under and
                                     pursuant to the NHI lease. In addition, the amount of $55,832 was escrowed at closing to provide monthly disbursements to the related borrower until NHI commences paying rent. The subject property is 89.9% leased and has an actual physical occupancy of
                                     82.1% as of the rent roll dated June 30, 2005.

   (9)      PARK AVENUE PLAZA        Original Balance and Cut-off Date Balance reflect the Park
                                     Avenue Plaza Mortgage Loan. The Park Avenue Plaza Non-Trust
                                     Loans total $231,650,000. The Park Avenue Plaza Loan Combination totals $251,000,000, of which $248,819,275 comprises the pari passu Park Avenue Plaza Note A Loans.

                                     Balloon Balance reflects the balance after month 121 of the fully-amortizing Park Avenue Plaza Mortgage Loan. After month
                                     121 of the loan term, the Park Avenue Plaza A Loans are
                                     expected to have an outstanding principal balance of
                                     approximately $209,730,226. The Park Avenue Plaza A Loans and
                                     the Park Avenue Plaza Loan Combination are expected to have balloon balances at maturity of the whole loan of approximately
                                     $156,871,351 and $159,052,077, respectively.

                                     Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the Park Avenue Plaza A Loans, with a total cut-off balance of
                                     $248,819,275 and total balance after month 121 of the loan term of
                                     $209,730,226. The Original LTV and Cut-off Date LTV of the Park
                                     Avenue Plaza Loan Combination is approximately 43.3%, with a maturity LTV of approximately 27.4%.


FOOTNOTES TO ANNEX A-5 -- CONTINUED



                                     Original Term to Maturity, Original Amortization Term,
                                     Remaining Term to Maturity and Remaining Amortization Term
                                     reflect the Park Avenue Plaza Mortgage Loan only. The
                                     $251,000,000 Park Avenue Plaza Loan Combination has an original term of 240 months and amortizes on a 315-month schedule
                                     commencing on the payment date of the 31st month of the loan, with interest-only payments required for the first 30 months, as well as the last 3 years of the loan.

                                     U/W NCF DSCR is based on U/W Net Cash Flow divided by the
                                     product of (i) the aggregate initial principal balance of the
                                     Park Avenue Plaza Mortgage Loan and the related senior pari passu Park Avenue Plaza Note A Non-Trust Loans and (ii) the actual debt service constant of the Park Avenue Plaza Note A
                                     Loans during the amortization period of approximately 7.1438%.
                                     The DSCR of the Park Avenue Plaza Loan Combination and
                                     utilizing the whole loan debt service constant during the
                                     amortization period of approximately 7.1294% is 1.85x.The
                                     principals of the related borrower have the right to add
                                     mezzanine debt, subject to satisfaction of certain conditions as indicated in the mortgage loan documentation, including but not limited to an LTV no greater than 75.0% and a DSCR no less than 1.10x using an 8.00% constant.

                                     The scheduled debt service was calculated by adding the first
                                     12 monthly payments due with respect to the Park Avenue Plaza
                                     Mortgage Loan (Note 1-A2) and the pari passu Park Avenue Plaza
                                     Note A Non-Trust Loans, during the first 12 months of the
                                     amortization period of the Park Avenue Plaza Loan Combination.
                                     Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first
                                     121 months of the loan term (beginning March 8, 2008) to the
                                     Park Avenue Plaza Note 1-A1 Non-Trust Loan and the Park Avenue
                                     Plaza Mortgage Loan (Note 1-A2) and (ii) interest payments computed by applying the 5.3911% coupon to the outstanding principal balance of the Park Avenue Plaza A Loans (aggregate original balance of $248,819,275). The resulting loan constant for the Park Avenue Plaza A Loans is 7.1438%.



FOOTNOTES TO ANNEX A-5 -- CONTINUED



  (10)     2024 WEST SIXTH STREET     Occupancy Percentage is calculated based on a total of 40,794 square feet. The retail portion of the subject property is comprised of 28,158 square feet, of which 12,431 square feet of space is currently occupied by tenants on a month-to-month basis and master leased by the related borrower throughout the term of the mortgage loan, commencing July 1, 2005. In addition, Bayramyan
                                      Pediatric Dental Group has executed a lease for 1,904 square feet, but has not yet taken occupancy. The retail portion of the mortgaged real property is 83.1% leased and 76.3% occupied. The multifamily portion of the mortgaged real property consists of 34 studio units totaling 12,636 square feet and is 97.1% occupied.
                                      Overall, the mortgaged real property is 87.5% leased and 82.8%
                                      occupied. U/W Net Cash Flow and U/W NCF DSCR were
                                      calculated including income from the 12,431 square feet of space master leased by the principal of the related borrower and the
                                      1,904 square feet leased to Bayramyan Pediatric Dental Group, which is not yet in occupancy.

  (11)     2065 WEST SIXTH STREET     Occupancy Percentage is calculated based on a total of 36,279 square feet. The retail portion of the mortgaged real property is comprised of 20,439 square feet, 6,953 square feet of which is leased to MTAA, which is not yet in occupancy. The retail portion of the mortgage real property is 100% leased and 66.0% occupied.
                                      The multifamily portion of the subject property consists of 32 studio units totaling 15,840 square feet and is 90.6% occupied.
                                      Overall, the mortgaged real property is 95.9% leased and 76.7%
                                      occupied. U/W Net Cash Flow and U/W NCF DSCR were
                                      calculated including income from MTAA.

  (12)     WALGREENS -- ALBUQUERQUE   Annual debt service is calculated based on interest-only
           WALGREENS -- OKLAHOMA      payments throughout the term of the mortgage loan; however, in
           CITY                       the event certain trigger events occur, related to the credit rating of Walgreen Co., as indicated in the mortgage loan
                                      documentation, the related borrower will be required to
                                      commence payments of principal and interest in the monthly amount sufficient to amortize the outstanding principal balance of the mortgage loan based upon a 30-year amortization
                                      schedule, such amortization to commence upon the first of such principal payments and to be applied toward reduction of the principal sum.



FOOTNOTES TO ANNEX A-5 -- CONTINUED



  (13)     CVS -- CORNWALL       Annual debt service is calculated based on interest-only
           CVS -- JERSEY SHORE   payments throughout the term of the mortgage loan; however, in
           CVS -- DOUGLAS        the event CVS Corporation fails to maintain, or no longer has,
           CVS -- MONTGOMERY     at least a senior unsecured debt rating of "BBB-" by Standard &
                                 Poor's, or an equivalent rating from any other nationally
                                 recognized rating agency that rates CVS Corporation, the
                                 related borrower will be required to commence payments of
                                 principal and interest in the monthly amount of $249,282.00 for
                                 CVS -- Cornwall, $17,785.98 for CVS -- Jersey Shore, $17,562.58
                                 for CVS -- Douglas, and $20,434.39 for CVS -- Montgomery,
                                 calculated on a 30-year amortization schedule, for the
                                 remainder of the loan term, or until CVS Corporation achieves and continues to maintain for at least 90 consecutive days, at least a senior unsecured debt rating of "BBB-" by Standard &
                                 Poor's, and an equivalent rating from each other nationally recognized rating agency that rates CVS Corporation.

  (14)     LODI BUILDING         Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                 were calculated including income from the potential lease-up of
                                 3,000 square feet of vacant space at a minimum net rental rate of
                                 $16.00 per square foot at the mortgaged real property (no potential tenants have been specifically identified). The potential lease-up of
                                 3,000 square feet of vacant space results in an occupancy of 80.9%, increasing the DSCR to 1.42x. Currently, the subject property is
                                 62.2% occupied, with a DSCR of 1.19x. At closing, the related borrower escrowed the amount of $250,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the projected underwritten occupancy of 80.9%. The related borrower will have the
                                 opportunity to release the $250,000 holdback upon the satisfaction of certain conditions contained in the mortgage loan
                                 documentation, including but not limited to the leasing of 3,000 square feet at a minimum net rental rate of $16.00 per square foot.

  (15)     CVS -- MONTGOMERY     The Original Interest-Only Period (mos.), Remaining Interest-Only
                                 Period (mos.), Original Term to Maturity (mos.), Remaining Term
                                 to Maturity (mos.), and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on September 11, 2005

  (16)     MALLORY STATION III   Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                 were calculated including rent from Mike Ford Custom Builders,
                                 Inc., which currently occupies 1,440 square feet and has also executed a lease for 1,333 square feet of space currently leased to
                                 Cinergy Corp, which tenant is not in occupancy. The Cinergy Corp lease has an expiration date of August 31, 2005. As of the rent roll dated May 24, 2005, the property is 100.0% leased and 90.0%
                                 occupied.


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-6-1



                                              LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5

                                                                                                                   INITIAL DEPOSIT
                                                                                                                   TO THE DEFERRED
CONTROL                                                                      PROPERTY                                MAINTENANCE
  NO.     FOOTNOTE                    PROPERTY NAME                            TYPE                SPECIFIC          ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                  200 Park Avenue                                  Office                                          3,406,712.00
   2                  Providence Place                                 Retail                 Regional Mall                       0
   3                  500 West Madison Street                          Office                                                     0
   4         (1)      Courtyard by Marriott Portfolio                  Hotel                  Limited Service            764,161.00
   5         (2)      U-Store-It Portfolio IV                          Self Storage                                               0
   6         (3)      270 Corporate Center                             Office                                                     0
   7         (4)      Magnolia Mall                                    Retail                 Regional Mall                       0
   8         (5)      La Playa Beach and Golf Resort                   Hotel                  Full-Service                        0
   9                  424 West 33rd Street                             Office                                              9,250.00
   10        (6)      TAG Portfolio                                    Office                                                     0
   11                 Palmolive Building Retail                        Retail                 Unanchored                          0
   12        (7)      1345 Avenue of the Americas                      Office                                                     0
   13        (8)      1750 Old Meadow Road                             Office                                                     0
   14                 North River Shopping Center                      Retail                 Anchored                   205,125.00
   15                 Sandpiper Apartments                             Multifamily                                         6,100.00
   16                 One Hoyt Street                                  Office                                                     0
   17                 2500 Inverrary Club Apartments                   Multifamily                                                0
   18                 Pacific Prestige Properties I DE, LLC            Multifamily                                                0
   19                 Wedgewood II                                     Industrial/Warehouse                                       0
   20        (9)      Tigertown                                        Retail                 Anchored                            0
   21                 Polo Towne Center                                Retail                 Anchored                    13,437.50
   22       (10)      West Hartford Portfolio                          Office                                                     0
   23                 The Commons Apartments                           Multifamily                                       145,068.75
   24                 South Bay Office Tower                           Office                                             13,750.00
   25       (11)      Park Avenue Plaza                                Office                                                     0
   26                 Loch Raven Apartments                            Multifamily                                        95,000.00
   27                 Stadium Plaza                                    Retail                 Anchored                            0
   28                 Centre at Lake in the Hills                      Retail                 Anchored                            0
   29                 Oak Grove at Wildewood                           Multifamily                                                0
   30                 Indian Creek                                     Multifamily                                                0
   31                 Crossroads West                                  Retail                 Unanchored                  11,962.50
   32       (12)      Fairfax Junction                                 Retail                 Anchored                            0
   33                 Oak Grove at Lexington                           Multifamily                                       121,375.00
   34       (13)      Burke Towne Center                               Retail                 Anchored                    14,375.00
   35                 1545 Wilshire Boulevard                          Office                                                     0
   36                 Residence Inn Southington                        Hotel                                                      0
   37                 Cipriano Square                                  Retail                 Shadow Anchored                     0
   38                 LEM-RAY Properties I DE, LLC                     Multifamily                                                0
   39                 Centre @ Greenway                                Retail                 Unanchored                          0
   40       (14)      Star Plaza                                       Retail                 Anchored                     1,875.00
   41                 McDermott                                        Retail                 Shadow Anchored                     0
   42                 Oxford Point Shopping Center                     Retail                 Anchored                    33,125.00
   43                 Grand View                                       Retail                 Anchored                            0
   44       (15)      Lake Worth West                                  Retail                 Anchored                   122,625.00
   45                 Regency Park                                     Multifamily                                       157,451.25
   46                 9200 Mentor Avenue                               Other                                                      0
   47                 Kiln Creek                                       Retail                 Unanchored                   2,500.00
   48                 Residence Inn Danbury                            Hotel                                              16,312.50
   49                 Sierra Vista Apartments                          Multifamily                                        86,750.00
   50       (16)      Centre Court                                     Retail                 Anchored                    39,035.00
   51                 Bealeton Village Center                          Retail                 Anchored                   103,073.75
   52                 Copper Mountain                                  Multifamily                                       168,750.00
   53       (17)      401 Frederick                                    Retail                 Unanchored                   2,500.00
   54                 Chesapeake Square                                Retail                 Anchored                    39,250.00
   55                 Crossroads West SC                               Retail                 Shadow Anchored            101,156.25
   56                 2024 West Sixth Street                           Retail                 Unanchored                   3,750.00
   57                 Ulster Terrace                                   Retail                 Unanchored                  10,000.00
   58                 Courtyard Warwick                                Hotel                                               4,219.00
   59                 The Lodge Apartments                             Multifamily                                       145,206.25
   60                 Hermes Plaza                                     Retail                 Unanchored                  14,033.75
   61       (18)      Remington Apartments                             Multifamily                                       180,840.70
   62                 K-Mart Bloomfield Hills                          Retail                 Anchored                    20,625.00
   63                 2065 West Sixth Street                           Retail                 Unanchored                   5,000.00
   64                 Lexington Commons                                Retail                 Unanchored                   8,712.50
   65       (19)      Kmart Greenwood                                  Retail                 Anchored                    20,093.75
   66                 Pine Tree Plaza                                  Retail                 Anchored                       312.50
   67                 Walgreens - St. Louis                            Retail                 Single Tenant                       0
   68                 The Cottages                                     Multifamily                                                0
   69                 Downey Petco                                     Retail                 Shadow Anchored                     0
   70                 Walgreens - Albuquerque                          Retail                 Single Tenant                       0
   71                 Mr. Van Gard Self Storage                        Self Storage                                               0
   72       (20)      Val Vista Gateway                                Retail                 Unanchored                   7,982.50
   73                 Walgreens - Oklahoma City                        Retail                 Single Tenant                       0
   74                 Savoy Shopping Center                            Retail                 Unanchored                  13,936.25
   75                 New York Plaza                                   Retail                 Anchored                    17,293.75
   76                 RBC Centura                                      Retail                 Single Tenant                       0
   77                 Walgreens - Rochester                            Retail                 Single Tenant                       0
   78                 University Mall                                  Retail                 Anchored                    31,012.50
   79                 Grants Ferry                                     Retail                 Anchored                     5,546.25
   80                 1332 North Moorpark Road                         Retail                 Single Tenant                       0
   81       (21)      Woodlawn Plaza                                   Retail                 Shadow Anchored                     0
   82                 Summit Ridge Apartments                          Multifamily                                        74,750.00
   83       (22)      Inn @ Northrup Station                           Hotel                                                      0
   84                 CVS - Montgomery                                 Retail                 Single Tenant                       0
   85                 CVS - Cornwall                                   Retail                 Single Tenant               46,250.00
   86                 Storage America                                  Self Storage                                               0
   87                 Southlake Marketplace Phase II                   Retail                 Shadow Anchored                     0
   88                 Hillcrest Estate Apartments                      Multifamily                                        45,875.00
   89                 Crossroads Centre Shopping Center                Retail                 Shadow Anchored            185,000.00
   90                 Hampton Inn - Niceville                          Hotel                  Limited Service                     0
   91                 Friendly Village of Adrian                       Mobile Home Park                                   45,000.00
   92                 Atlantis Plaza                                   Retail                 Anchored                     2,500.00
   93                 CVS - Jersey Shore                               Retail                 Single Tenant                       0
   94                 CVS - Douglas                                    Retail                 Single Tenant                       0
   95                 Walgreens Hillside                               Retail                 Unanchored                          0
   96                 Lodi Building                                    Retail                 Unanchored                          0
   97                 CVS Scituate Harbor                              Retail                 Anchored                            0
   98                 Auburndale                                       Retail                 Anchored                            0
   99                 Ardmore Shopping Center                          Retail                 Unanchored                  29,383.75
  100                 Tim Smith Portfolio                              Mobile Home Park                                   10,000.00
  101                 Lombard Place I DE, LLC                          Multifamily                                                0
  102                 Stonewall I & II                                 Multifamily                                       418,093.75
  103                 Shoppes at Lakeview                              Retail                 Unanchored                          0
  104                 Cornerstone Apartments                           Multifamily                                         1,000.00
  105                 Park Place                                       Multifamily                                        34,250.00
  106                 Affordable Self Storage & Tech Business Center   Self Storage                                       12,000.00
  107                 Sanford II                                       Retail                 Shadow Anchored                     0
  108                 West Point Station                               Retail                 Unanchored                          0
  109                 Argonne Mission Center                           Retail                 Anchored                            0
  110                 Marvin Gardens Apartments                        Multifamily                                        60,375.00
  111       (23)      Mallory Station III                              Office                                                     0
  112                 Idaho Self Storage                               Self Storage                                               0
  113                 Aaron Self Storage                               Self Storage                                       62,603.75
  114                 Hardy Street Station                             Retail                 Unanchored                     161.25
  115                 Storage USA                                      Self Storage                                               0

                ANNUAL DEPOSIT           REPLACEMENT            ANNUAL              CURRENT             TI & LC            AS OF
              TO THE REPLACEMENT           RESERVE          DEPOSIT TO THE       BALANCE OF THE         RESERVE           DATE OF
CONTROL            RESERVE                 ACCOUNT             TI & LC              TI & LC             ACCOUNT           TI & LC
  NO.            ACCOUNT ($)               CAP ($)           ACCOUNT ($)          ACCOUNT ($)           CAP ($)           ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------

   1                   420,000.00                    0                   0        16,671,640.00                  0           Jul-05
   2                            0                    0                   0                    0                  0           Jul-05
   3                            0                    0                   0        25,000,000.00                  0           Jul-05
   4                            0                    0                   0                    0                  0           Jul-05
   5                   220,440.00                    0                   0                    0                  0           Jul-05
   6                    89,888.64                    0        1,123,599.96                    0                  0           Jul-05
   7                    99,117.00                    0          279,999.96                    0         840,000.00           Jul-05
   8                 1,099,313.04                    0                   0                    0                  0           Jul-05
   9                    19,842.84                    0           99,999.96           217,133.45                  0           Jul-05
   10                   60,396.00                    0          425,040.00         2,287,319.00       2,500,000.00           Jul-05
   11                    7,521.96                    0           68,700.96                    0         275,000.00           Jul-05
   12                           0                    0                   0         5,000,000.00       5,000,000.00           Jul-05
   13                   27,399.96                    0                   0                    0                  0           Jul-05
   14                   15,216.00            15,216.00           47,820.00                    0          95,650.00           Jul-05
   15                  116,631.96           233,264.00                   0                    0                  0           Jul-05
   16                           0                    0                   0                    0                  0           Jul-05
   17                   96,300.00            96,300.00                   0                    0                  0           Jul-05
   18                   29,600.04                    0                   0                    0                  0           Jul-05
   19                   37,770.00                    0          113,310.00                    0                  0           Jul-05
   20                   18,200.04            54,600.00           87,000.00                    0         348,000.00           Jul-05
   21                   12,747.96            37,434.00           20,000.04             3,335.32          60,000.00           Jul-05
   22                   26,571.00                    0                   0           150,000.00         150,000.00           Jul-05
   23                   50,590.00           151,771.00                   0                    0                  0           Jul-05
   24                   34,020.36                    0          197,318.28           400,000.00                  0           Jul-05
   25                           0                    0                   0         3,500,000.00       3,500,000.00           Jul-05
   26                  128,750.04           257,500.00                   0                    0                  0           Jul-05
   27                   14,508.96                    0           10,793.04                    0                  0           Jul-05
   28                   14,917.68            29,835.36           24,863.04                    0         100,000.00           Jul-05
   29                   66,000.00           132,000.00                   0                    0                  0           Jul-05
   30                   53,000.04                    0                   0                    0                  0           Jul-05
   31                   10,215.00                    0           25,823.04                    0                  0           Jul-05
   32                   15,882.72            47,648.16           18,000.00             4,501.65          36,000.00           Jul-05
   33                   57,500.04           115,000.00                   0                    0                  0           Jul-05
   34                    7,265.04           100,000.00           20,000.04             9,289.12         120,000.00           Jul-05
   35                   21,645.60            21,645.60          108,228.00                    0         108,228.00           Jul-05
   36                  129,290.04                    0                   0                    0                  0           Jul-05
   37                   11,000.04            77,000.00           20,000.04             1,667.67          80,000.00           Jul-05
   38                   35,199.96                    0                   0                    0                  0           Jul-05
   39                    6,513.96                    0           40,716.00             6,786.00         122,133.00           Jul-05
   40                   12,477.96            37,434.00           20,000.04             3,333.34         100,000.00           Jul-05
   41                    9,500.04            28,500.00           20,000.04             1,666.67          60,000.00           Jul-05
   42                   10,406.16            23,414.00           26,015.52                    0          78,047.00           Jul-05
   43                   14,748.84                    0           79,008.00                    0         237,035.00           Jul-05
   44                   27,771.00            55,542.00           50,004.00             8,334.00         100,000.00           Jul-05
   45                   52,800.00                    0                   0                    0                  0           Jul-05
   46                           0                    0                   0                    0                  0           Jul-05
   47                    6,795.00            20,385.00           24,996.00             6,251.00          60,000.00           Jul-05
   48                  109,641.00                    0                   0                    0                  0           Jul-05
   49                   47,604.00            47,600.00                   0                    0                  0           Jul-05
   50                   17,882.28            53,646.84           24,999.96            29,197.50          75,000.00           Jul-05
   51                   13,137.60                    0           27,151.08            20,262.59                  0           Jul-05
   52                   48,150.00            48,150.00                   0                    0                  0           Jul-05
   53                    4,559.76            13,679.28           20,004.00            40,045.57         115,000.00           Jul-05
   54                   29,812.32                    0           24,999.96            50,000.00         100,000.00           Jul-05
   55                   20,696.68                    0           51,252.00           200,000.00         100,000.00           Jul-05
   56                   14,132.04            14,132.00           28,158.00                    0          28,158.00           Jul-05
   57                    4,338.00            13,014.00            5,000.00               833.00          50,000.00           Jul-05
   58                  112,005.96                    0                   0                    0                  0           Jul-05
   59                   74,340.00                    0                   0                    0                  0           Jul-05
   60                    7,104.00                    0           35,527.20                    0         106,582.68           Jul-05
   61                   51,917.04           103,834.00                   0                    0                  0           Jul-05
   62                   27,110.40            18,722.00            6,240.00            18,722.00          18,722.00           Jul-05
   63                   12,087.96            12,088.00           20,439.00                    0          20,439.00           Jul-05
   64                    3,960.24            11,880.54           16,692.00             2,782.46          25,000.00           Jul-05
   65                   19,215.36            48,236.00           50,000.04           150,000.00         345,000.00           Jul-05
   66                    8,149.32            16,298.52           24,996.00           100,000.00         100,000.00           Jul-05
   67                    2,223.00                    0                   0                    0                  0           Jul-05
   68                   16,250.04                    0                   0                    0                  0           Jul-05
   69                    3,198.00             6,396.00            9,690.00                    0          48,450.00           Jul-05
   70                           0                    0                   0                    0                  0           Jul-05
   71                   12,609.00            25,218.00                   0                    0                  0           Jul-05
   72                    2,065.68            10,328.40           10,644.00            20,000.00          60,000.00           Jul-05
   73                           0                    0                   0                    0                  0           Jul-05
   74                   10,790.52            30,000.00           35,000.04            52,951.33         175,000.00           Jul-05
   75                   19,692.00                    0           20,000.04                    0         100,000.00           Jul-05
   76                    1,103.04                    0                   0                    0                  0           Jul-05
   77                    2,228.04                    0                   0                    0                  0           Jul-05
   78                   28,049.76            40,886.00           64,197.00           105,349.75         200,000.00           Jul-05
   79                   17,274.24            10,950.00           37,170.96            53,097.58         100,000.00           Jul-05
   80                    2,740.68            20,000.00           10,500.00               875.00         120,000.00           Jul-05
   81                           0             9,843.00            9,999.96                    0                  0           Jul-05
   82                   36,036.00           180,180.00                   0                    0                  0           Jul-05
   83                   68,469.12                    0                   0                    0                  0           Jul-05
   84                    1,795.56                    0                   0                    0                  0           Jul-05
   85                    1,632.00                    0                   0                    0                  0           Jul-05
   86                    7,373.04                    0                   0                    0                  0           Jul-05
   87                    3,000.00             6,000.00           18,000.00            50,000.00          50,000.00           Jul-05
   88                   34,872.00           174,760.20                   0                    0                  0           Jul-05
   89                    9,949.56                    0           11,000.04            50,000.00          72,000.00           Jul-05
   90                   51,516.96                    0                   0                    0                  0           Jul-05
   91                    8,949.96                    0                   0                    0                  0           Jul-05
   92                   14,773.60            44,200.80           30,720.00             5,120.00         122,880.00           Jul-05
   93                    1,518.72                    0                   0                    0                  0           Jul-05
   94                    1,632.00                    0                   0                    0                  0           Jul-05
   95                    1,128.00                    0            1,128.00                    0           4,513.00           Jul-05
   96                    2,400.00                    0            4,999.92                    0          15,000.00           Jul-05
   97                    1,252.00                    0            1,252.00                    0                  0           Jul-05
   98                    1,357.00             4,071.00            7,609.00                    0          25,377.00           Jul-05
   99                   10,128.00            30,385.00           24,999.96             2,083.33          75,000.00           Jul-05
  100                    9,249.96                    0                   0                    0                  0           Jul-05
  101                    2,400.00                    0                   0                    0                  0           Jul-05
  102                   36,999.96                    0                   0                    0                  0           Jul-05
  103                           0                    0                   0                    0                  0           Jul-05
  104                   20,340.96            20,500.00                   0                    0                  0           Jul-05
  105                   33,200.04                    0                   0                    0                  0           Jul-05
  106                   11,332.56            33,660.00                   0                    0                  0           Jul-05
  107                    1,262.04             5,890.00            5,502.00                    0          45,000.00           Jul-05
  108                    7,549.92            15,099.72            6,508.56                    0          26,034.00           Jul-05
  109                    1,428.00                    0            3,807.96               634.66          16,000.00           Jul-05
  110                   19,250.04                    0                   0                    0                  0           Jul-05
  111                    2,661.96                    0                   0                    0          40,000.00           Jul-05
  112                    5,994.00            29,970.00                   0                    0                  0           Jul-05
  113                    7,984.20            21,954.00                   0                    0                  0           Jul-05
  114                    1,950.00             3,900.00            5,994.96            20,499.58          20,000.00           Jul-05
  115                   11,832.96            23,665.92                   0                    0                  0           Jul-05


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

FOOTNOTES TO ANNEX A-6



   (1)      COURTYARD BY           Borrower is required to make monthly deposits into an FF&E reserve
            MARRIOTT PORTFOLIO     account in an amount equal to 5.0% of the total gross revenues for the accounting period.

   (2)      U-STORE-IT PORTFOLIO   Borrower is required to make a monthly deposit to a Replacement
            IV                     Reserve account in the amount of (a) $18,370 or (b) following the release or substitution of an individual property, an amount equal to
                                   (i) the aggregate square footage of all improvements at the U-Store-It
                                   Portfolio IV Mortgaged Properties after giving effect to such release or substitution, times (ii) $0.15, divided by 12.

   (3)      270 CORPORATE          Ongoing deposits for TI/LC's will be required in the amount of
            CENTER                 $51,000. Additionally, the amount of $42,633 will be swept from excess cash flow and deposited into the TI/LC reserve account on a monthly basis.

   (4)      MAGNOLIA MALL          The Monthly Leasing Account Deposit shall be equal to zero during those periods in which the balance in the Leasing Account exceeds
                                   $840,000.

   (5)      LA PLAYA BEACH AND     Borrower is required to make monthly escrow deposits into a
            GOLF RESORT            replacement reserve account in an amount equal to one-twelfth of 4%
                                   of the gross income as defined in the related loan documents, provided however, the monthly replacement escrow deposit shall not be less than $91,609.

   (6)      TAG PORTFOLIO          Starting on October 11, 2005 and on each monthly payment date thereafter, The TAG Leasing Account Monthly Deposit is equal to the combined contributions of both the Loudoun II Monthly Leasing
                                   Account Deposit ($10,420), and the Corridors I & II Monthly Leasing
                                   Account Deposit ($25,000) for a total monthly leasing account deposit of $35,420. The monthly leasing account deposit shall be equal to zero during any periods in which the balance in this combined leasing account exceeds the leasing account cap of $2,500,000.

            Loudoun II             On this date hereof, borrower shall make an initial deposit of
                                   $1,787,319 (the "Loudoun Vacancy Deposit"); which will then be placed by lender into the Loudoun Leasing Account. This initial
                                   Loudoun leasing account deposit shall be combined with the $500,000 initial "MCI Deposit" from Corridors I & II to form the combined initial leasing account deposit of $2,287,319.

            Loudoun II             With regard to the Alcatel holdout, commencing on the date here of, and on each monthly payment date after, the borrower shall deposit
                                   $28,250 with lender ("Alcatel Deposits"). Lender shall then deposit each Alcatel deposit into the Loudoun Leasing Account, and shall allocate such sums to a seperate holdback subaccount (the Alcatel
                                   Subaccount).


FOOTNOTES TO ANNEX A-6 -- CONTINUED



            Corridors I & II     Commencing on October 11th, 2005, eight quarterly payments of
                                 $62,500 shall be made from borrower to lender ("Quarterly MCI
                                 Deposit") and shall be deposited into the MCI Subaccount. With regard to other balance holdbacks, the borrower shall make an initial
                                 "AIU Deposit" on August 11, 2005 of $71,056 into the Corridors
                                 Leasing Account, which the lender will then place into the AIU
                                 Subaccount. Occurring on each monthly payment date from
                                 September 2005 through December 2005, borrower shall make an additional $45,690 payment to the AIU subaccount.

   (7)      1345 AVENUE OF THE   Original Balance and Cut-off Date Balance reflect the 1345 Avenue
            AMERICAS             of the Americas Note 1-A2 Trust Loan component. The 1345 Avenue of the Americas Non-Trust Loans total $683,200,000. The 1345
                                 Avenue of the Americas Loan Combination totals $730,000,000, of which $513,495,115 comprises the pari passu 1345 Avenue of the
                                 Americas Note A Loans.

                                 Ongoing reserves for taxes, insurance, capital expenditures and ground rent will only be required during a 1345 Trigger Period. A
                                 "1345 Trigger Event" will occur at any time that Underwritable Cash
                                 Flow is less than $60,000,000 or upon an event of default under the loan. A "1345 Trigger Period" will begin upon the occurrence of a
                                 1345 Trigger Event and will last until Underwritable Cash Flow is at least $63,000,000 for 6 consecutive months and no event of default exists. At the closing of the 1345 Avenue of the Americas Loan
                                 Combination, the related borrower escrowed the amount of
                                 $5,000,000 for tenant improvements and leasing commissions.
                                 Ongoing deposits into the tenant improvements and leasing
                                 commissions reserve account will not be required, subject to certain conditions as indicated in the mortgage loan documentation, including but not limited to the balance of the reserve account falling below
                                 $5,000,000. Additionally, in the event certain net cash flow and occupancy hurdles have not been met, the related borrower will be required to deposit into such account the monthly amount of
                                 $1,041,667 during the last three years of the whole loan term, which amounts may be used for rollover costs during such period.

   (8)      1750 OLD MEADOW      Spacenet's lease expires March 31, 2016. On June 11, 2014, a 100%
            ROAD                 excess cash flow sweep will commence. The cash flow sweep will cease upon (i) Spacenet renewing their lease for a term not less than five years, or (ii) a replacement tenant acceptable to the lender executing a lease for a term of not less than five years and having, among other things, taken occupancy and begun paying full, unabated rent.

                                 Ongoing reserves for TI/LC's will be required commencing on the
                                 June 11, 2008 payment date in the monthly amount of $22,833;
                                 however, such amount is required to be reduced to $14,300 subject to certain leasing requirements indicated in the mortgage loan documentation. Additionally, the amount of at least $23,000 will be swept from excess cash flow and deposited into the TI/LC reserve account on a monthly basis, commencing on the June 11, 2008 payment date.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



   (9)      TIGERTOWN           The Monthly Replacement Account Deposit shall not be required as long as E. Stanley Kroenke delivers a Guaranty of Payment of the
                                Loan with liabilities thereunder limited to $402,600.00
                                The Monthly Leasing Account Deposit shall not be required as long as E. Stanley Kroenke delivers a Guaranty of Payment of the Loan with liabilities thereunder limited to $402,600.00.

  (10)      WEST HARTFORD       The amount of $150,000 was escrowed at the closing of the mortgage
            PORTFOLIO           loan for TI/LC's. In the event the amount on deposit in the TI/LC reserve account falls below $100,000, monthly deposits will be required, subject to a cap of $150,000.

  (11)      PARK AVENUE PLAZA   Original Balance and Cut-off Date Balance reflect the Park Avenue
                                Plaza Mortgage Loan. The Park Avenue Plaza Non-Trust Loans total
                                $231,650,000. The Park Avenue Plaza Loan Combination totals
                                $251,000,000, of which $248,819,275 comprises the pari passu Park
                                Avenue Plaza Note A Loans.

                                Ongoing reserves for taxes, insurance and capital expenditures will only be required during a PAP Trigger Period. A "PAP Trigger
                                Event" will occur at any time that Underwritable Cash Flow is less than $25,000,000 or upon an event of default under the loan. A "PAP
                                Trigger Period" will begin upon the occurrence of a PAP Trigger
                                Event and will last until Underwritable Cash Flow is at least
                                $26,500,000 for 6 consecutive months and no event of default exists.
                                At the closing of the Park Avenue Plaza Loan Combination, the related borrower escrowed the amount of $3,500,000 for tenant improvements and leasing commissions. Ongoing deposits into the tenant improvement and leasing commission reserve account are not required, subject to certain conditions as indicated in the mortgage loan documentation, including but not limited to the balance of the reserve account falling below $3,500,000. Additionally, in the event certain net cash flow and occupancy hurdles have not been met, the related borrower will be required to deposit the monthly amount of
                                $620,000 during the last three years of the whole loan term, which amounts may be used for rollover costs during such period.

                                Swiss Re Financial Services may terminate its lease October 31, 2007.
                                If Swiss Re exercises its termination option, (i) a termination fee will be deposited by the related borrower with the lender pursuant to the lease, and (ii) commencing upon Swiss Re giving notice of its intention to exercise its termination option, the related borrower will deposit (on a monthly basis out of excess cash flow) with the lender an amount to be determined as indicated in the mortgage loan documentation.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



  (12)      FAIRFAX JUNCTION    Monthly TI/LC Reserve contribution shall be $1,500 and the total amount on deposit shall be capped at $36,000 through and including
                                December 31, 2010. Thereafter, the monthly TI/LC Reserve
                                contribution shall be $3,583 and the total amount on deposit shall be capped at $136,000. Notwithstanding anything to the contrary above, from and after January 1, 2011, monthly TI/LC Reserve contribution shall be $1,500 and all amounts in the TI/LC Reserve in excess of
                                $36,000 shall be released to borrower upon the renewal of both the
                                "Office Depot Lease" and the "Washington Sports Lease" for an
                                additional five year period or replacement tenants shall have assumed all of the spaces currently occupied by Office Depot and Washington
                                Sports under conditions acceptable to lender as described in the related loan documents.

  (13)      BURKE TOWNE CENTER  Monthly TI/LC Reserve contribution shall be $1,667 through and including January 11, 2007 and $3,333 thereafter; provided that ongoing contributions are capped at $120,000. If at any time after
                                December 31, 2009, at least 95% of the property's net rentable area is under leases acceptable to lender, then (i) monthly TI/LC deposit shall be $833, (ii) all amounts on deposit in the account in excess of
                                $65,000 shall be released to Borrower and (iii) ongoing contributions shall be capped at $100,000.

                                Following the completion of the roof replacement at the property, ongoing contributions shall be capped at $25,000 and all amounts on deposit in the account in excess of $25,000 shall be released to borrower.

  (14)      STAR PLAZA          The initial leasing deposit of $25,000 shall be released to borrower upon either the renewal of the lease agreement between borrower and Autozone for a term of at least 5 years, or replacement tenant(s)
                                shall have assumed the entire space currently occupied by Autozone under conditions acceptable to lender as described in the related loan documents.

  (15)      LAKE WORTH WEST     If in Dark Period, all deposits to Leasing Account I should cease, and a new Monthly Dark Period Leasing Account Deposit equal to $4,167 should be made to the Dark Period Leasing Account. In no event shall any amounts deposited in Leasing Account I as Dark Period
                                Leasing Account Deposits count toward the Leasing Account Cap
                                ($55,542).

  (16)      CENTER COURT        Initial Leasing Account Deposit shall be released to borrower upon satisfaction of the Leasing Condition as follows: (A) Certain lease dated October 12, 2000 between Pacific Life Insurance Company, as landlord, and Atlanta Selection Center, LLC, as tenant (the "Atlanta
                                Lease") shall have been renewed for a term of at least five (5) years in accordance with the terms and conditions set forth in the Atlanta
                                Lease. (B) A replacement tenant shall have entered into a lease in accordance with the Security Instrument and such replacement tenant shall be in (i) occupancy, (ii) paying full base rent and (iii) conducting normal business operations in the entire premises formerly covered by the Atlantic Lease.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



  (17)      401 FREDERICK        If at least 95% of the rentable square footage of the property shall be occupied by rent paying tenants, the balance in the Monthly Leasing
                                 Account in excess of $70,000 shall be returned to the borrower, and the Cap will be $70,000.

  (18)      REMINGTON            Replacement Reserve Escrow will not start until Year 2 of the loan
            APARTMENTS           term.

  (19)      KMART GREENWOOD      Monthly Leasing Account Deposit shall be equal to zero, through and including October 2005, and $4,167, from and after November 2005.

  (20)      VAL VISTA GATEWAY    The Deferred Maintenance Account is not interest bearing.

  (21)      WOODLAWN PLAZA       The Monthly Replacement Account is not required as long as E.
                                 Stanley Kroenke, Michael H. Staenberg, Richard Jameson and James
                                 E. Grabenhorst deliver a Guaranty of Payment of the Loan with liabilities limited to $70,843.

  (22)      INN @ NORTHRUP       Commencing on the January 2007 payment date, and continuing on
            STATION              each subsequent January payment date, the annual replacement reserves amount shall be increased to 102.5% of the
                                 previously-required annual replacement reserves amount.

  (23)      MALLORY STATION III  The amount of $40,000 was escrowed at the closing of the mortgage loan for TI/LC's. No ongoing reserves will be collected for TI/LC's, subject to certain conditions as indicated in the mortgage loan documentation. Should monthly payments commence, the amount on deposit at any one time shall not exceed $40,000.


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]



                                                                                                                         ANNEX B-1-1

                                             LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5

 CONTROL                              PROPERTY                                        CUT-OFF DATE      UTILITIES PAID
   NO.     FOOTNOTE                     NAME                           COUNTY         BALANCE ($)         BY TENANT
-----------------------------------------------------------------------------------------------------------------------

    15               Sandpiper Apartments                      Clark                   32,000,000.00    Yes
    17               2500 Inverrary Club Apartments            Broward                 30,000,000.00    No
    18               Pacific Prestige Properties I DE, LLC     San Francisco           27,621,000.00    Yes
   18A               2140 Pacific Avenue                       San Francisco                            Yes
   18B               650 Alvarado                              San Francisco                            Yes
   18C               660 Clipper                               San Francisco                            Yes
   18D               610 Clipper                               San Francisco                            Yes
   18E               2120 California                           San Francisco                            Yes
   18F               3099 Washington                           San Francisco                            Yes
   18G               244 Grattan                               San Francisco                            Yes
    23               The Commons Apartments                    Santa Clara             23,000,000.00    No
    26               Loch Raven Apartments                     Baltimore City          17,000,000.00    Yes
    29               Oak Grove at Wildewood                    Richland                14,960,000.00    Yes
    30               Indian Creek                              Denton                  14,600,000.00    Yes
    33               Oak Grove at Lexington                    Fayette                 13,120,000.00    Yes
    38               LEM-RAY Properties I DE, LLC              San Francisco           10,606,000.00    No
   38A               935 Geary                                 San Francisco                            No
   38B               81 Ninth St                               San Francisco                            No
    45               Regency Park                              Gregg                    8,400,000.00    Yes
    49               Sierra Vista Apartments                   Maricopa                 7,800,000.00    Yes
    52               Copper Mountain                           Bell                     7,120,000.00    Yes
    59               The Lodge Apartments                      Oklahoma                 6,275,634.25    Yes
    61               Remington Apartments                      Miami-Dade               5,500,000.00    Yes
    68               The Cottages                              Coweta                   5,355,000.00    Yes
    82               Summit Ridge Apartments                   Oklahoma                 3,810,000.00    Yes
    88               Hillcrest Estate Apartments               Cleveland                3,425,000.00    Yes
    91               Friendly Village of Adrian                Lenawee                  3,200,000.00    Yes
   100               Tim Smith Portfolio                       Various                  2,572,498.27    Yes
   100A              Rolling Hills Community                   Defiance                                 Yes
   100B              Edgeview Community                        Williams                                 Yes
   100C              Brentwood Community                       Paulding                                 Yes
   100D              Northland Senior Community                Williams                                 Yes
   101               Lombard Place I DE, LLC                   San Francisco            2,473,000.00    Yes
   102               Stonewall I & II                          Knox                     2,450,000.00    Yes
   104               Cornerstone Apartments                    Bexar                    2,297,697.23    Yes
   105               Park Place                                Wichita                  2,239,000.00    Yes
   110               Marvin Gardens Apartments                 Dallas                   1,844,570.57    Yes

 CONTROL            UTILITIES PAID            # OF    AVG. RENT    MAX. RENT      # OF      AVG. RENT      MAX. RENT        # OF 1
   NO.                BY TENANT               PADS     PADS ($)     PADS ($)    STUDIOS    STUDIOS ($)    STUDIOS ($)      BEDROOMS
-----------------------------------------------------------------------------------------------------------------------------------

    15     Electric, Gas, Trash                 0            0            0          0              0             0            240
    17     None                                 0            0            0          0              0             0            216
    18     Various                              0            0            0         34          1,006         1,350             73
   18A     Electric, Gas                        0            0            0          3            875         1,350              8
   18B     Electric                             0            0            0          0              0             0             24
   18C     Electric                             0            0            0          3            852         1,166             11
   18D     Electric                             0            0            0          3          1,059         1,150              9
   18E     Electric, Gas                        0            0            0          0              0             0             18
   18F     Electric, Gas                        0            0            0         25          1,030         1,325              0
   18G     Electric, Gas                        0            0            0          0              0             0              3
    23     None                                 0            0            0         72            788         1,005            144
    26     Electric                             0            0            0          3            497           515            266
    29     Electric, Water, Sewer, Gas          0            0            0          0              0             0             96
    30     Electric, Water                      0            0            0          0              0             0             96
    33     Electric, Water, Sewer, Gas          0            0            0          0              0             0            102
    38     None                                 0            0            0        162            655           895             10
   38A     None                                 0            0            0        112            647           895              3
   38B     None                                 0            0            0         50            672           873              7
    45     Electric                             0            0            0          0              0             0            138
    49     Electric, Water, Sewer, Trash, Gas   0            0            0         96            459           529            143
    52     Electric                             0            0            0         28            478           492             96
    59     Electric, Water, Sewer               0            0            0          0              0             0            205
    61     Electric, Water, Sewer               0            0            0          0              0             0            128
    68     Electric, Water, Sewer, Gas          0            0            0          0              0             0              0
    82     Electric                             0            0            0          0              0             0             63
    88     Electric                             0            0            0          0              0             0              0
    91     Electric, Gas                      179          325          325          0              0             0              0
   100     Electric, Water, Sewer, Gas        185          182          235          0              0             0              0
   100A    Electric, Water, Sewer, Gas         55          224          235          0              0             0              0
   100B    Electric, Water, Sewer, Gas         62          165          180          0              0             0              0
   100C    Electric, Water, Sewer, Gas         44          162          175          0              0             0              0
   100D    Electric, Water, Sewer, Gas         24          167          195          0              0             0              0
   101     Electric, Gas                        0            0            0          0              0             0             12
   102     Electric                             0            0            0          0              0             0             48
   104     Electric                             0            0            0          0              0             0             48
   105     Electric                             0            0            0          0              0             0             36
   110     Electric, Water, Sewer, Trash, Gas   0            0            0          4            485           485             17

 CONTROL     AVG. RENT         MAX. RENT
   NO.     1 BEDROOMS ($)   1 BEDROOMS ($)
-------------------------------------------

    15              663             819
    17              662             920
    18            1,517           2,900
   18A            2,331           2,900
   18B            1,405           1,675
   18C            1,413           1,550
   18D            1,469           1,572
   18E            1,439           1,695
   18F                0               0
   18G            1,165           1,195
    23              950           1,095
    26              574             650
    29              670             695
    30              819             910
    33              661             867
    38              938           1,350
   38A            1,015           1,350
   38B              906             975
    45              462             500
    49              508             569
    52              559             592
    59              358             529
    61              529             564
    68                0               0
    82              393             490
    88                0               0
    91                0               0
   100                0               0
   100A               0               0
   100B               0               0
   100C               0               0
   100D               0               0
   101            1,610           1,995
   102              369             415
   104              427             880
   105              426             458
   110              550             550


                                             LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5



                                                                                                                         ANNEX B-1-2

 CONTROL     # OF 2        AVG. RENT         MAX. RENT        # OF 3         AVG. RENT         MAX. RENT          # OF 4
   NO.      BEDROOMS    2 BEDROOMS ($)    2 BEDROOMS ($)     BEDROOMS     3 BEDROOMS ($)    3 BEDROOMS ($)       BEDROOMS
----------------------------------------------------------------------------------------------------------------------------

    15          248               779               996             0                 0                 0               0
    17          176               781               895            36               939             1,025               0
    18           41             2,239             4,500             0                 0                 0               0
   18A           16             3,170             4,500             0                 0                 0               0
   18B            3             1,742             1,750             0                 0                 0               0
   18C           10             1,597             2,281             0                 0                 0               0
   18D            9             1,707             2,000             0                 0                 0               0
   18E            0                 0                 0             0                 0                 0               0
   18F            0                 0                 0             0                 0                 0               0
   18G            3             1,511             1,537             0                 0                 0               0
    23           24             1,200             1,350            24             1,214             1,250               0
    26          245               682               775             1               825               825               0
    29          128               839               880            40               980               995               0
    30           92             1,093             1,115            24             1,442             1,480               0
    33           98               763             1,017            30               968             1,437               0
    38            0                 0                 0             0                 0                 0               0
   38A            0                 0                 0             0                 0                 0               0
   38B            0                 0                 0             0                 0                 0               0
    45          114               590               635            12               742               755               0
    49            0                 0                 0             0                 0                 0               0
    52           90               703               737             0                 0                 0               0
    59           47               514               529             0                 0                 0               0
    61           65               670               690             0                 0                 0               0
    68            0                 0                 0            65               894               950               0
    82           26               493               670            43               692               750               0
    88          112               502               575             0                 0                 0               0
    91            0                 0                 0             0                 0                 0               0
   100            0                 0                 0             0                 0                 0               0
   100A           0                 0                 0             0                 0                 0               0
   100B           0                 0                 0             0                 0                 0               0
   100C           0                 0                 0             0                 0                 0               0
   100D           0                 0                 0             0                 0                 0               0
   101            0                 0                 0             0                 0                 0               0
   102           87               439               503            13               550               586               0
   104           43               565               590             0                 0                 0               0
   105           64               533               583             0                 0                 0               0
   110           55               607               620             1             1,400             1,400               0

 CONTROL        AVG. RENT       MAX. RENT     # OF COMMERCIAL         AVG. RENT              MAX. RENT                   TOTAL
   NO.       4 BEDROOMS ($)  4 BEDROOMS ($)        UNITS         COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)  ELEVATOR   UNITS
--------------------------------------------------------------------------------------------------------------------------------

    15                   0               0                  0                      0                      0 No            488
    17                   0               0                  0                      0                      0 Yes           428
    18                   0               0                  0                      0                      0 Yes           148
   18A                   0               0                  0                      0                      0 Yes            27
   18B                   0               0                  0                      0                      0 Yes            27
   18C                   0               0                  0                      0                      0 Yes            24
   18D                   0               0                  0                      0                      0 Yes            21
   18E                   0               0                  0                      0                      0 No             18
   18F                   0               0                  0                      0                      0 No             25
   18G                   0               0                  0                      0                      0 No              6
    23                   0               0                  0                      0                      0 No            264
    26                   0               0                  0                      0                      0 Yes           515
    29                   0               0                  0                      0                      0 No            264
    30                   0               0                  0                      0                      0 No            212
    33                   0               0                  0                      0                      0 No            230
    38                   0               0                  4                  1,492                  2,200 Yes           176
   38A                   0               0                  2                    925                    925 Yes           117
   38B                   0               0                  2                  1,776                  2,200 Yes            59
    45                   0               0                  0                      0                      0 No            264
    49                   0               0                  0                      0                      0 No            239
    52                   0               0                  0                      0                      0 No            214
    59                   0               0                  0                      0                      0 Yes           252
    61                   0               0                  0                      0                      0 No            193
    68                   0               0                  0                      0                      0 No             65
    82                   0               0                  0                      0                      0 Yes           132
    88                   0               0                  0                      0                      0 Yes           112
    91                   0               0                  0                      0                      0 N/A           179
   100                   0               0                  0                      0                      0 N/A           185
   100A                  0               0                  0                      0                      0 N/A            55
   100B                  0               0                  0                      0                      0 N/A            62
   100C                  0               0                  0                      0                      0 N/A            44
   100D                  0               0                  0                      0                      0 N/A            24
   101                   0               0                  0                      0                      0 No             12
   102                   0               0                  0                      0                      0 No            148
   104                   0               0                  0                      0                      0 No             91
   105                   0               0                  0                      0                      0 Yes           100
   110                   0               0                  0                      0                      0 No             77


                                   ANNEX C-1
                               PRICE/YIELD TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-1-1

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                  25% CPR                  50% CPR                75% CPR                100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            4.816%     2.55        4.817%       2.52       4.817%       2.51       4.817%       2.51       4.817%      2.51
100-00            4.767%     2.55        4.767%       2.52       4.767%       2.51       4.767%       2.51       4.767%      2.51
100-04            4.719%     2.55        4.718%       2.52       4.718%       2.52       4.718%       2.52       4.718%      2.52
100-08            4.670%     2.55        4.668%       2.52       4.668%       2.52       4.668%       2.52       4.668%      2.52
100-12            4.621%     2.56        4.619%       2.52       4.619%       2.52       4.619%       2.52       4.619%      2.52
100-16            4.572%     2.56        4.570%       2.53       4.569%       2.52       4.569%       2.52       4.569%      2.52
100-20            4.524%     2.56        4.521%       2.53       4.520%       2.52       4.520%       2.52       4.520%      2.52
100-24            4.476%     2.56        4.472%       2.53       4.471%       2.52       4.471%       2.52       4.471%      2.52
100-28            4.427%     2.56        4.423%       2.53       4.422%       2.52       4.422%       2.52       4.422%      2.52
101-00            4.379%     2.56        4.374%       2.53       4.373%       2.53       4.373%       2.53       4.373%      2.53
101-04            4.331%     2.56        4.325%       2.53       4.324%       2.53       4.324%       2.53       4.324%      2.53

WEIGHTED AVERAGE
LIFE (YRS.)              2.82                    2.78                    2.78                   2.78                    2.78

FIRST PRINCIPAL
PAYMENT DATE          9/15/2005                9/15/2005              9/15/2005               9/15/2005               9/15/2005

LAST PRINCIPAL
PAYMENT DATE          3/15/2010               10/15/2009              9/15/2009               9/15/2009               9/15/2009


                                                                     ANNEX C-1-2

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            4.952%     4.06        4.952%      4.04        4.953%      4.01        4.953%      3.97        4.954%      3.74
100-00            4.922%     4.06        4.922%      4.04        4.921%      4.01        4.921%      3.97        4.920%      3.74
100-04            4.891%     4.06        4.891%      4.04        4.890%      4.02        4.890%      3.97        4.887%      3.74
100-08            4.860%     4.06        4.860%      4.05        4.859%      4.02        4.859%      3.97        4.854%      3.74
100-12            4.830%     4.06        4.829%      4.05        4.828%      4.02        4.827%      3.97        4.821%      3.75
100-16            4.799%     4.07        4.798%      4.05        4.797%      4.02        4.796%      3.97        4.788%      3.75
100-20            4.769%     4.07        4.768%      4.05        4.767%      4.02        4.765%      3.98        4.754%      3.75
100-24            4.738%     4.07        4.737%      4.05        4.736%      4.02        4.734%      3.98        4.721%      3.75
100-28            4.708%     4.07        4.707%      4.05        4.705%      4.02        4.702%      3.98        4.688%      3.75
101-00            4.677%     4.07        4.676%      4.05        4.674%      4.02        4.671%      3.98        4.655%      3.75
101-04            4.647%     4.07        4.646%      4.05        4.644%      4.02        4.640%      3.98        4.622%      3.75

WEIGHTED AVERAGE
LIFE (YRS.)            4.65                    4.63                     4.59                   4.53                    4.24

FIRST PRINCIPAL
PAYMENT DATE        3/15/2010               10/15/2009               9/15/2009               9/15/2009               9/15/2009

LAST PRINCIPAL
PAYMENT DATE        8/15/2010                8/15/2010               8/15/2010               8/15/2010               8/15/2010


                                                                     ANNEX C-1-3

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.028%     5.46        5.028%      5.45        5.028%      5.45        5.028%      5.43        5.029%      5.31
100-00            5.006%     5.46        5.005%      5.46        5.005%      5.45        5.005%      5.43        5.005%      5.31
100-04            4.983%     5.46        4.983%      5.46        4.983%      5.45        4.982%      5.43        4.982%      5.32
100-08            4.960%     5.47        4.960%      5.46        4.960%      5.45        4.960%      5.44        4.958%      5.32
100-12            4.937%     5.47        4.937%      5.46        4.937%      5.45        4.937%      5.44        4.935%      5.32
100-16            4.914%     5.47        4.914%      5.46        4.914%      5.45        4.914%      5.44        4.912%      5.32
100-20            4.892%     5.47        4.892%      5.46        4.891%      5.45        4.891%      5.44        4.888%      5.32
100-24            4.869%     5.47        4.869%      5.46        4.869%      5.45        4.868%      5.44        4.865%      5.32
100-28            4.846%     5.47        4.846%      5.47        4.846%      5.46        4.846%      5.44        4.842%      5.32
101-00            4.824%     5.47        4.824%      5.47        4.823%      5.46        4.823%      5.44        4.819%      5.32
101-04            4.801%     5.47        4.801%      5.47        4.801%      5.46        4.800%      5.44        4.795%      5.33

WEIGHTED AVERAGE
LIFE (YRS.)             6.56                  6.55                      6.53                   6.51                   6.35

FIRST PRINCIPAL
PAYMENT DATE         8/15/2011              5/15/2011                5/15/2011               5/15/2011              5/15/2011

LAST PRINCIPAL
PAYMENT DATE         8/15/2012              8/15/2012                8/15/2012               8/15/2012              8/15/2012


                                                                     ANNEX C-1-4

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES



                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            4.993%     5.76        4.993%      5.76        4.993%      5.76        4.993%      5.76        4.993%      5.76
100-00            4.971%     5.76        4.971%      5.76        4.971%      5.76        4.971%      5.76        4.971%      5.76
100-04            4.950%     5.77        4.950%      5.76        4.950%      5.76        4.950%      5.76        4.950%      5.76
100-08            4.928%     5.77        4.928%      5.76        4.928%      5.76        4.928%      5.76        4.928%      5.76
100-12            4.907%     5.77        4.907%      5.77        4.907%      5.76        4.907%      5.76        4.907%      5.76
100-16            4.885%     5.77        4.885%      5.77        4.885%      5.77        4.885%      5.76        4.885%      5.76
100-20            4.864%     5.77        4.864%      5.77        4.863%      5.77        4.863%      5.77        4.863%      5.77
100-24            4.842%     5.77        4.842%      5.77        4.842%      5.77        4.842%      5.77        4.842%      5.77
100-28            4.821%     5.78        4.821%      5.77        4.821%      5.77        4.821%      5.77        4.821%      5.77
101-00            4.799%     5.78        4.799%      5.77        4.799%      5.77        4.799%      5.77        4.799%      5.77
101-04            4.778%     5.78        4.778%      5.78        4.778%      5.77        4.778%      5.77        4.778%      5.77

WEIGHTED AVERAGE
LIFE (YRS.)             7.01                  7.01                     7.00                   7.00                    7.00

FIRST PRINCIPAL
PAYMENT DATE         8/15/2010              8/15/2010               8/15/2010               8/15/2010               8/15/2010

LAST PRINCIPAL
PAYMENT DATE         5/15/2014              4/15/2014               3/15/2014               3/15/2014               2/15/2014


                                                                     ANNEX C-1-5

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.015%     7.50        5.015%      7.48        5.015%      7.47        5.015%      7.44        5.015%      7.31
100-00            4.998%     7.50        4.998%      7.49        4.998%      7.47        4.998%      7.45        4.998%      7.31
100-04            4.981%     7.50        4.981%      7.49        4.981%      7.47        4.981%      7.45        4.981%      7.31
100-08            4.965%     7.50        4.965%      7.49        4.965%      7.47        4.965%      7.45        4.964%      7.31
100-12            4.948%     7.50        4.948%      7.49        4.948%      7.48        4.948%      7.45        4.947%      7.32
100-16            4.932%     7.51        4.932%      7.49        4.931%      7.48        4.931%      7.45        4.930%      7.32
100-20            4.915%     7.51        4.915%      7.50        4.915%      7.48        4.915%      7.46        4.913%      7.32
100-24            4.899%     7.51        4.899%      7.50        4.898%      7.48        4.898%      7.46        4.896%      7.32
100-28            4.882%     7.51        4.882%      7.50        4.882%      7.48        4.881%      7.46        4.879%      7.32
101-00            4.866%     7.51        4.866%      7.50        4.865%      7.49        4.865%      7.46        4.862%      7.33
101-04            4.849%     7.52        4.849%      7.50        4.849%      7.49        4.848%      7.46        4.845%      7.33

WEIGHTED AVERAGE
LIFE (YRS.)            9.66                   9.64                     9.61                    9.57                    9.35

FIRST PRINCIPAL
PAYMENT DATE        5/15/2014               4/15/2014               3/15/2014                3/15/2014               2/15/2014

LAST PRINCIPAL
PAYMENT DATE        6/15/2015               6/15/2015               6/15/2015                6/15/2015               3/15/2015


                                                                     ANNEX C-1-6

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.008%     6.64        5.008%      6.63        5.008%      6.62        5.008%      6.61        5.008%      6.51
100-00            4.989%     6.64        4.989%      6.63        4.989%      6.62        4.989%      6.61        4.989%      6.51
100-04            4.970%     6.64        4.970%      6.63        4.970%      6.62        4.970%      6.61        4.970%      6.51
100-08            4.951%     6.65        4.951%      6.64        4.951%      6.62        4.951%      6.62        4.951%      6.52
100-12            4.933%     6.65        4.933%      6.64        4.933%      6.62        4.932%      6.62        4.931%      6.52
100-16            4.914%     6.65        4.914%      6.64        4.914%      6.63        4.914%      6.62        4.912%      6.52
100-20            4.895%     6.65        4.895%      6.64        4.895%      6.63        4.895%      6.62        4.893%      6.52
100-24            4.877%     6.66        4.877%      6.65        4.876%      6.63        4.876%      6.63        4.874%      6.53
100-28            4.858%     6.66        4.858%      6.65        4.858%      6.63        4.858%      6.63        4.855%      6.53
101-00            4.840%     6.66        4.839%      6.65        4.839%      6.64        4.839%      6.63        4.836%      6.53
101-04            4.821%     6.66        4.821%      6.65        4.820%      6.64        4.820%      6.63        4.818%      6.53

WEIGHTED AVERAGE
LIFE (YRS.)              8.41                 8.39                     8.37                   8.36                    8.21

FIRST PRINCIPAL
PAYMENT DATE          9/15/2005             9/15/2005               9/15/2005               9/15/2005               9/15/2005

LAST PRINCIPAL
PAYMENT DATE          7/15/2015             7/15/2015               6/15/2015               6/15/2015               4/15/2015


                                                                     ANNEX C-1-7

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.079%     7.61        5.079%      7.61        5.079%      7.61        5.079%      7.60        5.079%      7.48
100-00            5.062%     7.61        5.062%      7.61        5.062%      7.61        5.062%      7.60        5.062%      7.48
100-04            5.046%     7.62        5.046%      7.62        5.046%      7.61        5.046%      7.60        5.046%      7.49
100-08            5.030%     7.62        5.030%      7.62        5.030%      7.62        5.030%      7.61        5.029%      7.49
100-12            5.013%     7.62        5.013%      7.62        5.013%      7.62        5.013%      7.61        5.012%      7.49
100-16            4.997%     7.62        4.997%      7.62        4.997%      7.62        4.997%      7.61        4.996%      7.49
100-20            4.981%     7.62        4.981%      7.62        4.981%      7.62        4.981%      7.61        4.979%      7.49
100-24            4.965%     7.63        4.965%      7.63        4.965%      7.63        4.964%      7.61        4.963%      7.50
100-28            4.948%     7.63        4.948%      7.63        4.948%      7.63        4.948%      7.62        4.946%      7.50
101-00            4.932%     7.63        4.932%      7.63        4.932%      7.63        4.932%      7.62        4.930%      7.50
101-04            4.916%     7.63        4.916%      7.63        4.916%      7.63        4.916%      7.62        4.913%      7.50

WEIGHTED AVERAGE
LIFE (YRS.)             9.89                  9.89                     9.89                   9.87                    9.67

FIRST PRINCIPAL
PAYMENT DATE         7/15/2015              7/15/2015               6/15/2015               6/15/2015               4/15/2015

LAST PRINCIPAL
PAYMENT DATE         7/15/2015              7/15/2015               7/15/2015               7/15/2015               5/15/2015


                                                                     ANNEX C-1-8

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.120%     7.63        5.120%      7.62        5.120%      7.62        5.120%      7.61        5.120%      7.53
100-00            5.103%     7.63        5.103%      7.63        5.103%      7.62        5.103%      7.61        5.103%      7.53
100-04            5.087%     7.63        5.087%      7.63        5.087%      7.62        5.087%      7.62        5.087%      7.53
100-08            5.071%     7.63        5.071%      7.63        5.070%      7.63        5.070%      7.62        5.070%      7.53
100-12            5.054%     7.64        5.054%      7.63        5.054%      7.63        5.054%      7.62        5.054%      7.53
100-16            5.038%     7.64        5.038%      7.63        5.038%      7.63        5.038%      7.62        5.037%      7.54
100-20            5.022%     7.64        5.022%      7.64        5.022%      7.63        5.022%      7.62        5.021%      7.54
100-24            5.006%     7.64        5.005%      7.64        5.005%      7.63        5.005%      7.63        5.004%      7.54
100-28            4.989%     7.64        4.989%      7.64        4.989%      7.64        4.989%      7.63        4.988%      7.54
101-00            4.973%     7.65        4.973%      7.64        4.973%      7.64        4.973%      7.63        4.971%      7.55
101-04            4.957%     7.65        4.957%      7.64        4.957%      7.64        4.957%      7.63        4.955%      7.55

WEIGHTED AVERAGE
LIFE (YRS.)             9.94                  9.94                     9.93                   9.92                    9.77

FIRST PRINCIPAL
PAYMENT DATE         7/15/2015              7/15/2015               7/15/2015               7/15/2015               5/15/2015

LAST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               7/15/2015


                                                                     ANNEX C-1-9

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.191%     7.62        5.191%      7.62        5.191%      7.62        5.191%      7.62        5.191%      7.57
100-00            5.175%     7.62        5.175%      7.62        5.175%      7.62        5.175%      7.62        5.175%      7.57
100-04            5.158%     7.62        5.158%      7.62        5.158%      7.62        5.158%      7.62        5.158%      7.57
100-08            5.142%     7.62        5.142%      7.62        5.142%      7.62        5.142%      7.62        5.142%      7.58
100-12            5.126%     7.63        5.126%      7.63        5.126%      7.63        5.126%      7.63        5.125%      7.58
100-16            5.109%     7.63        5.109%      7.63        5.109%      7.63        5.109%      7.63        5.109%      7.58
100-20            5.093%     7.63        5.093%      7.63        5.093%      7.63        5.093%      7.63        5.092%      7.58
100-24            5.077%     7.63        5.077%      7.63        5.077%      7.63        5.077%      7.63        5.076%      7.58
100-28            5.061%     7.64        5.061%      7.64        5.061%      7.64        5.061%      7.64        5.060%      7.59
101-00            5.044%     7.64        5.044%      7.64        5.044%      7.64        5.044%      7.64        5.044%      7.59
101-04            5.028%     7.64        5.028%      7.64        5.028%      7.64        5.028%      7.64        5.027%      7.59

WEIGHTED AVERAGE
LIFE (YRS.)             9.97                  9.97                     9.97                   9.97                    9.89

FIRST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               7/15/2015

LAST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               7/15/2015


                                                                    ANNEX C-1-10

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.210%     7.61        5.210%      7.61        5.210%      7.61        5.210%      7.61        5.210%      7.56
100-00            5.194%     7.61        5.194%      7.61        5.194%      7.61        5.194%      7.61        5.194%      7.56
100-04            5.178%     7.62        5.178%      7.62        5.178%      7.62        5.178%      7.62        5.177%      7.57
100-08            5.161%     7.62        5.161%      7.62        5.161%      7.62        5.161%      7.62        5.161%      7.57
100-12            5.145%     7.62        5.145%      7.62        5.145%      7.62        5.145%      7.62        5.145%      7.57
100-16            5.129%     7.62        5.129%      7.62        5.129%      7.62        5.129%      7.62        5.128%      7.57
100-20            5.112%     7.62        5.112%      7.62        5.112%      7.62        5.112%      7.62        5.112%      7.57
100-24            5.096%     7.63        5.096%      7.63        5.096%      7.63        5.096%      7.63        5.095%      7.58
100-28            5.080%     7.63        5.080%      7.63        5.080%      7.63        5.080%      7.63        5.079%      7.58
101-00            5.064%     7.63        5.064%      7.63        5.064%      7.63        5.064%      7.63        5.063%      7.58
101-04            5.047%     7.63        5.047%      7.63        5.047%      7.63        5.047%      7.63        5.046%      7.58

WEIGHTED AVERAGE
LIFE (YRS.)              9.97                 9.97                     9.97                   9.97                    9.89

FIRST PRINCIPAL
PAYMENT DATE          8/15/2015             8/15/2015               8/15/2015               8/15/2015               7/15/2015

LAST PRINCIPAL
PAYMENT DATE          8/15/2015             8/15/2015               8/15/2015               8/15/2015               7/15/2015


                                                                    ANNEX C-1-11

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.260%     7.59        5.260%      7.59        5.260%      7.59        5.260%      7.59        5.260%      7.54
100-00            5.244%     7.59        5.244%      7.59        5.244%      7.59        5.244%      7.59        5.244%      7.55
100-04            5.228%     7.60        5.228%      7.60        5.228%      7.60        5.228%      7.60        5.227%      7.55
100-08            5.211%     7.60        5.211%      7.60        5.211%      7.60        5.211%      7.60        5.211%      7.55
100-12            5.195%     7.60        5.195%      7.60        5.195%      7.60        5.195%      7.60        5.194%      7.55
100-16            5.178%     7.60        5.178%      7.60        5.178%      7.60        5.178%      7.60        5.178%      7.55
100-20            5.162%     7.61        5.162%      7.61        5.162%      7.61        5.162%      7.61        5.162%      7.56
100-24            5.146%     7.61        5.146%      7.61        5.146%      7.61        5.146%      7.61        5.145%      7.56
100-28            5.130%     7.61        5.130%      7.61        5.130%      7.61        5.130%      7.61        5.129%      7.56
101-00            5.113%     7.61        5.113%      7.61        5.113%      7.61        5.113%      7.61        5.112%      7.56
101-04            5.097%     7.61        5.097%      7.61        5.097%      7.61        5.097%      7.61        5.096%      7.57

WEIGHTED AVERAGE
LIFE (YRS.)             9.97                  9.97                     9.97                   9.97                    9.89

FIRST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               7/15/2015

LAST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               7/15/2015


                                                                    ANNEX C-1-12

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.291%     7.58        5.291%      7.58        5.291%      7.58        5.291%      7.58        5.291%      7.53
100-00            5.275%     7.58        5.275%      7.58        5.275%      7.58        5.275%      7.58        5.274%      7.53
100-04            5.258%     7.58        5.258%      7.58        5.258%      7.58        5.258%      7.58        5.258%      7.54
100-08            5.242%     7.59        5.242%      7.59        5.242%      7.59        5.242%      7.59        5.241%      7.54
100-12            5.225%     7.59        5.225%      7.59        5.225%      7.59        5.225%      7.59        5.225%      7.54
100-16            5.209%     7.59        5.209%      7.59        5.209%      7.59        5.209%      7.59        5.208%      7.54
100-20            5.193%     7.59        5.193%      7.59        5.193%      7.59        5.193%      7.59        5.192%      7.55
100-24            5.176%     7.60        5.176%      7.60        5.176%      7.60        5.176%      7.60        5.176%      7.55
100-28            5.160%     7.60        5.160%      7.60        5.160%      7.60        5.160%      7.60        5.159%      7.55
101-00            5.144%     7.60        5.144%      7.60        5.144%      7.60        5.144%      7.60        5.143%      7.55
101-04            5.127%     7.60        5.127%      7.60        5.127%      7.60        5.127%      7.60        5.126%      7.55

WEIGHTED AVERAGE
LIFE (YRS.)              9.97                 9.97                    9.97                    9.97                    9.89

FIRST PRINCIPAL
PAYMENT DATE          8/15/2015             8/15/2015              8/15/2015                8/15/2015               7/15/2015

LAST PRINCIPAL
PAYMENT DATE          8/15/2015             8/15/2015              8/15/2015                8/15/2015               7/15/2015


                                                                    ANNEX C-1-13

              WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE,
                          LAST PRINCIPAL PAYMENT DATE,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

 99-28            5.311%     7.57        5.311%      7.57        5.311%      7.57        5.311%      7.57        5.311%      7.56
100-00            5.295%     7.58        5.295%      7.58        5.295%      7.58        5.295%      7.58        5.295%      7.57
100-04            5.278%     7.58        5.278%      7.58        5.278%      7.58        5.278%      7.58        5.278%      7.57
100-08            5.262%     7.58        5.262%      7.58        5.262%      7.58        5.262%      7.58        5.262%      7.57
100-12            5.246%     7.58        5.246%      7.58        5.246%      7.58        5.246%      7.58        5.246%      7.57
100-16            5.229%     7.58        5.229%      7.58        5.229%      7.58        5.229%      7.58        5.229%      7.57
100-20            5.213%     7.59        5.213%      7.59        5.213%      7.59        5.213%      7.59        5.213%      7.58
100-24            5.197%     7.59        5.197%      7.59        5.197%      7.59        5.197%      7.59        5.196%      7.58
100-28            5.180%     7.59        5.180%      7.59        5.180%      7.59        5.180%      7.59        5.180%      7.58
101-00            5.164%     7.59        5.164%      7.59        5.164%      7.59        5.164%      7.59        5.164%      7.58
101-04            5.148%     7.60        5.148%      7.60        5.148%      7.60        5.148%      7.60        5.148%      7.59

WEIGHTED AVERAGE
LIFE (YRS.)             9.97                  9.97                     9.97                   9.97                    9.96

FIRST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               7/15/2015

LAST PRINCIPAL
PAYMENT DATE         8/15/2015              8/15/2015               8/15/2015               8/15/2015               8/15/2015


                                                                    ANNEX C-1-14

   PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X-CP CERTIFICATES



                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                -------------------------------------------------------------------------------------------------------------------
PRICE (32NDS)          0% CPR                25% CPR                   50% CPR                75% CPR                 100% CPR
------------    -------------------     -------------------     -------------------     -------------------     -------------------
                   CBE     Modified       CBE      Modified       CBE       Modified      CBE      Modified       CBE      Modified
                  Yield    Duration      Yield     Duration      Yield      Duration     Yield     Duration      Yield     Duration
                   (%)      (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)       (%)       (Years)
                -------------------     -------------------     -------------------     -------------------     -------------------

1-31              7.611%     2.76        7.611%      2.76        7.611%      2.76        7.611%      2.76        7.611%      2.76
2-00              7.049%     2.79        7.049%      2.79        7.049%      2.79        7.049%      2.79        7.049%      2.79
2-01              6.501%     2.82        6.501%      2.82        6.501%      2.82        6.501%      2.82        6.501%      2.82
2-02              5.967%     2.84        5.967%      2.84        5.967%      2.84        5.967%      2.84        5.967%      2.84
2-03              5.446%     2.87        5.446%      2.87        5.446%      2.87        5.446%      2.87        5.446%      2.87
2-04              4.937%     2.89        4.937%      2.89        4.937%      2.89        4.937%      2.89        4.937%      2.89
2-05              4.439%     2.92        4.439%      2.92        4.439%      2.92        4.439%      2.92        4.439%      2.92
2-06              3.953%     2.94        3.953%      2.94        3.953%      2.94        3.953%      2.94        3.953%      2.94
2-07              3.478%     2.97        3.478%      2.97        3.478%      2.97        3.478%      2.97        3.478%      2.97
2-08              3.013%     2.99        3.013%      2.99        3.013%      2.99        3.013%      2.99        3.013%      2.99
2-09              2.558%     3.02        2.558%      3.02        2.558%      3.02        2.558%      3.02        2.558%      3.02


                                   ANNEX C-2
                                DECREMENT TABLES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES



                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------
DISTRIBUTION DATE                       0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
-----------------                       ------  -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................       88       88       88       88       88
August 2007 .......................       75       75       75       75       75
August 2008 .......................       51       51       51       51       51
August 2009 .......................       19       19       19       19       19
August 2010 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years)...     2.82     2.78     2.78     2.78     2.78


                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES



                                       0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years)...     4.65     4.63     4.59     4.53     4.24


                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................       66       66       66       66       66
August 2012 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years)...     6.56     6.55     6.53     6.51     6.35


                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................       99       99       99       99       99
August 2011 .......................       66       66       66       66       66
August 2012 .......................       63       63       63       63       63
August 2013 .......................       26       26       26       26       26
August 2014 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years)...     7.01     7.01     7.00     7.00     7.00


                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................       93       93       93       93       93
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.66     9.64     9.61     9.57     9.35


                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................       99       99       99       99       99
August 2009 .......................       98       98       98       98       98
August 2010 .......................       75       75       75       75       75
August 2011 .......................       74       74       74       74       74
August 2012 .......................       74       74       74       74       74
August 2013 .......................       73       73       73       73       73
August 2014 .......................       64       64       64       64       64
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     8.41     8.39     8.37     8.36     8.21


                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------

DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.89     9.89     9.89     9.87     9.67


                                                                     ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                              OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.94     9.94     9.93     9.92     9.77


                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                              OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.97     9.97     9.97     9.97     9.89


                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.97     9.97     9.97     9.97     9.89


                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.97     9.97     9.97     9.97     9.89


                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.97     9.97     9.97     9.97     9.89


                                                                    ANNEX C-2-13

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES



                                      0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                OTHERWISE AT INDICATED CPR
                                      ---------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR  50% CPR  75% CPR  100% CPR
-----------------                      ------   -------  -------  -------  --------

Initial Percentage ................      100%    100%    100%    100%    100%
August 2006 .......................      100      100      100      100      100
August 2007 .......................      100      100      100      100      100
August 2008 .......................      100      100      100      100      100
August 2009 .......................      100      100      100      100      100
August 2010 .......................      100      100      100      100      100
August 2011 .......................      100      100      100      100      100
August 2012 .......................      100      100      100      100      100
August 2013 .......................      100      100      100      100      100
August 2014 .......................      100      100      100      100      100
August 2015 and thereafter ........        0        0        0        0        0

Weighted Average Life (in years) ..     9.97     9.97     9.97     9.97     9.96


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX D
                      FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
135 S. LaSalle Street Suite 1625                           SERIES 2005-C5                         Prior Payment:              N/A
Chicago, IL   60603                                                                               Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:
Issue Id:              LUBS05C5 | REMIC Certificate Report                               |  First Payment Date:           9/15/2005
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:
          LUBS05C5_YYYYMM_3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level Detail                                      |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                                         DEPOSITOR: SASCO II
                                        UNDERWRITER: Lehman Brothers Inc., UBS Securities LLC
                                                 MASTER SERVICER: Wachovia Bank, NA
                                                SPECIAL SERVICER: LNR Partners, Inc.
                                 RATING AGENCY: Inc., Standard & Poor's Rating Services, Fitch, Inc.

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================



08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO
LaSalle Bank N.A.
                                                 LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
WA Life Term:                                              SERIES 2005-C5                         Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:        10/17/2005
Current Index:                                                                                    Record Date:          8/31/2005
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT




===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================


Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION


================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================



========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================





=================================================================================
              |          |                |   Remaining  |
Distributable | Interest | Current Period |  Outstanding |   Credit Support
 Certificate  |  Payment | (Shortfall)/   |   Interest   |-----------------------
Interest (2)  |  Amount  |   Recovery     |  Shortfalls  | Original | Current (4)
---------------------------------------------------------------------------------
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
---------------------------------------------------------
         0.00     0.00                               0.00
=================================================================================


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY




========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY




=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure           REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance        #      Balance      #      Balance       #      Balance     #       Balance
================    =======================================================================================================

   07/15/05

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================


===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




====================================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
            ------------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

  07/15/05

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================



===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT





=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================


===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL





============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================




======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================

======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More    7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment         9. P&I Advance (REO)
5.  Prepaid in Full                                   9. REO
6.  Specially Serviced                               10. DPO
                                                     11. Modification
======================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans     Balance    Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0           0      0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0          0     0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
   0       to       60
  61       to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0        0     0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                           SERIES 2005-C5                         Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                         0           0    0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0          0      0.00%
================================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                       SERIES 2005-C5                             Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL





======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================


================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL



=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================



========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================


(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS





=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL





========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL





=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================


================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  APPRAISAL REDUCTION DETAIL



=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================



========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

              MONTHS     INTEREST ACCRUAL PERIOD *     REFERENCE RATE (%)
              ------     -------------------------     ------------------
                 1      August-05                            5.52919
                 2      September-05                         5.34852
                 3      October-05                           5.52928
                 4      November-05                          5.34861
                 5      December-05                          5.34872
                 6      January-06                           5.34877
                 7      February-06                          5.34877
                 8      March-06                             5.52953
                 9      April-06                             5.34885
                10      May-06                               5.52962
                11      June-06                              5.34894
                12      July-06                              5.52972
                13      August-06                            5.52977
                14      September-06                         5.34908
                15      October-06                           5.52987
                16      November-06                          5.34918
                17      December-06                          5.34930
                18      January-07                           5.34934
                19      February-07                          5.34936
                20      March-07                             5.53013
                21      April-07                             5.34943
                22      May-07                               5.53023
                23      June-07                              5.34953
                24      July-07                              5.53034
                25      August-07                            5.53040
                26      September-07                         5.34972
                27      October-07                           5.53056
                28      November-07                          5.34987
                29      December-07                          5.53072
                30      January-08                           5.35010
                31      February-08                          5.35014
                32      March-08                             5.53097
                33      April-08                             5.35028
                34      May-08                               5.53111
                35      June-08                              5.35038
                36      July-08                              5.53121
                37      August-08                            5.53126
                38      September-08                         5.35053
                39      October-08                           5.53137
                40      November-08                          5.35063
                41      December-08                          5.35075
                42      January-09                           5.35080
                43      February-09                          5.35112
                44      March-09                             5.53164
                45      April-09                             5.35090
                46      May-09                               5.53175
                47      June-09                              5.35101
                48      July-09                              5.53186
                49      August-09                            5.53193
                50      September-09                         5.35120

----------
* Reflects calendar month in which subject interest accrual period begins.

                                      E-1

             MONTHS    INTEREST ACCRUAL PERIOD *     REFERENCE RATE (%)
             ------    -------------------------     ------------------
               51     October-09                            5.53208
               52     November-09                           5.35134
               53     December-09                           5.35149
               54     January-10                            5.35156
               55     February-10                           5.35194
               56     March-10                              5.58910
               57     April-10                              5.40649
               58     May-10                                5.58191
               59     June-10                               5.40656
               60     July-10                               5.59002
               61     August-10                             5.59005
               62     September-10                          5.40739
               63     October-10                            5.59012
               64     November-10                           5.40745
               65     December-10                           5.40757
               66     January-11                            5.40760
               67     February-11                           5.40800
               68     March-11                              5.59028
               69     April-11                              5.40761
               70     May-11                                5.59034
               71     June-11                               5.40767
               72     July-11                               5.59041
               73     August-11                             5.59485
               74     September-11                          5.41204
               75     October-11                            5.59493
               76     November-11                           5.41212
               77     December-11                           5.59501
               78     January-12                            5.41228
               79     February-12                           5.41238
               80     March-12                              5.59514
               81     April-12                              5.41232
               82     May-12                                5.59522
               83     June-12                               5.41240
               84     July-12                               5.59531

----------
* Reflects calendar month in which subject interest accrual period begins.

                                      E-2

                                    ANNEX F
                 CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

                                           CLASS A-AB
                                        PLANNED PRINCIPAL
                  DISTRIBUTION DATE*         BALANCE
                  ------------------         -------
                        September-05       76,000,000.00
                          October-05       76,000,000.00
                         November-05       76,000,000.00
                         December-05       76,000,000.00
                          January-06       76,000,000.00
                         February-06       76,000,000.00
                            March-06       76,000,000.00
                            April-06       76,000,000.00
                              May-06       76,000,000.00
                             June-06       76,000,000.00
                             July-06       76,000,000.00
                           August-06       76,000,000.00
                        September-06       76,000,000.00
                          October-06       76,000,000.00
                         November-06       76,000,000.00
                         December-06       76,000,000.00
                          January-07       76,000,000.00
                         February-07       76,000,000.00
                            March-07       76,000,000.00
                            April-07       76,000,000.00
                              May-07       76,000,000.00
                             June-07       76,000,000.00
                             July-07       76,000,000.00
                           August-07       76,000,000.00
                        September-07       76,000,000.00
                          October-07       76,000,000.00
                         November-07       76,000,000.00
                         December-07       76,000,000.00
                          January-08       76,000,000.00
                         February-08       76,000,000.00
                            March-08       76,000,000.00
                            April-08       76,000,000.00
                              May-08       76,000,000.00
                             June-08       76,000,000.00
                             July-08       76,000,000.00
                           August-08       76,000,000.00
                        September-08       76,000,000.00
                          October-08       76,000,000.00
                         November-08       76,000,000.00
                         December-08       76,000,000.00
                          January-09       76,000,000.00
                         February-09       76,000,000.00
                            March-09       76,000,000.00
                            April-09       76,000,000.00
                              May-09       76,000,000.00
                             June-09       76,000,000.00
                             July-09       76,000,000.00
----------
* Reflects month and year in which distribution date occurs.

                                      F-1

                                           CLASS A-AB
                                        PLANNED PRINCIPAL
                  DISTRIBUTION DATE*         BALANCE
                  ------------------         -------
                           August-09       76,000,000.00
                        September-09       76,000,000.00
                          October-09       76,000,000.00
                         November-09       76,000,000.00
                         December-09       76,000,000.00
                          January-10       76,000,000.00
                         February-10       76,000,000.00
                            March-10       76,000,000.00
                            April-10       76,000,000.00
                              May-10       76,000,000.00
                             June-10       76,000,000.00
                             July-10       76,000,000.00
                           August-10       75,148,142.83
                        September-10       73,151,000.00
                          October-10       70,923,000.00
                         November-10       68,907,000.00
                         December-10       66,659,000.00
                          January-11       64,622,000.00
                         February-11       62,577,000.00
                            March-11       59,857,000.00
                            April-11       57,788,000.00
                              May-11       55,490,000.00
                             June-11       53,401,000.00
                             July-11       51,082,000.00
                           August-11       49,800,000.00
                        September-11       49,600,000.00
                          October-11       49,400,000.00
                         November-11       49,200,000.00
                         December-11       49,000,000.00
                          January-12       48,800,000.00
                         February-12       48,600,000.00
                            March-12       48,400,000.00
                            April-12       48,200,000.00
                              May-12       48,000,000.00
                             June-12       47,800,000.00
                             July-12       47,600,000.00
                           August-12       47,521,258.87
                        September-12       45,398,000.00
                          October-12       43,060,000.00
                         November-12       40,916,000.00
                         December-12       38,558,000.00
                          January-13       36,392,000.00
                         February-13       34,217,000.00
                            March-13       31,422,000.00
                            April-13       29,223,000.00
                              May-13       26,812,000.00
                             June-13       24,591,000.00
                             July-13       22,158,000.00
                           August-13       19,915,000.00
                        September-13       17,661,000.00
----------
* Reflects month and year in which distribution date occurs.

                                      F-2

                                             CLASS A-AB
                                          PLANNED PRINCIPAL
                    DISTRIBUTION DATE*         BALANCE
                    ------------------         -------
                            October-13       15,197,000.00
                           November-13       12,921,000.00
                           December-13       10,435,000.00
                            January-14        8,137,000.00
                           February-14        5,827,000.00
                              March-14        2,912,000.00
                              April-14          578,000.00
                                May-14                0.00

----------
*  Reflects month and year in which distribution date occurs.

                                      F-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX G
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through Certificates, Series
2005-C5, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class
F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including
August 11, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry

                                      G-1

certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including August 11, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

                                      G-2

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed,

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary, and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed,

               (ii)  certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

                                      G-3

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      G-4

                                    ANNEX H
               ADDITIONAL SUMMARY INFORMATION ON THE TRANSACTION

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           LB-UBS COMMERCIAL MORTGAGE
                                  TRUST 2005-C5
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-C5
    CLASSES A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X-CP, B, C, D, E AND F
              $2,197,564,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

AUGUST 15, 2005

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

--------------------------------------------------------------------------------

I.         Transaction Highlights

II.        Structural Highlights

III.       Collateral Pool Highlights

IV.        Investment Grade and Significant Mortgage Loans

V.         Investor Reporting

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

THIS ANNEX CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE OFFERING BEING
MADE BY THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION
YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY
READ THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.
CAPITALIZED TERMS USED IN THIS ANNEX BUT NOT OTHERWISE DEFINED WILL HAVE THE
RESPECTIVE MEANINGS ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THIS PROSPECTUS
SUPPLEMENT.

Series and Class Designation:     LB-UBS Commercial Mortgage Trust 2005-C5 (the
                                  "Trust"), Commercial Mortgage Pass-Through
                                  Certificates, Series 2005-C5 (the
                                  "Certificates"), to be issued in multiple
                                  classes (each, a "Class") designated as
                                  Classes A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP,
                                  X-CL, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
                                  M, N, P, Q, S, T, R-I, R-II, R-III and V. The
                                  Certificates will evidence the entire
                                  beneficial ownership of the assets of the
                                  Trust (such assets, collectively, the "Trust
                                  Fund").

Offered Certificates:             The Offered Certificates will consist of the
                                  Class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP,
                                  A-M, A-J, B, C, D, E and F Certificates. The
                                  Offered Certificates are the only securities
                                  offered by this prospectus supplement. The
                                  Offered Certificates will have a total
                                  principal balance of approximately
                                  $2,197,564,000.

Non-Offered Certificates:         The Class X-CL, G, H, J, K, L, M, N, P, Q, S,
                                  T, R-I, R-II, R-III and V Certificates are the
                                  Non-Offered Certificates and will either be
                                  retained by the Depositor (as identified
                                  below) or transferred in transactions that do
                                  not require registration under the Securities
                                  Act of 1933, as amended. The Non-Offered
                                  Certificates will have a total principal
                                  balance of approximately $146,504,538.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                        1

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Mortgage Pool:                    The primary asset of the Trust Fund will be a
                                  segregated pool (the "Mortgage Pool") of
                                  approximately 115 mortgage loans (the
                                  "Mortgage Loans") with a total Cut-off Date
                                  Balance (an "Initial Mortgage Pool Balance")
                                  of approximately $2,344,068,539, subject to a
                                  variance of plus or minus 5%. The "Cut-off
                                  Date Balance" of each Mortgage Loan will equal
                                  the unpaid principal balance of that Mortgage
                                  Loan as of the Cut-off Date (as identified
                                  below) after application of all payments of
                                  principal due on or before that date, whether
                                  or not received.

                                  For purposes of calculating certain
                                  distributions on certain Classes of the
                                  Certificates, the Mortgage Pool will be
                                  divided into the following two (2) loan groups
                                  (each, a "Loan Group"):

                                  1.  "Loan Group No. 1" which will consist of
                                      97 Mortgage Loans that will be secured by
                                      a variety of property types and that will
                                      have an aggregate Cut-off Date Balance
                                      (the "Initial Loan Group No.1 Balance") of
                                      approximately $2,171,745,637, representing
                                      92.6% of the Initial Mortgage Pool
                                      Balance; and

                                  2.  "Loan Group No. 2" which will consist of
                                      18 Mortgage Loans that will be secured by
                                      solely multifamily and mobile home park
                                      property types and that will have an
                                      aggregate Cut-off Date Balance (the
                                      "Initial Loan Group No. 2 Balance") of
                                      $172,322,902, representing 7.4% of the
                                      Initial Mortgage Pool Balance.

                                  Some Mortgage Loans secured by multifamily and
                                  mobile home park property types will be
                                  included in Loan Group No. 1.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       2

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Co-Lead Manager/Sole Book Runner:   Lehman Brothers Inc.

Co-Lead Manager:                    UBS Securities LLC

Rating Agencies:                    Standard & Poor's, a division of The McGraw-
                                    Hill Companies, Inc. ("S&P") and Fitch
                                    Ratings, Inc. ("Fitch")

Depositor:                          Structured Asset Securities Corporation II.

Trustee:                            LaSalle Bank National Association.

Fiscal Agent:                       ABN AMRO Bank N.V.

Master Servicer:                    Wachovia Bank, National Association.

Special Servicer:                   LNR Partners, Inc.

Cut-Off Date:                       Individually and collectively, as the
                                    context may require, with respect to each
                                    Mortgage Loan, the later of August 11, 2005
                                    and the related date of origination.

Determination Date:                 11th day of each month or if such day is not
                                    a business day, then the following business
                                    day.

Distribution Date:                  4th business day after the Determination
                                    Date of each month, commencing in September
                                    2005.

Interest Accrual Period:            With respect to any Distribution Date, the
                                    period commencing on the 11th day of the
                                    month preceding the month in which that
                                    Distribution Date occurs and ending on the
                                    10th day of the month in which that
                                    Distribution Date occurs.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       3

TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

ERISA:                              The Depositor anticipates that, subject to
                                    satisfaction of the conditions referred to
                                    under "ERISA Considerations" in this
                                    prospectus supplement, retirement plans and
                                    other employee benefit plans and
                                    arrangements subject to (a) Title I of the
                                    Employee Retirement Income Security Act of
                                    1974, as amended ("ERISA"), or (b) section
                                    4975 of the Internal Revenue Code of 1986,
                                    as amended (the "Internal Revenue Code"),
                                    will be able to invest in the Offered
                                    Certificates without giving rise to a
                                    prohibited transaction. This is based upon
                                    an individual prohibited transaction
                                    exemption granted to a predecessor to Lehman
                                    Brothers Inc. by the U.S. Department of
                                    Labor.

Tax:                                The Offered Certificates will evidence
                                    regular interests in, and generally be
                                    treated as debt obligations of, a real
                                    estate mortgage investment conduit (a
                                    "REMIC") under the applicable provisions of
                                    the Internal Revenue Code.

SMMEA:                              The Offered Certificates will not be
                                    mortgage related securities within the
                                    meaning of the Secondary Mortgage Market
                                    Enhancement Act of 1984, as amended
                                    ("SMMEA").

Settlement:                         Through the book-entry facilities of The
                                    Depository Trust Company ("DTC") in the case
                                    of all Offered Certificates.

Denominations:                                                      Minimum
                                             Class               Denomination(1)
                                    -------------------------    ---------------
                                    Classes A-1, A-2, A-3,
                                    A-AB, A-4, A-1A, A-M,
                                    A-J, B, C, D, E and F            $10,000
                                    Class X-CP                      $250,000

Bloomberg:                          It is expected that cash flows will be
                                    modeled on Bloomberg.

Lehman Brothers CMBS Index:         It is expected that the Offered Certificates
                                    will be included in the Lehman Brothers CMBS
                                    Index.

-----------------
1.   Increments of $1 thereafter.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       4

--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

OFFERED CERTIFICATES

------------------------------------        ------------------------------------
            LOAN GROUP 1                                LOAN GROUP 2
     Approximately $2.17 billion                Approximately $172.3 million
Commercial and Multifamily Loans(1)                 Multifamily Loans(2)
------------------------------------        ------------------------------------
                 |                                  |
            100% |                                  |   100%
                 |                                  |
                \|/                                \|/
        --------------------------------------------------|
             Class A-1(3)       |                         |
        -------------------------                         |-------------------
             Class A-2(3)       |                         |                  |
        -------------------------                         |                  |
             Class A-3(3)       |  Class A-1A(4)          |                  |
        -------------------------                         |                  |
             Class A-AB(3)      |                         |                  |
        -------------------------                         |                  |
             Class A-4(3)       |                         |                  |
        --------------------------------------------------|    Class X-CP(5) |
                           Class A-M                                         |
        --------------------------------------------------|                  |
                           Class A-J                      |                  |
        --------------------------------------------------|                  |
                             Class B                      |                  |
        --------------------------------------------------|                  |
                             Class C                      |                  |
        --------------------------------------------------|                  |
                             Class D                      |                  |
        --------------------------------------------------|                  |
                             Class E                      |                  |
        --------------------------------------------------|                  |
                             Class F                      |                  |
        --------------------------------------------------|-------------------

------------------
1.   Includes the Lombard Place I DE, LLC, Tim Smith Portfolio, Pacific Prestige
     Properties I DE, LLC, Oak Grove at Wildewood, Indian Creek, and Oak Grove
     at Lexington loans. Includes a mobile home park loan.
2.   Excludes the Lombard Place I DE, LLC, Tim Smith Portfolio, Pacific Prestige
     Properties I DE, LLC, Oak Grove at Wildewood, Indian Creek, and Oak Grove
     at Lexington loans. Includes a mobile home park loan.
3.   100% of all scheduled and unscheduled payments received with respect to the
     Mortgage Loans constituting Loan Group 1 will generally be applied to make distributions to the Class A-1, A-2, A-3, A-AB and A-4 certificates prior to being applied to making any distributions of principal to the A-1A certificates, unless and until Classes A-M through T have all been reduced to zero, in which case Class A-1, Class A-2, Class A-3, Class A-AB, Class
     A-4 and Class A-1A will be pro rata.
4.   100% of all scheduled and unscheduled payments received with respect to the
     Mortgage Loans constituting Loan Group 2 will generally be applied to make distributions to the A-1A certificates prior to being applied to making any distributions of principal to the A-1, A-2, A-3, A-AB and A-4 certificates, unless and until Classes A-M through T have all been reduced to zero, in which case Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
     A-1A will be pro rata.
5.   The Class X-CP certificates accrue interest at the weighted average of certain strip rates off of a notional amount that will initially equal all or specified portions of the respective principal balances of the Class
     A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J
     Certificates.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       5

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE



------------------------------------------------------------------------------------------------------------------------------------
                APPROX. INITIAL TOTAL                                                           WTD.
     CLASS      PRINCIPAL BALANCE OR     RATINGS        APPROXIMATE     PASS-THROUGH RATE    AVG. LIFE
                 NOTIONAL AMOUNT ($)    (S&P/FITCH)  CREDIT SUPPORT(3)     DESCRIPTION        (YEARS)(8)   PRINCIPAL WINDOW(8)
------------------------------------------------------------------------------------------------------------------------------------

Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
    A-1                  $78,000,000      AAA/AAA          30.000%(4)      Fixed Rate            2.82        09/2005 - 03/2010
------------------------------------------------------------------------------------------------------------------------------------
    A-2                 $347,000,000      AAA/AAA          30.000%(4)      Fixed Rate            4.65        03/2010 - 08/2010
------------------------------------------------------------------------------------------------------------------------------------
    A-3                 $158,000,000      AAA/AAA          30.000%(4)      Fixed Rate            6.56        08/2011 - 08/2012
------------------------------------------------------------------------------------------------------------------------------------
    A-AB                 $76,000,000      AAA/AAA          30.000%(4)      Fixed Rate            7.01        08/2010 - 05/2014
------------------------------------------------------------------------------------------------------------------------------------
    A-4                 $809,525,000      AAA/AAA          30.000%(4)      Fixed Rate            9.66        05/2014 - 06/2015
------------------------------------------------------------------------------------------------------------------------------------
    A-1A                $172,322,000      AAA/AAA          30.000%(4)      Fixed Rate            8.41        09/2005 - 07/2015
------------------------------------------------------------------------------------------------------------------------------------
    A-M                 $234,407,000      AAA/AAA          20.000%        Fixed Rate(5)          9.89        07/2015 - 07/2015
------------------------------------------------------------------------------------------------------------------------------------
    A-J                 $187,526,000      AAA/AAA          12.000%        Fixed Rate(5)          9.94        07/2015 - 08/2015
------------------------------------------------------------------------------------------------------------------------------------
       B                 $20,510,000      AA+/AA+          11.125%        Fixed Rate(5)          9.97        08/2015 - 08/2015
------------------------------------------------------------------------------------------------------------------------------------
       C                 $32,231,000       AA/AA            9.750%        Fixed Rate(5)          9.97        08/2015 - 08/2015
------------------------------------------------------------------------------------------------------------------------------------
       D                 $29,301,000      AA-/AA-           8.500%        Fixed Rate(5)          9.97        08/2015 - 08/2015
------------------------------------------------------------------------------------------------------------------------------------
       E                 $23,441,000       A+/A+            7.500%        Fixed Rate(5)          9.97        08/2015 - 08/2015
------------------------------------------------------------------------------------------------------------------------------------
       F                 $29,301,000        A/A             6.250%        Fixed Rate(5)          9.97        08/2015 - 08/2015
------------------------------------------------------------------------------------------------------------------------------------
      X-CP            $2,206,083,000(2)   AAA/AAA             N/A        Variable IO(6)          5.45(9)   08/2006 - 08/2012 (10)
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates(1)
------------------------------------------------------------------------------------------------------------------------------------
      X-CL            $2,344,068,538(2)   AAA/AAA             N/A        Variable IO(6)          8.61(9)   09/2005 - 06/2020 (10)
------------------------------------------------------------------------------------------------------------------------------------
       G                 $26,371,000       A-/A-            5.125%        Fixed Rate(5)         10.04        08/2015 - 10/2016
------------------------------------------------------------------------------------------------------------------------------------
       H                 $23,440,000     BBB+/BBB+          4.125%        Fixed Rate(5)         12.51        10/2016 - 01/2020
------------------------------------------------------------------------------------------------------------------------------------
       J                 $14,651,000      BBB/BBB           3.500%        Fixed Rate(5)         14.51        01/2020 - 04/2020
------------------------------------------------------------------------------------------------------------------------------------
       K                 $20,510,000     BBB-/BBB-          2.625%         WAC(7)               14.65        04/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       L                  $8,790,000      BB+/BB+           2.250%         Fixed Rate           14.72        05/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       M                  $5,861,000       BB/BB            2.000%         Fixed Rate           14.72        05/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       N                  $8,790,000      BB-/BB-           1.625%         Fixed Rate           14.72        05/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       P                  $2,930,000       B+/NR            1.500%         Fixed Rate           14.72        05/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       Q                  $5,860,000        B/NR            1.250%         Fixed Rate           14.72        05/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       S                  $5,860,000       B-/NR            1.000%         Fixed Rate           14.72        05/2020 - 05/2020
------------------------------------------------------------------------------------------------------------------------------------
       T                 $23,441,538       NR/NR              N/A          Fixed Rate           14.79        05/2020 - 06/2020
------------------------------------------------------------------------------------------------------------------------------------


--------------
See footnotes on next page

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       6

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE (CONT.)

1.   The Non-Offered Certificates are not offered by this prospectus supplement or the accompanying prospectus. The Non-Offered Certificates also include the Class R-I, R-II, R-III and V Certificates, which are not shown in the table on the previous page and do not have principal balances, notional amounts or pass-through rates.
2.   Represents total notional amount. See "Description of the Offered
     Certificates - General" in this prospectus supplement.
3.   Represents the total principal balance of all more subordinate Classes of
     Certificates shown in the table on the previous page, expressed as a percentage of the Initial Mortgage Pool Balance.
4.   Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB, A-4 and
     A-1A Certificates.
5.   For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans is less than a specified fixed rate for the subject Class, then the applicable pass-through rate in effect for that
     Class will equal that weighted average net interest rate. See "Description of the Offered Certificates - Payments - Calculation of Pass-Through Rates"
     in this prospectus supplement.
6.   The Class X-CL and X-CP Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See
     "Description of the Offered Certificates - Payments - Calculation of
     Pass-Through Rates" in this prospectus supplement.
7.   The pass-through rates will equal the weighted average of certain net interest rates on the underlying mortgage loans ("WAC").
8.   Calculated, assuming among other things, 0% CPR (except that ARD Loans pay in full on their respective anticipated repayment dates) and no defaults or losses. Also based on Modeling Assumptions set forth in glossary to this prospectus supplement. Any deviation from these assumptions can result in a different (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.
9.   Represents the weighted average life of each dollar reduction in notional amount.
10.  Represents period over which the notional amount will be reduced to zero.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       7

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

General Distribution Matters:     The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                  A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q,
                                  S and T Certificates (collectively, the
                                  "Principal Balance Certificates") are the only
                                  Classes of Certificates with principal
                                  balances and, accordingly, the only Classes of
                                  Certificates that entitle holders to payments
                                  of principal. The Class X-CP and X-CL
                                  Certificates (collectively, the "Interest Only
                                  Certificates") do not have principal balances
                                  but do have notional amounts for purposes of
                                  the accrual of interest. The Principal Balance
                                  Certificates and the Interest Only
                                  Certificates (collectively, the "Regular
                                  Certificates") have pass-through rates and
                                  accrue interest. The Class R-I, R-II and R-III
                                  Certificates, which are residual interest
                                  certificates, do not have principal balances,
                                  notional amounts or pass-through rates and are
                                  not expected to receive any material
                                  distributions. The Class V Certificates
                                  entitle holders to certain additional interest
                                  accrued and collected on any ARD Loan that
                                  remains outstanding past it's anticipated
                                  repayment date.

Senior/Subordinate Structure:     The respective Classes of the Regular
                                  Certificates will entitle holders to varying
                                  degrees of seniority for purposes of--

                                  o   receiving payments of interest and, if and
                                      when applicable, payments of principal,
                                      and

                                  o   bearing the effects of losses on the
                                      Mortgage Loans, as well as default-related
                                      and other unanticipated expenses of the
                                      Trust.

                                  In connection therewith: (a) the Class A-1,
                                  A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL
                                  Certificates (collectively, the "Senior
                                  Certificates") will be the most senior Classes
                                  of the Certificates; (b) after the Senior
                                  Certificates, the Class A-M Certificates will
                                  be the next most senior Class of the
                                  Certificates; (c) after the Senior and Class
                                  A-M Certificates, the Class A-J Certificates
                                  will be the next most senior Class of the
                                  Certificates; and (d) thereafter, the Class B,
                                  C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                                  Certificates will, in the case of each of
                                  those Classes, be senior to each other such
                                  Class, if any, with a later alphabetic Class
                                  designation.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       8

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Sequential Pay Structure:         Distributions of principal and/or interest
                                  with respect to the respective Classes of
                                  Regular Certificates will be made in a
                                  generally sequential order reflecting the
                                  relative seniority of those Classes. In
                                  connection therewith, collections and advances
                                  on the Mortgage Loans that are available to
                                  make those distributions on any given
                                  Distribution Date will be applied (with some
                                  considerations given to whether the available
                                  funds came from Loan Group No. 1 or Loan Group
                                  No. 2): (a) first, to make distributions of
                                  interest with respect to the A-1, A-2, A-3,
                                  A-AB, A-4, A-1A, X-CP and X-CL Classes on a
                                  pro rata basis in accordance with the
                                  respective amounts of interest payable
                                  thereon; (b) second, to make distributions of
                                  principal with respect to the A-1, A-2, A-3,
                                  A-AB, A-4 and/or A-1A Classes in a manner
                                  consistent with the discussion under
                                  "--Principal Distributions" below; and (c)
                                  thereafter, to make distributions of interest
                                  and, consistent with the discussion under
                                  "--Principal Distributions" below, provided
                                  that all more senior Classes of Principal
                                  Balance Certificates have been retired,
                                  distributions of principal sequentially with
                                  respect to the remaining Classes of Principal
                                  Balance Certificates from the most senior,
                                  starting with the A-M Class, to the most
                                  subordinate, ending with the T Class. See
                                  "Description of the Offered
                                  Certificates--Payments--Priority of Payments"
                                  in this prospectus supplement.

Interest Distributions:           Each Class of Offered Certificates will be
                                  entitled on each Distribution Date, subject to
                                  available funds and the payment priorities
                                  described above, to interest accrued during
                                  the related Interest Accrual Period at the
                                  applicable pass-through rate on the total
                                  principal balance or total notional amount, as
                                  applicable, of that Class outstanding
                                  immediately prior to that Distribution Date,
                                  together with any unpaid interest with respect
                                  to that Class from any prior Distribution
                                  Dates. Interest on the Offered Certificates
                                  will be calculated on the basis of a 360-day
                                  year assumed to consist of twelve 30-day
                                  months. Distributions of interest with respect
                                  to the Offered Certificates may be reduced in
                                  connection with certain interest shortfalls
                                  arising out of prepayments on the Mortgage
                                  Loans. See "Description of the Offered
                                  Certificates--Payments--Payments of Interest"
                                  in this prospectus supplement.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       9

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions:          Subject to available funds and the payment
                                  priorities described above, the holders of
                                  each Class of Offered Certificates, other than
                                  the Class X-CP Certificates, will be entitled
                                  to receive a total amount of principal over
                                  time equal to the total principal balance of
                                  their particular Class.

                                  The Trustee is required to make distributions
                                  of principal to the holders of the various
                                  Classes of Principal Balance Certificates in a
                                  specified sequential order, such that:

                                  o   no payments of principal will be made to
                                      the holders of any of the Class G, H, J,
                                      K, L, M, N, P, Q, S and T Certificates
                                      until the total principal balance of the
                                      Offered Certificates (exclusive of the
                                      Class X-CP Certificates) is reduced to
                                      zero;

                                  o   no payments of principal will be made to
                                      the holders of the Class A-M, A-J, B, C,
                                      D, E or F Certificates until, in the case
                                      of each Class of those Offered
                                      Certificates, the total principal balance
                                      of all more senior Classes of Offered
                                      Certificates (exclusive of the Class X-CP
                                      Certificates) is reduced to zero;

                                  o   except as described in the paragraph
                                      following these bullets, no payments of
                                      principal allocable to Loan Group No. 1
                                      will be made to the holders of the Class
                                      A-1A Certificates until the total
                                      principal balance of the Class A-1, A-2,
                                      A-3, A-AB and A-4 Certificates is reduced
                                      to zero, and no payments of principal
                                      allocable to Loan Group No. 2 will be made
                                      to the holders of the Class A-1, A-2, A-3,
                                      A-AB and A-4 Certificates until the total
                                      principal balance of the Class A-1A
                                      Certificates is reduced to zero;

                                  o   on any given Distribution Date, except as
                                      described in the paragraph following these
                                      bullets, the total principal balance of
                                      the Class A-AB Certificates must be paid
                                      down to the applicable scheduled principal
                                      balance for that Class set forth on Annex
                                      F to this prospectus supplement before any
                                      payments of principal are made with
                                      respect to the Class A-1, A-2, A-3 and/or
                                      A-4 Certificates on that Distribution
                                      Date; and

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       10

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions (cont.):

                                  o   except as described in the paragraph
                                      following these bullets, no payments of
                                      principal will be made to the holders of
                                      the Class A-4 Certificates until the total
                                      principal balance of the Class A-1, A-2,
                                      A-3 and A-AB Certificates is reduced to
                                      zero, no payments of principal will be
                                      made to the holders of the Class A-AB
                                      Certificates (other than as described in
                                      the immediately preceding bullet) until
                                      the total principal balance of the Class
                                      A-1, A-2 and A-3 Certificates is reduced
                                      to zero, no payments of principal will be
                                      made to the holders of the Class A-3
                                      Certificates until the total principal
                                      balance of the Class A-1 and A-2
                                      Certificates is reduced to zero, and no
                                      payments of principal will be made to the
                                      holders of the Class A-2 Certificates
                                      until the total principal balance of the
                                      Class A-1 Certificates is reduced to zero.

                                  Because of losses on the Mortgage Loans and/or
                                  default-related or other unanticipated
                                  expenses of the trust, the total principal
                                  balance of the Class A-M, A-J, B, C, D, E, F,
                                  G, H, J, K, L, M, N, P, Q , S and T
                                  Certificates could be reduced to zero at a
                                  time when the Class A-1, A-2, A-3, A-AB, A-4
                                  and A-1A Certificates, or any two or more
                                  Classes of those Senior Certificates, remain
                                  outstanding. Under those circumstances, and
                                  notwithstanding the discussion above, any
                                  payments of principal on the outstanding Class
                                  A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates
                                  will be made among those Classes of Senior
                                  Certificates on a pro rata basis in accordance
                                  with their respective total principal
                                  balances.

                                  In general, the maximum amount of principal to
                                  be distributed on any given Distribution Date
                                  with respect to the Principal Balance
                                  Certificates, subject to available funds, will
                                  equal the Total Principal Payment Amount
                                  described in the glossary to this prospectus
                                  supplement. However, on the final Distribution
                                  Date, subject to available funds and the
                                  payment priorities described above, the
                                  holders of each Class of Principal Balance
                                  Certificates will be entitled to receive
                                  principal up to the remaining unpaid principal
                                  balance of those Certificates.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       11

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Losses:                           Losses realized on the Mortgage Loans and
                                  certain default-related and other
                                  unanticipated expenses, if any, will be
                                  allocated to the T, S, Q, P, N, M, L, K, J, H,
                                  G, F, E, D, C, B, A-J and A-M Classes, in that
                                  order, in each case until the total principal
                                  balance of the subject Class is reduced to
                                  zero, and then to the A-1, A-2, A-3, A-AB, A-4
                                  and A-1A Classes, on a pro rata basis in
                                  accordance with the respective total principal
                                  balances of those Classes.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       12

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

CALL PROTECTION(1)(2)



===================================================================================================================================
                                                                                                         STATISTICAL DATA(3)
-----------------------------------------------------------------------------------------------------------------------------------

Mortgage Loans with Initial Lock-Out Period & Defeasance Period Thereafter                                   78.1%(4)
-----------------------------------------------------------------------------------------------------------------------------------
Mortgage Loans with Initial Lock-Out Period & Yield Maintenance Period Thereafter                            12.5%(4)
-----------------------------------------------------------------------------------------------------------------------------------
Mortgage Loans with Initial Lock-Out Period Followed by a Defeasance or Yield Maintenance Period              9.4%(4)
-----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Lock-Out Period or Lock-Out & Defeasance Period(5)                             85.5 months
-----------------------------------------------------------------------------------------------------------------------------------
Weighted Average Prepayment Open Period                                                                    3.6 months(6)
===================================================================================================================================




=======================================================================================
OPEN PREPAYMENT PERIOD                                          PERCENT OF INITIAL
AT END OF MORTGAGE LOAN      NUMBER OF MORTGAGE LOANS          MORTGAGE POOL BALANCE
---------------------------------------------------------------------------------------

         None                            32                              10.7%
---------------------------------------------------------------------------------------
        1 Month                          12                               5.6%
---------------------------------------------------------------------------------------
       2 Months                           9                               3.2%
---------------------------------------------------------------------------------------
       3 Months                          48                              51.9%
---------------------------------------------------------------------------------------
       4 Months                           1                               2.7%
---------------------------------------------------------------------------------------
       6 Months                           2                              21.1%
---------------------------------------------------------------------------------------
       12 Months                         11                               4.9%
---------------------------------------------------------------------------------------
        TOTAL:                          115                             100.0%
=======================================================================================


---------------------------
1.   See "Description of the Mortgage Pool - Terms and Conditions of the
     Underlying Mortgage Loans - Prepayment Provisions" in this prospectus supplement.
2.   Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.
3.   As of the Cut-Off Date.
4.   Percent of Initial Mortgage Pool Balance.
5.   Excludes period of defeasance or yield maintenance.
6.   Prior to maturity.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       13

STRUCTURAL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

PREPAYMENT PROVISIONS(1)



====================================================================================================================================
 PREPAYMENT
 PROVISIONS    08/2005    08/2006    08/2007    08/2008    08/2009    08/2010    08/2011    08/2012    08/2013    08/2014   08/2015
------------------------------------------------------------------------------------------------------------------------------------

LOCK-OUT/DEF.  100.0%     100.0%      94.1%      80.3%      77.7%      75.3%      77.3%      76.0%      75.7%      77.5%     12.4%
------------------------------------------------------------------------------------------------------------------------------------
 YIELD MAINT.    -          -          5.9%      19.7%      22.3%      24.7%      22.7%     24.0%       24.3%      22.5%     84.7%
====================================================================================================================================
  SUB-TOTAL    100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     97.1%
====================================================================================================================================

====================================================================================================================================
  >=5.0%         -          -          -          -          -          -          -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
     4.0%        -          -          -          -          -          -          -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
     3.0%        -          -          -          -          -          -          -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
     2.0%        -          -          -          -          -          -          -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
     1.0%        -          -          -          -          -          -          -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
     OPEN        -          -          -          -          -          -          -          -          -          -         2.9%
====================================================================================================================================
    TOTAL      100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%    100.0%
====================================================================================================================================


-----------------
1.   Represents percentage of then outstanding principal balance of Mortgage
     Pool as of the date shown assuming, among other things, no prepayments
     (except that all ARD Loans pay in full on their respective anticipated repayment dates), defaults or losses. The table was generated based on the
     Modeling Assumptions specified in the glossary to this prospectus supplement.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       14

--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL COMPOSITION

o    The Mortgage Pool includes six Mortgage Loans (representing 34.6% of the
     Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such six Mortgage
     Loans, the "Investment Grade Loans").

o    As described under "Description of the Mortgage Pool--Loan Combinations" in
     this prospectus supplement, fourteen Mortgage Loans, representing 35.9% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A
     "Loan Combination" consists of two or more mortgage loans, only one of which will be included in the Trust Fund, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a "Non-Trust Loan"
     in this annex, it is a reference to a mortgage loan that is part of a Loan
     Combination, but is not included in the Trust Fund. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the
     Mortgage Loan (or particular components of the Mortgage Loan) included in the same Loan Combination. Four of the Investment Grade Loans (the "200
     Park Avenue Mortgage Loan", the "Courtyard by Marriott Portfolio Mortgage
     Loan", the "1345 Avenue of the Americas Mortgage Loan", and the "Park
     Avenue Plaza Loan" each as defined in the glossary to this prospectus supplement) will each be part of a Loan Combination. The structures of these four Loan Combinations are outlined on the following pages.

o    Summary of the pool composition is as follows:



===========================================================================================
                                                   TOTAL CUT-OFF      PERCENT OF INITIAL
                             NUMBER OF LOANS        DATE BALANCE     MORTGAGE POOL BALANCE
-------------------------------------------------------------------------------------------

Investment Grade Loans               6                $811,181,898            34.6%
-------------------------------------------------------------------------------------------
Conduit Loans                      109              $1,532,886,641            65.4%
===========================================================================================
TOTAL:                             115              $2,344,068,539           100.0%
========================================================================= =================


--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       15

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 200 PARK AVENUE LOAN COMBINATION

o    The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes (a) the 200
     Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust Loan,
     with an aggregate cut-off date principal balance of $329,736,204 (included in the LB-UBS series 2005-C3 securitization); and (c) the 200 Park Avenue
     Note A3 Non-Trust Loan, with a cut-off date principal balance of
     $285,131,898 (expected to be included in a future securitization).

o    The 200 Park Avenue Loan Combination is subject to the terms of a related
     Co-Lender Agreement. The aggregate cut-off date principal balance of the
     200 Park Avenue Loan Combination is $900,000,000.

o    The 200 Park Avenue Note A1 Non-Trust Loan is comprised of (i) the 200 Park
     Avenue Note A1 Senior Non-Trust Loan Component, with a cut-off date principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park
     Avenue Note A3 Non-Trust Loan, and (ii) the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component, with a cut-off date principal balance of
     $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the
     200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
     Avenue Note A3 Non-Trust Loan.



-------------------------       ------------------------------------------------------------------       ------------------
                                      200 PARK AVENUE
                                          NOTE A1
                                     SENIOR NON-TRUST        200 PARK AVENUE
                          ---->       LOAN COMPONENT             NOTE A3         200 PARK AVENUE   ---->     LB-UBS
                                         ($278.5m)          NON-TRUST LOAN(2)     MORTGAGE LOAN              2005-C5
   200 PARK AVENUE                        LB-UBS                ($285.1m)           ($285.1m)                 TRUST
  LOAN COMBINATION(1)                  2005-C3 TRUST
      ($900.0m)                 ------------------------------------------------------------------       ------------------

                                -------------------------------------
                                       200 PARK AVENUE NOTE A1
                                   JUNIOR NON-TRUST LOAN COMPONENT
                          ---->                 ($51.2m)
                                          LB-UBS 2005-C3 TRUST
-------------------------       -------------------------------------


---------------------------
1.   $520,000,000 of the Courtyard by Marriott Portfolio Loan Combination is
     rated BBB-/BBB- by S&P and Fitch. S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, the subject Loan Combination's credit characteristics are consistent with the obligations that are so rated.
2.   Held by an affiliate and intended for a future securitization.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       16

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 200 PARK AVENUE LOAN COMBINATION (CONT.)

o    The 200 Park Avenue Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park
     Avenue Note A1 Senior Non-Trust Loan Component. The 200 Park Avenue
     Mortgage Loan is part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the 200 Park Avenue Mortgaged Property, identified as (a) the 200 Park Avenue Mortgage Loan, (b) the 200 Park
     Avenue Note A1 Non-Trust Loan, and (c) the 200 Park Avenue Note A3
     Non-Trust Loan.

o    The entire 200 Park Avenue Loan Combination will be serviced under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series 2005-C3 special servicer.

o    Subject to the discussion under "Description of the Mortgage Pool--Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans--The Series
     2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
     Noteholders" in this prospectus supplement, until the occurrence of a triggering event, the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its representative (which representative will be a designated series
     2005-C3 certificateholder) will have the ability to advise and direct the series 2005-C3 master servicer and/or special servicer with respect to certain specified servicing actions regarding the 200 Park Avenue Loan
     Combination.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       17

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION

o    The Courtyard by Marriott Portfolio Mortgage Loan is one of four mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination that includes (a) the Courtyard by Marriott Portfolio Mortgage Loan; (b) the
     Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, with an aggregate cut-off date principal balance of $164,200,000 (included in the LB-UBS series 2005-C3 securitization); (c) the Courtyard by Marriott Portfolio
     Note A3 Non-Trust Loan, with a cut-off date principal balance of
     $177,900,000 (expected to be included in a future securitization); and (d)
     the Courtyard by Marriott Portfolio Note B Non-Trust Loan, with a cut-off date principal balance of $30,000,000 (held by an institutional third-party investor on a whole loan basis).

o    The Courtyard by Marriott Portfolio Loan Combination is subject to the terms of a related Co-Lender Agreement. The aggregate cut-off date principal balance of the Courtyard by Marriott Portfolio Loan Combination
     is $550,000,000.



-----------------------     ---------------------------------------------------------------------------      -------------------
                                         COURTYARD BY
                                      MARRIOTT PORTFOLIO        COURTYARD BY
                                            NOTE A1          MARRIOTT PORTFOLIO        COURTYARD BY
                        -->            SENIOR NON-TRUST            NOTE A3          MARRIOTT PORTFOLIO              LB-UBS
                                        LOAN COMPONENT         NON-TRUST LOAN(2)       MORTGAGE LOAN    -->         2005-C5
                                           ($121.5m)              ($177.9m)              ($177.9m)                   TRUST
                                            LB-UBS
                                         2005-C3 TRUST
    COURTYARD BY            ---------------------------------------------------------------------------      -------------------
 MARRIOTT PORTFOLIO
  LOAN COMBINATION(1)       -----------------------------------------------
      ($550.0m)                 COURTYARD BY MARRIOTT PORTFOLIO NOTE A1
                                    JUNIOR NON-TRUST LOAN COMPONENT
                        -->                    ($42.7m)
                                         LB-UBS 2005-C3 TRUST
                            -----------------------------------------------

                            -----------------------------------------------
                                    COURTYARD BY MARRIOTT PORTFOLIO
                                         NOTE B NON-TRUST LOAN
                        -->                    ($30.0m)
                                         THIRD-PARTY INVESTOR
-----------------------     -----------------------------------------------


----------------------
1.   $520,000,000 of the Courtyard by Marriott Portfolio Loan Combination is
     rated BBB-/BBB- by S&P and Fitch. S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, the subject Loan Combination's credit characteristics are consistent with the obligations that are so rated.
2.   Held by an affiliate and intended for a future securitization.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       18

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION (CONT.)

o    The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan is comprised of
     (i) the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
     Component, with a cut-off date principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott
     Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A3
     Non-Trust Loan, and (ii) the Courtyard by Marriott Portfolio Note A1 Junior
     Non-Trust Loan Component, with a cut-off date principal balance of
     $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan
     Combination, subordinate in right of payment to the Courtyard by Marriott
     Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
     Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A3
     Non-Trust Loan.

o    The Courtyard by Marriott Portfolio Note A3 Non-Trust Loan is, at all
     times, pari passu in right of payment with the Courtyard by Marriott
     Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A1
     Senior Non-Trust Loan Component. The Courtyard by Marriott Portfolio Note B
     Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott
     Portfolio Loan Combination, subordinate in right of payment to the
     Courtyard by Marriott Portfolio Mortgage Loan, the entire Courtyard by
     Marriott Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott
     Portfolio Note A3 Non-Trust Loan.

o    The entire Courtyard by Marriott Portfolio Loan Combination will be serviced under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series 2005-C3 special servicer.

o    Subject to the discussion under "Description of the Mortgage Pool--Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans--The Series
     2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
     Noteholders" in this prospectus supplement, first, until the occurrence of a first triggering event, the holder of the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan or its designee and, second, following the occurrence of the first triggering event and until the occurrence of a second triggering event, the holder of the Courtyard by Marriott Portfolio Note A1
     Non-Trust Loan or its representative (which representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series
     2005-C3 certificateholder), will have the ability to advise and direct the series 2005-C3 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Courtyard by Marriott
     Portfolio Loan Combination.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       19

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 1345 AVENUE OF THE AMERICAS LOAN COMBINATION

o    The 1345 Avenue of the Americas Mortgage Loan is one of 11 mortgage loans comprising the 1345 Avenue of the Americas Loan Combination.

o    Prior to a monetary event of default or material non-monetary event of default that would result in special servicing: (1) the holder of Note 1-A2 receives all monthly amortization payments pro rata and pari passu with the holder of Note 1-A1 but prior to the holders of the other Notes and (2) the holder of Note 1-A2 receives casualty and condemnation proceeds and other unscheduled principal payments pro rata and pari passu with holders of Note
     1-A1, Note 1-A3, Note 1-A4 and component A of Note 2, but prior to the holders of the other Notes (or component).

o    After a monetary event of default or material non-monetary event of default that would result in special servicing: (1) the holder of Note 1-A2 receives all principal and interest payments pro rata and pari passu with the holder of Note 1-A1, Note 1-A3, Note 1-A4 and component A of Note 2, but prior to the holders of the other Notes (or component) and (2) the holders of Note 1-C1, Note 1-C2, Note 1-C3 and Note 1-C4 receive no principal and interest payments until the principal amounts of all Notes more senior are paid in full.



                  INTENDED FOR A          1345 AVENUE OF THE AMERICAS AND PARK
            SEPARATE SECURITIZATION       AVENUE PLAZA TRUST, SERIES FB 2005-1
                  |------^------|    |--------------^------------|
                  |             |    |                           |
  -----------------------------------------------------------------------------------------  --
                                                                               Note 2          |
    Note 1-A2        Note 1-A1         Note 1-A3          Note 1-A4         (Component A)      |
   $46,800,000      $46,800,000      $169,193,977       $169,193,977         $81,507,161       |
  -----------------------------------------------------------------------------------------    >    INTENDED FOR SALE TO
  |           |                                                                Note 2          |        THIRD PARTY
  |----\/-----|                      Note 1-B1          Note 1-B2          (Component B)       |
 LB-UBS 2005-C5                      $49,006,03        $49,006,023          $18,492,839        |
                                                                                               |
                   ------------------------------------------------------------------------  --
                     Note 1-C1        Note 1-C2          Note 1-C3              Note 1-C4
                    $33,333,333      $33,333,333        $16,666,667            $16,666,667
  -----------------------------------------------------------------------------------------
                   |                                                                      |
                   |-------------------------------\/-------------------------------------|
                                         INTENDED FOR SALE TO
                                             THIRD PARTY


--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       20

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 1345 AVENUE OF THE AMERICAS LOAN (CONT.)

o    After a final recovery determination, the holders of Note 1-C1, Note 1-C2,
     Note 1-C3, Note 1-C4, Note 1-B1, Note B2 and component B of Note 2 receive no principal and interest payments until the principal amounts of Note
     1-A1, Note 1-A2, Note 1-A3, Note 1-A4 and component A of Note 2 have been paid in full.

o    Note 1-A3, Note 1-A4, Note 1-B1 and Note 1-B2 were securitized in a separate stand-alone securitization and will not be included in the LB-UBS
     2005-C5 Trust.

o    Note 1-A1 is currently held by Morgan Stanley Mortgage Capital Inc. and is expected to be included in a separate securitization.

o    Note 1-C1, Note 1-C2, Note 1-C3, Note 1-C4 and Note 2 were sold to third parties and will not be included in the LB-UBS 2005-C5 Trust.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       21

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE PARK AVENUE PLAZA LOAN COMBINATION

o    The Park Avenue Plaza Mortgage Loan is one of seven mortgage loans comprising the Park Avenue Plaza Loan Combination.

o    Prior to a monetary event of default or material non-monetary event of default that would result in special servicing (1) the holder of Note 1-A2 receives all monthly amortization payments pro rata and pari passu with the holder of Note 1-A1 but prior to the holders of the other Notes and (2) the holder of Note 1-A2 receives casualty and condemnation proceeds and other unscheduled principal payments pro rata and pari passu with holders of Note
     1-A1, Note 1-A3, Note 1-A4 and component A of Note 2, but prior to the holders of the other Notes (or component).

o    After a monetary event of default or material non-monetary event of default that would result in special servicing, the holder of Note 1-A2 receives all principal and interest payments pro rata and pari passu with the holder of Note 1-A1, Note 1-A3, Note 1-A4 and component A of Note 2, but prior to the holders of the other Notes (or component).



                                          1345 AVENUE OF THE AMERICAS AND PARK
                INTENDED FOR A            AVENUE PLAZA TRUST, SERIES FB 2005-1
           SEPARATE SECURITIZATION                 SECURITIZATION
                       |-----^----|     |--------------^---------------|
                       |          |     |                              |
   -----------------------------------------------------------------------------------------------  --|
                                                                                      Note 2          |
       Note 1-A2         Note 1-A1          Note 1-A3          Note 1-A4           (Component A)      |
      $19,350,000       $19,350,000        $55,494,045        $55,494,045           $99,131,185       |
   ----------------------------------------------------------------------------------------------     >    INTENDED FOR SALE
                                                                                     Note 2           |     TO THIRD PARTY
    LB-UBS 2005-C5                         Note 1-B1          Note 1-B2           (Component B)       |
                                           $655,955           $655,955              $868,815          |
                                       ----------------------------------------------------------   --|

                                       ----------------------------------------------------------
                                                             Mezzanine Loan
                                                               $85,000,000
                                       ----------------------------------------------------------
                                       |                                                        |
                                       |---------------------------\/---------------------------|

                                                           INTENDED FOR SALE TO
                                                               THIRD PARTY


--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       22

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE PARK AVENUE PLAZA LOAN COMBINATION (CONT.)

o    After a final recovery determination, the holders of Note 1-B1, Note 1-B2 and component B of Note 2 receive no principal and interest payments until the principal amounts of Note 1-A1, Note 1-A2, Note 1-A3, Note 1-A4 and component A of Note 2 have been paid in full.

o    Note 1-A3, Note 1-A4, Note 1-B1 and Note 1-B2 were securitized in a separate stand-alone securitization and will not be included in the LB-UBS
     2005-C5 Trust.

o    Note 1-A1 is currently held by Morgan Stanley Mortgage Capital Inc. and is expected to be included in a separate securitization.

o    Note 2 was sold to a third party and will not be included in the LB-UBS
     2005-C5 Trust.

o    The Park Avenue Plaza Mezzanine Loan is subordinate in right of payment to the Park Avenue Plaza Whole Loan.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       23

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

o    The following table shows the U/W DSCR, Cut-off Date LTV and Shadow
     Rating(1) with respect to each indicated Mortgage Loan:



-----------------------------------------------------------------------------------------------------------------------------
                              200 PARK AVENUE       COURTYARD BY MARRIOTT     1345 AVENUE OF THE       PARK AVENUE PLAZA
                                                           PORTFOLIO               AMERICAS
-----------------------------------------------------------------------------------------------------------------------------

         UW DSCR(2)                1.65x                    1.67x                    1.94x                    1.86x
-----------------------------------------------------------------------------------------------------------------------------
      UW Net Cash Flow          $78,056,834              $61,131,383              $71,975,820              $33,128,770
-----------------------------------------------------------------------------------------------------------------------------
    Cut-off Date LTV(2)            45.9%                    55.7%                    41.1%                    42.9%
-----------------------------------------------------------------------------------------------------------------------------
      Appraised Value         $1,850,000,000            $856,500,000            $1,250,000,000             $580,000,000
-----------------------------------------------------------------------------------------------------------------------------
      Shadow Rating(1)             A-/A-                    A-/A-                   AAA/AAA                  AAA/AAA
-----------------------------------------------------------------------------------------------------------------------------


o    The following table shows the U/W DSCR and Cut-off Date LTV with respect to each indicated Loan Combination:



-------------------------------------------------------------------------------------------------------------------------
                             200 PARK AVENUE     COURTYARD BY MARRIOTT      1345 AVENUE OF THE     PARK AVENUE PLAZA
                                                       PORTFOLIO                AMERICAS
-------------------------------------------------------------------------------------------------------------------------

        UW DSCR(3)                1.55x                  1.44x                    1.47x                   1.85x
-------------------------------------------------------------------------------------------------------------------------
     UW Net Cash Flow          $78,056,834            $61,131,383              $71,975,820             $33,128,770
-------------------------------------------------------------------------------------------------------------------------
    Cut-off Date LTV(3)           48.6%                  64.2%                    58.4%                   43.3%
-------------------------------------------------------------------------------------------------------------------------
      Appraised Value         $1,850,000,000          $856,500,000           $1,250,000,000           $580,000,000
-------------------------------------------------------------------------------------------------------------------------
    Shadow Rating(1)(4)         BBB-/BBB-              BBB-/BBB-                  A-/A-                  AAA/AA+
-------------------------------------------------------------------------------------------------------------------------


-----------------------------

1.   S&P and Fitch have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan's inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that are so rated.
2.   Based on: the $848,763,796 200 Park Avenue Mortgage Loan, 200 Park Avenue
     Note A1 Senior Non-Trust Loan Component and 200 Park Avenue Note A3
     Non-Trust Loan, without regard to the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component; the $477,300,000 Courtyard by Marriot Portfolio
     Mortgage Loan, Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
     Component and Courtyard by Marriott Portfolio Note A3 Non-Trust Loan,
     without regard to the Courtyard by Marriot Portfolio Note A1 Junior
     Non-Trust Loan Component or the Courtyard by Marriott Portfolio Note B
     Non-Trust Loan.
3.   Based on the entire subject Loan Combination.
4.   The entire $900,000,000 200 Park Avenue Loan Combination is rated BBB-/BBB-
     by S&P and Fitch. $520,000,000 of the Courtyard by Marriott Portfolio Loan
     Combination (excluding the Courtyard by Marriott Portfolio Note B Non-Trust
     Loan) is rated BBB-/BBB- by S&P and Fitch. $630,000,000 of the 1345 Avenue
     of the Americas Loan Combination (excluding the 1345 Avenue of the Americas
     C Loans) is rated A-/A- by S&P and Fitch. The entire $251,000,000 Park
     Avenue Place Loan Combination is rated AAA/AA+ by S&P and Fitch.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       24

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

MORTGAGE LOAN SELLERS

o    Sponsors of properties securing the top 10 and investment grade loans in the LB-UBS 2005-C5 transaction include the following:

     -   Tishman Speyer Real Estate Venture VI, L.P.

     -   General Growth Properties, Inc.

     -   Marriott International, Inc.; Host Marriott, L.P.; Sarofim Realty
         Advisors, Limited Partnership

     -   GE Pension Trust and Estein & Associates USA Ltd.

     -   U-Store-It Trust

     -   Pennsylvania Real Estate Investment Trust

     -   Collier Family Trust and Patrick Colee, as trustee of the Colee Family
         Trust

     -   W. James Tozer, Jr. and Raju L. Shah

     -   Alter Asset Management L.L.C.

     -   Richard L. Fisher, Arnold Fisher, Kenneth Fisher, Steven Fisher, Lester
         Fisher, Estate of M. Anthony Fisher, National Bulk Carriers, Inc.

     -   T. Richard Butera and Mark C. Matan

     -   Mitchell C. Schneider

o    Conduit Origination Program:

     -   U/W Net Cash Flow on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in this prospectus supplement and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., by a "Big Four" accounting firm).

     -   U/W NCF DSCR for all loans with partial interest only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.

     -   Sponsor/principal due diligence performed for all loans using a combination of either Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches or other types of credit history and background checks.

     -   Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

     -   Substantially all borrowers are single asset entities.

     -   Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $15 million.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       25

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

CASH MANAGEMENT SYSTEMS

     ===========================================================================
                   LOCKBOXES           PERCENT OF INITIAL MORTGAGE POOL BALANCE
     ---------------------------------------------------------------------------
                Hard Lockbox                             56.5%
     ---------------------------------------------------------------------------
             Hard/Hotel Lockbox                          7.8%
     ---------------------------------------------------------------------------
           Springing Hard Lockbox                        9.0%
     ---------------------------------------------------------------------------
                Soft Lockbox                             1.7%
     ---------------------------------------------------------------------------
           Springing Soft Lockbox                        24.6%
     ===========================================================================

o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

o    HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or
     "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights. In the case of the Courtyard by Marriott Portfolio
     Mortgage Loan, depending on the identity and rating of the property manager or a specified affiliate thereof, these periodic disbursements may continue to that property manager, who will have certain obligations regarding the application of the disbursements, even while an event of default exists under the related Mortgage Loan.

o    SPRINGING HARD LOCKBOX. Either--

     -   income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a "Hard Lockbox" with lender cash management; or

     -   a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Hard Lockbox" with lender cash management.

o    SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a "Hard Lockbox".

o    SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Soft Lockbox"
     as described above.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       26

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

INFORMATION REGARDING ESCROWS AND RELATED PAYMENT OBLIGATIONS



============================================================================================================
TYPE OF ESCROW OR RELATED PAYMENT OBLIGATION(1)          PERCENT OF INITIAL TOTAL CONDUIT LOAN BALANCE(2)
------------------------------------------------------------------------------------------------------------

Real Estate Taxes(3)                                                                 80.5%
------------------------------------------------------------------------------------------------------------
Insurance Premiums(4)                                                                74.8%
------------------------------------------------------------------------------------------------------------
Capital Replacements                                                                 80.8%
------------------------------------------------------------------------------------------------------------
TI/LC (Industrial)                                                                  100.0%
------------------------------------------------------------------------------------------------------------
TI/LC (Office)                                                                       87.0%
------------------------------------------------------------------------------------------------------------
TI/LC (Retail)                                                                       86.9%
============================================================================================================


---------------------------
1.   Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.
2.   As of the Cut-Off Date, excludes the Investment Grade Loans.
3.   In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.
4.   In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       27

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS



====================================================================================================================================
                                   GENERAL POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
------------------------------------------------------------------------------------------------------------------------------------

Initial Mortgage Pool Balance                                                                                         $2,344,068,539
------------------------------------------------------------------------------------------------------------------------------------
Contributors of Collateral                                                                                          Lehman: 76.4%(1)
                                                                                                                       UBS: 23.6%(1)
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                                                         115
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                                                                              213
------------------------------------------------------------------------------------------------------------------------------------
Single Tenant Properties(2)                                                                                                  4.2%(1)
------------------------------------------------------------------------------------------------------------------------------------
Percent Investment Grade Loans                                                                                              34.6%(1)
------------------------------------------------------------------------------------------------------------------------------------
Gross Weighted Average Coupon                                                                                                 5.427%
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Original Term to Maturity                                                                                110 months
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity                                                                               108 months
------------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-off Date Balance                                                                               $20,383,205
------------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Property Cut-off Date Balance                                                                           $11,005,017
------------------------------------------------------------------------------------------------------------------------------------
Average Conduit Loan Cut-off Date Balance (excluding the Investment Grade Loans)                                         $14,063,180
------------------------------------------------------------------------------------------------------------------------------------
Average Conduit Property Cut-off Date Balance (excluding the Investment Grade Loans)                                     $10,645,046
------------------------------------------------------------------------------------------------------------------------------------
Largest Mortgage Loan                                                                                                   $285,131,898
------------------------------------------------------------------------------------------------------------------------------------
Wtd. Avg. U/W DSCR Mortgage Pool: 1.45x; Conduit Loans Only: 1.33x
------------------------------------------------------------------------------------------------------------------------------------
Wtd. Avg. Cut-Off Date LTV                                                           Mortgage Pool: 65.4%; Conduit Loans Only: 73.5%
------------------------------------------------------------------------------------------------------------------------------------
Wtd. Avg. Maturity Date LTV                                                          Mortgage Pool: 59.8%; Conduit Loans Only: 67.1%
------------------------------------------------------------------------------------------------------------------------------------
Geographic Diversity                                                                                                       34 States
====================================================================================================================================


---------------------------
1.   Expressed as a percentage of the Initial Mortgage Pool Balance.
2.   Including properties leased to one tenant that occupies 90% or more of the particular property. Expressed as a percentage of the Initial Mortgage Pool
     Balance.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       28

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

WASHINGTON                    TENNESSEE                     MASSACHUSETTS
3 properties                  6 properties                  3 properties
$9,787,805                    $13,246,895                   $38,058,025
0.4% of total                 0.6% of total                 1.6% of total

OREGON                        KENTUCKY                      NEW YORK
2 properties                  2 properties                  9 properties
$5,111,358                    $15,802,118                   $452,337,539
0.2% of total                 0.7% of total                 19.3% of total

CALIFORNIA                    ALABAMA                       PENNSYLVANIA
28 properties                 5 properties                  3 properties
$153,799,772                  $38,238,094                   $15,714,908
6.6% of total                 1.6% of total                 0.7% of total

NEVADA                        FLORIDA                       OHIO
1 property                    20 properties                 9 properties
$32,000,000                   $163,781,424                  $18,144,619
1.4% of total                 7.0% of total                 0.8% of total

ARIZONA                       GEORGIA                       INDIANA
5 properties                  9 properties                  1 property
$18,586,736                   $29,966,385                   $2,721,273
0.8% of total                 1.3% of total                 0.1% of total

COLORADO                      SOUTH CAROLINA                MICHIGAN
3 properties                  4 properties                  5 properties
$12,122,124                   $87,494,976                   $19,781,844
0.5% of total                 3.7% of total                 0.8% of total

NEW MEXICO                    NORTH CAROLINA                ILLINOIS
1 property                    2 properties                  15 properties
$5,300,000                    $3,445,640                    $361,331,056
0.2% of total                 0.1% of total                 15.4% of total

TEXAS                         VIRGINIA                      MINNESOTA
18 properties                 11 properties                 1 property
$121,749,043                  $112,282,297                  $2,094,793
5.2% of total                 4.8% of total                 0.1% of total

KANSAS                        MARYLAND                      MISSOURI
1 property                    9 properties                  7 properties
$3,171,556                    $153,310,833                  $52,138,097
0.1% of total                 6.5% of total                 2.2% of total

OKLAHOMA                      NEW JERSEY                    IDAHO
6 properties                  2 properties                  1 property
$24,046,062                   $7,323,789                    $1,500,000
1.0% of total                 0.3% of total                 0.1% of total

ARKANSAS                      RHODE ISLAND
1 property                    2 properties
$2,799,583                    $280,050,000
0.1% of total                 11.9% of total

MISSISSIPPI                   CONNECTICUT
5 properties                  13 properties
$13,404,131                   $73,425,761
0.6% of total                 3.1% of total

                       DISTRIBUTION OF PROPERTY TYPES (1)

Self Storage                  4.0%

Multifamily(2)               10.6%

Hotel                        11.6%

Industrial/Warehouse          1.2%

Other                         0.4%

Office                       37.5%

Retail                       34.7%

--------------------------------------------------------
[  ]  (greater than) 10.0% of Initial Mortgage Pool Balance

[  ]  (greater than) 5.0 - 10.0% of Initial Mortgage Pool Balance

[  ]  (greater than) 1.0 - 5.0% of Initial Mortgage Pool Balance

[  ]  (less than or equal to) 1.0% of Initial Mortgage Pool Balance
--------------------------------------------------------

(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)  Multifamily Component includes Mobile Home Park properties representing
     0.2% of the aggregage pool.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       29

COLLATERAL POOL HIGHLIGHTS
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
1 - 6,000,000                       56            201,515,503           8.6
6,000,000 - 14,000,000              29            262,391,746          11.2
14,000,000 - 40,000,000             18            434,314,210          18.5
40,000,000 - 60,000,000              4            206,849,117           8.8
60,000,000 - 100,000,000             4            282,366,065          12.0
150,000,000 >=                       4            956,631,898          40.8
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                       1,123,978
Max:                     285,131,898
Average:                  20,383,205
--------------------------------------------------------------------------------

STATE (1)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                OF PROPERTIES     BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
NY                                   9            452,337,539          19.3
IL                                  15            361,331,056          15.4
RI                                   2            280,050,000          11.9
FL                                  20            163,781,424           7.0
CA                                  28            153,799,772           6.6
MD                                   9            153,310,833           6.5
TX                                  18            121,749,043           5.2
VA                                  11            112,282,297           4.8
SC                                   4             87,494,976           3.7
CT                                  13             73,425,761           3.1
Other(2)                            84            384,505,837          16.4
--------------------------------------------------------------------------------
TOTAL:                             213          2,344,068,539         100.0
--------------------------------------------------------------------------------

PROPERTY TYPE(1)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                OF PROPERTIES     BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
Office                              14            879,906,558          37.5
Retail                              63            813,220,613          34.7
  Regional Mall                      2            339,535,190          14.5
  Anchored Retail                   43            327,437,943          14.0
  Unanchored Retail                 18            146,247,480           6.2
Hotel                               70            272,780,874          11.6
Multifamily                         34            247,669,400          10.6
Self Storage                        30             94,891,093           4.0
Industrial / Warehouse               1             27,200,000           1.2
Other(3)                             1              8,400,000           0.4
--------------------------------------------------------------------------------
TOTAL:                             213          2,344,068,539         100.0
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
4.751 - 5.000                        3             51,080,000           2.2
5.001 - 5.250                       19            597,613,785          25.5
5.251 - 5.500                       46            898,678,576          38.3
5.501 - 5.750                       28            574,415,525          24.5
5.751 - 6.000                       11            121,300,654           5.2
6.001 - 6.250                        7             95,625,000           4.1
6.251 - 6.500                        1              5,355,000           0.2
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                               4.840
Max:                               6.280
Weighted Average:                  5.427
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MONTHS)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
49 - 60                             10            396,828,810          16.9
61 - 72                              1             53,400,000           2.3
73 - 84                              3             85,810,978           3.7
97 - 108                             3             68,769,117           2.9
109 - 120                           81          1,536,814,328          65.6
121 - 132                            3             69,741,000           3.0
133 - 144                            2             15,000,000           0.6
169 - 180                           12            117,704,306           5.0
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                                59
Max:                               180
Weighted Average:                  110
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MONTHS)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
49 - 60                             10            396,828,810          16.9
61 - 72                              1             53,400,000           2.3
73 - 84                              3             85,810,978           3.7
97 - 108                             3             68,769,117           2.9
109 - 120                           82          1,583,614,328          67.6
121 - 132                            2             22,941,000           1.0
133 - 144                            2             15,000,000           0.6
169 - 180                           12            117,704,306           5.0
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                                55
Max:                               178
Weighted Average:                  108
--------------------------------------------------------------------------------

AMORTIZATION TYPES
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
Amortizing Balloon (4)              84          1,405,187,263          59.9
Interest Only                       27            868,582,298          37.1
Fully Amortizing (5)                 3             67,273,978           2.9
Hyperamortizing (6)                  1              3,025,000           0.1
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
<= 50.0                              6            359,399,172          15.3
50.1 - 55.0                          1            273,600,000          11.7
55.1 - 60.0                          3            399,400,000          17.0
60.1 - 65.0                          5             82,737,490           3.5
65.1 - 70.0                          8            127,576,076           5.4
70.1 - 75.0                         23            216,318,046           9.2
75.1 - 80.0                         60            792,197,754          33.8
80.1 >=                              9             92,840,000           4.0
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                              41.1
Max:                              90.0
Weighted Average:                 65.4
--------------------------------------------------------------------------------

MATURITY DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
0.1 - 5.0                            1              1,123,978           0.0
30.1 - 35.0                          1             46,800,000           2.0
35.1 - 40.0                          2             23,150,000           1.0
40.1 - 45.0                          3              7,481,453           0.3
45.1 - 50.0                          4            745,355,207          31.8
50.1 - 55.0                          4             69,369,875           3.0
55.1 - 60.0                         13            265,672,387          11.3
60.1 - 65.0                         21            250,602,478          10.7
65.1 - 70.0                         33            398,036,762          17.0
70.1 - 75.0                         14            320,520,000          13.7
75.1 - 80.0                         13            186,616,400           8.0
80.1 >=                              6             29,340,000           1.3
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                               0.2
Max:                              90.0
Weighted Average:                 59.8
--------------------------------------------------------------------------------

UNDERWRITTEN DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                                     NO.         CUT-OFF DATE         MORTGAGE
                                 OF LOANS         BALANCE ($)         POOL BAL
--------------------------------------------------------------------------------
0.00 - 1.19                          2             30,094,000           1.3
1.20 - 1.29                         52            906,116,497          38.7
1.30 - 1.39                         32            279,249,665          11.9
1.40 - 1.49                         12             92,044,220           3.9
1.50 - 1.59                          7             72,653,309           3.1
1.60 - 1.79                          8            897,760,847          38.3
1.80 - 1.89                          1             19,350,000           0.8
1.90 >=                              1             46,800,000           2.0
--------------------------------------------------------------------------------
TOTAL:                             115          2,344,068,539         100.0
--------------------------------------------------------------------------------
Min:                              1.16
Max:                              1.94
Weighted Average:                 1.45
--------------------------------------------------------------------------------

----------------
1.   Percentages based on allocated loan amount per property.
2.   No other state represents more than 2.2% of the Initial Mortgage Pool
     Balance.
3.   Multifamily component includes mobile home park properties representing
     0.2% of the Initial Mortgage Pool Balance.
4.   Includes 31.2% of Mortgage Loans (by Cut-off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans,
     62.9% (by Cut-off Date Balance) have three years or less of interest only payments.
5.   Includes two Mortgage Loans, representing 2.8% of the Initial Mortgage Pool
     Balance, that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date.
6.   Includes one Mortgage Loan, representing 0.1% of the Initial Mortgage Pool
     Balance, that provides for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       30

--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

INVESTMENT GRADE LOANS



====================================================================================================================================
                                                 INVESTMENT GRADE LOAN CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
NAME                                          PROPERTY TYPE    CUT-OFF DATE      PERCENT OF        U/W      CUT-OFF    S&P/FITCH(3)
                                                                  BALANCE      INITIAL MORTGAGE   DSCR(1)     DATE
                                                                                 POOL BALANCE                LTV(2)
------------------------------------------------------------------------------------------------------------------------------------

200 Park Avenue (Note A2)                        Office        $285,131,898         12.2%         1.65x(4)  45.9%(4)      A-/A-
------------------------------------------------------------------------------------------------------------------------------------
Providence Place                              Regional Mall     273,600,000         11.7          1.72      51.8        BBB+/BBB
------------------------------------------------------------------------------------------------------------------------------------
Courtyard by Marriott Portfolio (Note A2)         Hotel         177,900,000          7.6          1.67(5)   55.7(5)       A-/A-
------------------------------------------------------------------------------------------------------------------------------------
1345 Avenue of the Americas (Note 1-A2)          Office          46,800,000          2.0          1.94(6)   41.1(6)      AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
Park Avenue Plaza (Note 1-A2)                    Office          19,350,000          0.8           1.86(7)   42.9(7)      AAA/AAA
------------------------------------------------------------------------------------------------------------------------------------
9200 Mentor Avenue                                Other           8,400,000          0.4           1.28      75.5          AA-/A
====================================================================================================================================
TOTAL/WEIGHTED AVERAGE:                             -          $811,181,898         34.6%           1.70X    50.0%           -
====================================================================================================================================


---------------------------
1.   Calculated based on underwritten net cashflow and debt service constant or interest rate, as applicable.
2.   Calculated based on Cut-Off Date Balance and the related appraised value.
3.   S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.
4.   Based on entire 200 Park Avenue Loan Combination (excluding the 200 Park
     Avenue Note A1 Junior Non-Trust Loan Component).
5.   Based on entire Courtyard by Marriott Portfolio Loan Combination (excluding the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
     and the Courtyard by Marriott Portfolio Note B Non-Trust Loan).
6.   LTV based on the combined 1345 Avenue of the Americas Note 1-A2 Trust
     Component and the 1345 Avenue of the Americas non-trust pari passu components with a combined Cut-Off Date Balance of $513,495,115. The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1345 Avenue of the Americas Note 1-A2
     Trust Component and the non-trust loan pari passu components, during the first 12 months of the amortization period of the 1345 Avenue of the
     Americas Whole Loan.
7.   LTV calculated based on the combined Park Avenue Plaza Note 1-A2 Trust
     Component and the Park Avenue Plaza non-trust pari passu components (Note
     1-A1, Note 1-A3, Note 1-A4 and component A of Note 2), with an aggregate cut-off date balance of $248,819,275. The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the
     Park Avenue Plaza Note 1-A2 Trust Component and the non-trust loan pari passu components, during the first 12 months of the amortization period of the Park Avenue Plaza Whole Loan.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       31

                        [200 PARK AVENUE PICTURE OMITTED]

                                200 PARK AVENUE
                                  New York, NY

                        [200 PARK AVENUE PICTURE OMITTED]

                                200 PARK AVENUE
                                  New York, NY

                          [200 PARK AVENUE MAP OMITTED]

                                200 PARK AVENUE
                                  New York, NY

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 PARK AVENUE

Shadow Rating:                     A-/A-(1)

Purpose:                           Acquisition

Cut-Off Date Balance:              $285,131,898

Loan Per Square Foot:              $298(2)

Interest Rate:                     5.4896646% per annum(3)

Maturity Date:                     5/11/2015

Original Term to Maturity:         10 years

Amortization:                      Interest Only

Sponsor:                           Tishman Speyer Real Estate Venture VI, L.P.

Property:                          Class A 58-story office building with
                                   2,850,323 square feet of net rentable area
                                   and six-level valet-service parking garage
                                   with approximately 249 parking spaces.

Property Manager:                  Tishman Speyer Properties, L.P., an affiliate
                                   of the borrower

Location:                          New York, NY

Year Built:                        1963; renovated 1991-1994, 1999-2004

Occupancy:                         100.0% (as of 1/1/2005)

---------------------------
1.   S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the 200 Park Avenue Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.
2.   Takes into account the entire 200 Park Avenue Loan Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component).
3.   The Interest Rate applies to the 200 Park Avenue Mortgage Loan, the 200
     Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue
     Note A3 Non-Trust Loan (excluding the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component). The mortgage interest rate for the 200 Park
     Avenue Note A1 Junior Non-Trust Loan Component is 5.7651362% and the
     weighted average interest rate for the entire 200 Park Avenue Loan
     Combination is 5.505347%.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       32

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 PARK AVENUE (CONT.)

Major Tenants:



                                      Approx.           Approx. % of       Rent                             Ratings
Tenant(1)                           Square Feet          Base Rent(2)      PSF(3)       Lease End Date      S&P/Fitch(4)
---------                           -----------          ------------      ------       --------------      ------------

Barclays Bank PLC                     333,822             12.0%           $51.50            7/31/2017           AA/AA+
Winston & Strawn LLP                  335,094             11.8%           $50.25          11/23/2011(5)           NR
The Dreyfus Corporation               351,585             10.2%           $41.55            3/31/2019           A+/AA-
Gibson Dunn & Crutcher LLP            177,074              9.5%           $76.23           5/31/2006(6)           NR
Greenberg Traurig, LLP                241,610              8.4%           $49.36          11/30/2013(7)           NR


Rollover Schedule:



                        APPROXIMATE           AS % OF        CUMULATIVE      APPROXIMATE      AS % OF        CUMULATIVE %
                         EXPIRING             TOTAL         % OF TOTAL     EXPIRING BASE    TOTAL BASE        OF TOTAL
    YEAR                SQUARE FEET         SQUARE FEET      SQUARE FEET     REVENUES(8)     REVENUES(8)    BASE REVENUES (8)
    ----                -----------         -----------      -----------     -----------     -----------    -----------------

    2005(9)               55,034               1.9%             1.9%        $2,279,342          1.6%              1.6%
    2006                 147,834               5.2              7.1%        12,364,260          8.7              10.3%
    2007                 169,573               5.9             13.1%         9,929,967          7.0              17.2%
    2008                 153,018               5.4             18.4%         7,214,688          5.1              22.3%
    2009                 185,424               6.5             24.9%         7,532,977          5.3              27.5%
    2010                  54,395               1.9             26.8%         2,441,280          1.7              29.2%
    2011                 484,716              17.0             43.9%        24,578,877         17.2              46.5%
    2012                  66,438               2.3             46.2%         4,170,706          2.9              49.4%
    2013                 148,610               5.2             51.4%         6,839,727          4.8              54.2%
    2014                  41,745               1.5             52.9%         2,299,625          1.6              55.8%
2015 and beyond        1,343,536              47.1            100.0%        63,165,842         44.2             100.0%
    Vacant                     0               0.0            100.0%                --           --                --
---------------     ----------------    ---------------    -----------  ----------------    ----------      ---------------
    TOTAL              2,850,323             100.0%                       $142,817,291        100.0%


------------------
1.   Ranked by approximate percentage of total underwritten base rent.
2.   Based on underwritten base rental revenues and underwritten in-place base rent.
3.   Reflects underwritten in-place base rent.
4.   Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.
5.   Winston & Strawn LLP's lease expiration consists of 112,951 square feet and
     93,599 square feet expiring November 23 and 30, respectively, in year 2011,
     125,105 square feet expiring 4/30/2007 and 3,439 square feet on a month to month basis.
6.   Gibson Dunn & Crutcher LLP's lease expiration consists of 131,880 square feet expiring 5/31/2006 and 45,194 square feet expiring 10/31/2011.
7.   Greenberg Traurig, LLP's lease expiration consists of 148,610 square feet expiring 11/30/2013 and 93,000 square feet expiring 11/30/2021.
8.   Based on underwritten base rental revenues based on underwritten in-place base rent.
9.   Includes any month-to-month leases.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       33

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 PARK AVENUE (CONT.)

Appraised Value:                $1,850,000,000 (as of 5/1/2005)

Cut-Off Date LTV:               45.9%(1)

U/W NCF:                        $78,056,834(2)

U/W NCF DSCR:                   1.65x(1) (3)

Ownership Interest:             Fee

Reserves:                       On-going tax and replacement reserves. Insurance
                                reserves required only if not covered under
                                sponsor's blanket insurance policy. Upfront
                                reserves aggregating $25,817,640 for unfunded
                                tenant allowances, leasing costs (undisbursed
                                portion of leasing reserve to be released to
                                lockbox after May 11, 2008, subject to no event
                                of default and DSCR of 1.50x or greater, and
                                applied in accordance with loan documents),
                                required repairs and capital expenditures. At
                                any time after May 11, 2008, in the event that
                                (i) there is no continuing event of default
                                under the 200 Park Avenue Mortgage Loan, and
                                (ii) the debt service coverage ratio for the 200
                                Park Avenue Mortgaged Property is equal to or
                                greater than 1.50x, then, upon the 200 Park
                                Avenue Borrower's request, the mortgagee is
                                required to deposit the remaining capital
                                expenditures reserve funds into the lockbox and
                                such funds are to be applied in accordance with
                                the applicable loan documents.

Lockbox:                        Hard

Prepayment/Defeasance:          Defeasance permitted beginning from the earlier
                                of (i) four years from May 4, 2005 and (ii) two
                                years after the latest securitization of any
                                mortgage loan included in the 200 Park Avenue
                                Loan Combination. Prepayment without penalty
                                permitted three months prior to scheduled
                                maturity date.(4)

Mezzanine Debt:                 $275,000,000 co-terminus mezzanine loan (due
                                5/11/2015) subject to intercreditor agreement
                                that complies with rating agency guidelines.
                                Additional junior mezzanine debt is permitted.

---------------------------
1.   Based on a loan amount of $848,763,796 that includes the 200 Park Avenue
     Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component
     and the 200 Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park
     Avenue Note A1 Junior Non-Trust Loan Component). The Cut-Off Date LTV for
     the entire 200 Park Avenue Loan Combination is 48.6% and the U/W NCF DSCR
     based on in-place U/W NCF is 1.55x.
2.   Reflects in-place underwritten net cashflow. Projected underwritten net cashflow based on assumed mark-to-market rent adjustment applied to below-market tenant leases as further adjusted to reflect long-term tenor of current leases and certain other lease-up assumptions is $129,864,120.
3.   Calculated based on in-place U/W NCF and interest-only payments for the 200
     Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
     Loan Component and the 200 Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component) and based on interest rate of 5.4896646% calculated on actual/360 day basis. Based on in-place U/W NCF and interest-only payments for the entire 200 Park Avenue
     Loan Combination, U/W NCF DSCR is 1.55x. U/W NCF DSCR based on projected underwritten net cashflow and interest-only payments for the 200 Park
     Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
     Component and the 200 Park Avenue Note A3 Non-Trust Loan (excluding the 200
     Park Avenue Note A1 Junior Non-Trust Loan Component) is 2.75x. U/W NCF DSCR
     based on projected underwritten net cashflow for the entire 200 Park Avenue
     Loan Combination is 2.59x.
4.   All relevant calculations assume defeasance will be permitted two years after the LB-UBS 2005-C5 securitization.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       34

                       [PROVIDENCE PLACE PICTURES OMITTED]

                                PROVIDENCE PLACE
                                 Providence, RI

                         [PROVIDENCE PLACE MAP OMITTED]

                                PROVIDENCE PLACE
                                 Providence, RI

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

PROVIDENCE PLACE

Shadow Rating:                       BBB+/BBB(1)

Purpose:                             Refinance

Cut-Off Date Balance:                $273,600,000

Loan Per Square Foot:                $213(2)

Interest Rate:                       5.02500375% per annum

Maturity Date:                       3/11/2010

Original Term to Maturity:           5 years

Amortization:                        30 years(3)

Sponsor:                             General Growth Properties, Inc.

Property:                            Four-level regional shopping mall with
                                     1,286,803 gross leaseable area of which
                                     960,803 square feet are collateral
                                     containing approximately 4,700 parking
                                     spaces.

Property Manager:                    Self-Managed(4)

Location:                            Providence, RI

Year Built:                          1999

Overall Occupancy:                   97.9%(5) (as of 7/8/2005)

In-Line Occupancy:                   94.4%(6) (as of 7/8/2005)

Anchor Sales:                        Nordstrom ($209 psf), Filene's ($155 psf),
                                     JC Penney (NA) (as of 12/31/2004)

In-Line Sales/SF:                    $528(7)

In-Line Cost of Occupancy:           12.7%(7)

-------------------
1.   S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.
2.   Based on gross square feet of the entire mall including anchors which may not be part of the loan collateral.
3.   Amortization Term takes into account both the Providence Place Mortgage
     Loan and the Providence Place Mezzanine Loan.
4.   The property is self-managed except for the parking garage.
5.   Reflects mall occupancy including anchor space that is not part of the collateral.
6.   Occupancy includes storage space associated with these in-line tenants.
7.   For the trailing twelve months ending March 31, 2005. For in-line tenants with a full 12 months occupancy.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       35

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

PROVIDENCE PLACE (CONT.)

Major Tenants:



                                          Approximate                                         Ratings
Tenant                                    Square Feet      Rent PSF(1)     Lease End Date   S&P/Fitch(2)
------                                    -----------      ------------    --------------   ------------

ANCHORS
Nordstrom                                      197,000        $1.02           2/28/2020         A-/A-
Filene's(3)                                    200,000          -              5/1/2037        BBB/BBB
JCPenney(3)                                    126,000          -              5/1/2037        BB+/BB+

MAJOR IN-LINE TENANTS
Gap(4)                                          20,395        $32.56          1/31/2012       BBB-/BBB-
Pottery Barn(4)                                 12,498        $35.58          1/31/2012         NR/NR
Crate & Barrel                                  12,230        $26.57          1/31/2010         NR/NR
Foot Locker                                     11,600        $34.00          1/31/2010        BB+/NR
Restoration Hardware                            11,483        $21.00          1/31/2015         NR/NR

Theatres(5)                                    128,146        $19.12         3/31/2025(5)


Rollover Schedule(6):



                        APPROXIMATE           AS % OF        CUMULATIVE      APPROXIMATE      AS % OF         CUMULATIVE %
                         EXPIRING             TOTAL         % OF TOTAL     EXPIRING BASE    TOTAL BASE         OF TOTAL
    YEAR                SQUARE FEET         SQUARE FEET      SQUARE FEET     REVENUES(7)     REVENUES(7)    BASE REVENUES (7)
    ----                -----------         -----------      -----------     -----------     -----------    -----------------

     2005(8)               8,276               1.7%             1.7%        $  403,021          2.2%             2.2%
     2006                  1,775               0.4              2.0%           298,760          1.7              3.9%
     2007                    150               0.0              2.1%            48,000          0.3              4.2%
     2008                  6,889               1.4              3.5%           306,962          1.7              5.9%
     2009                 60,306              12.3             15.7%         3,036,949         16.9             22.7%
     2010                170,058              34.6             50.3%         6,262,331         34.8             57.5%
     2011                 27,750               5.6             55.9%         1,012,653          5.6             63.2%
     2012                 81,361              16.5             72.5%         2,985,093         16.6             79.7%
     2013                 13,890               2.8             75.3%           444,490          2.5             82.2%
     2014                 13,358               2.7             78.0%           436,339          2.4             84.6%
2015 and beyond           80,885              16.4             94.4%         2,764,703         15.4            100.0%
    Vacant                27,408               5.6            100.0%              --             --               --
-----------------     -------------     --------------     -------------  --------------  -------------     -----------------
    TOTAL                492,106             100.0%                        $17,999,300        100.0%


---------------------
1.   Based on in-place underwritten base rental revenues applicable to in-line tenants.
2.   Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.
3.   Filene's and JC Penney own their own improvements and therefore are excluded from the collateral. JCPenney has assumed the Lord & Taylor space and they have taken legal title of the building. Pursuant to the Consent and Agreement executed by JCPenney, JCPenney has agreed to take occupancy approximately February 22,2006, but is permitted to postpone that date from time to time due to certain delays, e.g. failure to obtain permits.
4.   The square feet of Gap and Pottery Barn include 1,125 square feet and 450 square feet, respectively, of storage space.
5.   Theatres includes Hoyt's Cinema (114,589 square feet) and IMAX (13,557 square feet). Hoyt's Cinema pays $17.45psf and IMAX pays $33.19psf.
     $19.12psf is the weighted average rent. The Hoyt's Cinema lease expires
     3/31/2025. The IMAX lease expires 5/19/2020.
6.   Rollover schedule for in-line and storage space only.
7.   Based on underwritten in-place base rent.
8.   Includes any month-to-month tenants.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       36

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

PROVIDENCE PLACE (CONT.)

Appraised Value:                 $528,000,000 (as of 2/26/2005)

Cut-Off Date LTV:                51.8% (1)

U/W NCF:                         $30,389,545(2)

Cut-Off Date U/W DSCR:           1.72x(3)

Ownership Interest:              Leasehold

Reserves:                        Springing tax, insurance, TI/LC and replacement
                                 reserves upon event of default or DSCR less
                                 than 1.15x. Insurance reserves not required as
                                 long as the property is covered under
                                 borrower's blanket insurance policy. Springing
                                 TI/LC reserve of $62,380 per month until an
                                 aggregate of $748,559 has accumulated and is
                                 maintained from time to time. Springing
                                 replacement reserve of $19,699 per month until
                                 an aggregate of $236,390 has accumulated and is
                                 maintained from time to time.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance beginning two years after
                                 securitization. Prepayment without penalty six
                                 months prior to maturity.

Mezzanine Debt:                  Senior mezzanine loan with an original
                                 principal balance of approximately
                                 $106,400,000. Additional junior mezzanine debt
                                 is permitted.

Ground Lease:                    The property is subject to a ground lease held
                                 by Rhode Island Economic Development
                                 Corporation. The ground lease expires on March
                                 31, 2097 and there are four, 99-year renewal
                                 options.

Pilot Program:                   In lieu of real estate taxes, borrower has
                                 agreed to make fixed payments aggregating
                                 $50,014,000 for a term commencing October 2000
                                 and expiring June 2028. Borrower's obligation
                                 to make such payments is secured by a lien upon
                                 the real property which is prior to the lien of
                                 the mortgage securing the Providence Place
                                 Mortgage Loan.

Community Reinvestment Program:  Borrower is obligated to make community reinvestment payments aggregating $8,800,000 to
                                 the City of Providence, Rhode Island. Such
                                 payments to be made during the period
                                 commencing January 2000 and expiring December
                                 2029.

----------
1.  Based solely on the Cut Off Date Balance of the Providence Place Mortgage
    Loan.
2.  Reflects in-place underwritten net cashflow. Projected underwritten net cashflow is $30,770,640 based on assumed execution of leases out for signature and certain other lease up assumptions.
3.  Calculated based on in-place U/W NCF for the Providence Place Mortgage Loan based on an average annual debt constant of 6.468%.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       37

               [COURTYARD BY MARRIOTT PORTFOLIO PICTURES OMITTED]

                        COURTYARD BY MARRIOTT LOCATIONS

 1.  BIRMINGHAM - HOMEWOOD, AL              34.  WAUKEGAN, IL
 2.  BIRMINGHAM - HOOVER, AL                35.  INDIANAPOLIS, IN
 3.  HUNTSVILLE, AL                         36.  KANSAS CITY - OVERLAND PARK, KS
 4.  LITTLE ROCK, AR                        37.  LEXINGTON - NORTH, KY
 5.  PHOENIX - MESA, AZ                     38.  BOSTON - ANDOVER, MA
 6.  PHOENIX - METROCENTER, AZ              39.  ANNAPOLIS, MD
 7.  TUCSON - AIRPORT, AZ                   40.  SILVER SPRING, MD
 8.  BAKERSFIELD, CA                        41.  DETROIT - LIVONIA, MI
 9.  SAN JOSE - CUPERTINO, CA               42.  DETROIT - AIRPORT, MI
10.  SAN FRANCISCO - FOSTER CITY, CA        43.  MINNEAPOLIS - AIRPORT, MN
11.  FRESNO, CA                             44.  ST. LOUIS - CREVE COEUR, MO
12.  LOS ANGELES - HACIENDA HEIGHTS, CA     45.  ST. LOUIS - WESTPORT, MO
13.  MARIN - LARKSPUR, CA                   46.  RALEIGH - CARY, NC
14.  PALM SPRINGS, CA                       47.  CHARLOTTE - SOUTH PARK, NC
15.  TORRANCE, CA                           48.  LINCROFT - RED BANK, NJ
16.  BOULDER, CO                            49.  POUGHKEEPSIE, NY
17.  DENVER - SOUTHEAST TECH CENTER, CO     50.  RYE, NY
18.  NORWALK, CT                            51.  TOLEDO - AIRPORT, OH
19.  NEW HAVEN - WALLINGFORD, CT            52.  DAYTON - MIAMISBURG, OH
20.  FT. MYERS, FL                          53.  OKLAHOMA CITY - AIRPORT, OK
21.  FT. LAUDERDALE - PLANTATION, FL        54.  PORTLAND -BEAVERTON, OR
22.  ST. PETERSBURG, FL                     55.  PHILADELPHIA - DEVON, PA
23.  TAMPA - WESTSHORE, FL                  56.  GREENVILLE, SC
24.  WEST PALM BEACH, FL                    57.  MEMPHIS - AIRPORT, TN
25.  ATLANTA - AIRPORT SOUTH, GA            58.  NASHVILLE - AIRPORT, TN
26.  ATLANTA - PERIMETER CENTER, GA         59.  PLANO PARKWAY, TX
27.  ATLANTA - GWINNETT MALL, GA            60.  RICHARDSON - NE RICHARDSON
28.  CHICAGO - ARLINGTON HEIGHTS, IL               SQUARE, TX
29.  CHICAGO - DEERFIELD, IL                61.  SAN ANTONIO - DOWNTOWN, TX
30.  CHICAGO - HIGHLAND PARK, IL            62.  CHARLOTTESVILLE, VA
31.  CHICAGO - LINCOLNSHIRE, IL             63.  MANASSAS, VA
32.  OAKBROOK TERRACE, IL                   64.  SEATTLE - SOUTH CENTER, WA
33.  ROCKFORD, IL

                         COURTYARD BY MARRIOTT PORTFOLIO
                                     Various

                  [COURTYARD BY MARRIOTT PORTFOLIO MAP OMITTED]

                         COURTYARD BY MARRIOTT PORTFOLIO
                                     Various

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO

Shadow Rating:                      A-/A- (1)

Purpose:                            Acquisition

Cut-Off Date Balance:               $177,900,000

Loan Per Room:                      $50,545(2)

Interest Rate:                      5.6903889% per annum(3)

Maturity Date:                      4/11/2015

Original Term to Maturity:          10 years

Amortization:                       24 years, 6 months(4)

Sponsors:                           Marriott International, Inc.; Host Marriott,
                                    L.P.; Sarofim Realty Advisors, Limited
                                    Partnership

Property:                           64 hotels(5) containing an aggregate of
                                    9,443 rooms located in 29 states.

Property Manager:                   Courtyard Management Corporation (a
                                    subsidiary of Marriott International, Inc.)

Location:                           California (8), Illinois (7), Florida (5),
                                    Alabama (3), New York (2), Maryland (2),
                                    Connecticut (2), Georgia (3), Missouri (2),
                                    Arizona (3), Michigan (2), Colorado (2),
                                    Virginia (2), Texas (3), New Jersey (1),
                                    Tennessee (2), Ohio (2), North Carolina (2),
                                    Pennsylvania (1), Kansas (1), Arkansas (1),
                                    Washington (1), Indiana (1), Kentucky (1),
                                    Oklahoma (1), Minnesota (1), Oregon (1),
                                    Massachusetts (1), South Carolina (1).

Year Built:                         1985-1990; renovated 2003-2005

---------------------------
1.   S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the Courtyard by Marriott Portfolio Mortgage Loan in the Trust, its
     credit characteristics are consistent with the obligations that are so rated.
2.   Takes into account the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and
     the Courtyard by Marriott Note A3 Non-Trust Loan (excluding the Courtyard by Marriott Note A1 Junior Non-Trust Component and the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan).
3.   The Interest Rate applies to the Courtyard by Marriott Portfolio Mortgage
     Loan, the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
     Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan
     (excluding the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component and the Courtyard by Marriott Portfolio Note B Non-Trust
     Loan). The weighted average interest rate for the entire Courtyard by
     Marriott Portfolio Loan Combination is 5.7225%.
4.   Payments of interest only are required through and including the payment date in April 2008. The weighted average amortization term is based on the principal balances of the allocated loan amounts of the Courtyard by
     Marriott Portfolio mortgaged real properties. The allocated loan amounts of the Courtyard by Marriott Portfolio mortgaged real properties amortize on a
     25 year schedule except for the allocated loan amounts for the Courtyard by
     Marriott Fresno mortgaged real property, which amortizes on a 10.5 year schedule, and the Courtyard by Marriott Poughkeepsie mortgaged real property, which amortizes on a 13 year schedule.
5.   An additional six properties secure the loan. There are no allocated loan amounts for these properties and the U/W NCF does not include the net cashflow from these properties.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       38

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO (CONT.)

Weighted Average Occupancy:        70.3%(1)

Weighted Average ADR:              $98.63(2)

Weighted Average RevPAR:           $69.56(3)

Appraised Value:                   $856,500,000(4) (as of December 2004 -
                                   January 2005)

Cut-off Date LTV:                  55.7%(5)

U/W NCF:                           $61,131,383(6)

U/W NCF DSCR:                      1.67x(5)(7)

Ownership Interest:                Fee / Leasehold

Release of Properties:             Permitted(8)

Substitution of Properties:        Permitted only in the event of Casualty or
                                   Condemnation at a property.

Reserves:                          On-going for taxes and FF&E. Provided
                                   Marriott International, Inc., or a subsidiary
                                   is the manager of the Properties, the
                                   Properties are covered under Marriott
                                   International's insurance programs, and such
                                   programs qualify, insurance escrows are not
                                   required; and, if ground rent expenses paid
                                   by Marriott on behalf of the Borrower, ground
                                   rent escrows not required. Upfront FF&E
                                   Reserve of $10,282,033, and required repairs
                                   reserve of $764,161.

Lockbox:                           Hard/Hotel

-------------------------
1.   Occupancy is the weighted average occupancy of the Courtyard by Marriott
     Portfolio mortgaged real properties (does not include the six "additional collateral" properties) for the trailing 12 months through June 17, 2005, weighted by allocated loan amount per property for the 64 Courtyard by
     Marriott Portfolio Mortgaged Properties.
2.   ADR is the weighted average daily rate based on average daily rate for each of the Courtyard by Marriott Portfolio mortgaged real properties (does not include the six "additional collateral" properties) for the 12 months ending June 17, 2005, weighted by allocated loan amount per property for the 64 properties.
3.   RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott Portfolio mortgaged real properties (does not include the six "additional collateral"
     properties) for the 12 months ending June 17, 2005, weighted by allocated loan amount per property for the 64 properties.
4.   Aggregate of the appraised values of the 64 properties securing the loan
     (does not include the six "additional collateral" properties).
5.   Based on a loan amount of $477,300,000 that includes the Courtyard by
     Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note
     A1 Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
     Note A3 Non-Trust Loan. The entire Courtyard by Marriott Portfolio Loan
     Combination Cut-off Date LTV is 64.2%.
6.   Reflects in-place U/W NCF. Projected underwritten net cashflow based on assumption of increase in occupancy, ADR and RevPAR is $78,630,728.
7.   Calculated based on in-place U/W NCF and annual debt constant of 7.665% for the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
     Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note A3 Non-Trust Loan commencing in year four, and without regard to the Courtyard by Marriott Portfolio Note B
     Non-Trust Loan. U/W DSCR based on projected underwritten net cashflow for the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
     Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note A3 Non-Trust Loan is 2.15x and, taking into account the Courtyard by Marriott Note A1 Junior Non-Trust Loan
     Component and the Courtyard by Marriott Portfolio Note B Non-Trust Loans
     also, U/W NCF DSCR for the entire Courtyard by Marriott Portfolio Loan
     Combination is 1.86x.
8.   In addition to release of properties by defeasance, the six "additional collateral" properties below may be released at any time after loan closing.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       39

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO (CONT.)

Prepayment/Defeasance:             Defeasance permitted beginning from the
                                   earlier of (i) three years from origination
                                   and (ii) two years after the latest
                                   securitization of any mortgage loan in the
                                   Courtyard by Marriott Loan Combination.
                                   Prepayment without penalty permitted three
                                   months prior to scheduled maturity date. (1)

B Note:                            $30,000,000 Courtyard by Marriott Portfolio
                                   Note B Non-Trust Loan.

Mezzanine Debt:                    CBM Mezzanine Borrower Limited Partnership, a
                                   Delaware limited partnership, an owner of
                                   indirect interests in the Courtyard by
                                   Marriott Portfolio Borrower, is the borrower
                                   under a mezzanine loan from Marriott
                                   International, Inc., in the principal amount
                                   of $128,942,755, secured by one or more
                                   pledges of direct or indirect interests in
                                   the Courtyard by Marriott Portfolio Borrower.
                                   Further, the Courtyard by Marriott Portfolio
                                   Sponsor has a one-time right to obtain a loan
                                   secured by a pledge of the direct or indirect
                                   ownership interests in CBM Mezzanine Borrower
                                   Limited Partnership, owned by the Courtyard
                                   by Marriott Portfolio Sponsor, provided that
                                   certain conditions are met.

Additional Collateral:              Six hotels located in five states.(2)

---------------------------
1.   All relevant calculations assume defeasance will be permitted two years after the LB-UBS 2005-C5 securitization.
2.   No allocated loan amount attributed to these properties which may be released without penalty or payment.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       40

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO (CONT.)

COURTYARD BY MARRIOTT PORTFOLIO INFORMATION:



                                                         AGE                                            APPRAISED       ALLOCATED
LOCATION                    # PROPERTIES  # ROOMS     (YEARS)(1)  OCCUPANCY(2)    ADR(2)   REVPAR(2)      VALUES       LOAN AMOUNTS
--------                    ------------  -------     ----------  ------------    ------   ---------      ------       ------------

California                       8          1,182        17           71.4%       $103.65    $73.76    $116,300,000     $23,786,667
Illinois                         7          1,015        19           68.3         $91.36    $62.34      99,800,000      21,359,056
Florida                          5            741        17           70.8        $112.79    $79.86      75,500,000      15,759,890
Alabama                          3            442        19           66.7         $94.82    $63.38      42,600,000       9,142,694
New York                         2            294        18           73.7        $120.33    $88.89      42,000,000       8,594,524
Connecticut                      2            294        16           77.1        $108.83    $84.24      34,900,000       7,517,761
Maryland                         2            295        16           74.8        $108.50    $81.21      35,500,000       7,400,296
Missouri                         2            303        17           69.4         $95.34    $66.10      32,900,000       7,028,324
Georgia                          3            435        19           66.2         $92.16    $61.09      33,000,000       7,008,746
Michigan                         2            295        17           68.3        $101.89    $69.43      30,700,000       6,401,844
Arizona                          3            444        17           70.8         $87.00    $61.02      31,700,000       5,786,736
Colorado                         2            304        17           64.5         $94.88    $61.14      30,100,000       5,557,124
Virginia                         2            299        17           76.5         $89.28    $68.54      26,200,000       5,501,278
Texas                            3            447        16           68.3         $87.59    $60.08      23,500,000       4,778,917
Tennessee                        2            290        17           71.3         $84.92    $60.16      20,900,000       4,561,558
New Jersey                       1            146        17           81.0        $117.09    $94.87      21,300,000       4,326,628
Ohio                             2            295        17           66.4         $85.26    $56.65      19,100,000       4,072,121
North Carolina                   2            298        17           68.4         $82.88    $56.65      16,900,000       3,445,640
Pennsylvania                     1            149        17           72.6        $114.70    $83.26      16,300,000       3,386,908
Kansas                           1            149        17           66.5         $97.62    $64.90      14,600,000       3,171,556
Arkansas                         1            149        17           71.9         $85.71    $61.62      13,000,000       2,799,583
Oklahoma                         1            149        17           71.5         $80.16    $57.33      12,700,000       2,760,428
Indiana                          1            146        18           71.5         $87.62    $62.62      12,700,000       2,721,273
Kentucky                         1            146        17           65.2         $91.43    $59.59      12,700,000       2,682,118
Washington                       1            149        16           71.5        $100.52    $71.84      13,000,000       2,623,386
Minnesota                        1            146        17           68.7         $92.91    $63.79      10,300,000       2,094,793
Oregon                           1            149        16           60.4         $76.90    $46.44       7,300,000       1,311,358
Massachusetts                    1            146        17           54.4         $91.95    $50.06       5,700,000       1,163,719
South Carolina                   1            146        17           68.2         $72.98    $49.80       5,300,000       1,155,073
                                --          -----        --           ----         ------    ------    ------------    ------------
TOTALS/WEIGHTED AVERAGES        64          9,443        17           70.3%        $98.63    $69.56    $856,500,000    $177,900,000


---------------------------
1.   Weighted average age, weighted by allocated loan amount per property.
2.   Weighted average for the trailing 12 months through June 17, 2005, weighted by allocated loan amount per property.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       41

                 [1345 AVENUE OF THE AMERICAS PICTURE OMITTED]

                           1345 AVENUE OF THE AMERICAS
                                  New York, NY

                 [1345 AVENUE OF THE AMERICAS PICTURES OMITTED]

                           1345 AVENUE OF THE AMERICAS
                                  New York, NY

                    [1345 AVENUE OF THE AMERICAS MAP OMITTED]

                           1345 AVENUE OF THE AMERICAS
                                  New York, NY

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

1345 AVENUE OF THE AMERICAS

Shadow Rating:                      AAA/AAA(1)

Purpose:                            Refinance

Cut-Off Date Balance:               $46,800,000(2)

Loan Per Square Foot:               $271(2)

Interest Rate:                      5.3645% per annum

Maturity Date:                      8/8/2015(3)

Original Term to Maturity:          10 year, 1 month(3)

Amortization:                       97 months(3)

Sponsors:                           Richard L. Fisher, Arnold Fisher, Kenneth
                                    Fisher, Steven Fisher, Estate of M. Anthony
                                    Fisher and National Bulk Carriers, Inc.

Property:                           50-story Class A office building containing
                                    approximately 1,896,140 square feet

Location:                           New York, NY

Year Built:                         1969

Occupancy:                          96.2%(4)

---------------------
1.   S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.
2.   As of the Cut-Off Date. The Cut-Off Date Balance reflects the current balance of the 1345 Avenue of the Americas Note 1-A2 Trust Component of the
     $93,600,000 fully-amortizing portion of the $730,000,000 1345 Avenue of the
     Americas Whole Loan. The Loan Per Square Foot is based on the combined 1345
     Avenue of the Americas Note 1-A2 Trust Component and the 1345 Avenue of the
     Americas Non-Trust Pari Passu Components with a combined cut-off balance of
     $513,495,115.
3.   Maturity Date and Original Term to Maturity above refer to the Expected
     Final Payment Date. Maturity Date and Original Term to Maturity reflect the
     1345 Avenue of the Americas Note 1-A2 Trust Component only. The
     $730,000,000 1345 Avenue of the Americas Whole Loan has an original term of
     241 months and amortizes on a 30-year schedule beginning in Year 3 of the loan, with interest-only payments required for the first two years and the last three years of the loan.
4.   Based on the rent roll dated June 1, 2005. The mortgaged real property was
     91.2% physically occupied as of the rent roll date.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       42

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

1345 AVENUE OF THE AMERICAS (CONT.)

Major Tenants:



                                                            Approx. %                           Lease            Ratings
Tenant                                    Square Feet     of Base Rent       Rent PSF          End Date         S&P/Fitch
------                                    -----------     ------------       --------          --------         ---------

Alliance Capital Mgmt. L.P.(1)               879,211          50.8%            52.53         12/31/2024          A+/A+
Pimco Advisors L.P.(2)                       179,441          8.9%             45.00         12/31/2016          NR/NR
Linklaters                                   159,199          4.2%             24.20          8/31/2020          NR/NR
Avon Products, Inc.                          132,425          6.4%             43.68         10/31/2016           A/A+
Accenture LLP                                117,619          8.5%             64.58          5/31/2019          A+/NR


Appraised Value:                          $1,250,000,000 (as of 6/20/2005)

Cut-Off Date LTV:                         41.1%(3)

U/W NCF:                                  $71,975,820

Cut-Off Date U/W DSCR:                    1.94x(4)(5)

Ownership Interest:                       Fee and Leasehold

Reserves:                                 Monthly reserves for real estate
                                          taxes, insurance, and capital
                                          expenditures will only be required
                                          during a "Trigger Period." A "Trigger
                                          Event" shall occur at any time that
                                          NOI is less than $60,000,000 or upon
                                          an event of default. A "Trigger
                                          Period" shall occur upon the
                                          occurrence of a Trigger Event and
                                          shall last until NOI on a trailing 12
                                          month basis is at least $63,000,000
                                          for the immediately preceding six
                                          consecutive months and no event of
                                          default exists. Upfront reserve in the
                                          amount of $5,000,000 for tenant
                                          improvements and leasing commissions.
                                          Additionally, Borrower will be
                                          required to deposit into such reserve
                                          the monthly amount of $1,041,667
                                          during the last three years of the
                                          1345 Avenue of the Americas Whole Loan
                                          term in the event certain occupancy
                                          and cash flow hurdles, as indicated in
                                          the mortgage loan documentation, have
                                          not been met.

---------------------------
1.   The tenant subleases the 10th floor to Hearst Publishing and the 45th floor to Banco Bilbao Vizcaya. Alliance Capital Mgmt. L.P. lease permits the landlord to unilaterally extend the maturity date from 12/31/2019 to
     12/31/2024 with three years notice to the tenants. This date assumes this option is exercised.
2.   Pimco Advisors L.P. has subleased the 46th floor and part of the 47th floor to Fortress Investment Group LLC. The credit of the parent company, Allianz
     AG, is AA-/Aa3/A+ by S&P, Moodys, and Fitch respectively.
3.   Based on the combined 1345 Avenue of the America 1-A2 Note Trust Component
     and the 1345 Avenue of the Americas Non-trust pari passu components with a combined Cut-Off Date Balance of $513,495,115.
4.   The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1345 Avenue of the Americas Note 1-A2
     Trust Component and the Non-Trust Loan Pari Passu Components, during the first 12 months of the amortization period of the 1345 Avenue of the
     Americas Whole Loan. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning August 8, 2007) to the 1-A1 Note non-trust component and Note 1-A2 Trust Component and (ii) interest payments computed by applying the 5.3645% coupon to the outstanding principal balance of the 1345 Avenue of the Americas 1-A2 Trust Component
     and the Non-Trust Loan Pari Passu Components (aggregate original balance of
     $466,695,115). The resulting loan constant for the 1345 Avenue of the
     Americas Trust 1-A2 Component and the Non-Trust Loan Pari Passu Components
     is 7.2422%.
5.   Based on the $730,000,000 1345 Avenue of the Americas Whole Loan, the U/W
     DSCR is 1.47x.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       43

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

1345 AVENUE OF THE AMERICAS (CONT.)

Lockbox:                               Hard

Prepayment/Yield Maintenance:          Defeasance beginning after the earlier of
                                       (i) July 6, 2008 and (ii) two years after
                                       the last securitization of any portion of
                                       the 1345 Avenue of the Americas Whole
                                       Loan. During the five years prior to the
                                       maturity date of the 1345 Avenue of the
                                       Americas Whole Loan term, Borrower will
                                       have the option to prepay the loan in
                                       full along with payment of a prepayment
                                       fee equal to the lesser of (i) a yield
                                       maintenance payment based on Treasuries
                                       "flat" and (ii) 5% of the outstanding
                                       principal balance in Year 16, 4% of the
                                       outstanding principal balance in Year 17,
                                       3% of the outstanding principal balance
                                       in Year 18, 2% of the outstanding
                                       principal balance in Year 19 and 1% of
                                       the outstanding principal balance in Year
                                       20 (0% during the last 6 months).

Subordinate Debt(1):                   $216,504,884 of total non-trust
                                       subordinate financing: $49,006,023 Note
                                       1-B1, $49,006,023 Note 1-B2, $33,333,333
                                       Note 1-C1, $33,333,333 Note 1-C2,
                                       $16,666,667 Note 1-C3, $16,666,667 Note
                                       1-C4 and $18,492,839 component B of Note
                                       2, which are co-terminus with the first
                                       mortgage and is subject to an
                                       intercreditor agreement that complies
                                       with rating agency guidelines.

Future Subordinate Financing:          Additional mezzanine debt permitted,
                                       provided that (i) the new lender is a
                                       Qualified Lender (which term is defined
                                       in the intercreditor agreement attached
                                       to the Loan Agreement), (ii) the LTV
                                       shall not exceed 75%, (iii) the debt
                                       service coverage ratio is at least 1.10x
                                       using actual cash flow and an 8% loan
                                       constant, and (iv) Lender receives from
                                       the new lender an intercreditor agreement
                                       substantially in the form attached to the
                                       loan agreement, which form will be
                                       consistent with then market standards
                                       with reasonably negotiated changes. If
                                       any conditions are not met, rating agency
                                       approval will be required.

---------------------
1.   Subordinate Debt is included in the $730,000,000 1345 Avenue of the
     Americas Whole Loan balance. In addition to the Subordinate Debt indicated
     by Note 1-B1, Note 1-B2, Note 1-C1, Note 1-C2, Note 1-C3, Note 1-C4 and
     component B of Note 2, the Note 1-A3, Note 1-A4 and component A of Note 2 do not receive principal payments until the 1345 Avenue of the Americas
     Note 1-A1 Non-Trust Component and the 1345 Avenue of the Americas Note 1-A2
     Trust Component have been paid in full. In the event of default, Note
     1-A1, Note 1-A2, Note 1-A3, Note 1-A4 and component A of Note 2 receive all principal payments pro rata and pari passu until they have been paid in full.

 -------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO] [UBS INVESTMENT BANK LOGO]

                                       44

                      [PARK AVENUE PLAZA PICTURE OMITTED]

                               PARK AVENUE PLAZA
                                  New York, NY

                      [PARK AVENUE PLAZA PICTURES OMITTED]

                               PARK AVENUE PLAZA
                                  New York, NY

                         [PARK AVENUE PLAZA MAP OMITTED]

                               PARK AVENUE PLAZA
                                  New York, NY

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

PARK AVENUE PLAZA

Shadow Rating:                    AAA/AAA(1)

Purpose:                          Refinance

Cut-Off Date Balance:             $19,350,000(2)

Loan Per Square Foot:             $219(2)

Interest Rate:                    5.3911% per annum

Maturity Date:                    9/8/2015(3)

Original Term to Maturity:        10 years, 1 month(3)

Amortization:                     91 months(3)

Sponsors:                         Richard L. Fisher, Arnold Fisher, Kenneth
                                  Fisher, Steven Fisher, Lester Fisher, and
                                  Estate of M. Anthony Fisher

Property:                         44 story Class A office building containing
                                  approximately 1,137,452 square feet

Location:                         New York, NY

Year Built:                       1981

Occupancy:                        99.9%(4)

---------------------------
1.   S&P and Fitch have confirmed to us that these ratings reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.
2.   As of the Cut-Off Date. The balance reflects the current balance of the
     1-A2 Trust component of the $38,700,000 fully amortizing portion of the
     $251,000,000 Park Avenue Plaza Whole Loan. The Loan per square foot is based on the combined Park Avenue Plaza Note 1-A2 Trust Component and the
     Park Avenue Plaza Non-trust Pari Passu Components with a combined Cut-Off
     Date Balance of $248,819,275.
3.   Maturity Date and Original Term to Maturity above refers to the Expected
     Final Payment Date. Maturity Date and Original Term to Maturity reflect the
     Park Avenue Plaza Note 1-A2 Trust Component only. The $251,000,000 Park
     Avenue Plaza Whole Loan has an original term of 240 months and amortizes on a 315-month schedule beginning in month 31 of the loan, with interest only for the first 30 months and the last three years of the loan.
4.   Based on the rent roll dated June 1, 2005.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       45

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

PARK AVENUE PLAZA (CONT.)

Major Tenants:



                                                       Approx. %                         Lease                  Ratings
Tenant                             Square Feet       of Base Rent       Rent PSF        End Date               S&P/Fitch
------                             -----------       ------------       --------        --------               ---------

McKinsey & Company(1)                356,514           33.38%            $53.10        07/31/2017                NR/NR
Aon Corporation(2)                   272,080           26.74%            $55.74        04/30/2023              BBB+/BBB+
Swiss Reinsurance(3)                 181,638           13.45%            $42.00        10/31/2012               AA/AA+
ABN AMRO Bank                        133,663            9.28%            $39.39        04/30/2023                NR/NR
UFJ Bank Limited(4)                   90,528            8.42%            $52.76        06/30/2015                A/A-


Appraised Value:                     $580,000,000 (as of 7/1/2005)

Cut-Off Date LTV:                    42.9%(5)

U/W NCF:                             $33,128,770(6)

Cut-Off Date U/W DSCR:               1.86x(6)(7)

Ownership Interest:                  Fee

---------------------------
1.   296,706 square feet of the McKinsey and Company lease expires in July 2017.
     59,808 square feet on the 23rd and 29th floors expire in April 2007. In the event McKinsey does not renew the space, it maintains an option that must be exercised by October 31, 2010 to lease the 29,914 sf on the 23rd floor by May 1, 2012. In addition Aon has an option to lease the 29th floor in the event that Swiss Re exercises its option to lease the 38th floor on
     August 1, 2007.
2.   Aon leases the 30th floor from landlord through April 2023. The UW base rent for this floor reflects the base rent as of 5/1/07 when Aon is responsible for the entire rental payment. From 5/1/05 through 4/30/07 Aon is responsible for $1,506,795 and McKinsey pays an additional $316,253 of base rent (base rent through 4/30/07 is $1,823,048).
3.   Swiss Reinsurance has the option to terminate its lease in October 2007 for space they had remaining on a prior lease with written notice by May 2006 and payment of a termination fee equal to $4.4 million ($24 PSF). Swiss Re subleases the 43rd floor to Evercorp.
4.   UFJ has notified the landlord of its intention to sublease its space.
5.   Calculated based on the combined Park Avenue Plaza Note 1-A2 Trust
     Component and the Park Avenue Plaza non-trust pari passu components (Note
     1-A1, Note 1-A3, Note 1-A4 and component A of Note 2), with an aggregate cut-off date balance of $248,819,275. Based on the $251,000,000 Park Avenue
     Plaza Whole Loan, the Cut-Off Date LTV is 43.3%.
6.   The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the Park Avenue Plaza Note 1-A2 Trust
     Component and the non-trust loan pari passu components, during the first 12 months of the amortization period of the Park Avenue Plaza Whole Loan. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning March 8, 2008) to the Note 1-A1 non-trust component and
     1-A2 Note Trust Component and (ii) interest payments computed by applying the 5.3911% coupon to the outstanding principal balance of the Park Avenue
     Plaza Note 1-A2 Trust Component and the Non-Trust Pari Passu components
     (aggregate original balance of $248,819,275). The resulting loan constant for the Park Avenue Plaza A Notes is 7.144%.
7.   Based on the $251,000,000 Park Avenue Plaza Whole Loan, the U/W DSCR is
     1.85x.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       46

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

PARK AVENUE PLAZA (CONT.)

Reserves:                              Monthly reserves for real estate taxes,
                                       insurance, and capital expenditures will
                                       only be required during a "Trigger
                                       Period." A "Trigger Event" shall occur at
                                       any time that NOI is less than
                                       $25,000,000 or upon, an event of default.
                                       A "Trigger Period" shall occur upon the
                                       occurrence of a Trigger Event and shall
                                       last until NOI is at least $26,500,000
                                       for the immediately preceding six
                                       consecutive months and no event of
                                       default exists. Upfront reserve in the
                                       amount of $3,500,000 for tenant
                                       improvements and leasing commissions,
                                       with springing ongoing reserves.
                                       Additionally, in the event that certain
                                       cash flow hurdles have not been met, the
                                       Borrower will be required to deposit into
                                       such reserve account $620,000 each month
                                       during the last three years of the Loan
                                       term, which amounts may be used for
                                       rollover costs during such period. If
                                       Swiss Re exercises it termination option
                                       in October 2007 (upon 18 months notice)
                                       the Borrower will be required to deposit
                                       into an escrow fund a termination fee and
                                       a monthly reserve up to a maximum amount
                                       of $7,265,520, as indicated in the
                                       mortgage loan documentation.

Lockbox:                               Hard

Prepayment/Yield Maintenance:          Defeasance beginning after the earlier of
                                       (i) July 25, 2008 and (ii) two years
                                       after the last securitization of any
                                       portion of the Park Avenue Plaza Whole
                                       Loan. During the 11th through the 15th
                                       years of the Park Avenue Plaza Whole Loan
                                       term, the Loan will be pre-payable in
                                       full with the payment of a yield
                                       maintenance premium. Additionally, during
                                       the final five years of the Park Avenue
                                       Plaza Whole Loan term, Borrower will have
                                       the option to prepay the loan in full,
                                       with payment of a prepayment fee equal to
                                       the lesser of (i) a yield maintenance
                                       payment and (ii) 3% of the outstanding
                                       principal balance in Year 16, 3% of the
                                       outstanding principal balance in Year 17,
                                       3% of the outstanding principal balance
                                       in Year 18, 2% of the outstanding
                                       principal balance in Year 19 and 1% of
                                       the outstanding principal balance in Year
                                       20 (0% during the last 6 months).

Subordinate Debt(1):                   $655,955 Note 1-B1, $655,955 Note 1-B2
                                       and $868,815 component B of Note 2.
                                       Additionally, $85,000,000 mezzanine
                                       financing which is co-terminus with the
                                       first mortgage and is subject to an
                                       intercreditor agreement that complies
                                       with rating agency guidelines.

Future Subordinate Financing:          Additional mezzanine financing is
                                       permitted, provided that (i) the new
                                       lender is a Qualified Lender, as
                                       described in the mortgage loan
                                       documentation, (ii) the LTV shall not
                                       exceed 75%, (iii) the combined debt
                                       service coverage ratio (i.e., based on
                                       the Whole Loan plus the mezzanine loan)
                                       is at least 1.10x using an 8% loan
                                       constant, and (iv) Lender receives from
                                       the new lender an acceptable
                                       intercreditor agreement.

---------------------------
1.   In addition to the Subordinate Debt indicated by Note 1-B1, Note 1-B2 and component B of Note 2 and the mezzanine debt, Note 1-A3, Note 1-A4 and component A of Note 2 do not receive principal payments until the Park
     Avenue Note 1-A1 Non-Trust Component and the Park Avenue Plaza Note 1-A2
     Trust Component have been paid in full. In the event of default, the Note
     1-A1, Note 1-A2, Note 1-A3, Note 1-A4 and component A of Note 2 receive all principal payments pro rata and pari passu until they have been paid in full.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       47

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

OTHER SIGNIFICANT MORTGAGE LOANS



====================================================================================================================================
                                          OTHER SIGNIFICANT MORTGAGE LOAN CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
NAME                                        PROPERTY TYPE      CUT-OFF DATE       PERCENT OF INITIAL         U/W       CUT-OFF DATE
                                                                 BALANCE         MORTGAGE POOL BALANCE     DSCR(1)        LTV(2)
------------------------------------------------------------------------------------------------------------------------------------

500 West Madison Street (A Note)                Office         $220,000,000               9.4%              1.29x(3)        59.5%(3)
------------------------------------------------------------------------------------------------------------------------------------
U-Store-It Portfolio IV                      Self Storage       $80,000,000               3.4               1.60            67.5
------------------------------------------------------------------------------------------------------------------------------------
270 Corporate Center                            Office          $74,000,000               3.2               1.20            79.1
------------------------------------------------------------------------------------------------------------------------------------
Magnolia Mall                                Regional Mall      $65,935,190               2.8               1.24            79.9
------------------------------------------------------------------------------------------------------------------------------------
La Playa Beach and Golf Resort                   Hotel          $62,430,875               2.7               1.64            63.7
------------------------------------------------------------------------------------------------------------------------------------
424 West 33rd Street                            Office          $53,849,117               2.3               1.30            76.9
------------------------------------------------------------------------------------------------------------------------------------
TAG Portfolio                                   Office          $53,400,000               2.3               1.37            75.5
====================================================================================================================================
TOTAL/WEIGHTED AVERAGE:                           -            $609,615,181              26.0%              1.36X           68.5%
====================================================================================================================================


---------------------------
1.   Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.
2.   Calculated based on Cut-Off Date Balance and the related or estimated appraised value.
3.   Based on 500 West Madison Street Mortgage Loan Combination (excluding the
     500 West Madison Street Non-Trust Loan).

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       48

                   [500 WEST MADISON STREET PICTURE OMITTED]

                             500 WEST MADISON STREET
                                   Chicago, IL

                   [500 WEST MADISON STREET PICTURES OMITTED]

                             500 WEST MADISON STREET
                                   Chicago, IL

                      [500 WEST MADISON STREET MAP OMITTED]

                             500 WEST MADISON STREET
                                   Chicago, IL

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

500 WEST MADISON STREET

Purpose:                                 Refinance

Cut-Off Date Balance (A Note Only):      $220,000,000(1)

Loan Per Square Foot:                    $151(1)

Interest Rate (A Note Only):             5.62611364%(2) per annum

Maturity Date:                           June 11, 2015

Original Term to Maturity:               10 years

Amortization:                            Interest Only

Sponsors:                                GE Pension Trust and Estein &
                                         Associates USA Ltd.

Property:                                Class A, 40-story office building
                                         aggregating 1,457,470 square feet with
                                         55-space executive parking garage. The
                                         ground floor is comprised of retail
                                         space.

Property Manager:                        MB Real Estate Services LLC

Location:                                Chicago, IL

Year Built:                              1987 (renovated 2000-2005)

Occupancy:                               67.9% (as of 6/1/2005)

---------------------------
1.   Based on the 500 West Madison Street Mortgage Loan and does not reflect the
     500 West Madison Street Non-Trust Loan.
2.   The Interest Rate applies to the 500 West Madison Street Mortgage Loan. The mortgage interest rate for the 500 West Madison Street B Note is
     6.66380000% and the weighted average interest rate for the entire 500 West
     Madison Street Loan Combination is 5.7320%.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       49

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

500 WEST MADISON STREET (CONT.)

Major Tenants(1):



                                                             Approx. % of                                          Ratings
Tenant                                     Square Feet       Base Rent(2)    Rent PSF(3)     Lease End Date      S&P/Fitch(4)
------                                     -----------       ------------    -----------     --------------      ------------

Citicorp North America, Inc.(5)              233,314             21.2%          $22.33          12/31/2012          AA-/AA+
GSA(6)                                        76,209             11.0%          $35.44           6/25/2006             NR
Bowne & Co. (7)                               72,513              6.4%          $21.85           1/31/2017(8)        B+/NR
SSA Global Technologies, Inc.                 75,781              4.3%          $14.07           3/31/2016(8)          NR
Bollinger, Ruberry & Garvey                   61,521              3.9%          $15.61          12/31/2015             NR


Rollover Schedule:



                        APPROXIMATE           AS % OF        CUMULATIVE      APPROXIMATE      AS % OF         CUMULATIVE %
                         EXPIRING             TOTAL         % OF TOTAL     EXPIRING BASE    TOTAL BASE         OF TOTAL
    YEAR                SQUARE FEET         SQUARE FEET      SQUARE FEET     REVENUES(2)     REVENUES(2)    BASE REVENUES (2)
    ----                -----------         -----------      -----------     -----------     -----------    -----------------

      2005(9)             5,650                 0.4%                0.4%      $  162,366           0.7%             0.7%
      2006               89,636                 6.2                 6.5%       3,071,286          12.5             13.1%
      2007               54,589                 3.7                10.3%       2,079,223           8.4             21.6%
      2008               88,568                 6.1                16.4%       2,854,920          11.6             33.2%
      2009               18,881                 1.3                17.7%         614,367           2.5             35.7%
      2010               24,882                 1.7                19.4%         559,311           2.3             37.9%
      2011                  253                 0.0                19.4%          73,000           0.3             38.2%
      2012              238,766                16.4                35.8%       5,321,939          21.6             59.8%
      2013               32,977                 2.3                38.0%         730,020           3.0             62.8%
      2014               99,758                 6.8                44.9%       2,245,516           9.1             71.9%
2015 and beyond         335,758                23.0                67.9%       6,913,454          28.1            100.0%
     Vacant             467,752                32.1               100.0%              --           --                --
-----------------    --------------        --------------   -------------  ----------------  ------------  ----------------------
     TOTAL            1,457,470               100.0%                         $24,625,402         100.0%


---------------------------
1.   Ranked by approximate percentage of total in-place underwritten base rent.
2.   The percentages of total base rents are based on in-place underwritten base rental revenue, giving full credit for any rent abatements.
3.   Reflects the average underwritten in-place base rent.
4.   Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.
5.   Citicorp North America, Inc., has two, 5-year renewal options and a one-time option to terminate their lease on December 31, 2007. If Citicorp
     North America, Inc., does not terminate its space, their rent will be adjusted to 95% of the then fair market rent. Citicorp North America, Inc subleases approximately 82,418 square feet.
6.   The GSA (U.S. General Services Administration) space consists of three leases for space occupied by three government agencies, the Department of
     Justice (DOJ) with 12,697 square feet expiring on June 30, 2006, the Small
     Business Administration with 27,746 square feet all of which expires April
     30, 2006 except for 1,765 square feet expiring May 31, 2006, and the Equal
     Employment Opportunity Commission (EEOC) with 35,766 square feet expiring
     June 25, 2006. The GSA leases include the right to terminate the EEOC and
     DOJ leases at any time. In addition, there may be other circumstances under which a government agency tenant may, without penalty, terminate it's lease, which may include the cessation of such agency's operations.
7.   Bowne & Co. subleases 35,861 square feet of its space and can reduce it's space by up to 14,500 square feet on January 31, 2007 and terminate it's space on January 31, 2012.
8.   SSA Global Technologies, Inc., and Bowne & Co. leases each provide for one,
     5-year renewal option.
9.   Includes any month-to-month tenants.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       50

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

500 WEST MADISON STREET (CONT.)

Appraised Value:                    $370,000,000 (as of 5/3/2005)

Cut-Off Date LTV:                   59.5%(1)

U/W NCF:                            $16,149,105(2)

Cut-Off Date U/W DSCR:              1.29x(3)

Ownership Interest:                 Fee

Reserves:                           Upfront deposits for TI/LC reserve of
                                    $27,269,029 ($25,000,000 for the rollover
                                    reserve and $2,269,029 for unfunded tenant
                                    obligations) into a leasing reserve account
                                    and upfront debt service reserve of
                                    $5,000,000 that will be used to cover any
                                    debt service shortfalls caused by either a
                                    reduction in rent or termination of space by
                                    Citicorp North America, Inc. If, on or after
                                    January 1, 2008, any two consecutive
                                    quarters the DSCR is equal to or in excess
                                    of 1.05x for any two consecutive quarters,
                                    lender may transfer all available funds in
                                    the debt service reserve account to the
                                    leasing reserve account. Springing reserves
                                    for taxes, insurance and capital
                                    expenditures upon event of default. Lease
                                    termination reserve for any termination
                                    payment of $50,000 or greater.

Lockbox:                            Hard

Prepayment/Defeasance:              Defeasance or prepayment with yield
                                    maintenance penalty permitted beginning two
                                    years after securitization. Prepayment
                                    without penalty permitted six months prior
                                    to scheduled maturity date.

Partial Release:                    None

B Note:                             $25,000,000 500 West Madison Street
                                    Non-Trust Loan, which will not be included
                                    in the LB-UBS 2005-C5 Trust.

---------------------------
1.   Based solely on the Cut-off Date Balance of 500 West Madison Street
     Mortgage Loan, without regard to the 500 West Madison Street Non-Trust
     Loan. The Cut-off Date LTV of the entire 500 West Madison Street Loan
     Combination is 66.2%.
2.   Reflects in-place underwritten net cashflow. Projected underwritten net cashflow based on certain lease-up assumptions applied to vacant square feet is $25,900,520 with a DSCR of 2.06x.
3.   Calculated based on in-place U/W NCF DSCR based on a weighted average interest rate of 5.7320% calculated on an actual/360 day basis. Based on in-place U/W NCF and interest-only payments for the entire 500 West Madison
     Street Loan Combination. DSCR for the 500 West Madison Street Mortgage Loan
     and does not take into account the 500 West Madison Street Non-Trust Loan.
     U/W NCF DSCR based on projected underwritten net cashflow for the entire
     500 West Madison Street Loan Combination is 1.82x.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       51

                   [U-STORE-IT PORTFOLIO IV PICTURES OMITTED]

                            U-STORE-IT PORTFOLIO IV
                                    Various

                      [U-STORE-IT PORTFOLIO IV MAP OMITTED]

                            U-STORE-IT PORTFOLIO IV
                                    Various

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

U-STORE-IT PORTFOLIO IV

Purpose:                           Refinance

Cut-Off Date Balance:              $80,000,000

Loan Per Square Foot:              $54

Interest Rate:                     5.1300% per annum

Maturity Date:                     8/11/2012

Original Term to Maturity:         7 years

Amortization:                      30 years(1)

Sponsor:                           U-Store-It Trust

Property:                          Portfolio of 24 self-storage facilities with
                                   an aggregate of 13,160 units containing
                                   approximately 1,469,753 square feet.

Property Manager:                  YSI Management LLC, an affiliate of the
                                   borrower

Location:                          Florida (5), Connecticut (8), California (3),
                                   Illinois (3), Maryland (1), Tennessee (1),
                                   Ohio (2) and Mississippi (1)

Year Built:                        1955 - 2003, Renovated 1997 - 2001, 2003(2)

Occupancy:                         86.9%(3) (as of 4/30/2005)

--------------------
1.   Interest only during first two years.
2.   Years noted for renovation relate to some but not all of the properties.
3.   Weighted average based on allocated loan amounts and square footage.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       52

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

U-STORE-IT PORTFOLIO IV (CONT.)

Appraised Value:                    $118,600,000(1) (as of 6/17/2005 through
                                    7/5/2005)

Cut-Off Date LTV:                   67.5%

U/W NCF:                            $8,384,665(2)

Cut-Off Date U/W DSCR:              1.60x(3)

Ownership Interest:                 Fee

Reserves:                           Ongoing for taxes and replacement reserves
                                    at (a) $18,370 per month or (b) following
                                    the release or substitution of a property,
                                    an amount based on $0.15 per square foot per
                                    annum times aggregate square footage of
                                    remaining improvements after release or
                                    substitution. Insurance reserves not
                                    required so long as the properties are
                                    covered under the sponsor's blanket
                                    insurance policy.

Lockbox:                            Springing Hard

Prepayment/Defeasance:              Defeasance beginning two years after
                                    securitization. Prepayment without penalty
                                    permitted three months prior to Maturity
                                    Date.

Release of Properties:              Yes

Substitution of Properties:         Permitted up to 33.3% of the original
                                    principal amount

---------------------------
1.   Aggregate of the appraised values for the 24 properties securing the loan.
2.   Reflects in-place underwritten net cashflow. Projected underwritten net cashflow of $8,695,543 is based on an assumption of an increase in the rental rate and occupancy rate per the borrower's budget for 2005.
3.   Calculated based on in-place underwritten net cashflow and annual debt constant of 6.5375% commencing year three. Underwritten DSCR based on projected underwritten net cashflow is 1.66x.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       53

                     [270 CORPORATE CENTER PICTURES OMITTED]

                              270 CORPORATE CENTER
                                 Germantown, MD

                     [270 CORPORATE CENTER PICTURES OMITTED]

                              270 CORPORATE CENTER
                                 Germantown, MD

                       [270 CORPORATE CENTER MAP OMITTED]

                              270 CORPORATE CENTER
                                 Germantown, MD

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 SIGNIFICANT MORTGAGE LOANS

270 CORPORATE CENTER

Purpose:                             Refinance

Cut-Off Date Balance:                $74,000,000

Loan Per Square Foot:                $165

Interest Rate:                       5.09% per annum

Maturity Date:                       7/11/2015

Original Term to Maturity:           9 years, 11 months

Amortization:                        Interest Only for the first three years and
                                     11 months, 30-year amortization thereafter

Sponsors:                            T. Richard Butera and Mark C. Matan

Property:                            Four Class A office buildings containing
                                     approximately 449,443 square feet

Location:                            Germantown, MD

Year Built:                          1986, 1987, 1991, 1995

Occupancy:                           95.8% (as of 5/20/2005)



                                                                Approx. %                      Lease           Ratings
Tenant                                       Square Feet      of Base Rent     Rent PSF       End Date        (S&P/Fitch)
------                                       -----------      ------------     --------       --------        -----------

General Services Administration (U.S.          85,804            15.8%          $16.63        11/30/2009         NR/NR
    Dept. of Energy)
Science Applications International             51,137            13.6%          $24.04         5/31/2007         A-/NR
    Corporation ("SAIC")
Telogy Networks, Inc.(1)                       38,930             9.0%          $20.83        12/31/2009         NR/NR
Digital Receiver Technology, Inc.(2)           33,155             8.5%          $23.07        12/31/2009         NR/NR


---------------------------
1.   Telogy Networks, Inc. leases two spaces at different rental rates. The Rent
     PSF indicated represents the total base rent divided by the combined Square
     Feet. Telogy Networks, Inc. subleases their space to Digital Receiver
     Technology, Inc.
2.   In addition to the space subleased from Telogy Networks, Inc., Digital
     Receiver Technology, Inc. leases 33,155 square feet directly (suites 400A,
     220 and 300). Digital Receiver Technology, Inc. thus occupies space aggregating 72,085 square feet at the mortgaged real property. Included in the 33,155 square feet that Digital Receiver Technology, Inc. leases directly, are multiple spaces that the tenant leases at different rental rates. The Rent PSF indicated represents the total base rent divided by the combined square feet.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       54

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                     SIGNIFICANT MORTGAGE LOANS
270 CORPORATE CENTER (CONT.)

Appraised Value:                 $93,500,000 (as of 6/18/2005)

Cut-Off Date LTV:                79.1%

U/W NCF:                         $5,755,458

Cut-Off Date U/W DSCR:           1.20x

Ownership Interest:              Fee

Reserves:                        Monthly reserves for real estate taxes,
                                 insurance, tenant improvements and leasing
                                 commissions, and capital expenditures.
                                 Additionally, the amount of $42,633 will be
                                 swept from excess cash flow and deposited into
                                 the TI/LC reserve account on a monthly basis.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted three months prior to Maturity Date.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       55

                        [MAGNOLIA MALL PICTURES OMITTED]

                                  MAGNOLIA MALL
                                  Florence, SC

                           [MAGNOLIA MALL MAP OMITTED]

                                 MAGNOLIA MALL
                                  Florence, SC

SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                    SIGNIFICANT MORTGAGE LOANS
MAGNOLIA MALL

Purpose:                        Refinance

Cut-Off Date Balance:           $65,935,190

Loan Per Square Foot:           $117(1)

Interest Rate:                  5.330% per annum

Maturity Date:                  7/11/2015

Original Term to Maturity:      10 years

Amortization:                   30 years

Sponsor:                        Pennsylvania Real Estate Investment Trust

Property:                       One-level regional shopping mall with
                                564,824(2) gross leasable area containing
                                approximately 3,140 parking spaces.

Property Manager:               PREIT Services LLC, an affiliate of the borrower

Location:                       Florence, SC

Year Built:                     1979 - 2002; renovated 2003

Overall Occupancy:              93.9% (as of 5/2/2005)

In-Line Occupancy:              83.1% (as of 5/2/2005)

Anchor Sales:                   Belk Department Store ($201 psf), JCPenney ($159
                                psf), Sears ($157 psf) (as of 12/31/2004)

In-Line Sales/SF:               $309(3)

In-Line Cost of Occupancy:      12.2%(3)

---------------------------
1.    Based on gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral.

2.   Reflects gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral. The collateral square footage is 554,217 square feet.

3.   In-line sales psf and in-line cost of occupancy percentage are based on the figures of comparable in-line tenants for the twelve months ending December
     31, 2004.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       56

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
MAGNOLIA MALL (CONT.)



                                                             Approx.        Approx. % Total      Lease          Ratings
Major Tenants:        Tenant(1)                            Square Feet         Square Feet      End Date      S&P/Fitch(2)
                      ---------                            -----------         -----------      --------      ------------

                      ANCHORS
                      Belk Department Store                  115,793              20.5%         1/31/2011         NR/NR
                      JCPenney                               104,107              18.4%         3/31/2007        BB+/BB+
                      Sears                                   91,164              16.1%        10/16/2009        BB+/BB
                                                            ---------             -----
                      TOTAL ANCHOR STORES                    311,064              55.1%

                      JUNIOR ANCHOR
                      Best Buy                                32,054               5.7%         1/31/2013         BBB/BBB

                      OTHER RETAIL AND IN-LINE TENANTS
                      NY & Co.                                 9,682               1.7%         9/30/2005          NR/NR
                      FootAction USA                           9,569               1.7%         1/31/2009          NR/NR
                      Limited Express                          7,239               1.3%         1/31/2012          BBB/NR
                      Charlotte Russe                          6,348               1.1%         7/31/2014          NR/NR
                      Gap                                      6,322               1.1%         6/30/2006         BBB-/BBB-
                                                            --------               ----
                      TOTAL                                   39,160               6.9%


---------------------------
1.   Ranked by square footage.

2.   Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       57

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
MAGNOLIA MALL (CONT.)

Rollover Schedule(1):


                                         APPROXIMATE                   CUMULATIVE    APPROXIMATE      AS % OF       CUMULATIVE
                                           EXPIRING    AS % OF TOTAL   % OF TOTAL      EXPIRING      TOTAL BASE     % OF TOTAL
                          YEAR           SQUARE FEET    SQUARE FEET    SQUARE FEET   BASE REVENUES    REVENUES     BASE REVENUES
                     ----------------   -------------   -----------    -----------   -------------   ----------    -------------

                          2005              17,071          8.4%          8.4%         $461,963         10.6%          10.6%
                          2006              14,985          7.4          15.8%          348,726          8.0           18.6%
                          2007              23,030         11.4          27.2%          574,738         13.2           31.8%
                          2008              10,052          5.0          32.1%          284,361          6.5           38.4%
                          2009              11,832          5.8          38.0%          263,772          6.1           44.4%
                          2010              17,833          8.8          46.8%          535,060         12.3           56.7%
                          2011                 216          0.1          46.9%           25,000          0.6           57.3%
                          2012              19,696          9.7          56.6%          426,319          9.8           67.1%
                          2013              32,444         16.0          72.6%          979,460         22.5           89.6%
                          2014              12,187          6.0          78.6%          243,580          5.6           95.2%
                     2015 and beyond         9,129          4.5          83.1%          207,562          4.8          100.0%
                        Vacant              34,305         16.9         100.0%            --              --            --
                     ----------------   -------------   -----------    -----------   -------------   ----------    -------------
                         TOTAL             202,780        100.0%                     $4,350,541        100.0%


Appraised Value:                $82,517,000 (as of 4/8/2005)

Cut-Off Date LTV:               79.9%

U/W NCF:                        $5,488,672

U/W NCF DSCR:                   1.24x

Ownership Interest:             Fee

Reserves:                       Tax and insurance (not required if insurance is
                                provided under borrower's blanket insurance
                                policy), replacement reserve and TI/LC reserve
                                (not required if balance in leasing reserve
                                account exceeds $840,000).

Lockbox:                        Hard

Prepayment/Defeasance:          Defeasance permitted beginning two years after
                                securitization. Prepayment without penalty
                                permitted three months prior to maturity date

------------
1. Rollover schedule for in-line space only. Based on May 5, 2005 borrower rent roll.
--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       58

                [LA PLAYA BEACH AND GOLF RESORT PICTURES OMITTED]
                         LA PLAYA BEACH AND GOLF RESORT
                                   Naples, FL

              [LA PLAYA BEACH AND GOLF RESORT LOCATION MAP OMITTED]
                         LA PLAYA BEACH AND GOLF RESORT
                                   Naples, FL

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
LA PLAYA BEACH AND GOLF RESORT

Purpose:                        Refinance

Cut-Off Date Balance:           $62,430,875

Loan Per Room:                  $330,322

Interest Rate:                  5.490% per annum

Maturity Date:                  7/11/2015

Original Term to Maturity:      10 years

Amortization:                   28 years

Sponsors:                       Collier Family Trust and Patrick Colee, as
                                trustee of the Colee Family Trust

Property:                       The La Playa Beach and Golf Resort property
                                consists of a full service hotel featuring 189
                                rooms, a gourmet restaurant, 11,665 sf meeting
                                space, 4 swimming pools, a spa and fitness
                                center, and use of the championship golf course
                                (although the golf course is not part of the
                                mortgaged property securing this Mortgage Loan).

Property Manager:               Westgroup Naples, L.P., an affiliate of the
                                borrower

Location:                       Naples, FL

Year Built:                     1962, 1985, 1989, 2001; renovated 2001 - 2002

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       59

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

LA PLAYA BEACH AND GOLF RESORT (CONT.)

Occupancy:                      66.2%(1) (TTM ending 3/31/2005)

ADR:                            $263.31(1) (TTM ending 3/31/2005)

RevPAR:                         $174.35(1) (TTM ending 3/31/2005)

Appraised Value:                $98,000,000(1) (as of 5/5/2005)

Cut-off Date LTV:               63.7%

U/W NCF:                        $7,169,635

U/W NCF DSCR:                   1.64x

Ownership Interest:             Fee

Reserves:                       Ongoing taxes, insurance, capital repairs and
                                replacements (including FF&E). The monthly
                                replacement account deposit has a floor of
                                $91,609.

Lockbox:                        Springing Soft

Prepayment/Defeasance:          Defeasance permitted beginning June 27, 2009.
                                Prepayment without penalty permitted four months
                                prior to Maturity Date.

---------------------------
1.   Average Occupancy, ADR and RevPar are for the trailing 12 month period ending 3/31/2005. Appraisal estimates the stability value will be
     $109,000,000 on or about June 1, 2008.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       60

                     [424 WEST 33RD STREET PICTURE OMITTED]
                              424 WEST 33RD STREET
                                  New York, NY

                   [424 WEST 33RD STREET LOCATION MAP OMITTED]
                              424 WEST 33RD STREET
                                  New York, NY

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

424 WEST 33RD STREET

Purpose:                        Refinance

Cut-Off Date Balance:           $53,849,117

Loan Per Square Foot:           $271

Interest Rate:                  5.800% per annum

Maturity Date:                  5/11/2014

Original Term to Maturity:      9 years

Amortization:                   30 years

Sponsor:                        W. James Tozer, Jr. and Raju L. Shah

Property:                       A 13 story pre-war office building with
                                penthouse and basement containing 198,428 square
                                feet of net rentable area. Includes 9,524 square
                                feet of ground floor retail and 10,820 square
                                feet of basement space.

Property Manager:               Newmark & Company Real Estate, Inc.

Location:                       New York, NY

Year Built:                     1913; Renovated 2002

Occupancy:                      98.2% (as of 5/25/2005)

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       61

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

424 WEST 33RD STREET (CONT.)



                                                               Approx.     Approx. % of                                  Ratings
Major Tenants:  Tenant(1)                                    Square Feet   Base Rent(2)  Rent PSF(3)   Lease End Date  S&P/Fitch(4)
                ---------                                    -----------   ------------  -----------   --------------  ------------

                Planned Parenthood                              103,071        60.3%        $35.10         2/28/2022        NR
                Hionis New York Flower Market                     7,752         3.6%        $27.86        11/30/2018        NR
                John Robert Powers                                5,672         3.4%        $36.41        11/12/2009        NR
                Rosemont Press                                   15,000         2.9%        $11.43         3/31/2007        NR
                Future Information Research Management, Inc.      5,464         2.6%        $28.33         1/31/2008        NR


Rollover Schedule:


                                        APPROXIMATE                  CUMULATIVE      APPROXIMATE       AS % OF        CUMULATIVE
                                          EXPIRING    AS % OF TOTAL  % OF TOTAL        EXPIRING       TOTAL BASE      % OF TOTAL
                         YEAR           SQUARE FEET    SQUARE FEET   SQUARE FEET   BASE REVENUES(5)   REVENUES(5)   BASE REVENUES(5)
                    ----------------   -------------   -----------   -----------   ----------------   -----------   ----------------

                         2005                   0          0.0%         0.0%                 $0           0.0%            0.0%
                         2006               6,049          3.0          3.0%            171,892           2.9             2.9%
                         2007              27,767         14.0         17.0%            509,730           8.5            11.4%
                         2008              20,378         10.3         27.3%            705,078          11.7            23.1%
                         2009              20,009         10.1         37.4%            597,402           9.9            33.0%
                         2010               8,064          4.1         41.5%            133,352           2.2            35.3%
                         2011                   0          0.0         41.5%                  0           0.0            35.3%
                         2012               1,772          0.9         42.4%             53,160           0.9            36.1%
                         2013                   0          0.0         42.4%                  0           0.0            36.1%
                         2014                   0          0.0         42.4%                  0           0.0            36.1%
                    2015 and beyond       110,823         55.9         98.2%          3,833,921          63.9           100.0%
                       Vacant               3,566          1.8        100.0%              --               --             --
                    ----------------   -------------   -----------   -----------   ----------------   -----------   ----------------
                        TOTAL             198,428        100.0%                      $6,004,534         100.0%


---------------------------
1.   Ranked by approximate percentage of total underwritten base rent.
2.   The percentages of total base rents are based on underwritten base rental revenues.
3.   Reflects underwritten base rent.
4.   NR means not rated.
5.   Based on underwritten base rental revenues.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       62

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

424 WEST 33RD STREET (CONT.)

Appraised Value:                $70,000,000 (as of 3/1/2005)

Cut-Off Date LTV:               76.9%

U/W NCF:                        $4,936,637

U/W NCF DSCR:                   1.30x

Ownership Interest:             Fee

Reserves:                       Ongoing for TILC(1), taxes, insurance(2) and
                                replacement reserve.

Lockbox:                        Hard

Prepayment/Defeasance:          Prepayment with yield maintenance permitted
                                after May 9, 2009. Prepayment without penalty
                                permitted three months prior to scheduled
                                maturity date.

Partial Release:                Yes

Purchase Option:                Yes

---------------------------
1.   The 424 West 33rd Street Borrower is required to make monthly escrow deposits of $8,333 into a leasing reserve account. In addition, the 424
     West 33 Street Borrower is required to deposit certain termination payments paid by tenants (other than termination payments of less than $50,000 made with respect to leases accounting for less than a specified square footage and percentage of rental income) into the leasing reserve account.
2.   The 424 West 33rd Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, monthly insurance escrows shall not be required as long as the insurance coverage is provided under blanket insurance policies and there is on deposit in the tax and insurance account, in addition to amounts required for the payment of taxes, an amount equal to 25% of the annual premiums under the blanket policy that are allocable to the property, as reasonably determined by the lender.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       63

                        [TAG PORTFOLIO PICTURES OMITTED]
                                 TAG PORTFOLIO
                                    Various

                      [TAG PORTFOLIO LOCATION MAP OMITTED]
                                 TAG PORTFOLIO
                                    Various

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TAG PORTFOLIO

Purpose:                        Acquisition

Cut-Off Date Balance:           $53,400,000

Loan Per Square Foot:           $132

Interest Rate:                  5.335% per annum

Maturity Date:                  8/11/2011

Original Term to Maturity:      6 years

Amortization:                   Interest Only

Sponsor:                        Alter Asset Management, L.L.C. and Heitman
                                Capital Management

Property:                       Portfolio of two properties consisting of three
                                Class A office buildings with an aggregate of
                                404,524 net rentable square feet.

Property Manager:               Alter Asset Management, L.L.C.

Location:                       Downers Grove, IL (Corridors I & Corridors II);
                                Dulles, VA (Loudoun II)

Year Built:                     1998, 1999 (Corridors I & Corridors II); 2000
                                (Loudoun II)

Occupancy:                      86.9%(1) (as of 7/28/2005)

----------------------
1.   Weighted average based on allocated loan amounts.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       64

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TAG PORTFOLIO (CONT.)



                                                            Approx.      Approx. % of                                    Ratings
Major Tenants:      Tenant(1)                             Square Feet    Base Rent(2)   Rent PSF(3)   Lease End Date   S&P/Fitch(4)
                    ---------                             -----------    ------------   -----------   --------------   ------------

                    American InterContinental University     116,345         31.2%         $15.68        12/31/2014          NR
                    MCI WorldCom Communications               87,685         21.3%         $14.20         2/29/2008         B+/B
                    Lucent Technologies(5)                    33,638         10.3%         $17.88         8/31/2006         B/B
                    Alcatel USA Sourcing, L.P.                19,911          7.8%         $22.94         9/30/2010        BB/BB
                    Finance America                           30,851          7.7%         $14.50         9/14/2013          NR


Rollover Schedule:


                                      APPROXIMATE      AS % OF      CUMULATIVE %   APPROXIMATE         AS % OF     CUMULATIVE % OF
                                        EXPIRING        TOTAL        OF TOTAL        EXPIRING        TOTAL BASE         TOTAL
                         YEAR         SQUARE FEET    SQUARE FEET    SQUARE FEET   BASE REVENUES(6)   REVENUES(6)   BASE REVENUES(6)
                    ---------------   -----------    -----------    -----------   ----------------   -----------   ----------------

                         2005                  0           0.0%          0.0%                $0            0.0%            0.0%
                         2006             33,638           8.3           8.3%           601,447           10.3            10.3%
                         2007             11,730           2.9          11.2%           203,131            3.5            13.8%
                         2008             95,836          23.7          34.9%         1,370,245           23.5            37.2%
                         2009             18,726           4.6          39.5%           313,391            5.4            42.6%
                         2010             32,001           7.9          47.4%           733,412           12.6            55.2%
                         2011              6,075           1.5          48.9%           153,740            2.6            57.8%
                         2012              8,310           2.1          51.0%           193,208            3.3            61.1%
                         2013             30,851           7.6          58.6%           447,340            7.7            68.8%
                         2014            116,345          28.8          87.4%         1,823,894           31.2           100.0%
                    2015 and beyond            0           0.0          87.4%                 0            0.0           100.0%
                        Vacant            51,012          12.6         100.0%             -                 -               -
                    ---------------     --------         -----         ------        ----------          -----           -----
                        TOTAL            404,524         100.0%                      $5,839,806          100.0%


--------------------
1.   Ranked by approximate percentage of total underwritten base rent.
2.   The percentages of total base rents are based on underwritten base rental revenues.
3.   Reflects U/W base rent.
4.   Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.
5.   Lucent Technologies has subleased its entire space to Accredited Home
     Lenders.
6.   Based on underwritten base rental revenues.

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       65

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TAG PORTFOLIO (CONT.)

Appraised Value:                $70,700,000 (as of 5/13/2005 - 5/20/2005)

Cut-Off Date LTV:               75.5%

U/W NCF:                        $3,966,699

U/W NCF DSCR:                   1.37x

Ownership Interest:             Fee

Reserves:                       Ongoing for taxes, capital expenditures and
                                TI/LCs. Upfront reserves aggregating $2,386,625
                                for tenant related matters.

Lockbox:                        Hard

Prepayment/Yield Maintenance:   Yield Maintenance beginning two years after
                                securitization. Prepayment without penalty
                                permitted three months prior to maturity date.

Partial Release:                Yes

Purchase Option:                Yes

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       66

INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TOP TEN LOANS


===================================================================================================================================
                                                   TOP TEN LOAN CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT OF
                                                                                        INITIAL
                                             PROPERTY      NUMBER OF   CUT-OFF DATE     MORTGAGE    U/W       CUT-OFF        S&P/
NAME                                            TYPE      PROPERTIES      BALANCE         POOL     DSCR(1)   DATE LTV(2)   FITCH(3)
-----------------------------------------------------------------------------------------------------------------------------------

200 Park Avenue (Note A2)                      Office          1        $285,131,898       12.2%    1.65x(4)    45.9%(4)     A-/A-
-----------------------------------------------------------------------------------------------------------------------------------
Providence Place                            Regional Mall      1         273,600,000       11.7     1.72        51.8       BBB+/BBB
-----------------------------------------------------------------------------------------------------------------------------------
500 West Madison Street (Note A)               Office          1         220,000,000        9.4     1.29(5)     59.5(5)       NR
-----------------------------------------------------------------------------------------------------------------------------------
Courtyard by Marriott Portfolio (Note A2)       Hotel         64         177,900,000        7.6     1.67(6)     55.7(6)     A-/A-
-----------------------------------------------------------------------------------------------------------------------------------
U-Store-It Portfolio IV                     Self Storage      24          80,000,000        3.4     1.60        67.5          NR
-----------------------------------------------------------------------------------------------------------------------------------
270 Corporate Center                           Office          1          74,000,000        3.2     1.20        79.1          NR
-----------------------------------------------------------------------------------------------------------------------------------
Magnolia Mall                               Regional Mall      1          65,935,190        2.8     1.24        79.9          NR
-----------------------------------------------------------------------------------------------------------------------------------
La Playa Beach and Golf Resort                  Hotel          1          62,430,875        2.7     1.64        63.7          NR
-----------------------------------------------------------------------------------------------------------------------------------
424 West 33rd Street                           Office          1          53,849,117        2.3     1.30        76.9          NR
-----------------------------------------------------------------------------------------------------------------------------------
TAG Portfolio                                  Office          2          53,400,000        2.3     1.37        75.5          NR
===================================================================================================================================
TOTAL/WEIGHTED AVERAGE:                           -           97      $1,346,247,080       57.4%    1.53X       58.6%         -
===================================================================================================================================


---------------------
1.   Calculated based on underwritten net cashflow and debt service constant or interest rate, as applicable.
2.   Calculated based on Cut-Off Date Balance and the related appraised value.
3.   S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.
4.   Based on the entire 200 Park Avenue Loan Combination (excluding the 200
     Park Avenue Note A1 Junior Non-Trust Component).
5.   Based on 500 West Madison Street Mortgage Loan Combination (excluding the
     500 West Madison Street Non-Trust Loan).
6.   Based on the entire Courtyard by Marriott Portfolio Loan Combination
     (excluding the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Component and the Courtyard by Marriott Portfolio Note B Non-Trust Loan).

--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       67

--------------------------------------------------------------------------------
                                                       INVESTOR REPORTING

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

INVESTOR REPORTING
--------------------------------------------------------------------------------
                                                              INVESTOR REPORTING

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information.
Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:



      NAME OF REPORT                                                  DESCRIPTION (INFORMATION PROVIDED)
    ==============================================================================================================================

  1   Distribution Date Statements                                    Principal and interest distributions, principal balances

  2   Mortgage Loan Status Report                                     Portfolio stratifications

  3   Comparative Financial Status Report                             Revenue, NOI, DSCR to the extent available

  4   Delinquent Loan Status Report                                   Listing of delinquent Mortgage Loans

  5   Historical Loan Modification & Corrected Mortgage Loan Report   Information on modified Mortgage Loans

  6   Historical Liquidation Report                                   Net liquidation proceeds and realized losses

  7   REO Status Report                                               NOI and value of REO

  8   Servicer Watch List                                             Listing of loans in jeopardy of becoming specially serviced

  9   Loan Payoff Notification Report                                 Listing of loans that have given notice of intent to payoff


--------------------------------------------------------------------------------
[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                                       68

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION II,

                                  THE DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of
Distribution."



-------------------------------------------------------------   ---------------------------------------------------------------
                  THE OFFERED CERTIFICATES:                                            THE TRUST ASSETS:

The offered certificates will be issuable in series. Each        The assets of each of our trusts will include--
series of offered certificates will--
                                                                 o    mortgage loans secured by first and junior liens on, or
o    have its own series designation,                                 security interests in, various interests in commercial
o    consist of one or more classes with various payment              and multifamily real properties,
     characteristics,                                            o    mortgage-backed securities that directly or indirectly
o    evidence beneficial ownership interests in a trust               evidence interests in, or are directly or indirectly
     established by us, and                                           secured by, those types of mortgage loans, or
o    be payable solely out of the related trust assets.          o    some combination of those types of mortgage loans and
                                                                      mortgage-backed securities.
No governmental agency or instrumentality will insure or
guarantee payment on the offered certificates. Neither we        Trust assets may also include letters of credit, surety
nor any of our affiliates are responsible for making             bonds, insurance policies, guarantees, reserve funds,
payments on the offered certificates if collections on the       guaranteed investment contracts, interest rate exchange
related trust assets are insufficient.                           agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and
                                                                 agreements.
-------------------------------------------------------------   ---------------------------------------------------------------


     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 15, 2005.

                                                                            PAGE
                                                                            ----

                                       2

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street,
N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Structured Asset
Securities Corporation II, 745 Seventh Avenue, New York, New York 10019. Our
main telephone number is 212-526-7000.

                                       3

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.  We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS........  In general, a pooling and servicing agreement or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o  the creation of and transfer of assets to
                                    the related trust, and

                                 o  the servicing and administration of those
                                    assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust
                                 relating to each series of offered
                                 certificates. In addition, we will transfer or
                                 arrange for the transfer of the initial trust
                                 assets to that trust.

                                       4

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o  a master servicer that will generally be
                                    responsible for performing customary
                                    servicing duties with respect to those
                                    mortgage loans that are not defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect, and

                                 o  a special servicer that will generally be
                                    responsible for servicing and administering
                                    those mortgage loans that are defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect and real estate assets
                                    acquired as part of the related trust with
                                    respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."
CHARACTERISTICS OF THE
MORTGAGE ASSETS................  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o  rental or cooperatively-owned buildings with
                                    multiple dwelling units;

                                 o  retail properties related to the sale of
                                    consumer goods and other products, or
                                    related to providing entertainment,
                                    recreational or personal services, to the
                                    general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                       5

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o  manufactured housing communities, mobile
                                    home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that is fixed over
                                    its term, that resets on one or more
                                    specified dates or that otherwise adjusts
                                    from time to time;

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that may be converted
                                    at the borrower's election from an
                                    adjustable to a fixed interest rate or from
                                    a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o  may provide for level payments to stated
                                    maturity, for payments that reset in amount
                                    on one or more specified dates or for
                                    payments that otherwise adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of specified events;

                                 o  may be fully amortizing or, alternatively,
                                    may be partially amortizing or
                                    nonamortizing, with a substantial payment of
                                    principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium,
                                    fee or charge in connection with those
                                    prepayments;

                                       6

                                 o  may permit defeasance and the release of
                                    real property collateral in connection with
                                    that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, bi-monthly, quarterly,
                                    semi-annually, annually or at some other
                                    interval; and/or

                                 o  may have two or more component parts, each
                                    having characteristics that are otherwise
                                    described in this prospectus as being
                                    attributable to separate and distinct
                                    mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool,
                                 by balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus
                                 supplement, no governmental agency or
                                 instrumentality will guarantee or insure
                                 repayment of any of the mortgage loans
                                 underlying a series of offered certificates.
                                 See "Description of the Trust Assets--Mortgage
                                 Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o  the security has been registered under the
                                    Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                       7

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or
                                 exceed the initial total outstanding principal
                                 balance of the related series of certificates.
                                 In the event that the total outstanding
                                 principal balance of the related mortgage
                                 assets initially delivered by us to the
                                 related trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for
                                 the deposit of cash or liquid investments on
                                 an interim basis with the related trustee to
                                 cover the shortfall. For 90 days following the
                                 date of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments
                                 if we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall,
                                 any of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.....  If so specified in the related prospectus supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o  cash that would be applied to pay down the
                                    principal balances of certificates of that
                                    series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply
                                 collections on the mortgage assets underlying
                                 a series of offered certificates to acquire
                                 new mortgage loans or mortgage-backed
                                 securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                       8

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus
                                 supplement, a certificateholder of a series of
                                 certificates that includes offered
                                 certificates may exchange the certificates it
                                 holds for one or more of the mortgage loans or
                                 mortgage-backed securities constituting part
                                 of the mortgage pool underlying those
                                 certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o  interest on a principal balance or notional
                                    amount, at a fixed, variable or adjustable
                                    pass-through rate;

                                 o  specified, fixed or variable portions of the
                                    interest, principal or other amounts
                                    received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of
                                    interest;

                                 o  payments of interest, with disproportionate,
                                    nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only
                                    after the occurrence of specified events,
                                    such as the payment in full of the interest
                                    and principal outstanding on one or more
                                    other classes of certificates of the same
                                    series;

                                 o  payments of principal to be made, from time
                                    to time or for designated periods, at a rate
                                    that is--

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,

                                   than the rate at which payments or other
                                   collections of principal are received on the
                                   related mortgage assets;

                                 o  payments of principal to be made, subject to
                                    available funds, based on a specified
                                    principal payment schedule or other
                                    methodology; or

                                 o  payments of all or part of the prepayment or
                                    repayment premiums, fees and charges, equity
                                    participations payments or other similar
                                    items received on the related mortgage
                                    assets.

                                 Any class of offered certificates may be
                                 senior or subordinate to one or more other
                                 classes of certificates of the same series,
                                 including a non-offered class of certificates
                                 of that series, for purposes of some or all
                                 payments and/or allocations of losses.

                                       9

                                 A class of offered certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See
                                 "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE AND
CURRENCY RELATED PROTECTION FOR
THE OFFERED CERTIFICATES.......  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the
                                    funds and accounts established with respect
                                    to those offered certificates will be
                                    invested at a specified rate;

                                 o  interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements and arrangements designed to
                                    reduce the effects of interest rate
                                    fluctuations on the related mortgage assets
                                    or on one or more classes of those offered
                                    certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate
                                    fluctuations with respect to the related
                                    mortgage assets and one or more classes of
                                    those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o  delinquent scheduled payments of principal
                                    and/or interest, other than balloon
                                    payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o  any other items specified in the related
                                    prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on
                                 the related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of
                                 the Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o  all the mortgage assets in any particular
                                    trust, thereby resulting in a termination of
                                    the trust, or

                                 o  that portion of the mortgage assets in any
                                    particular trust as is necessary or
                                    sufficient to retire one or more classes of
                                    offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME TAX
CONSEQUENCES...................  Any class of offered certificates will constitute or evidence ownership of:

                                 o  regular interests or residual interests in a
                                    real estate mortgage investment conduit
                                    under Sections 860A through 860G of the
                                    Internal Revenue Code of 1986; or

                                 o  interests in a grantor trust under Subpart E
                                    of Part I of Subchapter J of the Internal
                                    Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS...........  If you are a fiduciary or any other person investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to

                                       11

                                 a transaction that is prohibited under the
                                 Employee Retirement Income Security Act of
                                 1974, as amended, or the Internal Revenue Code
                                 of 1986. See "ERISA Considerations."

LEGAL INVESTMENT...............  If your investment authority is subject to legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your

                                       15

offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.
If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

                                       16

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

                                       17

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                                       18

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

                                       19

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

                                       20

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might

                                       21

have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                       22

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     Under certain circumstances, a bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A
REAL PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's

                                       23

rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional -- and perhaps significantly additional -- delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules. See "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" and
"--Foreclosure--Anti-Deficiency Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was

                                       24

responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

                                       25

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

                                       26

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer)
will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                       27

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

                                       28

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          taxpayers, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

                                       29

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

                                       31

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

                                       33

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

                                       34

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

                                       35

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

                                       36

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

                                       37

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

                                       38

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

                                       39

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

                                       40

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

                                       41

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

                                       42

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

                                       43

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

                                       44

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                       45

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

                                       46

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                       47

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related

                                       48

property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                       49

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

                                       50

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                       51

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o    acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o    acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o    acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York,
New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

                                       60

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                       61

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                       62

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for
so long as they are participants in DTC.

                                       63

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                       64

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                       65

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                                       66

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

                                       67

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

                                       68

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

                                       69

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

                                       70

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

                                       71

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                                       72

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
662/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee

                                       73

for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related
Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered

                                       74

certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than
51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal.
Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       75

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

                                       76

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       77

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

                                       78

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                       79

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       80

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

                                       81

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are

                                       82

given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien

                                       83

on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

                                       84

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure a loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

                                       85

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

                                       86

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions

                                       87

may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                                       88

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                                       89

                         FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

                                       90

     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate

                                       91

investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal
Revenue Code. Any holders of REMIC

                                       92

regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to
1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer

                                       93

than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in

                                       94

the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be

                                       95

a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses may be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal

                                       96

of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

                                       97

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual

                                       98

certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

                                       99

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the

                                      100

limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                      101

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a

                                      102

transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

                                      103

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

                                      104

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A

                                      105

constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

                                      106

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

                                      107

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of

                                      108

a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

                                      109

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

     will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

                                      110

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

                                      111

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

                                      112

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

                                      113

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

                                      114

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

                                      115

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue
Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market

                                      116

discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with

                                      117

respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the

                                      118

taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

                                      119

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      120

                              ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both
Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

                                      121

          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

                                      122

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts,
          and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc.
          or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

                                      123

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                      124

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as
"commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

                                      125

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

                                      126

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft LLP;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                      127

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      128

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

                                      129

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      130

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      131

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS05C5.XLS." The spreadsheet file "LBUBS05C5.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing Under the Series 2005-C5 Pooling and Servicing
  Agreement ...........................................................    S-171
Servicing of the 200 Park Avenue Loan Combination and the
  Courtyard by Marriott Portfolio Loan Combination ....................    S-203
Servicing of the 1345 Avenue of the Americas Loan Combination

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX A-5--Certain Monetary Terms of the Underlying Mortgage
  Loans ...............................................................     A-5
ANNEX A-6--Certain Information Regarding Reserves .....................     A-6
ANNEX B--Certain Information Regarding Multifamily Properties .........       B
ANNEX C-1--Price/Yield Tables .........................................     C-1
ANNEX C-2--Decrement Tables ...........................................     C-2
ANNEX D--Form of Distribution Date Statement ..........................       D
ANNEX E--Reference Rate Schedule ......................................       E
ANNEX F--Class A-AB Planned Principal Balance Schedule ................       F
ANNEX G--Global Clearance and Tax Documentation Procedures ............       G
ANNEX H--Additional Summary Information on the Transaction ............       H
                          PROSPECTUS
Important Notice About the Information Presented in this

      Until November 16, 2005, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus.
This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================

                                 $2,197,564,000
                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                            MORTGAGE TRUST 2005-C5

                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2005-C5

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB,
                       CLASS A-4, CLASS A-1A, CLASS A-M,
                 CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E,
                             CLASS F AND CLASS X-CP

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                                LEHMAN BROTHERS

                              UBS INVESTMENT BANK

                                AUGUST 15, 2005

===============================================================================